As filed with the Securities and Exchange Commission on January 6, 2025
Registration No. 333-284038

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1
to
FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

READY CAPITAL CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Maryland (State or Other Jurisdiction of Incorporation or Organization)	6798 (Primary Standard Industrial Classification Code Number)	90-0729143 (I.R.S. Employer Identification Number)

1251 Avenue of the Americas, 50th Floor
New York, NY 10020
(212) 257-4600
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Thomas E. Capasse
Chairman, Chief Executive Officer and Chief Investment Officer
Ready Capital Corporation
1251 Avenue of the Americas, 50th Floor
New York, NY 10020
Tel: (212) 257-4600
(Address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Michael J. Kessler David E. Brown, Jr. Alston & Bird LLP 90 Park Avenue New York, New York 10016 (212) 210-9400	James P. Kenney Chief Executive Officer, Chief Compliance Officer and Managing Trustee United Development Funding IV 2201 W Royal Lane, Suite 240 Irving, Texas 75063 (800) 859-9338	Stephen I. Glover, Esq. Evan M. D’Amico, Esq. James O. Springer, Esq. Gibson, Dunn & Crutcher LLP 1700 M Street NW Washington, D.C. 20037 (202) 955-8500

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement is declared effective and upon the satisfaction or waiver of all other conditions to consummation of the merger described herein.
If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.   ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.   ☐
If applicable, please an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:
Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)   ☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)   ☐
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

DATED JANUARY 6, 2025
PROXY STATEMENT/PROSPECTUS
MERGER PROPOSED — YOUR VOTE IS VERY IMPORTANT
To the Shareholders of United Development Funding IV:
The board of trustees (the “Trust Board”) of United Development Funding IV, a Maryland real estate investment trust (the “Trust”), acting upon the recommendation of a special transaction committee of the independent trustee members of the Trust Board (the “Special Committee”), has unanimously approved the Trust’s entry into an Agreement and Plan of Merger, dated as of November 29, 2024 (as such agreement may be amended or modified from time to time, the “Merger Agreement”), by and among the Trust, Ready Capital Corporation, a Maryland corporation (“Ready Capital”), and RC Merger Sub IV, LLC, a Delaware limited liability company and a wholly owned subsidiary of Ready Capital (“Merger Sub”).
Pursuant to the Merger Agreement, the Trust will, subject to the satisfaction of the closing conditions set forth in the Merger Agreement, merge with and into Merger Sub (the “Merger”), with Merger Sub continuing as the surviving company and a wholly owned subsidiary of Ready Capital.
The closing of the Merger will occur as promptly as practicable following satisfaction of all closing conditions set forth in the Merger Agreement. Either Ready Capital or the Trust may terminate the Merger Agreement if the closing of the Merger has not occurred by April 15, 2025, subject to an automatic extension in certain circumstances. Upon completion of the Merger, Ready Capital will continue to operate under the “Ready Capital Corporation” name and its shares of common stock, par value $0.0001 per share (“Ready Capital Common Stock”), will continue to trade on the New York Stock Exchange under the symbol “RC.”
Pursuant to the terms and subject to the conditions of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each outstanding common share of beneficial interest, par value $0.01 per share, of the Trust (“Common Shares”), excluding any Common Shares held by the Trust, Ready Capital, Merger Sub or their subsidiaries, will be automatically cancelled and retired and converted into the right to receive (i) 0.416 shares of Ready Capital Common Stock (the “Exchange Ratio”), (ii) 0.416 contingent value rights (“CVRs”) representing the potential right to receive additional shares of Ready Capital Common Stock following the end of each of the four periods (“CVR Accrual Periods”) following the Effective Time (commencing with the period beginning October 1, 2024 and ending December 31, 2025 and each of the three subsequent calendar years) based upon the cash proceeds received in respect of a portfolio of five Trust loans during each of the CVR Accrual Periods, and (iii) cash consideration in lieu of any fractional shares of Ready Capital Common Stock (based upon the average of the volume weighted average prices of one share of Ready Capital Common Stock for the five consecutive trading days immediately prior to the Effective Time) (collectively, the “Merger Consideration”).
Each restricted stock unit granted by the Trust payable in whole or in part in Common Shares, or the value of which is determined with reference to Common Shares, whether vested or unvested, and which is outstanding immediately prior to the Effective Time (the “RSUs”) will automatically vest and be cancelled immediately prior to the Effective Time. Each holder of a RSU will receive (i) a number of shares of Ready Capital Common Stock and CVRs equal to the product of, in each case, (a) the total number of Common Shares subject to such award of RSUs as of immediately prior to the Effective Time (assuming such RSU is fully vested) and (b) the Exchange Ratio, and (ii) cash consideration in lieu of any fractional shares of Ready Capital Common Stock (as described above).
Based on the number of Common Shares outstanding on the close of business on January 6, 2025, the record date for the Special Meeting (defined below), and the Exchange Ratio, Ready Capital expects (i) approximately 12.8 million shares of Ready Capital Common Stock and (ii) approximately 12.8 million CVRs will be issued in connection with the Merger.
The Trust will hold a special meeting of its shareholders over the Internet on March 4, 2025 at 11:00 a.m., Eastern Time (the “Special Meeting”). At the Special Meeting, the Trust’s shareholders will be asked to consider and vote on a proposal to approve the Merger and the other transactions contemplated by the Merger Agreement (the “Merger Proposal”).
The Trust Board, acting upon the recommendation of the Special Committee, has unanimously (i) determined that the Merger and the other transactions contemplated by the Merger Agreement and other related transaction documentation (collectively, the “Transactions” and, such documentation for the

Transactions collectively, the “Transaction Documents”) are in the best interests of the Trust and its shareholders, (ii) adopted, authorized and approved the Transactions and the execution and performance of Transaction Documents and (iii) directed that the Merger Proposal be submitted to the holders of Common Shares for their approval at the Special Meeting. The Trust Board unanimously recommends that the Trust’s shareholders vote “FOR” the Merger Proposal. Pursuant to Maryland law and the Trust’s organizational documents, only those matters included in the notice of the Special Meeting may be considered and voted upon at the Special Meeting.
Whether or not you plan to virtually attend the Special Meeting, to make sure that your Common Shares are represented at the Special Meeting, please complete, date, sign and return, as promptly as possible, the enclosed proxy card in the accompanying reply envelope or authorize a proxy to vote your shares through the Internet by using the Internet address on the enclosed proxy card or by telephone using the toll-free number on the enclosed proxy card. If you authorize a proxy to vote your Common Shares through the Internet or by telephone, you will be asked to provide the company number and control number from the enclosed proxy card. This will not prevent you from voting online at the Special Meeting but will assure that your vote will be counted if you are unable to attend the Special Meeting online. If you attend and vote at the Special Meeting virtually over the Internet, your vote by ballot will revoke any proxy previously submitted. If you have any questions or require any assistance with voting, please call the Trust’s proxy solicitor:
Innisfree M&A Incorporated
Shareholders may call (877) 750-9496 (toll-free from the U.S. and Canada) or
+1 (412) 232-3561 (from other countries)
Banks and Brokers may call collect (212) 750-5833
This proxy statement/prospectus provides detailed information about the Special Meeting, the Merger Agreement, the other Transactions contemplated by the Merger Agreement and other related matters. A copy of the Merger Agreement is included as Annex A to this proxy statement/prospectus. We encourage you to read this proxy statement/prospectus, the Merger Agreement and the other annexes to this proxy statement/prospectus carefully and in their entirety. In particular, you should carefully consider the discussion in “Risk Factors” beginning on page 26. You may also obtain more information about Ready Capital from the documents it files with the Securities and Exchange Commission (the “SEC”).
Your vote is very important, regardless of the number of Common Shares you own.
Thank you in advance for your continued support.
Sincerely,
James P. Kenney
Chief Executive Officer, Chief Compliance Officer and Managing Trustee
United Development Funding IV
Neither the SEC nor any state securities regulatory commission or agency has approved or disapproved of the securities to be issued in connection with the Merger or passed upon the adequacy or accuracy of this proxy statement/prospectus. Any representation to the contrary is a criminal offense.
This proxy statement/prospectus is dated January 6, 2025 and is first being mailed to the shareholders of the Trust on or about January 9, 2025.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING OF THE TRUST’S SHAREHOLDERS TO BE HELD ON MARCH 4, 2025.
The proxy statement/prospectus is available at www.UDFIVReadyCapMerger.com.

UNITED DEVELOPMENT FUNDING IV
2201 W Royal Lane, Suite 240
Irving, Texas 75063
NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON MARCH 4, 2025
NOTICE IS HEREBY GIVEN that a special meeting of shareholders of United Development Funding IV, a Maryland real estate investment trust (the “Trust”), will be held over the Internet on March 4, 2025 at 11:00 a.m., Eastern Time (the “Special Meeting”), for the following purpose:
1.
to consider and vote on a proposal to approve the merger (the “Merger”) of the Trust with and into RC Merger Sub IV, LLC, a Delaware limited liability company (“Merger Sub”) and a wholly owned subsidiary of Ready Capital Corporation, a Maryland corporation (“Ready Capital”), pursuant to that certain Merger Agreement, dated as of November 29, 2024 (as amended or modified from time to time, the “Merger Agreement”), by and among Ready Capital, Merger Sub and the Trust, a copy of which is attached as Annex A to the proxy statement/prospectus accompanying this notice, and the other transactions contemplated by the Merger Agreement.

The Trust will not transact any other business at the Special Meeting or any postponement or adjournment thereof. Please refer to the attached proxy statement/prospectus for further information with respect to the business to be transacted at the Special Meeting. The board of trustees of the Trust (the “Trust Board”) has fixed the close of business on January 6 as the record date (the “Record Date”) for the determination of the Trust’s shareholders entitled to notice of, and to vote at, the Special Meeting or any postponement or adjournment thereof. Accordingly, only shareholders at the close of business on the Record Date are entitled to notice of, and to vote at, the Special Meeting and any postponement or adjournment thereof.
The Trust Board, acting upon the recommendation of a special transaction committee of the independent trustee members of the Trust Board (the “Special Committee”), has unanimously (i) determined that the Merger and the other transactions contemplated by the Merger Agreement and other related transaction documentation (collectively, the “Transactions” and, such documentation for the Transactions collectively, the “Transaction Documents”) are in the best interests of the Trust and its shareholders, (ii) adopted, authorized and approved the Transactions and the execution and performance of Transaction Documents and (iii) directed that the Merger Proposal be submitted to the holders of the Trust’s common shares of beneficial interest, par value $0.01 per share (the “Common Shares”) for their approval at the Special Meeting. The Trust Board unanimously recommends that the Trust’s shareholders vote “FOR” the Merger Proposal.
Your vote is very important, regardless of the number of Common Shares you own. Whether or not you plan to attend the Special Meeting virtually, please authorize a proxy to vote your shares as promptly as possible to make sure that your shares are represented at the Special Meeting. Properly executed proxy cards with no instructions indicated on the proxy card will be voted in accordance with the Trust Board’s recommendation of “FOR” the Merger Proposal. Even if you plan to attend the Special Meeting virtually, we urge you to authorize a proxy as promptly as possible by (1) accessing the Internet website specified on your proxy card, (2) calling the toll-free number specified on your proxy card or (3) completing, signing, dating and returning the enclosed proxy card in the accompanying postage-paid envelope prior to the Special Meeting to ensure that your Common Shares will be represented and voted at the Special Meeting. This will not prevent you from voting online at the Special Meeting but will assure that your vote will be counted if you are unable to attend the Special Meeting online. If you hold your Common Shares in “street name,” which means through a bank, broker or other nominee, please follow the instructions on the voting instruction card furnished to you by such bank, broker or other nominee. Please note that if you hold Common Shares in different accounts, it is important that you vote or authorize a proxy to vote the Common Shares represented by each account.
If you attend the Special Meeting virtually over the Internet, you may revoke your proxy and vote electronically at the Special Meeting, even if you have previously returned your proxy card or authorized a proxy to vote your shares through the Internet or by telephone. If your Common Shares are held by a bank, broker or other nominee, and you plan to attend the Special Meeting virtually over the Internet and vote your shares electronically at the Special Meeting, you must first obtain a legal proxy from your broker, bank or other nominee to vote electronically at the virtual Special Meeting. Please carefully review the instructions in the enclosed proxy statement/prospectus and the enclosed proxy card or the information forwarded by your bank, broker or other nominee regarding each of these options. If you have any questions or require any assistance with voting your Common Shares, please call the Trust’s proxy solicitor:
Innisfree M&A Incorporated
Shareholders may call (877) 750-9496 (toll-free from the U.S. and Canada) or
+1 (412) 232-3561 (from other countries)
Banks and Brokers may call collect (212) 750-5833
You can virtually attend the Special Meeting on March 4, 2025 at 11:00 a.m., Eastern Time, by accessing the online virtual meeting platform, but you are only entitled to participate and vote at the Special Meeting if you pre-register at least 24 hours before the date of the Special Meeting by visiting the website www.cesonlineservices.com/udfiv25_vm and were either a shareholder of record as of the Record Date or you were a beneficial owner as of the Record Date, hold a valid legal proxy for the Special Meeting and you registered in advance as described in the accompanying proxy statement/prospectus and provide a copy of the valid legal proxy.
To participate in the Special Meeting by voting, you will need the control number included on your proxy card or on the instructions that accompanied your proxy materials. If you are a shareholder as of the Record Date, you may vote your shares electronically during the Special Meeting through the online virtual meeting platform by following the instructions provided when you log in to the online virtual meeting platform. On the day of the Special Meeting, shareholders may begin to log in to the online virtual meeting platform beginning at 10:30 a.m. Eastern Time, and the meeting will begin promptly at 11:00 a.m., Eastern Time. Please allow ample time for online login.
We will have technicians ready to assist you with any technical difficulties you may have accessing the Special Meeting. If you encounter any difficulties accessing or logging in to the Special Meeting, please call technical support at the number listed in the virtual meeting reminder email that will be sent the evening before the online virtual meeting.
This notice and the enclosed proxy statement/prospectus are first being mailed to the Trust’s shareholders on or about January 9, 2025.
By Order of the Board of Trustees,
Stacey H. Dwyer
Chief Financial Officer
Irving, Texas
January 6, 2025

ADDITIONAL INFORMATION
This proxy statement/prospectus incorporates important business and financial information about Ready Capital from other documents that are not included in or delivered with this proxy statement/prospectus. This information is available to you without charge upon your request. To obtain timely delivery, you must request the information no later than five business days before the date of the Special Meeting. You can obtain copies of this proxy statement/prospectus and the documents incorporated by reference into this proxy statement/prospectus by requesting them from the Trust’s investor relations department or Innisfree M&A Incorporated, the Trust’s proxy solicitor, or by requesting them from Ready Capital’s investor relations department:
2201 W Royal Lane, Suite 240
Irving, Texas 75063
(800) 859-9338
Attention: Investor Services
Or
Innisfree M&A Incorporated
Shareholders may call (877) 750-9496 (toll-free from the U.S. and Canada) or
+1 (412) 232-3561 (from other countries)
Banks and Brokers may call collect (212) 750-5833
Or
1251 Avenue of the Americas, 50th Floor
New York, New York 10020
(212) 257-4666
Attention: Ready Capital Investor Relations
In addition, if you have questions about the Merger or the accompanying proxy statement/prospectus or need to obtain proxy cards or other information related to the proxy solicitation, please contact the Trust’s investor services department, the Trust’s proxy solicitor or Ready Capital’s investor relations department using the contact information set forth above. You will not be charged for any of these documents that you request.
Investors may also consult the Trust’s website or Ready Capital’s website for more information concerning the Merger. The Trust’s website is www.udfonline.com and Ready Capital’s website is www.readycapital.com. The information contained on the Trust’s website or Ready Capital’s website is not part of this proxy statement/prospectus and is not incorporated herein by reference. Ready Capital’s public filings are also available at www.sec.gov.
For more information, see “Where You Can Find More Information and Incorporation by Reference” beginning on page 164.

i

ABOUT THIS DOCUMENT
This proxy statement/prospectus, which forms part of a registration statement on Form S-4 (Registration Statement No. 333-284038) filed by Ready Capital with the SEC, constitutes a prospectus of Ready Capital for purposes of the Securities Act of 1933, as amended (the “Securities Act”), with respect to (i) the shares of Ready Capital Common Stock to be issued to the Trust’s shareholders in exchange for Common Shares in connection with the Merger pursuant to the Merger Agreement, and (ii) the shares of Ready Capital Common Stock that may be issued pursuant to the terms of the CVRs granted in connection with the Merger. This proxy statement/prospectus also constitutes a proxy statement for the Trust and a notice of special meeting with respect to the Special Meeting.
No one has been authorized to provide you with information that is different from that contained in, or incorporated by reference into, this proxy statement/prospectus. This proxy statement/prospectus is dated January 6, 2025 and you should not assume that the information contained in, or incorporated by reference into, this proxy statement/prospectus is accurate as of any date other than that date (or, in the case of documents incorporated by reference, their respective dates). Neither the mailing of this proxy statement/prospectus to the Trust’s shareholders nor the issuance of Ready Capital Common Stock in the Merger pursuant to the Merger Agreement or pursuant to the agreement governing the CVRs will create any implication to the contrary.
This proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction in which or to any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction. Information contained in or incorporated by reference into this proxy statement/prospectus regarding Ready Capital has been provided by Ready Capital. Information contained in this proxy statement/prospectus regarding the Trust has been provided by the Trust. Ready Capital and the Trust have each contributed to the information relating to the Merger and the other Transactions contained in this proxy statement/prospectus.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE TRANSACTIONS
The following questions and answers are intended to address certain commonly asked questions regarding the Special Meeting, the Merger Agreement and the Transactions. These questions and answers do not address all questions that may be important to you as a shareholder of the Trust. Please refer to the “Summary” beginning on page 13 and the more detailed information contained elsewhere in this proxy statement/prospectus, the annexes to this proxy statement/prospectus and the documents incorporated by reference in this proxy statement/prospectus, which you should read carefully. Unless stated otherwise, all references in this proxy statement/prospectus to:
•
“Advisory Agreement” refers to Advisory Agreement, dated May 29, 2014, as amended, by and between the Trust and the Trust Advisor.

•
“Alston” refers to Alston & Bird LLP, counsel to Ready Capital.

•
“ASC” refers to FASB Accounting Standards Codification.

•
“Cancelled Shares” refers to any Common Shares held as of the Effective Time by the Trust, Ready Capital, Merger Sub or any of their respective subsidiaries.

•
“Closing” refers to the closing of the Transactions pursuant to the Merger Agreement.

•
“Closing Dividend” refers to the special dividend to be authorized by the Trust Board and declared by the Trust at or prior to the Closing payable to record holders of Common Shares on or before the close of business on the business day immediately prior to the Closing, in an aggregate amount not in excess of the sum of (i) $75.0 million, minus (ii) the aggregate amount of all regular quarterly dividends paid in respect of Common Shares consistent with past practice in an amount not to exceed $2.0 million in the aggregate for which the record date is after November 29, 2024 and at or prior to the Closing, minus (iii) such further amount as may be necessary to assure satisfaction of the condition to Closing that the Trust have unrestricted consolidated cash and cash equivalents of not less than $15.0 million plus the amount of any Proceeds received by the Trust after September 30, 2024 and prior to the Closing.

•
“Code” refers to the Internal Revenue Code of 1986, as amended.

•
“Combined Company” refers to Ready Capital and its subsidiaries after the Closing.

•
“Common Shares” refers to common shares of beneficial interest, par value $0.01 per share, of the Trust.

•
“CVRs” refers to the contingent value rights, to be issued in connection with the Closing, representing the potential right to receive additional shares of Ready Capital Common Stock and, in the holder’s discretion, cash in accordance with the terms of the CVR Agreement.

•
“CVR Accrual Period” refers to each of (i) the period beginning on October 1, 2024 and ending on December 31, 2025 and (ii) the three years ending December 31 subsequent to December 31, 2025.

•
“CVR Agreement” refers to the Contingent Value Rights Agreement by and among Ready Capital and Computershare Inc. and its affiliate Computershare Trust Company, N.A., to be entered into prior to the Closing, a form of which is attached to the Merger Agreement as Exhibit D.

•
“Declaration of Trust” refers to the Declaration of Trust, including the Articles Supplementary, of the Trust, as may be amended, restated, supplemented and otherwise modified from time to time.

•
“Effective Time” refers to the date and time the Merger becomes effective pursuant to the Merger Agreement.

•
“End Date” refers to 5:00 p.m. New York, New York time on April 15, 2025; provided, that, if the registration statement of which this proxy statement/prospectus forms a part is declared effective by the SEC after February 14, 2025 and on or before April 15, 2025, the End Date will be 60 days following the date the registration statement is declared effective by the SEC.

•
“Exchange Act” refers to the Securities Exchange Act of 1934, as amended.

•
“Exchange Agent” refers to Computershare Inc. and its affiliate Computershare Trust Company, N.A. in their capacity as exchange agent under the Merger Agreement.

•
“Exchange Ratio” refers to 0.416.

•
“Expense Reimbursement” refers to all expenses incurred by Ready Capital in connection with the Transactions up to a maximum amount of $1.0 million.

•
“FASB” refers to the Financial Accounting Standards Board.

•
“GAAP” refers to the accounting principles generally accepted in the United States of America.

•
“Innisfree” refers to Innisfree M&A Incorporated, the Trust’s proxy solicitor.

•
“Investment Advisers Act” refers to the Investment Advisers Act of 1940, as amended.

•
“Investment Company Act” refers to the Investment Company Act of 1940, as amended.

•
“IRS” refers to the U.S. Internal Revenue Service.

•
“LMM” refers to lower-to-middle-market commercial real estate loans.

•
“MBS” refers to mortgage-backed securities.

•
“Merger” refers to the merger of the Trust with and into Merger Sub, with Merger Sub continuing as the Surviving Company, pursuant to the Merger Agreement.

•
“Merger Agreement” refers to the Agreement and Plan of Merger, dated as of November 29, 2024, by and among Ready Capital, Merger Sub and the Trust, as it may be amended or modified from time to time, a copy of which is attached as Annex A to this proxy statement/prospectus.

•
“Merger Consideration” refers to the shares of Ready Capital Common Stock and CVRs issuable in the Merger pursuant to the Merger Agreement.

•
“Merger Proposal” refers to the proposal for the Trust’s shareholders to approve the Merger and the other Transactions.

•
“Merger Sub” refers to RC Merger Sub IV, LLC, a Delaware limited liability company and a wholly owned subsidiary of Ready Capital.

•
“MGCL” refers to the Maryland General Corporation Law, as amended.

•
“Moelis” refers to Moelis & Company LLC.

•
“MRL” refers to the Maryland REIT Law, as amended.

•
“NYSE” refers to the New York Stock Exchange.

•
“Operating Partnership” refers to the operating partnership subsidiary of Ready Capital, Sutherland Partners, L.P., a Delaware limited partnership.

•
“Parties” refers to the Trust, Ready Capital and Merger Sub (each of which is referred to as a “Party”).

•
“Portfolio Loans” refers to the portfolio of loans and other investments owned or held by the Trust, as defined and identified in the CVR Agreement.

•
“Proceeds” refers to, in respect of any CVR Accrual Period, an amount (expressed in dollars) equal to the sum, without duplication, of (i) all cash proceeds received by the Trust or its subsidiaries or Ready Capital or any of its subsidiaries during such CVR Accrual Period in respect of any Portfolio Loan (whether designated as principal, interest or fees, and whether received from the borrower thereunder or any other person, including upon the disposal (whether by sale, transfer, assignment, participation or otherwise) thereof, but excluding any amounts received by Ready Capital or any of its subsidiaries with respect to borrower deposits that are not freely usable by Ready Capital or its subsidiaries), less (ii) any third-party out-of-pocket expenses reasonably incurred by Ready Capital or any of its subsidiaries in connection therewith (but excluding any fees or expenses payable by Ready Capital or any of its subsidiaries related to management or similar advisory services provided to Ready Capital or any of its subsidiaries).

•
“Quarterly Dividend Amount” refers to regular quarterly distributions payable by the Trust consistent with past practice and that, as limited pursuant to the Merger Agreement, do not exceed $2.0 million in the aggregate.

•
“Ready Capital” refers to Ready Capital Corporation, a Maryland corporation.

•
“Ready Capital Board” refers to the board of directors of Ready Capital.

•
“Ready Capital Bylaws” refers to Ready Capital’s amended and restated bylaws, as amended from time to time and currently in effect.

•
“Ready Capital Charter” refers to the charter of Ready Capital as currently in effect.

•
“Ready Capital Common Stock” refers to the common stock, par value $0.0001 per share, of Ready Capital.

•
“Ready Capital Management Agreement” refers to the Amended and Restated Management Agreement, among Ready Capital, certain of Ready Capital’s subsidiaries and the Ready Capital Manager, dated May 9, 2016, as amended.

•
“Ready Capital Manager” refers to Waterfall Asset Management, LLC, Ready Capital’s external manager.

•
“Ready Capital Priority Amount” refers to an amount in respect of any CVR Accrual Period equal to the principal of the Portfolio Loans, initially approximately $13.3 million, but subject to increase if further advances are made on Portfolio Loans.

•
“Ready Capital Share Value” refers to, as of any given date of issuance of Ready Capital Common Stock, the most recent publicly reported tangible book value per share of Ready Capital Common Stock immediately preceding the issuance date.

•
“Record Date” refers to January 6, 2025.

•
“REIT” refers to a real estate investment trust as defined in Section 856 of the Code.

•
“Rights Agent” refers to Computershare Inc. and its affiliate Computershare Trust Company, N.A. in their capacity as rights agent under the CVR Agreement.

•
“RMBS” refers to a residential mortgage backed security.

•
“RSU” refers to each restricted stock unit, whether vested or unvested, payable in whole or in part in Common Shares, or the value of which is determined with reference to Common Shares, which have been granted pursuant to a Trust equity plan, and which is outstanding immediately prior to the Effective Time.

•
“SBA” refers to the U.S. Small Business Administration.

•
“Securities Act” refers to the Securities Act of 1933, as amended.

•
“Special Committee” refers to the special transaction committee of the independent trustees of the Trust Board formed in connection with the evaluation and approval of the Transactions.

•
“Special Meeting” refers to the special meeting of the shareholders of the Trust, to be held over the Internet on March 4, 2025 at 11:00 a.m., Eastern Time, to consider and vote on the Merger Proposal.

•
“Surviving Company” refers to Merger Sub, in its capacity as the surviving limited liability company of the Merger.

•
“Termination Agreement” refers to that certain Termination Agreement by and between the Trust and the Trust Advisor, dated November 29, 2024, a form of which is attached as Exhibit A to the Merger Agreement.

•
“Termination Fee” means a cash amount, payable by the Trust to Ready Capital in certain circumstances, equal to $4,000,000, provided, that the Termination Fee will be reduced by the amount of any Expense Reimbursement paid by the Trust to Ready Capital.

•
“Transaction Documents” refers to the Merger Agreement and other documents related to or contemplated thereby.

•
“Transactions” refers to the Merger and the other transactions contemplated by the Merger Agreement as described herein.

•
“TRSs” refer to taxable REIT subsidiaries.

•
“Trust” refers to United Development Funding IV, a Maryland real estate investment trust.

•
“Trust Advisor” refers to UMTH General Services, L.P., a Delaware limited partnership.

•
“Trust Board” refers to the board of trustees of the Trust.

•
“Trust Board Recommendation” refers to the recommendation of the Trust Board that the Trust’s shareholders approve the Merger Proposal.

•
“Trust Bylaws” refers to the Trust’s fourth amended and restated bylaws, as amended from time to time and currently in effect.

•
“TSA” refers to the transition services agreement to be entered into by Ready Capital or its affiliate and the Trust Advisor prior to the Closing pursuant to the terms of the Merger Agreement.

Q:
What is the Merger?

A:
Ready Capital, Merger Sub and the Trust have entered into the Merger Agreement. Subject to the terms and conditions of the Merger Agreement, the Trust will merge with and into Merger Sub, with Merger Sub continuing as the Surviving Company and a wholly owned subsidiary of Ready Capital. A copy of the Merger Agreement is attached as Annex A to this document. In order to complete the Merger, among other conditions described in the Merger Agreement and this proxy statement/prospectus, shareholders of the Trust must approve the Merger Proposal.

Q:
Why am I receiving this proxy statement/prospectus?

A:
In order for the Trust’s shareholders to approve the Merger Proposal, the Trust has called the Special Meeting. This document serves as a proxy statement for the Special Meeting and describes the proposal to be presented at the Special Meeting. The Trust is delivering this document to you because it is a proxy statement being used by the Trust Board to solicit proxies of the Trust’s shareholders in connection with the approval of the Merger Proposal and related matters.

This document is also a prospectus that is being delivered to the shareholders of the Trust with respect to (i) the shares of Ready Capital Common Stock to be issued to the Trust’s shareholders in connection with the Merger, and (ii) the shares of Ready Capital Common Stock that may be issued pursuant to the terms of the CVRs granted to the Trust’s shareholders in connection with the Merger, all as described in this proxy statement/prospectus.
This proxy statement/prospectus contains important information about the Merger and the other Transactions, the proposal being considered and voted on at the Special Meeting, and information to consider in connection with an investment in Ready Capital Common Stock. You should read it carefully and in its entirety.
The enclosed materials allow you to have your Common Shares voted by proxy without attending the Special Meeting virtually. Your vote is important and the Trust encourages you to authorize your proxy as soon as possible regardless of whether you plan to virtually attend the Special Meeting.
Q:
Why are the Trust and Ready Capital proposing the Merger?

A:
The Trust Board, acting upon the recommendation of the Special Committee, and the Ready Capital Board have each determined that the Merger will provide a number of significant strategic opportunities and benefits and will be in the best interests of their respective shareholders. To review the Trust Board’s and the Ready Capital Board’s reasons for the Merger in greater detail, see “The Merger — Recommendation of the Trust Board and Its Reasons for the Merger” beginning on page 75 and “The Merger — Ready Capital Board’s Reasons for the Merger” beginning on page 87.

Q:
Were appraisals or valuations performed on the assets and liabilities of Ready Capital or the Trust in connection with the Merger?

A:
No third-party appraisals or valuations on the assets and liabilities of Ready Capital or the Trust were obtained in connection with the Merger.

Q:
Will changes in the market price of Ready Capital Common Stock before the Closing change the number of shares I receive?

A:
No. Changes in the market price of Ready Capital Common Stock at or prior to the Effective Time will not change the number of shares of Ready Capital Common Stock that the Trust’s shareholders will receive.

Q:
Are there any conditions to completion of the Merger?

A:
Yes. In addition to the approval of the Trust’s shareholders, as described herein, there are a number of conditions that must be satisfied or waived for the Merger to be consummated. For a description of all the conditions to the Merger, see “The Merger Agreement — Conditions to Complete the Transactions” beginning on page 110.

Q:
What is the difference between a shareholder of record and a beneficial owner?

A:
If your Common Shares are registered directly in your name with Transfer Online, Inc., the Trust’s transfer agent, you are considered the shareholder of record with respect to those shares.

If your Common Shares are held in a stock brokerage account, or by a bank or other nominee, you are considered the beneficial owner of Common Shares held in “street name.” As the beneficial owner, you have the right to direct your broker, bank or nominee on how to vote the shares that you beneficially own and you are also invited to attend the Special Meeting. However, beneficial owners generally cannot vote their shares directly because they are not the shareholder of record; instead, beneficial owners must instruct the broker, bank or other nominee how to vote their shares or obtain a legal proxy from the broker, bank or nominee, as discussed below.
Q:
When and where is the Special Meeting?

A:
The Special Meeting will be held virtually over the Internet on March 4, 2025 at 11:00 a.m., Eastern Time.

Q:
How do I attend the Special Meeting?

A:
In order to attend the Special Meeting, including to vote at the Special Meeting, you will need to pre-register at least 24 hours before the date of the Special Meeting by visiting the website www.cesonlineservices.com/udfiv25_vm.

If you are a shareholder of record, please have your proxy card, or notice, containing your control number available and follow the instructions to complete your registration request. If your shares are held in street name, please have your voting instruction form, notice or other communication containing your control number available and follow the instructions to complete your registration request. After registering, you will receive a confirmation email with a link and instructions for accessing the virtual Special Meeting. Requests to register to attend the Special Meeting must be received no later than 24 hours before the date of the Special Meeting.
Record holders and beneficial owners should call UDF IV Investor Relations at 1-800-859-9338 with any questions about attending the Special Meeting. If you encounter any technical difficulty accessing the Special Meeting, please call the technical support team at the number listed in the virtual meeting reminder email that will be sent the evening before the virtual meeting.

Q:
May I submit questions to the Trust for consideration at the Special Meeting?

A:
Yes. The Trust’s shareholders may submit questions pertaining to the purpose of the Special Meeting in advance of the meeting by emailing their questions along with proof of ownership of Common Shares to UDFIVRegister@Proxy-Agent.com by February 28, 2025. Each shareholder will be limited to no more than one question. The Special Meeting will include a question and answer session during which the Trust will answer questions submitted timely in advance that pertain to the business of the Special Meeting. The Trust will try to answer as many such questions as time permits. The Trust reserves the right to edit profanity or other inappropriate language, or to exclude questions that are not pertinent to meeting matters or that are otherwise inappropriate. If the Trust receives substantially similar questions, it may summarize such questions and provide a single response to avoid repetition.

Q:
What proposals are the Trust’s shareholders being asked to approve at the Special Meeting?

A:
The Trust’s shareholders are being asked to approve the Merger Proposal in connection with the Merger. The approval of the Merger Proposal by the Trust’s shareholders is a condition to the closing of the Merger.

The Trust will transact no other business at the Special Meeting or any postponement or adjournment thereof.
Q:
How does the Trust Board recommend that I vote on the Merger Proposal?

A:
The Trust Board, acting upon the recommendation of the Special Committee, has unanimously (i) determined that the Merger and the other Transactions are in the best interests of the Trust and its shareholders, (ii) adopted, authorized and approved the Transactions and the execution and performance of Transaction Documents and (iii) directed that the Merger Proposal be submitted to the holders of Common Shares for their approval at the Special Meeting. The Trust Board unanimously recommends that the Trust’s shareholders vote “FOR” the Merger Proposal.

For a more complete description of the recommendation of the Trust Board, see “The Merger — Recommendation of the Trust Board and Its Reasons for the Merger” beginning on page 75.
Q:
If I am a beneficial owner of Common Shares, will my broker, bank or other nominee vote my shares for me?

A:
No. If you hold your Common Shares in a brokerage account or if your shares are held by a bank or other nominee (that is, in “street name”), you must provide your broker, bank or other nominee with instructions on how to vote your Common Shares. Unless you instruct your broker, bank or other nominee to vote your shares held in street name, your Common Shares will NOT be voted. You should follow the procedures provided by your bank, broker or nominee regarding how to provide instructions regarding the voting of your Common Shares.

Q:
What constitutes a quorum for the Special Meeting?

A:
The presence, virtually or by proxy, of the holders of at least a majority of the outstanding Common Shares entitled to vote is necessary to achieve a quorum for the transaction of business at the Special Meeting. If you vote “FOR”, “AGAINST” or “ABSTAIN” for the Merger Proposal, your Common Shares will be considered to be present at the Special Meeting for purposes of determining the presence of a quorum. If you do not return your proxy card or otherwise authorize a proxy to vote your shares or attend the Special Meeting virtually over the Internet, your Common Shares will not be considered present for the purpose of determining the presence of a quorum. As of the close of business on January 6, 2025, the Record Date, there were 30,677,003 Common Shares outstanding.

In addition, banks, brokers and other nominees that hold their customers’ shares in street name may not vote their customers’ shares on “non-routine” matters without instructions from their customers. As the Merger Proposal is considered “non-routine,” such organizations do not have discretion to vote on the proposal. As a result, if you fail to provide your broker, bank or other nominee with any instructions regarding how to vote your Common Shares (i.e., a “broker non-vote”), your Common Shares will not be considered present for purposes of determining the presence of a quorum.
Q:
What vote is required for the Trust’s shareholders to approve the Merger Proposal?

A:
Approval of the Merger Proposal requires the affirmative vote of holders of a majority of the outstanding Common Shares.

Q:
How are votes counted?

A:
For the Merger Proposal, you may vote “FOR”, “AGAINST” or “ABSTAIN”. Because approval of the Merger Proposal will require the affirmative vote of holders of a majority of the outstanding Common Shares, abstentions and any broker non-votes will have the same effect as votes “AGAINST” the Merger Proposal. Similarly, if you do not return your proxy card or otherwise authorize a proxy to vote your shares or attend the Special Meeting virtually over the Internet, it will have the same effect as a vote “AGAINST” the Merger Proposal.

•
Properly executed proxy cards with no instructions indicated on the proxy card will be voted in accordance with the recommendation of the Trust Board of “FOR” the Merger Proposal.

Q:
Who is entitled to vote at the Special Meeting?

A:
All holders of Common Shares as of the close of business on the Record Date are entitled to vote at the Special Meeting. As of the Record Date, there were 30,677,003 issued and outstanding Common Shares. Each holder of Common Shares on the Record Date is entitled to one vote per Common Share on each proposal.

As of the close of business on the Record Date, trustees and executive officers of the Trust and the Trust Advisor and its affiliates owned an aggregate of 253,913.592 Common Shares entitled to vote at the Special Meeting. The Trust currently expects that its trustees and executive officers and the Trust Advisor and its affiliates will vote their Common Shares “FOR” the Merger Proposal, although none of them are obligated to do so.
Q:
How do I vote at the Special Meeting?

A:
You can authorize a proxy to vote your shares by telephone, over the Internet or by mail, as follows:

•
You can authorize a proxy to vote your shares by telephone or over the Internet before the Special Meeting by following the instructions on the proxy card; or

•
You can authorize a proxy to vote your shares by mail by completing, signing, dating and mailing the enclosed proxy card.

If you authorize a proxy to vote your Common Shares, the individuals named on the proxy card will vote your shares in the manner you indicate. You may specify whether your shares should be voted “FOR” or “AGAINST” the Merger Proposal. You may also specify you would like to “ABSTAIN” from voting on the Merger Proposal. If you do not indicate on your proxy card how your votes should be cast, your shares will be voted in accordance with the recommendation of the Trust Board. Proxies authorized by telephone or the Internet (other than shares voted over the Internet at the Special Meeting) must be received by 11:59 p.m., Eastern Time, on March 3, 2025.
Q:
How can I revoke or change my vote?

A:
You may revoke your proxy at any time before the vote is taken at the Special Meeting by:

•
authorizing a later proxy by telephone, through the Internet or by mail prior to 11:59 p.m., Eastern Time, on March 3, 2025; or

•
voting electronically at the Special Meeting.

Your attendance at the Special Meeting does not automatically revoke your previously submitted proxy.

Q:
Will the Trust be required to submit the Merger Proposal to the Trust’s shareholders even if the Trust Board has withdrawn, modified, or qualified its recommendation?

A:
Yes. Unless the Merger Agreement is terminated before the Special Meeting, the Trust is required to submit the Merger Proposal to its shareholders even if the Trust Board has withdrawn, modified or qualified its recommendation that the Trust’s shareholders approve the Merger Proposal.

Q:
Do the Trust’s trustees and executive officers and the Trust Advisor and its affiliates have any interests in the Transactions?

A:
Yes. In considering the recommendation of the Trust Board to approve the Merger Proposal, the Trust’s shareholders should be aware that trustees and executive officers of the Trust and the Trust Advisor and its affiliates have interests in the Transactions that may be different from, or in addition to, the interests of the Trust’s shareholders generally and that may present actual or potential conflicts of interests, including:

•
Ready Capital or an affiliate thereof and an affiliate of the Trust Advisor may enter into a sub-advisory agreement or a services agreement prior to Closing pursuant to which the affiliate of the Trust Advisor would manage the Trust’s loan portfolio following the Closing.

•
Pursuant to the Merger Agreement, Ready Capital has agreed that all rights to indemnification and advancement of expenses for acts or omissions occurring prior to the Closing of the current or former trustees and officers of the Trust, and the Trust Advisor and its affiliates under the Declaration of Trust and the Trust’s indemnification agreements in effect as of the date of the Merger Agreement (other than the Advisory Agreement) will survive the Merger and will continue in full force and effect following the Closing.

•
Pursuant to the Merger Agreement, at or prior to the Closing, the Trust will put in place, and fully prepay immediately prior to the Effective Time, “tail” insurance policies (with a claims period of at least six years from the Effective Time) from insurance carriers with the same or better credit ratings as the Trust’s current insurance carriers with respect to directors’ and officers’ liability insurance in an amount and scope at least as favorable as the Trust’s existing policies with respect to matters, acts or omissions existing or occurring at or prior to the Effective Time, with the cost of the “tail” policies to be shared equally between Ready Capital and the Trust.

•
Mr. Steve Finkle, an independent trustee on the Trust Board and a member of the Special Committee, is the beneficial owner of approximately 80 shares of Ready Capital Common Stock.

•
Pursuant to the Merger Agreement, prior to the Closing, Ready Capital or its affiliate and the Trust Advisor will negotiate in good faith and enter into a Transition Services Agreement (the “TSA”) which will provide for (i) the transition of data of the Trust managed and/or held by the Trust Advisor to Ready Capital or its affiliates and (ii) certain services relating to the continued operations of the Trust while data managed and/or held by the Trust Advisor is transitioned to Ready Capital or its affiliates, in exchange for compensation as set forth in the TSA.

Q:
Have any of the Trust’s shareholders already agreed to vote in favor of the Merger Proposal?

A:
To the Trust’s knowledge, no Trust shareholder has entered into any agreement to vote any of their Common Shares either in favor of or against any proposal at the Special Meeting.

Q:
What happens if I sell my Common Shares before the Special Meeting?

A:
The Record Date is earlier than the date of the Special Meeting and the date that the Merger is expected to be completed. If you sell your Common Shares before the Record Date, you will not retain any right to vote at the Special Meeting and you will not receive the Merger Consideration. If you sell your Common Shares after the Record Date but before the Special Meeting, you will retain any right to vote at the Special Meeting but you will not receive any shares of Ready Capital Common Stock or CVRs as Merger Consideration.

Q:
Will a proxy solicitor be used?

A:
The Trust has engaged Innisfree M&A Incorporated (“Innisfree”) as proxy solicitor to assist in the solicitation of proxies for the Special Meeting. The Trust estimates it will pay Innisfree a fee of approximately $100,000 and, if the Trust’s shareholders approve the Merger Proposal, a success fee of an additional $100,000. The Trust has also agreed increase the initial fee payable to Innisfree under certain limited circumstances, to reimburse Innisfree for reasonable out-of-pocket expenses and disbursements incurred in connection with the proxy solicitation and to indemnify Innisfree against certain losses, costs and expenses. In addition to mailing proxy solicitation materials, proxies may be solicited from the Trust’s shareholders by the trustees, officers and employees of the Trust and the Trust Advisor by telephone or by any other appropriate means of communications. No additional compensation, except for reimbursement of reasonable out-of-pocket expenses, will be paid to the trustees, officers and employees of the Trust or the Trust Advisor in connection with such solicitation services.

Q:
What will the Trust’s shareholders receive as a result of the Merger?

A:
Under the terms of the Merger Agreement, at the Effective Time, each Common Share issued and outstanding immediately prior to the Effective Time (excluding any Cancelled Shares) will be automatically cancelled and retired and converted into the right to receive (i) a number of shares of Ready Capital Common Stock equal to the Exchange Ratio, (ii) a number of CVRs equal to the Exchange Ratio and (iii) cash consideration in lieu of any fractional shares of Ready Capital Common Stock that would have otherwise been received as a result of the Merger (based upon the average of the volume weighted average prices of one share of Ready Capital Common Stock for the five consecutive trading days immediately prior to the Effective Time).

In addition, each RSU outstanding immediately prior to the Effective Time will vest immediately prior to the Effective Time and will be cancelled, and the holders thereof will be entitled to receive a number of: (i) shares of Ready Capital Common Stock and CVRs, in each case, equal to the product of (a) the total number of Common Shares subject to such holder’s RSUs as of immediately prior to the Effective Time (assuming such RSUs have vested in full) and (b) the Exchange Ratio, and (ii) any cash to be paid in lieu of any fractional share of Ready Capital Common Stock.
In addition, prior to the Closing, the Trust Board will authorize and the Trust will declare the Closing Dividend, a special dividend payable to record holders of Common Shares on or before the close of business on the business day immediately prior to the Closing.
Q:
When will the CVRs pay consideration?

A:
Prior to the Effective Time, Ready Capital and the Rights Agent will enter into the CVR Agreement governing the CVRs to be issued to the holders of Common Shares upon the Closing. The CVRs will represent the right of each CVR holder to receive additional shares of Ready Capital Common Stock after the end of each of four CVR Accrual Periods following the Effective Time (initially the period ending December 31, 2025, and each of the three subsequent calendar years), based upon Proceeds received by Ready Capital and its subsidiaries in respect of the Portfolio Loans during each of the CVR Accrual Periods, net of CVR Adjustments (as defined in “The Merger Agreement — Consideration for the Merger” beginning on page 97) (or carried over from prior CVR Accrual Periods). Under the CVR Agreement, once Ready Capital has recovered its Ready Capital Priority Amount, Ready Capital will retain 40% of the remaining net Proceeds received during the relevant CVR Accrual Period and CVR holders will be entitled to receive additional shares of Ready Capital Common Stock with a value (based on Ready Capital Share Value) equal to 60% of the remaining net Proceeds.

Together with the shares of Ready Capital Common Stock issued after the end of a CVR Accrual Period, each CVR holder also will be entitled to receive (at Ready Capital’s election) either (i) a cash payment equal to the amount of any dividends or other distributions paid with respect to the number of whole shares of Ready Capital Common Stock received by such CVR holder in respect of the relevant CVR Accrual Period that have a record date on or after the Closing and a payment date prior to the relevant CVR Accrual Period settlement date or (ii) additional shares of Ready Capital Common Stock having a value (based on the Ready Capital Share Value) equal to the cash payment in the foregoing clause (i).
Q:
What is the liquidity of the shares of Ready Capital Common Stock and the CVRs?

A:
The shares of Ready Capital Common Stock issued in connection with the Merger will not have any transfer restrictions and will be listed on the NYSE.

CVRs generally will not be transferrable by holders, subject to certain exceptions set forth in the CVR Agreement. CVRs will not represent any equity or ownership interest in Ready Capital or any of its affiliates, and holders of CVRs will not have any voting, dividend or distribution rights.
Q:
To what extent will the Trust Advisor and/or any of the Trust Advisor’s current personnel be involved with the Trust’s assets prospectively upon the closing of the Merger?

A:
Upon the closing of the Merger, except as otherwise provided for in the TSA, (i) the Trust Advisor will cease to serve as the manager or general partner of the Trust; (ii) the Trust Advisor will not earn any incentive fees going forward; and (iii) decision making and day-to-day authority over the assets acquired in the Merger will be vested in Ready Capital.

Q:
Are the Trust’s shareholders entitled to appraisal rights?

A:
No. The Trust’s shareholders will not be entitled to dissenters’ or appraisal rights in connection with the Merger or the other Transactions.

Q:
When is the Merger expected to be consummated?

A:
The Closing is expected to occur during the first half of 2025, although Ready Capital and the Trust cannot assure completion by any particular date, if at all. Because the Merger is subject to a number of conditions, including the approval of the Merger Proposal by the requisite vote of the Trust’s shareholders, the exact timing of the Closing cannot be determined at this time and there can be no assurance that the Merger will be completed at all.

Q:
Following the Transactions, what percentage of Ready Capital Common Stock will current Ready Capital stockholders and former shareholders of the Trust own?

A:
Immediately following the Closing, based on the number of outstanding Common Shares (excluding the Cancelled Shares) and shares of Ready Capital Common Stock as of January 6, 2025, and the Exchange Ratio:

•
the shares of Ready Capital Common Stock held by the Ready Capital stockholders as of immediately prior to Closing are expected to represent in the aggregate approximately 93% of the Combined Company’s outstanding shares of common stock on a fully diluted basis; and

•
the Trust’s shareholders as of immediately prior to Closing are expected to own in the aggregate the remaining approximately 7% of the Combined Company’s outstanding shares of common stock on a fully diluted basis.

The exact equity stake of Ready Capital stockholders and the Trust’s shareholders in the Combined Company immediately following the Closing will depend on the number of Common Shares and shares of Ready Capital Common Stock issued and outstanding immediately prior to the Closing.
Q:
What happens if the Transactions are not completed?

A:
If the Merger Proposal is not approved by the Trust’s shareholders or the Merger is not completed for any other reason, then the Trust’s shareholders will not have their Common Shares exchanged for shares of Ready Capital Common Stock and CVRs in connection with the Merger. Instead, the Trust and Ready Capital would remain separate companies. Under certain circumstances, the Trust may be required to pay Ready Capital a Termination Fee or an Expense Reimbursement, as described under “The Merger Agreement — Termination Fees and Expenses” beginning on page 113.
Q:
Will the Combined Company have the same business strategy as the Trust following the Closing?

A:
No. The Combined Company will follow Ready Capital’s current business strategy. Ready Capital’s strategies and policies may be amended or waived at the discretion of the Ready Capital Board without a vote of the Ready Capital stockholders. Ready Capital has no present intention to modify any of these objectives and policies, and it is anticipated that any modification would occur only if business and economic factors affecting Ready Capital make its stated strategies and policies unworkable or imprudent. For information on Ready Capital’s business strategy, see Ready Capital’s Annual Report on Form 10-K for the year ended December 31, 2023, which is incorporated by reference herein, and its other reports filed with the SEC. See “Where You Can Find More Information and Incorporation by Reference” beginning on page 164.

Q:
What regular dividends will the Trust be permitted to pay prior to Closing?

A:
The Merger Agreement permits the Trust, prior to the Closing, to pay:

•
the Quarterly Dividend Amount;

•
the Closing Dividend, a special dividend payable to record holders of Common Shares on or before the business day immediately prior to the Closing;

•
dividends or other distributions to the Trust by any directly or indirectly wholly owned subsidiary of the Trust; and

•
without duplication of the foregoing, any dividends or other distributions reasonably necessary for the Trust to maintain its status as a REIT, as applicable, and avoid the imposition of corporate level tax or excise tax under the Code or required under the organizational documents of the Trust.

Q:
Will my dividend payments continue after the Closing?

A:
Following the Closing, holders of Ready Capital Common Stock will be entitled to receive dividends or other distributions when, as and if authorized by the Ready Capital Board and declared by Ready Capital out of funds legally available therefor. Ready Capital’s quarterly dividend per share for the quarter ended September 30, 2024 was $0.25. There is no guarantee or assurance that Ready Capital can maintain its current level of quarterly dividend payment on Ready Capital Common Stock.

Q:
Are there risks associated with the Transactions that I should consider in deciding how to vote?

A:
Yes. There are a number of risks related to the Transactions that are discussed in “Risk Factors” beginning on page 26.

Q:
What are the material U.S. federal income tax consequences of the Merger?

A:
The Merger is intended to qualify as a reorganization within the meaning of Section 368(a) of the Code, and the closing of the Merger is conditioned on the receipt by each of the Trust and Ready Capital of an opinion from its respective tax counsel to that effect. Neither the Trust nor Ready Capital has sought, nor do they intended to seek, any ruling from the IRS regarding the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code. Provided the Merger qualifies as a reorganization within the meaning of Section 368(a) of the Code, holders of Common Shares will generally not recognize gain or loss for U.S. federal income tax purposes upon receipt of Ready Capital Common Stock in exchange for Common Shares in connection with the Merger, except with respect to cash received in lieu of fractional shares of Ready Capital Common Stock. A holder of Common Shares generally will recognize gain or loss with respect to cash received in lieu of a fractional share of Ready Capital Common Stock in the Merger measured by the difference, if any, between the amount of cash received for such fractional share and the holder’s tax basis in such fractional share. The holders of Ready Capital Common Stock generally will not recognize any gain or loss in connection with the Merger for U.S. federal income tax purposes.

The tax consequences to you of the Merger will depend on your own situation. You should consult your tax advisor for a full understanding of the tax consequences to you (including the application and effect of any state, local or non-U.S. income and other tax laws) of the Merger.
For more information regarding the tax consequences of the Merger, please see “Material U.S. Federal Income Tax Consequences — Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 117.
Q:
Where can I find the voting results of the Special Meeting?

A:
The preliminary voting results will be announced at the Special Meeting. The Parties may also choose to issue a press release or other public disclosure with respect to the voting results at the Special Meeting.

Q:
What else do I need to do now?

A:
You are urged to read this proxy statement/prospectus carefully and in its entirety, including its annexes and the information incorporated by reference herein, and to consider how the Merger affects you.

Even if you plan to attend the Special Meeting virtually, please authorize a proxy to vote your shares via the Internet, telephone or by completing, signing, dating and returning the enclosed proxy card. You can also attend the Special Meeting virtually over the Internet and vote, or change your prior proxy authorization. If you hold your shares in “street name” through a bank, broker or other nominee, then you should have received this proxy statement/prospectus from that nominee, along with that nominee’s proxy card which includes voting instructions and instructions on how to change your vote. Please see the questions “How do I vote at the Special Meeting?”
Q:
Who can answer my questions and where can I find additional information?

A:
If you have any questions about the Merger, the matters to be voted on at the Special Meeting, how to submit your proxy, or need additional copies of this proxy statement/prospectus, the enclosed proxy card or voting instructions, you should contact Innisfree, the Trust’s proxy solicitor, at:

Innisfree M&A Incorporated
Shareholders may call (877) 750-9496 (toll-free from the U.S. and Canada) or
+1 (412) 232-3561 (from other countries)
Banks and Brokers may call collect (212) 750-5833
Ready Capital files annual, quarterly and current reports, proxy statements and other information with the SEC. Ready Capital’s filings with the SEC may be accessed on the Internet at http://www.sec.gov. Copies of the documents filed by Ready Capital with the SEC will be available free of charge on Ready Capital’s website at https://www.readycapital.com. The information provided on Ready Capital’s website is not part of this proxy statement/prospectus and is not incorporated by reference into this proxy statement/prospectus. For a more detailed description of the information available and information incorporated by reference, see “Where You Can Find More Information and Incorporation by Reference.”

SUMMARY
The following summary highlights selected information in this proxy statement/prospectus and may not contain all the information that may be important to you with respect to the Merger Agreement, the Merger or the Special Meeting. Accordingly, you are encouraged to read this proxy statement/prospectus, including its annexes and the information incorporated by reference herein, carefully and in its entirety. Each item in this summary includes a page reference directing you to a more complete description of that topic. See also “Where You Can Find More Information and Incorporation by Reference” beginning on page 164.
The Companies
Ready Capital Corporation (Page 50)
Ready Capital Corporation
1251 Avenue of the Americas
50th Floor
New York, New York 10020
(212) 257-4600
Ready Capital is a multi-strategy real estate finance company that originates, acquires, finances and services LMM loans, SBA loans, residential mortgage loans, construction loans and, to a lesser extent, MBS collateralized primarily by LMM loans, or other real estate-related investments. Ready Capital’s loans generally range in original principal amounts up to $40 million and are used by businesses to purchase real estate used in their operations or by investors seeking to acquire small multi-family, office, retail, mixed use or warehouse properties. Ready Capital’s objective is to provide attractive risk-adjusted returns to its stockholders primarily through dividends, as well as through capital appreciation. In order to achieve this objective, Ready Capital continues to grow its investment portfolio and believes that the breadth of its full-service real estate finance platform will allow it to adapt to market conditions and deploy capital to asset classes and segments with the most attractive risk-adjusted returns.
Ready Capital is externally managed and advised by the Ready Capital Manager, an investment adviser registered with the SEC under the Investment Advisers Act.
Ready Capital is a Maryland corporation that has elected to be treated as a REIT for U.S. federal income tax purposes. To qualify as a REIT, Ready Capital is required to meet certain investment and operating tests and annual distribution requirements. Ready Capital generally will not be subject to U.S. federal income taxes on its taxable income to the extent that it annually distributes all of its net taxable income to its stockholders, does not participate in prohibited transactions and maintains its intended qualification as a REIT. However, certain activities that Ready Capital may perform may cause Ready Capital to earn income which will not be qualifying income for REIT purposes. Ready Capital has designated certain of its subsidiaries as TRSs, to engage in such activities, and Ready Capital may form additional TRSs in the future. Ready Capital also operates its business in a manner that will permit it to maintain its exemption from registration under the Investment Company Act.
Ready Capital Common Stock is listed on the NYSE, trading under the symbol “RC.”
Ready Capital’s principal executive offices are located at 1251 Avenue of the Americas, 50th Floor, New York, New York 10020, and its telephone number is (212) 257-4600.
RC Merger Sub IV, LLC (Page 51)
RC Merger Sub IV, LLC
1251 Avenue of the Americas
50th Floor
New York, New York 10020
(212) 257-4600
Merger Sub is a Delaware limited liability company that was formed on November 20, 2024 solely for the purpose of effecting the Merger. Pursuant to the Merger Agreement, subject to the satisfaction of the

Closing conditions set forth in the Merger Agreement with respect to the Merger, the Trust will merge with and into Merger Sub, with Merger Sub continuing as the Surviving Company. Merger Sub has not conducted any activities to date, except for activities incidental to its formation and activities undertaken in connection with the Transactions contemplated by the Merger Agreement.
United Development Funding IV (Page 51)
United Development Funding IV
2201 W Royal Lane, Suite 240
Irving, Texas 75063
The Trust primarily originates, purchases, participates in and holds for investment secured loans made directly by the Trust or indirectly through its affiliates to persons and entities for the acquisition and development of parcels of real property as single-family residential lots or mixed-use master planned residential communities, for the construction of single-family homes and for completed model homes. The Trust also may enter into joint ventures with affiliated or unaffiliated real estate developers, home builders, land bankers and other real estate investors to originate or acquire the same kind of loans or real estate investments the Trust may originate or acquire directly.
The Trust is a Maryland real estate investment trust that elected to be taxed as a REIT for U.S. federal income tax purposes commencing with its taxable year ended December 31, 2010. As long as the Trust qualifies as a REIT, the Trust is generally not subject to U.S. federal income tax on its net taxable income to the extent that the Trust annually distributes all of its net taxable income to shareholders. Certain of the Trust’s assets that produce non-qualifying income are held in TRSs. Unlike other subsidiaries of a REIT, the income of a TRS is subject to federal and state income taxes.
The Trust’s principal executive offices are located at 2201 W Royal Lane, Suite 240, Irving, Texas 75063 and its telephone number is (800) 859-9338.
The Combined Business (Page 52)
Upon completion of the Merger, Ready Capital will remain a publicly traded corporation focused on originating, acquiring, financing and servicing primarily LMM, SBA, residential mortgage and construction loans. The combined business will continue to be operated through Ready Capital and its subsidiaries, which will include the Surviving Company and its subsidiaries. Upon completion of the Merger, Ready Capital is expected to have a pro forma equity market capitalization of approximately $2.1 billion and a total capitalization of approximately $1.2 billion based on the $6.94 per share closing price of Ready Capital Common Stock on January 3, 2025. Following the completion of the Merger, Ready Capital will continue to be externally managed by the Ready Capital Manager.
Ready Capital Common Stock, the common stock of the Combined Company, will continue to be listed on the NYSE, trading under the symbol “RC.”
Ready Capital’s principal executive offices will remain located at 1251 Avenue of the Americas, 50th Floor, New York, New York 10020, and its telephone number will remain (212) 257-4600.
The Merger
The Merger Agreement (Page 97)
Ready Capital, Merger Sub and the Trust have entered into the Merger Agreement attached as Annex A to this proxy statement/prospectus, which is incorporated herein by reference. Ready Capital and the Trust encourage you to carefully read the Merger Agreement in its entirety because it is the principal document governing the Merger and the other Transactions contemplated by the Merger Agreement.
The Merger (Page 97)
Pursuant to the Merger Agreement, subject to the satisfaction of the Closing conditions set forth in the Merger Agreement with respect to the Merger, the Trust will merge with and into Merger Sub, with Merger

Sub continuing as the Surviving Company. Immediately upon completion of the Merger, the continuing Ready Capital stockholders as of immediately prior to Closing are expected to own in the aggregate approximately 93% of the Combined Company’s outstanding shares of common stock on a fully diluted basis, and the Trust’s shareholders as of immediately prior to Closing are expected to own in the aggregate the remaining approximately 7%, based on the number of issued and outstanding shares of Ready Capital Common Stock and Common Shares (excluding the Cancelled Shares) as of January 6, 2025, and the Exchange Ratio. The exact equity stake of Ready Capital stockholders and the Trust’s shareholders in the Combined Company immediately following the Merger will depend on, among other factors, the number of shares of Ready Capital Common Stock and Common Shares issued and outstanding immediately prior to the Merger. Following the Closing, the Combined Company will retain the name “Ready Capital Corporation,” will continue to be listed on the NYSE and its common stock will continue to trade under the symbol “RC.”
Consideration for the Merger (Page 97)
Overview
Pursuant to the terms and subject to the conditions of the Merger Agreement, at the Effective Time, each outstanding Common Share (excluding any Cancelled Shares), will be automatically cancelled and retired and converted into the right to receive (i) a number of shares of Ready Capital Common Stock equal to the Exchange Ratio, (ii) a number of CVRs equal to the Exchange Ratio, and (iii) cash consideration in lieu of any fractional shares of Ready Capital Common Stock (based upon the average of the volume weighted average prices of one share of Ready Capital Common Stock for the five consecutive trading days immediately prior to the Effective Time).
Each RSU which is outstanding immediately prior to the Effective Time will vest and be cancelled, and the holders thereof will be entitled to receive: (i) a number of shares of Ready Capital Common Stock and CVRs, in each case, equal to the product of (x) the total number of Common Shares subject to such holder’s RSUs as of immediately prior to the Effective Time (assuming such RSUs have vested in full) and (y) the Exchange Ratio, and (ii) cash consideration in lieu of any fractional shares of Ready Capital Common Stock (calculated as described above).
Based on the number of Common Shares outstanding on January 6, 2025 and the Exchange Ratio, it is expected that approximately 12.8 million shares of Ready Capital Common Stock and approximately 12.8 million CVRs will be issued in connection with the Merger.
CVRs
Prior to the Effective Time, Ready Capital and the Rights Agent will enter into the CVR Agreement governing the CVRs to be issued to the holders of Common Shares in connection with the Merger. The CVRs will represent the right of each CVR holder to receive additional shares of Ready Capital Common Stock after the end of each of four CVR Accrual Periods following the Effective Time (initially the period beginning on October 1, 2024 and ending December 31, 2025, and each of the three subsequent calendar years), based upon Proceeds received by Ready Capital and its subsidiaries in respect of the Portfolio Loans during each of the CVR Accrual Periods, net of CVR Adjustments (or carried over from prior CVR Accrual Periods). Under the CVR Agreement, once Ready Capital has recovered its Ready Capital Priority Amount, Ready Capital will retain 40% of the remaining net Proceeds received during the relevant CVR Accrual Period, and the CVR holders will be entitled to receive additional shares of Ready Capital Common Stock with a value (based on the Ready Capital Share Value) equal to 60% of the remaining net Proceeds during such CVR Accrual Period.
Together with the shares of Ready Capital Common Stock issued after the end of a CVR Accrual Period, each CVR holder also will be entitled to receive (at Ready Capital’s election) either (i) a cash payment equal to the amount of any dividends or other distributions paid with respect to the number of whole shares of Ready Capital Common Stock received by such CVR holder in respect of the relevant CVR Accrual Period that have a record date on or after the date of the Closing and a payment date prior to the relevant CVR Accrual Period settlement date or (ii) additional shares of Ready Capital Common Stock having a value (based on the Ready Capital Share Value) equal to the cash payment in the foregoing clause (i).

No fractional shares of Ready Capital Common Stock will be issued in respect of any CVRs, and any CVR holder that is entitled to receive a fraction of a share of Ready Capital Common Stock (taking into account all CVRs held by such holder) will instead receive cash with respect to any fractional share of Ready Capital Common Stock in an amount equal to the product of (i) such fractional part of a share of Ready Capital Common Stock multiplied by (ii) the average of the volume weighted average prices of one share of Ready Capital Common Stock for the five consecutive trading days immediately prior to the CVR issuance date.
CVRs will not represent any equity or ownership interest in Ready Capital or any of its affiliates and holders of CVRs will not have any voting, dividend or distribution rights. CVRs will not be transferrable by holders thereof except for certain limited circumstances set forth in the CVR Agreement, including as required by law or in connection with the death or liquidation of a holder.
Closing Dividend
Immediately prior to the Closing, the Trust will pay the Closing Dividend, a special dividend payable to record holders of Common Shares. The payment in full of the Closing Dividend is a condition to the Trust’s obligation to consummate the Merger.
At least five business days prior to the Closing Date, the Trust will provide to Ready Capital a detailed calculation of the Closing Dividend. The Trust will provide reasonable access to the information and personnel as reasonably necessary for Ready Capital to review the Closing Dividend calculation. Within two business days of receipt of the of the Closing Dividend calculation, Ready Capital will deliver to the Trust either a written acceptance of the Closing Dividend calculation or a statement setting forth any proposed adjustments to the calculation. If Ready Capital proposes adjustments to the Closing Dividend calculation, the Parties will work in good faith to resolve their differences and agree upon the amount of the Closing Dividend. If the Trust and Ready Capital fail to reach such an agreement within two business days of the Trust’s receipt of Ready Capital’s proposed adjustment, an independent accounting firm mutually acceptable to the Trust and Ready Capital will make the final determination with respect to the amount of the Closing Dividend. The costs and expenses of the independent accounting firm will be split equally between the Parties.
Termination Agreement
Simultaneously with the execution of the Merger Agreement, the Trust and the Trust Advisor entered into the Termination Agreement. Pursuant to the Termination Agreement, the Advisory Agreement will terminate effective as of the Effective Time. No termination fee or penalty will be paid in connection with the termination of the Advisory Agreement, provided that any unpaid management fees and expense reimbursements due and payable under the terms of the Advisory Agreement as of the Effective Time will be payable to the Trust Advisor following the Effective Time. Ready Capital is an express third-party beneficiary of the Termination Agreement.
Recommendation of the Trust Board and Its Reasons for the Merger (Page 75)
On November 29, 2024 following careful consideration, the Trust Board, acting upon the recommendation of the Special Committee, (i) unanimously determined that the Merger and the other Transactions are in the best interests of the Trust and its shareholders, (ii) adopted, authorized and approved the Transactions and the execution and performance of Transaction Documents and (iii) directed that the Merger Proposal be submitted to the holders of Common Shares for their approval at the Special Meeting. The Trust Board also unanimously resolved to recommend, in accordance with and subject to the provisions of the Merger Agreement, that the holders of Common Shares approve the Merger Proposal.
Certain factors considered by the Special Committee in making its recommendations to the Trust Board and by the Trust Board in reaching its decisions summarized above can be found in “The Merger — Recommendation of the Trust Board and Its Reasons for the Merger” beginning on page 75. The Trust Board unanimously recommends that the Trust’s shareholders vote “FOR” the Merger Proposal.

Ready Capital Board’s Reasons for the Merger (Page 87)
On November 29, 2024, following careful consideration, the Ready Capital Board unanimously (i) determined that the Merger Agreement and the Merger and the other Transactions contemplated by the Merger Agreement are in the best interests of Ready Capital and its stockholders, and (ii) approved the Merger Agreement and the Merger and the other Transactions contemplated by the Merger Agreement.
Certain factors considered by the Ready Capital Board in reaching its decision to authorize, approve and adopt the Merger Agreement, the Merger and the other Transactions contemplated by the Merger Agreement can be found in “The Merger — Ready Capital Board’s Reasons for the Merger” beginning on page 87.
Summary of Risk Factors (Page 26)
You should carefully consider the following important risks, together with all of the other information included in this proxy statement/prospectus and the risks related to the Merger and the other Transactions described in “Risk Factors” beginning on page 26, before deciding how to vote:
•
Because the Exchange Ratio is fixed and will not be adjusted in the event of any change in either company’s stock price or book value, the value of the Merger Consideration is uncertain.

•
The Merger is subject to a number of conditions which, if not satisfied or waived in a timely manner, would delay the Merger or adversely impact the Parties’ ability to complete the Merger.

•
Each Party has rights to terminate the Merger Agreement, which could negatively impact the Trust.

•
Failure to consummate the Merger as currently contemplated or at all could adversely affect the future business and financial results of the Trust.

•
The Merger Agreement contains provisions that could discourage a potential competing acquirer of the Trust or could result in any competing acquisition proposal being at a lower price than it might otherwise have been.

•
Whether or not the Merger is consummated, the pendency of the Merger could adversely affect the business and operations of each Party and its affiliates.

•
The market price of Ready Capital Common Stock may decline as a result of the Merger and the post-Closing market price of Ready Capital Common Stock may be affected by factors different from or in addition to those affecting the price before the Merger.

•
The shares of Ready Capital Common Stock to be received by the Trust’s shareholders as Merger Consideration will have rights different from Common Shares.

•
The Trust’s shareholders will have reduced ownership and voting interest in and will exercise less influence over management of the Combined Company.

•
The amount of the Closing Dividend depends on several factors outside the control of the Trust and most of which will not be known until closer to the Closing, including the performance of underlying loans held by the Trust and the amount of transaction and litigation costs and other expenses incurred by the Trust prior to the Closing.

•
The CVRs issued as Merger Consideration are generally not transferrable by the holders thereof and the value, if any, of the CVRs is contingent upon the performance of the Portfolio Loans and subject to the terms and conditions of the CVR Agreement, including the reduction for any CVR Adjustments.

•
Trustees and executive officers of the Trust and the Trust Advisor and its affiliates may have interests in the Transactions that are different from, or in addition to, the interests of the Trust’s shareholders.

•
The Trust may waive one or more of the conditions to the completion of the Merger without re-soliciting shareholder approval.

•
The Trust’s shareholders will not be entitled to appraisal rights in the Merger.

•
Lawsuits may be filed against the Trust and Ready Capital challenging the Merger and an adverse ruling in any such lawsuit may prevent the Merger from being completed.

•
Integrating the Trust may be more difficult, costly or time-consuming than expected and the Combined Company may not realize the anticipated synergies and other expected benefits of the Merger on the anticipated timeframe or at all.

•
The Combined Company will inherit the Trust’s ongoing litigation and related expenses, the ultimate resolution of which is uncertain and which could have an adverse effect on the Combined Company’s business and operations.

•
The Combined Company may not be able to retain business partners or business partners may seek to change their relationships with the Combined Company, which could have an adverse effect on the Combined Company’s business and operations.

•
Following the Merger, the Combined Company may not pay dividends at or above the rate currently paid by the Trust or Ready Capital.

•
The Combined Company will have a significant amount of indebtedness and may need to incur more in the future.

•
The Combined Company is expected to incur substantial expenses related and unrelated to the Merger.

•
Investment in the Combined Company’s stock has various tax risks.

The Special Meeting
Date, Time and Place
The Special Meeting will be held virtually over the Internet on March 4, 2025 at 11:00 a.m., Eastern Time.
Purpose
At the Special Meeting, the Trust’s shareholders will be asked to consider and vote upon the Merger Proposal.
Record Date; Voting Rights
The Trust’s shareholders at the close of business on January 6, 2025 are entitled to notice of and to vote at the Special Meeting and any postponement or adjournment thereof. Each holder of Common Shares on the Record Date is entitled to one vote per Common Share on each proposal.
Quorum
The presence, virtually or by proxy, of the holders of at least a majority of the outstanding Common Shares entitled to vote is necessary to achieve a quorum for the transaction of business at the Special Meeting. If you vote “FOR”, “AGAINST” or “ABSTAIN” for the Merger Proposal, your Common Shares will be considered to be present at the Special Meeting for purposes of determining the presence of a quorum.
Required Vote
Approval of the Merger Proposal requires the affirmative vote of holders of a majority of the outstanding Common Shares. The Trust Board unanimously recommends that the Trust’s shareholders vote “FOR” the Merger Proposal.
As of the close of business on the Record Date, trustees and executive officers of the Trust and the Trust Advisor and its affiliates owned an aggregate of 253,913.592 Common Shares entitled to vote at the Special Meeting. The Trust currently expects that its trustees and executive officers and the Trust Advisor and its affiliates will vote their Common Shares “FOR” the Merger Proposal, although none of them are obligated to do so.

Your vote as shareholder of the Trust is very important. Accordingly, whether or not you plan to attend the Special Meeting virtually, please sign and return the enclosed proxy card or vote by telephone or over the Internet.
Proxy Solicitation
Proxies may be solicited by mail, telephone or in person. The Trust has engaged Innisfree to assist in the solicitation of proxies. The trustees, officers and employees of the Trust and the Trust Advisor may also solicit proxies by telephone or by any other appropriate means of communications.
Opinion of Moelis & Company LLC (Page 78)
In connection with the Merger, the Special Committee received a written opinion, dated November 30, 2024, from the Trust’s financial advisor, Moelis, as to the fairness, from a financial point of view and as of the date of such opinion, of the Consideration (as defined in the opinion) to be received in the Merger by the Trust’s shareholders. For the purposes of its opinion, Moelis defined “Consideration” as the Ready Capital Common Stock and CVRs payable in respect of each Common Share at Closing and the portion of the Closing Dividend and other distributions payable with respect to each Common Share prior to Closing.
The full text of the written opinion of Moelis dated November 30, 2024, which sets forth, among other things, the assumptions made, procedures followed, matters considered and qualifications and any limitations on the opinion and the review undertaken by Moelis in connection with rendering its opinion, is attached as Annex B to this proxy statement/prospectus and is incorporated herein by reference. The summary of the opinion of Moelis set forth in this proxy statement/prospectus is qualified in its entirety by reference to the full text of such opinion. Moelis’ opinion was provided for the use and benefit of the Special Committee (solely in its capacity as such) in its evaluation of the Merger; provided that Moelis also agreed that the full Trust Board (solely in its capacity as such), may rely on the opinion in connection with its evaluation of the Merger. Moelis’ opinion is limited solely to the fairness, from a financial point of view, of the Consideration (as defined in the opinion) and did not address the Trust’s underlying business decision to effect the Merger or the relative merits of the Merger as compared to any alternative business strategies or transactions that might be available with respect to the Trust. Moelis’ opinion did not address the fairness of the Merger or any aspect or implication thereof to, or any other consideration of or relating to, the holders of any class of securities, creditors or other constituencies of the Trust, other than the fairness of the Consideration (as defined in the opinion) from a financial point of view to the Trust’s shareholders. Moelis’ opinion does not constitute a recommendation as to how any holder of securities should vote or act with respect to the Merger or any other matter.
Directors and Management of Ready Capital After the Merger
Each of the directors and executive officers of Ready Capital immediately prior to the Closing will continue as a director and executive officer of the Combined Company following the Closing.
Interests of the Trustees and Executive Officers of the Trust and the Trust Advisor and its Affiliates in the Transactions (Page 92)
In considering the recommendation of the Trust Board to approve the Merger Proposal, the Trust’s shareholders should be aware that the trustees and executive officers of the Trust and the Trust Advisor and its affiliates have certain interests in the Transactions that may be different from, or in addition to, the interests of the Trust’s shareholders generally and that may present actual or potential conflicts of interests, including those described below. The Trust Board was aware of these interests and considered them, among other matters, in reaching its decision to approve the Merger Agreement and the Transactions. The Special Committee, which unanimously determined that the Transactions as contemplated by the Transaction Documents were in the best interest of the Trust and its shareholders and recommended to the Trust Board that the Trust Board declare the Transactions, including the Merger, advisable and direct that the Transactions, including the Merger, be submitted to the Trust’s shareholders for consideration and approval, consists entirely of independent trustees who have no interests in the Transactions different from, or in addition to, interests of the Trust’s shareholders generally.

Sub-Advisory Agreement
Ready Capital or an affiliate thereof and an affiliate of the Trust Advisor may enter into a sub-advisory agreement or a services agreement prior to Closing pursuant to which the affiliate of the Trust Advisor would manage the Trust’s loan portfolio following the Closing.
Continued Indemnification
Pursuant to the Merger Agreement, Ready Capital has agreed that all rights to indemnification and advancement of expenses for acts or omissions occurring prior to the Closing of the current or former trustees and officers of the Trust, and the Trust Advisor and its affiliates under the Declaration of Trust and the Trust’s indemnification agreements in effect as of the date of the Merger Agreement (other than the Advisory Agreement) will survive the Merger and will continue in full force and effect following the Closing.
Pursuant to the Merger Agreement, at or prior to the Closing, the Trust shall put in place, and fully prepay immediately prior to the Effective Time, “tail” insurance policies (with a claims period of at least six years from the Effective Time) from insurance carriers with the same or better credit ratings as the Trust’s current insurance carriers with respect to directors’ and officers’ liability insurance in an amount and scope at least as favorable as the Trust’s existing policies with respect to matters, acts or omissions existing or occurring at or prior to the Effective Time. The cost of the “tail” policies will be shared equally between Ready Capital and the Trust.
Ready Capital Common Stock Ownership
Mr. Steve Finkle, an independent trustee on the Trust Board and a member of the Special Committee, is the beneficial owner of approximately 80 shares of Ready Capital Common Stock.
Transition Services Agreement
Pursuant to the Merger Agreement, Ready Capital or its affiliate and the Trust Advisor will negotiate in good faith and enter into a TSA prior to the Closing. The TSA will provide for (i) the transition of data of the Trust managed and/or held by the Trust Advisor to Ready Capital or its affiliates and (ii) certain services relating to the continued operations of the Trust while data managed and/or held by the Trust Advisor is transitioned to Ready Capital or its affiliates, in exchange for compensation as set forth in the TSA.
Interests of Ready Capital Directors and Executive Officers in the Transactions (Page 93)
The Trust’s shareholders should be aware that directors and executive officers of Ready Capital have certain interests in the Merger that may be different from, or in addition to, the interests of Ready Capital stockholders generally and that may present actual or potential conflicts of interests. The Ready Capital Board was aware of these interests and considered them, among other matters, in reaching its decision to approve the Merger Agreement and the Transactions contemplated thereby.
Ready Capital will continue to be managed by the Ready Capital Manager under the terms of the Ready Capital Management Agreement. Under the Ready Capital Management Agreement, the Ready Capital Manager provides the day-to-day management of Ready Capital’s business, including providing Ready Capital with its executive officers and all other personnel necessary to support its operations. In exchange for its services, Ready Capital pays the Ready Capital Manager a management fee as well as reimburses it for certain expenses incurred by it and its affiliates in rendering management services to Ready Capital. Certain directors and executive officers of Ready Capital are partners and employees of the Ready Capital Manager.
Pursuant to the Ready Capital Management Agreement, Ready Capital pays the Ready Capital Manager a management fee calculated and payable quarterly in arrears equal to 1.5% per annum of its stockholders’ equity (as defined in the Ready Capital Management Agreement) up to $500 million and 1.0% per annum of its stockholders’ equity in excess of $500 million. Following the Merger, Ready Capital stockholders’ equity will include the additional equity attributable to the acquisition of the Trust and, thus, the amount of the management fees payable to the Ready Capital Manager will also increase, which gives the Ready Capital Manager (and, therefore, Ready Capital’s management) an incentive, not shared by Ready Capital stockholders, to negotiate and effect the Merger, possibly on terms less favorable to Ready Capital than would otherwise have been achieved.
For additional information, see “The Merger — Interests of Ready Capital’s Directors and Executive Officers in the Merger” beginning on page 93.
Conditions to Complete the Transactions (Page 110)
A number of conditions must be satisfied or, to the extent permitted by law, waived before the Transactions can be consummated. These include, among others:
•
the approval of the Merger Proposal by the Trust’s shareholders;

•
effectiveness of the registration statement on Form S-4 of which this proxy statement/prospectus forms a part, and no stop order suspending the effectiveness of the Form S-4 having been initiated or threatened by the SEC;

•
no injunction or law prohibiting the Transactions;

•
in the case of the Trust, approval for listing on the NYSE of the shares of Ready Capital Common Stock to be issued in the Transactions (including shares of Ready Capital Common Stock issuable pursuant to CVRs), subject to official notice of issuance;

•
accuracy of the other Party’s representations, subject in most cases to materiality or material adverse effect qualifications;

•
material performance and compliance with each Party’s covenants;

•
the absence of a material adverse effect on either Party;

•
in the case of the Trust, the Closing Dividend having been paid in full;

•
in the case of the Trust, the execution of the CVR Agreement;

•
in the case of Ready Capital, the Trust’s satisfaction of the minimum cash requirements set forth in the Merger Agreement;

•
the receipt of tax opinions relating to the REIT status of each of Ready Capital and the Trust; and

•
the receipt of tax opinions relating to the qualification of the Merger as a reorganization under Section 368(a) of the Code.

If the Merger Proposal is not approved by the Trust’s shareholders or any of the other conditions to the Closing are not satisfied or waived, then the Merger will not close.
Regulatory Approvals Required for the Transactions (Page 94)
Neither the Trust nor Ready Capital is aware of any material federal or state regulatory requirements that must be complied with, or approvals that must be obtained, in connection with the Merger or the other Transactions contemplated by the Merger Agreement.
Listing of Ready Capital Common Stock (Page 96)
It is a condition to the Trust’s obligation to complete the Merger that the shares of Ready Capital Common Stock issuable in connection with the Transactions (including shares of Ready Capital Common Stock issuable pursuant to CVRs) be approved for listing on the NYSE, subject to official notice of issuance. The Common Shares are not listed or traded on any securities exchange.
Accounting Treatment (Page 94)
It is anticipated that the Merger will be accounted for as a business combination by the Combined Company in accordance with ASC 805. In applying the acquisition method specified by ASC 805, it is necessary to identify the accounting acquirer, which may be different from the legal acquirer. Factors considered in identifying an accounting acquirer include, but are not limited to, the relative size of the merging companies, the relative voting interests of the Ready Capital stockholders and the Trust’s shareholders after consummation of a merger, and the composition of senior management and the board after consummation of a merger. Based upon consideration of those factors, Ready Capital has been designated as the accounting acquirer, resulting in an acquisition of the Trust. The assets (including identifiable intangible assets) and liabilities (including executory contracts and other commitments) of the Trust will be recorded at their respective fair values at the date of the Merger. The consideration transferred in a business combination is typically measured by reference to the fair value of equity issued or other assets transferred by the accounting acquirer. Accordingly, the fair value of the consideration transferred will be measured based on the aggregate number of shares of Ready Capital Common Stock issued to the Trust’s shareholders multiplied by the closing price of Ready Capital Common Stock on the day immediately preceding the Merger. The fair value of the consideration will also include the market value of the CVRs that will be issued to the Trust’s shareholders. If the fair value of the consideration transferred exceeds the fair value of the net assets and liabilities acquired, the excess will be recorded as goodwill. Alternatively, if the fair value of the net assets and liabilities acquired exceeds the fair value of consideration transferred, the transaction could result in a bargain purchase gain. Consolidated financial statements of the Combined Company issued after the Merger will reflect these fair value adjustments and the combined results of operations subsequent to the effective date of the Merger. Because Ready Capital is designated as the accounting acquirer, its historical financial statements will become the historical financial statements of the Combined Company upon consummation of the Merger. See “Merger — Accounting Treatment” on page 94.
Appraisal Rights (Page 94)
The Trust’s shareholders will not be entitled to dissenters’ or appraisal rights in connection with the Merger or the other Transactions.
No Solicitation by the Trust; Competing Proposals (Page 107)
From and after the date of the Merger Agreement until the Effective Time or if earlier, the termination of the Merger Agreement, the Trust will not, and will cause its subsidiaries and will instruct its representatives not to, among other things, directly or indirectly:
•
initiate, solicit or knowingly encourage the making of a Competing Proposal (as defined in “The Merger Agreement — No Solicitation by the Trust; Competing Proposals” beginning on page 107);

•
furnish any non-public information regarding the Trust or any of its subsidiaries, or access to the properties, assets or employees of the Trust or any of its subsidiaries, to any person in connection with or in response to any Competing Proposal;

•
engage in any discussions or negotiations with any person with respect to a Competing Proposal;

•
withdraw, modify or qualify, or propose publicly to withdraw, modify or qualify, in a manner adverse to Ready Capital, the Trust Board Recommendation, or publicly recommend the approval or adoption of, or publicly approve or adopt, any Competing Proposal;

•
enter into any letter of intent or agreement in principle, or other agreement providing for a Competing Proposal or requiring the Trust to abandon, terminate or fail to consummate the Transactions;

•
fail to include the Trust Board Recommendation in this proxy statement/prospectus or any amendment or supplement thereto; and

•
fail publicly to reaffirm without qualification the Trust Board Recommendation within ten business days after the written request of Ready Capital following a Competing Proposal that has been publicly announced (or such fewer number of days as remain prior to the Special Meeting, as it may be adjourned or postponed) (the taking of any action described in the last three of the foregoing bullets a “Change of Recommendation”).

Notwithstanding the restrictions set forth above, the Trust Board may, at any time prior to the receipt of the required approval of the Merger by the Trust’s shareholders, make a Change of Recommendation in response to a bona fide written Competing Proposal from a third party that was not solicited and did not result from a material breach of the Merger Agreement by the Trust if, prior to taking such action, (i) the Trust Board determines, after consultation with financial advisors and legal counsel, that such Competing Proposal is a Superior Proposal (as defined in “The Merger Agreement — No Solicitation by the Trust; Competing Proposals” beginning on page 107), and (ii) the Trust has given notice to Ready Capital that the Trust intends to effect a Change of Recommendation (which notice will reasonably describe the reasons for such Change of Recommendation), and either (a) Ready Capital has not proposed revisions to the terms and conditions of the Merger Agreement prior to the fifth business day after the date on which such notice is given to Ready Capital, or (b) if Ready Capital has, within the time period described in foregoing clause (a), proposed revisions to the terms and conditions of the Merger Agreement, the Trust Board, after consultation with its outside financial advisors and legal counsel, determines that the Competing Proposal remains a Superior Proposal (as defined in “The Merger Agreement — No Solicitation by the Trust; Competing Proposals — Superior Proposal” beginning on page 108) with respect to Ready Capital’s revised proposal.
Notwithstanding the restrictions set forth above, the Trust Board may, at any time prior to the receipt of the required approval of the Merger by the Trust’s shareholders, other than in response to a Competing Proposal, make a Change of Recommendation in response to a Change in Circumstances (as defined in “The Merger Agreement — No Solicitation by the Trust; Competing Proposals” beginning on page 107) if, prior to taking such action, (i) the Trust Board determines in good faith, after consultation with outside legal counsel, that, in light of such Change in Circumstances, the failure to take such action would be inconsistent with its legal duties as trustees under applicable law, (ii) the Trust has given notice to Ready Capital that the Trust intends to effect a Change of Recommendation (which notice will reasonably describe the reasons for such Change of Recommendation, including the Change in Circumstances), and either (a) Ready Capital has not have proposed revisions to the terms and conditions of the Merger Agreement prior to the fifth business day after the date on which such notice is given to Ready Capital, or (b) if Ready Capital, within the period described in the foregoing clause (a), has proposed revisions to the terms and conditions of the Merger Agreement, the Trust Board, after consultation with its outside legal counsel, determines that such proposed changes do not eliminate the need for the Trust Board to effect a Change of Recommendation and that, in light of such Change in Circumstances, the failure to make a Change of Recommendation would be reasonably expected to be inconsistent with its legal duties as trustees under applicable law.
See “The Merger Agreement — No Solicitation by the Trust; Competing Proposals” beginning on page 107.
Termination of the Merger Agreement (Page 112)
The Merger Agreement may be terminated, and the Merger and the other Transactions contemplated in the Merger Agreement may be abandoned, at any time prior to the Effective Time, whether (except as expressly set forth below) before or after the approval of the Merger and other Transactions by the Trust’s shareholders has been obtained:
•
by the mutual written consent of the Trust and Ready Capital;

•
by either the Trust (upon approval of the Special Committee) or Ready Capital if:

(i)
any final, non-appealable, governmental order, decree, ruling or injunction or other action permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger has been issued, or if any law has been adopted that makes the consummation of the Merger permanently illegal or otherwise prohibited;

(ii)
the Effective Time has not occurred on or before the End Date; provided, that if the registration statement of which this proxy statement/prospectus forms a part is declared effective by the SEC after February 14, 2025 and on or before April 15, 2025, the End Date will be 60 days following the date the registration statement is declared effective by the SEC, provided, that a Party will not have the right to terminate the Merger Agreement on these grounds if such Party’s breach of the Merger Agreement resulted in or caused the failure of the Effective Time to occur on or before the End Date;

(iii)
in the event of the breach of a covenant or agreement in the Merger Agreement by the other Party, or in the event that any representation or warranty of the other Party contained in the Merger Agreement fails to be true and correct, in a manner that would prevent any Closing condition of the terminating Party from being satisfied, and such breach cannot be, or has not been, cured (or is incapable of becoming true or does not become true) by the earlier of (a) the End Date and (b) the date that is 30 days after the delivery of written notice to the breaching Party of such breach or failure to be true and correct and the basis for such notice; provided, that a Party will not have the right to terminate the Merger Agreement on these grounds if it is also then in breach of the Merger Agreement in a manner that would also prevent any Closing condition from being satisfied; or

(iv)
the required approval of the Merger Proposal by the Trust’s shareholders has not been obtained upon a vote held at a duly held Trust shareholders meeting;

•
by Ready Capital, prior to receipt of the approval of the Merger Proposal by the Trust’s shareholders, if the Trust, the Trust Board or the Special Committee have effected a Change of Recommendation; or

•
by the Trust (upon approval by the Special Committee), prior to receipt of the approval of the Merger and the other Transactions by the Trust’s shareholders, in order to authorize the entry into a definitive alternative acquisition agreement in connection with a bona fide Superior Proposal (with such definitive alternative agreement being entered into substantially concurrently with the termination of the Merger Agreement), provided that such termination will not be effective unless the Trust concurrently pays or causes to be paid to Ready Capital the Termination Fee (as discussed in “Termination Fees and Expenses” below).

For more information, see “The Merger Agreement — Termination of the Merger Agreement” beginning on page 112.
Termination Fees and Expenses (Page 113)
Expense Reimbursement
Generally, each Party will pay its own expenses related to the preparation of the Merger Agreement and the consummation of the Transactions, whether or not the Merger is consummated. However, if either Ready Capital or the Trust terminates the Merger Agreement due to the fact that the required approval of the Merger by the Trust’s shareholders has not been obtained, then the Trust will pay Ready Capital the Expense Reimbursement.
Termination Fees
The Trust will be required to pay Ready Capital the Termination Fee (less the amount of any Expense Reimbursement previously paid by the Trust) under the following circumstances:
•
If Ready Capital terminates the Merger Agreement due to the fact that the Trust, the Trust Board or the Special Committee has effected a Change of Recommendation;

•
If the Trust terminates the Merger Agreement in order to authorize an alternative acquisition agreement in connection with a Superior Proposal;

•
If either the Trust or Ready Capital terminates the Merger Agreement due to the fact that the required approval of the Merger by the Trust’s shareholders has not been obtained following any Change of Recommendation; or

•
If either the Trust or Ready Capital terminates the Merger Agreement due to the fact that the required approval of the Merger by the Trust’s shareholders has not been obtained and both (i) on or before the date of the Special Meeting, a Competing Proposal was publicly announced or publicly disclosed and not withdrawn prior to such date (with references in the definition of Competing Proposal to “20%” or “80%” deemed to be references to “50%”) and (ii) within twelve months after the date of termination, the Trust or any of its subsidiaries consummates or enters into a definitive agreement with respect to a Competing Proposal.
For more information, see “The Merger Agreement — Termination Fees and Expenses” beginning on page 113.
Comparison of Rights of Ready Capital Stockholders and the Trust’s Shareholders (Page 154)
Holders of Common Shares will have different rights following the Effective Time because they will hold shares of Ready Capital Common Stock instead of Common Shares, and there are differences between the governing documents of Ready Capital and the Trust. For more information regarding the differences in rights of Ready Capital’s stockholders and the Trust’s shareholders, see “Comparison of Rights of Ready Capital Stockholders and the Trust’s Shareholders” beginning on page 154.
Material U.S. Federal Income Tax Consequences (Page 116)
The Merger is intended to qualify as a reorganization within the meaning of Section 368(a) of the Code, and the closing of the Merger is conditioned on the receipt by each of the Trust and Ready Capital of an opinion from its respective tax counsel to that effect. Neither the Trust nor Ready Capital has sought, nor do they intended to seek, any ruling from the IRS regarding the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code. Provided that the Merger qualifies as a reorganization within the meaning of Section 368(a) of the Code, the holders of Common Shares will generally not recognize gain or loss for U.S. federal income tax purposes upon receipt of Ready Capital Common Stock in exchange for Common Shares in connection with the Merger, except with respect to cash received in lieu of fractional shares of Ready Capital Common Stock. A holder of Common Shares generally will recognize gain or loss with respect to cash received in lieu of a fractional share of Ready Capital Common Stock in the Merger measured by the difference, if any, between the amount of cash received for such fractional share and the holder’s tax basis in such fractional share. The holders of Ready Capital Common Stock generally will not recognize any gain or loss in connection with the Merger for U.S. federal income tax purposes.
The tax consequences to you of the Merger will depend on your own situation. You should consult your tax advisor for a full understanding of the tax consequences to you (including the application and effect of any state, local or non-U.S. income and other tax laws) of the Merger. For more information regarding the U.S. federal income tax consequences of the Merger to holders of Common Shares and the ownership of Ready Capital Common Stock, please see “Material U.S. Federal Income Tax Consequences — Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 117.

RISK FACTORS
In addition to other information included elsewhere in this proxy statement/prospectus and in the annexes to this proxy statement/prospectus, including the matters addressed in “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 48, you should carefully consider the following risk factors in deciding whether to vote for the Merger Proposal. In addition, you should read and consider the risks associated with the business of Ready Capital. These risks can be found in the Annual Report on Form 10-K for the year ended December 31, 2023 and other reports of Ready Capital, which reports are incorporated by reference into this proxy statement/prospectus, including particularly “Risk Factors.” You should also read and consider the other information in this proxy statement/prospectus and the other documents incorporated by reference into this proxy statement/prospectus. Please also see “Where You Can Find More Information and Incorporation by Reference” beginning on page 164.
Risks Related to the Transactions
Because the Exchange Ratio is fixed and will not be adjusted in the event of any change in either company’s stock price or book value, the value of the Merger Consideration is uncertain.
Upon completion of the Merger, each Common Share outstanding immediately prior to the Merger (other than Canceled Shares) will be converted into and become exchangeable for a number of shares of Ready Capital Common Stock equal to the Exchange Ratio. The Exchange Ratio is fixed in the Merger Agreement and will not be adjusted for changes in the market price of either Ready Capital Common Stock or Common Shares or changes in either company’s book value. The market price of Ready Capital Common Stock has fluctuated since the date of the announcement of the Merger Agreement and will continue to fluctuate through the date of the Special Meeting and the Closing.
Ready Capital will issue 0.416 of a share of Ready Capital Common Stock in exchange for each Common Share. As a result, the implied value of the Merger Consideration to be received by the Trust’s shareholders will fluctuate based on any changes in the market price of Ready Capital Common Stock prior to the Closing. Accordingly, the implied value of the Merger Consideration to be received by the Trust’s shareholders in the Merger could be greater than, less than or the same as the implied value of the Merger Consideration on the date of this proxy statement/prospectus. The Trust’s shareholders will not know or be able to determine at the time of the Special Meeting the market value of the Merger Consideration they will receive upon completion of the Merger.
Stock prices are affected by a variety of factors, including, among others:
•
general market and economic conditions;

•
changes in a company’s business, operations and prospects;

•
interest rates, general market, industry and economic conditions, and other factors generally affecting the respective prices of Ready Capital Common Stock and Common Shares;

•
federal, state and local legislation, governmental regulation and legal developments in the industry segments in which Ready Capital and the Trust operate;

•
market assessments of the likelihood that the Merger will be completed and the benefits to be achieved; and

•
the timing of the Merger and regulatory considerations.

Many of these factors are beyond Ready Capital’s and the Trust’s control, and the Trust is not permitted to terminate the Merger Agreement solely due to a decline in the market price of Ready Capital Common Stock. You are urged to obtain current market quotations for Ready Capital Common Stock in determining whether to vote for the Merger Proposal.
The Merger is subject to a number of conditions which, if not satisfied or waived in a timely manner, would delay the Merger or adversely impact the Parties’ ability to complete the Merger.
The Closing is subject to the satisfaction or waiver of a number of conditions. In particular, completion of the Merger requires the approval of the Merger Proposal by the Trust’s shareholders at the Special Meeting.

The obligation of each of Ready Capital and the Trust to complete the Merger is also conditioned on, among other things, (i) the representations and warranties of the Parties being true and correct, subject to the materiality standards contained in the Merger Agreement, (ii) each Party’s compliance in all material respects with their respective covenants and agreements set forth in the Merger Agreement, (iii) the absence of a material adverse effect with respect to either Ready Capital or the Trust, (iv) the delivery of certain tax opinions, documents and certificates, (v) the requirement that, after giving effect to all dividends and other distributions to the Trust’s shareholders (including the Closing Dividend), the Trust has unrestricted consolidated cash and cash equivalents of not less than $15.0 million plus the amount of any Proceeds received by the Trust after September 30, 2024 and prior to the Closing and (vi) the absence of any order, decree, ruling, injunction or other action restraining, enjoining or otherwise prohibiting the consummation of the Merger and no law or interpretation thereof having been adopted that makes consummation of the Merger illegal or otherwise prohibited. In addition, under circumstances specified in the Merger Agreement, Ready Capital or the Trust may terminate the Merger Agreement.
While it is currently anticipated that the Closing will occur shortly after the Special Meeting, there can be no assurance that the conditions to Closing will be satisfied in a timely manner or at all, or that an effect, event, circumstance, occurrence, development or change will not transpire that could delay or prevent these conditions from being satisfied. Accordingly, the Trust and Ready Capital cannot provide any assurances with respect to the timing of the Closing and whether the Merger will be consummated. Any delay in completing the Merger could cause the Combined Company not to realize, or to be delayed in realizing, some or all of the benefits that the Parties expect to achieve if the Merger is successfully completed within its expected time frame. For a more complete summary of the conditions that must be satisfied or waived prior to completion of the Merger, see “The Merger Agreement — Conditions to Complete the Transactions” beginning on page 110.
Each Party has rights to terminate the Merger Agreement, which could negatively impact the Trust.
Either the Trust or Ready Capital may terminate the Merger Agreement under certain circumstances, including if the Effective Time has not occurred by the End Date. However, this termination right will not be available to a Party if that Party failed to fulfill its obligations under the Merger Agreement and that failure was the cause of, or resulted in, the failure of the Effective Time to occur on or before the End Date. Either Party may also terminate the Merger Agreement in the event of certain breaches by the other Party of its covenants or representations and warranties under the Merger Agreement if the terminating party is not then in terminable breach of the Merger Agreement. In addition, either Party may terminate the Merger Agreement if the Merger Proposal is not approved by the Trust’s shareholders upon a vote held at the Special Meeting. Further, each of Ready Capital and the Trust has rights to terminate the Merger Agreement under certain circumstances before the Merger Proposal is approved, for example, if the Trust Board changes its recommendation that the Trust’s shareholders vote to approve the Merger Proposal. For additional information, see “The Merger Agreement — Termination of the Merger Agreement” beginning on page 112.
Failure to consummate the Merger as currently contemplated or at all could adversely affect the future business and financial results of the Trust.
The Merger may be consummated on terms different than those contemplated by the Merger Agreement, or the Merger may not be consummated at all, including if the Trust’s shareholders fail to approve the Merger Proposal. If the Merger is not completed, or is completed on different terms than as contemplated by the Merger Agreement, the Trust and its subsidiaries could be adversely affected and subject to a variety of risks associated therewith, including the following:
•
the Trust’s shareholders may be prevented from realizing the anticipated benefits of the Merger;

•
the value and liquidity of Common Shares could decline significantly;

•
the Trust could suffer reputational harm due to the adverse perception of any failure to successfully consummate the Merger;

•
the Trust’s business partners and other stakeholders may react negatively;

•
the Trust will have incurred substantial costs relating to the Merger, such as legal, accounting, financial advisor, filing, printing and mailing fees, which must be paid regardless of whether the Merger is consummated;

•
the Merger Agreement places certain restrictions on the conduct of the Trust’s business prior to the completion of the Merger and such restrictions, the waiver of which is subject to Ready Capital’s consent (not to be unreasonably withheld, conditioned or delayed), may prevent the Trust from making certain decisions or taking certain other specified actions it would otherwise have taken during the pendency of the Merger;

•
the attention of the Trust’s management, employees and affiliates has been diverted from their day-to-day business and operational matters as a result of efforts relating to attempting to consummate the Merger; and

•
there could be litigation related to any failure to complete the Merger or related to any enforcement proceeding commenced against the Trust to perform its obligations under the Merger Agreement.

Any delay in the consummation of the Merger, any uncertainty about the consummation of the Merger on terms other than those contemplated by the Merger Agreement or any failure to complete the Merger could materially adversely affect the business and financial results of the Trust.
The Merger Agreement contains provisions that could discourage a potential competing acquirer of the Trust or could result in any competing acquisition proposal being at a lower price than it might otherwise have been.
The Merger Agreement contains provisions that, subject to limited exceptions, restrict the Trust’s ability to, during the period prior to the Effective Time and the termination of the Merger Agreement, initiate, solicit or knowingly encourage the making of, engage in any discussions regarding, or enter into any agreement with respect to, a Competing Proposal. The Trust is also required to keep Ready Capital informed with respect to any Competing Proposal. These provisions could discourage a potential competing acquirer that might have an interest in acquiring all or a significant part of the Trust from considering or proposing a competing acquisition, even if the potential competing acquirer was prepared to pay consideration with a higher per Common Share cash value than that proposed to be received or realized by the Trust’s shareholders pursuant to the Merger Agreement. For additional information, see “The Merger Agreement — No Solicitation by the Trust; Competing Proposals” beginning on page 107.
Whether or not the Merger is consummated, the pendency of the Merger could adversely affect the business and operations of each Party and its affiliates.
The Merger will happen only if the stated Closing conditions are satisfied, and many of such conditions are outside the Parties’ control. The Parties also have certain rights to terminate the Merger Agreement. Accordingly, there may be uncertainty regarding the completion of the Merger, and this uncertainty could cause some third parties with whom Ready Capital or the Trust and their respective affiliates do business to delay or defer decisions regarding entering into contracts or loan agreements or otherwise conducting business with Ready Capital or the Trust, or to seek to change or cancel existing business relationships with Ready Capital or the Trust, any of which could negatively affect either Party’s and the Combined Company’s respective revenues, earnings, cash flows and expenses, regardless of whether the Merger is completed. The pendency of the Merger will also require significant Ready Capital and Trust management resources to complete the Merger, which could divert management’s attention from day-to-day operations and disrupt each company’s and, following Closing, the Combined Company’s, business. Additionally, the pendency of the Merger may make it more difficult for the Trust’s affiliates to effectively retain and incentivize key personnel.
In addition, under the Merger Agreement, each of Ready Capital and the Trust is subject to certain restrictions on the conduct of its respective business prior to Closing. These restrictions may prevent either Ready Capital or the Trust, as applicable, from pursuing certain strategic transactions, acquiring and disposing of assets, undertaking certain capital projects, undertaking certain financing transactions and otherwise pursuing other actions that are not in the ordinary course of business, even if such actions could prove beneficial. These restrictions could negatively impact the revenue, earnings and cash flows of Ready Capital or the Trust. See “The Merger Agreement — Conduct of Business of the Trust Pending the Transactions” beginning on page 103, and “The Merger Agreement — Conduct of Business of Ready Capital Pending the Transactions” beginning on page 105.

The market price of Ready Capital Common Stock may decline as a result of the Merger and the post-Closing market price of Ready Capital Common Stock may be affected by factors different from or in addition to those affecting the price before the Merger.
The market price of Ready Capital Common Stock may decline as a result of the Merger if the Combined Company does not achieve the perceived benefits of the Merger or the effect of the Merger on the Combined Company’s financial results is not consistent with the expectations of financial or industry analysts.
In addition, upon consummation of the Merger, the Trust’s shareholders will own interests in the Combined Company, which will operate an expanded business with a different mix of assets, risks and liabilities. The Trust’s shareholders may not wish to continue to invest in the Combined Company, or for other reasons, may wish to dispose of some or all of their Common Shares before the Effective Time. If, following the Effective Time, a large amount of Ready Capital Common Stock is sold, the price of Ready Capital Common Stock could decline.
The businesses of Ready Capital and the Trust differ in certain important respects, and, accordingly, the Combined Company’s results of operations, as well as the market price of Ready Capital Common Stock after the Merger may be affected by factors in addition to those currently affecting Ready Capital’s and the Trust’s respective results of operations and the market prices of each company’s common stock, particularly any increase in the Combined Company’s leverage compared to that in place for Ready Capital today, and other differences in assets and capitalization. Following the Closing, the Combined Company will be subject to the unique risks related to integrating the Trust’s lending platform into Ready Capital’s existing operations and the origination and ownership of construction loans, which are subject to additional risks as compared to loans secured by existing structures or land. Accordingly, Ready Capital’s historical market price and financial results may not be indicative of these matters for the Combined Company after the Merger. For a discussion of the businesses of each of Ready Capital and the Trust and some important factors to consider in connection with those businesses, see “The Companies” beginning on page 50 and the information included elsewhere in this proxy statement/prospectus or incorporated herein by reference. See also “Where You Can Find More Information and Incorporation” beginning on page 164.
The shares of Ready Capital Common Stock to be received by the Trust’s shareholders as Merger Consideration will have rights different from Common Shares.
Upon completion of the Merger, the rights of the Trust’s shareholders, who will become Ready Capital stockholders, will be governed by the Ready Capital Charter and the Ready Capital Bylaws. The rights associated with Common Shares are different from the rights associated with Ready Capital Common Stock. For a description of these differences, see “Comparison of Rights of Ready Capital Stockholders and the Trust’s Shareholders” beginning on page 154.
The Trust’s shareholders will have reduced ownership and voting interest in and will exercise less influence over management of the Combined Company.
The Trust’s shareholders currently have the right to vote in the election of the Trust Board and on other matters affecting the Trust. Upon completion of the Merger, each Trust shareholder will become a Ready Capital stockholder with a percentage ownership that will be significantly smaller than such shareholder’s percentage ownership of the Trust immediately prior to the Closing. Immediately following the Effective Time, based on the number of shares of Ready Capital Common Stock and the number of Common Shares outstanding as of January 6, 2025, Ready Capital stockholders as of immediately prior to the Effective Time will hold, in the aggregate, approximately 93% of the issued and outstanding shares of the Combined Company, and the Trust’s shareholders as of immediately prior to the Effective Time will hold, in the aggregate, approximately 7% of the issued and outstanding shares of the Combined Company on a fully diluted basis. The exact equity stake of Ready Capital’s stockholders and the Trust’s shareholders in the Combined Company immediately following the Effective Time will depend on the ultimate number of shares of Ready Capital Common Stock and the number of Common Shares issued and outstanding immediately prior to the Effective Time. In addition, the Merger Agreement does not provide for the appointment of a member of the Trust Board or another nominee thereof to the Ready Capital Board at or following Closing. Accordingly, the Trust’s shareholders will have less influence on the management and policies of the Combined Company than they now have on the management and policies of the Trust.
The amount of the Closing Dividend is unknown and will be determined by factors outside the control of the Trust and the Trust Advisor.
The amount of the Closing Dividend depends on several factors outside the control of the Trust and the Trust Advisor, most of which will not be known until closer to the Closing, including the performance of underlying loans held by the Trust and the amount of transaction and litigation costs and other expenses incurred by the Trust prior to the Closing. Pursuant to the Merger Agreement, the Trust is required to have unrestricted consolidated cash and cash equivalents of not less than $15.0 million plus the amount of any Proceeds received by the Trust after September 30, 2024, and prior to the Closing. As a result, the Trust may have to reduce the amount of the Closing Dividend paid to the holders of Common Shares below the maximum amount of $75 million to satisfy such condition. Additionally, there is no guarantee that the Trust’s loans will perform as expected by management and the amount of the Closing Dividend may be reduced as a result.
The CVRs issued as Merger Consideration are generally not transferrable by the holders thereof and the value, if any, of the CVRs is contingent upon the performance of the Portfolio Loans and subject to the terms and conditions of the CVR Agreement.
The CVRs issued in the Merger are governed by the terms of the CVR Agreement. The CVR Agreement will provide that each CVR holder will receive additional shares of Ready Capital Common Stock after the end of each of the four CVR Accrual Periods following the Effective Time, based the Proceeds received by Ready Capital and its subsidiaries in respect of the Portfolio Loans during each of the CVR Accrual Periods, net of certain costs and expenses incurred during those CVR Accrual Periods or carried over from prior CVR Accrual Periods. Under the CVR Agreement, once Ready Capital has recovered the Ready Capital Priority Amount, Ready Capital will retain 40% of the remaining net Proceeds received during the relevant CVR Accrual Period and CVR holders will be entitled to receive additional shares Ready Capital Common Stock with a value, based on the Ready Capital Share Value, equal to 60% of the remaining net Proceeds. The value, if any, of the CVRs is dependent upon the performance of the Portfolio Loans and the amount of the CVR Adjustments to be deducted from the Proceeds during the four CVR Accrual Periods, and there is no guarantee regarding the ultimate value of the CVRs.
Pursuant to the CVR Agreement, Ready Capital will be responsible for calculating consideration payable, if any, to CVR holders for each CVR Accrual Period pursuant to the terms of the CVR Agreement. The CVR Agreement provides for dispute resolution mechanisms in the event that the holders of the CVRs object to any of the calculations presented by Ready Capital, however, to initiate such dispute resolution process action must be taken by holders of at least 30% of the outstanding CVRs. In addition, CVRs will not represent any equity or ownership interest in Ready Capital or any of its affiliates, holders of CVRs will not have any voting, dividend or distribution rights, and CVRs will not be transferrable by holders except for certain exceptions set forth in the CVR Agreement, including as required by law, certain trust instruments or in connection with the death or liquidation of a holder.
Trustees and executive officers of the Trust and the Trust Advisor and its affiliates may have interests in the Transactions that are different from, or in addition to, the interests of the Trust’s shareholders.
In considering the recommendation of the Trust Board to approve the Merger Proposal, the Trust’s shareholders should be aware that trustees and executive officers of the Trust and the Trust Advisor and its affiliates have interests in the Transactions that may be different from, or in addition to, the interests of the Trust’s shareholders generally and that may present actual or potential conflicts of interests, including:
•
Ready Capital or an affiliate thereof and an affiliate of the Trust Advisor may enter into a sub-advisory agreement or a services agreement prior to Closing pursuant to which the affiliate of the Trust Advisor would manage the Trust’s loan portfolio following the Closing;

•
Pursuant to the Merger Agreement, Ready Capital has agreed that all rights to indemnification and advancement of expenses for acts or omissions occurring prior to the Closing of the current or former trustees and officers of the Trust, and the Trust Advisor and its affiliates under the Declaration of Trust and Trust indemnification agreements in effect as of the date of the Merger Agreement (other than the Advisory Agreement) will survive the Merger and will continue in full force and effect following the Closing;
•
Pursuant to the Merger Agreement, at or prior to the Closing, the Trust shall put in place, and fully prepay immediately prior to the Effective Time, “tail” insurance policies (with a claims period of at least six years from the Effective Time) from insurance carriers with the same or better credit ratings as the Trust’s current insurance carriers with respect to directors’ and officers’ liability insurance in an amount and scope at least as favorable as the Trust’s existing policies with respect to matters, acts or omissions existing or occurring at or prior to the Effective Time, with the cost of the “tail” policies to be shared equally between Ready Capital and the Trust;

•
Mr. Steve Finkle, an independent trustee on the Trust Board and a member of the Special Committee, is the beneficial owner of approximately 80 shares of Ready Capital Common Stock; and

•
Pursuant to the Merger Agreement, Ready Capital or its affiliate and the Trust Advisor will negotiate in good faith and enter into a TSA prior to the Closing, which will provide for (i) the transition of data of the Trust managed and/or held by the Trust Advisor to Ready Capital or its affiliates and (ii) certain services relating to the continued operations of the Trust while data managed and/or held by the Trust Advisor is transitioned to Ready Capital or its affiliates, in exchange for compensation as set forth in the TSA.

The Special Committee and the Trust Board were aware of these interests and considered them, among other matters, in the Special Committee making its recommendation to the Trust Board that it approve, and in the Trust Board reaching its decision to approve, the Merger Agreement and the Transactions contemplated thereby. The interests are described in more detail in “The Merger — Interests of the Trustees and Executive Officers of the Trust and the Trust Advisor and its Affiliates in the Transactions” beginning on page 92.
The Trust may waive one or more of the conditions to the completion of the Merger without re-soliciting shareholder approval.
The Trust (acting on the recommendation of the Special Committee) may determine to waive, in whole or part, one or more of the conditions of its obligations to complete the Merger. The Trust currently expects to evaluate the materiality of any waiver and its effect on the Trust’s shareholders in light of the facts and circumstances at the time of such waiver, to determine whether any amendment or any re-solicitation of proxies or voting cards is required in light of such waiver. Any determination whether to waive any condition to the completion of the Merger or as to re-soliciting shareholder approval or amending this proxy statement/prospectus as a result of any such waiver will be made by the Trust at the time of such waiver based on the facts and circumstances as they exist at that time.
The Trust’s shareholders will not be entitled to appraisal rights in the Merger.
Holders of Common Shares who do not vote in favor of the Merger Proposal will not have rights to an appraisal of the fair value of their shares. Because shares of Ready Capital Common Stock are listed on the NYSE, a national securities exchange, and are expected to continue to be so listed following the Closing, and because the Trust’s shareholders are not required by the terms of the Merger Agreement to accept for their shares anything other than shares of Ready Capital Common Stock, CVRs and cash in lieu of fractional shares of Ready Capital Common Stock, holders of Common Shares will not be entitled to appraisal rights in the Merger. Please see “No Dissenters’ or Appraisal Rights” beginning on page 99.
Lawsuits may be filed against the Trust and Ready Capital challenging the Merger and an adverse ruling in any such lawsuit may prevent the Merger from being completed.
Governmental authorities or other third parties with appropriate standing may file litigation challenging the Merger and seeking an order enjoining or otherwise delaying or prohibiting the completion of the Merger. One of the conditions to the closing of the Merger is no governmental entity having jurisdiction over any Party shall have issued any order, decree, ruling, injunction or other action that is in effect (whether temporary, preliminary or permanent) restraining, enjoining or otherwise prohibiting the consummation of the Merger and no law (or interpretation thereof by a governmental entity) shall have been adopted that makes consummation of the Merger illegal or otherwise prohibited. Consequently, if any lawsuit is filed and a settlement or other resolution is not reached and the plaintiff secures injunctive or other relief prohibiting, delaying or otherwise adversely affecting the Parties’ ability to consummate the Merger, then such injunctive or other relief may prevent the Merger from becoming effective within the expected time frame or at all. Regardless of whether a plaintiff’s claims have any merit or are successful, lawsuits can result in significant costs and divert management’s attention and resources, which could adversely affect the operation of the business of the Trust and Ready Capital and, following completion of the Merger, the Combined Company. The outcome of any litigation cannot be assured, including the amount of costs associated with defending the claims asserted or any other liabilities that may be incurred in connection with the litigation of such claims.
Risks Related to the Combined Company Following the Merger
Integrating the Trust may be more difficult, costly or time-consuming than expected and the Combined Company may not realize the anticipated synergies and other expected benefits of the Merger on the anticipated timeframe or at all.
The Merger involves the combination of Ready Capital, a company that currently operates as an independent public company, and the Trust and its assets and operations. The Combined Company expects to benefit from an expanded investment portfolio that will include a diverse portfolio of construction assets with attractive portfolio yields, earnings accretion and a reduced leverage profile. The Trust has entered into the Merger Agreement because it believes that the Merger is fair to and in the best interests of its shareholders and that combining the businesses of Ready Capital and the Trust will produce benefits and cost savings. However, Ready Capital must successfully integrate the Trust in a manner that permits these benefits to be realized.
The Combined Company will be required to devote significant management attention and resources to the integration process. The potential difficulties the Combined Company may encounter in the integration process include, but are not limited to, the following:
•
the inability to successfully combine the businesses in a manner that permits the Combined Company to achieve the cost savings anticipated to result from the Merger, which would result in the anticipated benefits of the Merger not being realized in the timeframe currently anticipated or at all;

•
the complexities of combining companies with different histories, operations, systems, corporate functions, liabilities and portfolio assets, including consolidating the companies’ accounting, controls, administrative and information technology infrastructure;

•
identifying and eliminating redundant and underperforming functions and assets;

•
potential unknown liabilities and unforeseen increased expenses, delays or conditions associated with the Merger; and

•
performance shortfalls as a result of the diversion of management’s attention caused by completing the Merger and integrating the businesses.

If the Combined Company is not able to successfully achieve its objectives, the anticipated benefits of the Merger may not be realized fully, or at all, or may take longer to realize than expected. It is possible that the integration process could result in the distraction of the Combined Company’s management, the disruption of the Combined Company’s ongoing business or inconsistencies in its operations, services, standards, controls, policies and procedures, any of which could adversely affect the Combined Company’s ability to deliver investment returns to stockholders, to maintain relationships with its key stakeholders and employees, or could otherwise materially and adversely affect its business, financial condition and results of operations.
The Combined Company will inherit the Trust’s ongoing litigation and related expenses, the ultimate resolution of which is uncertain and which could have an adverse effect on the Combined Company’s business and operations.
The Trust is subject to certain ongoing litigation related to its assets and operations, the outcome of which is uncertain. Following the Closing, the Combined Company will inherit such ongoing litigation and is expected to incur additional expenses in investigating and defending such litigation. In the event that the Combined Company is unable to successfully defend such litigation, it could be subject to civil liability, fines and other expenses. Such liability and expenses could have an adverse impact on the Combined Company’s results of operations and could reduce the realization of efficiencies, strategic benefits and additional income the Parties expect to achieve from the Merger.
The Combined Company may not be able to retain business partners or business partners may seek to change their relationships with the Combined Company, which could have an adverse effect on the Combined Company’s business and operations.
The Merger may impact the Combined Company relationships with business partners and other stakeholders in ways that harm the Combined Company’s business and results of operations. Certain business partners and stakeholders may seek to terminate or modify contractual obligations following the Merger whether or not contractual rights are triggered as a result of the Merger. Additionally, the Trust has contracts with business partners and other stakeholders which may require the Trust to obtain consent from these third parties in connection with the Merger. There can be no guarantee that business partners and stakeholders will continue their relationships with the Combined Company or do so on the same or similar contractual terms following the Merger or, if they have such a right, consent to the Merger. If any business partners or other stakeholders seek to terminate or modify contractual obligations or discontinue a relationship with the Combined Company, or refuses to provide a required consent, the Combined Company’s business and results of operations may be harmed. Any of the aforementioned disruptions could limit the Combined Company’s ability to achieve the anticipated benefits of the Merger or cause the Combined Company to suffer a loss of potential future revenue or lose rights that are or will be material to its business. The adverse effect of any such disruptions could also be exacerbated by a delay in the completion of the Merger or by a termination of the Merger Agreement.
Following the Merger, the Combined Company may not pay dividends at or above the rate currently paid by the Trust or Ready Capital.
The Ready Capital Board has recently reduced the quarterly dividend paid to holders of Ready Capital Common Stock, and the Ready Capital Board may further reduce or eliminate the quarterly dividend such that, following the Merger, the Combined Company’s stockholders may not receive dividends at the same rate that they did as shareholders of the Trust prior to the Merger, or at the same rate that Ready Capital currently pays dividends to its stockholders, for various reasons, including the following:
•
the Combined Company may not have enough cash to pay such dividends due to changes in its cash requirements, capital spending plans, cash flow or financial position;

•
decisions about whether, when and in what amounts to make any future dividends will remain at all times entirely at the discretion of the Ready Capital Board, which reserves the right to change its dividend practices at any time and for any reason; and

•
the amount of dividends that the Combined Company’s subsidiaries may distribute to the Combined Company may be subject to restrictions imposed by state law and restrictions imposed by the terms of any current or future indebtedness that these subsidiaries may incur.

Following completion of the Merger, Ready Capital stockholders will have no contractual or other legal right to dividends that have not been authorized by the Ready Capital Board.
The Combined Company will have a significant amount of indebtedness and may need to incur more in the future.
The Combined Company will have substantial indebtedness following completion of the Merger. The amount of such indebtedness could have material adverse consequences for the Combined Company, including:
•
hindering its ability to adjust to changing market, industry, regulatory or economic conditions;

•
limiting its ability to access the capital markets to raise additional equity or refinance debt on favorable terms or to fund acquisitions or emerging businesses;

•
requiring it to dedicate a substantial portion of its cash flow to debt repayment, thereby reducing the amount of cash flow available for future operations, acquisitions, dividends, stock repurchases or other uses;

•
making it more vulnerable to economic or industry downturns, including interest rate increases;

•
making it more difficult to borrow additional funds; and

•
placing it at a competitive disadvantage compared to less leveraged competitors.

In addition, in connection with executing its business strategies following the Merger, the Combined Company expects to evaluate the possibility of investing in additional target assets and making other strategic investments, and it may elect to finance these endeavors by incurring additional indebtedness. The Combined Company’s ability to arrange additional financing will depend on, among other factors, its financial position and performance, as well as prevailing market conditions and other factors beyond its control. The Combined Company’s credit ratings will also be relevant with respect to future financings and the level and quality of the Combined Company’s earnings, operations, business and management, among other things, will impact the determination of its credit ratings, and a decrease in the ratings assigned to the Combined Company by the ratings agencies may negatively impact its access to the debt capital markets and increase its cost of borrowing. There can be no assurance that the Combined Company will be able to maintain the current credit worthiness or prospective credit ratings of Ready Capital, and any actual or anticipated changes or downgrades in its credit ratings may have a negative impact on the liquidity, capital position or access to capital markets of the Combined Company. There can be no assurance that the Combined Company will be able to obtain financing on acceptable terms or at all. If the Combined Company is unable to obtain additional financing, its credit ratings could be further adversely affected, which could further raise its borrowing costs and further limit its future access to capital and its ability to satisfy its obligations under its indebtedness.
The Combined Company is expected to incur substantial expenses related and unrelated to the Merger.
Ready Capital and the Trust have incurred substantial legal, accounting, financial advisory and other costs, and their respective management teams and affiliates have devoted considerable time and effort in connection with the Merger. Ready Capital and the Trust may incur significant additional costs in connection with the completion of the Merger and integrating the Trust’s business or in connection with any delay in completing the Merger or termination of the Merger Agreement, in addition to the other costs already incurred. The fees and expenses may be significant and could have an adverse impact on the Combined Company’s results of operations.
Although Ready Capital and the Trust have assumed that a certain level of transaction and integration expenses would be incurred, there are a number of factors beyond the control of either Party that could affect the total amount or the timing of the expenses. Many of the expenses that will be incurred, by their nature, are difficult to estimate accurately at the present time. As a result, these expenses could, particularly in the near term, exceed the savings that the Combined Company expects to achieve from the elimination of duplicative expenses and the realization of economies of scale and cost savings related to the integration of the businesses following the completion of the Merger. There may also be additional unanticipated significant costs in connection with the Merger that the Combined Company may not recoup. These costs and expenses could reduce the realization of efficiencies, strategic benefits and additional income the Parties expect to achieve from the Merger.
Tax Risks
The Combined Company may incur adverse tax consequences if it or the Trust has failed or fails to qualify as a REIT for U.S. federal income tax purposes.
Each of Ready Capital and the Trust has operated in a manner that it believes has allowed it to qualify as a REIT for U.S. federal income tax purposes under the Code and intends to continue to do so through the time of the closing of the Merger and, the Combined Company intends to continue operating in such a manner after the Merger. Neither Ready Capital nor the Trust has requested or plans to request a ruling from the IRS that it qualifies as a REIT. Qualification as a REIT involves the application of highly technical and complex Code provisions for which there are only limited judicial and administrative interpretations. The complexity of these provisions and of the applicable regulations of the U.S. Department of the Treasury (the “Treasury Regulations”) and the IRS, that have been promulgated under the Code is greater in the case of a REIT that holds its assets through a partnership (which, consistent with the past practices of Ready Capital, the Combined Company will do after the Merger). The determination of various factual matters and circumstances not entirely within the control of Ready Capital and the Trust may affect its ability to qualify as a REIT. In order to qualify as a REIT, each of Ready Capital and the Trust must satisfy a number of requirements, including requirements regarding the ownership of its shares and the composition of its gross income and assets. Also, a REIT must distribute to stockholders annually dividends equal to at least 90% of its net taxable income, excluding any capital gains.
If Ready Capital loses its REIT status, or is determined to have lost its REIT status in a prior year, it will face serious tax consequences that would substantially reduce its cash available for distribution, including cash available to pay dividends to its stockholders and to pay the principal of and interest on its debt securities or other indebtedness, because:
•
it would be subject to U.S. federal corporate income tax on its net income for the years it did not qualify for taxation as a REIT (and, for such years, would not be allowed a deduction for dividends paid to stockholders in computing its taxable income);

•
it could be subject to a federal alternative minimum tax and increased state and local taxes for such periods;

•
unless it is entitled to relief under applicable statutory provisions, it or any “successor” company could be precluded, pursuant to the REIT “lockout” rules, from qualifying as a REIT until the fifth taxable year following the year for which the REIT qualification originally terminated, and, in such circumstances, it or any “successor” company would be treated as a regular corporation taxable under subchapter C of chapter 1 of the Code in the interim; and

•
for five years following re-election of REIT status, upon a taxable disposition of an asset owned as of such re-election, it could be subject to federal corporate level tax with respect to any built-in gain inherent in such asset at the time of re-election.

Even if Ready Capital retains its REIT status, if the Trust is determined to have lost its REIT status for a taxable year ending on or before the Merger is completed, the Trust would be subject to adverse tax consequences similar to those described above. If this were the case, the Combined Company would face serious tax consequences that could substantially reduce its cash available for distribution to its stockholders because, assuming that Ready Capital otherwise maintains its REIT qualification:
•
the Combined Company would generally inherit any corporate, income, excise, and other tax liabilities of the Trust, including penalties and interest;

•
the Combined Company generally would be subject to tax on the built-in gain on each asset of the Trust existing at the time of the Merger if the Combined Company were to dispose of the Trust asset during the five-year period following the Merger; and

•
the Combined Company would succeed to any earnings and profits accumulated by the Trust for taxable periods during which the Trust did not qualify as a REIT, and the Combined Company would be required to pay a special distribution and/or employ applicable deficiency dividend procedures (including penalties and interest payments to the IRS) to eliminate any such earnings and profits (or if the Combined Company does not timely distribute those earnings and profits, the Combined Company could fail to qualify as a REIT).

If there is an adjustment to the Trust’s taxable income or dividends paid deductions, the Combined Company could elect to use the deficiency dividend procedure in order to maintain the Trust’s REIT status. That deficiency dividend procedure could require the Combined Company to make significant distributions to its stockholders and to pay significant interest to the IRS.
As a result of these factors, any failure by Ready Capital and the Trust to qualify as a REIT for any taxable year before the Merger or that includes the Merger could impair the Combined Company’s ability after the Merger to expand its business and raise capital, and could materially adversely affect the value of Ready Capital Common Stock.
Investment in the Combined Company has various tax risks.
This summary of certain tax risks is limited to the U.S. federal income tax risks addressed below. Additional risks or issues may exist that are not addressed in this proxy statement/prospectus and that could affect the U.S. federal income tax treatment of the Combined Company, the Operating Partnership or the Combined Company’s stockholders.
The Combined Company’s failure to qualify as a REIT would subject it to U.S. federal income tax and applicable state and local taxes, which would reduce the amount of cash available for distribution to the Combined Company’s stockholders.
The Combined Company intends to continue to be organized, and to operate in a manner that will allow it to qualify as a REIT for U.S. federal income tax purposes under the Code. The Combined Company does not intend to request a ruling from the IRS that the Combined Company qualifies as a REIT. The U.S. federal income tax laws governing REITs are complex, and judicial and administrative interpretations of the U.S. federal income tax laws governing REIT qualification are limited. The complexity of these provisions and of applicable Treasury Regulations is greater in the case of a REIT that, like the Combined Company, holds certain of its assets through a partnership. To qualify as a REIT, the Combined Company must meet, on an ongoing basis, various tests regarding the nature of its assets and its income, the ownership of its outstanding shares, and the amount of its distributions. The Combined Company’s ability to satisfy the asset tests depends on its analysis of the characterization and fair market values of its assets, some of which are not susceptible to a precise determination, and for which the Combined Company may not obtain independent appraisals. Moreover, new legislation, court decisions or administrative guidance, in each case possibly with retroactive effect, may make it more difficult or impossible for the Combined Company to qualify as a REIT. In addition, the Combined Company’s ability to satisfy the requirements to qualify as a REIT depends in part on the actions of third parties over which the Combined Company has no control or only limited influence, including in cases where the Combined Company owns an equity interest in an entity that is classified as a partnership for U.S. federal income tax purposes. Furthermore, the Combined Company holds certain assets through its ownership interest in Ready Capital Subsidiary REIT I, LLC and Ready Capital Subsidiary REIT II, LLC (together, “Ready Capital’s subsidiary REITs”). The Combined Company’s ability to qualify as a REIT is dependent in part on the REIT qualification of Ready Capital’s subsidiary REITs, which are each required to separately satisfy each of the REIT requirements in order to qualify as a REIT. Thus, while the Combined Company intends to operate so that it will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in the Combined Company’s circumstances, no assurance can be given that the Combined Company will so qualify for any particular year. These considerations also might restrict the types of assets that the Combined Company can acquire in the future.
If the Combined Company fails to qualify as a REIT in any taxable year, and does not qualify for certain statutory relief provisions, the Combined Company would be required to pay U.S. federal income tax on its taxable income, and distributions to its stockholders would not be deductible by the Combined Company in determining its taxable income. In such a case, the Combined Company might need to borrow money or sell assets in order to pay the Combined Company’s taxes. The Combined Company’s payment of income tax would decrease the amount of its income available for distribution to its stockholders. Furthermore, if the Combined Company fails to maintain its qualification as a REIT, the Combined Company no longer would be required to distribute substantially all of its net taxable income to its stockholders. In addition, unless the Combined Company were eligible for certain statutory relief provisions, the Combined Company could not re-elect to qualify as a REIT until the fifth calendar year following the year in which it failed to qualify. Should either Ready Capital or the Trust fail to qualify as a REIT and the Merger is completed, such failure could also lead to the risks discussed above in “— The Combined Company may incur adverse tax consequences if it or the Trust has failed or fails to qualify as a REIT for U.S. federal income tax purposes.”

The percentage of the Combined Company’s assets represented by TRSs and the amount of the Combined Company’s income that it can receive in the form of TRS dividends and interest are subject to statutory limitations that could jeopardize the Combined Company’s REIT qualification and could limit its ability to acquire or force it to liquidate otherwise attractive investments.
A REIT may own up to 100% of the stock of one or more TRSs. A TRS may earn income that would not be qualifying income if earned directly by the parent REIT. In order to treat a subsidiary of the REIT as a TRS, both the subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. In order to qualify as a REIT, no more than 20% of the value of the Combined Company’s gross assets at the end of each calendar quarter may consist of securities of one or more TRSs. A significant portion of Ready Capital’s activities are, and a significant portion of the Combined Company’s activities following the Merger are expected to be, conducted through TRSs, and Ready Capital expects that such TRSs will from time to time hold significant assets.
Ready Capital has elected, together with certain of its subsidiaries, for each such entity to be treated as a TRS, and Ready Capital may make TRS elections with respect to certain other entities it may form in the future. While the Combined Company intends to manage its affairs so as to satisfy the TRS limitation, there can be no assurance that it will be able to do so in all market circumstances.
In order to satisfy the TRS limitation, Ready Capital has been required to and may in the future be required to acquire assets that it otherwise would not acquire, liquidate or restructure assets that are held through its TRSs, or otherwise engage in transactions that Ready Capital would not otherwise undertake absent the requirements for REIT qualifications. Each of these actions could reduce the distributions available to the Combined Company’s stockholders. In addition, Ready Capital and its subsidiary REITs have made loans to their TRSs that have met the requirements to be treated as qualifying investments of new capital, which is generally treated as a real estate asset under the Code. Because such loans have been treated as real estate assets for purposes of the REIT requirements, Ready Capital has not treated these loans as TRS securities for purposes of the TRS asset limitation, which is consistent with private letter rulings by the IRS. However, no assurance can be provided that the IRS will not successfully assert that such loans should be treated as securities of Ready Capital’s TRSs or its subsidiary REITs’ TRSs, which could adversely impact Ready Capital’s qualification as a REIT. In addition, Ready Capital’s TRSs have obtained financing in transactions in which Ready Capital and its other subsidiaries have provided guaranties and similar credit support. Although Ready Capital believes that these financings are properly treated as financings of its TRSs for U.S. federal income tax purposes, no assurance can be provided that the IRS would not assert that such financings should be treated as issued by other entities in Ready Capital’s structure, which could impact Ready Capital’s compliance with the TRS limitation and the other REIT requirements. Moreover, no assurance can be provided that the Combined Company will be able to successfully manage its asset composition in a manner that causes it to satisfy the TRS limitation each quarter, and Ready Capital’s failure to satisfy this limitation could result in its failure to qualify as a REIT.
Any distributions the Combined Company receives from a TRS are classified as dividend income to the extent of the earnings and profits of the distributing corporation. Any of the Combined Company’s TRSs may from time to time need to make such distributions in order to keep the value of the Combined Company’s TRSs below 20% of its total assets. However, TRS dividends will generally not constitute qualifying income for purposes of one of the tests the Combined Company must satisfy to qualify as a REIT, namely, that at least 75% of its gross income must in each taxable year generally be from real estate assets. While the Combined Company will continue to monitor its compliance with both this income test and the limitation on the percentage of its assets represented by securities of Ready Capital’s TRSs, and intends to conduct its affairs so as to comply with both, the two may at times be in conflict with one another. As an example, it is possible that the Combined Company may wish to distribute a dividend from a TRS in order to reduce the value of its TRSs below the required threshold of its assets, but be unable to do so without violating the requirement that 75% of the Combined Company’s gross income in the taxable year be derived from real estate assets. Although there are other measures the Combined Company can take in such circumstances in order to remain in compliance, there can be no assurance that the Combined Company will be able to comply with both of these tests in all market conditions.

Complying with REIT requirements may force the Combined Company to liquidate or forego otherwise attractive investments, which could reduce returns on the Combined Company’s assets and adversely affect returns to the Combined Company’s stockholders.
To qualify as a REIT, the Combined Company must generally ensure that at least 75% of its gross income for each taxable year, excluding certain amounts, is derived from certain real property-related sources, and at least 95% of its gross income for each taxable year, excluding certain amounts, is derived from certain real property-related sources and passive income such as dividends and interest. In addition, the Combined Company generally must ensure that at the end of each calendar quarter at least 75% of the value of its total assets consists of cash, cash items, government securities and qualified REIT real estate assets, including certain mortgage loans and RMBS. The remainder of the Combined Company’s investment in securities (other than government securities and qualifying real estate assets) generally cannot include more than 10% of the outstanding voting securities of any one issuer or more than 10% of the total value of the outstanding securities of any one issuer. In addition, in general, no more than 5% of the value of the Combined Company’s assets (other than government securities and qualifying real estate assets) can consist of the securities of any one issuer, no more than 20% of the value of the Combined Company’s total assets can be represented by stock and securities of one or more TRSs and no more than 25% of the value of the Combined Company’s assets may consist of “nonqualified publicly offered REIT debt instruments.” If the Combined Company fails to comply with these requirements at the end of any calendar quarter, the Combined Company must correct the failure within 30 days after the end of such calendar quarter or qualify for certain statutory relief provisions to avoid losing its REIT qualification and suffering adverse tax consequences. As a result, the Combined Company may be required to liquidate from its portfolio of investments it may not otherwise choose to liquidate on such terms or at all. These actions could have the effect of reducing the Combined Company’s income and amounts available for distribution to its stockholders. In addition, if the Combined Company is compelled to liquidate its investments to repay obligations to its lenders, the Combined Company may be unable to comply with these requirements or liquidate the assets at all, ultimately jeopardizing its qualification as a REIT. The REIT requirements described above may also restrict the Combined Company’s ability to sell REIT-qualifying assets, including asset sales made in connection with a disposition of certain segments of the Combined Company’s business or in connection with a liquidation of the Combined Company, without adversely impacting the Combined Company’s qualifications as a REIT. Furthermore, the Combined Company may be required to make distributions to stockholders at disadvantageous times or when it does not have funds readily available for distribution, and may be unable to pursue investments that would be otherwise advantageous to the Combined Company in order to satisfy the source of income or asset diversification requirements for qualifying as a REIT. In addition, certain of the assets that the Combined Company holds or intends to hold, including unsecured loans, loans secured by both real property and personal property where the fair market value of the personal property exceeds 15% of the total fair market value of all of the property securing the loan, and interests in ABS secured by assets other than real property or mortgages on real property or on interests in real property, are not qualified and will not be qualified real estate assets for purposes of the REIT asset tests. Accordingly, the Combined Company’s ability to invest in such assets will be limited, and its investment in such assets could cause it to fail to qualify as a REIT if its holdings in such assets do not satisfy such limitations.
Distributions from the Combined Company or gain on the sale of Ready Capital Common Stock may be treated as unrelated business taxable income (“UBTI”) to U.S. tax-exempt holders of Ready Capital Common Stock.
If (i) all or a portion of the Combined Company’s assets are subject to the rules relating to taxable mortgage pools, (ii) a tax-exempt U.S. person has incurred debt to purchase or hold Ready Capital Common Stock, (iii) the Combined Company purchases real estate mortgage investment conduit (“REMIC”) residual interests that generate “excess inclusion income,” or (iv) the Combined Company is a “pension held REIT,” then a portion of the distributions with respect to Ready Capital Common Stock and, in the case of a U.S. person described in (ii), gains realized on the sale of such Ready Capital Common Stock by such U.S. person, may be subject to U.S. federal income tax as UBTI under the Code. The Combined Company has engaged in certain securitization transactions that are treated as taxable mortgage pools for U.S. federal income tax purposes. Although the Combined Company believes that such transactions are structured in a manner so that they should not cause any portion of the distributions in the Combined Company’s shares to be treated as excess inclusion income, no assurance can be provided that the IRS would not assert a contrary position.
The REIT distribution requirements could adversely affect the Combined Company’s ability to execute its business plan and may require it to incur debt, sell assets or take other actions to make such distributions.
To qualify as a REIT, the Combined Company must distribute to its stockholders each calendar year dividends equal to at least 90% of its REIT taxable income (including certain items of non-cash income), determined without regard to the deduction for dividends paid and excluding net capital gain. To the extent that the Combined Company satisfies the 90% distribution requirement, but distributes less than 100% of its taxable income, the Combined Company will be subject to U.S. federal corporate income tax on its undistributed income. In addition, the Combined Company will incur a 4% nondeductible excise tax on the amount, if any, by which the Combined Company’s distributions in any calendar year are less than a minimum amount specified under U.S. federal income tax laws. The Combined Company’s current policy is to pay distributions which will allow the Combined Company to satisfy the requirements to qualify as a REIT and generally not be subject to U.S. federal income tax on its undistributed income.
The Combined Company’s taxable income may substantially exceed its net income as determined based on GAAP, or differences in timing between the recognition of taxable income and the actual receipt of cash may occur. For example, it is likely that the Combined Company will acquire assets, including MBS requiring it to accrue original issue discount (“OID”) or recognize market discount income, that generate taxable income in excess of economic income or in advance of the corresponding cash flow from the assets. The Combined Company generally will be required to recognize certain amounts in income no later than the time such amounts are reflected on its financial statements. Although the precise application is not entirely clear, final regulations generally exclude, among other items, OID and market discount income from the applicability of this rule.
Also, in certain circumstances the Combined Company’s ability to deduct interest expenses for U.S. federal income tax purposes may be limited. The Combined Company may also acquire distressed debt investments that are subsequently modified by agreement with the borrower. If the amendments to the outstanding debt are “significant modifications” under the applicable Treasury Regulations, the modified debt may be considered to have been reissued to the Combined Company at a gain in a debt-for-debt exchange with the borrower, with gain recognized by Ready Capital to the extent that the principal amount of the modified debt exceeds the Combined Company’s cost of purchasing it prior to modification. Finally, the Combined Company may be required under the terms of the indebtedness that it incurs to use cash received from interest payments to make principal payments on that indebtedness, with the effect that the Combined Company will recognize income but will not have a corresponding amount of cash available for distribution to its stockholders.
As a result of the foregoing, the Combined Company may generate less cash flow than taxable income in a particular year and find it difficult or impossible to meet the REIT distribution requirements in certain circumstances. In such circumstances, the Combined Company may be required to (i) sell assets in adverse market conditions, (ii) borrow on unfavorable terms, (iii) distribute amounts that would otherwise be used for future investment or used to repay debt, or (iv) make a taxable distribution of shares of Ready Capital Common Stock as part of a distribution in which stockholders may elect to receive shares of Ready Capital Common Stock or (subject to a limit measured as a percentage of the total distribution) cash, in order to comply with the REIT distribution requirements. Thus, compliance with the REIT distribution requirements may hinder the Combined Company’s ability to grow, which could adversely affect the value of its common stock.
The Combined Company may be required to report taxable income with respect to certain of the Combined Company’s investments in excess of the economic income the Combined Company ultimately realizes from them.
The Combined Company may acquire mortgage loans, RMBS or other debt instruments in the secondary market for less than their face amount. The discount at which such securities are acquired may reflect doubts about their ultimate collectability rather than current market interest rates. The amount of such discount will nevertheless generally be treated as “market discount” for U.S. federal income tax purposes.

Market discount generally accrues on the basis of the constant yield to maturity of the debt instrument based generally on the assumption that all future payments on the debt instrument will be made. Accrued market discount is reported as income when, and to the extent that, any payment of principal of the debt instrument is made. In particular, payments on mortgage loans are ordinarily made monthly, and consequently accrued market discount may have to be included in income each month as if the debt instrument were assured of ultimately being collected in full. If the Combined Company collects less on a debt instrument than the Combined Company’s purchase price plus the market discount the Combined Company had previously reported as income, the Combined Company may not be able to benefit from any offsetting loss deduction in a subsequent taxable year. In addition, the Combined Company may acquire distressed debt investments that are subsequently modified by agreement with the borrower. If the amendments to the outstanding debt are “significant modifications” under applicable Treasury Regulations, the modified debt may be considered to have been reissued to the Combined Company at a gain in a debt-for-debt exchange with the borrower. In that event, the Combined Company may be required to recognize taxable gain to the extent the principal amount of the modified debt exceeds the Combined Company’s adjusted tax basis in the unmodified debt, even if the value of the debt or the payment expectations have not changed.
Similarly, some of the RMBS that the Combined Company purchases will likely have been issued with OID. The Combined Company will generally be required to report such OID based on a constant yield method and income will accrue based on the assumption that all future projected payments due on such MBS will be made. If such MBS turn out not to be fully collectible, an offsetting loss deduction will become available only in the later year in which uncollectability is provable. Finally, in the event that any mortgage loans, RMBS or other debt instruments acquired by the Combined Company are delinquent as to mandatory principal and interest payments, or in the event a borrower with respect to a particular debt instrument acquired by the Combined Company encounters financial difficulty rendering it unable to pay stated interest as due, the Combined Company may nonetheless be required to continue to recognize the unpaid interest as taxable income as it accrues, despite doubt as to its ultimate collectability. Similarly, the Combined Company may be required to accrue interest income with respect to subordinate RMBS at their stated rate regardless of whether corresponding cash payments are received or are ultimately collectible. In each case, while the Combined Company would in general ultimately have an offsetting loss deduction available to it when such interest was determined to be uncollectable, the loss would likely be treated as a capital loss, and the utility of that loss would therefore depend on the Combined Company’s having capital gain in that later year or thereafter.
The Combined Company may hold excess mortgage servicing rights (“MSRs”), which means the portion of an MSR that exceeds the arm’s-length fee for services performed by the mortgage servicer. Based on IRS guidance concerning the classification of MSRs, the Combined Company intends to treat any excess MSRs the Combined Company acquires as ownership interests in the interest payments made on the underlying mortgage loans, akin to an “interest only” strip. Under this treatment, for purposes of determining the amount and timing of taxable income, each excess MSR is treated as a bond that was issued with OID on the date the Combined Company acquired such excess MSR. In general, the Combined Company will be required to accrue OID based on the constant yield to maturity of each excess MSR, and to treat such OID as taxable income in accordance with the applicable U.S. federal income tax rules. The constant yield of an excess MSR will be determined, and the Combined Company will be taxed, based on a prepayment assumption regarding future payments due on the mortgage loans underlying the excess MSR. If the mortgage loans underlying an excess MSR prepay at a rate different than that under the prepayment assumption, the Combined Company’s recognition of OID will be either increased or decreased depending on the circumstances. Thus, in a particular taxable year, the Combined Company may be required to accrue an amount of income in respect of an excess MSR that exceeds the amount of cash collected in respect of that excess MSR. Furthermore, it is possible that, over the life of the investment in an excess MSR, the total amount the Combined Company pays for, and accrues with respect to, the excess MSR may exceed the total amount the Combined Company collects on such excess MSR. No assurance can be given that the Combined Company will be entitled to a deduction for such excess, meaning that the Combined Company may be required to recognize phantom income over the life of an excess MSR.
The interest apportionment rules may affect the Combined Company’s ability to comply with the REIT asset and gross income tests.
The interest apportionment rules under Treasury Regulation Section 1.856-5(c) provide that, if a mortgage is secured by both real property and other property, a REIT is required to apportion its annual interest income to the real property security based on a fraction, the numerator of which is the value of the real property securing the loan, determined when the REIT commits to acquire the loan, and the denominator of which is the highest “principal amount” of the loan during the year. If a mortgage is secured by both real property and personal property and the value of the personal property does not exceed 15% of the aggregate value of the property securing the mortgage, the mortgage is treated as secured solely by real property for this purpose. IRS Revenue Procedure 2014-51 interprets the “principal amount” of the loan to be the face amount of the loan, despite the Code’s requirement that taxpayers treat any market discount, which is the difference between the purchase price of the loan and its face amount, for all purposes (other than certain withholding and information reporting purposes) as interest rather than principal.
In addition, although the Combined Company will endeavor to accurately determine the values of the real property securing its loans at the time it acquires or commits to acquire such loans, such values may not be susceptible to a precise determination and will be determined based on the information available to the Combined Company at such time. If the IRS were to successfully challenge the Combined Company’s valuations of such assets and such revaluations resulted in a higher portion of the Combined Company’s interest income being apportioned to property other than real property, the Combined Company could fail to meet the 75% gross income test. If the Combined Company does not meet this test, it could potentially lose its REIT qualification or be required to pay a penalty tax to the IRS.
In addition, the Code provides that a regular or a residual interest in a REMIC is generally treated as a real estate asset for the purposes of the REIT asset tests, and any amount includible in the Combined Company’s gross income with respect to such an interest is generally treated as interest on an obligation secured by a mortgage on real property for the purposes of the REIT gross income tests. If, however, less than 95% of the assets of a REMIC in which the Combined Company holds an interest consist of real estate assets (determined as if the Combined Company held such assets), the Combined Company will be treated as holding its proportionate share of the assets of the REMIC for the purpose of the REIT asset tests and receiving directly its proportionate share of the income of the REMIC for the purpose of determining the amount of income from the REMIC that is treated as interest on an obligation secured by a mortgage on real property. In connection with the expanded Home Affordable Refinance Program (“HARP”), a federal program which helps borrowers seeking to refinance their mortgages who may not otherwise qualify for refinancing, either because the value of their homes have declined or because they cannot obtain mortgage insurance, the IRS issued guidance providing that, among other things, if a REIT holds a regular interest in an “eligible REMIC,” or a residual interest in an “eligible REMIC” that informs the REIT that at least 80% of the REMIC’s assets constitute real estate assets, then (i) the REIT may treat 80% of the value of the interest in the REMIC as a real estate asset for the purpose of the REIT asset tests and (ii) the REIT may treat 80% of the gross income received with respect to the interest in the REMIC as interest on an obligation secured by a mortgage on real property for the purpose of the 75% gross income test. For this purpose, a REMIC is an “eligible REMIC” if (i) the REMIC has received a guarantee from the Federal National Mortgage Association (“Fannie Mae”) or the Federal Home Loan Mortgage Corporation (“Freddie Mac”) that will allow the REMIC to make any principal and interest payments on its regular and residual interests and (ii) all of the REMIC’s mortgages and pass-through certificates are secured by interests in single-family dwellings. If the Combined Company were to acquire an interest in an eligible REMIC less than 95% of the assets of which constitute real estate assets, the IRS guidance described above may generally allow the Combined Company to treat 80% of its interest in such a REMIC as a qualifying real estate asset for the purpose of the REIT asset tests and 80% of the gross income derived from the interest as qualifying income for the purpose of the 75% gross income test. Although the portion of the income from such a REMIC interest that does not qualify for the 75% gross income test would likely be qualifying income for the purpose of the 95% gross income test, the remaining 20% of the REMIC interest generally would not qualify as a real estate asset, which could adversely affect the Combined Company’s ability to satisfy the REIT asset tests. Accordingly, owning such a REMIC interest could adversely affect the Combined Company’s ability to qualify as a REIT.
The Combined Company’s ownership of and relationship with any TRS which the Combined Company may form or acquire will be limited, and a failure to comply with the limits would jeopardize the Combined Company’s REIT qualification and the Combined Company’s transactions with its TRSs may result in the application of a 100% excise tax if such transactions are not conducted on arm’s-length terms.
A REIT may own up to 100% of the stock of one or more TRSs. A TRS may earn income that would not be qualifying income if earned directly by a REIT. Both the subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. Overall, no more than 20% of the value of a REIT’s assets may consist of stock and securities of one or more TRSs. A domestic TRS will pay U.S. federal, state and local income tax at regular corporate rates on any income that it earns. In addition, the TRS rules impose a 100% excise tax on certain transactions between a TRS and its parent REIT that are not conducted on an arm’s-length basis.
The Combined Company has elected and will elect to treat certain of its subsidiaries as TRSs. Any such TRS and any other domestic TRS that the Combined Company may form, would be required to pay U.S. federal, state and local income tax on their taxable income, and their after-tax net income would be available for distribution to the Combined Company but would not be required to be distributed to it by such TRS. The Combined Company anticipates that the aggregate value of the TRS stock and securities owned by it will be less than 20% of the value of its total assets (including the TRS stock and securities). Furthermore, the Combined Company will monitor the value of its investments in its TRSs to ensure compliance with the rule that no more than 20% of the value of its assets may consist of TRS stock and securities (which is applied at the end of each calendar quarter). In addition, the Combined Company will scrutinize all of the Combined Company’s transactions with TRSs to ensure that they are entered into on arm’s-length terms to avoid incurring the 100% excise tax described above. There can be no assurance, however, that the Combined Company will be able to comply with the TRS limitations or to avoid application of the 100% excise tax discussed above.
The ownership limits that apply to REITs, as prescribed by the Code and by the Ready Capital Charter, may inhibit market activity in shares of Ready Capital Common Stock and restrict its business combination opportunities.
In order for the Combined Company to qualify as a REIT, not more than 50% in value of its outstanding shares of stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) at any time during the last half of each taxable year after the first year for which Ready Capital elected to qualify as a REIT. Additionally, at least 100 persons must beneficially own the Combined Company’s stock during at least 335 days of a taxable year (other than the first taxable year for which Ready Capital elected to be taxed as a REIT). The Ready Capital Charter, with certain exceptions, authorizes the Ready Capital Board to take such actions as are necessary or appropriate to preserve its qualification as a REIT. The Ready Capital Charter also provides that, unless exempted by the Ready Capital Board, no person may own more than 9.8% in value or in number of shares, whichever is more restrictive, of the outstanding shares of Ready Capital Common Stock, or 9.8% in value or in number of shares, whichever is more restrictive, of the outstanding shares of all classes and series of its capital stock. The Ready Capital Board may, in its sole discretion, subject to such conditions as it may determine and the receipt of certain representations and undertakings, prospectively or retroactively, waive the ownership limits or establish a different limit on ownership, or excepted holder limit, for a particular stockholder if, among other things, the stockholder’s ownership in excess of the ownership limits would not result in the Combined Company being “closely held” under Section 856(h) of the Code or otherwise failing to qualify as a REIT. These ownership limits could delay or prevent a transaction or a change in control of the Combined Company that might involve a premium price for shares of Ready Capital Common Stock or otherwise be in the best interest of its stockholders.
Certain financing activities may subject the Combined Company to U.S. federal income tax and increase the tax liability of its stockholders.
The Combined Company may enter into transactions that could result in it, the Operating Partnership, or a portion of the Operating Partnership’s assets being treated as a “taxable mortgage pool” for U.S. federal income tax purposes. Specifically, the Combined Company may securitize residential or commercial real estate loans that the Combined Company originates or acquires and such securitizations, to the extent structured in a manner other than a REMIC, would likely result in the Combined Company owning interests in a “taxable mortgage pool”. The Combined Company would be precluded from holding equity interests in such a taxable mortgage pool securitization through the Operating Partnership. Accordingly, the Combined Company would likely enter into such transactions through a qualified REIT subsidiary of its subsidiary REITs or another subsidiary REIT formed by the Operating Partnership, and will be precluded from selling to outside investors equity interests in such securitizations or from selling any debt securities issued in connection with such securitizations that might be considered equity for U.S. federal income tax purposes.

The Combined Company will be taxed at the highest U.S. federal corporate income tax rate on any “excess inclusion income” arising from a taxable mortgage pool that is allocable to the percentage of the Combined Company’s shares held in record name by “disqualified organizations,” which are generally certain cooperatives, governmental entities and tax-exempt organizations that are exempt from tax on UBTI. To the extent that common stock owned by “disqualified organizations” is held in record name by a broker, bank or other nominee, the broker, bank or other nominee would be liable for the U.S. federal corporate income tax on the portion of the Combined Company’s excess inclusion income allocable to the Ready Capital Common Stock held by the broker, bank or other nominee on behalf of the disqualified organizations. Disqualified organizations may own Ready Capital Common Stock. Because this tax would be imposed on the Combined Company, all of the Combined Company’s investors, including investors that are not disqualified organizations, will bear a portion of the tax cost associated with the classification of the Combined Company or a portion of its assets as a taxable mortgage pool. A regulated investment company (“RIC”), or other pass-through entity owning Ready Capital Common Stock in record name will be subject to tax at the highest corporate income tax rate on any excess inclusion income allocated to their owners that are disqualified organizations. The Combined Company has engaged in certain securitization transactions that are treated as taxable mortgage pools for U.S. federal income tax purposes. Although the Combined Company believes that such transactions are structured in a manner so that they should not cause any portion of the distributions in its shares to be treated as excess inclusion income, no assurance can be provided that the IRS would not assert a contrary position.
In addition, if the Combined Company realizes excess inclusion income and allocates it to its stockholders, this income cannot be offset by net operating losses of its stockholders. If the stockholder is a tax-exempt entity and not a disqualified organization, then this income is fully taxable as UBTI under Section 512 of the Code. If the stockholder is a non-U.S. person, it would be subject to U.S. federal income tax withholding on this income without reduction or exemption pursuant to any otherwise applicable income tax treaty. If the stockholder is a REIT, a RIC, common trust fund or other pass-through entity, the Combined Company’s allocable share of its excess inclusion income could be considered excess inclusion income of such entity. Accordingly, such investors should be aware that a portion of the Combined Company’s income may be considered excess inclusion income.
The tax on prohibited transactions will limit the Combined Company’s ability to engage in transactions, including certain methods of securitizing mortgage loans, which would be treated as prohibited transactions for U.S. federal income tax purposes.
Net income that the Combined Company derives from a prohibited transaction is subject to a 100% tax. The term “prohibited transaction” generally includes a sale or other disposition of property (including mortgage loans, but other than foreclosure property, as discussed below) that is held primarily for sale to customers in the ordinary course of a trade or business by the Combined Company or by a borrower that has issued a shared appreciation mortgage or similar debt instrument to the Combined Company. The Combined Company might be subject to this tax if it were to dispose of or securitize loans, directly or through its subsidiary REITs, or dispose of real estate assets in a manner that was treated as a prohibited transaction for U.S. federal income tax purposes. The Combined Company might also be subject to this tax if it were to sell assets in connection with a disposition of certain segments of the Combined Company’s business or in connection with a liquidation of the Combined Company. The 100% tax does not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be subject to tax in the hands of the corporation at regular corporate income tax rates. The Combined Company intends to conduct its operations so that any asset that the Combined Company or its subsidiary REITs own (or is treated as owning) that could be treated as held for sale to customers in the ordinary course of the Combined Company’s business qualifies for certain safe harbor provisions that prevent the application of this prohibited transaction tax. However, no assurance can be provided that such safe harbor provisions will apply. Moreover, as a result of the prohibited transaction tax the Combined Company may choose not to engage in certain sales of loans at the REIT level, and may limit the structures the Combined Company utilizes for its securitization transactions, even though the sales or structures might otherwise be beneficial to the Combined Company. In addition, whether property is held “primarily for sale to customers in the ordinary course of a trade or business” depends on the particular facts and circumstances. No assurance can be given that any property that the Combined Company sells, other than property sold through a TRS or property that satisfies the safe harbor described above, will not be treated as property held for sale to customers. As a result, no assurance can be provided that the Combined Company will not be subject to this prohibited transaction tax.
Characterization of the Combined Company’s repurchase agreements entered into to finance its investments as sales for tax purposes rather than as secured lending transactions would adversely affect the Combined Company’s ability to qualify as a REIT.
The Combined Company may enter into repurchase agreements with counterparties to achieve its desired amount of leverage for the assets in which it intends to invest. Under the Combined Company’s repurchase agreements, the Combined Company generally sells assets to its counterparty to the agreement and receives cash from the counterparty. The counterparty is obligated to resell the assets back to the Combined Company at the end of the term of the transaction. The Combined Company believes that for U.S. federal income tax purposes the Combined Company will be treated as the owner of the assets that are the subject of repurchase agreements and that the repurchase agreements will be treated as secured lending transactions notwithstanding that such agreements may transfer record ownership of the assets to the counterparty during the term of the agreement. It is possible, however, that the IRS could successfully assert that the Combined Company did not own these assets during the term of the repurchase agreements, in which case the Combined Company could fail to qualify as a REIT.
The failure of excess MSRs held by the Combined Company to qualify as real estate assets, or the failure of the income from excess MSRs to qualify as interest from mortgages, could adversely affect the Combined Company’s ability to qualify as a REIT.
The Combined Company may hold excess MSRs. In certain private letter rulings, the IRS ruled that excess MSRs meeting certain requirements would be treated as an interest in mortgages on real property and thus a real estate asset for purposes of the 75% asset test, and interest received by a REIT from such excess MSRs will be considered interest on obligations secured by mortgages on real property for purposes of the 75% gross income test. A private letter ruling may be relied upon only by the taxpayer to whom it is issued, and the IRS may revoke a private letter ruling. Consistent with the analysis adopted by the IRS in such private letter rulings and based on advice of counsel, the Combined Company intends to treat any excess MSRs that it acquires that meet the requirements provided in the private letter rulings as qualifying assets for purposes of the 75% asset test, and the Combined Company intends to treat income from such excess MSRs as qualifying income for purposes of the 75% and 95% gross income tests. Notwithstanding the IRS’s determination in the private letter rulings described above, it is possible that the IRS could successfully assert that any excess MSRs that the Combined Company acquires do not qualify for purposes of the 75% asset test and income from such MSRs does not qualify for purposes of the 75% and/or 95% gross income tests, which could cause the Combined Company to be subject to a penalty tax and could adversely impact the Combined Company’s ability to qualify as a REIT.
If the Combined Company were to make a taxable distribution of shares of the Combined Company’s capital stock, stockholders may be required to sell such shares or sell other assets owned by them in order to pay any tax imposed on such distribution.
The Combined Company may be able to distribute taxable dividends that are payable in shares of its capital stock. If the Combined Company were to make such a taxable distribution of shares of its stock, stockholders would be required to include the full amount of such distribution as income. As a result, a stockholder may be required to pay tax with respect to such dividends in excess of cash received. Accordingly, stockholders receiving a distribution of the Combined Company’s capital stock may be required to sell shares received in such distribution or may be required to sell other stock or assets owned by them, at a time that may be disadvantageous, in order to satisfy any tax imposed on such distribution. If a stockholder sells the shares it receives as a dividend in order to pay such tax, the sale proceeds may be less than the amount included in income with respect to the dividend. Moreover, in the case of a taxable distribution of shares of the Combined Company’s capital stock with respect to which any withholding tax is imposed on a non-U.S. stockholder, the Combined Company may have to withhold or dispose of part of the shares in such distribution and use such withheld shares or the proceeds of such disposition to satisfy the withholding tax imposed.

Complying with REIT requirements may limit the Combined Company’s ability to hedge effectively.
The REIT provisions of the Code may limit the Combined Company’s ability to hedge its assets and operations. Under these provisions, any income that the Combined Company generates from transactions intended to hedge its interest rate risks will generally be excluded from gross income for purposes of the 75% and 95% gross income tests if (i) the instrument (A) hedges interest rate risk or foreign currency exposure on liabilities used to carry or acquire real estate assets or (B) hedges risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% gross income tests, or (C) hedges an instrument described in clause (A) or (B) for a period following the extinguishment of the liability or the disposition of the asset that was previously hedged by the hedged instrument, and (ii) such instrument is properly identified under applicable Treasury Regulations. Any income from other hedges would generally constitute non-qualifying income for purposes of both the 75% and 95% gross income tests. As a result of these rules, the Combined Company may have to limit its use of hedging techniques that might otherwise be advantageous or implement those hedges through a TRS, which could increase the cost of the Combined Company’s hedging activities or result in greater risks associated with interest rate or other changes than the Combined Company would otherwise incur.
Even if the Combined Company qualifies as a REIT, the Combined Company may face tax liabilities that reduce the Combined Company’s cash flow.
Even if the Combined Company qualifies as a REIT, the Combined Company may be subject to certain U.S. federal, state and local taxes on its income and assets, including taxes on any undistributed income, tax on income from some activities conducted as a result of foreclosures, and state or local income, franchise, property and transfer taxes, including mortgage-related taxes. In addition, the Combined Company intends to hold a significant amount of its assets from time to time in its TRSs, each of which pays U.S. federal, state, and local income tax on its taxable income, and its after tax net income is available for distribution to the Combined Company but is not required to be distributed to the Combined Company by such TRS. In order to meet the REIT qualification requirements, or to avoid the imposition of a 100% tax that applies to certain gains derived by a REIT from sales of inventory or property held primarily for sale to customers in the ordinary course of business, the Combined Company may hold some of its assets through taxable subsidiary corporations, including domestic TRSs. Any taxes paid by such subsidiary corporations would decrease the cash available for distribution to the Combined Company’s stockholders. For example, as a result of ReadyCap Holdings’ SBA license, ReadyCap Holdings’ ability to distribute cash and other assets is subject to significant limitations, and as a result, ReadyCap Holdings is required to hold certain assets that would be qualifying real estate assets for purposes of the REIT asset tests, would generate qualifying income for purposes of the 75% gross income test, and would not be subject to corporate taxation if held by the Operating Partnership. Also, the Combined Company intends that loans that it originates or buys with an intention of selling in a manner that might expose it to the 100% tax on “prohibited transactions” will be originated or bought by a TRS. Furthermore, loans that are to be modified may be held by a TRS on the date of their modification and for a period of time thereafter. Finally, some or all of the real estate properties that the Combined Company may from time to time acquire by foreclosure or other procedure will likely be held in one or more TRSs. Since the Combined Company’s TRSs do not file consolidated returns with one another, any net losses generated by one such entity will not offset net income generated by any other such entity.
In addition, the TRS rules impose a 100% excise tax on certain transactions between a TRS and its parent REIT that are not conducted on an arm’s-length basis. Furthermore, if the Combined Company acquires appreciated assets from a subchapter C corporation in a transaction in which the adjusted tax basis of the assets in the Combined Company’s hands is determined by reference to the adjusted tax basis of the assets in the hands of the C corporation, and if the Combined Company subsequently disposes of any such assets during the 5-year period following the acquisition of the assets from the C corporation, the Combined Company will be subject to tax at the highest corporate income tax rates on any gain from such assets to the extent of the excess of the fair market value of the assets on the date that they were contributed to the Combined Company over the basis of such assets on such date, which the Combined Company refers to as built-in gains. A portion of the assets contributed to the Combined Company in connection with their formation may be subject to the built-in gains tax. Although the Combined Company expects that the built-in gains tax liability arising from any such assets should be de minimis, there is no assurance that this will be the case.

The Combined Company’s qualification as a REIT and exemption from U.S. federal income tax with respect to certain assets may be dependent on the accuracy of legal opinions or advice rendered or given or statements by the issuers of assets that the Combined Company acquires, information provided by the Combined Company’s stockholders or other third parties, and the inaccuracy of any such opinions, advice or statements may adversely affect the Combined Company’s REIT qualification and result in significant corporate-level tax.
When purchasing securities, the Combined Company may rely on opinions or advice of counsel for the issuer of such securities, or statements made in related offering documents, for purposes of determining whether such securities represent debt or equity securities for U.S. federal income tax purposes, and also to what extent those securities constitute REIT real estate assets for purposes of the REIT asset tests and produce income which qualifies under the 75% gross income test. In addition, when purchasing the equity tranche of a securitization, the Combined Company may rely on opinions or advice of counsel regarding the qualification of the securitization for exemption from U.S. corporate income tax and the qualification of interests in such securitization as debt for U.S. federal income tax purposes. The inaccuracy of any such opinions, advice or statements may adversely affect the Combined Company’s REIT qualification and result in significant corporate-level tax.
In addition, for purposes of the REIT gross income tests, rental income qualifies as rents from real property only to the extent that the Combined Company does not directly or constructively own, (i) in the case of any tenant which is a corporation, stock possessing 10% or more of the total combined voting power of all classes of stock entitled to vote, or 10% or more of the total value of shares of all classes of stock of such tenant, or (ii) in the case of any tenant which is not a corporation, an interest of 10% or more in the assets or net profits of such tenant. The Combined Company intends to monitor its assets that generate rental income in order to determine if the rent is treated as paid by an entity that is treated as related to the Combined Company for purposes of these rules. However, the attribution rules that apply for purposes of the above rules are complex. In order to determine whether the Combined Company is deemed to hold an interest in the tenant under these attribution rules, the Combined Company may be required to rely on information that it obtains from its stockholders and other third parties regarding potential relationships that could cause the Combined Company to be treated as owning an interest in such tenants. No assurance can be provided that the Combined Company will have access to all information necessary to make this determination, and as a result no assurance can be provided that the rental income the Combined Company receives will not be treated as received from related parties under these rules, which could adversely impact the Combined Company’s ability to qualify as a REIT.
Dividends payable by REITs do not qualify for the reduced tax rates on dividend income from regular corporations, which could adversely affect the value of the Combined Company’s stock.
The maximum U.S. federal income tax rate for certain qualified dividends payable to U.S. stockholders that are individuals, trusts and estates is 20%. Dividends payable by REITs, however, generally are not eligible for the reduced rates. However, for taxable years beginning before January 1, 2026, noncorporate taxpayers may deduct up to 20% of certain qualified business income, including “qualified REIT dividends” (generally, dividends received by a REIT stockholder that are not designated as capital gain dividends or qualified dividend income), subject to certain limitations. Although the reduced U.S. federal income tax rate applicable to dividend income from regular corporate dividends does not adversely affect the taxation of REITs or dividends paid by REITs, the more favorable rates applicable to regular corporate dividends could cause investors who are individuals, trusts and estates to perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay dividends, which could adversely affect the value of the shares of REITs, including Ready Capital Common Stock. Dividends may also be subject to a 3.8% Medicare tax under certain circumstances.
If the Merger does not qualify as a “reorganization” within the meaning of Section 368(a) of the Code, the holders of the Common Shares may be required to pay substantial U.S. federal income taxes.
The Merger is intended to qualify as a reorganization within the meaning of Section 368(a) of the Code, and the closing of the Merger is conditioned on the receipt by each of the Trust and Ready Capital of an opinion from its respective tax counsel to that effect. Qualification of the Merger as a reorganization will depend on each of Ready Capital and the Trust qualifying as a REIT. Neither the Trust nor Ready Capital has sought, nor do they intended to seek, any ruling from the IRS regarding the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code. If the IRS or a court determines that the Merger does not qualify as a “reorganization,” each U.S. holder of Common Shares generally would recognize gain or loss upon the exchange of Common Shares for Ready Capital Common Stock pursuant to the Merger.
Legislative or regulatory tax changes could adversely affect the Combined Company or its stockholders.
The U.S. federal income tax laws and regulations governing REITs and their stockholders, as well as the administrative interpretations of those laws and regulations, are constantly under review and may be changed at any time, possibly with retroactive effect. No assurance can be given as to whether, when, or in what form, the U.S. federal income tax laws applicable to the Combined Company and its stockholders may be enacted. Changes to the U.S. federal income tax laws and interpretations of U.S. federal tax laws could adversely affect an investment in Ready Capital Common Stock.
The Combined Company cannot assure stockholders that any such changes will not adversely affect the taxation of its stockholders. Any such changes could have an adverse effect on an investment in the Combined Company’s securities or on the market value or the resale potential of the Combined Company’s assets. Stockholders are urged to consult with their tax advisors with respect to the impact of these legislative changes on their investment in the Combined Company’s securities and the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in the Combined Company.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This proxy statement/prospectus and the annexes to this proxy statement/prospectus contain certain forward-looking statements within the meaning of Section 27A of the Securities Act.
These forward-looking statements are predictions and generally can be identified by use of statements that include phrases such as “may,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “target,” “goal,” “plan,” “should,” “will,” “predict,” “potential,” “likely,” or other words, phrases or expressions of similar import, or the negative or other words or expressions of similar meaning, and statements regarding the benefits of the Merger or the other Transactions contemplated by the Merger Agreement or the future financial condition, results of operations and business of Ready Capital, the Trust or the Combined Company. Without limiting the generality of the preceding sentence, certain information contained in “The Merger — Background of the Merger,” “The Merger — Ready Capital’s Reasons for the Merger,” and “The Merger — Recommendation of the Trust Board and Its Reasons for the Merger” constitute forward-looking statements.
The Trust and Ready Capital base these forward-looking statements on particular assumptions that they have made in light of their industry experience, as well as their perception of historical trends, current conditions, expected future developments and other factors that they believe are appropriate under the circumstances. The forward-looking statements are necessarily estimates reflecting the judgment of Ready Capital’s and the Trust’s respective management and involve a number of known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements of Ready Capital, the Trust or the Combined Company to be materially different from those expressed or implied by the forward-looking statements. In addition to other factors and matters contained in this proxy statement/prospectus, including those disclosed under “Risk Factors” beginning on page 26, these forward-looking statements are subject to risks, uncertainties and other factors, including, among others:
•
the ability of the Trust to obtain the required shareholder approval to consummate the Transactions;

•
the risk that Ready Capital and the Trust may not be able to satisfy the other conditions to the Merger set forth in the Merger Agreement in a timely manner or at all;

•
the risk that the Merger or the other Transactions contemplated by the Merger Agreement may not be completed in the time frame expected by the Parties or at all;

•
the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement and that a termination under certain circumstances could require the Trust to pay Ready Capital a Termination Fee or Expense Reimbursement in accordance with the terms of the Merger Agreement;

•
risks related to the disruption of Ready Capital’s and the Trust’s management’s attention from ongoing business operations due to the proposed Merger;

•
the ability of Ready Capital to successfully integrate pending transactions, including the Merger, and implement its operating strategy;

•
the unique risks related to the origination and ownership of construction loans, which are subject to additional risks as compared to loans secured by existing structures or land;

•
increased competition from entities engaged in construction lending activities;

•
risks associated with the divestiture of Ready Capital’s Residential Mortgage Banking segment, should it undertake such a sale;

•
adverse changes in residential real estate and the residential real estate capital markets;

•
changes in interest rates and the yield curve;

•
financing risks;

•
inflationary pressures on the capital markets and the general economy;

•
the outcome of litigation, including any legal proceedings that may be instituted against Ready Capital, the Trust or other parties related to the Merger Agreement;

•
regulatory proceedings or inquiries;

•
changes in laws or regulations or interpretations of current laws and regulations that impact Ready Capital’s or the Trust’s business, assets or classification as a REIT; and

•
other risks detailed in filings made by Ready Capital with the SEC, including the Annual Report on Form 10-K for the year ended December 31, 2023 and other reports filed by Ready Capital with the SEC and incorporated herein by reference. See also “Where You Can Find More Information and Incorporation by Reference” beginning on page 164.

Although Ready Capital and the Trust believe that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore there can be no assurance that such statements included in this proxy statement/prospectus will prove to be accurate. As you read and consider the information in this proxy statement/prospectus, you are cautioned to not place undue reliance on these forward-looking statements. These statements are not guarantees of performance or results and speak only as of the date of this proxy statement/prospectus, in the case of forward-looking statements contained in this proxy statement/prospectus, or the dates of the documents incorporated by reference or attached as annexes to this proxy statement/prospectus, in the case of forward-looking statements made in those documents. Neither Ready Capital nor the Trust undertakes any obligation to update or revise any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information or developments, future events, or otherwise, and each expressly disclaims any obligation to do so, except as required by law.
In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by Ready Capital, the Trust or any other person that the results or conditions described in such statements or the objectives and plans of Ready Capital or the Trust will be achieved. In addition, the qualification of Ready Capital and the Trust as a REIT involves the application of highly technical and complex provisions of the Code.
All forward-looking statements, expressed or implied, included in this proxy statement/prospectus are expressly qualified in their entirety by this cautionary statement and the factors discussed under the heading “Risk Factors” herein. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that Ready Capital, the Trust or persons acting on their behalf may issue.

THE COMPANIES
Ready Capital Corporation
Ready Capital Corporation
1251 Avenue of the Americas
50th Floor
New York, New York 10020
(212) 275-4600
Ready Capital is a multi-strategy real estate finance company that originates, acquires, finances and services LMM loans, SBA loans, residential mortgage loans, construction loans and, to a lesser extent, MBS collateralized primarily by LMM loans, or other real estate-related investments. Ready Capital’s loans generally range in original principal amounts up to $40 million and are used by businesses to purchase real estate used in their operations or by investors seeking to acquire small multi-family, office, retail, mixed use or warehouse properties. Ready Capital’s objective is to provide attractive risk-adjusted returns to its stockholders primarily through dividends, as well as through capital appreciation. In order to achieve this objective, Ready Capital continues to grow its investment portfolio and believes that the breadth of its full-service real estate finance platform will allow it to adapt to market conditions and deploy capital to asset classes and segments with the most attractive risk-adjusted returns.
Ready Capital is externally managed and advised by the Ready Capital Manager, an investment adviser registered with the SEC under the Investment Advisers Act.
Ready Capital’s origination and acquisition platforms consist of the following two operating segments:
•
LMM Commercial Real Estate.   Ready Capital originates LMM loans across the full life-cycle of an LMM property including construction, bridge, stabilized and agency loan origination channels through its wholly-owned subsidiary, ReadyCap Commercial, LLC (“ReadyCap Commercial”). These originated loans are generally held-for-investment or placed into securitization structures. As part of this segment, Ready Capital originates and services multi-family loan products under the Freddie Mac SBL program. These originated loans are held for sale, and subsequently sold to Freddie Mac. Ready Capital provides construction and permanent financing for the preservation and construction of affordable housing, primarily utilizing tax-exempt bonds through Red Stone and its affiliates (“Red Stone”), a wholly owned subsidiary. In addition, Ready Capital acquires LMM loans as part of its business strategy. Ready Capital holds performing LMM loans to term and seeks to maximize the value of the non-performing LMM loans acquired by it through borrower-based resolution strategies. Ready Capital typically acquires non-performing loans at a discount to their unpaid principal balance (“UPB”) when it believes that resolution of the loans will provide attractive risk-adjusted returns.

•
Small Business Lending.   Ready Capital acquires, originates and services owner-occupied loans guaranteed by the SBA under its Section 7(a) loan program through its wholly owned subsidiary, ReadyCap Lending, LLC. Ready Capital holds an SBA license as one of only 17 non-bank Small Business Lending Companies (“SBLCs”) and has been granted preferred lender status by the SBA. These originated loans are either held-for-investment, placed into securitization structures, or sold. Ready Capital also acquires purchased future receivables through Knight Capital LLC (“Knight Capital”), which is a technology-driven platform that provides working capital to small and medium sized businesses across the U.S.

During 2023, Ready Capital’s Residential Mortgage Banking segment met the criteria to be classified as held for sale and presented as a discontinued operation.
Ready Capital is a Maryland corporation that has elected to be treated as a REIT for U.S. federal income tax purposes. To qualify as a REIT, Ready Capital is required to meet certain investment and operating tests and annual distribution requirements. Ready Capital generally will not be subject to U.S. federal income taxes on its taxable income to the extent that it annually distributes all of its net taxable income to its stockholders, does not participate in prohibited transactions and maintains its intended qualification as a REIT. However, certain activities that Ready Capital may perform may cause Ready Capital to earn income which will not be qualifying income for REIT purposes. Ready Capital has designated certain of its subsidiaries as TRSs, to engage in such activities, and Ready Capital may form additional TRSs in the future. Ready Capital also operates its business in a manner that will permit it to maintain its exemption from registration under the Investment Company Act.
Shares of Ready Capital Common Stock are listed on the NYSE, trading under the symbol “RC.”
Ready Capital’s principal executive offices are located at 1251 Avenue of the Americas, 50th Floor, New York, New York 10020, and its telephone number is (212) 275-4600. Ready Capital’s website is www.readycapital.com. The information contained on the Ready Capital website is not part of this proxy statement/prospectus and is not incorporated herein by reference.
RC Merger Sub IV, LLC
RC Merger Sub IV, LLC
1251 Avenue of the Americas
50th Floor
New York, New York 10020
(212) 257-4600
Merger Sub is a Delaware limited liability company that was formed on November 20, 2024 solely for the purpose of effecting the Merger. Pursuant to the Merger Agreement, subject to the satisfaction of the Closing conditions set forth in the Merger Agreement with respect to the Merger, the Trust will merge with and into Merger Sub, with Merger Sub continuing as the Surviving Company. Merger Sub has not conducted any activities to date, except for activities incidental to its formation and activities undertaken in connection with the Transactions contemplated by the Merger Agreement.
United Development Funding IV
United Development Funding IV
2201 W Royal Lane, Suite 240
Irving, Texas 75063
The Trust primarily originates, purchases, participates in and holds for investment secured loans made directly by the Trust or indirectly through its affiliates to persons and entities for the acquisition and development of parcels of real property as single-family residential lots or mixed-use master planned residential communities, for the construction of single-family homes and for completed model homes. The Trust also may enter into joint ventures with affiliated or unaffiliated real estate developers, home builders, land bankers and other real estate investors to originate or acquire the same kind of loans or real estate investments the Trust may originate or acquire directly.
The Trust originates, purchases, participates in and holds for investment secured loans made directly by it or indirectly through its affiliates to persons and entities for the acquisition and development of parcels of real property as single-family residential lots, for the financing of finished lots, and the construction of model and new single-family homes, including development of mixed-use master planned residential communities. In most cases, the Trust obtains a first or subordinate lien on the underlying real property to secure its loans (mortgage loans), and it also may require a pledge of all of the equity ownership interests in the borrower entity itself as additional security for its loans. The Trust also may require a pledge of additional assets of the borrower, liens against additional parcels of undeveloped and developed real property and/or the personal guarantees of principals or guarantees of operating entities in connection with its secured loans.
The Trust concentrates its investments on single-family lot developers who sell their lots to national, regional and local homebuilders for the acquisition of property and the development of residential lots, as well as homebuilders for the construction of single-family homes. The Trust targets as a primary development market lots that are under contract to national or regional affordable housing builders, as well as targeting homebuilders themselves for the construction of single-family homes. The housing development projects may also include large-scale planned communities, commonly referred to as “master planned communities,” that provide a variety of housing choices, including choices suitable for first time home buyers and move-up home buyers, as well as homes with purchase prices exceeding the conforming loan limits. The Trust does not currently own any real estate and does not intend to purchase, acquire or lease any real estate.
The Trust is a Maryland real estate investment trust that elected to be taxed as a REIT for U.S. federal income tax purposes commencing with its taxable year ended December 31, 2010. As long as the Trust qualifies as a REIT, the Trust is generally not subject to U.S. federal income tax on its net taxable income to the extent that the Trust annually distributes all of its net taxable income to shareholders. Certain of the Trust’s assets that produce non-qualifying income are held in TRSs. Unlike other subsidiaries of a REIT, the income of a TRS is subject to federal and state income taxes.
The Trust’s principal executive offices are located at 2201 W Royal Lane, Suite 240, Irving, Texas 75063 and its telephone number is (800) 859-9338.
The Combined Business
Upon completion of the Merger, Ready Capital will remain a publicly traded corporation focused on originating, acquiring, financing and servicing primarily LMM, SBA, residential mortgage and construction loans. The combined business will continue to be operated through Ready Capital and its subsidiaries, which will include the Surviving Company and its subsidiaries. Upon completion of the Merger, Ready Capital is expected to have a pro forma equity market capitalization of approximately $2.1 billion and a total capitalization of approximately $1.2 billion based on the $6.94 per share closing price of Ready Capital Common Stock on January 3, 2025. Following the completion of the Merger, Ready Capital will continue to be externally managed by the Ready Capital Manager.
Ready Capital Common Stock, the common stock of the Combined Company, will continue to be listed on the NYSE, trading under the symbol “RC.”
Ready Capital’s principal executive offices will remain located at 1251 Avenue of the Americas, 50th Floor, New York, New York 10020, and its telephone number will remain (212) 257-4600.
Market Price of and Dividends on Trust’s Common Shares and Related Matters
Common Shares are not listed or traded on any national securities exchange. Common Shares have at times traded in over-the-counter markets under the ticker symbol “UDFI.”
As of January 6, 2025, there were 1,815 record holders of Common Shares. The number of holders of record does not represent the actual number of beneficial owners of Common Shares because Common Shares are frequently held in “street name” by securities dealers and others for the benefit of individual owners who have the right to vote and/or dispositive power with respect to their shares.
The Trust has elected to be taxed as a REIT for U.S. federal income tax purposes commencing with its taxable year ended December 31, 2010. U.S. federal income tax law requires that a REIT distribute annually dividends equal to at least 90% of its REIT taxable income, excluding net capital gains and determined without regard to the dividends paid deduction, and that it pay tax at regular corporate rates to the extent that it annually distributes less than 100% of its net taxable income. The Trust’s current policy is to pay dividends, which will allow it to satisfy the requirements to qualify as a REIT and generally not be subject to U.S. federal income tax on its undistributed income. Although the Trust may borrow funds to pay dividends, cash for such distributions is expected to be largely generated from its consolidated statements of income. Dividends are declared and paid at the discretion of the Trust Board and depend on cash available for distribution, financial condition, its ability to maintain its qualification as a REIT, and such other factors that the Trust Board may deem relevant.

THE SPECIAL MEETING
This proxy statement/prospectus is being furnished in connection with the solicitation of proxies from the Trust’s shareholders for exercise at the Special Meeting. This proxy statement/prospectus and accompanying form of proxy are first being mailed to the Trust’s shareholders on or about January 9, 2025.
Purpose of the Special Meeting
The Special Meeting will be held over the internet on March 4, 2025 at 11:00 a.m., Eastern Time, for the following purpose:
•
to consider and vote on the Merger Proposal, which is the proposal to approve the Merger and the other Transactions.

Only business within the purposes described in the Notice of Special Meeting may be conducted at the Special Meeting. Any action may be taken on the items of business described above at the Special Meeting on the date specified above, or on any date or dates to which the Special Meeting may be postponed or adjourned.
Record Date; Voting Rights
The Trust has fixed the close of business on January 6, 2025 as the Record Date for determining holders of Common Shares entitled to notice of, and to vote at, the Special Meeting. Only holders of Common Shares at the close of business on the Record Date will be entitled to notice of, and to vote at, the Special Meeting. As of the Record Date, there were 30,677,003 issued and outstanding Common Shares. Each holder of record of Common Shares on the Record Date is entitled to one vote per share on each proposal. Votes may be cast either virtually or by properly authorized proxy at the Special Meeting.
Shareholders of Record
If you are a shareholder of record of Common Shares, you may authorize a proxy to have your Common Shares voted on the matters to be presented at the Special Meeting in any of the following ways:

•
You can authorize a proxy to vote your shares by telephone or over the Internet before the Special Meeting by following the instructions on the proxy card; or

•
You can authorize a proxy to vote your shares by mail by completing, signing, dating and mailing the enclosed proxy card.

Proxies authorized by telephone or the Internet must be received by 11:59 p.m., Eastern Time, on March 3, 2025.
Any proxy given by a shareholder pursuant to this solicitation may be revoked at any time before the vote is taken at the Special Meeting in any of the following ways:

•
authorizing a later proxy by telephone or through the Internet prior to 11:59 p.m., Eastern Time, on March 3, 2025; or

•
voting virtually at the Special Meeting, although attendance at the Special Meeting alone will not by itself constitute a revocation of a proxy.

Beneficial Owners
If your Common Shares are held in “street name,” please refer to the instructions provided by your broker, bank or other nominee to see which of the above choices are available to you regarding how to provide voting instructions for your shares and which of the above choices are available to you if you would like to revoke your proxy before the vote is taken at the Special Meeting.
Voting
•
You may specify whether your shares should be voted “FOR” or “AGAINST” the Merger Proposal. You may also specify that you would like to “ABSTAIN” from voting for or against the Merger

Proposal. All Common Shares that are entitled to vote and are represented at the Special Meeting by properly authorized proxies received before or at the Special Meeting and not revoked, will be voted at the Special Meeting in accordance with the instructions indicated on the proxies. If no instructions are given on a timely and properly executed proxy card, your Common Shares will be voted in accordance with the Trust Board’s recommendation of “FOR” the Merger Proposal.
Votes cast by proxy or virtually at the Special Meeting will be tabulated by the inspector of elections appointed for the Special Meeting. The chairman of the Special Meeting will determine whether or not a quorum is present.
Attendance at and Participation in the Virtual Special Meeting
In order to attend the Special Meeting, including to vote at the Special Meeting, you will need to pre-register at least 24 hours before the date of the Special Meeting by visiting the website www.cesonlineservices.com/udfiv25_vm.
If you are a shareholder of record, please have your proxy card, or notice, containing your control number available and follow the instructions to complete your registration request. If your shares are held in street name, please have your voting instruction form, notice or other communication containing your control number available and follow the instructions to complete your registration request. After registering, you will receive a confirmation email with a link and instructions for accessing the virtual Special Meeting. Requests to register to participate in the Special Meeting remotely must be received no later than 24 hours before the date of the Special Meeting.
If you wish to participate in the Special Meeting by voting your shares electronically, you can do so by following the instructions provided once you log in to the online virtual meeting platform. You will need your control number.
Please note that if you are a holder in “street name” and wish to vote virtually at the Special Meeting, you must obtain a legal proxy from your broker, bank or other nominee. You must then submit the legal proxy, along with your name, email address and certain other information to gain access to the Special Meeting. Please call Innisfree at the number included elsewhere in this proxy statement/prospectus for information regarding where to send your legal proxy and the other requested information. Requests for registration and submission of legal proxies must be received no later than 5:00 p.m., Eastern Time, on February 28, 2025.
Even if you plan to attend the Special Meeting virtually, we encourage you to vote in advance by phone, Internet, or mail so that your vote will be counted even if you later decide not to attend the virtual Special Meeting.
Quorum; Required Vote; Abstentions and Broker Non-Votes
The presence, virtually or by proxy, of the holders of at least a majority of the outstanding Common Shares entitled to vote at the Special Meeting is necessary to achieve a quorum for the transaction of business at the Special Meeting. If you vote “FOR”, “AGAINST” or “ABSTAIN” on the Merger Proposal, your Common Shares will be considered to be present at the Special Meeting for purposes of determining the presence of a quorum.
Approval of the Merger Proposal requires the affirmative vote of holders of a majority of the outstanding Common Shares. As a result, anything other than a vote “FOR” the Merger Proposal will have the same effect as a vote “AGAINST” the Merger Proposal, including (i) if you do not return your proxy card or otherwise authorize a proxy to vote your shares (including broker non-votes) and do not attend and vote at the meeting virtually or (ii) if you vote to “ABSTAIN” on the Merger Proposal.
Banks, brokers and other nominees that hold their customers’ shares in “street name” may not vote their customers’ shares on “non-routine” matters without instructions from their customers. Because the Merger Proposal is considered “non-routine,” such organizations do not have discretion to vote on the proposal. As a result, if you hold your shares in “street name” and you do not provide your broker, bank or other nominee with instructions regarding how to vote your Common Shares, your Common Shares will not be considered present at the Special Meeting for purposes of determining the presence of a quorum and will not be voted on the Merger Proposal.
As of the close of business on the Record Date, trustees and executive officers of the Trust and the Trust Advisor and its affiliates owned an aggregate of 253,913.592 Common Shares entitled to vote at the Special Meeting. The Trust currently expects that the Trust’s trustees and executive officers and the Trust Advisor and its affiliates will vote their Common Shares “FOR” the Merger Proposal, although none of them are obligated to do so.
Regardless of the number of Common Shares you own, your vote is important. Please complete, sign, date and promptly return the enclosed proxy card today or authorize a proxy to vote your shares by phone or Internet.
Solicitation of Proxies
The Trust has engaged Innisfree as proxy solicitor to assist in the solicitation of proxies for the Special Meeting. The Trust estimates it will pay Innisfree a fee of approximately $100,000 and, if the Trust’s shareholders approve the Merger Proposal, a success fee of an additional $100,000. The Trust has also agreed to increase the initial fee payable to Innisfree under certain limited circumstances, to reimburse Innisfree for reasonable out-of-pocket expenses and disbursements incurred in connection with the proxy solicitation and to indemnify Innisfree against certain losses, costs and expenses. No portion of the amount that the Trust has agreed to pay to Innisfree is contingent upon the Closing. In addition to mailing proxy solicitation materials, proxies may be solicited from the Trust’s shareholders by the trustees, officers and employees of the Trust and the Trust Advisor by telephone or by any other appropriate means of communications. No additional compensation, except for reimbursement of reasonable out-of-pocket expenses, will be paid to the trustees, officers and employees of the Trust or the Trust Advisor in connection with such solicitation services. Any questions or requests for assistance regarding this proxy statement/prospectus and related proxy materials may be directed to Innisfree by telephone at (877) 750-9496 (toll-free from the U.S. and Canada) or +1 (412) 232-3561 (from other countries).

PROPOSAL SUBMITTED TO THE TRUST’S SHAREHOLDERS
Proposal 1: Merger Proposal
The Trust’s shareholders are being asked to approve the Merger and the other Transactions. For a summary and detailed information regarding this proposal, see the information about the Merger and the Merger Agreement throughout this proxy statement/prospectus, including the information set forth in “The Merger” and “The Merger Agreement.” A copy of the Merger Agreement is attached as Annex A to this proxy statement/prospectus.
Pursuant to the Merger Agreement, approval of the Merger Proposal is a condition to the consummation of the Merger. If the Merger Proposal is not approved, the Merger will not be completed.
Approval of the Merger Proposal requires the affirmative vote of holders of a majority of the outstanding Common Shares.
Recommendation of the Trust Board
The Trust Board unanimously recommends that the Trust’s shareholders vote “FOR” the Merger Proposal.
Other Business
Pursuant to Maryland law and the Trust Bylaws, only matters described in the Notice of Special Meeting may be brought before the Special Meeting.

THE MERGER
The following is a summary of the material terms of the Merger and the other Transactions. This summary does not purport to be complete and may not contain all of the information about the Transactions that is important to you. The summary of the material terms of the Transactions below and elsewhere in this proxy statement/prospectus is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached to this proxy statement/prospectus as Annex A, and is incorporated by reference into this proxy statement/prospectus. You are urged to read this proxy statement/prospectus, including the Merger Agreement, carefully and in its entirety for a more complete understanding of the Transactions. In the event of any perceived conflict or ambiguity in the description in this proxy statement/prospectus with the actual terms of the Merger Agreement, the terms of the Merger Agreement shall be controlling.
General
The Trust Board has, acting upon the unanimous recommendation of the Special Committee, unanimously adopted, authorized and approved the Transactions and the Transaction Documents. Pursuant to the Merger Agreement, subject to the satisfaction of the conditions to Closing, including the approval of the Merger Proposal by the Trust’s shareholders, the Trust will merge with and into Merger Sub, with Merger Sub continuing as the Surviving Company.
Following consummation of the Merger, the Trust’s shareholders will receive the Merger Consideration described below under “The Merger Agreement — Consideration for the Merger” beginning on page 97.
Background of the Merger
The Trust has faced various challenges over the past decade, including government investigations, government and private litigation, the delisting and deregistration of the Common Shares from Nasdaq and under the Exchange Act, respectively, the criminal convictions of former officers of the Trust and its affiliates, and attempts by a dissident shareholder to take over management of the Trust. These challenges, among others, have negatively impacted the Trust’s ability to expand its business and the Trust’s ability to raise third-party debt or equity capital, which is necessary for the Trust to grow its business. Some of the challenges have also negatively impacted Trust shareholders’ liquidity.
These challenges notwithstanding, the Trust Board and Trust management have worked to prudently manage the Trust’s capital and protect, enhance and realize the value of the Trust’s assets. The Trust Board and management’s efforts in this regard include, from time to time, considering asset sales and business combinations or strategic transactions with third parties that would further the Trust’s strategic objectives and provide liquidity for Trust shareholders, including through multiple discussions over the last several years with Ready Capital and the Ready Capital Manager.
The Trust and the Trust Advisor, on the one hand, and Ready Capital and the Ready Capital Manager, on the other hand, have been counterparts in a number of transactions over the past ten years. During this period, Ready Capital and its affiliates have extended loans to the Trust, including a $35 million term loan in July 2014 to finance a self-tender offer that the Trust commenced in connection with its June 2014 Nasdaq listing and a $15 million term loan in October 2014 to finance the Trust’s obligations to provide funds to Trust borrowers. These loans were repaid in full in 2016. In addition, beginning in 2018, Trust affiliates originated and serviced six secured loans funded by Ready Capital or its affiliates to residential developers totaling over $60 million in principal. These loans were repaid in full between 2018 and 2024.
From time to time, the Trust and the Trust Advisor have discussed with Ready Capital and the Ready Capital Manager potential sales of Trust loans to Ready Capital and possible business combinations between the Trust and Ready Capital. At times between 2016 and March 2018, these preliminary discussions resulted in the parties exchanging initial indications of interest, conducting limited due diligence through the provision of documents and during in-person meetings and outlining possible transaction structures. Additional brief discussions regarding a potential business combination transaction between the Trust and Ready Capital were held in November 2019, but no meaningful progress was made.
The parties first substantively re-engaged regarding a potential strategic transaction in June 2020 when Mr. Thomas Capasse, the Chief Executive Officer of Ready Capital and co-founder and principal of the

Ready Capital Manager, contacted the Trust and an investment partnership affiliated with the Trust to express Ready Capital’s interest in exploring a potential transaction. On June 29, 2020, Mr. Andrew Ahlborn, Ready Capital’s Chief Financial Officer, provided a due diligence request list and a proposed transaction timeline. In August 2020, the Ready Capital Manager sent the Trust a preliminary, non-binding indication of interest regarding Ready Capital’s potential acquisition of some or all of the loan portfolios of the Trust and the affiliated fund in exchange for shares of Ready Capital Common Stock. In the fall of 2020, the parties progressed through diligence and discussed terms of the possible transaction. In January 2021, the Ready Capital Manager proposed changing the structure of the transaction to an acquisition of 49% of the Trust’s assets. The parties continued to discuss the transaction through in-person meetings and conference calls and conducted due diligence, but ended their discussions in April 2021 without agreeing on transaction terms.
In December 2020, a Trust shareholder holding over 5% of the outstanding Common Shares, NexPoint Strategic Opportunities Fund (collectively with its affiliates, “NexPoint”), announced an unsolicited tender offer for all of the Common Shares at the per share price of $1.10. Because the Trust Board believed the tender offer reflected a substantial discount to the value of the Common Shares, the Trust Board recommended that shareholders reject the tender offer. NexPoint amended and extended the tender offer more than ten times (without raising the per share price), but ultimately withdrew its offer in September 2022.
Beginning in December 2021, the Trust and Ready Capital re-engaged in preliminary discussions regarding a potential acquisition of the Trust or other strategic transaction. Discussions between the parties and their representatives continued through the winter of 2022. On April 1, 2022, the parties entered into a mutual non-disclosure agreement and a preliminary, non-binding indication of interest regarding Ready Capital’s potential acquisition, either directly from the Trust or by forming a joint venture with the Trust, of certain Trust portfolio loans in exchange for consideration consisting of 85% Ready Capital Common Stock and 15% cash. The indication of interest included a 60-day exclusivity period during which the parties continued their discussions and performed preliminary due diligence. However, the discussions ended not long after the exclusivity period terminated without the parties agreeing on transaction terms.
In January 2022, the Trust’s former Chief Executive Officer and former Chief Financial Officer and two former officers of Trust affiliates were convicted of conspiracy to commit wire fraud affecting a financial institution, conspiracy to commit securities fraud and aiding and abetting securities fraud in a criminal trial. These individuals resigned from all officer, director and trustee positions they held at the Trust and its affiliates, and the Trust Board appointed Mr. Lawrence Jones as Chairman of the Trust Board, Mr. James Kenney as Chief Executive Officer of the Trust and as a member of the Trust Board and Ms. Stacey Dwyer as Chief Financial Officer of the Trust.
Throughout the second half of 2022 and 2023, Trust management and Ready Capital management contacted one another from time to time to discuss potential business opportunities that the two firms could consider pursuing together.
In spring 2023, Ready Capital contacted Mr. Todd Etter, a representative of the Trust Advisor, to re-open discussions regarding a potential acquisition of the Trust or a strategic transaction involving the Trust and Ready Capital. In August 2023, another third-party, a private real estate investment firm (“Party A”), contacted the Trust Advisor to discuss a potential acquisition of Common Shares or Trust assets. The Trust and Party A entered into a non-disclosure agreement in September 2023 and the Trust provided Party A with information about its loan portfolio. Throughout the rest of 2023 and early 2024, Mr. Etter and other members of Trust management had general, preliminary discussions with both Ready Capital and Party A regarding a possible transaction with the Trust and/or affiliates of the Trust. The Trust and Party A ended their discussions regarding a transaction with the Trust in February 2024 without agreeing on transaction terms. Mr. Etter provided updates to the Trust Board regarding these preliminary discussions with Ready Capital and Party A, as well as the Trust’s continuing efforts to obtain bank financing, at the Trust Board’s regular meetings.
In July 2022, the Trust engaged an independent audit firm and in July 2023, the Trust distributed audited financial information for the year ended December 21, 2022 to the Trust shareholders. Due to the challenges facing the Trust, the most recent audited financial statements that the Trust had previously provided to Trust shareholders were as of December 31, 2014.

On September 1, 2023, the Trust and Ready Capital entered into a mutual non-disclosure agreement. Preliminary discussions between Trust management and Ready Capital management regarding a possible transaction continued during the rest of 2023.
In October 2023, the Trust distributed a proxy statement for the 2023 annual meeting of shareholders (the “2023 Annual Meeting”) and began soliciting votes for the re-election of Mr. Kenney as the Trust’s Managing Trustee. In October 2023, NexPoint filed a legal action seeking declaratory and injunctive relief from the Circuit Court for Baltimore City including, among other things, that NexPoint had the right to nominate Independent Trustees to be up for election at the 2023 Annual Meeting and that all four of the Trust’s Independent Trustees must stand for election at the 2023 Annual Meeting (such NexPoint lawsuit, the “NexPoint Shareholder Meeting Lawsuit”). The court denied NexPoint’s requests regarding the 2023 Annual Meeting.
On January 16, 2024, Mr. Etter contacted Messrs. Capasse and Ahlborn to request a call to discuss recent Trust initiatives and Ready Capital’s potential interest in a transaction with the Trust.
On February 9, 2024, Messrs. Etter, Capasse and Ahlborn and Ms. Dwyer held a conference call to discuss the business of Ready Capital and the Trust generally and Ready Capital’s continued potential interest in the Trust. Following this call, Trust management provided limited financial information regarding the Trust, its loan portfolio and related matters to Ready Capital.
On April 16, 2024, in connection with the NexPoint Shareholder Meeting Lawsuit, the Circuit Court for Baltimore City issued an order requiring that all four of the Trust’s Independent Trustee positions to be up for election at the 2024 annual meeting of shareholders (the “2024 Annual Meeting”). Following the issuance of this order, the Trust began planning for the 2024 Annual Meeting, to be held in December 2024, including engaging J. Frank Associates, LLC in April 2024 to provide public relations services in connection with the 2024 Annual Meeting and engaging Innisfree M&A Incorporated in April 2024 as proxy solicitor for the 2024 Annual Meeting.
On April 18, 2024, Messrs. Etter, Capasse and Ahlborn and Ms. Dwyer held a conference call to discuss the general structure of a transaction in which Ready Capital would acquire all of the outstanding Common Shares in exchange for Ready Capital Common Stock, shareholder approval requirements applicable to such a transaction and outstanding Trust litigation. Following the call, Ms. Dwyer provided Ready Capital management with draft Trust financial statements for the fiscal year ended December 31, 2023 and certain other information regarding certain Trust loan balances. Over the next four weeks, Ms. Dwyer and Mr. Ahlborn continued to discuss the structure and timing of a potential acquisition transaction.
On May 22, 2024, at a meeting of the Trust Board, Mr. Kenney and Ms. Dwyer described for the Trust Board their preliminary discussions with Ready Capital regarding Ready Capital’s potential acquisition of the Trust and plans for the parties to meet in person to continue their discussions. Mr. Kenney and Ms. Dwyer described a possible transaction in which Ready Capital would acquire all outstanding Common Shares in exchange for Ready Capital Common Stock. The Trust Board directed Mr. Kenney and Ms. Dwyer to continue their preliminary discussions with Ready Capital.
In June 2024, Trust management contacted four investment banks, including Moelis, regarding their potential engagement as a financial advisor to the Trust in connection with a potential transaction with Ready Capital or a potential alternative transaction. Trust management recommended that the Trust Board engage Moelis. Moelis submitted a proposal and representatives of Moelis presented to the Trust Board on June 24, 2024. Beginning on June 6, 2024, Trust management met with representatives of Moelis to discuss the Trust’s history, including a possible transaction with Ready Capital.
On June 12, 2024, Mr. Kenney, Ms. Dwyer, Mr. Etter, Mr. Jeff Gilpatrick and Mr. Mike Wilson from the Trust and the Trust Advisor met in person in New York City with Mr. Capasse, Mr. Ahlborn, Mr. Adam Zausmer, Mr. Casey Lewis and Mr. David Cohen from Ready Capital to discuss Ready Capital’s potential acquisition of the Trust. In particular, the parties discussed possible transaction structure and terms, including stock-for-stock consideration, an exchange ratio based on Ready Capital’s and the Trust’s respective adjusted tangible book values, a potential transaction timeline and organization of the diligence efforts across both companies. Ready Capital and the Trust also discussed the possibility of Ready Capital entering into a sub-advisory agreement with the Trust Advisor or its affiliate to manage the Trust’s assets post-transaction; however, they agreed to defer discussion of such a sub-advisory agreement until after definitive transaction agreements were signed.
On June 16, 2024, NexPoint notified the Secretary of the Trust of its nomination of a controlling slate of four dissident trustees for election at the 2024 Annual Meeting.
On June 18, 2024, Ms. Dwyer provided draft Trust financial statements for the fiscal quarter ended March 31, 2024 to Mr. Ahlborn and also proposed that the parties agree to a valuation date (proposing September 1, 2024 as an initial matter) for purposes of determining an exchange ratio in connection with a potential merger and that Ready Capital diligence the loans in the Trust’s portfolio expected to be outstanding as of that date.
On June 19, 2024, the Trust received a non-binding proposal from Ready Capital to acquire all of the outstanding Common Shares in exchange for shares of Ready Capital Common Stock (the “June 19 Proposal”). The June 19 Proposal contemplated an exchange ratio to be calculated by dividing the Trust’s transaction-adjusted common equity tangible book value (“Adjusted TBV”) by Ready Capital’s Adjusted TBV, in each case, as of a mutually agreeable month-end between signing and closing. Based on each company’s December 31, 2023 Adjusted TBV, the exchange ratio would have been 0.6827, which implied Trust shareholders would have owned approximately 10.8% of the Combined Company; however, the proposal also reserved for unspecified potential valuation adjustments to the Trust’s and Ready Capital’s Adjusted TBVs. On a market value basis, based on this exchange ratio and the 30-day volume-weighted average trading price of Ready Capital Common Stock of $8.47 as of June 12, 2024, the June 19 Proposal would have provided total consideration of $177.3 million to the Trust shareholders. The June 19 Proposal did not contemplate that the Trust would pay pre-closing distributions to Trust shareholders, but the mechanism proposed to determine the exchange ratio would reduce the exchange ratio and Trust shareholders’ pro forma ownership of the Combined Company as a result of any such dividends, because such distributions would have reduced the Trust’s Adjusted TBV. The June 19 Proposal was submitted before Ready Capital and its advisors had conducted any significant diligence or other work regarding the Merger, and as such, was subject to completion of satisfactory due diligence. The June 19 Proposal contemplated a 60-day exclusivity period that automatically extended for 15 days to September 4, 2024 if neither party notified the other that it objected to such extension. In addition, the June 19 Proposal contemplated that Ready Capital or one of its affiliates would enter into a sub-advisory agreement with an affiliate of the Trust Advisor at closing to manage the existing Trust portfolio and source new production for Ready Capital on mutually agreeable terms.
On June 19, 2024, the Trust Board held a virtual meeting with Trust management and a representative of Gibson, Dunn & Crutcher, LLP, counsel to the Trust (“Gibson Dunn”), to discuss the June 19 Proposal. The Trust Board authorized Trust management to execute a non-binding letter of intent reflecting the terms of the June 19 Proposal. The meeting participants discussed the potential conflicts of interest that could arise as a result of Mr. Kenney’s status as a member of the Trust Board, an employee of the Trust Advisor and an officer of affiliates of the Trust Advisor, and Ready Capital’s intention, as described in the June 19 Proposal, to enter, or for an affiliate of Ready Capital to enter, into a sub-advisory agreement with an affiliate of the Trust Advisor to manage the Trust’s portfolio. Because of these potential conflicts of interest, the Trust Board began to consider forming a special committee of trustees who were not affiliated with the Trust Advisor to evaluate the proposed transaction.
From June 19, 2024 to June 21, 2024, Trust management held a series of calls with representatives of Gibson Dunn and Moelis to discuss the terms of the June 19 Proposal while the Trust’s and Ready Capital’s representatives negotiated certain terms of the proposal, including the duration of the exclusivity period contemplated thereby.
On June 21, 2024, the Trust and Ready Capital signed a non-binding letter of intent with the terms set forth in the June 19 Proposal, except that the non-binding letter of intent corrected the illustrative per share premium implied by Ready Capital’s offer compared to the last known trade of the Common Shares of $1.40 and included Ready Capital’s commitment to facilitate the Trust’s diligence of Ready Capital.
On June 21, 2024, Moelis provided a draft engagement letter to Trust management. During the next two weeks, Gibson Dunn and Trust management negotiated the terms of the engagement with representatives of Moelis. Holland & Knight LLP (“H&K”), which had served as counsel to the independent members of the Trust Board for several years, also provided input regarding the terms of the engagement.
On June 24, 2024, the Trust Board held a virtual meeting with Trust management and representatives of Moelis, Gibson Dunn and H&K to discuss, among other things, the June 19 Proposal, an overview of Ready Capital and a preliminary transaction timeline. Representatives of Moelis discussed with the Trust Board that Ready Capital’s proposed adjustments would definitionally represent a discount to the GAAP book valuation of UDF’s assets, that Ready Capital’s proposal effectively valued the Ready Capital Common Stock at accounting book value (subject to any accepted adjustments) and that Ready Capital Common Stock was trading at a discount to Ready Capital’s book value per share, like the shares of many other publicly-traded mortgage real estate investment trusts. They also discussed the view that accounting book value is not a reliable measure of intrinsic or market value and that Moelis’ financial analysis and any fairness opinion delivered with respect to a transaction would ultimately utilize other intrinsic valuation and market valuation methodologies on a relative basis. The Trust Board and representatives of Gibson Dunn and H&K further discussed the formation of a special committee of trustees who were not affiliated with the Trust Advisor to evaluate the proposed transaction with Ready Capital. The Trust Board instructed Gibson Dunn to interview the Independent Trustees to discuss their independence for purposes of serving on a special committee.
On June 27, 2024, Alston & Bird LLP (“Alston”), counsel to Ready Capital, delivered a preliminary due diligence request list to Gibson Dunn. The Trust provided Ready Capital and its representatives with access to electronic due diligence data rooms beginning on June 27, 2024, which included materials responsive to the due diligence request list.
In early July 2024, representatives of Gibson Dunn interviewed each of the Independent Trustees to discuss whether they had any direct or indirect business, personal or other relationships that might interfere with the trustee’s ability to exercise independent judgment or make decisions in the best interest of the Trust and its shareholders regarding the proposed transaction with Ready Capital. A representative of H&K was present at these interviews. Mr. Finkle disclosed that he owned approximately 80 shares of Ready Capital Common Stock, which he acquired approximately two years ago for a total price of less than $1,000. No other business, personal or other relationships with Ready Capital or its affiliates were disclosed by any of the Independent Trustees.
On July 8, 2024, the Trust Board held a virtual meeting with Trust management and representatives of Gibson Dunn, H&K and Venable LLP, Maryland outside counsel to the Trust (“Venable”). Trust management updated the Trust Board on the status of the Trust’s discussions with Ready Capital and discussed a timeline for providing due diligence information about the Trust to Ready Capital and the process for conducting reverse due diligence of Ready Capital. Trust management also discussed with the Trust Board the proposed engagement of Moelis to serve as the Trust’s financial advisor for a strategic transaction involving Ready Capital. Venable outlined for the Trust Board the relevant standards under Maryland law applicable to its review of the transaction. Gibson Dunn described the results of its interviews with each of the Independent Trustees regarding their independence. The Trust Board unanimously approved the formation of the Special Committee comprising independent and disinterested trustees to evaluate the proposed Ready Capital transaction and related matters, determined that each of the Independent Trustees satisfied the independence and other requirements to serve as members of the Special Committee and appointed each of the Trust’s Independent Trustees as a member of the Special Committee. The Trust Board authorized the Special Committee to, among other things: investigate, evaluate and negotiate the potential transaction with Ready Capital; review and consider alternatives to the potential transaction; to the extent the Special Committee determines appropriate, take steps in furtherance of any alternative transaction; and report to the Trust Board its recommendations and conclusions with respect to the potential transaction with Ready Capital, including, if applicable, a recommendation not to pursue the potential transaction with Ready Capital.
The Trust Board adjourned its meeting and the Special Committee held a virtual meeting with representatives of Gibson Dunn, H&K and Venable on July 8, 2024 to discuss the engagement of Moelis as the financial advisor for the Trust. The Special Committee unanimously recommended that the Trust Board approve Moelis’ engagement as the Trust’s financial advisor. In recommending Moelis, the Special Committee considered, among other things, the firm’s overall reputation and experience with strategic transactions involving real estate investment trusts, or REITs, and transactions similar to the potential transaction with Ready Capital, as well as Moelis’ knowledge of the Trust’s industry. After the Special Committee meeting concluded, the Trust Board meeting reconvened. Acting on the recommendation of the Special Committee, the Trust Board approved Moelis’ engagement as the Trust’s financial advisor. On July 8, 2024, the Trust delivered a signed engagement letter to Moelis to engage Moelis as its financial advisor in connection with the contemplated transaction with Ready Capital or the sale, disposition or transfer of (a) 50% or more of the assets, properties, or businesses of the Trust or (b) 50% or more of the equity securities of the Trust.
From July 2024 through execution of the Merger Agreement in November 2024, the Special Committee met frequently with Trust management and the advisors to the Trust and the Special Committee to discuss the proposed transaction and several transaction workstreams, including the status of due diligence of the Trust by Ready Capital and the Trust’s reverse due diligence of Ready Capital, the terms of the potential transaction, shareholder engagement, transaction timing and legal documentation. During this time, representatives of H&K, Moelis and Gibson Dunn held regular meetings to discuss the transaction and representatives of Moelis reviewed information, and engaged in discussions with representatives of management of the Trust and Ready Capital, respectively, regarding, among other things, the terms of the potential transaction and the respective businesses, investment portfolios and strategies of the Trust and Ready Capital. During this time and until the date of execution of the Merger Agreement, Ready Capital, the Ready Capital Manager and their advisors conducted detailed financial and legal due diligence of the Trust and its loan portfolio, including attending a July 16, 2024 site tour of loan-related development assets.
On July 10, 2024, the Special Committee held a virtual meeting with representatives of H&K. At the meeting, the Special Committee unanimously elected Mr. Finkle as Chairman of the Special Committee and, based on H&K’s experience and expertise with transactions of the type to be reviewed and negotiated by the Special Committee, as well as their past representation of the Independent Trustees, unanimously resolved to engage H&K as outside legal counsel to the Special Committee. In addition, the Special Committee and H&K discussed the duties applicable to the members of the Special Committee in connection with a strategic transaction involving the Trust, the process for reviewing and negotiating a potential transaction with Ready Capital and potential alternative transactions. The Special Committee and H&K also discussed the potential compensation of the Special Committee members for their service on the Special Committee, and H&K provided its view of the market ranges for such compensation.
On July 14, 2024, representatives of Moelis delivered a relationship disclosure letter to the Trust Board, which was updated on November 14, 2024, to confirm there had not been any material changes.
On July 16, 2024, Mr. Zausmer and Mr. Lewis visited the Dallas-Fort Worth area to tour certain properties that are collateral securing obligations under loans included in the Trust’s loan portfolio. The tour was led by Mr. Gilpatrick.
On July 18, 2024, the Special Committee held a virtual meeting with representatives of H&K. At the meeting, the Special Committee unanimously approved the compensation of the Special Committee members to be proposed to the Trust Board, including $5,000 per month for members of the Special Committee and $6,500 per month for the chairman of the Special Committee, which compensation was subsequently ratified by the Trust Board.
On or around July 22, 2024, NexPoint mailed a proxy statement to Trust shareholders and began soliciting votes for NexPoint’s nominees for election at the 2024 Annual Meeting. NexPoint’s solicitation efforts in support of its nominees continued until the date of the 2024 Annual Meeting and included press releases, webcasts and email, mail and telephonic outreach to Trust shareholders.
On July 23, 2024, Mr. Kenney and representatives of Moelis held a virtual meeting with Messrs. Capasse and Ahlborn and representatives of Piper Sandler Companies (“Piper Sandler”), Ready Capital’s financial advisor, to discuss the contemplated transaction, including terms, process, timeline and diligence. Specific topics covered at this meeting included Ready Capital’s due diligence of the Trust and the Trust’s due diligence of Ready Capital.
On July 25, 2024 the Special Committee entered into an engagement letter with H&K to memorialize the Special Committee’s earlier engagement of H&K as its legal counsel with respect to the proposed transaction with Ready Capital.

On July 25, 2024, the Special Committee held a virtual meeting with representatives of H&K. H&K presented an overview of the process and legal duties applicable to the Special Committee members with respect to the potential transaction with Ready Capital. At the meeting, the Special Committee and H&K discussed H&K’s meeting with representatives of Moelis and Gibson Dunn earlier that week and the topics that the advisors discussed at that meeting.
On July 29, 2024, Ready Capital provided representatives of Gibson Dunn and H&K with access to Ready Capital’s virtual data room to begin legal due diligence of Ready Capital.
On July 29, 2024, the Special Committee held a virtual meeting with representatives of H&K and Moelis. At the meeting, representatives of Moelis introduced the Moelis team to the Special Committee and described their respective relevant experience, including experience with public non-traded real estate investment trusts. The Special Committee and the advisors further discussed certain preliminary financial information relating to Ready Capital and the potential transaction and additional information that representatives of Moelis expected to review regarding Ready Capital.
On July 31, 2024, Trust management, with assistance from representatives of Moelis, held a virtual reverse due diligence meeting with Ready Capital. Topics covered included, among others, (i) general business strategy overview, (ii) the investment portfolio, (iii) recent financial performance, (iv) accounting and tax, (v) legal and regulatory and (vi) corporate governance.
On August 1, 2024, the Special Committee held a virtual meeting with representatives of H&K. At the meeting, the Special Committee and H&K discussed the potential engagement by the Trust of an advisory firm to perform accounting and loan-level due diligence on Ready Capital. The Special Committee and H&K also discussed the possibility of the Special Committee hiring its own advisory firm as a resource to the Special Committee in reviewing the work to be performed by the Trust’s other advisors with respect to accounting and loan-level due diligence matters. H&K recommended Ankura Consulting Group, LLC (“Ankura”) as an advisor to the Special Committee with respect to financial and accounting matters. Subsequently, the Special Committee unanimously approved the engagement of Ankura as an accounting advisor to the Special Committee.
The Special Committee and H&K also discussed the potential engagement by the Special Committee of Maryland outside legal counsel. The Special Committee directed H&K to reach out to qualified law firms to inquire about a potential engagement by the Special Committee. Subsequently, the Special Committee unanimously approved the engagement of Miles & Stockbridge (“M&S”) to serve as Maryland outside legal counsel to the Special Committee.
On August 7, 2024, Gibson Dunn sent Alston a preliminary legal due diligence request list based on Gibson Dunn’s and H&K’s review of the Ready Capital virtual data room.
On or around August 8, 2024, the Trust mailed a proxy statement to Trust shareholders and began soliciting votes to elect the Trust Board’s nominees for election at the 2024 Annual Meeting. The Trust’s solicitation efforts in support of its nominees continued until December 10, 2024, the date of the 2024 Annual Meeting and included press releases and email, mail and telephonic outreach to Trust shareholders.
On August 8, 2024, the Special Committee held a virtual meeting with representatives of H&K at which they discussed the status of the financial due diligence conducted to date regarding Ready Capital as well as the Trust’s potential engagement of FTI Consulting (“FTI”) to perform accounting and loan-level due diligence of Ready Capital.
Also on August 8, 2024, Trust management, with representatives of Moelis present, held a virtual reverse due diligence meeting with Ready Capital to review Ready Capital’s operating model and financial projections.
On August 12, 2024, the Trust formally engaged FTI to assist with accounting and loan-level due diligence of Ready Capital. As part of the engagement, FTI agreed to discuss its findings with the Special Committee, the Trust Board and their respective advisors. FTI conducted accounting and loan-level due diligence of Ready Capital over the next several weeks, and provided periodic updates to representatives of Moelis and H&K during this period. Upon completion of FTI’s due diligence review, Ankura reviewed and discussed the due diligence findings directly with FTI, and conducted its own review of materials relating to Ready Capital to confirm FTI’s findings.
Between August 15, 2024 and August 22, 2024, the Special Committee held virtual meetings with representatives of H&K, Moelis and Gibson Dunn at which the Special Committee and the respective representatives discussed, among other things, the status of legal and financial due diligence of the Trust and Ready Capital and certain preliminary financial information relating to Ready Capital’s offer to the Trust. They also discussed the possibility of conducting a “market check” before entering into the proposed transaction with Ready Capital, including, in light of the fact that Ready Capital’s offer to the Trust contemplated stock-for-stock consideration, and the inclusion of a “go-shop” covenant in the definitive transaction documentation. In addition, they discussed including a customary “fiduciary out” that would allow the Trust to terminate the definitive transaction documents if the Trust Board believed doing so in order to accept a superior offer was consistent with the Trust Board’s duties, and the anticipated process and timeline for negotiating and completing the proposed transaction with Ready Capital.
On August 25, 2024, Ready Capital submitted a revised non-binding proposal (the “August 25 Proposal”) to the Trust. This proposal included an updated exchange ratio of 0.523 based on Ready Capital’s Adjusted TBV as of June 30, 2024 and the Trust’s Adjusted TBV as of March 31, 2024, implying Trust shareholder post-closing pro forma equity ownership of the Combined Company of 8.7%. The August 25 Proposal proposed an $87 million downward adjustment for purposes of calculating the Trust’s Adjusted TBV to reflect Ready Capital’s view of the Trust’s loan portfolio and $5 million downward adjustments for purposes of calculating both Ready Capital’s and the Trust’s Adjusted TBV to account for expected transaction expenses. The August 25 Proposal noted that Ready Capital’s remaining due diligence would be customary in nature and focus on accounting, tax and legal matters.
On August 27, 2024, Ready Capital management sent Ms. Dwyer and Mr. Kenney a summary of Ready Capital’s analysis of the Trust’s loan portfolio (the “August 27 RC Portfolio Analysis”). During August 27, 2024 and August 28, 2024, Trust management worked with representatives of Moelis and Gibson Dunn to review and address certain concerns and risk ratings that Ready Capital ascribed to the Trust’s loan portfolio.
Later on August 27, 2024, the Special Committee held a virtual meeting with representatives of H&K. At the meeting, the Special Committee and H&K discussed the August 27 RC Portfolio Analysis and the August 25 Proposal. They also discussed the negotiation process with Ready Capital and the pending expiration of the exclusivity period with Ready Capital, and reviewed again the terms the Trust could potentially negotiate with Ready Capital, including the inclusion of a go-shop covenant, a fiduciary out and an expansion of the scope of the Trust’s termination rights in certain circumstances.
The Special Committee held a virtual meeting with Trust management and representatives of H&K and Moelis on August 28, 2024, to review the August 25 Proposal, including its financial terms. Trust management described the possibility of a pre-closing distribution by the Trust as a means to provide additional value and liquidity for Trust shareholders. The proposed transaction with Ready Capital was expected to enable the Trust to distribute a significantly larger amount to Trust shareholders than the Trust could distribute absent the transaction. After the closing, the Trust would not need to maintain as much cash on hand to fund reserves or pay expenses, which were expected to decrease after the Closing when the Trust became part of a much larger organization. The Special Committee also discussed with Trust management and representatives of H&K and Moelis, FTI’s ongoing due diligence of Ready Capital, potential alternatives to the contemplated transaction with Ready Capital and counterparties other than Ready Capital that might be interested in acquiring the Trust or its assets. Representatives of Moelis and Trust management discussed with the Special Committee some of the risks and timing considerations associated with seeking an alternative transaction, including the risk that Ready Capital would cease further negotiations with the Trust if the Trust were to pursue an alternative transaction. The meeting participants also discussed again the contractual provisions that could be negotiated with Ready Capital, including a possible go-shop covenant, fiduciary out and other termination rights.
Later on August 28, 2024, the Special Committee held a virtual meeting with representatives of H&K. At the meeting, they discussed the Special Committee’s meeting earlier that day, the terms of the August 25 Proposal and Trust management’s in-person meeting with Ready Capital scheduled for the next week.

On August 29, 2024, Mr. Kenney emailed Messrs. Ahlborn and Capasse certain informational requests with respect to the August 27 RC Portfolio Analysis in order to better understand the methodology that Ready Capital applied to the Trust’s loan portfolio, including the valuation and discounts applied to each of the Trust’s loans on an asset-by-asset basis.
On September 3, 2024, Trust management and representatives of Moelis met in person in New York City with Ready Capital management and representatives of Piper Sandler to discuss the August 25 Proposal, including Ready Capital’s rationale for the valuation adjustments it made to the Trust’s tangible book value for purposes of calculating the Trust’s Adjusted TBV, the possibility of meaningful pre-closing distributions by the Trust to its shareholders and a timeline for the Trust’s response to the proposal. The parties also discussed the possibility of providing for contingent consideration as a means to bridge the gap on certain price-related matters and the different ways any contingent consideration could be structured.
On September 5, 2024, the Special Committee and Trust management held a virtual meeting with representatives of H&K, Moelis and Gibson Dunn. Mr. Kenney summarized the September 3, 2024 meeting with Ready Capital and Piper Sandler. Because the Special Committee had expressed concern about the downward adjustment to the Trust’s tangible book value and the proposed exchange ratio, Trust management and representatives of Moelis discussed with the Special Committee, among other things: Trust management’s rationale for entering into the proposed transaction with Ready Capital, including the desire to provide liquidity to shareholders and the implied premium that the exchange ratio represented to the price of the Trust’s last known trade; a comparison of the proposed transaction with Ready Capital with certain strategic alternatives (e.g., remaining a standalone company and managing the runoff of the Trust’s loan portfolio, conducting a market check following the expiration of the exclusivity period in the June 21, 2024 letter of intent as part of a broader process to sell the Trust, investing in strategic growth and conducting an accelerated liquidation of the Trust’s loan portfolio) and the associated benefits and considerations of each; counterproposals to consider making to Ready Capital to support an increase to the Trust’s Adjusted TBV to be used in establishing the exchange ratio in the proposed transaction; and an overview of Ready Capital and the Ready Capital Common Stock price performance. Representatives of Moelis, Gibson Dunn and H&K also reviewed with the Special Committee the financial terms of the August 25 Proposal. Trust management agreed to develop, with assistance from representatives of Moelis, Gibson Dunn and H&K, a potential counterproposal to the August 25 Proposal based on feedback from Trust management and the Special Committee.
Later on September 5, 2024, the Special Committee held a virtual meeting with representatives of H&K to review the matters discussed at the meeting earlier that day, the due diligence being performed by FTI and the various accounting and valuation methodologies applicable to the proposed transaction.
On September 6, 2024, the Special Committee and Trust management held a virtual meeting with representatives of H&K, Moelis and Gibson Dunn to continue the previous day’s discussion of the August 25 Proposal and the Trust’s counterproposal. The representatives of Moelis discussed certain preliminary financial information related to the proposed transaction with the Special Committee and Trust management. The Special Committee, Trust management and representatives of Moelis discussed the proposed adjustments to the Trust’s Adjusted TBV set forth in the August 25 Proposal, the Trust’s cash position, the possibility of including a pre-closing cash distribution in the Trust’s counterproposal and certain merger agreement provisions (including a go-shop covenant) and potential economic negotiation points that the Trust could consider including in a counterproposal.
On September 9, 2024, the Special Committee held a virtual meeting with Trust management and representatives of H&K, Moelis and Gibson Dunn to discuss the August 25 Proposal and the Trust’s response and potential counteroffer. The meeting participants discussed different rationales for countering Ready Capital’s proposed $87 million downward adjustment to the Trust’s tangible book value for purposes of calculating the Trust’s Adjusted TBV. The parties also discussed possible next steps and the transaction timeline. At the meeting, Trust management proposed a counteroffer, which provided for (i) the payment of large pre-closing cash distributions to the Trust shareholders, (ii) positive adjustments to the Trust’s Adjusted TBV that partially offset the downward adjustments proposed by Ready Capital and (iii) credit, in the form of an earn-out or contingent value right (a “CVR”), for proceeds from certain loans that the Trust expected to receive in excess of the book value of those loans on the Trust’s balance sheet.

Following this discussion at the September 9, 2024 meeting, the Special Committee met in an executive session with representatives from H&K to discuss Trust management’s proposed counteroffer. The Special Committee unanimously agreed to discuss with Trust management a proposal to increase the Trust’s Adjusted TBV for purposes of a counteroffer to Ready Capital. Following the executive session, representatives of Trust management, Moelis and Gibson Dunn rejoined the meeting to discuss the Special Committee’s request to increase the Trust’s Adjusted TBV for purposes of the counteroffer to Ready Capital by $7.5 million. Trust management indicated that it would prepare an analysis to support the Adjusted TBV increase. Based in part on the recommendation of Trust management and the discussions with and the advice of representatives of Moelis regarding the relatively low likelihood that the Trust could successfully seek, negotiate and enter into an alternative transaction and the potential risk to the proposed Ready Capital transaction process of performing a market check, the Special Committee authorized Trust management to continue negotiations with Ready Capital in the absence of a market check. The Special Committee authorized Trust management and the advisors to the Trust and Special Committee to submit a counterproposal to Ready Capital reflecting (i) pre-closing distributions by the Trust (which would result in a lower tangible book value for the Trust), (ii) a smaller adjustment to the Trust’s tangible book value for purposes of calculating the Trust’s Adjusted TBV, (iii) the need to capture, for the benefit of Trust shareholders, value associated with proceeds from certain loans in excess of their book value that the Trust expected to receive and (iv) a positive adjustment, or benefit, for the value of cash on the Trust’s balance sheet, and to continue negotiations.
On September 10, 2024, the Trust responded to the August 25 Proposal during a call among Ms. Dwyer and Messrs. Kenney, Capasse and Ahlborn. The Trust’s proposal contemplated an approximately $56 million increase in the Trust’s Adjusted TBV based on (i) an approximately $25 million reduction in the approximately $87 million discount applied by Ready Capital to the Trust’s tangible book value for purposes of calculating the Trust’s Adjusted TBV, (ii) an approximately $27 million benefit for proceeds from certain loans in excess of their book value that the Trust expected to receive (e.g., interest recovery on certain non-accrual loans), and (iii) an approximately $4 million benefit for the contributed value of cash on the Trust’s balance sheet. The Trust’s proposal also provided for pre-closing distributions of $79 million by the Trust to Trust shareholders which, net of an approximately $20 million gain that the Trust expected to realize in the fourth quarter of 2024 from loan proceeds collections in excess of book value, resulted in a downward adjustment to the Trust’s Adjusted TBV of $59 million to reflect the impact of these pre-closing distributions. This counterproposal implied Trust shareholder post-closing pro forma equity ownership of the Combined Company of approximately 8.6%.
On September 12 and 16, 2024, the Special Committee held virtual meetings with representatives of H&K to discuss the counterproposal submitted by the Trust to Ready Capital, the Trust’s negotiation strategy with respect to the proposed transaction with Ready Capital, the timing of a counteroffer from Ready Capital and Ready Capital’s current financial condition and recent analyst reports concerning Ready Capital and its financial performance.
On September 15, 2024, Ms. Dwyer emailed Mr. Ahlborn regarding Ready Capital’s recent announcement that it was reducing its quarterly dividend, requesting a follow-up diligence call for Trust management to refresh their prior diligence of Ready Capital. A follow-up diligence call was held on September 16, 2024 with Trust management and representatives of Moelis, Ready Capital and Piper Sandler.
On September 17, 2024, in response to discussions with the Trust over the course of September 2024 prior to that date, Ready Capital submitted a new non-binding offer based on each party’s Adjusted TBV as of June 30, 2024 (the “September 17 Proposal”). The September 17 Proposal (i) provided for $19 million in upward adjustments for the purposes of calculating the Trust’s Adjusted TBV as compared to the August 25 Proposal, comprised of a $12 million benefit from a lower adjustment and a $7 million benefit reflecting the cash on the Trust’s balance sheet (as compared to the Trust’s September 10, 2024 proposal seeking an aggregate $56 million upward adjustment) and (ii) a reduction in the amount that the Trust may distribute to Trust shareholders prior to closing from $79 million to $73 million, coupled with a new closing condition that the Trust have at least $15 million in cash at closing. Net adjustments in the September 17 Proposal reflected an exchange ratio of 0.440 after giving effect to Trust pre-closing distributions of $73 million. The September 17 Proposal also provided that the exchange ratio would be subject to adjustment if any of several specified Trust loans were not repaid, or the contemplated Trust shareholder distributions were not made, in each case, prior to closing. Ready Capital also proposed extending the exclusivity period through the earlier of October 15, 2024 and the execution of definitive transaction documentation.
On September 18, 2024, the Special Committee held a virtual meeting with representatives of H&K to discuss the September 17 Proposal, the status of due diligence that FTI was conducting of Ready Capital, the work performed to-date by representatives of Moelis, negotiation of the September 17 Proposal and potential contingent consideration options for a counterproposal.
On September 19, 2024, the Special Committee held a virtual meeting with Trust management and representatives of H&K and Moelis to discuss the September 17 Proposal, including the impact of the change in the exchange ratio on the Trust shareholders’ pro forma equity ownership of the Combined Company, the fact that the September 17 Proposal did not include a mechanism to capture, for the benefit of Trust shareholders, value associated with proceeds from certain loans in excess of their book value that the Trust expected to receive (e.g., through an earn-out or CVR), and potential contingent consideration options for a counterproposal that would capture such value. They also discussed the status of the due diligence being conducted by FTI of Ready Capital and the recent developments regarding Ready Capital’s quarterly dividend. As part of the discussion, representatives of Moelis also reviewed with the Special Committee certain information related to the dividend history of Ready Capital, the Trust and certain other comparable companies.
On September 22, 2024, the Special Committee held a virtual meeting with members of Trust management and representatives of H&K. At the meeting, the Special Committee and Trust management discussed again the Trust’s current prospects if it remained a standalone company and different approaches to contingent transaction consideration that could be included in a counterproposal to the September 17 Proposal to capture, for the benefit of Trust shareholders, value associated with proceeds from certain loans in excess of their book value that the Trust expected to receive. Trust management left the meeting, and a representative of M&S joined the meeting. M&S presented a summary of the duties applicable to committee members with respect to a sale transaction of the Trust under Maryland law.
On September 23, 2024, the Special Committee held a virtual meeting with Trust management and representatives of H&K and Moelis. Among other things, they discussed Ready Capital’s continued engagement and interest in the proposed transaction and the remaining gap in asset valuation arising from a disagreement between the Trust and Ready Capital as to the valuation of various loans in the Trust’s portfolio. The meeting participants discussed contingent consideration options to bridge the valuation gap, including the potential terms of a CVR that would represent the right for Trust shareholders to receive post-closing payments based on the receipt of loan proceeds in excess of book value of certain loans. The Special Committee unanimously directed Mr. Kenney to propose to Ready Capital that a CVR be included as consideration payable to Trust shareholders in connection with the potential transaction. Trust management, together with the Trust’s representatives, worked to develop a specific CVR proposal to share with Ready Capital, which was approved by the Special Committee. Later that evening, representatives of H&K, Moelis and FTI held a call in which FTI described its due diligence findings to the H&K and Moelis representatives.
On September 24, 2024, the Trust notified Ready Capital that the September 17 Proposal would be acceptable provided that Trust shareholders received, as part of the merger consideration, a CVR with payments tied to the interest received in connection with specified Trust loans. The terms of the Trust’s proposed CVR provided that Trust shareholders would receive 75% of all recovered interest from these loans, after repayment of principal (“CVR Proceeds”), from Closing through December 31, 2028, payable in cash or shares of Ready Capital Common Stock, and inclusive of accrued dividends on Ready Capital Common Stock.
Later on September 24, 2024, Ready Capital responded to the Trust’s proposal. In lieu of the Trust’s CVR construct, Ready Capital proposed either increasing the number of shares of Ready Capital Common Stock to be issued as merger consideration at Closing to reflect an incremental increase in the Trust’s Adjusted TBV of $7.5 million, or including as part of the merger consideration a CVR similar to that proposed by the Trust, but with the Trust’s shareholders participation reduced to 60% of CVR Proceeds, and accrued dividends payable in shares of Ready Capital Common Stock or, at Ready Capital’s election, in cash.

The Special Committee held a virtual meeting on September 26, 2024 with Trust management and representatives of H&K, Moelis and Gibson Dunn to discuss Ready Capital’s most recent proposal. Trust management recommended that the Special Committee pursue the CVR proposal rather than the additional Closing consideration proposal, and the Special Committee discussed this approach with Trust management and representatives of Moelis. The Special Committee instructed Gibson Dunn to prepare a summary description of the CVR to be included in an updated proposal. The Special Committee also instructed Trust management to propose the inclusion of a go-shop covenant in the Merger Agreement in addition to a fiduciary out and other customary termination rights in favor of the Trust.
Between September 24, 2024, and September 26, 2024, Trust management and Ready Capital management engaged in a number of conference calls and email discussions regarding the terms of the CVR.
On September 26, 2024, Ready Capital submitted a new non-binding offer letter (the “Indication of Interest”) describing a new proposal (the “September 26 Proposal”). The September 26 Proposal differed from the September 17 Proposal because it included a CVR as part of the merger consideration pursuant to which the Trust’s shareholders would participate in 60% of the CVR Proceeds. Payments under the CVR would be payable in shares of Ready Capital Common Stock and accrued dividends payable thereon would be payable, at Ready Capital’s election, in cash or shares of Ready Capital Common Stock. CVRs would be non-transferrable, other than certain customary exceptions. Any payments made under the CVRs would be based on the CVR Proceeds received during each of four measurement periods, with the first measurement period covering from Closing until December 31, 2025 and the next three periods would cover the next three calendar years.
On September 27, 2024, the Special Committee held a virtual meeting with representatives of H&K. At the meeting, the Special Committee and H&K discussed the September 26 Proposal, including the terms of the CVR summarized in the September 26 Proposal. The Special Committee unanimously approved the September 26 Proposal and the Trust’s execution of the Indication of Interest. On September 27, 2024, the Trust executed the Indication of Interest, which extended the exclusivity period to the earlier of October 15, 2024 and the execution of definitive transaction documentation, as contemplated by the September 17 Proposal.
On October 8, 2024, Alston provided an initial draft of the Merger Agreement to Gibson Dunn. Among other terms, the draft proposed calculating the exchange ratio two months prior to the anticipated closing date, downward adjustments to the merger consideration for the Trust’s transaction expenses (including the cost of a Company D&O tail policy), pre-closing distributions to the Trust shareholders and certain other adjustments, an exclusivity or “no-shop” provision restricting the Trust from soliciting an alternate transaction (subject to the Trust’s fiduciary out to change its recommendation to Trust shareholders), termination fees and expense reimbursement obligations of the Trust of up to $4.5 million and $3.5 million, respectively, if the merger agreement was terminated under certain circumstances, and that the pre-closing distributions by the Trust to Trust shareholders (i.e., the Closing Dividend) would be paid from the proceeds of specified loans.
On October 10, 2024, the Special Committee held a virtual meeting with representatives of H&K. At the meeting, the Special Committee and H&K discussed a high-level summary of the draft Merger Agreement, the material issues presented by the draft Merger Agreement, the timing and the negotiation process of the proposed transaction and the draft Merger Agreement’s conformance to the Indication of Interest.
On October 14, 2024, the Special Committee held a virtual meeting with Trust management and representatives of H&K, Moelis and Gibson Dunn. At the meeting, the Special Committee and the respective representatives discussed key issues presented by the draft of the Merger Agreement and the Special Committee authorized Gibson Dunn to propose certain changes to the draft to Alston, including (i) specifying a fixed exchange ratio in the Merger Agreement when it is entered into rather than calculating an exchange ratio between signing and Closing, (ii) allowing the Closing Dividend to be paid from the Trust’s cash on hand rather than tying the dividend amount to proceeds collected on certain Trust loans, (iii) adding a go-shop covenant, the right to terminate the merger agreement to accept a superior proposal and a two-tier termination fee, (iv) limiting the scope and size of the Trust’s termination fee and expense reimbursement obligation and (v) adjusting the Trust’s tangible book value for purposes of calculating the Trust’s Adjusted TBV based on a fixed amount of transaction expenses assumed at signing instead of a floating amount that would not be known until Closing.
On October 15, 2025, representatives of Gibson Dunn and Alston discussed the Trust’s approach to the fixed exchange ratio, Closing Dividend, and transaction expenses, as well as the Special Committee’s request for a go-shop covenant and right to terminate the merger agreement to accept a superior proposal.
On October 17, 2024, the Special Committee held a virtual meeting with representatives of H&K. At the meeting, the Special Committee and H&K discussed the material issues in, and proposed revisions to, the draft Merger Agreement, the status of Ankura’s review of the due diligence performed by FTI of Ready Capital and the timing and next steps with respect to the proposed transaction.
Later on October 17, 2024, Gibson Dunn provided a revised draft of the Merger Agreement to Alston, which proposed revisions consistent with the October 14, 2024 direction from the Special Committee. Revisions included, among other things, (i) indicating the Trust’s desire for a fixed exchange ratio established at the time of signing without any adjustments at Closing for transaction expenses, (ii) allowing the Closing Dividend to be paid from the Trust’s cash on hand rather than tying the dividend amount to proceeds collected on certain Trust loans, (iii) adding a go-shop covenant as an exception to the Trust’s exclusivity obligations, (iv) rejecting a Trust reimbursement obligation with respect to Ready Capital’s expenses in the event the Merger Agreement is terminated, (v) including a two-tier termination fee providing for a lower fee in connection with termination of the Merger Agreement for a superior offer presented during a thirty (30) day go-shop period and a higher termination fee in all other cases when a termination fee is due and (vi) limiting the scenarios in which a termination fee would be payable by the Trust.
On October 17, 2024, Alston provided an initial draft of the CVR Agreement to Gibson Dunn, which included, among other terms, that the number of shares of Ready Capital Common Stock issuable pursuant to the agreement would be based on Ready Capital’s tangible book value immediately preceding the issuance date of the shares of Ready Capital Common Stock, reducing the CVR Proceeds by all expenses incurred in connection with the collection thereof, limited affirmative covenants of Ready Capital with respect to the management of the underlying loan portfolio during the term of the CVR Agreement and certain enforcement and review rights of CVR holders with respect to events of defaults by Ready Capital and the calculations of amounts payable under the CVRs.
On October 21, 2024, representatives of FTI and Ankura held a conference call to discuss FTI’s due diligence findings of Ready Capital. Representatives of H&K and Moelis also attended the meeting. Ankura subsequently reviewed the materials reviewed by FTI to conduct its own independent tests and review of the information provided by FTI.
On October 23, 2024, representatives of Moelis met virtually with representatives of Piper Sandler to discuss the possibility of fixing the exchange ratio at signing rather than calculating the exchange ratio on a date between signing and Closing. Trust management had similar discussions regarding determination of the exchange ratio with Ready Capital’s management.
On October 23, 2024, Gibson Dunn sent a revised draft of the CVR Agreement to Alston. Material revisions to the agreement included, among other things, limiting deductions to the CVR Proceeds to third-party out-of-pocket expenses incurred in connection with the collection thereof and excluding ordinary course operational expenses from such deductions, expanding the affirmative and negative covenants with respect to the management of the underlying loans, proposing Ready Capital pay a penalty in the event of certain Ready Capital defaults under the CVR Agreement, requiring that Ready Capital advance CVR holders’ legal costs to enforce CVR holders’ rights in the event of default by Ready Capital and expanding the informational review rights of CVR holders.
On October 24, 2024, the Special Committee held a virtual meeting with representatives of H&K. At the meeting, the Special Committee and H&K discussed the October 17 and October 23 drafts of the CVR Agreement, updates to the due diligence performed by FTI and the review conducted by Ankura, Ready Capital’s stock price and its impact on the proposed transaction.

In late October 2024, Mr. Jones, in his capacity as the chairman of the Trust Board, received a demand letter from counsel to a Trust shareholder. The letter demanded that the Trust Board cause the Trust to commence a civil action against themselves, the Trust Advisor, certain of the Trust Advisor’s affiliates and certain former officers of these entities seeking damages and restitution on behalf of the Trust and a declaratory judgment that the trustees breached their duties to the Trust. The demand letter alleged, among other things, that these persons and entities wrongly caused the Trust to pay: amounts the former officers were ordered to pay in a judgment entered against them in connection with claims made by the SEC that they violated the federal securities laws; attorneys’ fees incurred by the former officers in litigation; and excessive compensation to entities controlled by the former officers. The demand letter stated that the sender intended to initiate litigation derivatively on behalf of the Trust if an action is not commenced by the Trust within a reasonable period of time.
On October 29, 2024, Alston provided a revised draft of the Merger Agreement to Gibson Dunn. The revised draft established a fixed exchange ratio at the time of signing, but provided a right of Ready Capital to recalculate the exchange ratio in the event that the proposed transaction did not close by March 31, 2025. The draft included a dispute mechanism in the event the Trust disagreed with the recalculated exchange ratio. The draft provided that if the parties ultimately were not able to agree on the recalculated exchange ratio, Ready Capital had the right to terminate the Merger Agreement. Revisions to the Closing Dividend included reducing the amount the Trust may distribute by the amount of certain Trust transaction expenses, costs related to specified litigation matters listed in a schedule to be provided by Ready Capital and certain other matters related to the CVR Proceeds, and as necessary to satisfy the minimum cash closing condition included in the draft. In addition to revisions to the economic terms, the revised draft limited the post-closing indemnification obligations of the Surviving Company, deleted the Trust’s go-shop covenant and expanded termination rights (including the inclusion of a termination right that would allow the Trust to accept an unsolicited superior proposal), and proposed termination fees and expense reimbursement obligations of the Trust of up to $4.0 million and $2.5 million, respectively.
On October 30, 2024, Ready Capital management discussed with Trust management a request to make additional adjustments to the merger consideration in light of certain litigation matters and ongoing indemnification obligations of the Trust. In particular, Ready Capital proposed to offset potential payments under the CVR Agreement by the amount of any costs or liabilities arising from such Trust litigation.
On October 31, 2024, the Special Committee held a virtual meeting with representatives of H&K. At the meeting, the Special Committee and H&K discussed the status and negotiation of the draft Merger Agreement, timing of the proposed transaction and open issues with respect to the October 29 draft of the Merger Agreement, including: the exchange ratio; proposed adjustments to the amount of the Closing Dividend; Ready Capital’s ability to recalculate the exchange ratio if the Closing did not occur by March 31, 2025; and Ready Capital’s related right to terminate the Merger Agreement if the Trust disagreed with the recalculated exchange ratio and the parties ultimately were not able to agree on the recalculated exchange ratio.
On November 3, 2024, the Special Committee held a virtual meeting with Trust management and representatives of H&K, Moelis and Gibson Dunn regarding the status of negotiations. At the meeting, the Special Committee and the representatives discussed concerns expressed by the Ready Capital Board regarding the assumption in the proposed transaction of potential costs and liabilities related to certain litigation against the Trust. They also discussed proposals from Alston and Ready Capital that (i) certain contingent Trust litigation costs be offset against potential payments under the CVR Agreement, (ii) the exchange ratio may be readjusted if the proposed transaction does not close prior to March 31, 2025, (iii) current indemnification obligations of the Trust be modified and/or limited post-closing and (iv) the amount of the Closing Dividend would be limited to the lesser of $75 million or the proceeds collected from certain loans, and would be reduced by the amount of Trust transaction expenses in excess of a certain cap and by the amount of Trust liabilities accrued since September 30, 2024 for certain Trust litigation matters and transaction-related litigation. Trust management presented a proposal to the Special Committee providing for (i) a limited offset of certain of Trust litigation costs against potential payments under the CVR Agreement, (ii) the rejection of a post-signing adjustment to the exchange ratio and (iii) the rejection of adjustments to the amount of the Closing Dividend, other than deductions necessary to meet the $15 million closing cash condition, deductions for indemnification and expense advancements by the Trust not required by its governing documents or Trust contracts, and deductions for dividends required to maintain the Trust’s REIT status. They also discussed Ready Capital’s current valuation of the Trust. After Trust management and representatives of Moelis and Gibson Dunn left the meeting, the Special Committee and representatives of H&K discussed the valuation of the Trust proposed by Ready Capital and the progression of the negotiations regarding valuation, the proposed litigation cost offset against potential payments under the CVR Agreement and potential limitations of such offset.
On November 4, 2024, Trust management presented a proposed compromise to Ready Capital management with respect to the Trust’s costs and expenses related to its indemnification obligation and litigation matters. Trust management proposed a downward adjustment to the amount of the Closing Dividend for indemnification payments and advancements of expenses that are not required by the Trust’s governing documents or other contractual obligations of the Trust, but provided that ordinary indemnification obligations would not reduce the amount available to be distributed. With respect to ongoing Trust litigation, Trust management proposed a deduction from the potential payments under the CVR Agreement for the first $10 million of settlement or judgement costs associated with certain Trust litigation matters, with CVR holders and Ready Capital bearing such costs 60% and 40% respectively, as a risk-sharing mechanism. During the discussion by the parties of the proposed compromise, Ready Capital management further noted their expectation that costs associated with certain additional litigation matters would be covered by a deduction to the potential payment under the CVR Agreement. Ready Capital subsequently rejected the compromise proposed by Trust management regarding sharing costs associated with certain Trust litigation matters.
On November 6, 2024, representatives of Moelis and Piper Sandler discussed open deal points, including, among other things, (i) offsets to potential payments under the CVR Agreement for certain litigation and related costs (consistent with the discussions between the parties on November 4, 2024) and (ii) allowing the Closing Dividend to be paid from the Trust’s cash on hand rather than tying the dividend amount to proceeds collected on certain Trust loans and, in the alternative, a need for a “true-up” of up to $20 million payable by Ready Capital in the form of additional shares of Ready Capital Common Stock for any shortfall in the Closing Dividend below $75 million.
On November 7, 2024, at a meeting of the Trust Board, Trust management and representatives of Moelis briefed the Trust Board on the status of negotiations with Ready Capital and discussed certain open transaction terms, including (i) Ready Capital’s ability to offset any post-closing costs related to pre-closing Trust litigation and certain other transaction-related litigation against potential payments under the CVR Agreement and the related need for parties to appropriately share the risk and proceeds related to the underlying loans and associated litigation, (ii) Ready Capital’s proposed adjustments to the Closing Dividend, along with a potential “true-up” for certain shortfalls of the Closing Dividend below $75 million, (iii) post-closing indemnification of the Trust Advisor, (iv) the inclusion of a go-shop covenant in the Merger Agreement, (v) the ability of Ready Capital to recalculate the exchange ratio if the proposed transaction did not close by a specified date and (vi) the amount of any termination fee and expense reimbursement obligation of the Trust if Trust shareholders did not approve the Merger. The meeting participants then discussed proposed resolution of the open points and scheduling meetings with Ready Capital management and its advisors to resolve the issues.
On November 10, 2024, the Special Committee held a virtual meeting with Trust management and representatives of H&K, Moelis and Gibson Dunn to further discuss remaining open deal points, including Ready Capital’s continued insistence on certain offsets to potential payments under the CVR Agreement for Trust litigation expenses, as well as possible adjustments to the Closing Dividend. Following a discussion of the strategic alternatives to the Merger previously discussed by the Special Committee, and the significant uncertainty regarding such alternatives, the Special Committee and the advisors also discussed possible compromises, including removing the request for a go-shop covenant as part of a proposal to resolve open points in the transaction agreements including agreeing to a fixed exchange ratio and removing the ability to recalculate the exchange ratio, allowing the Trust to pay a Closing Dividend of up to $75 million from cash on hand, limiting the circumstances when the Trust is obligated to pay a termination fee to Ready Capital and reimburse Ready Capital’s expenses, providing for the same termination fee amount in all cases when a termination fee is due, limiting the Trust’s obligation to reimburse Ready Capital’s expenses and allowing Trust litigation costs to be deducted from amounts otherwise payable under the CVRs. Following these discussions, the Special Committee provided direction to Trust management and the advisors to the Trust and the Special Committee on each of the open points for purposes of upcoming negotiations with Ready Capital and its advisors.
On November 11, 2024, management from the Trust and Ready Capital, together with representatives from their respective advisors, held a conference call to discuss the remaining open deal terms, including (i) setting a fixed exchange ratio, (ii) treatment of potential costs related to outstanding litigation against the Trust, (iii) the amount of the Closing Dividend (including the Trust’s request that Ready Capital “true-up” a shortfall in the Closing Dividend payment by issuing additional Ready Capital Common Stock to Trust shareholders), (iv) the amount of the termination fee and termination expense reimbursement obligations and the scenarios in which each are payable by the Trust, (v) a go-shop covenant, (vi) post-closing indemnification obligations of the Surviving Company and (vii) inclusion of the ability of Ready Capital to recalculate the exchange ratio if the transaction did not close by a specified date.
On November 13, 2024, management from the Trust and Ready Capital, together with their respective advisors, held a subsequent conference call to further discuss the remaining open deal terms with respect to the Merger Agreement and CVR Agreement.
From November 13, 2024 to November 15, 2024, representatives of Moelis, based on direction from the Special Committee, and Piper Sandler, based on direction from Ready Capital, discussed the fixed exchange ratio to be used in the Merger Agreement. Ready Capital and the Trust ultimately agreed on an exchange ratio of 0.416, implying Trust shareholder post-Closing pro forma equity ownership of the Combined Company of approximately 7.0%.
On November 14, 2024, Gibson Dunn provided an initial draft of an advisor termination agreement (the “Advisor Termination Agreement”) to Alston, under which the Trust would terminate its advisory agreement with the Trust Advisor in connection with the consummation of the transaction. Among other things, the initial draft provided for the settlement of outstanding costs and expenses owed to the Advisor and the termination of the Trust’s indemnification obligations to the Advisor. In addition to the Advisor Termination Agreement, Gibson Dunn provided Alston with revised drafts of the Merger Agreement and CVR Agreement. Material revisions to the Merger Agreement included, among other things, a rejection of Ready Capital’s ability to recalculate the exchange ratio if the transaction did not close by a specified date, acceptance of Ready Capital’s rejection of a go-shop covenant and corresponding modifications to the Trust’s no-shop covenant, clarification of the Surviving Company’s post-closing indemnification obligations pursuant to the Trust’s governing documents, reinserting certain provisions limiting the Trust’s obligation to reimburse Ready Capital for its expenses under certain termination scenarios and reducing the cap on the amount of expenses that would be reimbursed from $2.5 million to $1 million, setting the amount of the termination fee at $4 million in all cases and deleting certain deductions to the Closing Dividend. The revised Merger Agreement did not include any proposal for a Ready Capital Common Stock “true-up” for any shortfall in the Closing Dividend payment discussed at the November 11 meeting between parties. The revised CVR Agreement updated Gibson Dunn’s draft shared on October 23, 2024, to include, among other things, certain adjustments to the calculation of amounts payable under the CVRs for the post-closing costs of certain specified litigation matters involving the Trust.
On November 15, 2024, representatives of Gibson Dunn and Alston discussed the transaction documents and open legal and business issues, the status of due diligence and general transaction processes and timing.
On November 15, 2024, representatives of H&K met with representatives from Ankura to discuss Ankura’s review of the due diligence work performed by FTI on Ready Capital. Ankura confirmed that it agreed with the due diligence findings by FTI and had no material issues relating to FTI’s diligence of Ready Capital to report to the Special Committee.
On November 16, 2024, Trust management, with assistance from representatives of Moelis, conducted a virtual due diligence bring-down meeting with representatives from Ready Capital and Piper Sandler.
On November 19, 2024, Alston provided revised drafts of the Merger Agreement, CVR Agreement and Advisor Termination Agreement to Gibson Dunn. Material revisions to the Merger Agreement included, among other things, deductions to the Closing Dividend and the CVR Proceeds for Trust transaction expenses in excess of forecasted amounts, certain revisions regarding the extension of the date after which either party could terminate the Merger Agreement if the Closing had not occurred (the “outside date”), acceptance of the Trust’s positions: that Ready Capital would not be able to recalculate the exchange ratio if the transaction did not close by a specific date; regarding the surviving company’s post-closing indemnification obligations; and setting the amount of the termination fee at $4 million and capping the Trust’s obligation to reimburse Ready Capital’s expenses at $1 million and describing the related scenarios in which each are payable. The revised CVR Agreement accepted the Trust’s positions that: deductions to the CVR Proceeds for loan proceeds collection expenses would be limited to out-of-pocket expenses and would exclude ordinary course operational expenses (but rejecting the limitation that such expenses must be third-party expenses); Ready Capital would provide expanded informational review rights to CVR holders; and Ready Capital would be subject to an interest penalty in the event of certain Ready Capital defaults under the CVR Agreement. The revised CVR Agreement rejected the Trust’s positions: adding certain affirmative and negative covenants with respect to the management of the underlying loan portfolio; giving the Trust the ability to control specified litigation whose costs would be deducted from amounts payable to CVR holders; and obligating Ready Capital to advance CVR holders’ legal costs in enforcing an event of default by Ready Capital. The Advisor Termination Agreement was revised to include Ready Capital as a direct party with enforcement rights. The revised Advisor Termination Agreement also added a third-party guarantor of the Trust Advisor’s obligations, sought a one-way release of the Trust Advisor in favor of the Trust and proposed certain post-closing licensing and transition services with respect to the business of the Trust.
On November 20, 2024, the Special Committee held a virtual meeting with Trust management and representatives of H&K, Moelis and Gibson Dunn. At the meeting, representatives of Gibson Dunn and Moelis provided the Special Committee with an overview of the material outstanding points in the draft Merger Agreement and CVR Agreement, including the proposed litigation adjustments to potential payments under the CVR Agreement and the treatment of transaction expenses under the Merger Agreement. Representatives of Moelis reviewed with the Special Committee certain preliminary financial information relating to the proposed terms of the Merger.
On November 20, 2024, Gibson Dunn provided revised drafts of the Merger Agreement, CVR Agreement and Advisor Termination Agreement to Alston. The revised draft Merger Agreement included, among other things, a provision that the parties work in good faith to enter into a customary transition services agreement with the Trust Advisor prior to the Closing, an increase to the $15 million minimum cash closing condition to include any CVR Proceeds received by the Trust from September 30, 2024 through the closing date (with such increased amount to be applied to the amounts payable pursuant to the CVR Agreement, after certain adjustments set forth therein), the deletion of certain deductions to the Closing Dividend, and an outside date of the later of April 15, 2025 or 45 days following the effectiveness of Ready Capital’s registration statement registering the shares of Ready Capital Common Stock issuable pursuant to the CVR Agreement and Merger Agreement. Material revisions to the CVR Agreement included, among other things, the reinsertion of certain affirmative covenants with respect to the management of the underlying loan portfolio, the reinsertion of the requirement that out-of-pocket expenses that are deducted from CVR Proceeds be limited to third-party expenses, the reinsertion of Ready Capital’s obligation to advance CVR holders’ legal costs in enforcing an event of default by Ready Capital, and with respect to the control of litigation whose costs would be deducted from amounts payable to CVR holders, clarification that Ready Capital could control the conduct of specified litigation matters related to Ready Capital from and after Closing, but not pre-closing litigation matters or litigation matters related to third parties such as the Trust Advisor or persons entitled to indemnification under the Trust’s governing documents. The revisions to the CVR Agreement also reflected the acceptance of the deletion of certain negative covenants with respect to the management of the underlying loan portfolio. The revised draft Advisor Termination Agreement, prepared by Hallet & Perrin, PC (“Hallet & Perrin”), acting as outside legal counsel to the Trust Advisor, among other things, rejected the inclusion of a third-party guarantee, a one-way release of the Trust Advisor and the inclusion of certain licensing and transition services obligations.
On November 23, 2024, Alston provided revised drafts of the Merger Agreement, CVR Agreement and Advisor Termination Agreement to Gibson Dunn. Revisions to the Merger Agreement concerned certain representation and warranty and disclosure related matters but otherwise generally accepted the positions taken in the November 20, 2024 Gibson Dunn draft. Following delivery of the November 23, 2024 draft of the Merger Agreement, Ready Capital and the Trust agreed on an outside date of the later of

April 15, 2025 or 60 days following the effectiveness of Ready Capital’s registration statement registering the shares of Ready Capital Common Stock issuable pursuant to the CVR Agreement and Merger Agreement. Revisions to the CVR Agreement deleted certain affirmative obligations with respect to the management of the underlying loan portfolio and added certain specified litigation matters whose post-closing costs would be deducted from the amounts payable under the CVR Agreement and accepted the terms in the November 20 draft of the CVR Agreement regarding the limitation of out-of-pocket expense deductions to the CVR proceeds to third-party costs incurred by Ready Capital and its subsidiaries, Ready Capital’s obligation to advance CVR holders’ legal costs in enforcing an event of default by Ready Capital, and the allocation of control of the conduct of the pre- and post-closing litigation matters whose post-closing costs would be deducted from the amounts payable under the CVR Agreement. The revised Advisor Termination Agreement largely accepted the prior draft circulated by Hallet & Perrin but reinserted a third-party guarantee of the Trust Advisor’s obligations.
Gibson Dunn and Alston then exchanged several incremental drafts of the transaction documents. The final version of the Merger Agreement agreed upon reflected the agreements reached regarding representation and warranty and disclosure related matters. The final version of the CVR Agreement agreed upon a limited set of affirmative obligations with respect to the management of the underlying loan portfolio and an agreed list of specified litigation matters whose post-closing costs would be deducted from the amounts payable under the CVR Agreement.
On November 25, 2024 and November 26, 2024, Messrs. Kenney and Ahlborn discussed the Advisor Termination Agreement and Ready Capital’s request for a third-party guarantee of the Trust Advisor’s obligations. Mr. Kenney noted that the proposed guarantor was unaffiliated with the Trust Advisor and a guaranty would not be appropriate. Following these discussions and Ready Capital’s discussions with Alston, the parties agreed to remove the third-party guarantee of the Trust Advisor’s obligations under the Advisor Termination Agreement.
On November 25, 2024, the Trust Board and Special Committee held a joint virtual meeting with Trust management and representatives of H&K, Moelis, Gibson Dunn, M&S and Venable to review the material terms of the Merger Agreement, the CVR Agreement and the Advisor Termination Agreement, and to discuss the timeline for signing and closing the proposed transaction. At the meeting, Trust management informed the Special Committee that the parties had substantively agreed on the form of Merger Agreement and form of CVR Agreement. Also at the meeting, M&S advised the Special Committee and Venable advised the Trust Board regarding the standard of conduct governing their respective duties under Maryland law as they relate to the proposed transaction.
On November 29, 2024, the Ready Capital Board unanimously approved the Merger Agreement.
On November 29, 2024, the Trust Board and Special Committee held a joint virtual meeting with Trust management and representatives of Moelis, Gibson Dunn and H&K to approve the proposed final terms of the Merger, as reflected in the Merger Agreement, the CVR Agreement and the Advisor Termination Agreement. At this meeting, in an executive session with representatives of Moelis and H&K, representatives of Moelis reviewed with the Special Committee Moelis’ financial analysis with respect to the Consideration (as defined in the opinion) to be received by Trust shareholders and delivered to the Special Committee an oral opinion, which was confirmed by delivery of a written opinion, dated November 30, 2024, addressed to the Special Committee to the effect that, as of the date of the opinion and based upon and subject to the conditions and limitations set forth in the opinion, the Consideration (as defined in Moelis’ opinion) to be received in the Merger by the Trust shareholders is fair, from a financial point of view, to such holders. See “Opinion of Moelis & Company LLC” beginning on page 78. The Special Committee then held an executive session with H&K and further discussed the terms of the Merger, including the fixed exchange ratio, the terms of the CVR Agreement and related matters. The Special Committee then unanimously approved resolutions recommending to the Trust Board that it approve the Merger and the transactions contemplated by the Merger Agreement, declare the Merger advisable and recommend that shareholders approve the Merger. After the executive session, Mr. Kenney and representatives of Gibson Dunn and Moelis re-joined the meeting. The Trust Board approved the Merger and the related transactions contemplated thereby, declared the Merger advisable, resolved to recommend the Merger and the transactions contemplated by the Merger Agreement to the Trust’s shareholders, and approved the making of all regulatory filings and notices, including those relating to this Proxy Statement/Prospectus.

Subsequently, on November 29, 2024, the parties executed the Merger Agreement, dated as of that date. Following such execution, on December 2, 2024, Ready Capital and the Trust issued a joint press release announcing the execution of the Merger Agreement and related transactions.
On December 10, 2024, the 2024 Annual Meeting was commenced and adjourned without conducting the business of the meeting due to lack of a quorum. The Trust Board determined not to reconvene the 2024 Annual Meeting. As a result, the current Independent Trustees will continue to serve as such until their successors are duly elected and qualify at the 2025 Annual Meeting of Stockholders, should such a meeting be held.
Recommendation of the Trust Board and Its Reasons for the Merger
By vote at a meeting held on November 29, 2024, after consideration, and acting upon the unanimous recommendation of the Special Committee, the Trust Board unanimously (i) determined that the Merger and the other Transactions are in the best interests of the Trust and its shareholders, (ii) adopted, authorized and approved the Transactions and the execution and performance of Transaction Documents and (iii) directed that the Merger Proposal be submitted to the holders of Common Shares for their approval at the Special Meeting. The Trust Board also unanimously resolved to recommend that the holders of Common Shares approve the Merger Proposal.
In making its recommendation and reaching its determination, the Special Committee and the Trust Board, respectively, each evaluated the Merger Agreement and the Transactions contemplated therein in consultation with outside legal and financial advisors and considered numerous factors that each of the Special Committee and the Trust Board viewed as supporting its decision, including, but not limited to, the Special Committee and the Trust Board believing that the value offered to the Trust’s shareholders in the Merger was more favorable to the Trust’s shareholders than the potential value of remaining an independent entity or attempting to pursue another viable alternative.
The Special Committee and the Trust Board each believes that the Merger will provide a number of significant benefits to the Trust’s shareholders, including the following:
•
the enhanced scale of the Combined Company with enhanced operational leverage and the expectation that the Combined Company will be a leading non-bank lender to the lower and middle real estate market;

•
the enhanced scale of the Combined Company will provide the Trust’s shareholders with improved risk diversification by asset count and investment strategy, as Ready Capital is diversified across multiple real estate lending types and has the capacity to generate assets with attractive risk-adjusted returns across cycles;

•
that the Combined Company would benefit from the continued management from the Ready Capital Manager and the Trust’s shareholders will benefit from cost efficiencies resulting from lower management fees;

•
Ready Capital will provide broader management strength and history of successfully integrating and scaling acquisitions;

•
the Combined Company will have much greater access to lower-cost leverage and a stronger balance sheet, including an investment-grade rating of its unsecured debt, than the Trust;

•
the receipt of Ready Capital Common Stock will provide a clearer and more expedited path to liquidity for the Trust’s shareholders as a result of the increased equity capitalization, more dispersed stockholder base of the Combined Company and that the shares of Ready Capital Common Stock are listed on the NYSE;

•
the Ready Capital Common Stock has a higher dividend yield than Common Shares;

•
while there are no guarantees as to future results, the economic and operational leverage associated with the business of the Combined Company may provide the opportunity for improved price to tangible book value and earnings multiples and a higher and more consistent dividend;

•
the fact that, given the stock-for-stock structure of the transaction, the Trust’s shareholders would be able to participate in the long-term upside of the Combined Company through their ownership;

•
that the Merger represented the most attractive and viable alternative for the Trust to pursue, including relative to remaining an independent entity, a potential sale of the Trust or its assets to a third party for cash, and other potential strategic alternatives; and in evaluating such alternatives, the Special Committee considered the possible shareholder value that might result from such alternatives, as well as the feasibility of such alternatives, and the risks and uncertainties associated with pursuing such alternatives, and the Special Committee further considered its views, following discussions with the Trust’s management and financial advisor, with respect to the industry, business, financial condition, history, current business strategy, the litigation against the Trust and short- and long-term prospects of the Trust, including the current challenges facing the Trust in particular;

•
the actions that the Trust would likely need to take were it to remain an independent entity, including the costs of retaining management, the inability of the Trust to access capital to source and fund new loans and the relative higher operating costs compared to the value of the loans over the life of the remaining Trust’s portfolio as the loans mature;

•
the risk that pursuing other potential strategic alternatives, including continuing to operate on a standalone basis, could have resulted in the loss of an opportunity to consummate a transaction with Ready Capital;

•
the scope of the due diligence investigation conducted by the Trust’s management team with assistance from its outside legal and financial advisors, and the substantive results thereof, as reported to the Trust Board;

•
the terms and conditions of the Merger Agreement, including:

•
the likelihood that the Merger and the other Transactions would be completed on a timely basis, acknowledging the limited Closing conditions in the Merger Agreement, which include the need for the approval of the Merger Proposal by the Trust’s shareholders;

•
the CVRs to be issued in the Merger create alignment between the historical Ready Capital stockholders and the Trust’s shareholders, while substantially reducing the Combined Company’s risks associated with potential adverse performance in the acquired portfolio, and partially offsetting the upfront discount to the Trust’s book value included in the financial terms of the Merger;

•
the inclusion of the Closing Dividend in the terms of the Merger, allowing the Trust to make a substantial cash distribution to its shareholders;

•
the fact that the Trust Board is permitted to terminate the Merger Agreement under certain circumstances and subject to certain limitations to accept and enter into an agreement providing for the implementation of a Superior Proposal;

•
the fact that each of the Trust and Ready Capital will be permitted to continue to pay its respective dividends leading up to the Closing of the Merger, subject to certain conditions specified in the Merger Agreement; and

•
Trust management’s recommendation in favor of the Merger and the other Transactions; and

•
the opinion of Moelis, dated November 30, 2024, addressed to the Special Committee as to the fairness, from a financial point of view and as of the date of such opinion, of the Consideration (as defined in the opinion) to be received in the Merger by the Trust’s shareholders, as more fully described below under the caption “— Opinion of Moelis & Company LLC.”

The Special Committee and the Trust Board each also considered a variety of risks and other currently indeterminate factors in considering the Transactions and the Transaction Documents, including, but not limited to, the following material factors:
•
the risk of a different strategic alternative, such as continuing as an independent company or pursuing an asset sale, could be more beneficial to the Trust’s shareholders than the Merger;

•
the risks that the Merger may be dilutive to Ready Capital’s earnings per share and tangible book value per share;

•
the fact that the receipt by the Trust’s shareholders of Merger Consideration, other than the Closing Dividend, will be a taxable transaction for U.S. federal income tax purposes;

•
the fact that the amount of the Closing Dividend is uncertain and contingent on factors outside the control of the Trust and, pursuant to the terms of the Merger Agreement, is subject to reduction for certain expenses;

•
the financial terms of the Merger include an upfront discount to the Trust’s book value, and that the CVRs to be issued in the Merger only provide to the Trust’s shareholders the opportunity to recover a portion of that upfront discount;

•
prior to entering into the Merger Agreement, the Trust did not participate in a competitive auction process, and the terms of the Merger Agreement place limitations on the rights of the Trust Board, the Special Committee and the Trust to initiate, solicit or knowingly encourage the making of any proposal by or with a third party with respect to a competing transaction and to furnish information to, or enter into discussions with, a third party interested in pursuing an alternative strategic transaction with the Trust;

•
while the Merger is expected to be completed, there is no assurance that all the conditions to the Parties’ obligations to complete the Merger will be satisfied or waived, or that the Merger in fact will be completed;

•
the consummation of the Merger is subject to the approval of the Trust’s shareholders, and that the Merger will not close if the Trust’s shareholders do not approve the Merger Proposal;

•
the risk of diverting management focus and resources from operational matters and other strategic opportunities while working to implement the Merger;

•
the provisions in the Merger Agreement restricting non-ordinary course operation of the Trust’s businesses during the period between the signing of the Merger Agreement and consummation of the Merger may delay or prevent the Trust from undertaking business opportunities that may arise or other actions they would otherwise take with respect to their operations absent the pending completion of the Merger;

•
the Trust Advisor may have a potential conflict of interest with respect to the transactions contemplated by any sub-advisory or services agreement that an affiliate thereof may enter into with Ready Capital or its affiliate in respect of the provision of services following the Closing; and

•
the forecasts of future financial and operational results of the Combined Company are necessarily estimates based on assumptions and may vary significantly from future performance and may be impacted by the risks of the types and nature described in “Risk Factors” and in similarly captioned sections of Ready Capital’s SEC filings.

The foregoing discussion of the factors considered by the Special Committee and the Trust Board is not intended to be exhaustive and is not provided in any specific order or ranking, but rather includes material factors considered by each. In view of the wide variety of factors considered in connection with their respective evaluation of the Transactions and the Transaction Documents, and the complexity of these matters, neither the Special Committee nor the Trust Board considered it practical to, and did not attempt to, quantify, rank or otherwise assign any relative or specific weights or values to the different factors considered. The Special Committee and the Trust Board each conducted an overall review of the factors considered and determined that, in the aggregate, the potential benefits considered outweighed the potential risks or possible negative consequences of recommending or approving, as applicable, the Transactions and Transaction Documents.
The explanation and reasoning of the Special Committee and the Trust Board and other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed in “Cautionary Statement Regarding Forward-Looking Statements.”
For the reasons set forth above, the Trust Board has, acting upon the recommendation of the Special Committee, unanimously (i) determined that the Merger and the other Transactions are in the best interests of the Trust and its shareholders, (ii) adopted, authorized and approved the Transactions and the execution and performance of Transaction Documents and (iii) directed that the Merger Proposal be submitted to the holders of Common Shares for their approval at the Special Meeting. The Trust Board unanimously recommends that the Trust’s shareholders vote “FOR” the Merger Proposal.
Opinion of Moelis & Company LLC
At a meeting of the Special Committee held on November 29, 2024 to evaluate and approve the Merger, Moelis delivered to the Special Committee an oral opinion, subsequently confirmed by delivery of a written opinion, dated November 30, 2024, addressed to the Special Committee to the effect that, as of the date of the opinion and based upon and subject to the assumptions made, procedures followed, matters considered and other limitations set forth in the opinion, the Consideration (as defined in the opinion) to be received by the Trust’s shareholders in the Merger was fair from a financial point of view to such holders. For the purposes of its opinion, Moelis defined “Consideration” as the Ready Capital Common Stock and the CVRs payable in respect of each Common Share at Closing and the portion of the Closing Dividend and other distributions payable with respect to each Common Share prior to Closing.
The full text of the written opinion of Moelis, dated November 30, 2024, which sets forth, among other things, the assumptions made, procedures followed, matters considered and qualifications and any limitations on the opinion and the review undertaken by Moelis in connection with rendering its opinion, is attached as Annex B to this proxy statement/prospectus and is incorporated herein by reference. The summary of the opinion of Moelis set forth in this proxy statement/prospectus is qualified in its entirety by reference to the full text of such opinion. Moelis’ opinion was provided for the use and benefit of the Special Committee (solely in its capacity as such) in its evaluation of the Merger; provided that Moelis also agreed that the full Trust Board (solely in its capacity as such) may rely on the opinion in connection with its evaluation of the Merger. Moelis’ opinion is limited solely to the fairness, from a financial point of view, of the Consideration (as defined in the opinion) and did not address the Trust’s underlying business decision to effect the Merger or the relative merits of the Merger as compared to any alternative business strategies or transactions that might be available with respect to the Trust. Moelis’ opinion did not address the fairness of the Merger or any aspect or implication thereof to, or any other consideration of or relating to, the holders of any class of securities, creditors or other constituencies of the Trust, other than the fairness of the Consideration (as defined in the opinion) from a financial point of view to the Trust’s shareholders. Moelis’ opinion does not constitute a recommendation as to how any holder of securities should vote or act with respect to the Merger or any other matter. The opinion was approved by a Moelis fairness opinion committee.
In arriving at its opinion, Moelis, among other things:
•
reviewed certain publicly available business and financial information, including, in the case of Ready Capital, publicly available research analysts’ financial forecasts, relating to the Trust and Ready Capital;

•
reviewed certain internal information relating to the business, earnings, cash flow, assets, liabilities and prospects of the Trust furnished to Moelis by the Trust, including financial forecasts provided to or discussed with Moelis by the management of the Trust (including assumptions regarding the probability, timing and amounts of any consideration that may become payable pursuant to the CVR Agreement);

•
reviewed certain internal information relating to the business, earnings, cash flow, assets, liabilities and prospects of Ready Capital furnished to Moelis by Ready Capital, including financial forecasts provided to or discussed with Moelis by the management of Ready Capital;

•
reviewed information regarding the capitalization of the Trust furnished to Moelis by the Trust and the capitalization of Ready Capital furnished to Moelis by Ready Capital;

•
reviewed a due diligence report prepared by a third-party service provider with respect to certain investments held by Ready Capital;

•
reviewed certain internal information relating to cost savings, synergies and related expenses and certain pro forma effects, in each case expected to result from the Merger (the “Expected Synergies”) furnished to Moelis by the Trust;

•
conducted discussions with members of the senior management and representatives of the Trust and Ready Capital concerning the information described above, as well as the businesses and prospects of the Trust and Ready Capital generally;

•
reviewed the reported prices and trading activity for Ready Capital Common Stock;

•
reviewed publicly available financial and stock market data of certain other companies in lines of business that Moelis deemed relevant;

•
reviewed the financial terms of certain other transactions that Moelis deemed relevant;

•
reviewed a draft, dated November 24, 2024, of the Merger Agreement;

•
reviewed a draft dated November 29, 2024, of the CVR Agreement;

•
participated in certain discussions and negotiations among representatives of the Trust and Ready Capital and their respective advisors; and

•
conducted such other financial studies and analyses and took into account such other information as Moelis deemed appropriate.

In connection with Moelis’ analysis and opinion, Moelis relied on the information supplied to, discussed with or reviewed by it as being complete and accurate in all material respects. Moelis did not independently verify any such information (nor did it assume any responsibility for the independent verification of any such information). In particular, Moelis is not an expert in the evaluation of loans and has not reviewed or analyzed any individual loans or the potential performance thereof. Moelis also relied on the representation of Trust management that such information provided by them does not contain any material misstatement of fact or omit to state any material fact necessary to make the statements therein not misleading. Moelis relied upon, without independent verification, the assessment of the Trust and its legal, tax, regulatory and accounting advisors with respect to legal, tax, regulatory and accounting matters. With respect to the financial forecasts (including with respect to cash flows related to the CVRs) and the Expected Synergies, Moelis assumed that such financial forecasts and the Expected Synergies were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Trust or Ready Capital, as the case may be, as to the future performance of the Trust, Ready Capital and the Combined Company, as applicable, including with respect to the probability, timing and amounts of any consideration that may become payable pursuant to the CVR Agreement. Moelis assumed that the future financial results and the Expected Synergies will be achieved at the times and in the amounts projected. Moelis expressed no views as to the reasonableness of any financial forecasts or the Expected Synergies or the assumptions on which they are based. In addition, Moelis did not make any independent evaluation or appraisal of any of the assets or liabilities (contingent, derivative, off-balance-sheet or otherwise) of the Trust or Ready Capital, nor was Moelis furnished with any such evaluation or appraisal.
Moelis expressed no view or opinion with respect to the timing, conditions for payment or amounts of payments pursuant to the CVR Agreement, including, without limitation, the likelihood of satisfaction of such conditions or what the Ready Capital Share Value will be at any time. Moelis further assumed, at the direction of the Special Committee, that the sum of the aggregate amount of the Closing Dividend and other distributions with respect to Common Shares with a record date after the date of the opinion and prior to the close of business on the business day immediately prior to the Effective Time will be approximately $75 million in the aggregate (or approximately $2.44 per Common Share).
Moelis’ opinion did not address the Trust’s underlying business decision to effect the Merger or the relative merits of the Merger as compared to any alternative business strategies or transactions that might be available to the Trust. Moelis’ opinion did not address any legal, regulatory, tax or accounting matters. Moelis was not asked to, nor did it, offer any opinion as to any terms of the Merger Agreement or the CVR Agreement or any aspect or implication of the Merger (including the form or terms of the CVR with respect to transferability or otherwise), except for the fairness of the Consideration (as defined in the opinion) from a financial point of view to the Trust’s shareholders. Moelis’ opinion relates to the relative values of the Trust and Ready Capital (taking into account the CVRs and Closing Dividend and other distributions payable with respect to Common Shares with a record date after the date of Moelis’ opinion and prior to the close of business on the business day immediately prior to the Effective Time). Moelis expressed no opinion as to what the value or tangible book value of Ready Capital Common Stock actually will be when issued pursuant to the Merger or, if applicable, the CVR Agreement or the prices at which Common Shares or Ready Capital Common Stock may trade at any time. Moelis did not express any opinion as to fair value, viability or the solvency of the Trust or Ready Capital following the closing of the Merger (or the impact of the Merger thereon). In rendering its opinion, Moelis assumed that the final executed forms of the Merger Agreement and CVR Agreement would not differ in any material respect from the drafts that Moelis had reviewed, that the Merger will be consummated in accordance with its terms without any waiver or modification that could be material to Moelis’ analysis, that the Closing Dividend would be declared and paid to each holder of record of Common Shares on or before the close of business on the business day immediately prior to the Effective Time as described in the Merger Agreement, that the representations and warranties of each party set forth in the Merger Agreement are accurate and correct, and that the parties to the Merger Agreement and CVR Agreement will comply with all the material terms thereof. Moelis assumed that all governmental, regulatory or other consents or approvals necessary for the completion of the Merger will be obtained, except to the extent that could not be material to its analysis. In addition, representatives of the Trust advised Moelis, and Moelis assumed, that the Merger would qualify as a tax-free reorganization for federal income tax purposes. Moelis was not authorized to solicit and did not solicit indications of interest in a possible transaction with the Trust from any party.
Moelis’ opinion was necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to Moelis as of, the date on which its opinion was delivered, and Moelis assumed no responsibility to update its opinion for developments after the date on which it was delivered.
Summary of Financial Analyses
The following is a summary of the material financial analyses presented by Moelis to the Special Committee at a meeting held on November 29, 2024 in connection with its opinion.
Some of the summaries of the financial analyses below include information presented in tabular format. In order to fully understand Moelis’ analyses the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the analyses. Considering the data described below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Moelis’ analyses.
Trust Discounted Distributed Cash Flow Analysis
Utilizing the Trust’s standalone financial forecasts prepared by Trust management, representing Trust management’s financial forecast for the Trust without giving effect to the consummation of the Merger (the “Trust Standalone Financial Forecast”), Moelis performed a standalone discounted distributed cash flow analysis to calculate the present value of the estimated future cash distributions projected to be distributed by the Trust.
Moelis calculated a range of implied equity values for the Trust and a range of implied equity values per Common Share by discounting estimates of the Trust’s future cash distributions from February 1, 2025 through December 31, 2035 (at which point the forecast expected no further cash distributions) to present values as of September 30, 2024, utilizing a range of cost of equity of 15.50% to 20.50%, and adding (i) the aggregate nominal amount of cash distributions that Trust management expects to make prior to January 31, 2025 of $31 million, or $1.01 per Common Share, without giving effect to the consummation of the Merger (the “Standalone Trust Cash Distributions”) and (ii) assets on the Trust’s balance sheet related to a $14.7 million investment in a partnership valued using the equity method of accounting (the “Partnership Investment”).
The cost of equity range for the Trust was calculated utilizing the Capital Asset Pricing Model (“CAPM”) and a size premium.
Based on the foregoing, Moelis’ analysis indicated the following standalone Trust implied equity value and standalone Trust equity value per Common Share ranges without giving effect to the consummation of the Merger (the “Standalone Trust Implied Equity Value” and the “Standalone Trust Implied Equity Value per Common Share,” respectively):
Standalone Trust Implied Equity Value	Standalone Trust Implied Equity Value per Common Share
$172 million – $194 million	$5.60 – $6.31
Ready Capital Discounted Distributed Cash Flow Analysis
Utilizing Ready Capital financial forecasts prepared by Ready Capital management and reviewed and approved for use in Moelis’ financial analysis by Trust management, Moelis performed a discounted distributed cash flow analysis to calculate the present value of the estimated future cash distributions to be made by Ready Capital.
Moelis utilized a range of cost of equity of 12.25% to 17.25% to calculate the estimated present value as of September 30, 2024 of (i) Ready Capital’s future cash distributions from October 1, 2024 through December 31, 2028 and (ii) an estimated terminal value derived by applying a range of multiples of 0.80x to 1.05x to projected tangible book value as of December 31, 2028.
The cost of equity range for Ready Capital was calculated utilizing the CAPM and a size premium. The terminal multiple range for Ready Capital was selected by Moelis based on its professional judgment for purposes of the discounted distributed cash flow analysis and was informed by the long-term historical price/tangible book value (“P/TBV”) multiples for the Ready Capital Selected Publicly Traded Companies (as defined below).
Based on the foregoing, Moelis’ analysis indicated the following implied Ready Capital equity value and implied Ready Capital equity value per share ranges, as compared to the closing price per share of Ready Capital Common Stock of $7.42 on November 27, 2024, the last trading day prior to the date of Moelis’ presentation to the Special Committee.
Ready Capital Implied Equity Value	Ready Capital Implied Equity Value per share of Ready Capital Common Stock
$1,484 million – $2,088 million	$8.75 – $12.32
Has/Gets Analysis
Moelis performed a Discounted Distributed Cash Flow Analysis-based has/gets analysis (the “Has/Gets Analysis”) to calculate the value accretion to the Trust’s shareholders implied by the Merger. The Has/Gets Analysis illustrated a comparison of the Standalone Trust Implied Equity Value without giving effect to the consummation of the Merger with the total pro forma value of the Combined Company attributable to the Trust’s shareholders after giving effect to the consummation of the Merger (the “Total Pro Forma Implied Value to the Trust’s Shareholders”). The Total Pro Forma Implied Value to the Trust’s Shareholders includes (i) the pro forma equity value of the Combined Company attributable to the Trust’s shareholders (the “Pro Forma Equity Value Attributable to the Trust’s Shareholders”), (ii) Trust management’s aggregate projected pre-Closing cash distributions of $75 million (the “Trust Merger Adjusted Cash Distributions”) and (iii) the estimated aggregate present value of the CVRs of $8 million to $9 million, as described below.
The Pro Forma Equity Value Attributable to the Trust’s Shareholders was derived by calculating the range of Trust equity values implied by performing a discounted distributed cash flow analysis utilizing Trust management’s transaction adjusted financial forecast, representing Trust management’s financial forecasts for the Trust after giving effect to the consummation of the Merger (the “Trust Merger Adjusted Financial Forecast”) and a cost of equity range of 15.50% to 20.50% to calculate the estimated present value as of September 30, 2024 of the Trust’s future cash distributions from February 1, 2025 through December 31, 2035, and adding (i) the amount of the Partnership Investment, (ii) the range of values implied by the Ready Capital Discounted Distributed Cash Flow Analysis described above, (iii) the present value as of September 30, 2024 of Trust management’s estimated $1.4 million annual cost synergies after giving effect to the consummation of the Merger, utilizing a discount rate of 12.25% to 17.25%, and

(iv) estimated cost of capital synergies, and then subtracting (v) Ready Capital’s estimated transaction expenses in the Merger (the Trust’s estimated transaction expenses were already reflected in the Trust Merger Adjusted Financial Forecast). The resulting amount was then multiplied by the implied pro forma ownership of the Combined Company attributable to the Trust’s shareholders based on the Exchange Ratio after giving effect to the consummation of the Merger.
The estimated aggregate present value range of the CVRs was derived by utilizing a cost of equity range of 15.50% to 20.50% to calculate the estimated present value as of September 30, 2024 of the product of (x) the closing share price of Ready Capital Common Stock on November 27, 2024 of $7.42 and (y) the sum of (i) shares of Ready Capital Common Stock expected to be received by the Trust’s shareholders based on the Trust’s share of recovered interest pursuant to the CVR Agreement, net of Trust management’s expected offsetting expenses as described in the Merger Agreement, through December 31, 2028 and (ii) the shares of Ready Capital Common Stock expected to be received by the Trust’s shareholders attributable to dividends accrued on the shares of Ready Capital Common Stock issued to the Trust’s shareholders as calculated in clause (i).
This analysis indicated, on an illustrative basis, a range of Total Pro Forma Implied Value to the Trust’s Shareholders of $196 million to $242 million, or $6.40 – $7.87 per Common Share, which represented accretion in value to the Trust’s shareholders of 1.3% to 40.5% as compared to the Standalone Trust Implied Equity Value of $172 million to $194 million.
This analysis is summarized in the following table:
	Implied Equity Value	Implied Equity Value per Common Share
Pro Forma Equity Value Attributable to the Trust’s Shareholders	$113 million – $157 million	$3.69 – $5.13
(+) Aggregate present value of the CVRs	$8 million – $9 million	$0.26 – $0.30
(+) Trust Merger Adjusted Cash Distributions	$75 million	$2.44
Total Pro Forma Implied Value to the Trust’s Shareholders	$196 million – $242 million	$6.40 – $7.87
Standalone Trust Implied Equity Value	$172 million – $194 million	$5.60 – $6.31
Accretion	1.3% – 40.5%	1.3% – 40.5%
Trust Selected Publicly Traded Companies Analysis
Moelis performed a selected publicly traded companies analysis of the Trust. In connection with such analysis, Moelis reviewed and analyzed certain financial information and market trading data related to selected publicly traded companies whose operations Moelis believed, based on its experience and professional judgment, were generally relevant in certain respects to the Trust. Although none of the selected companies were directly comparable to the Trust, Moelis selected these companies because, based on its experience and professional judgment, Moelis believed that each had one or more operating and/or financial characteristics similar to the Trust (the “Trust Selected Publicly Traded Companies”).
With respect to each of the Trust Selected Publicly Traded Companies, Moelis calculated and compared the P/TBV multiple based on reported metrics and available estimates obtained from public filings, consensus third-party research and other publicly available information as of November 27, 2024, the last trading day prior to the date of Moelis’ presentation to the Special Committee.
This data is summarized in the following table:
P/TBV
AG Mortgage Investment Trust, Inc.	0.64x
Angel Oak Mortgage REIT, Inc.	0.86x
Ares Commercial Real Estate Corporation	0.75x
Claros Mortgage Trust, Inc.	0.46x

P/TBV
Great Ajax Corp.	0.56x
KKR Real Estate Finance Trust Inc.	0.81x
Lument Finance Trust, Inc.	0.75x
New York Mortgage Trust, Inc.	0.65x
Redwood Trust, Inc.	0.92x
Seven Hills Realty Trust	0.75x
TPG Real Estate Finance Trust, Inc.	0.84x
In reviewing the Trust Selected Publicly Traded Companies data for purposes of determining P/TBV reference ranges for the Trust, Moelis assessed that the lower end (and even a discount to such) of the range of the Trust Selected Publicly Traded Companies P/TBV multiples was most relevant due to (i) the long-duration and uncertain cash flow profile of Trust assets, (ii) the inability for the Trust to fund consistent cash distributions to its shareholders, (iii) the fact that the Trust is not originating new loans outside the current portfolio and is in run-off, (iv) the large percentage of non-accrual loans currently present in the Trust loan portfolio, (v) the relative illiquidity of Common Shares, (vi) the concentrated nature of the Trust’s loan portfolio, (vii) the Trust’s less efficient operating expense structure due to its relatively small loan portfolio size, (viii) the Trust’s difficulty adding leverage as compared to other businesses in the public mortgage REIT sector and (ix) the legal/regulatory risk overhang associated with legacy issues that occurred at the Trust. See “The Merger — Background of the Merger” beginning on page 57 for information regarding these legacy issues.
Based on the foregoing and other factors which Moelis considered appropriate based on its experience and professional judgment, Moelis derived the following reference range for P/TBV:
Range
P/TBV	0.45x – 0.65x
Moelis then applied this P/TBV multiple reference range to the Trust’s adjusted tangible book value of $256 million, representing the Trust’s tangible book value as of September 30, 2024 of $287 million, net of the $31 million of Standalone Trust Cash Distributions (the “Trust Adjusted TBV”).
After applying such range to the Trust Adjusted TBV, Moelis added the value of the Standalone Trust Cash Distributions. Based on the foregoing, Moelis’ analysis indicated the following Standalone Trust Implied Equity Value and Standalone Trust Implied Equity Value per Common Share ranges:
Standalone Trust Implied Equity Value	Standalone Trust Implied Equity Value per Common Share
$146 million – $198 million	$4.77 – $6.44
Ready Capital Selected Publicly Traded Companies Analysis
Moelis performed a selected publicly traded companies analysis of Ready Capital. In connection with such analysis, Moelis reviewed and analyzed certain financial information and market trading data related to selected publicly traded companies whose operations Moelis believed, based on its experience and professional judgment, were generally relevant in certain respects to Ready Capital. Although none of the selected companies were directly comparable to Ready Capital, Moelis selected these companies because, based on its experience and professional judgment, it believed that they had one or more operating and financial characteristics similar to Ready Capital (the “Ready Capital Selected Publicly Traded Companies”).
With respect to each of the Ready Capital Selected Publicly Traded Companies, Moelis calculated and compared (i) the P/TBV multiple and (ii) the estimated dividend yield based on each of the Ready Capital Selected Publicly Traded Companies’ latest annualized quarterly cash dividend per share divided by each of the Ready Capital Selected Publicly Traded Companies’ share prices as of November 27, 2024 (the “Dividend Yield”), in each case, based on reported metrics and available estimates obtained from public filings, consensus third-party research and other publicly available information as of November 27, 2024, the last trading day prior to the date of Moelis’ presentation to the Special Committee.
This data is summarized in the following table:
	P/TBV	Dividend Yield
Apollo Commercial Real Estate Finance, Inc.	0.77x	10.80%
Arbor Realty Trust, Inc.	1.34x	11.60%
BrightSpire Capital, Inc.	0.80x	10.10%
Claros Mortgage Trust, Inc.	0.46x	5.90%
Franklin BSP Realty Trust, Inc.	0.95x	10.90%
Ladder Capital Corp	1.03x	7.70%
Ready Capital	0.62x	13.5%
TPG Real Estate Finance Trust, Inc.	0.84x	10.40%
Based on the results of this analysis and other factors which Moelis considered appropriate based on its experience and professional judgment, Moelis derived the following reference ranges for P/TBV and Dividend Yield:
Range
P/TBV	0.60x – 1.05x
Dividend Yield	7.5% – 14.0%
Moelis then applied this P/TBV multiple reference range to Ready Capital’s tangible book value as of September 30, 2024 of $2,033 million and applied the Dividend Yield reference range to Ready Capital’s annualized quarterly dividend for the quarter ended September 30, 2024 of approximately $170 million.
After applying such ranges to the respective tangible book value and annualized dividends for Ready Capital, Moelis’ analysis indicated the following implied Ready Capital equity value and implied Ready Capital equity value per share ranges, as compared to the closing price per share of Ready Capital Common Stock of $7.42 on November 27, 2024, the last trading day prior to the date of Moelis’ presentation to the Special Committee:
	Ready Capital Implied Equity Value	Ready Capital Implied Equity Value per share of Ready Capital Common Stock
P/TBV	$1,220 million – $2,134 million	$7.20 – $12.59
Dividend Yield	$1,211 million – $2,260 million	$7.14 – $13.33
Trust Selected Precedent Transactions Analysis
Using publicly available information, Moelis reviewed financial information relating to selected transactions that (i) involved businesses that, for purposes of Moelis’ analysis, were deemed generally relevant in certain respects to the Trust’s business based on Moelis’ experience and its familiarity with the industry in which the Trust operates, (ii) involved control acquisitions where both the acquirer and the target were publicly traded mortgage REITs in the United States and (iii) had been announced since January 1, 2018 (the “Selected Precedent Transactions”). Moelis reviewed the P/TBV multiples based on the purchase price for all common equity of each target business as a multiple of the prevailing tangible book value of each target at the time that each transaction was announced. This data is summarized in the following table:
Announcement Date	Acquiror	Target	P/TBV
July 2023	AG Mortgage Investment Trust	Western Asset Mortgage Capital Corp.	0.68x
May 2023	Ellington Financial, Inc.	Arlington Asset Investment Corp.	0.85x
February 2023	Ready Capital	Broadmark Realty Capital Inc.	0.85x
July 2021	Franklin BSP Realty Trust	Capstead Mortgage Corp.	1.16x

Announcement Date	Acquiror	Target	P/TBV
December 2020	Ready Capital	Anworth Mortgage Asset Corp.	1.07x
November 2018	Ready Capital	Owens Realty Mortgage, Inc.	0.94x
May 2018	Annaly Capital Management, Inc.	MTGE Investment Corp.	1.00x
April 2018	Two Harbors Investment Corp.	CYS Investments, Inc.	1.05x
In reviewing the Selected Precedent Transactions for purposes of determining P/TBV reference ranges for the Trust, Moelis placed more emphasis on transactions announced after January 1, 2022, given the material difference in macroeconomic conditions between the pre-2022 timeframe and the date of Moelis’ presentation to the to the Special Committee, and (i) noted that the Selected Precedent Transactions are unique to the facts and circumstances of the individual business and/or group of assets being sold at each specific point in time, and as such are not directly comparable to the Trust and (ii) assessed the lower end (and even below such) of the range of the Selected Precedent Transactions P/TBV multiples is most relevant due to the unique facts and circumstances specific to the Trust relative to the targets listed above. Based on the foregoing and using its professional judgment, Moelis derived the following reference range for P/TBV:
Range
P/TBV	0.55x – 0.85x
Moelis then applied this P/TBV multiple reference range to the Trust Adjusted TBV of $256 million.
After applying such range to the Trust Adjusted TBV, Moelis added the value of the Standalone Trust Cash Distributions. Based on the foregoing, Moelis’ analysis indicated the following Standalone Trust Implied Equity Value and Standalone Trust Implied Equity Value per Common Share ranges:
Standalone Trust Implied Equity Value	Standalone Trust Implied Equity Value per Common Share
$172 million – $249 million	$5.60 – $8.11
Other information
Moelis also noted for the Special Committee certain additional factors that were not considered part of Moelis’ financial analysis with respect to its opinion but were referenced for informational purposes only, including, among other things, the items that follow.
Trust Selected Publicly Traded Companies Dividend Yield Analysis
Moelis considered a selected publicly traded companies analysis of the Trust utilizing a selected range of dividend yields of the Trust Selected Publicly Traded Companies to derive Standalone Trust Implied Equity Value and Standalone Trust Implied Equity Value per Common Share ranges, but did not rely upon this methodology for the Trust given the irregularity of the Trust’s historical and projected future dividends and the wind-down nature of the Trust standalone financial forecast. Moelis provided this analysis for reference only.
Based on the results of this analysis and other factors which Moelis considered appropriate based on its experience and professional judgment, Moelis applied a dividend yield range of 7.0% to 14.0% to the Trust’s annualized quarterly dividend for the quarter ended September 30, 2024 of approximately $16 million. After applying such ranges to the annualized dividend for the Trust, Moelis’ analysis indicated the following Standalone Trust Implied Equity Value and Standalone Trust Implied Equity Value per Common Share ranges:
Standalone Trust Implied Equity Value	Standalone Trust Implied Equity Value per Common Share
$145 million – $259 million	$4.72 – $8.43
Ready Capital 52-Week Low/High Share Price Analysis
Moelis reviewed the historical trading performance of Ready Capital Common Stock over a 52-week period ending November 27, 2024, which ranged from a closing trading price low of $6.65 per share to a high of $11.67 per share.

Ready Capital Analyst Price Target Analysis
Moelis also reviewed publicly available Wall Street research analysts’ price targets for Ready Capital Common Stock, which ranged from $6.75 to $12.00 per share as of November 27, 2024. Moelis included research from six major sell-side analysts.
Market Implied Offer Value
Moelis calculated the “market implied offer value” per Common Share as a sum of (a) $2.44 per Common Share of distributions paid prior to Closing, (b) the market implied value of the shares of Ready Capital Common Stock to be issued at Closing, based on the Exchange Ratio, and (c) the market implied value per Common Share of the CVRs. Moelis calculated the market implied value of the shares of Ready Capital Common Stock to be issued at Closing based on both (i) the closing price of $7.42 of Ready Capital Common Stock as of November 27, 2024 (the “Closing Price”), the last trading day prior to the date of Moelis’ presentation to the Special Committee and (ii) the volume weighted average price (“VWAP”) per share of $7.09 of Ready Capital Common Stock over the 30-day trading period ended on November 27, 2024, the last trading day prior to the date of Moelis’ presentation to the Special Committee. Based on estimates of returns on the loans underlying the CVRs provided by Trust management and the formula for distributions set forth in the CVR Agreement, for purposes of this analysis, Moelis considered (x) the nominal value of $0.48 per Common Share of a CVR and the market implied present value per Common Share of a CVR calculated as described above under “— Has/Gets Analysis”, in each case, including the value of accrued dividends on the shares of Ready Capital Common Stock to be issued pursuant to the CVRs and (y) solely with respect to the analysis utilizing the Closing Price, the nominal value of $0.38 per Common Share of a CVR excluding the value of accrued dividends. The following table presents the results of this analysis:
Methodology	Market Implied Value per Common Share
Closing Price and Nominal Value of a CVR	$6.01 ($5.91 excluding accrued dividends)
30-Day VWAP and Nominal Value of a CVR	$5.87
Closing Price and Present Value of a CVR	$5.79 – $5.83
30-Day VWAP and Present Value of a CVR	$5.66 – $5.69
Miscellaneous
This summary of the analyses is not a complete description of Moelis’ opinion or the analyses underlying, and factors considered in connection with, Moelis’ opinion. The preparation of a fairness opinion is a complex analytical process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Moelis’ opinion. In arriving at its fairness determination, Moelis considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis. Rather, Moelis made its fairness determination on the basis of its experience and professional judgment after considering the results of all of its analyses.
No company or transaction used in the analyses described above is identical to the Trust, Ready Capital or the Merger. In addition, such analyses do not purport to be appraisals, nor do they necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by such analyses. Because the analyses described above are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, neither the Trust, Ready Capital, nor Moelis or any other person assumes responsibility if future results are materially different from those forecast.
The consideration payable pursuant to the Merger Agreement and the CVR Agreement and the amount of the Closing Dividend was determined through arms’ length negotiations among the Trust, the Trust Advisor, Ready Capital and the Ready Capital Manager and was approved by the Special Committee and the Trust Board. Moelis did not recommend any specific consideration to the Trust, the Special Committee or the Trust Board, or that any specific amount or type of consideration constituted the only appropriate consideration for the Merger.

Moelis acted as financial advisor to the Trust in connection with the Merger and will receive a fee for its services, currently estimated to be approximately $5.5 million, in the aggregate, contingent upon the consummation of the Merger. Moelis also became entitled to receive a fee of $2.5 million in connection with the delivery of its opinion, which opinion fee shall be fully credited against the transaction fee. In addition, the Trust has agreed to indemnify Moelis for certain liabilities arising out of its engagement.
Moelis’ affiliates, employees, officers and partners may at any time own securities (long or short) of the Trust and Ready Capital. In the two years prior to the date of Moelis’ opinion, except for providing investment banking services to the Trust in connection with the Merger, Moelis has not provided investment banking or other services to the Trust. In the two years prior to the date of Moelis’ opinion, Moelis has not provided investment banking or other services to Ready Capital, the Ready Capital Manager, Trust affiliates (including the Trust Advisor) or NexPoint Advisors, L.P., and has not received fees for any such services during such period. In the future, Moelis may provide investment banking or other services to Ready Capital, the Trust and their respective affiliates and would expect to receive compensation for such services. Moelis also disclosed to the Trust Board that in 2020 it acted as sell-side advisor to a subsidiary of investment funds operated by the Ready Capital Manager which resulted in Moelis receiving a fee of $2,150,000 in October 2021.
Moelis’ opinion was for the use and benefit of the Special Committee (solely in its capacity as such) in its evaluation of the Merger; provided that Moelis also agreed that the full Trust Board (solely in its capacity as such), may rely on the opinion in connection with its evaluation of the Merger. The opinion did not constitute a recommendation as to how any holder of securities should vote or act with respect to the Merger or any other matter. In addition, Moelis did not express any opinion as to the fairness of the amount or nature of any compensation to be received by any officers, trustees, directors or employees of any parties to the Merger or their respective affiliates or external managers, or any class of such persons, relative to the Consideration (as defined in the opinion) or otherwise. The opinion was approved by a Moelis fairness opinion committee.
The Trust selected Moelis as its financial advisor in connection with the Merger because Moelis has substantial experience in similar transactions. Moelis is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, strategic transactions, corporate restructurings and valuations for corporate and other purposes.
Ready Capital Board’s Reasons for the Merger
By vote at a meeting held on November 29, 2024, after consideration, the Ready Capital Board unanimously (i) determined that the Merger Agreement and the Transactions contemplated therein, including the Merger, are in the best interests of Ready Capital and its stockholders, and (ii) approved the Merger Agreement and the Transactions contemplated therein, including the Merger.
In reaching its determination, the Ready Capital Board evaluated the Merger Agreement and the Transactions contemplated therein in consultation with the Ready Capital Manager, senior management and outside legal and financial advisors and considered numerous factors that the Ready Capital Board viewed as supporting its decision, including, but not limited to, the following material factors:
•
The Ready Capital Board considered that the Merger is expected to provide a number of benefits to Ready Capital and its stockholders, including the following:

•
the addition of the Trust’s single-family residential land development lending program will further expand Ready Capital’s existing lending platform and enable Ready Capital to offer a broader array of credit products to its small- and medium-sized business borrowers;

•
following the Merger, Ready Capital’s investment portfolio will include a portfolio of assets with attractive portfolio yields, resulting in expected distributable earnings and book-value accretion and reduced pro forma leverage in 2025 and 2026;

•
the financial terms of the Merger include an upfront discount to the Trust’s book value which, coupled with the CVRs to be issued in the Merger, create alignment between the historical Ready Capital and Trust stockholders, while reducing Ready Capital’s risks associated with potential adverse performance in the acquired portfolio;

•
the Merger is expected to provide Ready Capital access to incremental capital, which will enhance Ready Capital’s diversified investment strategy;

•
the Merger is expected to provide Ready Capital with improved scale, liquidity and capital alternatives, including additional borrowing capacity and access to additional corporate debt funding alternatives;

•
the Merger is expected to provide Ready Capital with the ability to redeploy capital into accretive investment portfolios with attractive risk-adjusted returns;

•
the wider stockholder base resulting from the Merger is expected to enhance the trading volume and liquidity for stockholders of the Combined Company and generate a greater level of interest in Ready Capital’s business from a broader investor base;

•
the larger size Ready Capital will achieve as a result of the Merger may benefit Ready Capital as larger commercial mortgage REITs tend to trade at better market to book value prices compared to smaller commercial mortgage REITs; and

•
the combination of Ready Capital and the Trust can potentially create cost savings and efficiencies over time resulting from the allocation of operating expenses over a larger portfolio and capital base.

•
The Ready Capital Board considered its knowledge of the business, operations, financial condition, earnings and prospects of Ready Capital and the Trust, taking into account the experience of Ready Capital and the Ready Capital Manager with the Trust over the past ten years and the results of Ready Capital’s due diligence review of the Trust and every loan in its portfolio, as well as its knowledge of the current and prospective environment in which Ready Capital and the Trust operate, including economic and market conditions.

•
The Ready Capital Board considered the commitment on the part of the Parties to consummate the Transactions as reflected in their respective obligations under the terms of the Merger Agreement, and the likelihood that the Trust’s shareholder approval needed to consummate the Transactions would be obtained in a timely manner.

The Ready Capital Board also considered a variety of risks and other potentially negative factors in considering the Merger Agreement, the Merger and the other Transactions contemplated by the Merger Agreement, including, but not limited to, the following material factors:
•
the risk of diverting management focus and resources from operational matters and other strategic opportunities while working to implement the Merger;

•
the risk that future losses in the acquired portfolio may materially exceed the potential losses assumed by the Parties when the Exchange Ratio was established;

•
the risk that ongoing costs and expenses associated with litigation relating to the Trust’s historical operations may be greater than expected;

•
the risk that, notwithstanding the likelihood of the Merger being completed, the Merger may not be completed, or that completion may be unduly delayed, including the effect of the pendency of the Merger and the effect such failure to be completed may have on the trading price of Ready Capital Common Stock and Ready Capital’s operating results, particularly in light of the costs incurred in connection with the Transactions;

•
the risk that the cost savings, operational efficiencies and other benefits to the Ready Capital stockholders expected to result from the Merger might not be fully realized or realized at all, including as a result of possible changes in the markets in which the Combined Company will operate;

•
the risk of other potential difficulties in integrating the Trust and its portfolio following the Closing;

•
the substantial costs to be incurred in connection with the Transactions, including the costs of integrating the Trust and its portfolio;

•
the Merger Agreement’s provisions permitting the Trust, under certain conditions, to terminate the Merger Agreement in order to enter into a Superior Proposal (see “The Merger Agreement — Termination of the Merger Agreement” beginning on page 112);

•
the restrictions on the conduct of Ready Capital’s business during the period between the execution of the Merger Agreement and the Closing (see “The Merger Agreement — Conduct of Business of Ready Capital Pending the Transactions” beginning on page 105); and

•
other matters described in “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements.”

The foregoing discussion of the factors considered by the Ready Capital Board is not intended to be exhaustive and is not provided in any specific order or ranking, but rather includes material factors considered by the Ready Capital Board. In view of the wide variety of factors considered in connection with its evaluation of the Merger Agreement, the Merger and the other Transactions contemplated by the Merger Agreement, and the complexity of these matters, the Ready Capital Board did not consider it practicable to, and did not attempt to, quantify, rank or otherwise assign any relative or specific weights or values to the factors considered, and individual directors may have held varied views of the relative importance of the factors considered and given different weights or values to different factors. The Ready Capital Board viewed its position and recommendation as being based on an overall review of the totality of the information available to it and determined that, in the aggregate, the potential benefits considered outweighed the potential risks or possible negative consequences of approving the Merger Agreement, the Merger and the other Transactions contemplated by the Merger Agreement.
The explanation and reasoning of the Ready Capital Board and all other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed in “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 48.
Certain Unaudited Prospective Financial Information
Although Ready Capital, from time to time, provides annual guidance for the then-current fiscal year of certain expected financial results in its regular earnings communications and other investor materials, neither the Trust nor Ready Capital makes as a matter of course public long-term projections as to future performance, earnings or other results due to, among other reasons, the inherent uncertainty and subjectivity of the underlying assumptions and estimates. Projections inherently become subject to substantially greater uncertainty as they extend further into the future. As a result, neither the Trust nor Ready Capital can give you any assurance that actual results will not differ materially from the unaudited prospective financial information included in this proxy statement/prospectus. In connection with the Merger, the Trust’s management prepared certain unaudited prospective financial information regarding the projected cash distributions of the Trust. Specially, the Trust’s management prepared and provided to the Special Committee and the Trust Board in connection with their respective evaluations of the Merger and the other Transactions, and provided to Moelis, the Trust’s financial advisor, for the purposes of its financial analysis and use in connection with its opinion described above under the section entitled “— Opinion of Moelis & Company LLC,” the following unaudited prospective financial information:
•
the Trust’s projected cash distributions for the fourth quarter of fiscal year 2024 and fiscal years 2025 through 2035 assuming the Merger is not consummated and the Trust continues to operate on a standalone basis (the “Trust Standalone Projections”); and

•
the Trust’s projected cash distributions from September 30, 2024 through January 31, 2025, for the remaining 11 months of fiscal 2025 and for fiscal years 2026 through 2035 on a Transaction-adjusted basis, assuming the Merger is consummated on January 31, 2025 and the Trust is operated thereafter on the Ready Capital platform (the “Trust Transaction-Adjusted Projections” and, together with the Trust Standalone Projections, the “Trust Projections”).

In connection with the Merger, Ready Capital’s management prepared certain unaudited prospective financial information regarding the projected cash distributions of Ready Capital. Specifically Ready Capital’s management prepared and provided Ready Capital’s projected cash distributions for the fourth quarter of fiscal year 2024 and fiscal years 2025 through 2028 (the “Ready Capital Projections” and, together with the Trust Projections, the “Financial Projections”) to the Trust in connection with the evaluations of the Merger and the other Transactions by the Special Committee and Trust Board. The Ready Capital Projections were reviewed by the Trust’s management and approved by the Trust for Moelis’ use and reliance on and were provided to Moelis for the purposes of its financial analyses and use in connection with its opinion as described above under “— Opinion of Moelis & Company LLC.”
The Financial Projections are included in this proxy statement/prospectus for the sole purpose of providing the Trust’s shareholders access to a summary of certain non-public information that was furnished to certain parties in connection with the Merger, and this information may not be appropriate for other purposes, and is not included to influence the investment or voting decision of any Trust shareholder, Ready Capital stockholder or holder of other securities.
The Financial Projections were not prepared for the purposes of or with a view toward public disclosure, nor were they prepared with a view toward compliance with GAAP, the published guidelines of the SEC regarding projections and forward-looking statements or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentations of financial projections. However, in the view of the Trust’s management, they were prepared on a reasonable basis, reflected the best then-available estimates and judgments and presented, to the best of the Trust’s knowledge and belief, the expected course of action and the expected future financial performance of each of the Trust and Ready Capital under the applicable scenario. The Financial Projections are not fact and should not be relied upon as being necessarily indicative of future results, and readers of this proxy statement/prospectus are cautioned not to place undue reliance on the unaudited prospective financial information.
Neither the Trust’s nor Ready Capital’s respective independent auditors, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the Financial Projections, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the prospective financial information. The Deloitte & Touche LLP reports included in Ready Capital’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, which are incorporated into this proxy statement/prospectus by reference, relate to Ready Capital’s historical financial information, and do not extend to the Ready Capital Projections and should not be read to do so. Furthermore, the Financial Projections do not take into account any circumstances or events occurring after the date they were prepared, and the Financial Projections and the underlying assumptions may vary significantly from subsequent forecasts, financial plans, guidance and/or actual results.
While presented with numeric specificity, the Financial Projections are forward-looking information that was based on numerous variables and assumptions (including assumptions related to each Party’s respective investment portfolio, interest rates, industry performance and general business, economic, market and financial conditions, as well as additional matters specific to each Party’s business) that are inherently highly subjective, uncertain and beyond the control of the Trust, Ready Capital, their respective advisors or any other person. The assumptions underlying the Financial Projections may not prove to have been, or may no longer be, accurate. Important factors that may affect actual results and cause the Financial Projections not to be achieved include, but are not limited to, risks and uncertainties relating to each of the Trust’s and Ready Capital’s respective business (including their ability to achieve strategic goals, objectives and targets over applicable periods), changes in each Party’s investment portfolio, changes in interest rates, industry performance, general business and economic conditions and other factors described in “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors” beginning on pages 48 and 26, respectively. The Financial Projections also reflect numerous variables, expectations and assumptions available at the time they were prepared as to certain business decisions that are subject to change. As a result, actual results may differ materially from those contained in the Financial Projections. Accordingly, no assurance can be given that the projected results summarized below will be realized. The Trust’s shareholders and Ready Capital stockholders are urged to review Ready Capital’s most recent SEC filings for a description of the reported and anticipated results of operations and financial condition and capital resources of Ready Capital, including those in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Ready Capital’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, which is incorporated by reference into this proxy statement/prospectus.
The inclusion of the Financial Projections should not be regarded as an indication that the Trust, the Trust Board, the Special Committee, Ready Capital, the Ready Capital Board, any of their respective advisors or any other preparer or recipient of this information considered, or now considers, it to be necessarily predictive of actual future results. None of the Trust, Ready Capital or their respective trustees, directors, officers, affiliates, advisors or other representatives can give any assurance that actual results will not differ materially from the Financial Projections.
NEITHER THE TRUST NOR READY CAPITAL UNDERTAKES ANY OBLIGATION TO UPDATE OR OTHERWISE REVISE OR RECONCILE THE BELOW UNAUDITED PROSPECTIVE FINANCIAL INFORMATION TO REFLECT CIRCUMSTANCES EXISTING AFTER THE DATE THE FINANCIAL PROJECTIONS WERE GENERATED OR TO REFLECT THE OCCURRENCE OF FUTURE EVENTS, EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS UNDERLYING SUCH INFORMATION ARE SHOWN TO BE IN ERROR. SINCE THE FINANCIAL PROJECTIONS COVER MULTIPLE YEARS, SUCH INFORMATION BY ITS NATURE BECOMES SUBJECT TO SUBSTANTIALLY GREATER UNCERTAINTY WITH EACH SUCCESSIVE YEAR.
The Trust and Ready Capital may calculate certain non-GAAP financial metrics using different methodologies. Consequently, the financial metrics presented in each Party’s prospective financial information disclosures and in the section of this proxy statement/prospectus with respect to the opinion of the Trust’s financial advisor may not be directly comparable to one another.
Neither the Trust nor Ready Capital has made and neither Party makes any representation to the other Party or any Trust shareholder, any Ready Capital stockholder or any other party, in the Merger Agreement or otherwise, concerning the Financial Projections, or regarding the Trust’s, Ready Capital’s or the Combined Company’s ultimate performance compared to the Financial Projections, or that the projected results will be achieved. In light of the foregoing factors and the uncertainties inherent in unaudited prospective financial information, the Trust and Ready Capital urge all of the Trust’s shareholders and Ready Capital stockholders not to place any reliance on such information and to review Ready Capital’s most recent SEC filings for a description of Ready Capital’s reported financial results.
The Trust Projections
The Trust Standalone Projections were based on numerous variables and assumptions, including the following: (i) complete runoff of the investment portfolio through 2035 consistent with scheduled or modeled, as applicable, cash flows, whereby no reinvestment of cash flow takes place (other than making new advances on existing loans); (ii) operating expenses are gradually reduced as the Trust’s investment portfolio shrinks; (iii) regular quarterly dividends of $2 million are made; and (iv) excess available cash above required liquidity, as determined by the Trust’s management, to fund Trust operations, including future draws from existing loans, is paid out to the Trust’s shareholders through larger, special dividends.
The Trust Adjusted Projections make adjustments in respect of the Transactions, including the addition of the Closing Dividend, a pre-Closing distribution to the Trust’s shareholders, which results in materially larger near-term cash distributions relative to the Trust Standalone Projections, and accounting for the differences in cash balance maintenance and overhead expenses of operating the Trust business on the Ready Capital platform rather than as a standalone company.
The following table presents the Trust Standalone Projections:
($ in millions)	Q4 2024E	2025E	2026E	2027E	2028E	2029E	2030E	2031E	2032E	2033E	2034E	2035E
Cash Distributions(1)	$31	$19	$21	$69	$39	$35	$36	$8	$18	$8	$8	$13
The following table presents the Trust Transaction-Adjusted Projections:
($ in millions)	Pre-Closing	2025E	2026E	2027E	2028E	2029E	2030E	2031E	2032E	2033E	2034E	2035E
Cash Distributions(1)	$75(2)	$11(3)	$19	$58	$29	$35	$29	$8	$8	$13	$8	$14

(1)
Cash distributions is a non-GAAP measure. It reflects the Trust’s management’s best estimate of excess cash available for distribution to the Trust’s shareholders at a given point in time, taking into consideration future anticipated cash needs to fund continuing Trust operations, including, but not limited to, funding future draws on existing loans. However, because cash distributions is an incomplete measure of the Trust’s liquidity and involves differences from any cash flow measure calculated in accordance with GAAP, it should be considered along with, but not as an alternative to, each cash flow measure calculated in accordance with GAAP, as a measure of liquidity. In addition, because not all companies use identical calculations, this presentation of projected cash distributions may not be comparable to other similarly-titled measures of other companies.
(2)
Reflects pre-Closing distributions made only to the extent the Merger occurs. Assumes January 31, 2025 Closing date.

(3)
Excludes any cash distributions before the assumed January 31, 2025 Closing date.

Ready Capital Projections
The Ready Capital Projections were based on numerous variables and assumptions, including the following: (i) the timing and volume of, and yields on, loan originations; (ii) the timing and amounts of expected liquidity inflows from portfolio run off; (iii) the timing and pricing of certain financing activities, including equity and debt issuances; and (iv) rates of growth for compensation, and general & administrative expenses.
The following table presents the Ready Capital Projections:
($ in millions)	Q4 2024E	2025E	2026E	2027E	2028E
Distributable Earnings(1)	$42	$168	$168	$169	$169

(1)
Distributable Earnings is a non-GAAP measure that Ready Capital defines as net income (loss) excluding (i) unrealized gains and losses on certain MBS not retained by Ready Capital as part of its loan origination businesses, (ii) realized gains and losses on sales of certain MBS, (iii) unrealized gains and losses related to residential mortgage servicing rights from discontinued operations, (iv) any unrealized change in current expected credit loss reserve and valuation allowances, (v) unrealized gains or losses on de-designated cash flow hedges, (vi) any unrealized gains or losses on foreign exchange hedges, (vii) any unrealized gains or losses on certain unconsolidated joint ventures, (viii) non-cash compensation expense related to stock-based incentive plans, and (ix) one-time non-recurring gains or losses, such as gains or losses on discontinued operations, bargain purchase gains, merger related expenses or other one-time items. Ready Capital believes that providing investors with Distributable Earnings gives investors greater transparency into the information used by management in its financial and operational decision-making. However, because Distributable Earnings is an incomplete measure of Ready Capital’s financial performance and involves differences from net income computed in accordance with GAAP, it should be considered along with, but not as an alternative to, net income as a measure of financial performance. In addition, because not all companies use identical calculations, Ready Capital’s presentation of Distributable Earnings may not be comparable to other similarly-titled measures of other companies.

Interests of Trustees and Executive Officers of the Trust and the Trust Advisor and its Affiliates in the Transactions
In considering how to vote on the Merger Proposal, the Trust’s shareholders should be aware that trustees and executive officers of the Trust and the Trust Advisor and its affiliates have interests in the Transactions that may be different from, or in addition to, the interests of the Trust’s shareholders generally and that may present actual or potential conflicts of interests, including those described below. The Trust Board was aware of these interests and considered them, among other matters, in reaching its decision to approve the Transactions and the Transaction Documents. The Special Committee, which unanimously determined that the Transactions as contemplated by the Transaction Documents were in the best interest of the Trust and its shareholders and recommended to the Trust Board that the Trust Board declare the Transactions, including the Merger, advisable and direct that the Merger be submitted to the Trust’s shareholders for consideration and approval, consists entirely of independent trustees who have no interests in the Transactions different from, or in addition to, interests of the Trust’s shareholders generally.
Sub-Advisory Agreement
Ready Capital or an affiliate thereof and an affiliate of the Trust Advisor may enter into a sub-advisory agreement or a services agreement prior to Closing pursuant to which the affiliate of the Trust Advisor would manage the Trust’s loan portfolio following the Closing.

Continued Indemnification
Pursuant to the Merger Agreement, Ready Capital has agreed that all rights to indemnification and advancement of expenses for acts or omissions occurring prior to the Closing of the current or former trustees and officers of the Trust and the Trust Advisor and its affiliates under the Declaration of Trust and the Trust’s indemnification agreements in effect as of the date of the Merger Agreement (other than the Advisory Agreement) will survive the Merger and will continue in full force and effect following the Closing.
Pursuant to the Merger Agreement, at or prior to the Closing, the Trust shall put in place, and fully prepay immediately prior to the Effective Time, “tail” insurance policies (with a claims period of at least six years from the Effective Time) from insurance carriers with the same or better credit ratings as the Trust’s current insurance carriers with respect to directors’ and officers’ liability insurance in an amount and scope at least as favorable as the Trust’s existing policies with respect to matters, acts or omissions existing or occurring at or prior to the Effective Time. The cost of the “tail” policies will be shared equally between Ready Capital and the Trust.
Ready Capital Common Stock Ownership
Mr. Steve Finkle, an independent trustee on the Trust Board and a member of the Special Committee, is the beneficial owner of approximately 80 shares of Ready Capital Common Stock.
Transition Services Agreement
Pursuant to the Merger Agreement, Ready Capital or its affiliate and the Trust Advisor will negotiate in good faith and enter into a TSA prior to the Closing. The TSA will provide for (i) the transition of data of the Trust managed and/or held by the Trust Advisor to Ready Capital or its affiliates and (ii) certain services relating to the continued operations of the Trust while data managed and/or held by the Trust Advisor is transitioned to Ready Capital or its affiliates, in exchange for compensation as set forth in the TSA.
Interests of Ready Capital’s Directors and Executive Officers in the Transactions
In considering the determination of the Ready Capital Board to approve the Merger, the Trust’s shareholders should be aware that certain executive officers and directors of Ready Capital have certain interests in the Transactions that may be different from, or in addition to, the interests of Ready Capital stockholders generally and that may present actual or potential conflicts of interests. The Ready Capital Board was aware of these interests and considered them, among other matters, in reaching its decision to approve the Merger Agreement, the Merger and other Transactions.
Following the consummation of the Merger, all seven of the current directors of the Ready Capital Board are expected to continue as directors of the board of directors of the Combined Company. Thomas E. Capasse, Ready Capital’s Chairman, Chief Executive Officer and Chief Investment Officer, will serve as Chairman of the board of directors, Chief Executive Officer and Chief Investment Officer of the Combined Company. In addition, Andrew Ahlborn, Ready Capital’s Chief Financial Officer, will serve as Chief Financial Officer of the Combined Company, Gary T. Taylor, Ready Capital’s Chief Operating Officer, will serve as Chief Operating Officer of the Combined Company, Jack J. Ross, Ready Capital’s President and Director, will serve as President and Director of the Combined Company, and Adam Zausmer, Ready Capital’s Chief Credit Officer, will serve as Chief Credit Officer of the Combined Company.
The Combined Company will continue to be managed by the Ready Capital Manager under the terms of the Ready Capital Management Agreement. Under the Ready Capital Management Agreement, the Ready Capital Manager provides the day-to-day management of Ready Capital’s business, including providing Ready Capital with its executive officers and all other personnel necessary to support its operations. In exchange for its services, Ready Capital pays the Ready Capital Manager a management fee as well as reimburses the Ready Capital Manager for certain expenses incurred by it and its affiliates in rendering management services to Ready Capital. Each of Thomas Capasse, Jack Ross, Andrew Ahlborn, Gary T. Taylor, Thomas Buttacavoli and Adam Zausmer is a principal or managing director of the Ready Capital Manager.

Pursuant to the Ready Capital Management Agreement, Ready Capital pays the Ready Capital Manager a management fee calculated and payable quarterly in arrears equal to 1.5% per annum of Ready Capital’s stockholders’ equity (as defined in the Ready Capital Management Agreement) up to $500 million and 1.0% per annum of Ready Capital’s stockholders’ equity in excess of $500 million. Following the Merger, Ready Capital’s stockholders’ equity (for purposes of the Ready Capital Management Agreement) will include the additional equity attributable to the acquisition of the Trust and, thus, the amount of the management fees payable to the Ready Capital Manager pursuant to the Ready Capital Management Agreement will also increase, which gives the Ready Capital Manager (and, therefore, Ready Capital’s management) an incentive, not shared by Ready Capital stockholders, to negotiate and effect the Merger, possibly on terms less favorable to Ready Capital than would otherwise have been achieved.
Regulatory Approvals Required for the Transactions
Neither the Trust nor Ready Capital is aware of any material federal or state regulatory requirements that must be complied with, or approvals that must be obtained, in connection with the Merger or the other Transactions contemplated by the Merger Agreement.
Accounting Treatment
It is anticipated that the Merger will be accounted for as a business combination by the Combined Company in accordance with ASC 805. In applying the acquisition method specified by ASC 805, it is necessary to identify the accounting acquirer, which may be different from the legal acquirer. Factors considered in identifying an accounting acquirer include, but are not limited to, the relative size of the merging companies, the relative voting interests of the Ready Capital stockholders and the Trust’s shareholders after consummation of a merger, and the composition of senior management and the board after consummation of a merger. Based upon consideration of those factors, Ready Capital has been designated as the accounting acquirer, resulting in an acquisition of the Trust. The assets (including identifiable intangible assets) and liabilities (including executory contracts and other commitments) of the Trust will be recorded at their respective fair values at the date of the Merger. The consideration transferred in a business combination is typically measured by reference to the fair value of equity issued or other assets transferred by the accounting acquirer. Accordingly, the fair value of the consideration transferred will be measured based on the aggregate number of shares of Ready Capital Common Stock issued to the Trust’s shareholders multiplied by the closing price of Ready Capital Common Stock on the day immediately preceding the Merger. The fair value of the consideration will also include the market value of the CVRs that will be issued to the Trust’s shareholders. If the fair value of the consideration transferred exceeds the fair value of the net assets and liabilities acquired, the excess will be recorded as goodwill. Alternatively, if the fair value of the net assets and liabilities acquired exceeds the fair value of consideration transferred, the transaction could result in a bargain purchase gain. Consolidated financial statements of the Combined Company issued after the Merger will reflect these fair value adjustments and the combined results of operations subsequent to the effective date of the Merger. Because Ready Capital is designated as the accounting acquirer, its historical financial statements will become the historical financial statements of the Combined Company upon consummation of the Merger.
Appraisal Rights
The Trust’s shareholders will not be entitled to dissenters’ or appraisal rights in connection with the Merger or the other Transactions.
Exchange of Shares of Stock in the Merger
Ready Capital has appointed Computershare Inc. and its affiliate Computershare Trust Company, N.A., its existing transfer agent, to act as the Exchange Agent for the exchange of Common Shares for the Merger Consideration in accordance with the Merger Agreement.
On or prior to the Effective Time, Ready Capital or Merger Sub will deposit, or cause to be deposited, with the Exchange Agent, for the benefit of the holders of Common Shares, for issuance in accordance with the Merger Agreement through the Exchange Agent, the cash and the number of shares of Ready Capital Common Stock and CVRs issuable to the holders of Common Shares immediately prior to the Effective Time pursuant to the Merger Agreement. Ready Capital will also deposit with the Exchange Agent, from time to time as needed, cash sufficient to pay any dividends and other distributions pursuant to the Merger Agreement and to make cash payments in lieu of fractional shares of Ready Capital Common Stock pursuant to the Merger Agreement. The Surviving Company will pay all charges and expenses, including those of the Exchange Agent, in connection with the exchange of Common Shares for the Merger Consideration and cash in lieu of any fractional shares.
As soon as practicable after the Effective Time, but in no event more than two business days after the date of the Closing, Ready Capital will instruct the Exchange Agent to mail or otherwise deliver a letter of transmittal to each record holder, as of immediately prior to the Effective Time, of Common Shares represented by a book-entry (“Book Entry Shares”). The letter of transmittal will advise the holder of the effectiveness of the Merger and the conversion of the holder’s Common Shares into the right to receive the Merger Consideration and specify (i) that delivery shall be effected, and risk of loss and title to the Book-Entry Shares will pass, only upon adherence to the procedures set forth in the letter of transmittal, and (ii) instructions for use in effecting the surrender of the Book-Entry Shares for payment of the Merger Consideration.
Upon the surrender to the Exchange Agent of Book-Entry Shares, together with the letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other customary documents as may be reasonably required by the Exchange Agent, the holder of such Book-Entry Shares will be entitled to receive in exchange therefor (i) the shares of Ready Capital Common Stock and CVRs comprising the Merger Consideration to which such holder is entitled (which shares of Ready Capital Common Stock and CVRs shall be in uncertificated book-entry form), and (ii) a check in the amount equal to the cash payable to such holder in lieu of any fractional shares of Ready Capital Common Stock and any dividends and other distributions in respect of the shares of Ready Capital Common Stock to be issued or paid.
If payment of the Merger Consideration is to be made to a person other than the record holder of shares of Ready Capital Common Stock, it will be a condition of payment that any shares surrendered to the Exchange Agent will be properly endorsed or will be otherwise in proper form for transfer and that the person requesting such payment will have paid any transfer and other taxes required by reason of the payment of the Merger Consideration to a person other than the registered holder of such shares surrendered or will have established to the satisfaction of the Surviving Company that such taxes either have been paid or are not applicable.
Dividends
Ready Capital
Ready Capital pays regular quarterly dividend distributions to its stockholders. All dividend distributions are authorized by the Ready Capital Board, in its sole discretion, and depend on such items as Ready Capital REIT taxable earnings, financial condition, maintenance of Ready Capital’s REIT status, and other factors that the Ready Capital Board may deem relevant from time to time. Holders of Ready Capital Common Stock share proportionally on a per share basis in all declared dividends on Ready Capital Common Stock. Ready Capital currently intends to pay quarterly dividends and distribute to its stockholders dividends which will allow Ready Capital to satisfy the requirements to qualify as a REIT and generally not be subject to U.S. federal income tax on its undistributed income.
The Merger Agreement permits Ready Capital to pay, during the period prior to the Effective Time, (i) regular quarterly dividends payable with respect to Ready Capital Common Stock consistent with past practice except to the extent that the Ready Capital Board determines to modify its regular quarterly dividend rate payable with respect to Ready Capital Common Stock, (ii) regular quarterly dividends payable with respect to any Ready Capital preferred stock, (iii) dividends or other distributions to Ready Capital or any subsidiary of Ready Capital by any direct or indirect subsidiary of Ready Capital, and (iv) without duplication of the amounts described in foregoing clauses (i), (ii) and (iii), dividends or other distributions necessary for Ready Capital to maintain its status as a REIT under the Code and avoid the imposition of income or excise tax.

The Trust
Pursuant to its governing documents, the Trust pays quarterly dividends to its shareholders subsequent to the end of each calendar quarter. Such quarterly dividends are calculated based upon the distributable income earned by the Trust during such calendar quarter, and the Trust’s shareholders are entitled to their pro-rata share of the distributable income, which is reduced by any fees any fees, including incentive fees payable to the Trust Advisor.
The Merger Agreement permits the Trust to pay, during the period prior to the Effective Time, (i) the Closing Dividend, (ii) the Quarterly Dividend Amount (which may not exceed an aggregate of $2.0 million), (iii) dividends or other distributions to the Trust by any directly or indirectly wholly owned subsidiary of the Trust, and (iv) without duplication of the amounts described in clauses (ii) and (iii), any dividends or other distributions necessary for the Trust to maintain its status as a REIT under the Code and avoid the imposition of income or excise tax. The payment in full of the Closing Dividend is a condition to the Trust’s obligation to consummate the Merger.
At least five business days prior to the Closing Date, the Trust will provide to Ready Capital a detailed calculation of the Closing Dividend. The Trust will provide reasonable access to the information and personnel as reasonably necessary for Ready Capital to review the Closing Dividend calculation. Within two business days of receipt of the of the Closing Dividend calculation, Ready Capital will deliver to the Trust either a written acceptance of the Closing Dividend calculation or a statement setting forth any proposed adjustments to the calculation. If Ready Capital proposes adjustments to the Closing Dividend calculation, the Parties will work in good faith to resolve their differences and agree upon the amount of the Closing Dividend. If the Trust and Ready Capital fail to reach such an agreement within two business days of the Trust’s receipt of Ready Capital’s proposed adjustment, an independent accounting firm mutually acceptable to the Trust and Ready Capital will make the final determination with respect to the amount of the Closing Dividend. The costs and expenses of the independent accounting firm will be split equally between the Parties.
The Combined Company
Following the Closing, Ready Capital expects that the Combined Company will continue Ready Capital’s current dividend policy for stockholders, subject to the discretion and authorization of the Ready Capital Board, which reserves the right to change the dividend policy of the Combined Company at any time and for any reason. See “Risk Factors — Risks Related to the Combined Company Following the Transactions” beginning on page 32.
Listing of Ready Capital Common Stock
It is a condition to the completion of the Merger that the shares of Ready Capital Common Stock issuable in connection with the Merger (including shares of Ready Capital Common Stock issuable pursuant to CVRs) be approved for listing on the NYSE, subject to official notice of issuance. Common Shares are not listed or traded on any securities exchange.

THE MERGER AGREEMENT
The following is a summary of the material terms of the Merger Agreement. This summary does not purport to be complete and may not contain all of the information about the Merger Agreement that is important to you. The summary of the material terms of the Merger Agreement below and elsewhere in this proxy statement/prospectus is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached to this proxy statement/prospectus as Annex A and is incorporated by reference into this proxy statement/prospectus. You are urged to read the Merger Agreement carefully and in its entirety because it, and not the description below or elsewhere in this proxy statement/prospectus, is the legal document that governs the Merger and the other Transactions contemplated by the Merger Agreement.
The Merger Agreement has been included in this proxy statement/prospectus to provide you with information regarding the terms of the Merger and the other Transactions contemplated by the Merger Agreement. It is not intended to provide you with any other factual or financial information about Ready Capital, the Trust or any of their respective affiliates or businesses. Information about Ready Capital and the Trust can be found elsewhere in this proxy statement/prospectus and, with respect to Ready Capital, in the other filings Ready Capital has made with the SEC, which are available without charge at http://www.sec.gov. See “Where You Can Find More Information and Incorporation by Reference” beginning on page 164.
The Merger
Pursuant to the Merger Agreement, subject to the satisfaction of the Closing conditions set forth in the Merger Agreement, the Trust will merge with and into Merger Sub, with Merger Sub continuing as the Surviving Company and as a wholly owned subsidiary of Ready Capital.
Closing; Effective Time of the Merger
The Closing will take place at 9:00 a.m., New York, New York time, on a date that is two business days after satisfaction or waiver of the Closing conditions set forth in the Merger Agreement, which are described under “Conditions to Complete the Transactions” beginning on page 110 (other than those conditions that by their nature are required to be satisfied or waived on the date of Closing, but subject to the satisfaction or valid waiver of such conditions) by means of a virtual closing through the electronic exchange of signatures.
The Merger will become effective upon such time as the articles of merger are filed with and accepted for record by the State Department of Assessments and Taxation of Maryland and the certificate of merger is filed with and accepted for record by the Secretary of State of the State of Delaware or at such later time as the Parties may jointly agree and designate in such certificate or articles of merger.
Consideration for the Merger
Overview
Pursuant to the terms of the Merger Agreement:
•
at the Effective Time, each outstanding Common Share will be converted into the right to receive (i) a number of shares of Ready Capital Common Stock equal to the Exchange Ratio and (ii) a number of CVRs equal to the Exchange Ratio; and

•
each RSU outstanding immediately prior to the Effective Time will vest and be cancelled and each holder thereof will receive a number of shares of Ready Capital Common Stock and CVRs in each case, equal to the product of (i) the total number of Common Shares subject to such award of RSUs as of immediately prior to the Effective Time (assuming such RSUs have vested in full) and (ii) the Exchange Ratio.

No certificates or scrips or shares representing fractional shares of Ready Capital Common Stock will be issued with respect to the Merger, and such fractional interests will not entitle the owner thereof to vote or to any other rights as a holder of such interests. Each holder of Common Shares who would otherwise have been entitled to receive a fraction of a share of Ready Capital Common Stock will be entitled to receive, in lieu thereof, cash, without interest, in an amount equal to (i) such fractional part of a share of Ready Capital Common Stock multiplied by (ii) the average of the volume weighted average prices of one share of Ready Capital Common Stock for the five consecutive trading days immediately prior to the date of the Closing as reported by Bloomberg L.P.
For the avoidance of doubt, the Closing Dividend is in addition to (and will not reduce) the right of holders of Common Shares to receive the Merger Consideration in full.
CVRs
Prior to the Effective Time, Ready Capital and the Rights Agent will enter into the CVR Agreement. Pursuant to the CVR Agreement and as part of the overall Merger Consideration, holders of Common Shares will receive CVRs representing the right to receive additional shares of Ready Capital Common Stock following the end of each of the four CVR Accrual Periods following the Closing (commencing with the period commencing on October 1, 2024 and ending December 31, 2025 and each of the three subsequent calendar years), based upon Proceeds received in respect of the Portfolio Loans during each of the CVR Accrual Periods, less certain costs and expenses incurred in those CVR Accrual Periods (“CVR Adjustments”).
Under the CVR Agreement, once Ready Capital has recovered its Ready Capital Priority Amount, Ready Capital will retain 40% of the Proceeds (net of any CVR Adjustments) received in that CVR Accrual Period in respect of the Portfolio Loans and CVR holders will be entitled to receive additional shares of Ready Capital Common Stock having a value (based on the Ready Capital Share Value) equal to the remaining 60% (also net of any CVR Adjustments). Certain legal expenses associated with specified litigation matters, in each case, comprising a CVR Adjustment, that are incurred in a CVR Accrual Period that cannot be fully offset against Proceeds will carry over to the following CVR Accrual Period.
Together with the shares of Ready Capital Common Stock issued after the end of a CVR Accrual Period, each CVR holder also will be entitled to receive (at Ready Capital’s election) either (i) a cash payment equal to the amount of any dividends or other distributions paid with respect to the number of whole shares of Ready Capital Common Stock received by such CVR holder in respect of the relevant CVR Accrual Period and having a record date on or after the Closing and a payment date prior to the relevant CVR Accrual Period settlement date or (ii) additional shares of Ready Capital Common Stock having a value (based on Ready Capital Share Value) equal to the cash payment in clause (i).
No fractional shares of Ready Capital Common Stock will be issued in respect of any CVRs, and any CVR holder that is entitled to receive a fraction of a share of Ready Capital Common Stock (taking into account all CVRs held by such holder) will instead receive cash with respect to any fractional share of Ready Capital Common Stock in an amount equal to the product of (i) such fractional part of a share of Ready Capital Common Stock multiplied by (ii) the average of the volume weighted average prices of one share of Ready Capital Common Stock for the five consecutive trading days immediately prior to the CVR issuance date.
Pursuant to the CVR Agreement, Ready Capital will be responsible for calculating the amount of consideration, if any, payable with respect to each CVR for each CVR Accrual Period pursuant to the terms of the CVR Agreement. The CVR Agreement provides for dispute resolution mechanisms in the event that the holders of the CVRs object to any of the calculations presented by Ready Capital pursuant to the CVR Agreement; however, to initiate such dispute resolution process action must be taken by holders of at least 30% of the outstanding CVRs.
CVRs will not represent any equity or ownership interest in Ready Capital or any of its affiliates and holders of CVRs will not have any voting, dividend or distribution rights. CVRs will not be transferrable by holders thereof except for certain limited circumstances set forth in the CVR Agreement, including as required by law or in connection with the death or liquidation of a holder.
A copy of the form of CVR Agreement to be executed prior to the Effective Time is attached as Exhibit D to the Merger Agreement.

Organizational Documents
At the Effective Time, the organizational documents of Merger Sub in effect immediately prior to the Effective Time will be the organizational documents of the Surviving Company, until thereafter amended, in accordance with their respective terms, the Merger Agreement (with respect to certain post-Closing indemnification obligations set forth therein) and applicable law. The Merger will not result in any changes to the Ready Capital Charter or Ready Capital Bylaws.
Officers of the Surviving Company
From and after the Effective Time, the officers of Merger Sub immediately prior thereto will be the officers of the Surviving Company, and such officers will serve until their successors have been duly elected or appointed and qualified or until their death or their resignation or removal in accordance with the organizational documents of the Surviving Company. The Merger will not result in any changes to the directors or officers of Ready Capital.
Tax Consequences
It is intended that, for U.S. federal income tax purposes, (i) the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code, and (ii) the Merger Agreement has been adopted as a “plan of reorganization” for purposes of Sections 354, 361 and 368 of the Code and Treasury Regulations Section 1.368-2(g) (clauses (i) and (ii), collectively, the “Intended Tax Treatment”). Unless otherwise required by a final determination within the meaning of Section 1313(a) of the Code (or a similar determination under applicable state or local law), the Parties will file all U.S. federal, state and local Tax Returns in a manner consistent with the Intended Tax Treatment, and no Party will take a position inconsistent with such treatment. Payment of the Merger Consideration under the Merger Agreement is subject to applicable withholding requirements.
Tax Withholding
Payment of the Merger Consideration under the Merger Agreement is subject to applicable withholding requirements. Ready Capital is, as of the date of the Merger Agreement, under no obligation to deduct or withhold any amounts payable pursuant to the Merger Agreement, and Ready Capital will notify the Trust and the Rights Agent under the CVR Agreement in writing upon any change in applicable law that requires deduction or withholding under the Merger Agreement. To the extent any deduction or withholding is required, the Parties shall cooperate in good faith to reduce or eliminate it.
RSUs will be net settled in respect of applicable withholding taxes.
No Dissenters’ or Appraisal Rights
No dissenters’ or appraisal rights will be available in connection with the Merger or the other Transactions.
Exchange Procedures
Ready Capital has appointed its existing transfer agent to act as the Exchange Agent for the exchange of Common Shares for the Merger Consideration in accordance with the Merger Agreement.
On or prior to the Effective Time, Ready Capital or Merger Sub will deposit, or cause to be deposited, with the Exchange Agent, for the benefit of the holders of Common Shares, for issuance in accordance with the Merger Agreement through the Exchange Agent, the cash and the number of shares of Ready Capital Common Stock and CVRs issuable to the holders of Common Shares immediately prior to the Effective Time pursuant to the Merger Agreement. Ready Capital will also deposit with the Exchange Agent, from time to time as needed, cash sufficient to pay any dividends and other distributions pursuant to the Merger Agreement and to make cash payments in lieu of fractional shares of Ready Capital Common Stock pursuant to the Merger Agreement. The Surviving Company will pay all charges and expenses, including those of the Exchange Agent, in connection with the exchange of Common Shares for the Merger Consideration and cash in lieu of any fractional shares.

As soon as practicable after the Effective Time, but in no event more than two business days after the date of the Closing, Ready Capital will instruct the Exchange Agent to mail or otherwise deliver a letter of transmittal to each record holder, as of immediately prior to the Effective Time, of Common Shares represented by a book-entry (“Book Entry Shares”). The letter of transmittal will advise the holder of the effectiveness of the Merger and the conversion of the holder’s Common Shares into the right to receive the Merger Consideration and specify (i) that delivery shall be effected, and risk of loss and title to the Book-Entry Shares will pass, only upon adherence to the procedures set forth in the letter of transmittal, and (ii) instructions for use in effecting the surrender of the Book-Entry Shares for payment of the Merger Consideration.
Upon the surrender to the Exchange Agent of Book-Entry Shares, together with the letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other customary documents as may be reasonably required by the Exchange Agent, the holder of such Book-Entry Shares will be entitled to receive in exchange therefor (i) the shares of Ready Capital Common Stock and CVRs comprising the Merger Consideration to which such holder is entitled (which shares of Ready Capital Common Stock and CVRs shall be in uncertificated book-entry form), and (ii) a check in the amount equal to the cash payable to such holder in lieu of any fractional shares of Ready Capital Common Stock and any dividends and other distributions in respect of the shares of Ready Capital Common Stock to be issued or paid. Surrendered share certificates will be cancelled and no interest will be paid or accrue on the applicable Merger Consideration.
If payment of the Merger Consideration is to be made to a person other than the record holder of shares of Ready Capital Common Stock, it will be a condition of payment that any shares surrendered to the Exchange Agent will be properly endorsed or will be otherwise in proper form for transfer and that the person requesting such payment will have paid any transfer and other taxes required by reason of the payment of the Merger Consideration to a person other than the registered holder of such shares surrendered or will have established to the satisfaction of the Surviving Company that such taxes either have been paid or are not applicable.
Representations and Warranties
The Merger Agreement contains representations and warranties of the Parties to the other Parties. The assertions embodied in those representations and warranties were made solely for purposes of the Merger Agreement and may be subject to important confidential disclosures and qualifications and limitations agreed to by the Parties in connection with negotiating the terms of the Merger Agreement. Accordingly, neither Ready Capital stockholders nor the Trust’s shareholders should rely on representations and warranties as characterizations of the actual state of facts or circumstances, and they should bear in mind that the representations and warranties were made solely for the benefit of the Parties, were negotiated for purposes of allocating contractual risk among the Parties to the Merger Agreement rather than to establish matters as facts, and may be subject to contractual standards of materiality that are different from those generally applicable to equity holders. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be reflected in public disclosures by Ready Capital. This description of the representations and warranties is included to provide information regarding the terms of the Merger Agreement.
Each Party’s representations and warranties are modified by a disclosure schedule containing more detailed information and, in some cases, exceptions to certain representations and warranties. In addition, the representations and warranties of Ready Capital are qualified by any information disclosed in Ready Capital’s filings with the SEC made after December 31, 2022 (excluding any forward-looking statement disclosures in such SEC filings).
In the Merger Agreement, the Trust made representations and warranties relating to, among other things:
•
due organization, valid existence, good standing (where relevant), and power and authority of the Trust and its subsidiaries to own, lease and, to the extent applicable, operate their respective properties and assets and to carry on their respective businesses as conducted as of the date of the Merger Agreement;

•
capital structure and capitalization of the Trust and its subsidiaries;

•
power and authority of the Trust and its subsidiaries to execute and deliver the Merger Agreement and perform their obligations thereunder;

•
absence of conflicts with, or violations or contraventions of the organizational documents of the Trust and its subsidiaries;

•
consents, approvals, or filings with third parties or governmental authorities required in connection with the execution and delivery of the Merger Agreement by the Trust or the consummation of the Transactions;

•
the financial statements and internal controls of the Trust and its subsidiaries;

•
absence of any material adverse effect, as defined below in the “Material Adverse Effect” section, with respect to the Trust and certain other changes, developments and events since January 1, 2024 through the date of the Merger Agreement;

•
the loans and other investments owned by the Trust and its subsidiaries;

•
liabilities affecting the Trust and its subsidiaries;

•
the accuracy of the information contained in this proxy statement/prospectus and supplied by or on behalf of the Trust for inclusion or incorporation by reference in this proxy statement/prospectus or the registration statement on Form S-4 pursuant to which the shares of Ready Capital Common Stock to be issued under the Merger Agreement are registered;

•
the Trust’s and each of its subsidiaries compliance with applicable laws, including anti-bribery laws, since December 31, 2019 and obtaining all necessary permits;

•
employee benefit plans and other labor and employment matters affecting the Trust and its subsidiaries;

•
certain tax matters affecting the Trust and its subsidiaries, including with respect to the REIT qualification of the Trust and certain of its subsidiaries;

•
certain litigation matters affecting the Trust and its subsidiaries;

•
intellectual property matters affecting the Trust and its subsidiaries;

•
real property owned or leased by the Trust and its subsidiaries;

•
the material contracts of the Trust and its subsidiaries, the enforceability of such material contracts and the absence of notice of any violations or defaults under, any such material contract;

•
the insurance policies maintained by the Trust and its subsidiaries;

•
receipt by the Special Committee of an opinion from Moelis;

•
absence of any undisclosed liability of the Trust or any of its subsidiaries for broker’s, finder’s or other similar fees;

•
the Trust Board’s actions to render any applicable takeover statutes inapplicable to the Merger; and

•
certain matters related to the Investment Company Act.

In the Merger Agreement, Ready Capital and Merger Sub made representations and warranties relating to, among other things:
•
due organization, valid existence, good standing (where relevant) and power and authority of Ready Capital and its subsidiaries to own, lease and, to the extent applicable, operate their respective properties and assets and to carry on their respective businesses as conducted as of the date of the Merger Agreement;

•
capital structure and capitalization of Ready Capital and its subsidiaries;

•
power and authority of Ready Capital and Merger Sub to execute and deliver the Merger Agreement and perform its obligations thereunder, and the power and authority of Ready Capital to execute and deliver the CVR Agreement and perform their respective obligations thereunder;

•
approval by the Ready Capital Board of the Merger Agreement, the CVR Agreement and the Transactions, and approval by the sole member of Merger Sub of the Merger Agreement and the Transactions;

•
absence of conflicts with, or violations or contraventions of, the organizational documents of Ready Capital or Merger Sub;

•
consents, approvals, or filings with third parties or governmental authorities required in connection with the execution and delivery of the Merger Agreement by Ready Capital and Merger Sub and the CVR Agreement by Ready Capital or the consummation of the Transactions;

•
Ready Capital’s SEC filings since December 31, 2022, financial statements, disclosure controls and procedures, internal controls, SEC correspondence and accounting or auditing practices;

•
absence of any material adverse effect, as defined below in the “Material Adverse Effect” section, with respect to Ready Capital and certain other changes, developments and events since January 1, 2024 through the date of the Merger Agreement;

•
the accuracy of the information contained in this proxy statement/prospectus and supplied by or on behalf of Ready Capital for inclusion or incorporation by reference in this proxy statement/prospectus or the registration statement on Form S-4 pursuant to which the shares of Ready Capital Common Stock to be issued under the Merger Agreement are registered;

•
Ready Capital’s and each Ready Capital subsidiary’s compliance with applicable laws since December 31, 2023 and obtaining all necessary permits;

•
certain tax matters affecting Ready Capital and its subsidiaries, including with respect to the REIT qualification of Ready Capital and certain of its subsidiaries;

•
lack of any actual, pending or threatened legal actions or governmental orders adverse to Ready Capital;

•
absence of any undisclosed liability of Ready Capital or its subsidiaries for broker’s, finder’s or other similar fees;

•
the Ready Capital Board’s actions to render any applicable takeover statutes inapplicable to the Merger;

•
certain matters related to the Investment Company Act;

•
the ownership of the Trust’s equity, or any right to acquire such ownership of equity by Ready Capital, its subsidiaries and their respective affiliates and associates; and

•
lack of any undisclosed material liabilities of Ready Capital and its subsidiaries.

The representations and warranties of the Parties to the Merger Agreement will expire upon the Effective Time.
Material Adverse Effect
Many of the representations and warranties of the Parties to the Merger Agreement are qualified by a “material adverse effect” standard (i.e., they will not be deemed to be untrue or incorrect unless their failure to be true and correct, individually or in the aggregate, would reasonably be expected to have a material adverse effect).
For the purposes of the Merger Agreement, “material adverse effect” with respect to either Ready Capital or the Trust means any fact, occurrence, state of fact, effect, change, event or development that, individually or in the aggregate, materially adversely effects (i) the financial condition, business, assets, properties or results of operations of such Party and its subsidiaries, taken as a whole, or (ii) the ability of such Party and its subsidiaries to consummate the Transactions before the End Date; provided, however, that no effect (by itself or aggregated with all other effects) directly or indirectly resulting from, arising out of, attributable to or related to any of the following shall be deemed to be or constitute or shall be taken into account when determining whether a material adverse effect has occurred or may or could occur:

•
any changes in general economic conditions or conditions in the global economy generally;

•
any changes in securities, credit, currency or other financial markets, including changes in interest or exchange rates and suspension of trading in securities;

•
conditions or changes in conditions in any industry in which the Party operates;

•
political conditions or changes in such conditions, acts of war, sabotage or terrorism;

•
natural disasters and weather conditions;

•
changes in laws or legal or regulatory conditions or changes in GAAP or other accounting standards (or the interpretation thereof);

•
unless otherwise permitted by the Merger Agreement, the announcement of the Merger Agreement or pendency or consummation of the Transactions;

•
the taking of any action expressly required by the Merger Agreement, or the taking of any action or failure to take any action at the written request of the other Party; and

•
changes in a Party’s stock price or trading volume or failure to meet analyst estimates or internal budgets, plans or forecasts.

The effects directly or indirectly resulting from, arising out of, attributable to or related to the matters described in the first through sixth bullet points above will be taken into account when determining whether a material adverse effect has occurred or may, would or could occur solely to the extent they materially disproportionately adversely affect the applicable Party and its subsidiaries, taken as a whole, as compared to other participants that conduct business in the regions in the world and in the industries in which the applicable Party and its subsidiaries conduct business.
Conduct of Business of the Trust Pending the Transactions
Pursuant to the Merger Agreement, between the date of the Merger Agreement and the earlier to occur of the Effective Time and the termination of the Merger Agreement pursuant to its terms (the “Interim Period’), the Trust will, and will cause each of its subsidiaries to, use commercially reasonable efforts to (i) conduct its business in all material respects in the ordinary course consistent with past practice, (ii) preserve substantially intact its present business organization and preserve its existing relationships with its key customers, service providers, suppliers, business relationships, vendors and counterparties and (iii) maintain the Trust’s status as a REIT, except (a) as disclosed in the Trust’s disclosure schedules, (b) as expressly permitted or required by the Merger Agreement, (c) as may be required by applicable law or (d) as otherwise consented to by Ready Capital in writing (which consent shall not be unreasonably withheld, delayed or conditioned).
Pursuant to the Merger Agreement, during the Interim Period, except (i) as disclosed in the Trust’s disclosure schedules, (ii) as expressly permitted or required by the Merger Agreement, (iii) as may be required by applicable law or (iv) as otherwise consented to by Ready Capital in writing, the Trust will not, and will not permit any of its subsidiaries to, take certain actions, including:
•
declaring dividends or making distributions (whether in cash, stock, property or otherwise), in respect of any outstanding equity interests in any of the Trust or any of its subsidiaries, except for:

•
the Closing Dividend;

•
the Quarterly Dividend Amount (which may not exceed an aggregate of $2.0 million);

•
dividends or other distributions to the Trust by any directly or indirectly wholly owned subsidiary of the Trust; or

•
without duplication of the last two foregoing bullets, any dividends or other distributions reasonably necessary for the Trust to maintain its status as a REIT under the Code and avoid the imposition of income or excise tax;

•
splitting, combining or reclassifying any equity interests (other than for transactions by a wholly owned subsidiary of the Trust);

•
purchasing, redeeming or otherwise acquiring, or offering to purchase, redeem or otherwise acquire, any equity interests in the Trust, except as required by the organizational documents of the Trust or any of its subsidiaries;

•
offering, issuing, granting, selling or proposing to issue, grant or sell any equity interests or any securities convertible into or exchangeable for, or any rights to acquire, any such equity interests;

•
amending or proposing to amend its organizational or governing documents in a manner that would reasonably be expected to adversely impact Ready Capital or prevent or delay the consummation of the Transactions;

•
waiving for any person, or exempt any person from, or establishing or increasing any Excepted Holder Limit (as defined in the Declaration of Trust) for any person with respect to, any of the restrictions on transfer and ownership of shares of beneficial interest of the Trust set forth in the Trust’s organizational documents;

•
merging, consolidating or combining with another entity (other than a wholly owned subsidiary of the Trust) or acquiring any assets of any business other than in the ordinary course consistent with past practice or in transactions between the Trust and a wholly owned subsidiary or among wholly owned subsidiaries of the Trust;

•
selling, leasing or otherwise disposing of, or agreeing to sell, lease or otherwise dispose of, any portion of its assets, other than (i) pursuant to an agreement in effect prior to the date of the Merger Agreement or (ii) that, if other than in the ordinary course of business, involve consideration that does not exceed $1,000,000 individually or $2,000,000 in the aggregate;

•
adopting a plan of complete or partial liquidation or dissolution other than such transactions among the Trust and any wholly owned subsidiary of the Trust or between or among wholly owned subsidiaries of the Trust;

•
materially changing its accounting principles, practices or methods, except as required by GAAP or applicable law;

•
subject to certain exceptions as specified in the Merger Agreement, make or change any material tax election, adopt or change any tax accounting period or material method of tax accounting, file any amended tax return if the filing of such amended tax return would result in a material increase in the taxes payable by the Trust or any of its subsidiaries, settle or compromise any material liability for taxes or any tax audit or other action relating to a material amount of taxes, enter into any closing or similar agreement with any tax authority, surrender any right to claim a material refund of taxes or agree to any extension or waiver of the statute of limitations with respect to a material amount of taxes;

•
paying or agreeing to pay any individual service provider any compensatory payment or benefit not required by any existing compensatory or benefit plan, establishing a new employee benefit plan or amending any such plan or arrangement if such amendment would have the effect of enhancing or increasing any benefits thereunder, or granting material compensation increases;

•
making any loans or investments or amending any material rights under any loan or investment except for transactions involving certain of the Trust’s loans and investments in the ordinary course and loans among the Trust and its wholly owned subsidiaries or among its wholly owned subsidiaries;

•
entering into, modifying, amending, assigning or terminating any material contracts, except for (i) contracts entered into in the ordinary course of business that would not reasonably be expected to prevent or materially delay the Transactions, (ii) contracts in connection with the making of loans or investments as permitted under the Merger Agreement, and (iii) any termination or renewal in accordance with the terms of any existing contract that occurs automatically;

•
other than any audit, claim or other proceeding in respect of taxes, settling or proposing to settle, any action;

•
placing in custody or trust, or otherwise delivering or committing to deliver, any amounts to fund any indemnification obligations or advancements of any expenses relating to such indemnification obligations, other than such advancements or reimbursements required by the Advisory Agreement, certain indemnification agreements contemplated by the Merger Agreement or the organizational documents of the Trust;
•
taking or failing to take any action that could cause reasonably be expected to cause the Trust or its subsidiaries to fail to qualify as a REIT, if applicable, or to cease to be treated as any of (i) a partnership or disregarded entity or (ii) a “qualified REIT subsidiary”, “taxable REIT subsidiary” or a “subsidiary REIT” under the applicable Code provisions, as the case may be;

•
other than in the ordinary course of business consistent with past practice, making or agreeing to make any new capital expenditure or expenditures that, individually, is in excess of $1,000,000 or, in the aggregate, are in excess of $2,000,000;

•
other than in the ordinary course of business consistent with past practice, incurring, creating, assuming, refinancing, replacing or prepaying in any material respects any indebtedness or any derivative financial instruments or arrangements, or issuing or selling any debt securities or calls, options, warrants or other rights to acquire any debt securities (directly, contingently or otherwise); provided, that the foregoing will not restrict the incurrence of indebtedness among the Trust and its subsidiaries or among the Trust’s subsidiaries or guarantees by the Trust of indebtedness of its subsidiaries or guarantees by such subsidiaries of the Trust or of other subsidiaries incurred in compliance with this provision;

•
entering into any new line of business;

•
taking or failing to take any action that would be reasonably expected to cause the Trust or its subsidiaries to be required to register as an investment company under the Investment Company Act; or

•
agreeing to or entering into any arrangement or understanding to take any action with respect to any of the foregoing.

Notwithstanding anything to the contrary in the Merger Agreement, nothing will prohibit the Trust or any of its subsidiaries from taking any action that, upon advice of counsel, is reasonably necessary for the Trust to (i) maintain its qualification as a REIT for any period ending on or prior to the Effective Time, (ii) avoid incurring entity level income or excise taxes, including making dividend or other distribution payments to the Trust’s shareholders or (iii) avoid being required to register as an investment company under the Investment Company Act; provided, that prior to taking any such action, the Trust will provide Ready Capital with reasonable advance notice and discuss such proposed action in good faith with Ready Capital.
Conduct of Business of Ready Capital Pending the Transactions
Pursuant to the Merger Agreement, during the Interim Period, Ready Capital will, and will cause each of its subsidiaries to, use commercially reasonable efforts to (i) conduct its business in all material respects in the ordinary course consistent with past practice, (ii) preserve substantially intact its present business organization and preserve its existing relationships with its partners, members, other investors, borrowers, lenders, vendors, and other key business relationships and (iii) maintain Ready Capital’s status as a REIT, except (a) as disclosed in Ready Capital’s disclosure schedules, (b) as expressly permitted or required by the Merger Agreement, (c) as may be required by applicable law or (d) as otherwise consented to by the Trust in writing (which consent shall not be unreasonably withheld, delayed or conditioned).
Pursuant to the Merger Agreement, during the Interim Period, except (i) as disclosed in Ready Capital’s disclosure schedules, (ii) as expressly permitted or required by the Merger Agreement, (iii) as may be required by applicable law or (iv) as otherwise consented to by the Trust in writing, Ready Capital will not, and will not permit any of its subsidiaries to, take certain actions, including:
•
declaring dividends or making distributions (whether in cash, stock, property or otherwise), in respect of any outstanding equity interests in any of Ready Capital or any of its subsidiaries, except for:

•
regular quarterly dividends payable on Ready Capital Common Stock consistent with past practice except to the extent that the Ready Capital Board determines to modify its regular quarterly dividend rate payable on Ready Capital Common Stock;

•
regular quarterly dividends payable in respect of Ready Capital’s preferred stock;

•
dividends or other distributions to Ready Capital or any of its subsidiaries by any directly or indirectly subsidiary of Ready Capital; or

•
without duplication of the foregoing bullets, dividends or other distributions reasonably necessary for Ready Capital to maintain its status as a REIT under the Code and avoid the imposition of income or excise tax;

•
splitting, combining or reclassifying any equity interests in Ready Capital;

•
materially amending or proposing to amend its organizational or governing documents in a way which would reasonably be expected to prevent or materially delay the consummation of the Transactions;

•
adopting a plan of complete or partial liquidation or dissolution;

•
materially changing its accounting principles, practices or methods, except as required by GAAP or applicable law;

•
taking or failing to take any action which would reasonably be expected to cause Ready Capital to fail to qualify as a REIT or any of its subsidiaries to cease to be treated as any of (i) a partnership or disregarded entity for U.S. federal income tax purposes or (ii) a Qualified REIT Subsidiary, a Taxable REIT Subsidiary or a subsidiary REIT under the applicable provisions of Section 856 of the Code, as the case may be;

•
taking any action, or failing to take any action, which would reasonably be expected to cause Ready Capital or any of its subsidiaries to be required to be registered as an investment company under the Investment Company Act;

•
issuing any shares of Ready Capital Common Stock or other equity security convertible into shares of Ready Capital Common Stock that would reasonably be expected to prevent or materially delay the consummation of the Transactions or require the approval of the holders of any shares of Ready Capital Common Stock; or

•
agreeing to or entering into any arrangement or understanding to take any action with respect to any of the foregoing.

Access to Information
Pursuant to the Merger Agreement, during the Interim Period, each of the Trust and Ready Capital will, and will cause each of their respective subsidiaries to, afford to the other Party and the other Party’s representatives reasonable access, during normal business hours and upon reasonable prior notice, to its respective officers, employees, and offices and to its books, records, contracts and documents and shall furnish reasonably promptly to the other Party and the other Party’s representatives such information concerning its and its subsidiaries’ business, properties, contracts, records and personnel as such other Party may reasonably request, including information about the Trust’s financing, hedging activities, portfolio risk and portfolio activities. Each of the Trust and Ready Capital will use commercially reasonable efforts to minimize any disruption to the businesses of the other Party that may result from the requests for access, data and information hereunder.
Agreement to Use Reasonable Best Efforts
Subject to the terms and conditions of the Merger Agreement, each Party will use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws to consummate the Transactions as soon as practicable after the date of the Merger Agreement, including:
•
preparing and filing or otherwise providing, in consultation with the other Party, and as promptly as practicable and advisable after the date of the Merger Agreement, all documentation to effect all necessary applications, notices, petitions, filings, and other documents and to obtain as promptly as practicable all waiting period expirations or terminations, consents, clearances, waivers, licenses, orders, registrations, approvals, permits, and authorizations necessary or advisable to be obtained from any third party or any governmental entity in order to consummate the Transactions;
•
taking all steps as may be necessary to obtain all such waiting period expirations or terminations, consents, clearances, waivers, licenses, registrations, permits, authorizations, orders and approvals; and

•
in connection with and without limitation of the foregoing, giving any required notices to third parties, and causing each of their respective subsidiaries and affiliates to use, commercially reasonable efforts to obtain any third-party consents that are necessary, proper or advisable to consummate the Transactions.

No Solicitation by the Trust; Competing Proposals
Competing Proposals
During the Interim Period, the Trust will, and will cause each of its subsidiaries and instruct and use commercially reasonable efforts to cause their respective representatives to, immediately:
•
cease any solicitations, discussions, negotiations or communications with any person that may be ongoing with respect to any Competing Proposal (any such persons and their affiliates and representatives being referred to as “Prior Trust Bidders”);

•
request the prompt return or destruction of all non-public information concerning the Trust or any of its subsidiaries previously furnished to any Prior Trust Bidder with whom a confidentiality agreement was entered into at any time within the one-year period preceding the date of the Merger Agreement;

•
cease providing any further information with respect the Trust or any Trust subsidiaries or any Competing Proposal to any Prior Trust Bidder; and

•
terminate all access granted to any Prior Trust Bidder to any physical or electronic data room.

During the Interim Period, the Trust will not, and will cause each of its subsidiaries and its and their respective officers not to, and shall instruct and use commercially reasonable efforts to cause its and their representatives not to, directly or indirectly:
•
initiate, solicit or knowingly encourage the making of a Competing Proposal;

•
in connection with any Competing Proposal, furnish any non-public information regarding the Trust or any of its subsidiaries, or access to the properties, assets or other non-public information of the Trust or any of its subsidiaries, to any third party;

•
engage in any discussions or negotiations with any person with respect to a Competing Proposal, subject to certain limited exceptions for ministerial acts that are not otherwise prohibited;

•
enter into any letter of intent or agreement in principle, or other agreement providing for a Competing Proposal or requiring the Trust to abandon, terminate or fail to consummate the Transactions;

•
withdraw, modify or qualify, or propose publicly to withdraw, modify or qualify, in a manner adverse to Ready Capital, the Trust Board Recommendation;

•
fail to include the Trust Board Recommendation in this proxy statement/prospectus or any amendment or supplement thereto; or

•
fail publicly to reaffirm without qualification the Trust Board Recommendation within ten business days after the written request of Ready Capital following a Competing Proposal that has been publicly announced (or such fewer number of days as remain prior to the Special Meeting, as it may be adjourned or postponed), provided that the Trust will be obligated to make such public reaffirmation only once per publicly announced Competing Proposal and no more than once for each instance where there is a material modification to the financial terms of a Competing Proposal that is publicly announced.

A “Competing Proposal” is defined as any proposal, inquiry, offer or indication of interest relating to any transaction or series of related transactions (other than transactions with Ready Capital or any of its subsidiaries) involving:
•
any acquisition or purchase by any person or group, directly or indirectly, of more than 20% of any class of outstanding voting or equity securities of the Trust, or any tender offer or exchange offer that, if consummated, would result in any person or group beneficially owning more than 20% of any class of outstanding voting or equity securities of the Trust;

•
any merger, consolidation, share exchange, business combination, venture, recapitalization, reorganization or other similar transaction involving the Trust and a person or group pursuant to which the Trust’s shareholders immediately preceding such transaction hold less than 80% of the equity interests in the surviving or resulting entity of such transaction; or

•
any sale, lease (other than in the ordinary course of business), exchange, transfer or other disposition to a person or group of more than 20% of the consolidated assets of the Trust and its subsidiaries (measured by the fair market value thereof).

Superior Proposals
The Trust, directly or indirectly through one or more of its representatives, may (i) engage in any discussions or negotiations with any person with respect to a Competing Proposal or (ii) furnish any non-public information regarding the Trust or its subsidiaries, or access to the properties, assets or employees of the Trust or its subsidiaries, to any person in connection with or in response to a Competing Proposal, with any person who has made a written, bona fide Competing Proposal that was not solicited at any time following the execution of the Merger Agreement; except that:
•
no non-public information that is prohibited from being furnished under certain provisions of the Merger Agreement may be furnished to such person or its representative until the Trust receives an executed acceptable confidentiality agreement from such person and any non-public information concerning the Trust or any of its subsidiaries that is provided to such third party (or its representatives) will, to the extent not previously provided to Ready Capital, be provided to Ready Capital as promptly as reasonably practicable after providing it to such person or its representatives; and

•
prior to taking any such actions, the Trust Board determines in good faith, after consultation with its financial advisors and outside legal counsel, that such Competing Proposal is, or could reasonably be expected to lead to, a Superior Proposal (as defined below).

A “Superior Proposal” is defined as a bona fide Competing Proposal (with all references to 20% in the definition thereof being deemed replaced with references to 50% and all references to 80% in the definition thereof being deemed to be replaced with references to 50%) by a third party, which the Trust Board (acting on the recommendation of the Special Committee) determines in good faith after consultation with the Trust’s outside legal and financial advisors and after taking into account relevant legal, financial, regulatory, estimated timing and other aspects of such proposal and the person or group making such proposal, would, if consummated in accordance with its terms, result in a transaction more favorable to the Trust’s shareholders than the Merger.
Notwithstanding the restrictions discussed above, the Trust Board may, at any time prior to the receipt of the required approval of the Merger by the Trust’s shareholders, make a Change of Recommendation in response to a bona fide written Competing Proposal from a third party that was not solicited and did not result from a material breach of the Merger Agreement if, prior to taking such action:
•
the Trust Board determines, after consultation with financial advisors and legal counsel, that such Competing Proposal is a Superior Proposal (taking into account any adjustment to the terms and conditions of the Merger proposed by Ready Capital in response to such Competing Proposal); and

•
the Trust has given notice to Ready Capital that the Trust intends to effect a Change of Recommendation (which notice will reasonably describe the reasons for such Change of Recommendation), and either (i) Ready Capital has not proposed revisions to the terms and conditions of the Merger Agreement prior to the fifth business day after the date on which such notice is given to Ready Capital, or (ii) if Ready Capital has, within the time period described in foregoing clause (i), proposed revisions to the terms and conditions of the Merger Agreement, the Trust Board, after consultation with its outside financial advisors and legal counsel, determines that the Competing Proposal remains a Superior Proposal with respect to Ready Capital’s revised proposal, except that each time material modifications to the financial terms of a Competing Proposal determined to be a Superior Proposal are made, the time period set forth in the Merger Agreement prior to which the Trust may change its Trust Board Recommendation or terminate the Merger Agreement shall be extended for two business days after notification of such change to Ready Capital.
The Trust will promptly advise Ready Capital in writing of the receipt of any Competing Proposal or any request for non-public information regarding the Trust or any of its subsidiaries by any third party that informs the Trust that it is considering making, or has made, a Competing Proposal (in each case within forty eight hours thereof). Such notice shall be made in writing and identify the person making the Competing Proposal or such request for non-public information and indicate the material terms and conditions of any Competing Proposals or inquiries, to the extent known. The Trust will also promptly notify Ready Capital in writing if it enters into discussions or negotiations concerning any Competing Proposal or provides non-public information to any person in accordance with the Merger Agreement, notify Ready Capital of any change to the financial and other material terms and conditions of any Competing Proposal and otherwise keep Ready Capital reasonably informed of the status and terms of any Competing Proposal on a reasonably current basis, including by providing a copy of all written proposals, offers, drafts of proposed agreements or correspondence relating thereto. Neither the Trust nor any Trust subsidiary shall, after the date of the Merger Agreement, enter into any confidentiality agreement or similar agreement that would prohibit it from providing this information to Ready Capital.
Trust Change in Recommendation
Notwithstanding the restrictions discussed above, the Trust Board may, at any time prior to the receipt of the required approval of the Merger by the Trust’s shareholders, other than in response to a Competing Proposal, make a Change of Recommendation in response to a Change in Circumstances (as defined below) if, prior to taking such action:
•
the Trust Board determines in good faith, after consultation with outside legal counsel, that, in light of such Change in Circumstances, the failure to take such action would be inconsistent with its legal duties as trustees under applicable law; and

•
the Trust has given notice to Ready Capital that the Trust intends to effect a Change of Recommendation (which notice will reasonably describe the reasons for such Change of Recommendation, including the Change in Circumstances), and either (i) Ready Capital has not have proposed revisions to the terms and conditions of the Merger Agreement prior to the fifth Business Day after the date on which such notice is given to Ready Capital, or (ii) if Ready Capital, within the period described in the foregoing clause (i), has proposed revisions to the terms and conditions of the Merger Agreement, the Trust Board, after consultation with its outside legal counsel, determines that such proposed changes do not eliminate the need for the Trust Board to effect a Change of Recommendation and that, in light of such Change in Circumstances, the failure to make a Change of Recommendation would be reasonably expected to be inconsistent with its legal duties as trustees under applicable law.

A “Change in Circumstances” is defined as any fact, event, change, development or circumstance not known or reasonably foreseeable by the Trust Board as of the date hereof, which becomes known to the Trust Board prior to the approval of the Merger by the Trust’s shareholders, excluding: (i) the receipt, existence or terms of a Competing Proposal, or any inquiry, indication of interest, proposal or offer that could reasonably be expected to lead to a Competing Proposal, or (ii) the fact (in and of itself) that the Trust meets or exceeds any internal or published forecasts or projections for any period (but the underlying causes or contributing factors resulting in the Trust meeting or exceeding such forecasts or projections will not be excluded from being considered a Change in Circumstances).
The Merger Agreement will not prohibit the Trust or the Trust Board, directly or indirectly through its representatives, from:

•
taking and disclosing to the Trust’s shareholders a position contemplated by Rule 14e-2(a) or Item 1012(a) of Regulation M-A promulgated under the Exchange Act; or

•
making any disclosure to the Trust’s shareholders that is required by applicable law or if the Trust Board (acting on the recommendation of the Special Committee) determines, after consultation with its outside legal counsel, that the failure to make such disclosure would reasonably be expected to be inconsistent with the trustees’ duties under applicable law, except that neither the Trust nor the Trust Board will be permitted to recommend that the Trust’s shareholders tender any securities in connection with any tender offer or exchange offer that is a Competing Proposal or otherwise effect a Trust change of recommendation with respect thereto. For the avoidance of doubt, issuance by the Trust or the Trust Board of a “stop, look and listen” or similar statement of a type contemplated by Rule 14d-9(f) promulgated under the Exchange Act will not constitute a Change of Recommendation.

During the Interim Period, neither the Trust nor any of its subsidiaries shall terminate, waive, amend or modify any provision of any standstill or confidentiality agreement to which the Trust or any of its subsidiaries is a party, except solely to allow the applicable third party to make a non-public Competing Proposal to the Trust Board.
Trust Shareholder Approval
The consummation of the Merger is conditioned on approval of the Merger by the Trust’s shareholders in accordance with the Trust’s organizational documents and applicable law.
Termination of Advisory Agreement
Simultaneously with the execution of the Merger Agreement, the Trust and the Trust Advisor entered into the Termination Agreement. Pursuant to the Termination Agreement, the Advisory Agreement will terminate effective as of the Effective Time. No termination fee or penalty will be paid in connection with the termination of the Advisory Agreement, provided that any unpaid management fees and expense reimbursements due and payable under the terms of the Advisory Agreement as of the Effective Time will be payable to the Trust Advisor following the Effective Time. Ready Capital is an express third-party beneficiary of the Termination Agreement. A copy of the Termination Agreement is attached as Exhibit A to the Merger Agreement.
Certain Tax Matters
All transfer, documentary, sales, use, stamp, registration and other such taxes and fees (including any penalties and interest) incurred in connection with the Merger Agreement (collectively, “Transfer Taxes”) will be paid by Ready Capital when due. Ready Capital will file all necessary tax returns and other documentation with respect to all such Transfer Taxes, and the Trust will cooperate as necessary with respect to the execution and filing of any such tax returns and other documentation.
Conditions to Complete the Transactions
Conditions to Each Party’s Obligations
The respective obligation of each Party to consummate the Transactions is subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any or all of which may be waived jointly by the Parties, in whole or in part, to the extent permitted by applicable law:
•
the approval of the Merger and the other Transactions by the Trust’s shareholders in accordance with the MRL and the organizational documents of the Trust;

•
no governmental entity having jurisdiction over any Party having issued any order, decree, ruling, injunction or other action that is in effect (whether temporary, preliminary or permanent) restraining, enjoining or otherwise prohibiting the consummation of any of the Transactions and no law (or interpretation thereof by a governmental entity) having been adopted that makes consummation of any of the Transactions illegal or otherwise prohibited; and

•
this registration statement of which this proxy statement/prospectus forms a part having been declared effective by the SEC under the Securities Act and no stop order suspending the effectiveness of the registration statement having been issued by the SEC and remains in effect, and no proceeding to that effect having been commenced or threatened.

Additional Conditions to Obligations of Ready Capital and Merger Sub
The obligations of Ready Capital and Merger Sub to consummate the Transactions are subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any or all of which may be waived exclusively by Ready Capital, in whole or in part, to the extent permitted by applicable law:
•
the representations and warranties regarding the Trust with respect to capital structure, authority and approvals being true and correct in all material respects as of the date of Closing, as though made on and as of the date of Closing (except that representations and warranties that speak as of a specified date will have been true and correct only as of such date);

•
all other representations and warranties regarding the Trust set forth in Article IV of the Merger Agreement being true and correct as of the date of Closing, as though made on and as of the date of Closing (except that representations and warranties that speak as of a specified date will have been true and correct only as of such date), except where the failure of such representations and warranties to be so true and correct (without regard to qualification or exceptions contained therein as to materiality or material adverse effect) has not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect;

•
the Trust has performed, or complied with, in all material respects all agreements and covenants required to be performed or complied with by it under the Merger Agreement on or prior to the Effective Time;

•
Ready Capital has received a certificate of the Trust signed by its chief executive officer, dated as of the date of Closing, confirming that certain conditions in the Merger Agreement have been satisfied;

•
Ready Capital has received a written opinion of Gibson, Dunn & Crutcher LLP (or other counsel to the Trust reasonably acceptable to Ready Capital), dated as of the date of Closing and in form and substance reasonably satisfactory to Ready Capital, to the effect that the Trust, commencing with its taxable year ended December 31, 2021, has been organized and, through the date of the Merger Agreement, operated in conformity with the requirements for qualification and taxation as a REIT, determined for this purpose as if the taxable-year of the Trust ended as of the Effective Time, under the Code, subject to customary exceptions, assumptions and qualifications;

•
since the date of the Merger Agreement, except as disclosed in the Trust’s disclosure schedules, there shall not have been any material adverse effect with respect to the Trust;

•
the Trust and its subsidiaries have, immediately prior to the Effective Time and after giving effect to any permitted distributions to the Trust’s shareholders, unrestricted cash and cash equivalents equal to not less than the sum of (i) $15,000,000 plus (ii) the amount of any Proceeds received by the Trust or any of its subsidiaries after September 30, 2024 and prior to the Closing; and

•
Ready Capital has received a written opinion of Alston, dated as of the date of Closing, to the effect that the Merger will qualify as a reorganization under the Code and the Trust and Ready Capital will each be a party to that reorganization within the meaning of the Code.

Additional Conditions to Obligations of the Trust
The obligation of the Trust to consummate the Transactions is subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any or all of which may be waived exclusively by the Trust (acting on the recommendation of the Special Committee), in whole or in part, to the extent permitted by applicable law:
•
the representations and warranties regarding Ready Capital and Merger Sub with respect to capital structure, authority and approvals being true and correct in all material respects as of the date of Closing, as though made on and as of the date of Closing (except that representations and warranties that speak as of a specified date will have been true and correct only as of such date);

•
all other representations and warranties regarding Ready Capital and Merger Sub set forth in Article V of the Merger Agreement being true and correct as of the date of Closing, as though made on and as of the date of Closing (except that representations and warranties that speak as of a specified date will have been true and correct only as of such date), except where the failure of such representations and warranties to be so true and correct (without regard to qualification or exceptions contained therein as to materiality or material adverse effect) has not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect;

•
Ready Capital and Merger Sub have each performed, or complied with, in all material respects all agreements and covenants required to be performed or complied with by them under the Merger Agreement on or prior to the Effective Time;

•
the Trust has received a certificate of Ready Capital signed by an executive officer of Ready Capital, dated as of the date of Closing, confirming that certain conditions in the Merger Agreement have been satisfied;

•
the Trust has received a written opinion of Alston, dated as of the date of Closing and in form and substance reasonably satisfactory to the Trust, to the effect that Ready Capital, commencing with its taxable year ended December 31, 2017, has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code and its actual method of operation has enabled Ready Capital to meet, through the Effective Time, the requirements for qualification and taxation as a REIT, and that its past, current and intended future organization and operations will permit Ready Capital to continue to qualify for taxation as a REIT for its taxable year which includes the Effective Time and thereafter, subject to customary exceptions, assumptions and qualifications;

•
the shares of Ready Capital Common Stock to be issued in the Transactions (including the shares of Ready Capital Common Stock issuable pursuant to the CVRs) have been approved for listing on the NYSE, subject to official notice of issuance;

•
since the date of the Merger Agreement, except as disclosed in Ready Capital’s disclosure schedules, there shall not have been any material adverse effect with respect to Ready Capital;

•
the Trust has received a written opinion of Gibson, Dunn & Crutcher LLP, dated as of the date of Closing, to the effect that the Merger will qualify as a reorganization under the Code and the Trust and Ready Capital will each be a party to that reorganization within the meaning of the Code;

•
the CVR Agreement has been executed and become effective as of the Effective Time; and

•
the Closing Dividend has been paid in full.

Termination of the Merger Agreement
The Merger Agreement may be terminated, and the Merger and the other Transactions contemplated in the Merger Agreement may be abandoned, at any time prior to the Effective Time, whether (except as expressly set forth below) before or after the approval of the Merger and other Transactions by the Trust’s shareholders has been obtained:
•
by the mutual written consent of the Trust and Ready Capital;

•
by either the Trust (upon approval of the Special Committee) or Ready Capital if:

(i)
any final, non-appealable, governmental order, decree, ruling injunction or other action permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger has been issued, or if any law has been adopted that makes the consummation of the Merger permanently illegal or otherwise prohibited;

(ii)
the Effective Time has not occurred on or before the End Date; provided, that if the registration statement of which this proxy statement/prospectus forms a part is declared effective by the SEC after February 14, 2025 and on or before April 15, 2025, the End Date will be 60 days following the date the registration statement is declared effective by the SEC, provided, that a Party will not have the right to terminate the Merger Agreement on these grounds if such Party’s breach of the Merger Agreement resulted in or caused the failure of the Effective Time to occur on or before the End Date;
(iii)
in the event of the breach of a covenant or agreement in the Merger Agreement by the other Party, or in the event that any representation or warranty of the other Party contained in the Merger Agreement fails to be true and correct, in a manner that would prevent any Closing condition of the terminating Party from being satisfied, and such breach cannot be, or has not been, cured (or is incapable of becoming true or does not become true) by the earlier of (a) the End Date and (b) the date that is thirty days after the delivery of written notice to the breaching Party of such breach or failure to be true and correct and the basis for such notice; provided, that a Party will not have the right to terminate the Merger Agreement on these grounds if it is also then in breach of the Merger Agreement in a manner that would also prevent any Closing condition from being satisfied; or

(iv)
the required approval of the Merger and the other Transactions by the Trust’s shareholders has not been obtained;

•
by Ready Capital, prior to receipt of the approval of the Merger and the other Transactions by the Trust’s shareholders, if the Trust, the Trust Board or the Special Committee have effected a Change of Recommendation; or

•
by the Trust (upon approval by the Special Committee), prior to receipt of the approval of the Merger and the other Transactions by the Trust’s shareholders, in order to authorize the entry into a definitive agreement (an “Alternative Acquisition Agreement”) in connection with a bona fide Superior Proposal (with such agreement being entered into substantially concurrently with the termination of the Merger Agreement), provided that such termination will not be effective unless the Trust concurrently pays or causes to be paid to Ready Capital the Termination Fee (as discussed in “Termination Fees and Expenses” below).

A terminating Party will provide written notice of termination to the other Party specifying with particularity the reason for such termination, and any termination will be effective immediately upon delivery of such written notice.
In the event of termination of the Merger Agreement by any Party, the Merger Agreement will become void and there will be no liability or obligation on the part of any Party except as set forth in the Merger Agreement; provided, however, that no such termination will relieve any Party from liability for any damages (including but not limited to, in the case of the Trust, the recovery by the Trust of damages based on the consideration that would have been payable to the Trust’s shareholders, which will be deemed to be damages of the Trust and recoverable by the Trust) for a willful and material breach of any term of the Merger Agreement, in which case the aggrieved Party will be entitled to all rights and remedies available at law or in equity, except in instances where a Termination Fee or Expense Reimbursement is paid to Ready Capital.
Termination Fees and Expenses
Expense Reimbursement
Generally, each Party will pay its own expenses related to the preparation of the Merger Agreement and the consummation of the Transactions, whether or not the Merger is consummated. However, if either Ready Capital or the Trust terminates the Merger Agreement due to the fact that the required approval of the Merger by the Trust’s shareholders has not been obtained, then the Trust will pay Ready Capital the Expense Reimbursement (up to a maximum amount of $1.0 million).
Termination Fees
The Trust will be required to pay Ready Capital the $4.0 million Termination Fee (less the amount of any Expense Reimbursement previously paid) under the following circumstances:
•
If Ready Capital terminates the Merger Agreement due to the fact that the Trust, the Trust Board or the Special Committee has effected a Change of Recommendation (no later than two business days after notice of termination of the Merger Agreement);

•
If the Trust terminates the Merger Agreement in order to authorize an alternative acquisition agreement in connection with a Superior Proposal (concurrently with notice of termination of the Merger Agreement);

•
If either the Trust or Ready Capital terminates the Merger Agreement due to the fact that the required approval of the Merger by the Trust’s shareholders has not been obtained following any Change of Recommendation (no later than two business days after notice of termination of the Merger Agreement); or

•
If either the Trust or Ready Capital terminates the Merger Agreement due to the fact that the required approval of the Merger by the Trust’s shareholders has not been obtained and both (i) on or before the date of the Special Meeting, a Competing Proposal was publicly announced or publicly disclosed and not withdrawn prior to such date (with references in the definition of Competing Proposal to “20%” or “80%” deemed to be references to “50%”) and (ii) within twelve months after the date of termination, the Trust or any of its subsidiaries consummates or enters into a definitive alternative agreement with respect to a Competing Proposal (no later than two business days after the earlier of the Trust entering into such definitive alternative agreement or consummation of such Competing Proposal).

In no event will Ready Capital be entitled to receive more than one payment of a Termination Fee or an Expense Reimbursement. If the Trust fails to promptly pay when due any Termination Fee or Expense Reimbursement, interest will accrue on such unpaid amount from the date such payment was required to be paid until the date of payment at the rate of 12% per annum. If, in order to obtain such payment, Ready Capital commences legal action that results in judgment for Ready Capital for such amount, the Trust will reimburse Ready Capital for its out-of-pocket costs and expenses (including reasonable attorneys’ fees and expenses) incurred in connection with such legal action up to $1,000,000 in the aggregate.
Directors’ and Officers’ Indemnification and Insurance
The governing documents of the Surviving Company will incorporate certain indemnification provisions set forth in the governing documents of the Trust.
The Surviving Company will, and Ready Capital will cause the Surviving Company to, indemnify, defend and hold harmless each person who was, at or prior to the Effective Time, a trustee, director, member, manager or officer of the Trust or any of its subsidiaries and the Trust’s advisor and affiliates, in each case, against and from all losses, claims, damages, costs, fines, penalties, expenses (including attorneys’ and other professionals’ fees and expenses), liabilities or judgments or amounts that are paid in settlement of, or incurred in connection with, any threatened or actual action based on or arising out of, in whole or in part, the fact that such person was a director, officer or employee of the Trust or any of its subsidiaries or the Trust’s advisor or an affiliate thereof.
On or prior to the date of the Closing, the Trust must purchase six-year “tail” D&O insurance policies in an amount and scope at least as favorable as the Trust’s policies in place as of the date of the execution of the Merger Agreement. The cost of the “tail” policies will be shared equally between Ready Capital and the Trust.
Amendment and Waiver
The Merger Agreement may only be amended by the Parties by action taken or authorized by their respective boards (in the case of the Trust Board, acting on the recommendation of the Special Committee), provided that after the approval of the Merger by the Trust’s shareholders, no amendment to the Merger Agreement may be made which by law would require further approval by the Trust’s shareholders without first obtaining such further approval. The Merger Agreement may not be amended except by an instrument in writing signed on behalf of each of the Trust, Ready Capital and Merger Sub.
At any time prior to the Effective Time, either the Trust (acting on the recommendation of the Special Committee), on the one hand, or Ready Capital and Merger Sub, on the other hand, may waive the other Party’s compliance with certain provisions of the Merger Agreement, to the extent legally allowed and except as otherwise set forth in the Merger Agreement.

Specific Performance
Each of the Parties will be entitled to seek an injunction or injunctions, or any other appropriate form of specific performance or equitable relief, to prevent breaches of the Merger Agreement and to enforce specifically the terms and provisions of the Merger Agreement in addition to any and all other remedies at law or in equity to which each is entitled.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES
The following is a summary of the material U.S. federal income tax consequences or considerations relating to (i) the Merger, (ii) the qualification and taxation of the Combined Company as a REIT, and (iii) the acquisition, holding and disposition of the Combined Company’s stock. This summary is based upon the Code, the regulations promulgated by the U.S. Treasury Department, or the Treasury Regulations, current administrative interpretations and practices of the IRS (including administrative interpretations and practices expressed in private letter rulings which are binding on the IRS only with respect to the particular taxpayers who requested and received those rulings), and judicial decisions, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences or considerations described below. No advance ruling has been or will be sought from the IRS regarding any matter discussed in this summary. The summary is also based upon the assumption that the operation of the Combined Company, and the operation of the Combined Company’s subsidiaries and other lower-tier and affiliated entities, including the Operating Partnership, will, in each case, be in accordance with such entity’s applicable organizational documents. This summary does not discuss (i) the impact that U.S. federal non-income tax, U.S. state and local taxes and taxes imposed by non-U.S. jurisdictions could have on the matters discussed in this summary, (ii) the Medicare contribution tax on net investment income or (iii) the tax consequences to holders of convertible debt, options, warrants or similar rights to purchase or acquire Common Shares. This summary is for general information only, and does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular stockholder in light of its investment or tax circumstances or to stockholders subject to special tax rules, such as:
•
U.S. expatriates;

•
persons who mark-to-market Common Shares or Ready Capital Common Stock;

•
subchapter S corporations;

•
U.S. stockholders (as defined below) whose functional currency is not the U.S. dollar;

•
financial institutions;

•
insurance companies;

•
broker-dealers;

•
RICs;

•
REITs;

•
trusts and estates;

•
persons who hold Common Shares or Ready Capital Common Stock on behalf of another person as nominees;

•
stockholders who receive Common Shares or Ready Capital Common Stock through the exercise of employee stock options or otherwise as compensation;

•
persons holding Common Shares or Ready Capital Common Stock as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;

•
persons subject to the alternative minimum tax provisions of the Code;

•
persons holding their interest in Common Shares or Ready Capital Common Stock through a partnership or similar pass-through entity;

•
persons holding a 10% or more (by vote or value) beneficial interest in Common Shares or Ready Capital Common Stock;

•
tax-exempt organizations, except to the extent discussed below in “— Taxation of Tax-Exempt U.S. Stockholders”;

•
stockholders subject to special tax accounting rules as a result of their use of “applicable financial statements” (within the meaning of Section 451(b)(3) of the Code); and

•
non-U.S. stockholders (as defined below), except to the extent discussed below in “Material U.S. Federal Income Tax Consequences of the Merger — U.S. Federal Income Tax Consequences of the Merger if the Merger Qualifies as a Reorganization” and “The Combined Company — Taxation of Non-U.S. Stockholders.”

This summary assumes that stockholders hold their stock as capital assets, which generally means as property held for investment.
For purposes of this discussion, a “U.S. stockholder” is a beneficial owner of Common Shares or Ready Capital Common Stock, as applicable, who, for U.S. federal income tax purposes, is:
•
a citizen or resident of the United States;

•
a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States or of a political subdivision thereof (including the District of Columbia);

•
an estate that is subject to U.S. federal income tax on its income regardless of its source; or

•
any trust if (i) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more United States persons have the authority to control all substantial decisions of the trust or (ii) it has a valid election in place to be treated as a United States person.

For purposes of this discussion, a “non-U.S. stockholder” is a beneficial owner of Common Shares or Ready Capital Common Stock, as applicable, who is neither a U.S. stockholder nor an entity that is treated as a partnership for U.S. federal income tax purposes. A tax-exempt organization is a U.S. person who is exempt from U.S. federal income tax under Sections 401(a) or 501(a) of the Code.
If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Common Shares (or, following the Merger, Ready Capital Common Stock), the U.S. federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. A partner of a partnership holding Common Shares or Ready Capital Common Stock should consult its tax advisor regarding the U.S. federal income tax consequences to the partner of the Merger and of the acquisition, ownership and disposition of Ready Capital Common Stock by the partnership.
THE PROVISIONS OF U.S. FEDERAL INCOME TAX LAW GOVERNING THE U.S. FEDERAL INCOME TAX TREATMENT OF THE MERGER, OF HOLDING AND DISPOSING OF READY CAPITAL COMMON STOCK OR READY CAPITAL PREFERRED STOCK, AND OF REITS GENERALLY ARE HIGHLY TECHNICAL AND COMPLEX AND DEPEND IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF SUCH COMPLEX PROVISIONS OF U.S. FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. IN ADDITION, THE U.S. FEDERAL INCOME TAX TREATMENT OF THE MERGER AND OF HOLDING READY CAPITAL COMMON STOCK OR READY CAPITAL PREFERRED STOCK TO ANY PARTICULAR STOCKHOLDER WILL DEPEND ON THE STOCKHOLDER’S PARTICULAR TAX CIRCUMSTANCES. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES TO YOU, IN LIGHT OF YOUR PARTICULAR INVESTMENT OR TAX CIRCUMSTANCES, OF THE MERGER AND OF ACQUIRING, HOLDING, AND DISPOSING OF READY CAPITAL COMMON STOCK OR READY CAPITAL PREFERRED STOCK.
Material U.S. Federal Income Tax Consequences of the Merger
U.S. Federal Income Tax Consequences of the Merger
It is a condition to the completion of the Merger that Gibson, Dunn & Crutcher LLP and Alston, respectively, each render an opinion to the Trust and Ready Capital, respectively, to the effect that (i) the Merger will qualify as a reorganization under, and within the meaning of, Section 368(a) of the Code, and (ii) the Trust and Ready Capital will each be a party to that reorganization within the meaning of Section 368(b) of the Code. Such opinions will be subject to customary exceptions, assumptions and qualifications, and will be based on representations made by the Trust and Ready Capital regarding factual matters and covenants undertaken by the Trust and Ready Capital. If any assumption or representation is inaccurate in any way, or any covenant is not complied with, the tax consequences of the Merger could differ from those described in the tax opinions and in this discussion. These tax opinions represent the legal judgment of counsel rendering the opinion and are not binding on the IRS or the courts. No ruling from the IRS has been or is expected to be requested in connection with the Merger, and there can be no assurance that the IRS would not assert, or that a court would not sustain, a position contrary to the conclusions set forth in the tax opinions.
Provided the Merger is treated as a reorganization within the meaning of Section 368(a) of the Code, the U.S. federal income tax consequences of the Merger will be as follows:
•
Ready Capital and the Trust will not recognize any gain or loss as a result of the Merger.

•
A U.S. stockholder of Common Shares will generally not recognize capital gain or loss for U.S. federal income tax purposes upon receipt of Ready Capital Common Stock in exchange for shares of Common Shares in connection with the Merger, except with respect to cash received in lieu of fractional shares of Ready Capital Common Stock, as discussed below.

•
A U.S. stockholder will have an aggregate tax basis in Ready Capital Common Stock it receives in the Merger equal to the U.S. stockholder’s aggregate tax basis in its Common Shares surrendered pursuant to the Merger, reduced by the portion of the U.S. stockholder’s tax basis in its Common Shares surrendered in the Merger that is allocable to a fractional share of Ready Capital Common Stock. If a U.S. stockholder acquired any of its shares of Common Shares at different prices and/or at different times, Treasury Regulations provide guidance on how such U.S. stockholder may allocate its tax basis to shares of Ready Capital Common Stock received in the Merger. U.S. stockholders that hold multiple blocks of Common Shares should consult their tax advisors regarding the proper allocation of their basis among shares of Ready Capital Common Stock received in the Merger under these Treasury Regulations.

•
The holding period of the shares of Ready Capital Common Stock received by a U.S. stockholder in connection with the Merger will include the holding period of Common Shares surrendered in connection with the Merger.

•
Cash received by a U.S. stockholder in lieu of a fractional share of Ready Capital Common Stock in the Merger will be treated as if such fractional share had been issued in connection with the Merger and then redeemed by Ready Capital, and such U.S. stockholder generally will recognize capital gain or loss with respect to such cash payment, measured by the difference, if any, between the amount of cash received and the U.S. stockholder’s tax basis in such fractional share. Such capital gain or loss will be long-term capital gain or loss if the U.S. stockholder’s holding period in respect of such fractional share is greater than one year. Non-corporate U.S. stockholders are generally subject to tax on long-term capital gains at reduced rates under current law. The deductibility of capital losses is subject to limitations.

•
A non-U.S. stockholder will be treated in the same manner as if such person were a U.S. stockholder, as described above, provided that any amounts that are treated pursuant to the discussion above as capital gain generally will not be subject to U.S. federal income tax or withholding tax, unless: (A) the gain is effectively connected with the non-U.S. stockholder’s conduct of a trade or business in the United States (and, if the non-U.S. holder is entitled to the benefits of an applicable income tax treaty with the United States with respect to that gain, that gain is attributable to a permanent establishment maintained by the non-U.S. holder in the United States); or (B) the non-U.S. stockholder is an individual who is present in the United States for 183 days or more during the taxable year in which the gain is recognized and certain other conditions are met. Any income or gain that is effectively connected with the non-U.S. stockholder’s conduct of a trade or business in the United States (or so treated) generally will be subject to U.S. federal income tax, net of certain deductions, at regular U.S. federal income tax rates. If a non-U.S. holder is a corporation, its earnings and profits that are attributable to the effectively connected income (subject to certain adjustments) may be subject to an additional U.S. branch profits tax at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty). Any gain described in clause (B) above (net of certain U.S.-source losses)

will be taxed at a flat rate of 30% (or such lower rate as may be specified by an applicable income tax treaty). In addition, subject to certain exceptions, non-U.S. stockholders (other than certain qualified foreign pension funds) could incur tax under the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”) with respect to the Merger if Common Shares were “United States real property interests” (within the meaning of FIRPTA) (“USRPIs”). Generally, shares of a “United States real property holding corporation” (as defined in the Code) (“USRPHC”) are USRPIs. If at least 50% of a REIT’s assets are USRPIs, then the REIT will be a USRPHC. We cannot provide any assurance that Common Shares will not be considered USRPIs at the time of the Merger. NON-U.S. STOCKHOLDERS ARE URGED TO CONSULT WITH THEIR OWN TAX ADVISORS REGARDING THE TAX CONSEQUENCES TO THEM OF THE MERGER.
Certain Reporting Requirements
A U.S. stockholder of Common Shares who receives Ready Capital Common Stock as a result of the Merger will be required to retain records pertaining to the Merger. Each holder of Common Shares who is required to file a U.S. tax return and who is a “significant holder” that receives Ready Capital Common Stock in the Merger will be required to file a statement with the holder’s U.S. federal income tax return setting forth such holder’s basis in Common Shares surrendered and the fair market value of the Merger Consideration received in the Merger and certain other information. A significant holder is a holder of Common Shares who, immediately before the Merger, owned at least 1% (by vote or value) of the outstanding stock of the Trust or had a basis in the Trust’s non-stock securities of at least $1,000,000. U.S. stockholders should consult their tax advisors as to whether they may be treated as a “significant holder.”
Backup Withholding
Certain U.S. stockholders of Common Shares may be subject to backup withholding of U.S. federal income tax with respect to any cash received, including in lieu of fractional shares of Ready Capital Common Stock, pursuant to the Merger. Backup withholding generally will not apply, however, to a U.S. stockholder of Common Shares that furnishes a correct taxpayer identification number and certifies that it is not subject to backup withholding on IRS Form W-9 or is otherwise exempt from backup withholding and provides appropriate proof of the applicable exemption. Backup withholding is not an additional tax, and any amounts withheld will be allowed as a refund or credit against the holder’s U.S. federal income tax liability, if any, provided that the holder timely furnishes the required information to the IRS.
Tax Liabilities and Attributes After the Merger
The Combined Company generally will take a carryover basis and holding period in the assets transferred in connection with the Merger. The Combined Company will generally be responsible for all of the Trust’s liabilities (as well as continuing to be responsible for all of Ready Capital’s liabilities) including any unpaid taxes (and penalties and interest, if any), whether as a result of a failure by the Trust or Ready Capital to distribute all of their taxable income in any tax period, including the short taxable period ending on the date of the Merger, or taxes that might otherwise be due and payable by the Trust or Ready Capital. In addition to the Combined Company inheriting such tax liabilities, if the Trust or Ready Capital has failed or fails to qualify as a REIT for any period prior to the Merger, the amount of the Trust’s tax liabilities inherited by the Combined Company as a result of the Merger (or the liabilities of Ready Capital being retained) could be substantial. In addition, should the Trust’s or Ready Capital’s disqualifying activities continue after the Merger, the Combined Company could fail to qualify as a REIT after the Merger. Even if the Combined Company retains its REIT qualification, if the Trust has not qualified as a REIT or loses its REIT qualification for a taxable year before the Merger or that includes the Merger and no relief is available, in addition to the exposure to increased income tax liabilities being inherited from the Trust (or retained by Ready Capital), the Combined Company could face the following adverse income tax or other economic consequences, including consequences that could substantially reduce its cash available for distribution to its shareholders:
•
The Combined Company could be precluded, pursuant to rules governing “successor REITs”, from qualifying as a REIT until the fifth taxable year following the year for which the REIT qualification originally terminated, and, in such circumstances, the Combined Company would be treated as a regular corporation taxable under subchapter C chapter 1 of the Code in the interim;

•
The Combined Company generally would be subject to tax on the built-in gain on each asset of the Trust existing at the time of the Merger if the Combined Company were to dispose of the Trust asset during the five-year period following the Merger; and

•
The Combined Company would succeed to any earnings and profits accumulated by the Trust for taxable periods during which the Trust did not qualify as a REIT, and the Combined Company would be required to pay a special distribution and/or employ applicable deficiency dividend procedures (including penalties and interest payments to the IRS) to eliminate any such earnings and profits (or if the Combined Company does not timely distribute those earnings and profits, the Combined Company could fail to qualify as a REIT).

Tax Opinion from Counsel Regarding REIT Qualification of Ready Capital
It is a condition to the obligation of the Trust to complete the Merger that the Trust receive an opinion of Alston to the effect that, commencing with Ready Capital’s taxable year ended December 31, 2017, Ready Capital has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code and its actual method of operation has enabled Ready Capital to meet, through the Effective Time, the requirements for qualification and taxation as a REIT under the Code, and that its past, current and intended future organization and operations will permit it to continue to qualify for taxation as a REIT under the Code for its taxable year which includes the Effective Time and thereafter. The opinion of Alston will be subject to customary exceptions, assumptions and qualifications and will be based on customary representations made by Ready Capital and the Operating Partnership regarding factual matters. This opinion will not be binding on the IRS or the courts. Qualification and taxation as a REIT depend upon the ability of Ready Capital to meet, through actual annual (or, in some cases, quarterly) operating results, requirements relating to gross income, asset ownership, distribution levels and diversity of share ownership, and the various REIT qualification requirements imposed under the Code. Given the complex nature of the REIT qualification requirements and the ongoing importance of factual determinations, there can be no assurance that the actual operating results of Ready Capital will satisfy the requirements for taxation as a REIT under the Code for any particular taxable year.
The Combined Company intends to continue to operate in a manner to qualify as a REIT following the Merger, but there is no guarantee that it will qualify or remain qualified as a REIT. Qualification and taxation as a REIT depend upon the ability of the Combined Company to meet, through actual annual (or, in some cases, quarterly) operating results, requirements relating to gross income, asset ownership, distribution levels and diversity of share ownership, and the various REIT qualification requirements imposed under the Code. Given the complex nature of the REIT qualification requirements, the ongoing importance of factual determinations and the possibility of future changes in the circumstances of the Combined Company, there can be no assurance that the actual operating results of the Combined Company will satisfy the requirements for taxation as a REIT under the Code for any particular tax year.
Tax Opinion from Counsel Regarding REIT Qualification of the Trust
It is a condition to the obligation of Ready Capital to complete the Merger that Ready Capital receive an opinion of Gibson, Dunn & Crutcher LLP to the effect that, commencing with the Trust’s taxable year ended December 31, 2021, the Trust has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code and its actual method of operation has enabled the Trust to meet, through the Effective Time, the requirements for qualification and taxation as a REIT under the Code. The opinion of Gibson, Dunn & Crutcher LLP will be subject to customary exceptions, assumptions and qualifications and will be based on representations made by the Trust regarding factual matters.
This opinion will not be binding on the IRS or the courts. Qualification and taxation as a REIT depend upon the ability of the Trust to meet, through actual annual (or, in some cases, quarterly) operating results, requirements relating to gross income, asset ownership, distribution levels and diversity of share ownership, and the various REIT qualification requirements imposed under the Code. Given the complex nature of the REIT qualification requirements and the ongoing importance of factual determinations, there can be no assurance that the actual operating results of the Trust will satisfy the requirements for taxation as a REIT under the Code for any particular taxable year.

The foregoing discussion of U.S. federal income tax consequences is for general information purposes only and is not intended to constitute a complete description of all tax consequences relating to the Merger. Tax matters are very complicated, and the tax consequences of the Merger to you will depend upon the facts of your particular situation. Because individual circumstances may differ, stockholders should consult their tax advisors regarding the applicability the rules discussed above and the particular tax effects of the Merger to their situation, including the application of state, local and foreign tax laws.
The Combined Company
In General
Ready Capital elected to be taxed as a REIT under the Code commencing with its taxable year ended December 31, 2011. Ready Capital believes that it has been organized and has operated in a manner that has enabled it to qualify as a REIT, and the Combined Company, also referred to in this section as Ready Capital, intends to continue to operate in a manner that will allow it to continue to qualify for taxation as a REIT under the Code.
As described above, in connection with the Merger, Alston will issue an opinion regarding the REIT qualification of Ready Capital. It must be emphasized that the opinion of Alston is based on various assumptions relating to Ready Capital’s organization and operation, including that all factual representations and statements set forth in all relevant documents, records and instruments are true and correct, all actions described in this proxy statement/prospectus are completed in a timely fashion and that Ready Capital and the Trust will at all times operate in accordance with the method of operation described in their organizational documents and this document. Additionally, the opinion of Alston will be conditioned upon factual representations and covenants made by Ready Capital’s management in a certificate of representations regarding Ready Capital’s organization, assets, present and future conduct of its business operations and other items regarding its ability to continue to meet the various requirements for qualification as a REIT, and assumes that such representations and covenants are accurate and complete and that Ready Capital will take no action that could adversely affect its qualification as a REIT. In addition, to the extent Ready Capital makes certain investments, such as investments in mortgage loan securitizations, the accuracy of such opinions will also depend on the accuracy of certain opinions rendered to Ready Capital in connection with such transactions. While Ready Capital believes it is organized and intends to continue to operate so that it will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations and the possibility of future changes in Ready Capital’s circumstances or applicable law, no assurance can be given by Alston or Ready Capital that Ready Capital will so qualify for any particular year. Alston will have no obligation to advise the Combined Company or the holders of Ready Capital Common Stock of any subsequent change in the matters stated, represented or assumed or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the IRS, or any court, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions. Alston’s opinions will not foreclose the possibility that Ready Capital or the Combined Company may have to utilize one or more REIT savings provisions discussed below, which could require the payment of a deficiency dividend or an excise or penalty tax (which could be significant in amount) in order to maintain REIT qualification.
Qualification and taxation as a REIT depend on the Combined Company’s ability to meet, on a continuing basis, through actual results of operations, distribution levels, diversity of share ownership and various qualification requirements imposed upon REITs by the Code, the compliance with which will not be reviewed by Alston. In addition, the Combined Company’s ability to qualify as a REIT may depend in part upon the operating results, organizational structure and entity classification for U.S. federal income tax purposes of certain entities in which it invests, which entities have not been reviewed by Alston. The Combined Company’s ability to qualify as a REIT also requires that it satisfy certain asset and income tests, some of which depend upon the fair market values of assets directly or indirectly owned by the Combined Company or which serve as security for loans made by it. Such values may not be susceptible to a precise determination. Accordingly, no assurance can be given that the actual results of the Combined Company’s operations for any taxable year will satisfy the requirements for qualification and taxation as a REIT.

Taxation of REITs in General
As indicated above, qualification and taxation as a REIT depend on Ready Capital’s ability to meet, on a continuing basis, through actual results of operations, distribution levels, diversity of share ownership and various qualification requirements imposed upon REITs by the Code. The material qualification requirements are summarized below, under “— Requirements for Qualification as a REIT.” While Ready Capital believes that it has been operated so as to qualify as a REIT, and the Combined Company will continue to operate so that it qualifies as a REIT, no assurance can be given that the IRS will not challenge Ready Capital’s qualification as a REIT or that Ready Capital will be able to continue to operate in accordance with the REIT requirements in the future. See “— Failure to Qualify as a REIT.”
Provided that Ready Capital qualifies as a REIT, Ready Capital will generally be entitled to a deduction for dividends that it pays and, therefore, will not be subject to U.S. federal corporate income tax on Ready Capital’s net taxable income that is currently distributed to Ready Capital’s stockholders. This treatment substantially eliminates the “double taxation” with respect to distributed income at the corporate and stockholder levels that results generally from investment in a corporation. Rather, income generated by a REIT and distributed to its stockholders generally is taxed only at the stockholder level, upon a distribution of dividends by the REIT. See “— Taxation of Taxable U.S. Stockholders.”
U.S. stockholders who are individuals are generally taxed on qualifying corporate dividends at a maximum rate of 20% (the same as long-term capital gains), thereby substantially reducing, though not completely eliminating, the double taxation that has historically applied to corporate dividends. With limited exceptions, however, dividends received by individual U.S. stockholders from entities that are taxed as REITs are not eligible for the reduced qualified dividend rate. However, for taxable years beginning before January 1, 2026, non-corporate U.S. taxpayers may deduct up to 20% of certain qualified business income, including “qualified REIT dividends” (generally, dividends received by a REIT stockholder that are not designated as capital gain dividends or qualified dividend income), subject to certain limitations. U.S. individual and certain other non-corporate U.S. stockholders may also be subject to an additional Medicare tax at a rate of 3.8%.
Even if Ready Capital qualifies for taxation as a REIT, however, Ready Capital will be subject to U.S. federal income taxation as follows:
•
Ready Capital will be taxed at regular U.S. federal corporate income tax rates on any undistributed income, including undistributed net capital gains.

•
Ready Capital and its TRSs may not use net operating losses generated beginning in 2021 to offset more than 80% of its or its TRSs’ taxable income (prior to the application of the dividends paid deduction). Net operating losses generated beginning in 2021 can be carried forward indefinitely but can no longer be carried back.

•
If Ready Capital has net income from prohibited transactions, which are, in general, sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax. See “— Requirements for Qualification as a REIT — Prohibited Transactions” and “— Requirements for Qualification as a REIT — Foreclosure Property” below.

•
If Ready Capital elects to treat property that Ready Capital acquires in connection with a foreclosure of a mortgage loan or from certain leasehold terminations as “foreclosure property,” Ready Capital may thereby avoid the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction) but the net income from the sale or operation of the property not qualifying for purposes of the REIT gross income tests discussed below would be subject to U.S. federal corporate income tax at the highest applicable rate.

•
If Ready Capital derives “excess inclusion income” from an interest in certain mortgage loan securitization structures (i.e., from a taxable mortgage pool or a residual interest in a REMIC), Ready Capital could be subject to U.S. federal income tax at the highest applicable corporate income tax rate to the extent that such income is allocable to specified types of tax-exempt stockholders known as “disqualified organizations” that are not subject to UBTI. Similar rules may apply if Ready Capital owns an equity interest in a taxable mortgage pool through a subsidiary REIT of the

Operating Partnership. To the extent that Ready Capital owns a REMIC residual interest or a taxable mortgage pool through a TRS, Ready Capital will not be subject to this tax directly, but will indirectly bear such tax economically as the shareholder of such TRS. See “— Requirements for Qualification as a REIT — Excess Inclusion Income” below.
•
If Ready Capital fails to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but nonetheless maintain Ready Capital’s qualification as a REIT because other requirements are met, Ready Capital will be subject to a 100% tax on an amount equal to (a) the greater of (1) the amount by which Ready Capital fails the 75% gross income test or (2) the amount by which Ready Capital fails the 95% gross income test, as the case may be, multiplied by (b) a fraction intended to reflect Ready Capital’s profitability.

•
If Ready Capital fails to satisfy any of the REIT asset tests, as described below, other than a failure of the 5% or 10% asset tests that does not exceed a statutory de minimis amount as described more fully below, but Ready Capital’s failure is due to reasonable cause and not due to willful neglect and Ready Capital nonetheless maintains Ready Capital’s REIT qualification because of specified cure provisions, Ready Capital will be required to pay a tax equal to the greater of $50,000 or the highest applicable corporate income tax rate multiplied by the net income generated by the non-qualifying assets during the period in which Ready Capital failed to satisfy the asset tests.

•
If Ready Capital fails to satisfy any provision of the Code that would result in Ready Capital’s failure to qualify as a REIT (other than a gross income or asset test requirement) and the violation is due to reasonable cause and not due to willful neglect, Ready Capital may retain Ready Capital’s REIT qualification but will be required to pay a penalty of $50,000 for each such failure.

•
If Ready Capital fails to distribute during each calendar year at least the sum of (a) 85% of Ready Capital’s REIT ordinary income for such year, (b) 95% of Ready Capital’s REIT capital gain net income for such year and (c) any undistributed taxable income from prior periods (the foregoing sum is referred to as the required distribution), Ready Capital will be subject to a 4% excise tax on the excess of the required distribution over the sum of (1) the amounts actually distributed (taking into account excess distributions from prior years), plus (2) retained amounts on which income tax is paid at the corporate level. Ready Capital has paid this excise tax with respect to certain taxable years.

•
Ready Capital may be required to pay monetary penalties to the IRS in certain circumstances, including if Ready Capital fails to meet record-keeping requirements intended to monitor Ready Capital’s compliance with rules relating to the composition of Ready Capital’s stockholders, as described below in “— Requirements for Qualification as a REIT.”

•
A 100% excise tax may be imposed on some items of income and expense that are directly or constructively paid between Ready Capital and any TRSs Ready Capital may own if and to the extent that the IRS successfully adjusts the reported amounts of these items.

•
If Ready Capital acquires appreciated assets from a C corporation that is not a REIT in a transaction in which the adjusted tax basis of the assets in Ready Capital’s hands is determined by reference to the adjusted tax basis of the assets in the hands of the non-REIT corporation, it will be subject to tax on such appreciation at the highest corporate income tax rate then applicable on any gain from the disposition of such assets to the extent of the excess of the fair market value of the assets on the date they were acquired by Ready Capital over the basis of such assets on such date if Ready Capital disposes of the assets during the 5-year period following their acquisition from the C corporation. The results described in this paragraph assume that the C corporation will not elect, in lieu of this treatment, to be subject to an immediate tax when the asset is acquired by Ready Capital.

•
Ready Capital may elect to retain and pay U.S. federal income tax on Ready Capital’s net long-term capital gain. In that case, a stockholder would include its proportionate share of Ready Capital’s undistributed long-term capital gain (to the extent Ready Capital makes a timely designation of such gain to the stockholder) in its income, and would be allowed a credit for its proportionate share of the tax that Ready Capital paid, and an adjustment would be made to increase the stockholder’s basis in Ready Capital Common Stock by the difference between (i) the amounts of capital gain that Ready Capital designated and that the shareholder included in their taxable income, minus (ii) the tax that Ready Capital paid with respect to that income.

•
Ready Capital may have subsidiaries or own interests in other lower-tier entities that are domestic C corporations treated as TRSs, the earnings of which would be subject to U.S. federal corporate income tax.

In addition, Ready Capital may be subject to a variety of taxes other than U.S. federal income tax, including state, local and foreign income, franchise property and other taxes. Ready Capital could also be subject to tax in situations and on transactions not presently contemplated.
Requirements for Qualification as a REIT
The Code defines a REIT as a corporation, trust or association:
•
that is managed by one or more trustees or directors;

•
the beneficial ownership of which is evidenced by transferable stock or by transferable certificates of beneficial interest;

•
that would be taxable as a domestic corporation but for the special Code provisions applicable to REITs;

•
that is neither a financial institution nor an insurance company subject to specific provisions of the Code;

•
the beneficial ownership of which is held by 100 or more persons;

•
in which, during the last half of each taxable year, not more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer “individuals” (as defined in the Code to include specified entities);

•
that uses the calendar year for U.S. federal income tax purposes;

•
that has no earnings and profits from any non-REIT taxable year at the close of any taxable year;

•
that makes an election to be a REIT for the current taxable year or has made such an election for a previous taxable year that has not been terminated or revoked; and

•
which meets other tests described below, including with respect to the nature of its income and assets and the amount of its distributions.

The Code provides that the first through fourth conditions must be met during the entire taxable year, and that the fifth condition must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. The fifth and sixth conditions do not need to be satisfied for the first taxable year for which an election to become a REIT has been made. Ready Capital believes that Ready Capital has outstanding common stock with sufficient diversity of ownership to satisfy the requirements described in conditions (v) and (vi). In addition, the Ready Capital Charter provides restrictions regarding the ownership and transfer of Ready Capital’s stock, which are intended, among other purposes, to assist in satisfying the share ownership requirements described in the fifth and sixth conditions.
To monitor compliance with the share ownership requirements, Ready Capital is generally required to maintain records regarding the actual ownership of its stock. To do so, Ready Capital must demand written statements each year from the record stockholders of significant percentages of its stock, in which the record stockholders are to disclose the actual owners of the stock (i.e., the persons required to include in gross income the dividends paid by Ready Capital). A list of those persons failing or refusing to comply with this demand must be maintained as part of Ready Capital’s records. Failure by Ready Capital to comply with these record-keeping requirements could subject Ready Capital to monetary penalties. If Ready Capital satisfies these requirements and after exercising reasonable diligence would not have known that the sixth condition is not satisfied, it will be deemed to have satisfied such condition. A stockholder that fails or refuses to comply with the demand is required by Treasury Regulations to submit a statement with its tax return disclosing the actual ownership of the stock and other information.
With respect to the seventh condition, Ready Capital has adopted December 31 as its taxable year end and thereby satisfies this requirement. With respect to the eighth condition, Ready Capital believes that it has not had any non-REIT earnings and profits.

Effect of Subsidiary Entities
Ownership of Partnership Interests
In the case of a REIT that is a partner in an entity that is treated as a partnership for U.S. federal income tax purposes, such as the Operating Partnership, Treasury Regulations provide that the REIT is deemed to own its proportionate share of the partnership’s assets and to earn its proportionate share of the partnership’s gross income based on its pro rata share of capital interests in the partnership for purposes of the asset and gross income tests applicable to REITs, as described below. However, solely for purposes of the 10% value test, described below, the determination of a REIT’s interest in partnership assets will be based on the REIT’s proportionate interest in any securities issued by the partnership, excluding for these purposes, certain excluded securities as described in the Code. In addition, the assets and gross income of the partnership generally are deemed to retain the same character in the hands of the REIT. Thus, Ready Capital’s proportionate share of the assets and items of income of partnerships in which it owns an equity interest is treated as an asset and as an item of income of Ready Capital for purposes of applying the REIT requirements described below. Consequently, to the extent that Ready Capital directly or indirectly holds a preferred or other equity interest in a partnership, the partnership’s assets and operations may affect Ready Capital’s ability to qualify as a REIT, even though Ready Capital may have no control or only limited influence over the partnership.
As discussed in greater detail in “— Tax Aspects of Investments in Partnerships” below, Ready Capital’s investment in a partnership involves special tax considerations. For example, it is possible that the IRS could treat a subsidiary partnership of Ready Capital as a corporation for U.S. federal income tax purposes. In this case, the subsidiary partnership would be subject to entity-level taxation and the character of Ready Capital’s assets and items of gross income would change, possibly causing Ready Capital to fail the requirements to qualify as a REIT. See “— Tax Aspects of Investments in Partnerships — Entity Classification” and “— Failure to Qualify as a REIT” below. In addition, special rules apply in the case of appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership. In general terms, these rules require that certain items of income, gain, loss and deduction associated with the contributed property be allocated to the contributing partner for U.S. federal income tax purposes. In certain circumstances, these rules could adversely affect Ready Capital. See “— Tax Aspects of Investments in Partnerships — Tax Allocations With Respect to Partnership Properties” below.
Disregarded Subsidiaries
If a REIT owns a corporate subsidiary that is a “qualified REIT subsidiary,” that subsidiary is disregarded for U.S. federal income tax purposes, and all assets, liabilities and items of income, deduction and credit of the subsidiary are treated as assets, liabilities and items of income, deduction and credit of the REIT itself, including for purposes of the gross income and asset tests applicable to REITs, as summarized below. A qualified REIT subsidiary is any corporation, other than a TRS, that is wholly owned by a REIT, by other disregarded subsidiaries or by a combination of the two. Limited liability companies that are wholly owned by a single member that have not elected to be taxed as corporations for U.S. federal income tax purposes are also generally disregarded as separate entities for U.S. federal income tax purposes, including for purposes of the REIT gross income and asset tests. Disregarded subsidiaries, along with partnerships in which Ready Capital holds an equity interest, are sometimes referred to herein as “pass-through subsidiaries.”
In the event that a disregarded subsidiary ceases to be wholly owned (for example, if any equity interest in the subsidiary is acquired by a person other than Ready Capital or another disregarded subsidiary of Ready Capital), the subsidiary’s separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect Ready Capital’s ability to satisfy the various asset and gross income tests applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the value or voting power of the outstanding securities of another corporation. See “— Asset Tests” and “— Gross Income Tests.”

Taxable REIT Subsidiaries
A REIT, in general, may jointly elect with a subsidiary corporation, whether or not wholly owned, to treat the subsidiary corporation as a TRS. The separate existence of a TRS or other taxable corporation, unlike a disregarded subsidiary as discussed above, is not ignored for U.S. federal income tax purposes. Accordingly, such an entity would generally be subject to corporate income tax on its earnings, which may reduce the cash flow generated by Ready Capital and Ready Capital’s subsidiaries in the aggregate and Ready Capital’s ability to make distributions to Ready Capital’s stockholders.
Ready Capital has elected, together with each of its TRSs for certain of its subsidiaries to be treated as a TRS, and Ready Capital may make TRS elections with respect to certain other entities it may form in the future. Ready Capital holds a significant amount of Ready Capital’s assets in Ready Capital’s TRSs. As a result of ReadyCap Holdings’ SBLC license, ReadyCap Holdings’ ability to distribute cash and other assets is subject to significant limitations, and as a result, ReadyCap Holdings, a TRS, is required to hold certain assets that would be qualifying real estate assets for purposes of the REIT asset tests, would generate qualifying income for purposes of the 75% gross income tests, and would not be subject to corporate taxation if held by the Operating Partnership. In addition, Ready Capital intends that loans that Ready Capital originates or buys with an intention of selling in a manner that might expose Ready Capital to the 100% tax on “prohibited transactions” will be originated or sold by a TRS. Furthermore, loans that are to be modified may be held by a TRS on the date of their modification and for a period of time thereafter. Finally, some or all of the real estate properties that Ready Capital may from time to time acquire by foreclosure or other procedure will likely be held in one or more TRSs. The Code and the Treasury Regulations promulgated thereunder provide a specific exemption from U.S. federal income tax that applies to a non-U.S. corporation that restricts its activities in the U.S. to trading in stock and securities (or any activity closely related thereto) for its own account whether such trading (or such other activity) is conducted by such a non-U.S. corporation or its employees through a resident broker, commission agent, custodian or other agent. Certain U.S. stockholders of such a non-U.S. corporation are required to include in their income currently their proportionate share of the earnings of such a corporation, whether or not such earnings are distributed. Ready Capital may invest in certain non-U.S. corporations with which Ready Capital will jointly make a TRS election which will be organized as Cayman Islands companies and will either rely on such exemption or otherwise operate in a manner so that such non-U.S. corporations will not be subject to U.S. federal income tax on their net income. Therefore, despite such contemplated entities’ status as TRSs, such entities should generally not be subject to U.S. federal corporate income tax on their earnings. However, Ready Capital will likely be required to include in its income, on a current basis, the earnings of any such TRSs. This could affect Ready Capital’s ability to comply with the REIT income tests and distribution requirement. See “— Gross Income Tests” and “— Annual Distribution Requirements.”
A REIT is not treated as holding the assets of a TRS in which the REIT holds an interest or as receiving any income that the TRS earns. Rather, the stock issued by the TRS is an asset in the hands of the REIT, and the REIT generally recognizes as income the dividends, if any, that it receives from the TRS. This treatment can affect the gross income and asset test calculations that apply to the REIT, as described below. Because a parent REIT does not include the assets and income of such TRSs in determining the parent’s compliance with the REIT requirements, such entities may be used by the parent REIT to undertake indirectly activities that the REIT rules might otherwise preclude it from doing directly or through pass-through subsidiaries or render commercially unfeasible (for example, activities that give rise to certain categories of income such as non-qualifying fee or hedging income, or transactions subject to the penalty tax on “prohibited transactions” described below). If dividends are paid to Ready Capital by one or more TRSs Ready Capital may own, then a portion of the dividends that Ready Capital distributes to stockholders who are taxed at individual rates generally will be eligible for taxation at preferential qualified dividend income tax rates rather than at ordinary income rates. See “— Taxation of Taxable U.S. Stockholders” and “— Annual Distribution Requirements.”
Certain restrictions imposed on TRSs are intended to ensure that such entities will be subject to appropriate levels of U.S. federal income taxation. First, deductions for interest paid on any debt incurred by a TRS, including loans that are made by an affiliated REIT, may be limited to the sum of (i) the interest income of the TRS for the taxable year, and (ii) 30% of the adjusted taxable income of the TRS for that year (although the TRS may carry forward to, and deduct in, a succeeding year the disallowed interest amount). Since this limitation generally only applies to interest expense to the extent it exceeds a TRS’s interest income, the limitation may not have a significant impact on TRSs that primarily hold debt investments. In addition, if amounts are paid to a REIT or deducted by a TRS due to transactions between a REIT, its tenants and/or the TRS, that exceed the amount that would be paid to or deducted by a party in an arm’s-length transaction, the REIT generally will be subject to an excise tax equal to 100% of such excess. Ready Capital intends to continue to scrutinize all of its transactions with any of its subsidiaries that are treated as TRSs in an effort to ensure that it will not become subject to this excise tax; however, Ready Capital cannot assure you that it will be successful in avoiding this excise tax.
Ready Capital intends to hold a significant amount of assets in its TRSs, subject to the limitation that securities in TRSs may not represent more than 20% of its assets. In general, Ready Capital intends that SBC loans that it originates or buys with an intention of selling in a manner that might expose it to a 100% tax on certain “prohibited transactions” will be originated or sold by a TRS. The TRS through which any such sales are made may be treated as a dealer for U.S. federal income tax purposes. As a dealer, the TRS would in general mark all the loans it holds, other than loans that are not held by primarily for sale to customers in the ordinary course of the TRS’s trade or business, on the last day of each taxable year to their market value, and would recognize ordinary income or loss on such loans with respect to such taxable year as if they had been sold for that value on that day. In addition, such TRS may elect to be subject to the mark-to-market regime described above in the event that the TRS is properly classified as a “trader” as opposed to a “dealer” for U.S. federal income tax purposes.
Taxable Mortgage Pools
An entity, or a portion of an entity, is classified as a taxable mortgage pool under the Code if:
•
substantially all of its assets consist of debt obligations or interests in debt obligations;

•
more than 50% of those debt obligations are real estate mortgage loans or interests in real estate mortgage loans as of specified testing dates;

•
the entity has issued debt obligations that have two or more maturities; and

•
the payments required to be made by the entity on its debt obligations “bear a relationship” to the payments to be received by the entity on the debt obligations that it holds as assets.

Under Treasury Regulations, if less than 80% of the assets of an entity (or a portion of an entity) consist of debt obligations, these debt obligations are considered not to comprise “substantially all” of its assets, and therefore the entity would not be treated as a taxable mortgage pool. Ready Capital may enter into transactions that could result in Ready Capital, the Operating Partnership or a portion of Ready Capital’s assets being treated as a “taxable mortgage pool” for U.S. federal income tax purposes, to the extent structured in a manner other than a REMIC. Specifically, Ready Capital may securitize SBC loans, residential or commercial loans that it acquires and certain securitizations may result in Ready Capital owning interests in a taxable mortgage pool. Ready Capital would be precluded from holding equity interests in such a securitization through the Operating Partnership at any time that the Operating Partnership is treated as a partnership for U.S. federal income tax purposes. Accordingly, Ready Capital would likely enter into such a transaction through a qualified REIT subsidiary of one of its subsidiary REITs or another subsidiary REIT of the Operating Partnership, and will be precluded from selling to outside investors equity interests in such a securitization or from selling any debt securities issued in connection with such a securitization that might be considered to be equity interests for U.S. federal income tax purposes.
A taxable mortgage pool generally is treated as a corporation for U.S. federal income tax purposes. However, special rules apply to a REIT, a portion of a REIT, or a qualified REIT subsidiary that is a taxable mortgage pool. If a REIT, including a subsidiary REIT formed by the Operating Partnership, owns directly, or indirectly through one or more qualified REIT subsidiaries or other entities that are disregarded as a separate entity for U.S. federal income tax purposes, 100% of the equity interests in the taxable mortgage pool, the taxable mortgage pool will be a qualified REIT subsidiary and, therefore, ignored as an entity separate from the REIT for U.S. federal income tax purposes and would not generally affect the tax qualification of the REIT. Rather, the consequences of the taxable mortgage pool classification would generally, except as described below, be limited to the REIT’s stockholders. See “— Annual Distribution

Requirements — Excess Inclusion Income.” If Ready Capital’s subsidiary REITs or any other subsidiary REIT of the Operating Partnership owns less than 100% of the ownership interests in a subsidiary that is a taxable mortgage pool, the foregoing rules would not apply. Rather, the subsidiary would be treated as a corporation for U.S. federal income tax purposes, and would be subject to corporate income tax. In addition, this characterization would alter the REIT income and asset test calculations of such a subsidiary REIT and could adversely affect such REIT’s compliance with those requirements, which, in turn, could affect Ready Capital’s compliance with the REIT requirements. Ready Capital believes that its subsidiary REITs have held and will continue to hold all of the equity interests in the securitizations described above that is treated as a taxable mortgage pool, and does not expect that it, or any subsidiary REIT owned by the Operating Partnership, would form any subsidiary that would become a taxable mortgage pool, in which Ready Capital owns some, but less than all, of the ownership interests, and Ready Capital intends to monitor the structure of any taxable mortgage pools in which it has an interest to ensure that they will not adversely affect Ready Capital’s qualification as a REIT. However, no assurance can be provided that the IRS could not successfully challenge Ready Capital’s ownership of 100% of the equity in such taxable mortgage pool, which would adversely impact the ability of any of Ready Capital’s subsidiary REITs to qualify as a REIT and would adversely impact Ready Capital’s REIT qualification. In addition, the Operating Partnership currently holds interests in certain existing securitizations that were structured so as to not be treated as taxable mortgage pools. If the IRS were to successfully assert that any such securitization is a taxable mortgage pool, the assets held in the securitization would be subject to U.S. federal corporate income tax, and Ready Capital could fail to qualify as a REIT.
Subsidiary REITs
The Operating Partnership has established one or more subsidiary REITs, and may establish additional subsidiary REITs, to hold certain assets and conduct certain activities. Such subsidiary REITs are treated as separate entities for U.S. federal income tax purposes, and Ready Capital is not treated as owning the assets of such subsidiary REITs or recognizing the income recognized by such subsidiary REITs. Such subsidiary REITs are generally subject to U.S. federal income tax in the same manner as Ready Capital and are subject to the same gross income tests, asset tests and other REIT qualification requirements and considerations as are applicable to Ready Capital.
The stock of a subsidiary REIT is a qualifying asset to Ready Capital for the purpose of the 75% asset test so long as such subsidiary REIT continues to qualify as a REIT for U.S. federal income tax purposes. See “— Asset Tests.” Dividends received by the Operating Partnership from such subsidiary REIT will be qualifying income to Ready Capital for purposes of both the 75% and 95% gross income tests. See “— Gross Income Tests — Dividend Income.” Ready Capital may capitalize a subsidiary REIT with debt in addition to equity. Such debt (which is issued by non-publicly offered REITs) will generally not be a qualifying asset for purposes of the 75% asset test. See “— Asset Tests.” Interest paid to Ready Capital on such debt will generally be qualifying income for purposes of the 95% gross income test but not the 75% gross income test. See “— Gross Income Tests — Interest Income.”
Gross Income Tests
In order to maintain Ready Capital’s qualification as a REIT, Ready Capital must annually satisfy two gross income tests. First, at least 75% of Ready Capital’s gross income for each taxable year, excluding gross income from sales of inventory or dealer property in “prohibited transactions” and certain hedging and foreign currency transactions, must be derived from investments relating to real property or mortgages on real property, including “rents from real property,” dividends received from and gains from the disposition of shares of other REITs, interest income derived from mortgage loans secured by real property (including certain types of MBS), and gains from the sale of real estate assets, (other than income or gains with respect to debt instruments issued by publicly offered REITs that are not otherwise secured by real property), as well as income from certain kinds of temporary investments.
Second, at least 95% of Ready Capital’s gross income in each taxable year, excluding gross income from prohibited transactions and certain hedging and foreign currency transactions, must be derived from some combination of income that qualifies under the 75% gross income test described above, as well as other dividends, interest, and gain from the sale or disposition of stock or securities, which need not have any relation to real property. Ready Capital intends to monitor the amount of its non-qualifying income and manage its portfolio of assets to comply with the gross income tests, but Ready Capital cannot assure you that it will be successful in the effort.
For purposes of the 75% and 95% gross income tests, a REIT is deemed to have earned a proportionate share of the income earned by any entity or arrangement treated as a partnership for U.S. federal income tax purposes, in which it owns an interest, which share is determined by reference to its capital interest in such entity, and is deemed to have earned the income earned by any qualified REIT subsidiary or other disregarded subsidiary.
Interest Income
Interest income constitutes qualifying mortgage interest for purposes of the 75% gross income test to the extent that the obligation upon which interest is paid is secured by a mortgage on real property. If Ready Capital receives interest income with respect to a mortgage loan that is secured by both real property and personal property, and the value of the personal property securing the mortgage exceeds 15% of the value of all property securing the mortgage and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that Ready Capital acquired the mortgage loan, the interest income will be apportioned between the real property and the personal property, and Ready Capital’s income from the arrangement will qualify for purposes of the 75% gross income test only to the extent that the interest is allocable to the real property. If a mortgage is secured by both real property and personal property and the value of the personal property does not exceed 15% of the aggregate value of the property securing the mortgage at the time Ready Capital acquires or commits to acquire the mortgage, the mortgage is treated as secured solely by real property for this purpose. Thus, there is no apportionment for purposes of the asset tests or the gross income tests if the fair market value of personal property securing the loan does not exceed 15% of the fair market value of all property securing the loan. Even if a loan is not secured by real property or is undersecured, the income that it generates may nonetheless qualify for purposes of the 95% gross income test.
To the extent that a REIT is required to apportion its annual interest income to the real property security, the apportionment is based on a fraction, the numerator of which is the value of the real property securing the loan, determined when the REIT commits to acquire the loan, and the denominator of which is the highest “principal amount” of the loan during the year. In IRS Revenue Procedure 2014-51, the IRS interprets the “principal amount” of the loan to be the face amount of the loan, despite the Code requiring taxpayers holding a loan having market discount to treat any market discount (i.e., the difference between the purchase price of the loan and its face amount), as interest income for all most other purposes (other than certain withholding and information reporting purposes).
Thus, depending upon the value of the real property securing Ready Capital’s mortgage loans and their face amount, and the other sources of Ready Capital’s gross income generally, Ready Capital may fail to meet the 75% gross income test. In addition, although Ready Capital will endeavor to accurately determine the values of the real property securing its loans at the time it acquires or commit to acquire such loans, such values may not be susceptible to a precise determination and will be determined based on the information available to Ready Capital at such time. If the IRS were to successfully challenge Ready Capital’s valuations of such assets and such revaluations resulted in a higher portion of Ready Capital’s interest income being apportioned to property other than real property, Ready Capital could fail to meet the 75% gross income test. If Ready Capital does not meet this test, Ready Capital could potentially lose Ready Capital’s REIT qualification or be required to pay a penalty tax to the IRS. Furthermore, prior to 2016, the apportionment rules described above applied to any debt instrument that was secured by real and personal property if the principal amount of the loan exceeded the value of the real property securing the loan. As a result, prior to 2016, these apportionment rules applied to mortgage loans held by Ready Capital and its predecessors even if the personal property securing the loan did not exceed 15% of the total property securing the loan. Ready Capital and its successors have held significant mortgage loans that are secured by both real property and personal property. If the IRS were to successfully challenge the application of these rules, Ready Capital could fail to meet the 75% gross income test and potentially lose Ready Capital’s REIT qualification or be required to pay a penalty tax to the IRS. In addition, although Ready Capital will endeavor to accurately determine the values of the real property securing its loans at the time it acquires or commits to acquire such loans, such values may not be susceptible to a precise determination and will be determined based on the information available to Ready Capital at such time. If the IRS were to successfully challenge Ready Capital’s valuations of such assets and such revaluations resulted in a higher portion of Ready Capital’s interest income being apportioned to property other than real property, Ready Capital could fail to meet the 75% gross income test. If Ready Capital does not meet this test, Ready Capital could potentially lose its REIT qualification or be required to pay a penalty tax to the IRS.
In addition, if Ready Capital modifies any of its distressed debt investments by an agreement with the borrower, and if the modification is treated as a “significant modification” under the applicable Treasury Regulations, the modified debt will be considered to have been reissued to Ready Capital in a debt-for-debt exchange with the borrower. In that event, Ready Capital may generally be required to reapportion the interest income to the real property security based on the value of the real property at the time of the modification, which may have reduced considerably. In Revenue Procedure 2014-51, the IRS provided a safe harbor under which a REIT is not required to reapportion the interest income on a mortgage loan upon a modification of the loan if the modification was occasioned by a default or would result in a substantially reduced risk of default, and certain other requirements are met. Revenue Procedure 2014-51 may therefore allow Ready Capital to modify certain of its distressed debt investments without adversely affecting the qualification of interest income from such debt investments for purposes of the 75% gross income test. However, Ready Capital may enter into modifications of distressed debt investments that do not qualify for the safe harbor provided in Revenue Procedure 2014-51, which could adversely affect its ability to satisfy the 75% gross income test.
Ready Capital believes that substantially all of the interest, OID, and market discount income that it receives from debt instruments is qualifying income for purposes of the 95% gross income tests. However, a significant portion of the loans that Ready Capital holds have a loan amount in excess of the value of the real property securing the loan. As a result, if the value of personal property equals or exceeds 15% of the total fair market value and the apportionment rules apply, income from such loans is qualifying income for purposes of the 75% gross income test only to the extent of the ratio of the fair market value of the real property over the highest unpaid balance of the loan in the taxable year. In addition, Ready Capital holds certain assets, including unsecured loans, loans secured by assets other than real property, and loans issued by Ready Capital’s TRSs, and Ready Capital may acquire certain assets, including interests in MBS secured by assets other than real property, that do not generate qualifying income for purposes of the 75% gross income test. Accordingly, Ready Capital’s ability to invest in such assets is limited. Furthermore, although Ready Capital intends to monitor the income generated by these assets so as to satisfy the 75% gross income test, no assurance can be provided that Ready Capital will be successful in this regard. Accordingly, Ready Capital’s investment in such assets could cause Ready Capital to fail to satisfy the REIT gross income tests, which could cause Ready Capital to fail to qualify as a REIT.
Ready Capital has and may continue to invest in RMBS that are either pass-through certificates or CMOs. Ready Capital expects that such RMBS are treated either as interests in a grantor trust or as regular interests in a REMIC for U.S. federal income tax purposes and that substantially all of the interest income, OID and market discount from Ready Capital’s RMBS will be qualifying income for the 95% gross income test. In the case of RMBS treated as interests in grantor trusts, Ready Capital would be treated as owning an undivided beneficial ownership interest in the mortgage loans held by the grantor trust. The interest, OID and market discount on such mortgage loans would be qualifying income for purposes of the 75% gross income test to the extent that the obligation is secured by real property, as discussed above. In the case of RMBS treated as interests in a REMIC, income derived from REMIC interests will generally be treated as qualifying income for purposes of the 75% and 95% gross income tests. If less than 95% of the assets of the REMIC are real estate assets, however, then only a proportionate part of its interest in the REMIC and income derived from the interest will qualify for purposes of the 75% gross income test. In addition, some REMIC securitizations include imbedded interest swap or cap contracts or other derivative instruments that potentially could produce non-qualifying income for the holder of the related REMIC securities. In connection with the expanded HARP program, the IRS issued guidance providing that, among other things, if a REIT holds a regular or residual interest in an “eligible REMIC” that informs the REIT that at least 80% of the REMIC’s assets constitute real estate assets, then the REIT may treat 80% of the gross income received with respect to the interest in the REMIC as interest on an obligation secured by a mortgage on real property for the purpose of the 75% gross income test. For this purpose, a REMIC is an

“eligible REMIC” if (i) the REMIC has received a guarantee from Fannie Mae or Freddie Mac that will allow the REMIC to make any principal and interest payments on its regular and residual interests and (ii) all of the REMIC’s mortgages and pass-through certificates are secured by interests in single-family dwellings. If Ready Capital was to acquire an interest in an eligible REMIC less than 95% of the assets of which constitute real estate assets, the IRS guidance described above may generally allow Ready Capital to treat 80% of the gross income derived from the interest as qualifying income for the purpose of the 75% gross income test. However, the remaining portion of such income would not generally be qualifying income for the purpose of the 75% gross income test, which could adversely affect Ready Capital’s ability to qualify as a REIT. Ready Capital expects that substantially all of its income from RMBS will be qualifying income for purposes of the REIT gross income tests.
Ready Capital believes that the interest, OID, and market discount income that it receives from its RMBS generally will be qualifying income for purposes of both the 75% and 95% gross income tests. However, to the extent that Ready Capital owns non-REMIC CMO obligations or other debt instruments secured by mortgage loans (rather than by real property) or secured by non-real estate assets, or debt securities that are not secured by mortgages on real property or interests in real property, the interest income received with respect to such securities generally will be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. In addition, the loan amount of a mortgage loan that Ready Capital owns may exceed the value of the real property securing the loan. In that case, income from the loan will be qualifying income for purposes of the 95% gross income test, but the interest attributable to the amount of the loan that exceeds the value of the real property securing the loan will not be qualifying income for purposes of the 75% gross income test.
Ready Capital may purchase RMBS issued by government-sponsored enterprises (“Agency RMBS”) through to-be announced trades (“TBAs”) and may recognize income or gains from the disposition of those TBAs, through dollar roll transactions or otherwise. There is no direct authority with respect to the qualification of income or gains from dispositions of TBAs as gains from the sale of real property (including interests in real property and interests in mortgages on real property) or other qualifying income for purposes of the 75% gross income test. Consequently, Ready Capital’s ability to enter into dollar roll transactions and other dispositions of TBA could be limited. No assurance can be given that the IRS will treat such income as qualifying income. Ready Capital does not expect such income to adversely affect its ability to meet the 75% gross income test. In the event that such income were determined not to be qualifying for the 75% gross income test, Ready Capital could be subject to a penalty tax or Ready Capital could fail to qualify as a REIT if such income when added to any other non-qualifying income exceeded 25% of its gross income.
Ready Capital may also hold excess MSRs, which means the portion of an MSR that exceeds the arm’s length fee for services performed by the mortgage servicer. In certain private letter rulings, the IRS ruled that interest received by a REIT from excess MSRs meeting certain requirements will be considered interest on obligations secured by mortgages on real property for purposes of the 75% gross income test. A private letter ruling may be relied upon only by the taxpayer to whom it is issued, and the IRS may revoke a private letter ruling. Consistent with the analysis adopted by the IRS in that private letter ruling and based on advice of counsel, Ready Capital intends to treat such income from any excess MSRs Ready Capital acquires that meet the requirements provided in the private letter ruling as qualifying income for purposes of the 75% and 95% gross income tests. Notwithstanding the IRS’s determination in the private letter ruling described above, it is possible that the IRS could successfully assert that such income does not qualify for purposes of the 75% and/or 95% gross income tests, which, if such income together with other income Ready Capital earns that does not qualify for the 75% or 95% gross income test, as applicable, exceeded 25% or 5% of its gross income, could cause it to be subject to a penalty tax and could impact its ability to qualify as a REIT. See “— Gross Income Tests — Failure to Satisfy the Gross Income Tests” and “— Failure to Qualify as a REIT.” To the extent Ready Capital acquires MSRs other than excess MSRs, it expects that it would hold such MSRs in a TRS in order to avoid recognizing non-qualifying income for purposes of the REIT gross income tests.
Phantom Income
Due to the nature of the assets in which Ready Capital will invest, it may be required to recognize taxable income from certain of its assets in advance of its receipt of cash flow on or proceeds from disposition of such assets, hereafter referred to as “phantom income,” and it may be required to report taxable income in early periods that exceeds the economic income ultimately realized on such assets.
Ready Capital has acquired and may continue to acquire debt instruments, including SBC loans, mortgage loans, and MBS, in the secondary market for less than their face amount. The discount at which such debt instruments are acquired may reflect doubts about their ultimate collectability rather than current market interest rates. The amount of such discount will nevertheless generally be treated as “market discount” for U.S. federal income tax purposes. Ready Capital expects to accrue market discount on a constant yield to maturity of the debt instrument, based generally on the assumption that all future payments on the debt instrument will be made. Accrued market discount is reported as income when, and to the extent that, any payment of principal on the debt instrument is received, unless Ready Capital elects to include accrued market discount in incomes as it accrues. Principal payments on certain loans are made monthly, and consequently accrued market discount may have to be included in income each month as if the debt instrument would ultimately be collected in full. If Ready Capital collects less on the debt instrument than its purchase price plus any market discount it had previously reported as income, it may not be able to benefit from any offsetting loss deductions in subsequent years. In certain cases, Ready Capital may be able to cease accruing interest income with respect to a debt instrument, to the extent there is reasonable doubt as to its ability to collect such interest income. However, if Ready Capital recognizes insufficient interest income, and the IRS were to successfully assert that Ready Capital did not accrue the appropriate amount of income with respect to such a debt instrument in a given taxable year, Ready Capital may be required to increase its taxable income with respect to such year, which could cause it to be required to pay a deficiency dividend or a tax on undistributed income, or fail to qualify as a REIT.
Some of the MBS and other debt instruments that Ready Capital purchases will likely have been issued with OID. Ready Capital will be required to accrue OID based on a constant yield method and income will accrue on the debt instruments based on the assumption that all future payments on such debt instruments will be made. If such debt instruments turn out not to be fully collectible, an offsetting loss will only become available in a later year when uncollectablity is provable. Moreover, such loss will likely be treated as a capital loss in the hands of the Operating Partnership, and the utility of that deduction would therefore depend on Ready Capital having capital gain in that later year or thereafter. In addition, Ready Capital may also acquire distressed debt investments that are subsequently modified by agreement with the borrower. If the amendments to the outstanding debt are “significant modifications” under the applicable Treasury Regulations, the modified debt may be considered to have been reissued to Ready Capital at a gain in a debt-for-debt exchange with the borrower, with gain recognized by us to the extent that the principal amount of the modified debt exceeds Ready Capital’s cost of purchasing it prior to modification. To the extent that such modifications are made with respect to a debt instrument held by a TRS treated as a dealer for U.S. federal income tax purposes, such TRS would be required at the end of each taxable year, including the taxable year in which any such modification were made, to mark the modified debt obligation to its fair market value as if the debt obligation were sold. In that case, such TRS would recognize a loss at the end of the taxable year in which the modification were made to the extent the fair market value of such debt obligation were less than its principal amount after the modification. Ready Capital may also be required under the terms of the indebtedness that it incurs to use cash received from interest payments to make principal payment on that indebtedness, with the effect that it will recognize income but will not have a corresponding amount of cash available for distribution to its stockholders.
Ready Capital also may hold excess MSRs. Based on IRS guidance concerning the classification of MSRs, Ready Capital intends to treat such excess MSRs as ownership interests in the interest payments made on the underlying mortgage loans, akin to an “interest only” strip. Under this treatment, for purposes of determining the amount and timing of taxable income, each excess MSR is treated as a bond that was issued with OID on the date Ready Capital acquired such excess MSR. In general, Ready Capital is required to accrue OID based on the constant yield to maturity of each excess MSR, and to treat such OID as taxable income in accordance with the applicable U.S. federal income tax rules. The constant yield of an excess MSR is determined, and is taxed, based on a prepayment assumption regarding future payments due on the mortgage loans underlying the excess MSR. If the mortgage loans underlying an excess MSR prepay at a rate different than that under the prepayment assumption, Ready Capital’s recognition of OID will be either increased or decreased depending on the circumstances. Thus, in a particular taxable year, Ready Capital may be required to accrue an amount of income in respect of an excess MSR that exceeds the amount of cash collected in respect of that excess MSR. Furthermore, it is possible that, over the life of the investment in an excess MSR, the total amount Ready Capital pays for, and accrue with respect to, the excess MSR may exceed the total amount it collects on such excess MSR. No assurance can be given that Ready Capital will be entitled to a deduction for such excess, meaning that it may be required to recognize phantom income over the life of an excess MSR.
In addition to the rules described above, Ready Capital is generally required to include certain amounts in income no later than the time that the amounts are reflected on its financial statements, subject to an exception for MSRs and certain other exceptions. This rule could cause Ready Capital to be required to take income into account earlier than under the general tax principles otherwise discussed herein.
Due to each of these potential differences between income recognition or expense deduction and related cash receipts or disbursements, there is a significant risk that Ready Capital may have substantial taxable income in excess of cash available for distribution. In that event, Ready Capital may need to borrow funds or take other actions to satisfy the REIT distribution requirements for the taxable year in which this “phantom income” is recognized. See “— Annual Distribution Requirements.”
Dividend Income
Ready Capital may receive distributions from TRSs or other corporations that are not REITs or qualified REIT subsidiaries. These distributions are generally classified as dividend income to the extent of the earnings and profits of the distributing corporation. Such distributions generally constitute qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. Any dividends received by Ready Capital from a REIT will be qualifying income in Ready Capital’s hands for purposes of both the 95% and 75% gross income tests.
Income inclusions under Code rules relating to “controlled foreign corporations” and “passive foreign investment companies” with respect to certain equity investments in a foreign TRS or other non-U.S. corporation in which Ready Capital may hold an equity interest are technically neither dividends nor any of the other enumerated categories of income specified in the 95% gross income test for U.S. federal income tax purposes. In Revenue Procedure 2018-48, the IRS stated that such income inclusions will be treated as qualifying income for purposes of the 95% gross income test and that certain foreign currency gains related thereto would be disregarded in applying the 95% gross income test.
Hedging Transactions
Ready Capital may enter into hedging transactions with respect to one or more of Ready Capital’s assets or liabilities. Hedging transactions could take a variety of forms, including interest rate swap agreements, interest rate cap agreements, swaptions, financial futures, and options. Under the Code, any income that the Ready Capital generates from transactions intended to hedge its interest rate risks will generally be excluded from gross income for purposes of the 75% and 95% gross income tests if (i) the instrument (A) hedges interest rate risk or foreign currency exposure on liabilities used to carry or acquire real estate assets or (B) hedges risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% gross income tests, or (C) hedges an instrument described in clause (A) or (B) for a period following the extinguishment of the liability or the disposition of the asset that was previously hedged by the hedged instrument, and (ii) such instrument is properly identified under applicable Treasury Regulations. Any income from other hedges would generally constitute non-qualifying income for purposes of both the 75% and 95% gross income tests. Ready Capital intends to structure any hedging transactions in a manner that does not jeopardize its qualification as a REIT, but there can be no assurance that Ready Capital will be successful in this regard.
Rents from Real Property
Rents that Ready Capital receives from leasing real property or interests therein qualify as “rents from real property” in satisfying the gross income tests described above, only if several conditions are met, including the following. If rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under any particular lease, then the portion of the rent attributable to such personal property will not qualify as rents from real property. The determination of whether an item of personal property constitutes real or personal property under the REIT provisions of the Code is subject to both legal and factual considerations and is therefore subject to different interpretations.
In addition, in order for rents received by Ready Capital to qualify as “rents from real property,” the rent must not be based in whole or in part on the income or profits of any person. However, an amount will not be excluded from rents from real property solely by reason of being based on a fixed percentage or percentages of sales or if it is based on the net income of a tenant which derives substantially all of its income with respect to such property from subleasing of substantially all of such property, to the extent that the rents paid by the subtenants would qualify as rents from real property, if earned directly by Ready Capital. Moreover, for rents received to qualify as “rents from real property,” Ready Capital generally must not operate or manage the property or furnish or render certain services to the tenants of such property, other than through an “independent contractor” who is adequately compensated and from which Ready Capital derives no income or through a TRS. Ready Capital is permitted, however, to perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered rendered to the occupant of the property. In addition, Ready Capital may directly or indirectly provide non-customary services to tenants of its properties without disqualifying all of the rent from the property if the payment for such services does not exceed 1% of the total gross income from the property. In such a case, only the amounts for non-customary services are not treated as rents from real property and the provision of the services does not disqualify the related rent.
Rental income will qualify as rents from real property only to the extent that Ready Capital does not directly or constructively own, (i) in the case of any tenant which is a corporation, stock possessing 10% or more of the total combined voting power of all classes of stock entitled to vote, or 10% or more of the total value of shares of all classes of stock of such tenant, or (ii) in the case of any tenant which is not a corporation, an interest of 10% or more in the assets or net profits of such tenant. Following the Merger, Ready Capital intends to monitor any rental income it receives in order to determine if the rent is treated as paid by an entity that is treated as related to Ready Capital for purposes of these rules. However, the attribution rules that apply for purposes of the above rules are complex. In order to determine whether Ready Capital is deemed to hold an interest in the tenant under these attribution rules, it may be required to rely on information that it obtains from its shareholders and other third parties regarding potential relationships that could cause it to be treated as owning an interest in such tenants. No assurance can be provided that Ready Capital will have access to all information necessary to make this determination, and as a result no assurance can be provided that the rental income Ready Capital receives will not be treated as related party received from related parties under these rules, which could adversely impact Ready Capital’s ability to qualify as a REIT.
Failure to Satisfy the Gross Income Tests
Ready Capital intends to monitor its sources of income, including any non-qualifying income it receives, so as to ensure its compliance with the gross income tests. Ready Capital cannot assure you, however, that it will be able to satisfy the gross income tests. If Ready Capital fails to satisfy one or both of the 75% or 95% gross income tests for any taxable year, it may still qualify as a REIT for the year if it is entitled to relief under applicable provisions of the Code. These relief provisions will generally be available if Ready Capital’s failure to meet these tests was due to reasonable cause and not due to willful neglect and, following the identification of such failure, Ready Capital sets forth a description of each item of its gross income that satisfies the gross income tests in a schedule for the taxable year filed in accordance with the Treasury Regulations. It is not possible to state whether Ready Capital would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable to a particular set of circumstances involving Ready Capital, Ready Capital will not qualify as a REIT. As discussed above under “— Taxation of REITs in General,” even where these relief provisions apply, a tax would be imposed upon the profit attributable to the amount by which Ready Capital fails to satisfy the particular gross income test.
Asset Tests
Ready Capital, at the close of each calendar quarter, must also satisfy multiple tests relating to the nature of its assets.

First, at least 75% of the value of Ready Capital’s total assets must be represented by some combination of “real estate assets,” cash, cash items, U.S. Government securities and, under some circumstances, stock or debt instruments purchased with new capital. For this purpose, “real estate assets” include interests in real property, such as land, buildings, leasehold interests in real property, personal property leased with real property if rents attributable to the personal property do not exceed 15% of total rents, stock of other corporations that qualify as REITs, interests in mortgages in real property or on interests in real property, debt instruments issued by publicly offered REITs, interests in obligations secured by both real property and personal property if the fair market value of the personal property does not exceed 15% of the total fair market value of all property securing such mortgage, and certain kinds of MBS and mortgage loans. Assets that do not qualify for purposes of the 75% test are subject to the additional asset tests described below. Second, the value of any one issuer’s securities owned by Ready Capital may not exceed 5% of the value of Ready Capital’s gross assets. Third, Ready Capital may not own more than 10% of any one issuer’s outstanding securities, as measured by either (a) voting power (the “10% voting test”) or (b) value (the “10% value test”). Fourth, the aggregate value of all securities of TRSs held by Ready Capital may not exceed 20% of the value of Ready Capital’s gross assets. Fifth, not more than 25% of the value of Ready Capital’s gross assets is represented by nonqualified publicly offered REIT debt instruments.
The 5% and 10% asset tests do not apply to stock and securities of TRSs and qualified REIT subsidiaries. The 10% value test does not apply to certain “straight debt” and other excluded securities, as described in the Code, including any loan to an individual or an estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, (i) a REIT’s interest as a partner in a partnership is not considered a security for purposes of applying the 10% value test; (ii) any debt instrument issued by a partnership (other than straight debt or other excluded security) will not be considered a security issued by the partnership if at least 75% of the partnership’s gross income is derived from sources that would qualify for the 75% gross income test; and (iii) any debt instrument issued by a partnership (other than straight debt or other excluded security) will not be considered a security issued by the partnership to the extent of the REIT’s interest as a partner in the partnership.
For purposes of the 10% value test, “straight debt” means a written unconditional promise to pay on demand on a specified date a sum certain in money if (i) the debt is not convertible, directly or indirectly, into stock, (ii) the interest rate and interest payment dates are not contingent on profits, the borrower’s discretion, or similar factors other than certain contingencies relating to the timing and amount of principal and interest payments, as described in the Code and (iii) in the case of an issuer which is a corporation or a partnership, securities that otherwise would be considered straight debt will not be so considered if Ready Capital, and any of Ready Capital’s “controlled taxable REIT subsidiaries” as defined in the Code, hold any securities of the corporate or partnership issuer which (A) are not straight debt or other excluded securities (prior to the application of this rule), and (B) have an aggregate value greater than 1% of the issuer’s outstanding securities (including, for the purposes of a partnership issuer, Ready Capital’s interest as a partner in the partnership).
After initially meeting the asset tests at the close of any quarter, Ready Capital will not lose its qualification as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If Ready Capital fails to satisfy the asset tests because Ready Capital acquires assets during a quarter, it can cure this failure by disposing of sufficient non-qualifying assets within 30 days after the close of that quarter. If Ready Capital fails the 5% asset test, or the 10% vote or value asset tests at the end of any quarter and such failure is not cured within 30 days thereafter, it may dispose of sufficient assets (generally within six months after the last day of the quarter in which the identification of the failure to satisfy these asset tests occurred) to cure such a violation that does not exceed the lesser of 1% of its assets at the end of the relevant quarter or $10 million. If Ready Capital fails any of the other asset tests or its failure of the 5% and 10% asset tests is in excess of the de minimis amount described above, as long as such failure was due to reasonable cause and not willful neglect, it is permitted to avoid disqualification as a REIT, after the 30 day cure period, by taking steps, including the disposition of sufficient assets to meet the asset test (generally within six months after the last day of the quarter in which the identification of the failure to satisfy the REIT asset test occurred) and paying a tax equal to the greater of $50,000 or the highest corporate income tax rate (currently 21%) of the net income generated by the non-qualifying assets during the period in which Ready Capital failed to satisfy the asset test.

Ready Capital believes that the majority of the SBC loans and MBS that Ready Capital intends to own generally are qualifying assets for purposes of the 75% asset test. However, certain of the assets that Ready Capital holds or intends to hold, including debt instruments secured by non-real estate assets, unsecured debt, debt securities issued by C corporations or other fixed-income securities that are not secured by mortgages on real property or on interests in real property, or non-real estate ABS or other debt instruments secured by mortgage loans (rather than by real property), will generally not be qualifying assets for purposes of the 75% asset test.
A real estate mortgage loan that Ready Capital owns generally will be treated as a real estate asset for purposes of the 75% asset test if, on the date that Ready Capital acquires or originates the mortgage loan, the value of the real property securing the loan (which, beginning in 2016, includes for these purposes personal property securing the loan if such personal property does not exceed 15% of the total fair market value of all of the property securing such loan) is equal to or greater than the principal amount of the loan or the loan either is secured only by real property or in the case of a loan secured by real and personal property, the value of the personal property securing the loan does not exceed 15% of the value of all property securing the loan. In the event that Ready Capital invests in a mortgage loan that is secured by both real property and personal property the value of which is more than 15% of the value of all property securing the loan (and, beginning in 2016, the fair market value of the other property securing the loan exceeds 15% of the total fair market value of all of the property securing such loan), Revenue Procedure 2014-51, may apply to determine what portion of the mortgage loan will be treated as a real estate asset for purposes of the 75% asset test. Pursuant to Revenue Procedure 2014-51, the IRS has announced that it will not challenge a REIT’s treatment of a loan as a real estate asset if the REIT treats the loan as a real estate asset in an amount equal to the lesser of (1) the value of the loan or (2) the greater of (i) the current value of the real property securing the loan or (ii) the value of the real property securing the loan at the relevant testing date (generally, the date the REIT commits to make the loan or to purchase the loan, as the case may be). This safe harbor, if it applied to Ready Capital, would help Ready Capital comply with the REIT asset tests following the acquisition of distressed debt if the value of the real property securing the loan were to subsequently decline.
In addition, if Ready Capital modifies any of its distressed debt investments by an agreement with the borrower, and if the modification is treated as a “significant modification” under the applicable Treasury regulations, the modified debt may be considered to have been reissued to Ready Capital in a debt-for-debt exchange with the borrower. In that event, Ready Capital may generally be required to redetermine the portion of the loan that is treated as a real estate asset for purposes of the REIT asset tests. In the Revenue Procedures described above, the IRS has provided a safe harbor under which a REIT is not required to redetermine the value of real property securing a mortgage loan for purposes of the REIT asset tests in the event of a significant modification of the loan if the modification meets certain requirements. See “— Gross Income Tests — Interest Income.” However, Ready Capital may enter into modifications of distressed debt investments that do not qualify for the safe harbor provided in the Revenue Procedures described above, which could adversely affect Ready Capital’s ability to satisfy the REIT asset tests. Accordingly, there can be no assurance that the IRS will not contend that Ready Capital’s interests in mortgage loans cause a violation of the REIT asset tests.
A significant portion of Ready Capital’s assets may be held from time to time in TRSs. While Ready Capital intends to manage Ready Capital’s affairs so as to satisfy the 20% TRS limitation described above, there can be no assurance that Ready Capital will be able to do so in all market circumstances. In order to satisfy this TRS limitation, Ready Capital has been required to and may in the future be required to acquire assets that Ready Capital otherwise would not acquire, liquidate or restructure assets that Ready Capital holds through any of Ready Capital’s TRSs, or otherwise engage in transactions that Ready Capital would not otherwise undertake absent the requirements for REIT qualifications. Each of these actions could reduce the distributions available to Ready Capital’s stockholders. In addition, Ready Capital and its subsidiary REITs have made loans to Ready Capital’s TRSs that meet the requirements to be treated as qualifying investments of new capital, which is generally treated as a real estate asset under the Code. Because such loans are treated as real estate assets for purposes of the REIT requirements, Ready Capital does not treat these loans as TRS securities for purposes of the TRS asset limitation, which is consistent with private rulings issues by the IRS. However, no assurance can be provided that the IRS may not successfully assert that such loans should be treated as securities of Ready Capital’s or its subsidiary REITs’ TRSs, which could adversely impact Ready Capital’s qualification as a REIT. In addition, ReadyCap Holdings, LLC, a

TRS of Ready Capital, has issued notes with respect to which Ready Capital has provided certain financial guarantees and other credit support. Ready Capital believes that, notwithstanding the credit support that it has provided with respect to these note issuances, these note issuances should be treated as borrowings of ReadyCap Holdings, LLC for U.S. federal income tax purposes. However, if the IRS were to successfully assert that these note issuances should be characterized as note issuances by Ready Capital, rather than ReadyCap Holdings, LLC, Ready Capital could fail to satisfy the 20% TRS limitation. Moreover, no assurance can be provided that Ready Capital will be able to successfully manage its asset composition in a manner that causes it to satisfy this TRS limitation each quarter, and Ready Capital’s failure to satisfy this limitation could result in its failure to qualify as a REIT.
Ready Capital’s TRSs may need to make dividend distributions to Ready Capital at times when it may not be preferable to do so in order to satisfy the requirement that securities issued by TRSs do not exceed 20% of the value of Ready Capital’s assets. Ready Capital may, in turn, distribute all or a portion of such dividends to its stockholders at times when it might not otherwise wish to declare and pay such dividends. See “— Annual Distribution Requirements.” Distributions from a TRS will generally not constitute qualifying income for purposes of the 75% gross income test. As a result, it is possible that Ready Capital may wish to cause a TRS to distribute a dividend in order to reduce the value of its TRS securities below 20% of its assets, but be unable to do so without violating the 75% gross income test. In addition, because the 75% gross income test in an annual test and the amount of distributions of a TRS that are treated as dividends for U.S. federal income tax purposes depends on the earnings and profit of such TRS throughout the taxable year, it is not always possible for Ready Capital to precisely determine how a distribution from a TRS will impact its compliance with the 75% gross income test for the year. Although there are other measures Ready Capital can take in such circumstances in order to remain in compliance with the requirements for qualification as a REIT, there can be no assurance that Ready Capital will be able to comply with both of these tests in all market conditions.
Ready Capital believes that its holdings of loans and other securities will be structured in a manner that will comply with the foregoing REIT asset requirements and it intends to monitor compliance on an ongoing basis. There can be no assurance, however, that Ready Capital will be successful in this effort. In this regard, to determine compliance with these requirements, Ready Capital will need to estimate the value of its assets. Ready Capital may not obtain independent appraisals to support its conclusions concerning the values of its assets, and the values of some of its assets may not be susceptible to a precise determination and are subject to change in the future. Although Ready Capital will be prudent in making estimates as to the value of its assets, there can be no assurance that the IRS will not disagree with the determinations and assert that a different value is applicable, in which case Ready Capital might not satisfy the 75% asset test and the other asset tests and could fail to qualify as a REIT. Furthermore, the proper classification of an instrument as debt or equity for U.S. federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset tests. Accordingly, there can be no assurance that the IRS will not contend that Ready Capital’s interests in subsidiaries or in the securities of other issuers cause a violation of the REIT asset tests. Moreover, regulations recently proposed by the Treasury ad IRS may affect the debt characterizations of Ready Capital’s intercompany obligations.
Treatment of Specific Investments and Transactions
REMICs
The Code provides that a regular or a residual interest in a REMIC is generally treated as a real estate asset for the purposes of the REIT asset tests, and any amount includible in Ready Capital’s gross income with respect to such an interest is generally treated as interest on an obligation secured by a mortgage on real property for the purposes of the REIT gross income tests. If, however, less than 95% of the assets of a REMIC in which Ready Capital holds an interest consist of real estate assets (determined as if Ready Capital held such assets), Ready Capital will be treated as holding its proportionate share of the assets of the REMIC for the purpose of the REIT asset tests and receiving directly its proportionate share of the income of the REMIC for the purpose of determining the amount of income from the REMIC that is treated as interest on an obligation secured by a mortgage on real property. In connection with the expanded HARP program, the IRS issued guidance providing that, among other things, if a REIT holds a regular interest in an “eligible REMIC,” or a residual interest in an “eligible REMIC” that informs the REIT that at least 80%

of the REMIC’s assets constitute real estate assets, then (i) the REIT may treat 80% of the value of the interest in the REMIC as a real estate asset for the purpose of the REIT asset tests and (ii) the REIT may treat 80% of the gross income received with respect to the interest in the REMIC as interest on an obligation secured by a mortgage on real property for the purpose of the 75% gross income test. For this purpose, a REMIC is an “eligible REMIC” if (i) the REMIC has received a guarantee from Fannie Mae or Freddie Mac that will allow the REMIC to make any principal and interest payments on its regular and residual interests and (ii) all of the REMIC’s mortgages and pass-through certificates are secured by interests in single-family dwellings. If Ready Capital were to acquire an interest in an eligible REMIC less than 95% of the assets of which constitute real estate assets, the IRS guidance described above may generally allow Ready Capital to treat 80% of its interest in such a REMIC as a qualifying real estate asset for the purpose of the REIT asset tests and 80% of the gross income derived from the interest as qualifying income for the purpose of the 75% gross income test. Although the portion of the income from such a REMIC interest that does not qualify for the 75% gross income test would likely be qualifying income for the purpose of the 95% gross income test, the remaining 20% of the REMIC interest generally would not qualify as a real estate asset, which could adversely affect Ready Capital’s ability to satisfy the REIT asset tests. Accordingly, owning such a REMIC interest could adversely affect Ready Capital’s ability to qualify as a REIT.
Repurchase Transactions
Ready Capital may enter into repurchase agreements under which it will nominally sell certain of its assets to a counterparty and simultaneously enter into an agreement to repurchase the sold assets. Ready Capital believes that it will be treated for U.S. federal income tax purposes as the owner of the assets that are the subject of any such repurchase agreement and the repurchase agreement will be treated as a secured lending transaction notwithstanding that it may transfer record ownership of the assets to the counterparty during the term of the agreement. It is possible, however, that the IRS could successfully assert that Ready Capital did not own the assets during the term of the repurchase agreement, in which case it could fail to qualify as a REIT.
TBAs
Ready Capital may have exposure to Agency RMBS through TBAs. As with any forward purchase contract, the value of the underlying Agency RMBS may decrease between the contract date and the settlement date, which may result in the recognition of income, gain or loss. The law is unclear regarding whether TBAs are qualifying assets for the 75% asset test and whether income or gains from the dispositions of TBAs, through “dollar roll” transactions or otherwise, constitute qualifying income for purposes of the 75% gross income test. Accordingly, Ready Capital’s ability to purchase Agency MBS through TBAs or to dispose of TBAs through these transactions or otherwise, could be limited. Ready Capital does not expect TBAs to adversely affect its ability to meet the REIT gross income and assets tests. No assurance can be given that the IRS would treat TBAs as qualifying assets or treat income and gains from the disposition of TBAs as qualifying income for these purposes, and, therefore, Ready Capital’s ability to invest in such assets could be limited.
Annual Distribution Requirements
In order to qualify as a REIT, Ready Capital is required to distribute dividends, other than capital gain dividends, to Ready Capital’s stockholders in an amount at least equal to:
•
the sum of:

•
90% of Ready Capital’s “REIT taxable income” (computed without regard to the deduction for dividends paid and Ready Capital’s net capital gains); and

•
90% of the net income (after tax), if any, from foreclosure property (as described below); minus

•
the sum of specified items of non-cash income that exceeds a percentage of Ready Capital’s income.

These distributions must be paid in the taxable year to which they relate or in the following taxable year if such distributions are declared in October, November or December of the taxable year, are payable to stockholders of record on a specified date in any such month and are actually paid during January of the following year. Such distributions are treated as both paid by Ready Capital and received by each stockholder on December 31 of the year in which they are declared. In addition, at Ready Capital’s election, a distribution for a taxable year may be declared before Ready Capital timely files its tax return for the year and be paid with or before the first regular dividend payment after such declaration, provided that such payment is made during the 12-month period following the close of such taxable year. These distributions are taxable to Ready Capital’s stockholders in the year in which paid, even though the distributions relate to Ready Capital’s prior taxable year for purposes of the 90% distribution requirement.
To the extent that Ready Capital distributes at least 90%, but less than 100%, of Ready Capital’s “REIT taxable income,” as adjusted, Ready Capital will be subject to tax at ordinary corporate income tax rates on the retained portion. In addition, Ready Capital may elect to retain, rather than distribute, Ready Capital’s net long-term capital gains and pay tax on such gains. In this case, Ready Capital could elect to have its stockholders include their proportionate share of such undistributed long-term capital gains in income and receive a corresponding credit or refund, as the case may be, for their proportionate share of the tax paid by Ready Capital. Ready Capital’s stockholders would then increase the adjusted basis of their stock in Ready Capital by the difference between the designated amounts included in their long-term capital gains and the tax deemed paid with respect to their proportionate shares.
If Ready Capital fails to distribute during each calendar year at least the sum of:
•
85% of Ready Capital’s REIT ordinary income for such year;

•
95% of Ready Capital’s REIT capital gain net income for such year; and

•
any undistributed taxable income from prior periods.

Ready Capital will be subject to a 4% excise tax on the excess of such required distribution over the sum of (i) the amounts actually distributed (taking into account excess distributions from prior periods) and (ii) the amounts of income retained on which Ready Capital has paid corporate income tax. Ready Capital may be subject to the 4% excise tax for certain taxable years.
In addition, if Ready Capital was to recognize “built-in gain” (as defined below) on the disposition of any assets acquired from a C corporation in a transaction in which Ready Capital’s basis in the assets was determined by reference to the C corporation’s basis (for instance, if the assets were acquired in a tax-free reorganization or contribution), Ready Capital would be required to distribute at least 90% of the built-in gain net of the tax it would pay on such gain. See “— Tax on Built-In Gains” below.
It is possible that Ready Capital, from time to time, may not have sufficient cash to meet the distribution requirements due to timing differences between (i) the actual receipt of cash, including receipt of distributions from Ready Capital’s subsidiaries and (ii) the inclusion of items in income by Ready Capital for U.S. federal income tax purposes prior to the receipt of such income in cash. For example, Ready Capital may acquire debt instruments or notes whose face value may exceed its issue price as determined for U.S. federal income tax purposes, market discount bonds such that Ready Capital will be required to include in its income a portion of the income each year that such instrument is held before Ready Capital receives any corresponding cash. Similarly, if Ready Capital engages in modifications of distressed debt investments that are treated as “significant modifications,” the modified debt may be considered to have been reissued to Ready Capital at a gain in a debt-for-debt exchange with the borrower for U.S. federal income tax purposes, which could cause Ready Capital to recognize gain without any corresponding receipt of cash. In addition, subject to certain exceptions, Ready Capital generally is required to include certain amounts in income no later than the time that the amounts are reflected on its financial statements, which could cause it to be required to take income into account earlier than under general tax principles. See “— Gross Income Tests — Phantom Income” above. In the event that such timing differences occur, in order to meet the distribution requirements, it might be necessary to arrange for short-term, or possibly long-term, borrowings, use cash reserves, liquidate non-cash assets at rates or times that we regard as unfavorable or pay dividends in the form of taxable stock dividends. In the case of a taxable stock dividend, stockholders would be required to include the dividend as income and would be required to satisfy the tax liability associated with the distribution with cash from other sources including sales of Ready Capital Common Stock. Both a taxable stock distribution and sale of common stock resulting from such distribution could adversely affect the value of Ready Capital Common Stock.

Under certain circumstances, it is possible that the IRS could assert that Ready Capital’s net income for a taxable year was greater than Ready Capital believed it to be. If the IRS were successful in asserting such an adjustment, the adjustment could cause Ready Capital to fail to satisfy the distribution requirements for such taxable year if Ready Capital’s distributions with respect to such taxable year were not sufficient after taking into account the increase in its net income. In such event, Ready Capital may be able to rectify such failure to meet the distribution requirements by paying “deficiency dividends” to stockholders in a later year, which may be included in its deduction for dividends paid for the year that was subject to the adjustment. In this case, Ready Capital may be able to avoid losing its qualification as a REIT or being taxed on amounts distributed as deficiency dividends. However, Ready Capital would be required to pay interest and a penalty based on the amount of any deduction taken for deficiency dividends.
Tax on Built-In Gains
If Ready Capital acquires appreciated assets from a subchapter C corporation in a transaction in which the adjusted tax basis of the assets in Ready Capital’s hands is determined by reference to the adjusted tax basis of the assets in the hands of the C corporation, and if Ready Capital subsequently disposes of any such assets during the five-year period following the acquisition of the assets from the C corporation, Ready Capital will be subject to tax at the highest corporate income tax rates on any gain from such assets to the extent of the excess of the fair market value of the assets on the date that they were acquired by Ready Capital over the basis of such assets on such date, which Ready Capital refers to as built-in gains. Similarly, to the extent that any C corporation holds an interest in an entity treated as a partnership for U.S. federal income tax purposes (either directly or through one or more other entities treated as partnerships for U.S. federal income tax purposes) and Ready Capital acquires appreciated assets from such partnership in a transaction in which the adjusted tax basis of the assets in Ready Capital’s hands is determined by reference to the adjusted tax basis of the assets in the hands of the partnership, the underlying C corporation’s proportionate share of such assets will be treated as contributed by a C corporation and therefore will be subject to the tax on built-in gains. However, the built-in gains tax will not apply if the C corporation elects to be subject to an immediate tax when the asset is acquired by Ready Capital.
Recordkeeping Requirements
Ready Capital is required to maintain records and request on an annual basis information from specified stockholders. These requirements are designed to assist Ready Capital in determining the actual ownership of its outstanding stock and maintaining its qualifications as a REIT.
Excess Inclusion Income
If Ready Capital, the Operating Partnership, Ready Capital’s subsidiary REITs, or any other subsidiary REIT owned by the Operating Partnership, acquires a residual interest in a REMIC, Ready Capital may realize excess inclusion income. In addition, if Ready Capital, the Operating Partnership, Ready Capital’s subsidiary REITs, or another subsidiary REIT owned by the Operating Partnership is deemed to have issued debt obligations having two or more maturities, the payments on which correspond to payments on mortgage loans owned by Ready Capital, such arrangement will be treated as a taxable mortgage pool for U.S. federal income tax purposes. See “— Effect of Subsidiary Entities — Taxable Mortgage Pools.” Ready Capital may securitize SBC loans that Ready Capital acquires and certain securitizations may result in Ready Capital owning interests in a taxable mortgage pool. Ready Capital would be precluded from holding equity interests in such a securitization through the Operating Partnership. Accordingly, Ready Capital would likely form such securitizations as qualified REIT subsidiaries of a subsidiary REIT of the Operating Partnership, and will be precluded from selling to outside investors equity interests in such securitizations or from selling any debt securities issued in connection with such securitizations that might be considered to be equity interests for U.S. federal income tax purposes. Ready Capital is taxed at the highest corporate income tax rate on a portion of the income, referred to as “excess inclusion income,” arising from a taxable mortgage pool that is allocable to the percentage of Ready Capital’s shares held in record name by “disqualified organizations,” which are generally certain cooperatives, governmental entities and tax-exempt organizations that are exempt from tax on UBTI. To the extent that common stock owned by “disqualified organizations” is held in record name by a broker/dealer or other nominee, the broker/dealer or other nominee would be liable for the corporate level tax on the portion of Ready Capital’s excess inclusion income allocable to the common stock held by the broker/dealer or other nominee on behalf of the “disqualified organizations.” Disqualified organizations may own Ready Capital’s stock. Because this tax would be imposed on Ready Capital, all of Ready Capital’s investors, including investors that are not disqualified organizations, will bear a portion of the tax cost associated with the classification of Ready Capital or a portion of Ready Capital’s assets as a taxable mortgage pool. A RIC or other pass-through entity owning Ready Capital Common Stock in record name will be subject to tax at the highest corporate income tax rate on any excess inclusion income allocated to their owners that are disqualified organizations. Ready Capital has engaged in certain securitization transactions that are treated as taxable mortgage pools for U.S. federal income tax purposes. Although Ready Capital believes that such transactions are structured in a manner so that they should not cause any portion of the distributions in Ready Capital’s shares to be treated as excess inclusion income, no assurance can be provided that the IRS would not assert a contrary position.
In addition, if Ready Capital realizes excess inclusion income and allocate it to stockholders, this income cannot be offset by net operating losses of Ready Capital’s stockholders. If the stockholder is a tax-exempt entity and not a disqualified organization, then this income is fully taxable as UBTI under Section 512 of the Code. If the stockholder is a foreign person, it would be subject to U.S. federal income tax withholding on this income without reduction or exemption pursuant to any otherwise applicable income tax treaty. If the stockholder is a REIT, a RIC, common trust fund or other pass-through entity, the stockholder’s allocable share of Ready Capital’s excess inclusion income could be considered excess inclusion income of such entity. Accordingly, such investors should be aware that a significant portion of Ready Capital’s income may be considered excess inclusion income. Finally, if a subsidiary REIT of the Operating Partnership through which Ready Capital holds taxable mortgage pool securitizations were to fail to qualify as a REIT, Ready Capital’s taxable mortgage pool securitizations will be treated as separate taxable corporations for U.S. federal income tax purposes that could not be included in any consolidated corporate tax return.
Prohibited Transactions
Net income Ready Capital derives from a prohibited transaction is subject to a 100% tax. The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property) that is held as inventory or primarily for sale to customers, in the ordinary course of a trade or business by a REIT, by a lower-tier partnership in which the REIT holds an equity interest or by a borrower that has issued a shared appreciation mortgage or similar debt instrument to the REIT. Ready Capital intends to conduct its operations so that any asset owned by Ready Capital or Ready Capital’s pass-through subsidiaries that is held as inventory or primarily for sale to customers in the ordinary course of business will qualify for certain safe harbor provisions that prevent the application of this prohibited transaction tax. However, no assurance can be provided that such safe harbor provisions will apply. In addition, whether property is held as inventory or “primarily for sale to customers in the ordinary course of a trade or business” depends on the particular facts and circumstances. If Ready Capital was to sell a mortgage loan to a third-party, depending on the circumstances of the sale, it is possible that the sale could be treated as a prohibited transaction. As a result, no assurance can be given that any securities or loans that Ready Capital may dispose of will not be treated as property held for sale to customers. The Code provides certain safe harbors under which disposition of assets are not treated as prohibited transactions. However, there can be no assurance that any disposition of Ready Capital’s assets would comply with these safe-harbor provisions. The 100% tax will not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be subject to tax in the hands of the corporation at regular corporate income tax rates.
Foreclosure Property
Foreclosure property is real property and any personal property incident to such real property:
•
that is acquired by a REIT as a result of the REIT having bid on the property at foreclosure or having otherwise reduced the property to ownership or possession by agreement or process of law after there was a default (or default was imminent) on a lease of the property or a mortgage loan held by the REIT and secured by the property;

•
for which the related loan or lease was acquired by the REIT at a time when default was not imminent or anticipated; and

•
for which such REIT makes a proper election to treat the property as foreclosure property.

REITs generally are subject to tax at the highest U.S. federal corporate income tax rate on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property in the hands of the selling REIT. Ready Capital does not anticipate that Ready Capital will receive any income from foreclosure property that is not qualifying income for purposes of the 75% gross income test, but, if Ready Capital does receive any such income, Ready Capital intends to elect to treat the related property as foreclosure property. Property is not eligible for the election to be treated as foreclosure property if the loan with respect to which the default occurs or is imminent is acquired by a REIT with an intent to foreclose, or when the REIT knows or has reason to know that default would occur. Ready Capital may acquire distressed debt instruments. If Ready Capital acquires a distressed debt instrument when it knows or have reason to know that a default may occur, it likely would not be permitted to make a foreclosure property election with such property.
Tax Aspects of Investments in Partnerships
In General
Ready Capital holds investments through entities that are classified as partnerships for U.S. federal income tax purposes, including the Operating Partnership and potentially equity interests in lower-tier partnerships. In general, partnerships are “pass-through” entities that are not subject to U.S. federal income tax. Rather, partners are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of a partnership, and are subject to tax on these items without regard to whether the partners receive a distribution from the partnership. Ready Capital will include in its income its proportionate share of these partnership items for purposes of the various REIT income tests, based on its capital interest in such partnership. Moreover, for purposes of the REIT asset tests, Ready Capital will include its proportionate share of assets held by subsidiary partnerships, based on its capital interest in such partnerships (other than for purposes of the 10% value test, for which the determination of Ready Capital’s interest in partnership assets will be based on Ready Capital’s proportionate interest in any securities issued by the partnership excluding, for these purposes, securities excluded under the Code). Consequently, to the extent that Ready Capital holds an equity interest in a partnership, the partnership’s assets and operations may affect Ready Capital’s ability to qualify as a REIT, even though Ready Capital may have no control, or only limited influence, over the partnership.
Entity Classification
The investment by Ready Capital in partnerships involves special tax considerations, including the possibility of a challenge by the IRS of the status of any of Ready Capital’s subsidiary partnerships as a partnership, as opposed to an association taxable as a corporation, for U.S. federal income tax purposes. If any of these entities were treated as an association for U.S. federal income tax purposes, it would be taxable as a corporation and, therefore, could be subject to an entity-level tax on its income.
Pursuant to Section 7704 of the Code, a partnership that does not elect to be treated as a corporation nevertheless will be treated as a corporation for U.S. federal income tax purposes if it is a “publicly traded partnership” and it does not receive at least 90% of its gross income from certain specified sources of “qualifying income” within the meaning of that section. A “publicly traded partnership” is any partnership (i) the interests in which are traded on an established securities market or (ii) the interests in which are readily tradable on a “secondary market or the substantial equivalent thereof.” Although operating partnership units of the Operating Partnership are not traded on an established securities market, there is a significant risk that the right of a holder of such partnership units to redeem the units for Ready Capital Common Stock could cause the operating partnership units to be considered readily tradable on the substantial equivalent of a secondary market. Under the relevant Treasury Regulations, interests in a partnership will not be considered readily tradable on a secondary market or on the substantial equivalent of a secondary market if the partnership qualifies for specified “safe harbors,” which are based on the specific facts and circumstances relating to the partnership. Although the Operating Partnership expects to qualify for one of these safe harbors in all taxable years, Ready Capital cannot provide any assurance that surviving partnership will, in each of its taxable years, qualify for one of these safe harbors.
If the Operating Partnership were taxable as a corporation, the character of Ready Capital’s assets and items of Ready Capital’s gross income would change and could preclude Ready Capital from satisfying the REIT asset tests (particularly the tests generally preventing a REIT from owning more than 10% of the voting securities, or more than 10% of the value of the securities, of a corporation) or the gross income tests as discussed in “— Requirements for Qualification as a REIT,” “— Asset Tests” and “— Gross Income Tests” above, and in turn could prevent Ready Capital from qualifying as a REIT. See “Failure to Qualify as a REIT,” below, for a discussion of the effect of Ready Capital’s failure to meet these tests for a taxable year. In addition, any change in the status of any of Ready Capital’s subsidiary partnerships for tax purposes might be treated as a taxable event, in which case Ready Capital could have taxable income that is subject to the REIT distribution requirements without receiving any cash.
Tax Allocations With Respect to Partnership Properties
The partnership agreement of the Operating Partnership generally provides that, after allocations to the holder of the Class A Special Unit, items of operating income and loss will be allocated to the holders of units in proportion to the number of units held by each holder. If an allocation of partnership income or loss does not comply with the requirements of Section 704(b) of the Code and the Treasury Regulations thereunder, the item subject to the allocation will be reallocated in accordance with the partners’ interests in the partnership. This reallocation will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partnership with respect to such item. The partnership’s allocations of income and loss are intended to comply with the requirements of Section 704(b) of the Code and the Treasury Regulations promulgated under such section. Under Section 704(b), income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for tax purposes in a manner such that the contributing partner is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss is generally equal to the difference between the fair market value (or the book value) of the contributed property and the adjusted tax basis of such property at the time of the contribution (or a book-tax difference). Such allocations are solely for U.S. federal income tax purposes and do not affect partnership capital accounts or other economic or legal arrangements among the partners.
The partnership agreement requires that allocations with respect to any property contributed to the Operating Partnership in exchange for partnership units in a tax-deferred transaction be made in a manner consistent with Section 704(c) of the Code. As a result, any gain recognized on the sale of any such properties would generally be allocated to the partner who contributed the property to the Operating Partnership to the extent of the book-tax difference at the time of such contribution. As a result, in the event that any such properties are sold, the partner who contributed such assets to the Operating Partnership or, in certain cases, a successor to such partner, which may include Ready Capital, could be allocated gain in excess of its corresponding book gain (or taxable loss that is less than such person’s corresponding economic or book loss), with a corresponding benefit to the partners who did not contribute such assets to the Operating Partnership. These provisions will also apply to revaluations of the Operating Partnership’s assets in connection with the Operating Partnership’s issuance of additional Operating Partnership units. The application of Section 704(c) of the Code to a partnership such as the Operating Partnership that holds numerous loan securities can be complex and may require the adoption of certain conventions or methods that could be subject to challenge by the IRS. If any taxable income or loss of the Operating Partnership were subject to reallocation, such a reallocation could adversely impact Ready Capital’s ability to qualify as a REIT or require Ready Capital to pay a deficiency dividend in order to maintain its qualification as a REIT.
Failure to Qualify as a REIT
In the event that Ready Capital violates a provision of the Code that would result in its failure to qualify as a REIT, it may nevertheless continue to qualify as a REIT. Specified relief provisions will be available to Ready Capital to avoid such disqualification if:

•
the violation is due to reasonable cause and not due to willful neglect;

•
Ready Capital pays a penalty of $50,000 for each failure to satisfy a requirement for qualification as a REIT; and

•
the violation does not include a violation under the gross income or asset tests described above (for which other specified relief provisions are available).

This cure provision reduces the instances that could lead to Ready Capital’s disqualification as a REIT for violations due to reasonable cause. If Ready Capital fails to qualify for taxation as a REIT in any taxable year and none of the relief provisions of the Code apply, Ready Capital will be subject to tax on its taxable income at regular corporate income tax rates. Distributions to Ready Capital’s stockholders in any year in which Ready Capital is not a REIT will not be deductible by Ready Capital, nor will they be required to be made. In this situation, to the extent of current and accumulated earnings and profits, and, subject to limitations of the Code, distributions to Ready Capital’s stockholders will generally be taxable in the case of U.S. stockholders who are individuals at a maximum rate of 20%, and dividends in the hands of Ready Capital’s corporate U.S. stockholders may be eligible for the dividends received deduction. Unless Ready Capital is entitled to relief under specific statutory provisions, Ready Capital will also be disqualified from re-electing to be taxed as a REIT for the four taxable years following the year during which qualification was lost. Additionally, certain exemptions from U.S. taxation provided to Ready Capital’s non-U.S. shareholders may not be available if Ready Capital fails to qualify as a REIT. It is not possible to state whether, in all circumstances, Ready Capital will be entitled to statutory relief.
Taxation of Taxable U.S. Stockholders
This section summarizes the taxation of U.S. stockholders who hold Ready Capital Common Stock that are not tax-exempt organizations. If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Ready Capital Common Stock, the U.S. federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. A partner of a partnership holding Ready Capital Common Stock should consult its own tax advisor regarding the U.S. federal income tax consequences to the partner of the acquisition, ownership and disposition of Ready Capital Common Stock by the partnership.
Distributions
Provided that Ready Capital qualifies as a REIT, distributions made to Ready Capital’s taxable U.S. stockholders out of its current or accumulated earnings and profits, and not designated as capital gain dividends, will generally be taken into account by them as ordinary dividend income and will not be eligible for the dividends received deduction for corporations. In determining the extent to which a distribution with respect to Ready Capital Common Stock constitutes a dividend for U.S. federal income tax purposes, Ready Capital’s earnings and profits will be allocated first to distributions with respect to Ready Capital’s preferred stock, if any, and then to Ready Capital Common Stock. Dividends received from REITs are generally not eligible to be taxed at the preferential qualified dividend income rates applicable to individual U.S. stockholders who receive dividends from taxable subchapter C corporations. As discussed above, if Ready Capital realizes excess inclusion income and allocate it to a taxable U.S. stockholder, this income cannot be offset by net operating losses of such stockholder.
However, for taxable years beginning before January 1, 2026, pursuant to Section 199A of the Code, non-corporate U.S. taxpayers may deduct up to 20% of certain qualified business income, including “qualified REIT dividends” (generally, dividends received by a REIT stockholder that are not designated as capital gain dividends or qualified dividend income), subject to certain limitations, resulting in an effective maximum U.S. federal income tax rate of 29.6% on such income. In order for a dividend paid by a REIT to be eligible to be treated as a “qualified REIT dividend,” the U.S. stockholder must meet two holding period-related requirements. First, the U.S. stockholder must hold the REIT stock for a minimum of 46 days during the 91-day period that begins 45 days before the date on which the REIT stock becomes ex-dividend with respect to the dividend. Second, the qualifying portion of the REIT dividend is reduced to the extent that the U.S. stockholder is under an obligation (whether pursuant to a short sale or otherwise) to make related payments with respect to positions in substantially similar or related property. In addition, recently finalized

Treasury regulations provide that shareholders of RICs are also entitled to the 20% deduction with respect to certain “Section 199A dividends” that are attributable to qualified REIT dividends received by such RICs.
In addition, distributions from Ready Capital that are designated as capital gain dividends will be taxed to U.S. stockholders as long-term capital gains, to the extent that they do not exceed Ready Capital’s actual net capital gain for the taxable year, without regard to the period for which the U.S. stockholder has held Ready Capital Common Stock. To the extent that Ready Capital elects under the applicable provisions of the Code to retain Ready Capital’s net capital gains, U.S. stockholders will be treated as having received, for U.S. federal income tax purposes, Ready Capital’s undistributed capital gains as well as a corresponding credit or refund, as the case may be, for taxes paid by Ready Capital on such retained capital gains. U.S. stockholders will increase their adjusted tax basis in Ready Capital Common Stock by the difference between their allocable share of such retained capital gain and their share of the tax paid by Ready Capital. Corporate U.S. stockholders may be required to treat up to 20% of some capital gain dividends as ordinary income. Long-term capital gains are generally taxable at reduced maximum U.S. federal income tax rates of 20% in the case of U.S. stockholders who are individuals, and 21% for corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum U.S. federal income tax rate for U.S. stockholders who are individuals, to the extent of previously claimed depreciation deductions.
Distributions from Ready Capital in excess of its current and accumulated earnings and profits will not be taxable to a U.S. stockholder to the extent that they do not exceed the adjusted tax basis of the U.S. stockholder’s shares in respect of which the distributions were made, but rather will reduce the adjusted tax basis of those shares. To the extent that such distributions exceed the adjusted tax basis of an individual U.S. stockholder’s shares, they will be included in income as long-term capital gain, or short-term capital gain if the shares have been held for one year or less. See also “— Medicare Tax on Unearned Income” below. In addition, any dividend declared by Ready Capital in October, November or December of any year and payable to a U.S. stockholder of record on a specified date in any such month will be treated as both paid by Ready Capital and received by the U.S. stockholder on December 31 of such year, provided that the dividend is actually paid by Ready Capital before the end of January of the following calendar year.
With respect to U.S. stockholders who are taxed at the rates applicable to individuals, Ready Capital may elect to designate a portion of Ready Capital’s distributions paid to such U.S. stockholders as “qualified dividend income.” A portion of a distribution that is properly designated as qualified dividend income is taxable to non-corporate U.S. stockholders as capital gain, provided that the U.S. stockholder has held the common stock with respect to which the distribution is made for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which such common stock became ex-dividend with respect to the relevant distribution. The maximum amount of Ready Capital’s distributions eligible to be designated as qualified dividend income for a taxable year is equal to the sum of:
•
the qualified dividend income received by Ready Capital during such taxable year from non-REIT C corporations (including any TRS in which Ready Capital may own an interest);

•
the excess of any “undistributed” REIT taxable income recognized during the immediately preceding year over the U.S. federal income tax paid by Ready Capital with respect to such undistributed REIT taxable income; and

•
the excess of any income recognized during the immediately preceding year attributable to the sale of a built-in-gain asset that was acquired in a carry-over basis transaction from a non-REIT C corporation over the U.S. federal income tax paid by Ready Capital with respect to such built-in gain.

Generally, dividends that Ready Capital receives will be treated as qualified dividend income for purposes of the first bullet above if the dividends are received from a domestic C corporation (other than a REIT or a RIC), any TRS of Ready Capital, or a “qualifying foreign corporation” and specified holding period requirements and other requirements are met.
To the extent that Ready Capital has available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that must be made in order to comply with the REIT distribution requirements. See “— Taxation of the Combined Company — In

General” and “— Annual Distribution Requirements.” Such losses, however, are not passed through to U.S. stockholders and do not offset income of U.S. stockholders from other sources, nor do they affect the character of any distributions that are actually made by Ready Capital, which are generally subject to tax in the hands of U.S. stockholders to the extent that Ready Capital has current or accumulated earnings and profits.
Dispositions of Ready Capital Common Stock
In general, a U.S. stockholder will realize gain or loss upon the sale, redemption or other taxable disposition of Ready Capital Common Stock in an amount equal to the difference between the sum of the fair market value of any property and the amount of cash received in such disposition and the U.S. stockholder’s adjusted tax basis in Ready Capital Common Stock at the time of the disposition. In general, a U.S. stockholder’s adjusted tax basis will equal the U.S. stockholder’s acquisition cost, increased by the excess of net capital gains deemed distributed to the U.S. stockholder (discussed above) less tax deemed paid on such gain and reduced by returns of capital. In general, capital gains recognized by individuals and other non-corporate U.S. stockholders upon the sale or disposition of shares of Ready Capital Common Stock will be subject to a maximum U.S. federal income tax rate of 20%, if Ready Capital Common Stock is held for more than 12 months, and will be taxed at ordinary income tax rates. Gains recognized by U.S. stockholders that are corporations are subject to U.S. federal income tax at a maximum rate of 21%, whether or not classified as long-term capital gains. The IRS has the authority to prescribe, but has not yet prescribed, regulations that would apply a capital gain tax rate of 25% (which is generally higher than the long-term capital gain tax rates for non-corporate holders) to a portion of capital gain realized by a non-corporate holder on the sale of REIT stock or depositary shares that would correspond to the REIT’s “unrecaptured Section 1250 gain.”
Stockholders are advised to consult with their tax advisors with respect to their capital gain tax liability. Capital losses recognized by a U.S. stockholder upon the disposition of Ready Capital Common Stock held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the U.S. stockholder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of shares of Ready Capital Common Stock by a U.S. stockholder who has held the stock for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions received from Ready Capital that were required to be treated by the U.S. stockholder as long-term capital gain.
Passive Activity Losses and Investment Interest Limitations
Distributions made by Ready Capital and gain arising from the sale or exchange by a U.S. stockholder of Ready Capital Common Stock will not be treated as passive activity income. As a result, U.S. stockholders will not be able to apply any “passive losses” against income or gain relating to Ready Capital Common Stock. Distributions made by Ready Capital, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation. A U.S. stockholder that elects to treat capital gain dividends, capital gains from the disposition of stock or qualified dividend income as investment income for purposes of the investment interest limitation will be taxed at ordinary income rates on such amounts.
Medicare Tax on Unearned Income
Certain U.S. stockholders that are individuals, estates or trusts are required to pay an additional 3.8% tax on, among other things, dividends on and capital gains from the sale or other disposition of stock. U.S. stockholders should consult their tax advisors regarding the effect, if any, of this legislation on their ownership and disposition of Ready Capital Common Stock. The temporary 20% deduction currently allowed by Section 199A of the Code, with respect to ordinary REIT dividends received by non-corporate taxpayers, is allowed only for Chapter 1 of the Code and thus is not allowed as a deduction allocable to such dividends for purposes of determining the amount of net investment income subject to the 3.8% Medicare tax, which is imposed under Section 2A of the Code.

Taxation of Tax-Exempt U.S. Stockholders
U.S. tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. However, they are subject to taxation on their UBTI. While many investments in real estate may generate UBTI, the IRS has ruled that regular distributions from a REIT to a tax-exempt entity do not constitute UBTI. Based on that ruling, and provided that:
•
a tax-exempt U.S. stockholder has not held Ready Capital Common Stock as “debt financed property” within the meaning of the Code (i.e., where the acquisition or holding of the property is financed through a borrowing by the tax-exempt stockholder);

•
Ready Capital Common Stock is not otherwise used in an unrelated trade or business; and

•
Ready Capital does not hold an asset that gives rise to excess inclusion income (see “— Requirements for Qualification as a REIT — Annual Distribution Requirements — Excess Inclusion Income”), distributions from its and income from the sale of its common stock generally should not give rise to UBTI to a tax-exempt U.S. stockholder. As previously noted, Ready Capital may engage in transactions that would result in a portion of Ready Capital’s dividend income being considered “excess inclusion income” and, accordingly, it is possible that a portion of Ready Capital’s dividends received by a tax-exempt stockholder may be treated as UBTI.

Tax-exempt U.S. stockholders that are social clubs, voluntary employee benefit associations, and supplemental unemployment benefit trusts exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9) and (c)(17) of the Code, respectively, are subject to different UBTI rules, which generally will require them to characterize distributions from Ready Capital as UBTI.
In certain circumstances, a pension trust that (i) is described in Section 401(a) of the Code, (ii) is tax exempt under Section 501(a) of the Code, and (iii) owns more than 10% of Ready Capital’s stock could be required to treat a percentage of the dividends from Ready Capital as UBTI if Ready Capital is a “pension-held REIT.” Ready Capital will not be a pension-held REIT unless (i) either (a) one pension trust owns more than 25% of the value of Ready Capital’s stock, or (b) a group of pension trusts, each individually holding more than 10% of the value of Ready Capital’s stock, collectively owns more than 50% of such stock; and (ii) Ready Capital would not have qualified as a REIT but for the fact that Section 856(h)(3) of the Code provides that stock owned by such trusts shall be treated, for purposes of the requirement that not more than 50% of the value of the outstanding stock of a REIT is owned, directly or indirectly, by five or fewer “individuals” (as defined in the Code to include certain entities), as owned by the beneficiaries of such trusts. Certain restrictions relating to the ownership and transfer of Ready Capital’s stock should generally prevent a tax-exempt entity from owning more than 10% of the value of Ready Capital’s stock, or Ready Capital from becoming a pension-held REIT.
Tax-exempt U.S. stockholders are urged to consult their tax advisors regarding the U.S. federal, state and local tax consequences of owning Ready Capital Common Stock.
Taxation of Non-U.S. Stockholders
The following is a summary of certain U.S. federal income tax consequences of the acquisition, ownership and disposition of Ready Capital Common Stock applicable to non-U.S. stockholders of Ready Capital Common Stock. The discussion is based on current law and is for general information only. It addresses only selective and not all aspects of U.S. federal income taxation of non-U.S. stockholders. In addition, except where otherwise specified, this discussion assumes that:
•
a non-U.S. stockholder will not have held more than 10% of Ready Capital Common Stock (taking into account applicable constructive ownership rules) at any time during the five-year period ending on the date on which such stockholder disposes of Ready Capital Common Stock or receives distributions from Ready Capital;

•
Ready Capital Common Stock is and will continue to be “regularly traded” on an established securities market located in the United States within the meaning of FIRPTA although there can be no assurance that this will continue to be the case; and

•
a non-U.S. stockholder is not a “qualified shareholder”, as defined in Section 897(k)(3)(A) of the Code, which describes certain partnerships and other collective investment vehicles that satisfy various recordkeeping, administrative and other requirements.

A non-U.S. stockholder, and in particular a non-U.S. stockholder who is a “qualified shareholder” within the meaning of FIRPTA, should consult its tax advisor concerning the tax consequences of sales of Ready Capital Common Stock and the receipt of dividends and other distributions from Ready Capital.
General
For most non-U.S. persons, an investment in a REIT that invests principally in mortgage loans and mortgage-backed securities is not the most tax-efficient way to invest in such assets. That is because receiving distributions of income derived from such assets in the form of REIT dividends subjects most non-U.S. persons to withholding taxes that direct investment in those asset classes, and the direct receipt of interest and principal payments with respect to them, would not. The principal exceptions are foreign sovereigns and their agencies and instrumentalities, which may be exempt from withholding taxes on certain REIT dividends under the Code, and certain foreign pension funds or similar entities able to claim an exemption from withholding taxes on REIT dividends under the Code, such as “qualified foreign pension funds,” as described below, or the terms of a bilateral tax treaty between their country of residence and the United States.
Ordinary Dividends
Subject to the discussion below under “— Capital Gain Dividends”, dividends received by non-U.S. stockholders payable out of Ready Capital’s earnings and profits which are not attributable to gains from dispositions of USRPIs or designated as capital gains dividends and are not effectively connected with a U.S. trade or business of the non-U.S. stockholder will generally be subject to U.S. federal withholding tax at the rate of 30%, unless reduced or eliminated by an applicable income tax treaty. Under some treaties, however, lower rates generally applicable to dividends do not apply to dividends from REITs. In addition, any portion of the dividends paid to non-U.S. stockholders that are treated as excess inclusion income will not be eligible for exemption from the 30% withholding tax or a reduced treaty rate. As previously noted, Ready Capital may engage in transactions that could result in a portion of Ready Capital’s dividends being considered excess inclusion income, and accordingly, a portion of Ready Capital’s dividend income may not be eligible for exemption from the 30% withholding rate or a reduced treaty rate. In the case of a taxable stock dividend with respect to which any withholding tax is imposed on a non-U.S. stockholder, Ready Capital may have to withhold or dispose of part of the shares otherwise distributable in such dividend and use such withheld shares or the proceeds of such disposition to satisfy the withholding tax imposed.
In general, non-U.S. stockholders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of Ready Capital Common Stock. In cases where the dividend income from a non-U.S. stockholder’s investment in Ready Capital Common Stock is, or is treated as, effectively connected with the non-U.S. stockholder’s conduct of a U.S. trade or business, the non-U.S. stockholder generally will be subject to U.S. federal income tax at graduated rates, in the same manner as U.S. stockholders are taxed with respect to such dividends, and may also be subject to the 30% branch profits tax on the income after the application of the income tax in the case of a non-U.S. stockholder that is a corporation.
Non-Dividend Distributions
Unless (i) Ready Capital Common Stock constitutes a USRPI under FIRPTA, or (ii) either (A) the non-U.S. stockholder’s investment in Ready Capital Common Stock is effectively connected with a U.S. trade or business conducted by such non-U.S. stockholder (in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain) or (B) the non-U.S. stockholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a “tax home” in the U.S. (in which case the non-U.S. stockholder will be subject to a 30% tax on the individual’s net capital gain for the year), distributions by Ready Capital which are not dividends out of Ready Capital’s earnings and profits will not be subject to U.S. federal income tax. Because Ready Capital’s stock is expected to be regularly traded, its common stock will not constitute USRPI with respect to a stockholder unless such stockholder holds more than 10% of Ready Capital’s stock. If it cannot be determined at the time at which a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to dividends. However, the non-U.S. stockholder may seek a refund from the IRS of any amounts withheld if it is subsequently determined that the distribution was, in fact, in excess of Ready Capital’s current and accumulated earnings and profits.
If Ready Capital Common Stock constitutes a USRPI, as described below under “— Dispositions of Ready Capital Common Stock,” distributions by Ready Capital in excess of the sum of Ready Capital’s earnings and profits plus the non-U.S. stockholder’s adjusted tax basis in Ready Capital Common Stock will be taxed under FIRPTA at the rate of tax, including any applicable capital gains rates, that would apply to a U.S. stockholder of the same type (such as, an individual or a corporation, as the case may be), and the collection of the tax will be enforced by a refundable withholding at a rate of 15% of the amount by which the distribution exceeds the stockholder’s share of Ready Capital’s earnings and profits. Because Ready Capital Common Stock is expected to be regularly traded on an established securities market in the United States, non-dividend distributions by Ready Capital to a holder are generally not subject to FIRPTA unless such holder holds more than 10% of Ready Capital Common Stock, taking into account certain attribution rules. Non-U.S. stockholders that are treated as “qualified foreign pension funds” are exempt from federal income and withholding tax under FIRPTA on such distributions by Ready Capital.
Capital Gain Dividends
Under FIRPTA, a distribution made by Ready Capital to a non-U.S. stockholder, to the extent attributable to gains from dispositions of USRPIs held by Ready Capital directly or through pass-through subsidiaries, or USRPI capital gains, will be considered effectively connected with a U.S. trade or business of the non-U.S. stockholder and will be subject to U.S. federal income tax at the rates applicable to U.S. stockholders, without regard to whether the distribution is designated as a capital gain dividend. In addition, Ready Capital will be required to withhold tax equal to 21% of the amount of capital gain dividends to the extent the dividends constitute USRPI capital gains. Distributions subject to FIRPTA may also be subject to a 30% (or such lower rate as may be specified by an applicable income tax treaty) branch profits tax in the hands of a non-U.S. stockholder that is a corporation. The 21% withholding tax will not apply to any capital gain dividend (i) with respect to any class of Ready Capital’s stock which is regularly traded on an established securities market located in the U.S. if the non-U.S. stockholder did not own more than 10% of such class of stock at any time during the one year period ending on the date of such dividend or (ii) received by certain non-U.S. publicly traded investment vehicles. Instead any capital gain dividend received by such a stockholder will be treated as a distribution subject to the rules discussed above under “— Ordinary Dividends.” Also, the branch profits tax will not apply to such a distribution. Ready Capital expects that Ready Capital Common Stock will continue to be regularly traded on an established securities market in the United States following the Merger, although no assurance can be provided in this regard. In addition, non-U.S. stockholders that are treated as “qualified foreign pension funds” are exempt from income and withholding tax under FIRPTA on distributions from Ready Capital to the extent attributable to USRPI capital gains.
A distribution is not a USRPI capital gain if Ready Capital held the underlying asset solely as a creditor, although the holding of a shared appreciation mortgage loan would not be solely as a creditor. Capital gain dividends received by a non-U.S. stockholder from a REIT that are not USRPI capital gains are generally not subject to U.S. federal income or withholding tax, unless either (i) the non-U.S. stockholder’s investment in Ready Capital Common Stock is effectively connected with a U.S. trade or business conducted by such non-U.S. stockholder (in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain) or (ii) the non-U.S. stockholder is a non-resident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a “tax home” in the U.S. (in which case the non-U.S. stockholder will be subject to a 30% tax on the individual’s net capital gain for the year).
Dispositions of Ready Capital Common Stock
Unless Ready Capital Common Stock constitutes a USRPI, a sale of the stock by a non-U.S. stockholder generally will not be subject to U.S. federal income taxation under FIRPTA. Ready Capital Common Stock will not be treated as a USRPI if less than 50% of Ready Capital’s assets throughout a prescribed testing period (measured by the assets fair market values) consist of interests in real property located within the United States, excluding, for this purpose, interests in real property solely in a capacity as a creditor and applying certain rules that exclude certain assets from this calculation. No assurance can be provided that 50% or more of Ready Capital’s assets will not consist of interests in real property located in the United States for purposes of this test. Moreover, it is possible that 50% or more of Ready Capital’s assets may consist of USRPIs for purposes of this test following the Merger.
Even if Ready Capital Common Stock otherwise would be a USRPI under the foregoing test, Ready Capital’s shares of common stock will not constitute a USRPI if Ready Capital is a “domestically controlled qualified investment entity.” A domestically controlled qualified investment entity is, among others, a REIT in which, at all times during a specified testing period (generally the lesser of the five year period ending on the date of disposition of the REIT’s shares of common stock or the period of the REIT’s existence), less than 50% in value of its outstanding shares of common stock is held directly or indirectly by non-U.S. stockholders.
The following rules simplify such determination:
•
In the case of a publicly traded REIT, a person holding less than 5% of a publicly traded class of stock at all times during the testing period is treated as a United States person unless the REIT has actual knowledge that such person is not a US person.

•
In the case of REIT stock held by a publicly traded REIT or certain publicly traded or open-ended RICs, the REIT or RIC will be treated as a United States person if the REIT or RIC is domestically controlled and will be treated as a non- United States person otherwise.

•
In the case of REIT stock held by a REIT or RIC not described in the previous rule, the REIT or RIC is treated as a United States person or a non- United States person on a look-through basis.

Ready Capital may be a domestically controlled REIT, in which case the sale of Ready Capital Common Stock would not be subject to taxation under FIRPTA. However, because Ready Capital Common Stock is expected to be widely held, Ready Capital cannot assure investors that Ready Capital has been or will be a domestically controlled REIT.
Even if Ready Capital does not qualify as a domestically controlled REIT, and Ready Capital Common Stock is treated as USRPI, a non-U.S. stockholder’s sale of Ready Capital Common Stock nonetheless will generally not be subject to tax under FIRPTA as a sale of a USRPI, provided that (i) Ready Capital Common Stock is “regularly traded,” as defined by the applicable Treasury Regulation, on an established securities market, and (ii) the selling non-U.S. stockholder owned, actually or constructively, 10% or less of Ready Capital’s outstanding stock of that class at all times during a specified testing period. Ready Capital expects that Ready Capital Common Stock will continue to be regularly traded on an established securities market in the United States following the Merger, although no assurance can be provided in this regard. In addition, even if Ready Capital does not qualify as a domestically controlled REIT and Ready Capital Common Stock is not regularly traded on an established securities market, non-U.S. stockholders that are treated as “qualified foreign pension funds” are exempt from tax under FIRPTA on the sale of Ready Capital Common Stock.
If gain on the sale of Ready Capital Common Stock were subject to taxation under FIRPTA, the non-U.S. stockholder would be subject to the same treatment as a U.S. stockholder with respect to such gain, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals, and the purchaser of the stock could be required to withhold 15% of the purchase price and remit such amount to the IRS.
Gain from the sale of Ready Capital Common Stock that would not otherwise be subject to FIRPTA will nonetheless be taxable in the U.S. to a non-U.S. stockholder in two cases: (i) if the non-U.S. stockholder’s investment in Ready Capital Common Stock is effectively connected with a U.S. trade or business conducted by such non-U.S. stockholder, the non-U.S. stockholder will be subject to the same treatment as a U.S. stockholder with respect to such gain, or (ii) if the non-U.S. stockholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a “tax home” in the U.S., the nonresident alien individual will be subject to a 30% tax on the individual’s net capital gain.

Backup Withholding and Information Reporting
Ready Capital will report to its U.S. stockholders and the IRS the amount of dividends paid during each calendar year and the amount of any tax withheld. Under the backup withholding rules, a U.S. stockholder may be subject to backup withholding with respect to dividends paid unless the holder is a corporation or comes within other exempt categories and, when required, demonstrates this fact or provides a taxpayer identification number or social security number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A U.S. stockholder that does not provide his or her correct taxpayer identification number or social security number may also be subject to penalties imposed by the IRS. In addition, Ready Capital may be required to withhold a portion of capital gain distributions to any U.S. stockholder who fails to certify its non-foreign status.
Ready Capital must report annually to the IRS and to each non-U.S. stockholder the amount of dividends paid to such stockholder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. stockholder resides under the provisions of an applicable income tax treaty. A non-U.S. stockholder may be subject to backup withholding unless applicable certification requirements are met.
Payment of the proceeds of a sale of Ready Capital Common Stock within the United States is subject to both backup withholding and information reporting unless the beneficial owner certifies under penalties of perjury that it is a non-U.S. stockholder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. person) or the stockholder otherwise establishes an exemption. Payment of the proceeds of a sale of Ready Capital Common Stock conducted through certain U.S. related financial intermediaries is subject to information reporting (but not backup withholding) unless the financial intermediary has documentary evidence in its records that the beneficial owner is a non-U.S. stockholder and specified conditions are met or an exemption is otherwise established.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such stockholder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.
FATCA
Under provisions in the Code commonly referred to as FATCA, withholding at a rate of 30% is required on dividends in respect of shares of Ready Capital Common Stock held by or through certain foreign financial institutions (including investment funds), unless such institution enters into an agreement with the Secretary of the Treasury (unless alternative procedures apply pursuant to an applicable intergovernmental agreement between the United States and the relevant foreign government) to report, on an annual basis, information with respect to shares in, and accounts maintained by, the institution to the extent such shares or accounts are held by certain U.S. persons or by certain non-U.S. entities that are wholly or partially owned by U.S. persons. Accordingly, the entity through which shares of Ready Capital Common Stock are held will affect the determination of whether such withholding is required. Similarly, withholding at a rate of 30% is required on dividends in respect of shares of Ready Capital Common Stock held by an investor that is a passive, non-financial, non-U.S. entity, unless such entity either (i) certifies to us that such entity does not have any “substantial U.S. owners” or (ii) provides certain information regarding the entity’s “substantial U.S. owners,” which Ready Capital will in turn provide to the Secretary of the Treasury. While withholding under FATCA also would have applied to payments of gross proceeds from the sale or other disposition of stock after December 31, 2018, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued.
Tax Shelter Regulations
In certain circumstances, a holder of common stock who disposes of an interest in a transaction resulting in the recognition by such holder of significant losses in excess of certain threshold amounts may be obligated to disclose its participation in such transaction (or a reportable transaction) in accordance with recently issued regulations governing tax shelters and other potentially tax-motivated transactions (or the Tax Shelter Regulations). Holders should consult their tax advisors concerning any possible disclosure obligation under the Tax Shelter Regulations with respect to the disposition of common stock.
State, Local and Foreign Taxes
Ready Capital and Ready Capital’s stockholders may be subject to state, local or foreign taxation in various jurisdictions, including jurisdictions in which Ready Capital transacts business or owns property. The state, local or foreign tax treatment of Ready Capital and Ready Capital’s stockholders may not conform to the U.S. federal income tax treatment discussed above. Any foreign taxes incurred by Ready Capital would not pass through to stockholders as a credit against their U.S. federal income tax liability. Prospective stockholders should consult their tax advisors regarding the application and effect of state, local and foreign income and other tax laws on an investment in Ready Capital Common Stock.
Legislative or Other Actions Affecting REITs
The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Department of the Treasury. No assurance can be given as to whether, when, or in what form, U.S. federal income tax laws applicable to Ready Capital and its stockholders may be enacted. Changes to the U.S. federal income tax laws and interpretations of U.S. federal income tax laws could adversely affect an investment in shares of Ready Capital’s common stock.
Ready Capital cannot predict whether, when or to what extent new U.S. federal tax laws, regulations, interpretations or rulings will be issued, nor is the long-term impact of proposed tax reforms (including future reforms that may be part of any enacted tax reform) on the mortgage industry clear.

COMPARATIVE SHARE PRICES
The shares of Ready Capital Common Stock issued in the Merger will be listed for trading on the NYSE under the symbol “RC.” Common Shares are not listed or traded on any securities market or exchange but have from time-to-time traded in over-the-counter markets under the ticker symbol “UDFI.”
The following tables presents trading information for Common Stock as of November 29, 2024, the last trading day before public announcement of the Transactions, and January 3, 2025, the latest practicable trading day before the date of this proxy statement/prospectus. For illustrative purposes, the following tables also provide the estimated implied value of the shares of Ready Capital Common Stock to be paid as Merger Consideration as of the same two dates. These implied values were calculated by multiplying the per share price of Ready Capital Common Stock by the Exchange Ratio and do not include any value attributable to the Closing Dividend or the CVR.
	Ready Capital Common Stock			Implied Per Share Value of Consideration for Common Shares
Date	High	Low	Close	High	Low	Close
November 29, 2024	$7.50	$7.36	$7.37	$3.12	$3.06	$3.07
January 3, 2025	$7.00	$6.89	$6.94	$2.91	$2.87	$2.89
Holders of Common Shares are encouraged to obtain current market quotations for Ready Capital Common Stock and to review carefully the other information contained in this proxy statement/prospectus or incorporated by reference herein. No assurance can be given concerning the market price of Ready Capital Common Stock before or after the Transactions. For additional information, see “Where You Can Find More Information and Incorporation by Reference” beginning on page 164.

COMPARISON OF RIGHTS OF READY CAPITAL STOCKHOLDERS AND THE TRUST’S SHAREHOLDERS
Ready Capital is incorporated under Maryland law. The rights of Ready Capital stockholders are governed by the MGCL, the Ready Capital Charter and the Ready Capital Bylaws.
The Trust is organized under Maryland law. The rights of the Trust’s shareholders are governed by the MRL, the MGCL, the Declaration of Trust and the Trust Bylaws.
The rights of the Trust’s shareholders who receive (i) shares of Ready Capital Common Stock issued as consideration in the Merger and (ii) shares of Ready Capital Common Stock pursuant to the terms of the CVRs issued as consideration in the Merger, will be governed by the MGCL, the Ready Capital Charter and the Ready Capital Bylaws.
The following is a summary of the material differences as of the date of this proxy statement/prospectus between the rights of Ready Capital stockholders and the rights of the Trust’s shareholders under the governing documents of Ready Capital and the Trust and the above-described laws which govern Ready Capital and the Trust, respectively. The following summary is qualified in its entirety by reference to the relevant provisions of the (i) MGCL, (ii) Ready Capital Charter, (iii) Ready Capital Bylaws, (iv) MRL, (v) Declaration of Trust and (vi) Trust Bylaws.
This section does not include a complete description of all differences between the rights of Ready Capital stockholders and the Trust’s shareholders, nor does it include a complete description of the specific rights of such holders. Furthermore, the identification of some of the differences in the rights of such holders is not intended to indicate that other differences that may be equally important do not exist. You are urged to read carefully the relevant provisions of Maryland law, as well as the governing instruments of each of Ready Capital and the Trust, each as amended, restated, supplemented or otherwise modified from time to time, copies of which are available, without charge, to any person, including any beneficial owner to whom this proxy statement/prospectus is delivered, by following the instructions listed in “Where You Can Find More Information and Incorporation by Reference” beginning on page 164.
	Rights of Ready Capital Stockholders (which will be the rights of common stockholders of the Combined Company following the Transactions)	Rights of the Trust’s Shareholders
Authorized Capital Stock	Ready Capital is authorized to issue 550,000,000 shares of stock, consisting of (i) 500,000,000 shares of Ready Capital Common Stock, $0.0001 par value per share, and (ii) 50,000,000 shares of preferred stock, $0.0001 par value per share, of which (1) 140 shares are classified and designated as Series A Preferred Stock, (2) 779,743 shares are classified and designated as Series C Cumulative Convertible Preferred Stock and (3) 4,600,000 shares are classified and designated as Series E Cumulative Redeemable Preferred Stock.
The Trust is authorized to issue 400,000,000 shares of beneficial interest, consisting of (i) 350,000,000 common shares of beneficial interest, $0.01 par value per share, and (ii) 50,000,000 preferred shares of beneficial interest, $0.01 par value per share.
As of January 6, 2025, there were (i) 30,677,003 Common Shares and (ii) no Trust preferred shares outstanding.

	Rights of Ready Capital Stockholders (which will be the rights of common stockholders of the Combined Company following the Transactions)	Rights of the Trust’s Shareholders

As of January 3, 2025, there were (i) 162,792,372 shares of Ready Capital Common Stock outstanding, (ii) no shares of Series A Preferred Stock outstanding, (iii) 334,678 shares of Series C Cumulative Convertible Preferred Stock outstanding, and (iv) 4,600,000 shares of Series E Cumulative Redeemable Preferred Stock outstanding.
As of January 3, 2025, 885,582 Operating Partnership units, which are redeemable for cash or, at Ready Capital’s option, on a one for-one basis for shares of Ready Capital Common Stock, were held by outside limited partners.

Size of Board and Classification
The Ready Capital Bylaws and Ready Capital Charter provide that the number of directors may be established only by the Ready Capital Board and may not be less than the minimum number required by the MGCL (which is one) and not more than 15. The number of directors may be increased or decreased by a majority of the Ready Capital Board.
The Ready Capital Board currently consists of seven (7) directors.

The Declaration of Trust and Trust Bylaws provide that the number of trustees on the Trust Board may be established by a majority of the Trust Board and may not be less than the greater of (i) four or (ii) the minimum number required by the MRL, nor more than 15. The number of trustees may be increased or decreased by a majority of the Trust Board.
The Trust Board consists of three classes of trustees.
The Trust Board currently consists of five trustees.

Election of Directors
Pursuant to the Ready Capital Bylaws, each of Ready Capital’s directors will be elected by the holders of Ready Capital Common Stock to serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualifies under Maryland law.
The Ready Capital Bylaws provide that a plurality of all votes cast at a meeting of

Pursuant to the Declaration of Trust, each trustee will be elected by the Trust’s shareholders to serve until the annual meeting of shareholders held in the third year following the year of his or her election and until his or her successor is duly elected and qualifies under Maryland law.
The Trust Bylaws provide that a plurality of all votes cast at a meeting of shareholders duly

	Rights of Ready Capital Stockholders (which will be the rights of common stockholders of the Combined Company following the Transactions)	Rights of the Trust’s Shareholders
	stockholders duly called at which a quorum is present is sufficient to elect a director.	called at which a quorum is present is sufficient to elect each trustee.
Removal of Directors	The Ready Capital Charter provides that, subject to any rights of holders of one or more classes or series of preferred stock to elect or remove one or more directors, a director may be removed with or without cause but only by the affirmative vote of stockholders entitled to cast at least two-thirds of all the votes entitled to be cast generally in the election of directors.	The Declaration of Trust provides that, subject to the rights of holders of one or more classes or series of preferred shares to elect or remove one or more trustees, any trustee, or the entire Trust Board, may be removed from office at any time at a meeting of shareholders called for that purpose, but only for cause and by the affirmative vote of the holders of not less than a majority of the shares then outstanding and entitled to vote generally in the election of trustees. For the purpose thereof, the Declaration of Trust defines “cause” as conviction of a felony or a final judgment of a court of competent jurisdiction holding that the trustee caused demonstrable, material harm to the Trust through bad faith or active and deliberate dishonesty.
Amendment of Charter	Except for amendments to the provisions of the Ready Capital Charter relating to the vote required to remove a director and the restrictions relating to the ownership and transfer of the Ready Capital shares of stock and amendments to the vote required to amend such provisions (each of which requires the affirmative vote of stockholders entitled to cast at least two-thirds of all the votes entitled to be cast on the matter) and amendments requiring the approval only of the Ready Capital Board, the Ready Capital Charter generally may be amended only if declared advisable by the Ready Capital Board and approved by the affirmative vote of stockholders entitled to cast not less than a	The Trust Board may amend the Declaration of Trust from time to time, in the manner provided by the MRL, without any action by the shareholders, (a) to qualify as a REIT under the Code or a real estate investment trust under the MRL, (b) in any respect in which the charter of a corporation may be amended in accordance with Section 2-605 of the MGCL and (c) as otherwise provided in the Declaration of Trust. Any other amendment to the Declaration of Trust shall be valid only if approved by the affirmative vote of the shareholders entitled to cast a majority of all votes entitled to be cast on the matter.

	Rights of Ready Capital Stockholders (which will be the rights of common stockholders of the Combined Company following the Transactions)	Rights of the Trust’s Shareholders
majority of all of the votes entitled to be cast on the matter.
Amendment of Bylaws	The Ready Capital Board has the exclusive power to adopt, alter or repeal any provision of the Ready Capital Bylaws and to make new bylaws.	The Trust Board has the exclusive power to adopt, alter or repeal any provision of the Trust Bylaws and to make new bylaws.
Restrictions on Investment and Operating Policies	None in the Ready Capital Charter or Ready Capital Bylaws.	The Trust Bylaws provide that, subject to the provisions of the Declaration of Trust, the Trust Board may from time to time adopt, amend, revise or terminate any policy or policies with respect to investments by the Trust as it shall deem appropriate in its sole discretion.
Limitations on Compensation to Management Company	None in the Ready Capital Charter or Ready Capital Bylaws.	None in the Declaration of Trust or Trust Bylaws.
Maryland Business Combination Act	As permitted by the MGCL, the Ready Capital Board has by resolution exempted business combinations (i) between Ready Capital and its affiliates and (ii) between Ready Capital and any other person, provided that such business combination is first approved by the Ready Capital Board (including a majority of Ready Capital’s directors who are not affiliates or associates of such person). However, the Ready Capital Board may repeal or modify this resolution at any time.	As permitted by the MGCL, the Trust Board has by resolution exempted business combinations (i) between the Trust and the Trust Advisor or any affiliate of the Trust Advisor and (ii) between the Trust and any other person, provided that such business combination is first approved by the Trust Board. However, the Trust Board may repeal or modify this resolution at any time.
Approval of Extraordinary Transactions	Under the MGCL, a Maryland corporation generally cannot merge, consolidate, convert, sell all or substantially all of its assets, engage in a statutory share exchange or dissolve (each, an “Extraordinary Transaction”), unless declared advisable by the board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. However, a Maryland corporation may provide in its charter for approval of these
Under the MRL, a Maryland real estate investment trust generally cannot merge or convert unless declared advisable by the affirmative vote of shareholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. However, a Maryland real estate investment trust may provide in its declaration of trust for approval of these matters by a lesser percentage, but not less than a majority of all the votes entitled to be cast on the matter.
Under the Declaration of Trust,

	Rights of Ready Capital Stockholders (which will be the rights of common stockholders of the Combined Company following the Transactions)	Rights of the Trust’s Shareholders

matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter.
Under the Ready Capital Charter, notwithstanding any provision of law permitting or requiring any action to be taken or approved by the affirmative vote of the holders of shares entitled to cast a greater number of votes, an Extraordinary Transaction will be effective and valid if declared advisable by the Ready Capital Board and taken or approved by the affirmative vote of stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter.
notwithstanding any provision of law permitting or requiring any action to be taken or approved by the affirmative vote of the holders of shares entitled to cast a greater number of votes, an Extraordinary Transaction will be effective and valid if declared advisable by the Trust Board and taken or approved by the affirmative vote of shareholders entitled to cast a majority of all the votes entitled to be cast on the matter.
Ownership and Transfer Restrictions
Except with regard to persons who are excepted by the Ready Capital Charter or Ready Capital Board, the Ready Capital Charter restricts ownership of more than 9.8% by value or number of shares, whichever is more restrictive, of the outstanding shares of Ready Capital Common Stock or capital stock.
In addition, no person may beneficially or constructively own shares of Ready Capital’s capital stock to the extent such ownership would result in Ready Capital being “closely held” within the meaning of Section 856(h) of the Code or otherwise failing to qualify as a REIT. Any transfer of shares that would result in Ready Capital’s capital stock being beneficially owned by less than 100 persons will be void.
The Ready Capital Charter also provides that if any transfer of Ready Capital’s capital stock would result in a person beneficially or constructively owning shares of Ready Capital’s

Except with regard to persons who are excepted by the Trust Board, the Declaration of Trust restricts ownership of more than 5% by value or number of shares, whichever is more restrictive, of the outstanding Common Shares or 5% in value of the aggregate of the outstanding shares of beneficial interest.
In addition, no person may beneficially or constructively own shares of beneficial interest of the Trust to the extent such ownership would result in the Trust being “closely held” within the meaning of Section 856(h) of the Code or otherwise failing to qualify as a REIT. Any transfer of shares that would result in shares of beneficial interest of the Trust being beneficially owned by less than 100 persons will be void.
The Declaration of Trust also provides that if any transfer of shares of beneficial interest of the Trust would result in a person beneficially or constructively owning shares of beneficial interest of the Trust in violation

	Rights of Ready Capital Stockholders (which will be the rights of common stockholders of the Combined Company following the Transactions)	Rights of the Trust’s Shareholders
	capital stock in violation of such restrictions, such shares will be automatically transferred to a charitable trust or voided.	of these restrictions, such shares will be automatically transferred to a charitable trust or voided.
Special Meetings of Stockholders
A special meeting of Ready Capital stockholders may be called by the chairman of the Ready Capital Board, the chief executive officer, the president and the Ready Capital Board.
A stockholder of record may request a special meeting to act on any matter that may properly be considered at a meeting of stockholders by following the procedures set forth in the Ready Capital Bylaws. The special meeting request must be signed by stockholders of record entitled to cast not less than a majority of all the votes entitled to be cast on such matter at such proposed meeting.

A special meeting of shareholders of the Trust may be called by the Trust Board, the Chairman of the Trust Board, the Chief Executive Officer or the president.
A shareholder of record may request a special meeting to act on any matter that may properly be considered at a meeting of stockholders by following the procedures set forth in the Trust Bylaws. The special meeting request must be signed by shareholders of record entitled to cast not less than a majority of all the votes entitled to be cast on such matter at such proposed meeting.

Advance Notice Requirements of Stockholder Nominations and Proposals	The Ready Capital Bylaws provide that for nominations of individuals for election to the Ready Capital Board and the proposal of other business to be considered by stockholders, the nominating or proposing stockholder must be a stockholder of record both at the time of giving advance notice and at the time of the meeting, must be entitled to vote at the meeting in the election of each individual so nominated or on any such other business and must comply with the other advance notice provisions set forth in the Ready Capital Bylaws. The notice must be provided to the secretary of Ready Capital not earlier than the 150th day and not later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting, subject to certain exceptions in the event	The Trust Bylaws provide that for nominations of individuals for election to the Trust Board and the proposal of other business to be considered by shareholders, the nominating or proposing shareholder must be a shareholder of record as of the record date for such meeting, at the time of giving advance notice and at the time of the meeting (and any postponement or adjournment thereof), must be entitled to vote at the meeting in the election of each individual so nominated or on any such other business and must comply with the other advance notice provisions set forth in the Trust Bylaws. The notice must be provided to the secretary at the principal office of the Trust not earlier than the 150th day and not later than 5:00 p.m., Central Time, on the 120th day prior to the first anniversary of the date of the proxy statement for the

	Rights of Ready Capital Stockholders (which will be the rights of common stockholders of the Combined Company following the Transactions)	Rights of the Trust’s Shareholders
	that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting.	preceding year’s annual meeting, subject to certain exceptions in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting.
Limitation of Liability and Indemnification of Directors and Officers
The Ready Capital Charter contains a provision which eliminates the liability of its directors and officers to Ready Capital or its stockholders for money damages to the maximum extent permitted by Maryland law.
The Ready Capital Charter authorizes Ready Capital to obligate itself, and the Ready Capital Bylaws obligate Ready Capital, to indemnify its present or former directors and officers, whether serving Ready Capital or at its request any other entity, including the advancement of expenses, to the maximum extent permitted by Maryland law.
The Ready Capital Charter and Ready Capital Bylaws permit Ready Capital to indemnify and advance expenses to any person who served a predecessor of Ready Capital.

The Declaration of Trust contains a provision that eliminates the liability of its trustees and officers to the Trust or its shareholders for money damages to the maximum extent permitted by Maryland law.
The Declaration of Trust obligates the Trust to indemnify its present or former trustees and officers, whether serving the Trust or at its request any other entity, including the advancement of expenses, to the maximum extent permitted by Maryland law.
The Declaration of Trust permits the Trust to indemnify and advance expenses to any person who served a predecessor of the Trust.

Appraisal Rights	The Ready Capital Charter provides that holders of Ready Capital Common Stock generally have no appraisal rights unless the Ready Capital Board determines that appraisal rights apply, with respect to all or any classes or series of stock, to one or more transactions occurring after the date of such determination in connection with which stockholders would otherwise be entitled to exercise appraisal rights.	The Declaration of Trust provides that holders of shares generally have no appraisal rights unless the Trust Board determines that appraisal rights apply, with respect to all or any classes or series of shares, to one or more transactions occurring after the date of such determination in connection with which shareholders would otherwise be entitled to exercise appraisal rights.

PRINCIPAL AND MANAGEMENT SHAREHOLDERS OF THE TRUST
The following table sets forth information as of January 6, 2025, unless otherwise noted, regarding the beneficial ownership of Common Shares by (i) each person known to the Trust to be the beneficial owner of 5% or more of the outstanding Common Shares, (ii) the Trust’s executive officers, (iii) the Trust’s trustees and (iv) all of the Trust’s trustees and executive officers as a group. Beneficial ownership is determined in accordance with Exchange Act Rule 13d-3 and includes any shares over which the beneficial owner has sole or shared voting or investment power and also any shares that the beneficial owner has the right to acquire within 60 days of such date through the exercise of options or other rights. The percentages below are based on 30,677,003 Common Shares outstanding as of January 6, 2025, which does not include any shares underlying restricted stock units or other equity awards.
Unless otherwise indicated, all shares are owned directly, and the indicated person has sole voting and investment power.
Names	Number of Common Shares Beneficially Owned**	% of All Shares of Common Stock
Officers and Trustees
James P. Kenney	—	*
Stacey H. Dwyer(1)	99,950	*
Steven J. Finkle	25,865	*
Lawrence S. Jones	8,774	*
J. Heath Malone	13,121.805	*
Phillip K. Marshall	12,054	*
All executive officers and trustees as a group (6 persons)	159,764.805	*
5% or Greater Beneficial Owner
NextPoint Real Estate Opportunities LLC	1,762,581	5.7%

*
Denotes less than 1%.

(1)
Includes 1,200 Common Shares held by Ms. Dwyer’s spouse.

EXPERTS
The financial statements of Ready Capital Corporation as of December 31, 2023 and 2022, and for each of the three years in the period ended December 31, 2023, incorporated by reference in this proxy statement/prospectus, and the effectiveness of Ready Capital Corporation’s internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.
The consolidated financial statements of Broadmark Realty Capital Inc. as of December 31, 2022 and 2021 and for each of the three years in the period ended December 31, 2022, incorporated in this proxy statement/prospectus by reference from the Current Report on Form 8-K/A of Ready Capital Corporation filed with the Securities and Exchange Commission on August 16, 2023, and the effectiveness of internal control over financial reporting as of December 31, 2022, have been audited by Moss Adams LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

LEGAL MATTERS
The validity of the shares of Ready Capital Common Stock to be issued in the Merger will be passed upon by Alston.
It is a condition to the closing of the Merger that Ready Capital and the Trust have received written opinions from Gibson, Dunn & Crutcher LLP and Alston, respectively, concerning the qualification of the Trust and Ready Capital, respectively, as a REIT under the Code.

WHERE YOU CAN FIND MORE INFORMATION AND INCORPORATION BY REFERENCE
The Trust
The Trust does not file reports with the SEC and has not incorporated by reference any such filings or other information about the Trust into this proxy statement/prospectus.
You can obtain copies of this proxy statement/prospectus and the Ready Capital documents incorporated by reference into this proxy statement/prospectus by requesting them from the Trust’s investor relations department or the Trust’s proxy solicitor:
2201 W Royal Lane, Suite 240
Irving, Texas 75063
(800) 859-9338
Attention: Investor Services
or
Innisfree M&A Incorporated
Shareholders may call (877) 750-9496 (toll-free from the U.S. and Canada) or
+1 (412) 232-3561 (from other countries)
Banks and Brokers may call collect (212) 750-5833
If you would like to request copies of this proxy statement/prospectus and any documents that are incorporated by reference into this proxy statement/prospectus, please do so by February 24, 2025 in order to receive them before the Special Meeting.
In addition, if you have questions about the Merger or the accompanying proxy statement/prospectus, need to obtain proxy cards or other information related to the proxy solicitation, please contact the Trust’s investor services department, or Innisfree, the Trust’s proxy solicitor, using the contact information set forth above. You will not be charged for any of these documents that you request.
Investors may also consult the Trust’s website for more information concerning the Merger. The Trust’s website is www.udfonline.com. The Trust’s website address is provided as an inactive textual reference only. The information contained on the Trust’s website is not part of this proxy statement/prospectus and is not incorporated herein by reference.
Ready Capital
Ready Capital files annual, quarterly and current reports, proxy statements and other information with the SEC. Ready Capital’s SEC filings are available to the public from commercial document retrieval services and at the web site maintained by the SEC at http://www.sec.gov. You also may obtain free copies of the documents filed with the SEC by Ready Capital by going to Ready Capital’s website at www.readycapital.com. Ready Capital’s website address is provided as an inactive textual reference only. The information provided on Ready Capital’s website is not part of this proxy statement/prospectus, and is not incorporated by reference into this proxy statement/prospectus.
Ready Capital has filed with the SEC a registration statement on Form S-4 of which this proxy statement/prospectus forms a part. The registration statement registers the shares of Ready Capital Common Stock to be issued in the Transactions. The registration statement, including the exhibits and schedules thereto, contains additional information about Ready Capital Common Stock. The rules and regulations of the SEC allow Ready Capital to omit certain information included in the registration statement from this proxy statement/prospectus.
The SEC allows Ready Capital to “incorporate by reference” into this proxy statement/prospectus the information it files with the SEC, which means Ready Capital can disclose important information to you by referring you to those documents. Information incorporated by reference is deemed to be part of this proxy statement/prospectus. Later information filed with the SEC will update and supersede this information.

This proxy statement/prospectus incorporates by reference the Ready Capital documents listed below (other than any portions of the documents not deemed to be filed), all of which have been previously filed by Ready Capital with the SEC:
•
Annual Report on Form 10-K for the year ended December 31, 2023;

•
Amendment No. 1 on Form 10-K/A for the year ended December 31, 2023;

•
Quarterly Report on Form 10-Q for the quarter ended March 31, 2024;

•
Quarterly Report on Form 10-Q for the quarter ended June 30, 2024;

•
Quarterly Report on Form 10-Q for the quarter ended September 30, 2024; and

•
Current Reports on Form 8-K/A and Form 8-K, as applicable, filed with the SEC on August 16, 2023, July 30, 2024, December 2, 2024, December 6, 2024, December 10, 2024, and December 26, 2024.

Ready Capital also incorporates by reference into this proxy statement/prospectus additional documents that it may file with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this proxy statement/prospectus and prior to the Closing; provided, however, that it is not incorporating any information furnished under either Item 2.02 or Item 7.01 of any Current Report on Form 8-K, except as otherwise specified in the documents containing such information.

Annex A
AGREEMENT AND PLAN OF MERGER
among
READY CAPITAL CORPORATION,
RC MERGER SUB IV, LLC
and
UNITED DEVELOPMENT FUNDING IV
Dated as of November 29, 2024

A-i

A-ii

A-iii

AGREEMENT AND PLAN OF MERGER
AGREEMENT AND PLAN OF MERGER, dated as of November 29, 2024 (this “Agreement”), by and among Ready Capital Corporation, a Maryland corporation (“Parent”), RC Merger Sub IV, LLC, a Delaware limited liability company and wholly owned subsidiary of Parent (“Merger Sub”), and United Development Funding IV, a Maryland real estate investment trust (the “Company”).
WHEREAS, each of the Company and Parent is a real estate investment trust within the meaning, and under the provisions, of Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”), for U.S. federal income tax purposes (“REIT”);
WHEREAS, the Board of Trustees of the Company (the “Company Board”), upon the recommendation of a special committee thereof (the “Special Committee”), has unanimously (i) determined that this Agreement and the transactions contemplated hereby (collectively, the “Transactions”), including the merger of the Company with and into Merger Sub (the “Merger”), are in the best interests of the Company and its holders of shares of beneficial interest (the “Company Shareholders”), (ii) approved this Agreement and declared that the Transactions, including the Merger, are advisable, (iii) directed that the Merger and the other Transactions be submitted to the holders of Company Common Shares (as hereinafter defined) for consideration at the meeting of the Company Shareholders to consider the approval of the Merger and the other Transactions (including any postponement, adjournment or recess thereof, the “Company Shareholders Meeting”) and (iv) resolved to recommend that the Company Shareholders approve the Merger and the other Transactions (such recommendation made in clause (iv), the “Company Board Recommendation”);
WHEREAS, the Board of Directors of Parent (the “Parent Board” and, together with the Company Board, the “Boards”) has unanimously (i) determined that this Agreement and the Transactions, including the Merger, the issuance of the shares of Parent Common Stock pursuant to this Agreement and the potential issuance of shares of Parent Common Stock pursuant to the CVRs (such issuances collectively, the “Parent Stock Issuance”) are in the best interests of Parent and its stockholders and (ii) approved this Agreement and the Transactions, including the Merger and the Parent Stock Issuance;
WHEREAS, Parent, as the sole member of Merger Sub, has by written consent (i) determined that this Agreement and the Transactions, including the Merger, are in the best interests of Merger Sub; (ii) approved this Agreement and declared that the Transactions, including the Merger, are advisable; (iii) approved this Agreement and the Transactions, including the Merger, and (iv) taken all actions required to be taken for the adoption, approval and due execution of this Agreement by Merger Sub and the consummation by Merger Sub of the Transactions, including the Merger;
WHEREAS, simultaneously with the execution and delivery of this Agreement, the Company and the Company Advisor have entered into a termination agreement with respect to the Current Advisory Agreement, in the form attached hereto as Exhibit A, terminating the Current Advisory Agreement effective as of the Effective Time (the “Termination Agreement”);
WHEREAS, at or prior to the Closing (as hereinafter defined), the Company Board will declare a special dividend (the “Closing Dividend”) payable to record holders of Company Common Shares on or before the close of business on the Business Day immediately prior to the consummation of the Merger, in an aggregate amount up to the Closing Dividend Amount (as hereinafter defined);
WHEREAS, at or prior to the Closing, Parent and the rights agent named therein (the “Rights Agent”) shall enter into a Contingent Value Rights Agreement, substantially in the form attached hereto as Exhibit D (the “CVR Agreement”); and
WHEREAS, the parties desire to make certain representations, warranties, covenants and agreements in connection with the Merger and the Parent Stock Issuance and also prescribe various terms of and conditions to the Merger and the Parent Stock Issuance.
NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained in this Agreement, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Parent, Merger Sub and the Company hereby agree as follows:

ARTICLE I
CERTAIN DEFINITIONS
1.1   Certain Definitions.   In addition to terms defined elsewhere in this Agreement, terms defined in Annex A hereto and used herein without definition shall have the meanings ascribed to them in Annex A.
1.2   Terms Defined Elsewhere.   As used in this Agreement, the following capitalized terms are defined in this Agreement as referenced in the following table:
Agreement	Preamble
Articles of Merger	2.2(b)
Boards	Recitals
Book-Entry Shares	3.3(b)(i)
Cancelled Shares	3.1(b)(iii)
Chosen Courts	9.7(b)
Closing	2.2(a)
Closing Company Transaction Expenses	6.1(c)
Closing Date	2.2(a)
Closing Dividend	Recitals
Closing Dividend Calculation	6.17
Code	Recitals
Company	Preamble
Company Board	Recitals
Company Board Recommendation	Recitals
Company Change of Recommendation	6.3(b)
Company Common Shares	3.1(b)(i)
Company Contracts	4.17(b)
Company Disclosure Schedules	Article IV
Company Equity Awards	3.2(b)
Company Insurance Policies	4.19(a)
Company Investment Documentation	4.7(b)
Company Investments	4.7(b)
Company Loan	4.7(a)
Company Loan Documentation	4.7(a)
Company Loan Files	4.7(a)
Company Material Adverse Effect	4.1(a)
Company Note	4.7(a)
Company Permits	4.10(a)
Company Plans	4.11(a)
Company Preferred Shares	4.2(a)
Company Shareholders	Recitals
Company Shareholders Meeting	Recitals
Company Tax Representation Letter	6.18(a)
Confidentiality Agreement	6.6(b)
Creditors’ Rights	4.3(a)
CVR Agreement	Recitals
D&O Insurance	6.8(d)
Delaware Secretary of State	2.2(b)

DLLCA	2.1
Effective Time	2.2(b)
End Date	8.1(b)(ii)
Escrow Agent	8.4(a)
Escrow Agreement	8.4(a)
Exchange Agent	3.3(a)
Exchange Fund	3.3(a)
GAAP	4.5(b)
ICOFR	4.5(c)
Indemnified Liabilities	6.8(a)
Indemnified Persons	6.8(a)
Letter of Transmittal	3.3(b)(i)
Merger	Recitals
Merger Certificate	2.2(b)
Merger Consideration	3.1(b)(i)
Merger Sub	Preamble
MGCL	2.1
MRL	2.1
Non-Party Affiliates	9.13
Parent	Preamble
Parent Board	Recitals
Parent Disclosure Schedules	Article V
Parent Equity Plans	5.2(a)
Parent Material Adverse Effect	5.1
Parent Permits	5.8
Parent SEC Documents	5.5(a)
Parent Stock Issuance	Recitals
Parent Tax Representation Letter	6.18(b)
Prior Company Bidders	6.3(a)
Proxy Statement	4.9
Qualified REIT Subsidiary	4.1(b)
Qualifying Income	8.4(a)
Quarterly Dividend Amount	6.1(b)(i)(A)
Registration Statement	4.9
REIT	Recitals
Rights Agent	Recitals
SDAT	2.2(b)
Special Committee	Recitals
Surviving Company	2.1
Taxable REIT Subsidiary	4.1(b)
Terminable Breach	8.1(b)(iii)
Termination Agreement	Recitals
Transaction Litigation	6.9
Transactions	Recitals
Trust Indemnitees	6.8(c)
TSA	6.20

ARTICLE II
THE MERGER
2.1   The Merger.   Upon the terms and subject to the conditions of this Agreement, at the Effective Time, the Company will be merged with and into Merger Sub in accordance with the provisions of the Maryland REIT Law (the “MRL”), the Maryland General Corporation Law (the “MGCL”) and the Delaware Limited Liability Company Act (the “DLLCA”). As a result of the Merger, the separate existence of the Company shall cease and Merger Sub shall continue as the surviving limited liability company of the Merger (in such capacity, Merger Sub is sometimes referred to herein as the “Surviving Company”). As a result of the Merger, the Surviving Company shall be a wholly owned Subsidiary of Parent.
2.2   Closing.
(a)   The closing of the Merger (the “Closing”), shall take place at 9:00 a.m., New York, New York time, on a date that is two (2) Business Days following the satisfaction or (to the extent permitted by applicable Law) waiver in accordance with this Agreement of all of the conditions set forth in Article VII (other than any such conditions which by their nature cannot be satisfied until the Closing Date, which shall be required to be so satisfied or (to the extent permitted by applicable Law) waived in accordance with this Agreement on or prior to the Closing Date) by means of a virtual closing through the electronic exchange of signatures, or such other date and place as Parent and the Company may agree to in writing. For purposes of this Agreement “Closing Date” shall mean the date on which the Closing occurs.
(b)   On the Closing Date, upon the terms and subject to the conditions of this Agreement, the parties shall cause the Merger to be consummated (i) pursuant to the MRL and the MGCL by filing with the State Department of Assessments and Taxation of Maryland (the “SDAT”) the articles of merger (the “Articles of Merger”) and (ii) pursuant to the DLLCA by filing with the Secretary of State of the State of Delaware (the “Delaware Secretary of State”) a certificate of merger (the “Merger Certificate”), each in such form as is required by, and executed in accordance with, the MRL, the MGCL and the DLLCA, and the parties shall make all other filings or recordings required under the MRL, the MGCL and the DLLCA in connection with the Merger. The Merger shall become effective at such time as the Articles of Merger are filed with and accepted for record by the SDAT and the Merger Certificate is filed with and accepted for record by the Delaware Secretary of State, or such later date and time not later than 30 days after the date of acceptance for record of the Articles of Merger and the Merger Certificate as shall be agreed to in writing by the Company and Parent and specified in the Articles of Merger and the Merger Certificate (such date and time the Merger becomes effective, the “Effective Time”).
2.3   Effect of the Merger.   At the Effective Time, the Merger shall have the effects set forth in this Agreement and the applicable provisions of the MRL, the MGCL and the DLLCA. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of each of the Company and Merger Sub shall vest in the Surviving Company, and all restrictions, disabilities, duties, debts and liabilities of each of the Company and Merger Sub shall become the restrictions, disabilities, duties, debts and liabilities of the Surviving Company.
2.4   Organizational Documents.   At the Effective Time, and as part of the Merger, the certificate of formation of Merger Sub in effect immediately prior to the Effective Time shall continue in full force and effect as the certificate of formation of the Surviving Company, until thereafter amended, in accordance with its terms and applicable Law. In addition, at the Effective Time, the limited liability company agreement of Merger Sub in effect immediately prior to the Effective Time shall remain in full force and effect as the limited liability company agreement of the Surviving Company, until thereafter amended, subject to Section 6.9, in accordance with its terms and applicable Law.
2.5   Officers of the Surviving Company.   From and after the Effective Time, the officers of Merger Sub immediately prior to the Effective Time shall be the officers of the Surviving Company, and such officers shall serve until their successors have been duly elected or appointed and qualified or until their death or their resignation or removal in accordance with the Organizational Documents of the Surviving Company.

2.6   Tax Consequences.   It is intended that, for U.S. federal income tax purposes, (a) the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Code, and (b) this Agreement be, and is hereby adopted as, a “plan of reorganization” for purposes of Sections 354, 361 and 368 of the Code and Treasury Regulations Section 1.368-2(g) (clauses (a) and (b), collectively, the “Intended Tax Treatment”). Unless otherwise required by a final determination within the meaning of Section 1313(a) of the Code (or a similar determination under applicable state or local law), the parties to this Agreement shall file all U.S. federal, state and local Tax Returns in a manner consistent with the Intended Tax Treatment, and no party shall take a position inconsistent with such treatment.
ARTICLE III
EFFECT OF THE MERGER ON THE CAPITAL SHARES OF THE COMPANY
AND MERGER SUB; EXCHANGE
3.1   Effect of the Merger on Capital Shares.   At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company, or any holder of any securities of Parent, Merger Sub or the Company:
(a)   Membership Interests of Merger Sub.   All of the membership interests of Merger Sub issued and outstanding immediately prior to the Effective Time shall remain outstanding as membership interests of the Surviving Company.
(b)   Capital Shares of the Company.
(i)   Subject to the other provisions of this Article III, each common share of beneficial interest, par value $0.01 per share, of the Company (“Company Common Shares”), issued and outstanding immediately prior to the Effective Time (excluding any Cancelled Shares, as defined below), shall be converted into the right to receive from Parent (A) that number of validly issued, fully-paid and nonassessable shares of Parent Common Stock equal to the Exchange Ratio and (B) that number of CVRs equal to the Exchange Ratio (clauses (A) and (B) collectively, the “Merger Consideration”).
(ii)   All such Company Common Shares, when so converted pursuant to Section 3.1(b)(i), shall automatically be cancelled and cease to exist. Each holder of Company Common Shares that were outstanding immediately prior to the Effective Time (other than Cancelled Shares) shall cease to have any rights with respect thereto, except the right to receive (A) the Merger Consideration, (B) any dividends or other distributions in accordance with Section 3.3(f) and (C) any cash to be paid in lieu of any fractional shares of Parent Common Stock in accordance with Section 3.3(g), in each case, to be issued or paid in consideration therefor upon the surrender of any Book-Entry Shares, in accordance with Section 3.3.
(iii)   All Company Common Shares held by Parent or Merger Sub or by any wholly owned Subsidiary of Parent, Merger Sub or the Company immediately prior to the Effective Time shall automatically be cancelled and retired and shall cease to exist as of the Effective Time, and no consideration shall be delivered or deliverable in exchange therefor (collectively, the “Cancelled Shares”).
(iv)   For the avoidance of doubt, the Closing Dividend to be received prior to the Closing by holders of Company Common Shares is in addition to (and shall not reduce) the right of such holders to receive the Merger Consideration in full hereunder.
(c)   Adjustments to Merger Consideration.   The Merger Consideration shall be equitably adjusted to reflect the effect of any stock split, reverse stock split, stock dividend (including any dividend or other distribution of securities convertible into Company Common Shares or shares of Parent Common Stock, as applicable), subdivision, reorganization, reclassification, recapitalization, combination, exchange of shares or other like change with respect to the number of Company Common Shares or Parent Common Stock outstanding after the date hereof and prior to the Effective Time. Nothing in this Section 3.1(c) shall be construed to permit the Company or Parent to take any action with respect to its securities that is prohibited by the terms of this Agreement.

3.2   Treatment of Company Equity Awards.
(a)   Each restricted stock unit, whether vested or unvested, payable in whole or in part in Company Common Shares, or the value of which is determined with reference to Company Common Shares, that was granted pursuant to a Company Equity Plan, and is outstanding immediately prior to the Effective Time (the “Company Equity Awards”), shall vest effective as of immediately prior to the Effective Time and will be cancelled, with the holder thereof becoming entitled to receive a number of (i) shares of Parent Common Stock, (ii) CVRs, in each case with respect to clauses (i) and (ii), equal to the product of (A) the total number of Company Common Shares subject to such Company Equity Awards as of immediately prior to the Effective Time (assuming such Company Equity Awards have vested in full) and (B) the Exchange Ratio, and (iii) any cash to be paid in lieu of any fractional shares of Parent Common Stock in accordance with Section 3.3(g) (as applied mutatis mutandis).
(b)   For purposes of this Section 3.2, the Company Equity Awards shall be net settled in respect of applicable withholding Taxes, if any.
(c)   Notwithstanding anything herein to the contrary, with respect to any Company Equity Award that constitutes nonqualified deferred compensation subject to Section 409A of the Code, payment of the Merger Consideration will be made at the earliest time permitted under the applicable Company Equity Plan that will not trigger a Tax or penalty under Section 409A of the Code.
(d)   The Company shall terminate all Company Equity Plans prior to or as of the Effective Time.
(e)   At or prior to the Effective Time, the Company shall provide for the deduction, withholding and remittance of any Taxes or amounts required under applicable Law by reason of the treatment of the Company Equity Awards pursuant to this Section 3.2 and take any other actions that are necessary to effectuate such Tax-related obligations, including but not limited to cooperating with Parent in good faith to establish the value of a CVR as of Closing, if necessary.
(f)   At or prior to the Effective Time, the Company and the Company Board (or a committee thereof), as applicable, shall adopt any resolutions, obtain any consents, and take any other actions that are necessary to effectuate the treatment of Company Equity Awards pursuant to this Section 3.2, in each case, subject to and in accordance with applicable Law, including Section 409A of the Code. The Company shall take all actions necessary to ensure that from and after the Effective Time neither Parent nor the Surviving Company shall be required to deliver shares of Parent Common Stock or other capital stock of Parent to any Person pursuant to or in settlement of Company Equity Awards other than as set forth in this Section 3.2.
3.3   Payment for Securities; Exchange.
(a)   Exchange Agent; Exchange Fund.   Prior to the Effective Time, Parent or Merger Sub shall enter into an agreement with Parent’s transfer agent to act as exchange agent in connection with the Merger (the “Exchange Agent”) and to receive the Merger Consideration and cash sufficient to pay cash in lieu of fractional shares pursuant to Section 3.3(g) and any dividends or other distributions pursuant to Section 3.3(f), to which holders of Company Common Shares shall become entitled pursuant to this Article III. On the Closing Date and prior to the Effective Time, Parent or Merger Sub shall deposit, or cause to be deposited, with the Exchange Agent, for the benefit of the holders of Company Common Shares, for issuance in accordance with this Article III through the Exchange Agent, the cash and number of shares of Parent Common Stock and CVRs issuable to the holders of Company Common Shares outstanding immediately prior to the Effective Time pursuant to Section 3.1. Parent agrees to deposit with the Exchange Agent, from time to time as needed, cash sufficient to pay any dividends and other distributions pursuant to Section 3.3(f) and to make payments in lieu of fractional shares pursuant to Section 3.3(g). The Exchange Agent shall, pursuant to irrevocable instructions, deliver the Merger Consideration contemplated to be issued in exchange for Company Common Shares pursuant to this Agreement out of the Exchange Fund (as hereinafter defined). Except as contemplated by this Section 3.3(a) and Sections 3.3(f) and 3.3(g), the Exchange Fund shall not be used for any other purpose. Any shares of Parent Common Stock and CVRs deposited with the Exchange Agent (including any cash payment for fractional shares in accordance with Section 3.3(g) and any dividends or other distributions in accordance with Section 3.3(f)) shall hereinafter be referred to as the “Exchange

Fund.” The Surviving Company shall pay all charges and expenses, including those of the Exchange Agent, in connection with the exchange of Company Common Shares for the Merger Consideration and cash in lieu of fractional shares. Any interest or other income resulting from investment of the cash portion of the Exchange Fund shall become part of the Exchange Fund.
(b)   Exchange Procedures.
(i)   As soon as practicable after the Effective Time, but in no event more than two (2) Business Days after the Closing Date, Parent shall instruct the Exchange Agent to mail or otherwise deliver to each record holder, as of immediately prior to the Effective Time, of Company Common Shares represented by book-entry (“Book-Entry Shares”), which shares were converted pursuant to Section 3.1 into the right to receive the Merger Consideration at the Effective Time, (A) a letter of transmittal (“Letter of Transmittal”), which shall specify that delivery shall be effected, and risk of loss and title to the Book-Entry Shares shall pass, only upon adherence to the procedures set forth in the Letter of Transmittal, and which shall be in a customary form and agreed to by Parent and the Company prior to the Closing and (B) instructions for use in effecting the surrender of the Book-Entry Shares for payment of the Merger Consideration set forth in Section 3.1.
(ii)   Upon surrender to the Exchange Agent of Book-Entry Shares, together with the Letter of Transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other customary documents as may be reasonably required by the Exchange Agent, the holder of such Book-Entry Shares shall be entitled to receive in exchange therefor (A) the Parent Common Stock and CVRs comprising the Merger Consideration pursuant to the provisions of this Article III (which shares of Parent Common Stock and CVRs shall be in uncertificated book-entry form) and (B) a check in the amount equal to the cash payable in lieu of any fractional shares of Parent Common Stock pursuant to Section 3.3(g) and dividends and other distributions pursuant to Section 3.3(f). No interest shall be paid or accrued for the benefit of holders of the Book-Entry Shares on the Merger Consideration payable in respect of the Book-Entry Shares. If payment of the Merger Consideration is to be made to a Person other than the record holder of such Company Common Shares, it shall be a condition of payment that shares so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the Person requesting such payment shall have paid any transfer and other Taxes required by reason of the payment of the Merger Consideration to a Person other than the registered holder of such shares surrendered or shall have established to the satisfaction of the Surviving Company that such Taxes either have been paid or are not applicable. Until surrendered as contemplated by this Section 3.3(b)(ii), each Book-Entry Share shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration payable in respect of such Company Common Shares, cash in lieu of any fractional shares of Parent Common Stock to which such holder is entitled pursuant to Section 3.3(g) and any dividends or other distributions to which such holder is entitled pursuant to Section 3.3(f).
(c)   Termination of Rights.   All Merger Consideration, any cash in lieu of fractional shares of Parent Common Stock pursuant to Section 3.3(g) and any dividends or other distributions with respect to Parent Common Stock pursuant to Section 3.3(f), in each case paid upon the surrender of and in exchange for Company Common Shares in accordance with the terms hereof, shall be deemed to have been paid in full satisfaction of all rights pertaining to such Company Common Shares. At the Effective Time, the stock transfer books of the Surviving Company shall be closed immediately, and there shall be no further registration of transfers on the stock transfer books of the Surviving Company of the Company Common Shares that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Book-Entry Shares are presented to the Surviving Company for any reason, they shall be cancelled and exchanged for the Merger Consideration payable in respect of the Company Common Shares previously represented by such Book-Entry Shares (other than Book-Entry Shares evidencing Cancelled Shares), any cash in lieu of fractional shares of Parent Common Stock to which the holders thereof are entitled pursuant to Section 3.3(g) and any dividends or other distributions to which the holders thereof are entitled pursuant to Section 3.3(f), without any interest thereon.
(d)   Termination of Exchange Fund.   Any portion of the Exchange Fund that remains undistributed to the former Company Shareholders on the 365th day after the Closing Date shall be delivered to the Surviving Company upon demand, and if delivered to the Surviving Company, the Surviving Company shall hold the amounts so delivered on behalf of the former Company Shareholders that are entitled to such funds so delivered. If the Exchange Fund is delivered to the Surviving Company, any former Company Shareholders who have not theretofore received the Merger Consideration to which they are entitled under this Article III, any cash in lieu of fractional shares of Parent Common Stock to which they are entitled pursuant to Section 3.3(g) and any dividends or other distributions with respect to Parent Common Stock to which they are entitled pursuant to Section 3.3(f), in each case without interest thereon, shall thereafter look only to the Surviving Company and Parent for payment of their claim for such amounts.
(e)   No Liability.   None of the Surviving Company, Parent or the Exchange Agent shall be liable to any holder of a Book-Entry Share for any Merger Consideration or other amounts properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. If any Book-Entry Share has not been surrendered prior to the time that is immediately prior to the time at which the Merger Consideration in respect of such Book-Entry Share would otherwise escheat to or become the property of any Governmental Entity, any such shares, cash, dividends or distributions in respect of such Book-Entry Share shall, to the extent permitted by applicable Law, become the property of the Surviving Company, free and clear of all claims or interest of any Person previously entitled thereto.
(f)   Distributions with Respect to Parent Common Stock.   No dividends or other distributions declared or made with respect to shares of Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Book-Entry Shares with respect to the whole shares of Parent Common Stock that such holder would be entitled to receive upon surrender of such Book-Entry Shares and no cash payment in lieu of fractional shares of Parent Common Stock shall be paid to any such holder, in each case until such holder shall surrender such Book-Entry Shares in accordance with this Section 3.3. Following surrender of any such Book-Entry Shares, there shall be paid to such holder of whole shares of Parent Common Stock issuable in exchange therefor, without interest, (i) promptly after the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock to which such holder is entitled pursuant to this Agreement, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and with a payment date subsequent to such surrender payable with respect to such whole shares of Parent Common Stock. For purposes of dividends or other distributions in respect of shares of Parent Common Stock, all whole shares of Parent Common Stock to be issued pursuant to the Merger shall be entitled to dividends or other distributions pursuant to the immediately preceding sentence as if such whole shares of Parent Common Stock were issued and outstanding as of the Effective Time.
(g)   No Fractional Shares of Parent Common Stock.   No certificates or scrip or shares representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Book-Entry Shares and such fractional share interests will not entitle the owner thereof to vote or to have any rights of a stockholder of Parent or a holder of shares of Parent Common Stock. Notwithstanding any other provision of this Agreement, each holder of Company Common Shares exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Parent Common Stock (after taking into account all Book-Entry Shares delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to the product of (i) such fractional part of a share of Parent Common Stock multiplied by (ii) the average of the volume weighted average prices of one share of Parent Common Stock for the five (5) consecutive trading days immediately prior to the Closing Date as reported by Bloomberg, L.P. As promptly as practicable after the determination of the amount of cash, if any, to be paid to holders of Company Common Shares exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Parent Common Stock (after taking into account all Book-Entry Shares delivered by such holder), the Exchange Agent shall so notify Parent, and Parent shall cause the Exchange Agent to forward payments to such holders of fractional interests subject to and in accordance with the terms hereof.
(h)   Withholding Taxes.   Notwithstanding anything in this Agreement to the contrary, Parent, the Surviving Company and the Exchange Agent shall be entitled to deduct and withhold from (A) the consideration to be paid by Parent or the Exchange Agent hereunder and (B) any other amounts otherwise payable pursuant to this Agreement, any amount required to be deducted and withheld with respect to the making of such payment under the Code or any other provision of state, local or foreign Tax Law; provided, that (i) Parent acknowledges that, as of the date hereof, it is under no obligation to deduct or withhold any amounts from the consideration to be paid by Parent or the Exchange Agent hereunder or any other amounts otherwise payable pursuant to this Agreement under the Code or any other provision of state, local or foreign Tax Law, (ii) Parent shall notify the Company and the Rights Agent in writing upon any change in applicable Law that requires any deduction or withholding hereunder and (iii) to the extent any deduction or withholding is required hereunder, the parties shall cooperate in good faith to reduce or eliminate any such deduction or withholding. Any such amounts so deducted or withheld shall be paid over to the relevant Taxing Authority in accordance with applicable Law by the Exchange Agent, the Surviving Company or Parent, as the case may be, and such deducted or withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction or withholding was made.
(i)   Dissenters’ Rights.   No dissenters’ or appraisal rights shall be available with respect to the Merger or the other Transactions.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
Except as set forth in the disclosure schedules delivered by the Company to Parent and Merger Sub on or prior to the date of this Agreement (the “Company Disclosure Schedules”), the Company represents and warrants to Parent and Merger Sub, as of the date hereof, as follows:
4.1   Organization, Standing and Power.
(a)   Each of the Company and its Subsidiaries is, as applicable, a real estate investment trust, corporation, limited partnership or limited liability company duly organized, validly existing and, where relevant, in good standing under the Laws of its jurisdiction of incorporation or organization, with all requisite entity power and authority to own, lease and, to the extent applicable, operate its properties and to carry on its business as now being conducted, other than, in each case, where the failure to be so organized, validly existing or in good standing or to have such power or authority would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company (a “Company Material Adverse Effect”). Each of the Company and its Subsidiaries is duly qualified or licensed to do business and, where relevant, is in good standing in each jurisdiction in which the business it is conducting, or the operation, ownership or leasing of its properties, makes such qualification, licensing or good standing necessary, other than where the failure to so qualify, be licensed or in good standing would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Each of the Company and its Subsidiaries has heretofore made available to Parent true, correct and complete copies of its Organizational Documents.
(b)   Section 4.1(b) of the Company Disclosure Schedules sets forth an accurate and complete list of each Subsidiary of the Company, including a list of each Subsidiary that is a “qualified REIT subsidiary” within the meaning of Section 856(i)(2) of the Code (“Qualified REIT Subsidiary”), a “taxable REIT subsidiary” within the meaning of Section 856(l) of the Code (“Taxable REIT Subsidiary”), or a subsidiary REIT, together with (i) the jurisdiction of incorporation or organization, as the case may be, of such Subsidiary, (ii) the type and percentage of interest held, directly or indirectly, by the Company in such Subsidiary, (iii) the amount of its authorized capital stock or other equity interests, and (iv) the amount of its outstanding capital stock or other equity interests.
4.2   Capital Structure.
(a)   As of the date of this Agreement, the authorized shares of beneficial interest of the Company consist of (i) 350,000,000 Company Common Shares and (ii) 50,000,000 preferred shares of beneficial interest, $.01 par value per share (the “Company Preferred Shares”). At the close of business on November 27, 2024: (A) 30,663,551 Company Common Shares were issued and outstanding; (B) no Company Preferred Shares were issued and outstanding; and (C) 27,489 Company Common Shares were subject to outstanding restricted stock units granted under the Company Equity Plans. Except as set forth in this Section 4.2, at the close of business on November 27, 2024, there were no other outstanding Company Common Shares issued, reserved for issuance or outstanding.
(b)   All outstanding Company Common Shares are duly authorized, validly issued, fully paid and nonassessable and are not subject to preemptive rights. All outstanding Company Common Shares have been issued and granted in compliance in all material respects with applicable state and federal securities Laws, the MRL and the Organizational Documents of the Company. The Company owns, of record and beneficially, directly or indirectly, all of the issued and outstanding shares of capital stock of, or other equity interests in, the Subsidiaries of the Company, free and clear of all Liens, other than Permitted Liens and transfer and other restrictions under applicable federal and state securities Laws. As of the close of business on November 27, 2024, except as set forth in this Section 4.2, there were no outstanding: (i) Company Common Shares, (ii) Voting Debt, (iii) securities of the Company or any Subsidiary of the Company convertible into or exchangeable or exercisable for Company Common Shares or Voting Debt, (iv) contractual obligations of the Company or any Subsidiary of the Company to repurchase, redeem or otherwise acquire any Company Common Shares or capital stock, membership interests, partnership interests, joint venture interests or other equity interests of any Subsidiary of the Company, or (v) subscriptions, options, warrants, calls, puts, rights of first refusal or other rights (including preemptive rights), commitments or agreements to which the Company or any Subsidiary of the Company is a party or by which it is bound, in any case, obligating the Company or any Subsidiary of the Company to (A) issue, deliver, transfer, sell, purchase, redeem or acquire, or cause to be issued, delivered, transferred, sold, purchased, redeemed or acquired, additional Company Common Shares, any Voting Debt or other voting securities of the Company or (B) grant, extend or enter into any such subscription, option, warrant, call, put, right of first refusal or other similar right, commitment or agreement. Except as set forth in Section 4.2(b) of the Company Disclosure Schedules, there are no shareholder agreements, voting trusts or other agreements to which the Company is a party or by which it is bound relating to the voting of any Company Common Shares.
(c)   All dividends or other distributions on Company Common Shares and any material dividends or other distributions on any securities of any Subsidiary of the Company which have been authorized or declared prior to the date hereof have been paid in full (except to the extent such dividends have been declared and are not yet due and payable).
4.3   Authority; No Violations; Approvals.
(a)   The Company has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by the Company and the performance of its obligations hereunder, including the consummation by the Company of the Merger and the other Transactions, have been duly authorized by all necessary corporate action on the part of the Company, subject, with respect to consummation of the Merger, to (i) the Company Shareholder Approval, (ii) the filing of the Articles of Merger with the SDAT (and its acceptance for record thereof), and (iii) the filing of the Certificate of Merger with the Delaware Secretary of State (and its acceptance for record thereof). This Agreement has been duly executed and delivered by the Company and, assuming the due and valid execution of this Agreement by Parent and Merger Sub, constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium and other Laws of general applicability relating to or affecting creditors’ rights and to general principles of equity regardless of whether such enforceability is considered in an Action in equity or at law (collectively, “Creditors’ Rights”). The Company Board, at a meeting duly called and held, by resolutions of the trustees present and voting at such meeting (which resolutions have not been subsequently rescinded, modified or withdrawn), has, upon the recommendation of the Special Committee, (i) determined that this Agreement and the Transactions, including the Merger, are in the best interests of the Company and the Company Shareholders, (ii) approved this Agreement and declared that the Transactions, including the Merger, are advisable, (iii) directed that the Merger and the other Transactions be submitted to the holders of Company Common Shares for consideration at the Company Shareholders Meeting, and (iv) resolved to make the Company Board Recommendation. As of the date hereof, none of the recommendation of the Special Committee or the resolutions described in the immediately preceding sentence have been rescinded or modified in any way. The Company Shareholder Approval is the only vote of the holders of any class or series of the Company Capital Shares that is necessary to approve the Merger.
(b)   Except as set forth in Section 4.3(b) of the Company Disclosure Schedules, the execution and delivery of this Agreement do not, and the consummation of the Transactions will not (with or without notice or lapse of time, or both), (i) assuming that the Company Shareholder Approval is obtained, contravene, conflict with or result in a violation of any provision of the Organizational Documents of the Company, (ii) result in a violation of, or default under, or acceleration of any material obligation or the loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries under any provision of any Company Contract to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or their respective properties or assets are bound, or (iii) assuming the Consents referred to in Section 4.4 are duly and timely obtained or made and the Company Shareholder Approval has been obtained, contravene, conflict with or result in a violation of any Law applicable to the Company or any of its Subsidiaries or any of their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such contraventions, conflicts, violations, defaults, acceleration, losses, or Liens that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
4.4   Consents.   No Consent from any Governmental Entity is required to be obtained or made by the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the Transactions, except for: (a) the filing of the Articles of Merger with the SDAT (and its acceptance for record thereof), (b) the filing of the Certificate of Merger with the Delaware Secretary of State (and its acceptance for record thereof), (c) such filings and approvals as may be required by any applicable state securities or “blue sky” Laws or Takeover Laws; and (d) any such Consent that the failure to obtain or make would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
4.5   Financial Statements; Internal Controls and Procedures.
(a)   Attached as Section 4.5(a) of the Company Disclosure Schedules are true and complete copies of the Company Financial Statements.
(b)   The Company Financial Statements (i) were prepared from the books of account and other financial records of the Company and its Subsidiaries, (ii) were prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) consistently applied throughout the periods indicated (except as may be indicated in the notes thereto), and (iii) present fairly, in all material respects, the balance sheet and statements of income, cash flows and shareholders’ equity (including the notes thereto) of the Company and its Subsidiaries as of the respective dates thereof and for the periods referred to therein, subject, in the case of the Company Interim Financial Statements, to normal year-end adjustments and the absence of notes.
(c)   The Company and its Subsidiaries have established and maintained a system of internal controls over financial reporting (“ICOFR”) which ICOFR, since January 1, 2022, have been effective and sufficient to provide reasonable assurance regarding the reliability of the Company’s financial reporting, the preparation of the Company Financial Statements for external purposes in accordance with U.S. GAAP, and that transactions are executed with management’s authorization. Except as set forth in Section 4.5(c) of the Company Disclosure Schedules, since January 1, 2022, the Company’s auditors and the Company Board have not been advised of (i) any significant deficiencies or material weaknesses in the design or operation of ICOFR that are reasonably likely to adversely affect in any material respect the Company’s ability to record, process, summarize and report financial information or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in such ICOFR, and, in each case, neither the Company nor any of its Representatives has failed to disclose such information to the Company’s auditors or the Company Board.
(d)   Since January 1, 2022, none of the Company, any of its Subsidiaries, any trustee, director, member, manager, officer or employee of any of the Company or any of its Subsidiaries, or any auditor, accountant or Representative of the Company or any of its Subsidiaries has received or been under a duty to report (including any self-reporting obligation) any non-frivolous written complaint, allegation or claim regarding the accounting, reserving or auditing practices, procedures, methodologies or methods of any of the Company or its Subsidiaries, or their respective internal accounting controls, including any complaint, allegation or claim that any of the Company or its Subsidiaries engaged in questionable accounting, reserving or auditing practices.
4.6   Absence of Certain Changes or Events.
(a)   From January 1, 2024 through the date of this Agreement, there has not been any event, change, effect or development that, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect.
(b)   From January 1, 2024 through the date of this Agreement, except for events giving rise to, and the actions taken in connection with, this Agreement and except as set forth in Section 4.6(b) of the Company Disclosure Schedules, the Company and each of its Subsidiaries have conducted their business in the ordinary course of business in all material respects. From September 30, 2024 through the date of this Agreement, except for events giving rise to, and the actions taken in connection with, this Agreement and except as set forth in Section 4.6(b) of the Company Disclosure Schedules, the Company and each of its Subsidiaries have not taken any of the actions set forth in Sections 6.1(b)(i), 6.1(b)(vii), 6.1(b)(viii), 6.1(b)(ix)(A) or (C), or 6.1(b)(xvii).
4.7   Loans and Investments.
(a)   As of the date hereof, except as set forth in Section 4.7(a) of the Company Disclosure Schedules, the Company or its Subsidiaries are the sole legal and beneficial owners of each of the loans set forth in Section 4.7(a) of the Company Disclosure Schedules (each a “Company Loan”) and are the sole legal owners or beneficiaries of or under any related notes (each a “Company Note”), deeds of trust, mortgages, security agreements, guaranties, indemnities, financing statements, assignments, pledge agreements, endorsement, bonds, letters of credit, accounts, insurance Contracts and policies, escrow documents, participation agreements (if applicable), and all other documents evidencing or securing the Company Loans (collectively, the “Company Loan Documentation”) and all related loan files, servicing files, credit reports, Tax Returns, appraisals, and all other documents relating to the Company Loans (collectively, with the Company Loan Documentation, the “Company Loan Files”), in each case, free and clear of any Liens, except for Permitted Liens. The information pertaining to each Company Loan as set forth in Section 4.7(a) of the Company Disclosure Schedules is true, correct and complete in all material respects as of the date hereof, including accurately describing as of the date hereof (i) each Company Loan made by the Company or any of its Subsidiaries which remains outstanding as of the date hereof, (ii) the maximum principal commitment amount of each Company Loan and the related Company Note outstanding as of the date hereof, (iii) the outstanding principal balance of each Company Loan as of the date hereof, (iv) the outstanding accrued interest balance of each Company Loan as of the date hereof, (v) the amount of any escrow or reserves held by or on behalf of the Company or its Subsidiaries with respect to each Company Loan, (vi) the interest rate applicable to each Company Loan as of the date hereof, and (vii) the projected amount of any future advances or future funding obligations for each Company Loan. Except for any Custodial File Defects (as defined in the Custodian Agreements) in any Exception Report (as defined in the Custodian Agreements) delivered pursuant to Section 2.3 of the Custodian Agreements, the Company has made available to Parent all Company Loan Files as of the date hereof, all of which are complete, accurate and current in all material respects. No Company Loans have been waived, impaired, amended, modified, superseded, extended, satisfied, canceled, rescinded, or subordinated in any material respect, except in writing in the ordinary course of business or as expressly set forth in Section 4.7(a) of the Company Disclosure Schedules.
(b)   Section 4.7(b) of the Company Disclosure Schedules sets forth a true and complete list of all investments in the equity interests of any other Person (other than Company Loans and investments in the Company or any of its wholly owned Subsidiaries) owned by the Company and its Subsidiaries as of the date hereof (collectively, the “Company Investments”), including all documentation evidencing, or setting forth the terms of, such Company Investments (collectively, the “Company Investment Documentation”). As of the date hereof, except as set forth in Section 4.7(b) of the Company Disclosure

Schedules, the Company or its Subsidiaries are the sole legal and beneficial owners of each of the Company Investments and all Company Investment Documentation, in each case, free and clear of any Liens, except for Permitted Liens. The Company has made available to Parent all Company Investment Documentation, all of which are complete, accurate and current in all material respects.
(c)   Each Company Loan was solicited, originated and currently exists in compliance with all applicable requirements of federal and state Law and regulations promulgated thereunder, in each case, except for such non-compliance that would not be material to the Company and its Subsidiaries, taken as a whole. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) each Company Loan is adequately documented and each related Company Note evidencing a Company Loan or credit agreement or security instrument related to a Company Loan constitutes a valid and binding obligation of the obligor thereunder, enforceable in accordance with the terms thereof, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, fraudulent conveyance or other similar laws affecting the enforcement of Creditors’ Rights and (ii) the Company Loan Documentation for each Company Loan contains provisions that render the rights and remedies of the holder thereof adequate for the practical realization against any mortgaged property or other collateral of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, nonjudicial foreclosure subject to Creditors’ Rights.
(d)   Each of the Company Loans has been serviced in all material respects in accordance with the terms of the related Company Loan Documentation and otherwise in accordance with industry-accepted servicing practices.
(e)   Except as disclosed in Section 4.7(e) of the Company Disclosure Schedules, no Actions are (i) pending against any Company Loan, the related Company Note or other Company Loan Documentation or any Company Investment, or (ii) to the knowledge of the Company, threatened against any of the Company or its Subsidiaries before any relevant authority or entity, in each case, that has had, or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(f)   Except as disclosed in Section 4.7(f) of the Company Disclosure Schedules, (i) none of the Company or any of its Subsidiaries has received any written notice asserting any offset, defense (including the defense of usury), claim (including claims of lender liability), counterclaim or right to rescission with respect to any Company Loan, Company Note or other Company Documentation or any Company Investment and (ii) to the Company’s knowledge, none of the Company or any of its Subsidiaries has (A) any uncured monetary default in excess of thirty (30) days or event of acceleration existing under any Company Loan or the related Company Note or any similar event in respect of any Company Investment, (B) any uncured material non-monetary default, breach, violation or event of acceleration existing beyond the applicable grace or cure period under any Company Loan or the related Company Note or any Company Investment, (C) any condition or event such that, with the passage of time and/or giving of notice and/or the expiration of any grace or cure period, would constitute a monetary default, material non-monetary default, breach, violation or event of acceleration under any Company Loan or the related Company Note or any Company Investment, or (D) any material breach of any Company Loan or Company Investment by the Company or any of its Subsidiaries. As of the date of origination and to the Company’s knowledge as of the date hereof, neither any mortgaged property underlying any Company Loan, nor any portion thereof, is the subject of, and no borrower or guarantor under a Company Loan or investee in respect of any Company Investment is a debtor in state or federal bankruptcy, insolvency or similar Action.
(g)   At the time of the origination of each Company Loan, the origination, due diligence and underwriting performed by or on behalf of the Company and its Subsidiaries in connection with each Company Loan complied in all material respects with the terms, conditions and requirements of the Company’s origination, due diligence, underwriting procedures, guidelines and standards.
(h)   Except as set forth in Section 4.7(h) of the Company Disclosure Schedules, no Company Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature or an equity participation by the Company or any of its Subsidiaries.

(i)   No Company Loan is secured by a ground leasehold estate in whole or in part.
(j)   Neither the Company nor any Subsidiary is a party to any agreement or arrangement with (or otherwise obligated to) any Person which obligates the Company or any Subsidiary to repurchase from any such Person any loan or other asset of the Company or its Subsidiaries, and none of the agreements pursuant to which the Company or its Subsidiaries has sold loans or pools of loans or participations in loans or pools of loans contains any obligation to repurchase such loans or interests therein solely on account of a payment default by the obligor on any such loan.
4.8   No Undisclosed Material Liabilities.   Except as set forth in Section 4.8 of the Company Disclosure Schedules, there are no liabilities of the Company or any of its Subsidiaries of any type whether accrued, contingent, absolute, determined, determinable or otherwise, other than: (a) liabilities reflected or reserved against on the consolidated balance sheet of the Company dated as of December 31, 2023 (including the notes thereto) contained in the Company Financial Statements as of the date hereof; (b) liabilities incurred in the ordinary course of business subsequent to December 31, 2023; (c) liabilities incurred in connection with the preparation, negotiation and consummation of the Transactions; (d) liabilities incurred as permitted under Section 6.1(b); or (e) liabilities that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
4.9   Information Supplied.   None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in (a) the registration statement on Form S-4 to be filed with the SEC by Parent pursuant to which shares of Parent Common Stock issuable in the Merger and shares of Parent Common Stock potentially issuable pursuant to the CVRs will be registered with the SEC (including any amendments or supplements, the “Registration Statement”) shall, at the time the Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading or (b) the prospectus for the shares of Parent Common Stock to be issued pursuant to these Transactions and shares of Parent Common Stock potentially issuable pursuant to the CVRs, including the proxy statement for the purpose of soliciting proxies from Company Shareholders for the matters to be acted upon at the Company Shareholders Meeting (the “Proxy Statement/Prospectus”), shall, at the date it is first mailed to the Company Shareholders and at the time of the Company Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; provided, however, that no representation is made by the Company with respect to statements made therein based on information (i) supplied by Parent or Merger Sub specifically for inclusion or incorporation by reference therein or (ii) not supplied by or on behalf of the Company.
4.10   Company Permits; Compliance with Applicable Law.
(a)   The Company and its Subsidiaries hold all permits, licenses, franchises, variances, exemptions, orders and approvals of all Governmental Entities necessary for the lawful conduct of their respective businesses (the “Company Permits”), except where the failure to so hold would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company and its Subsidiaries are in compliance with the terms of the Company Permits, except where the failure to so comply would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Neither the Company nor any Subsidiary of the Company is in violation or breach of, or default under, any Company Permit, nor has the Company or any Subsidiary of the Company received any claim or notice indicating that the Company or any Subsidiary of the Company is currently not in compliance with the terms of any Company Permits, except where the failure to be in compliance with the terms of any Company Permits would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(b)   The businesses of the Company and its Subsidiaries are not currently being conducted, and at no time since December 31, 2019 have been conducted, in violation of any applicable Law, except for violations that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. As of the date of this Agreement, to the knowledge of the Company, no investigation or review by any Governmental Entity with respect to the Company or any of its

Subsidiaries is pending or threatened, other than those the outcome of which would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
4.11   Compensation; Benefits.
(a)   Section 4.11(a) of the Company Disclosure Schedules sets forth a list of each Employee Benefit Plan sponsored, maintained, contributed to, or required to be contributed to the Company or any of its Subsidiaries, or any ERISA Affiliate, or with respect to which such entities could reasonably be expected to have any liability (the “Company Plans”)
(b)   True, correct and complete copies of each of the Company Plans have been furnished or made available to Parent or its Representatives, including (i) all governing plan documents (including amendments), (ii) all trust agreements or other funding arrangements (including insurance Contracts), (iii) the most recent IRS determination or opinion letter, (iv) the most recent summary plan descriptions, (v) annual reports or returns, audited or unaudited financial statements, and actuarial valuations for the most recent three (3) years, (vi) non-discrimination testing data and reports for the most recent three (3) plan years and (vii) each third-party services agreement related to any Company Plan.
(c)   Each Company Plan has been established, funded and administered in compliance in all material respects with its terms and applicable Laws. There are no Actions, suits or claims pending (other than routine claims for benefits) or, to the knowledge of the Company, threatened against, or with respect to, any of the Company Plans.
(d)   All Company Plans that are intended to be subject to Code Section 401(a) are so qualified and have received a favorable determination letter from the Internal Revenue Service or is maintained pursuant to a pre-approved plan where the Company or its Subsidiaries is entitled to rely on a favorable opinion letter from the Internal Revenue Service. All contributions to, and payments from, each Company Plan have been properly accrued and timely made.
(e)   None of the Company, its Subsidiaries or any of its ERISA Affiliates has at any time sponsored, contributed to, or been obligated under Title I or Title IV of ERISA to contribute to a “defined benefit plan” (as defined in ERISA Section 3(35)).
(f)   None of the Company, its Subsidiaries or any of its ERISA Affiliates has ever had an “obligation to contribute” (as defined in ERISA Section 4212) to a “multiemployer plan” (as defined in ERISA Sections 4001(a)(3) and 3(37)(A)). No Company Plan is a “multiple employer plan” (meaning a plan sponsored by two or more unrelated employers) or a “multiple employer welfare arrangement” (as defined in ERISA Section 3(40)).
(g)   None of the Company, its Subsidiaries, or any of its ERISA Affiliates has any liability under Title IV of ERISA or Code Section 412.
(h)   None of the Company or its Subsidiaries, or any of its ERISA Affiliates has maintained in the past nor currently maintains an Employee Benefit Plan providing welfare benefits (as defined in ERISA Section 3(1)) to employees after retirement or other separation of service except to the extent required under Part 6 of Title I or ERISA or Code Section 4980B or their successors or other applicable Law.
(i)   The Company has complied in all material respects with the continuation coverage requirements of Section 1001 of COBRA, and ERISA Sections 601 through 608.
(j)   Except as otherwise provided for in this Agreement or as set forth in Section 4.11(j) of the Company Disclosure Schedules, neither the execution of this Agreement, shareholder approval of this Agreement nor consummation of any of the transactions contemplated by this Agreement, (individually or in conjunction with any other event) will (i) entitle any current or former service provider to the Company or any of its Subsidiaries to retention or other bonuses, parachute payments, non-competition payments, or any other compensatory payment, (ii) entitle any current or former service provider to the Company or any of its Subsidiaries to severance pay or any increase in severance pay upon any termination of employment, (iii) result in any breach or violation of, or a default under, any Company

Plan, (iv) accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, or increase the amount of compensation due to any individual service provider to the Company or any of its Subsidiaries, (v) give rise to any payment or benefit that would not be deductible in whole or in part by reason of Section 280G of the Code, or (vi) limit or restrict the right of the Company or any of its Subsidiaries or, after the consummation of the transactions contemplated hereby, Parent or the Surviving Company, to merge, amend or terminate any of the Company Plans.
(k)   Except as set forth in Section 4.11(k) of the Company Disclosure Schedule, no Company Plan is a non-qualified deferred compensation plan or arrangement within the meaning of 409A of the Code.
(l)   Neither the Company nor any of its Subsidiaries (x) has any obligation to reimburse or indemnify any participant in a Company Plan for any of the interest or penalties specified in Section 409A(a)(1)(B) of the Code that may be currently due or triggered in the future, and (y) has been required to report to any Governmental Entity any correction or taxes due as a result of a failure to comply with Section 409A of the Code.
(m)   No Company Plan provides for the gross-up or reimbursement of any Taxes imposed by Section 4999 of the Code or otherwise, and neither the Company nor any of its Subsidiaries has any obligation to reimburse or indemnify any party for such Taxes.
4.12   Labor and Employment Matters.
(a)   As of the date of this Agreement and during the past four (4) years, (i) neither the Company nor any Subsidiary of the Company is or has been a party to, or bound by, any collective bargaining agreement or other Contract with a labor union, works council or labor organization, (ii) neither the Company nor any Subsidiary of the Company is or has been subject to a material labor dispute, strike or work stoppage, (iii) no labor union, works council or labor organization or group of employees of the Company or any Subsidiary of the Company has made a pending demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or threatened in writing to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority, and (iv) there are and have been no organizational efforts with respect to the formation of a collective bargaining unit presently being made or, to the knowledge of the Company, threatened involving employees of the Company or any Subsidiary of the Company.
(b)   Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and each Subsidiary of the Company are, and have been during the past four (4) years, in compliance with all applicable Laws respecting Employment Matters.
(c)   During the past four (4) years: (i) there have been no pending or, to the knowledge of the Company, threatened Actions against the Company or any Subsidiary of the Company relating to any Employment Matters; and (ii) neither the Company nor any Subsidiary of the Company has received any complaints or allegations of unlawful harassment by or against any employee or independent contractor of the Company or any Subsidiary of the Company.
(d)   Except as set forth on Section 4.12(d) of the Company Disclosure Schedules, all persons performing employee functions for the Company and its Subsidiaries are employed by the Company. To the knowledge of the Company, no employee of the Company or any Subsidiary of the Company intends to resign, retire or discontinue such person’s relationship with Company or any Subsidiary of the Company as a result of the Transactions or otherwise within one (1) year after the Closing Date. Each employee of Company or any Subsidiary of the Company is a United States citizen or has a current and valid work visa or otherwise has the lawful right to work in the United States.
(e)   Except as set forth on Section 4.12(e) of the Company Disclosure Schedules, neither the Company nor any Subsidiary of the Company is a party to any Contract with any of its directors, officers, or employees, with respect to such person’s employment or engagement in connection with the

Company or its Subsidiaries, and the employment of each employee of the Company or any of its Subsidiaries is terminable at will, without any penalty, liability or severance obligation incurred by the Company or any of its Subsidiaries.
(f)   Except as set forth on Section 4.12(f) of the Company Disclosure Schedules, as of the date of this Agreement, none of the Company or any of its Subsidiaries engages any independent contractors or consultants.
(g)   To the knowledge of the Company, no current or former employee or independent contractor of the Company or any of its Subsidiaries is in any material respect in violation of any term of any employment agreement, nondisclosure agreement, common law nondisclosure obligation, fiduciary duty, noncompetition agreement, nonsolicitation agreement, restrictive covenant or other obligation: (i) owed to the Company or any of its Subsidiaries or (ii) owed to any third party with respect to such person’s right to be employed or engaged by the Company or any of its Subsidiaries.
(h)   Neither the Company nor any Subsidiary of the Company is subject to any affirmative action obligations under any Law (including Executive Order 11246, Section 503 of the Rehabilitation Act of 1973, or the Vietnam Era Veterans’ Readjustment Assistance Act), and neither the Company nor any Subsidiary of the Company is a government contractor or subcontractor for the purposes of any Law with respect to the terms and conditions of employment (including without limitation the Service Contracts Act or any other prevailing wage Laws).
4.13   Taxes.
(a)   The Company and each of its Subsidiaries has (i) duly and timely filed (or there have been filed on their behalf) with the appropriate Taxing Authority all U.S. federal, state, local and all other material Tax Returns required to be filed by them, taking into account any extensions of time properly obtained within which to file such Tax Returns, and all such Tax Returns were and are true, correct and complete in all material respects, and (ii) duly and timely paid in full (or there has been duly and timely paid in full on their behalf), or made adequate provisions for, all material amounts of Taxes required to be paid by them, other than Taxes that are not yet due and payable or that are being contested in good faith by appropriate Actions and for which adequate reserves have been established in accordance with GAAP. The Company has made available to Parent complete and accurate copies of all U.S. federal, state, and local Tax Returns and all other material Tax Returns filed by or on behalf of the Company or its Subsidiaries for any Tax period ending after December 31, 2018.
(b)   The Company (i) for its taxable years commencing with its first taxable year ended December 31, 2010 and through and including its taxable year ended December 31, 2023 has been organized in conformity with the requirements for qualification as a REIT, has been subject to taxation as a REIT and has to its knowledge satisfied all requirements to qualify as a REIT in such years; (ii) has operated since January 1, 2024 until the date hereof in a manner consistent with the requirements for qualification and taxation as a REIT; (iii) intends to continue to operate in such a manner as to qualify as a REIT for its taxable year that will end with the Effective Time; and (iv) to its knowledge, is not subject to any pending challenges by, and has not received any written threats from, the IRS or any other Governmental Entity with respect to its qualification as a REIT.
(c)   Except as set forth in Section 4.13(c) of the Company Disclosure Schedules, each of the Company’s Subsidiaries has been since the later of its acquisition or formation and continues to be treated for U.S. federal and state income Tax purposes as (i) a partnership or a disregarded entity (and not as a corporation or an association or publicly traded partnership taxable as a corporation), (ii) a Qualified REIT Subsidiary, (iii) a Taxable REIT Subsidiary or (iv) a subsidiary REIT. The Company has not exempted any Person from the share ownership limits set forth in the Organizational Documents of the Company or established or increased an “excepted holder limit,” which exemption or “excepted holder limit” remains in effect.
(d)   Neither the Company nor any of its Subsidiaries holds any asset the disposition of which would be subject to (or to rules similar to) Section 337(d) or Section 1374 of the Code or the Treasury Regulations, nor has it disposed of any such asset during its current taxable year.

(e)   (i) There are no audits, investigations by any Governmental Entity or other Actions pending or, to the knowledge of the Company, threatened with regard to any material Taxes or Tax Returns of the Company or any of its Subsidiaries; (ii) no material deficiency for Taxes of the Company or any of its Subsidiaries has been claimed, proposed or assessed in writing or, to the knowledge of the Company, threatened, by any Governmental Entity, which deficiency has not yet been settled except for such deficiencies which are being contested in good faith; (iii) neither the Company nor any of its Subsidiaries has waived any statute of limitations with respect to the assessment of material Taxes or agreed to any extension of time with respect to any material Tax assessment or deficiency for any open tax year (other than pursuant to extensions of time to file Tax Returns obtained in the ordinary course); (iv) neither the Company nor any of its Subsidiaries is currently the beneficiary of any extension of time within which to file any material Tax Return that remains unfiled; and (v) neither the Company nor any of its Subsidiaries has entered into any “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Tax Law).
(f)   Since the Company’s 2020 taxable year, neither the Company nor any of its Subsidiaries has incurred any liability for material Taxes under Sections 857(b), 857(f), 860(c) or 4981 of the Code. No event has occurred, and, to the knowledge of the Company, no condition or circumstance exists, which presents a material risk that any material amount of Tax described in the previous sentence will be imposed upon the Company or any of its Subsidiaries.
(g)   The Company and its Subsidiaries have complied, in all material respects, with all applicable Laws relating to the payment and withholding of Taxes (including withholding of Taxes pursuant to Sections 1441, 1442, 1445, 1446, 1471, 3102 and 3402 of the Code or similar provisions under any state and foreign Laws) and have duly and timely withheld and, in each case, have paid over to the appropriate Taxing Authority all material amounts required to be so withheld and paid over on or prior to the due date thereof under all applicable Laws.
(h)   There are no material Tax Liens upon any property or assets of the Company or any of its Subsidiaries except for Permitted Liens.
(i)   No request for a ruling, relief or advice in respect of material Taxes or material Tax Returns of the Company or any of its Subsidiaries is currently pending with any Governmental Entity and neither the Company nor any of its Subsidiaries has entered into any written agreement with a Taxing Authority with respect to any Taxes that is still in effect.
(j)   There are no Tax allocation, protection or sharing agreements or similar arrangements with respect to or involving the Company or any of its Subsidiaries, and after the Closing Date neither the Company nor any of its Subsidiaries shall be bound by any such Tax allocation or protection agreements or similar arrangements or have any liability thereunder for amounts due in respect of periods prior to the Closing Date, in each case, other than (i) agreements the principal subject matter of which does not relate to Taxes and (ii) any such agreements or arrangements solely between or among the Company or its Subsidiaries.
(k)   Neither the Company nor any of its Subsidiaries (i) has been a member of an affiliated group filing a consolidated U.S. federal income Tax Return or (ii) has any material liability for the Taxes of any Person (other than the Company or any of its Subsidiaries) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign Tax Law), as a transferee or successor, or otherwise.
(l)   Neither the Company nor any of its Subsidiaries has participated in any “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(2), or any corresponding, similar or analogous provision of state, local or non-U.S. Law.
(m)   Neither the Company nor any of its Subsidiaries (other than Taxable REIT Subsidiaries) has any earnings and profits attributable to such entity or any other corporation in any non-REIT year within the meaning of Section 857 of the Code.
(n)   Neither the Company nor any of its Subsidiaries has constituted either a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code)

in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code in the two (2) years prior to the date of this Agreement.
(o)   Neither the Company nor any of its Subsidiaries knows of any fact, agreement, plan or other circumstance that would reasonably be expected to (i) prevent or preclude the Merger from qualifying for the Intended Tax Treatment or (ii) prevent or preclude the Company from making the representations in the Company Tax Representation Letter.
(p)   As of the date hereof, the representations set forth in the Company Tax Representation Letter are true and correct in all material respects.
(q)   The Company is not aware of any fact, agreement, plan or other circumstance, and has not taken or failed to take any action, which fact, agreement, plan, circumstance, action or omission would reasonably be expected to prevent or preclude the Company from delivering the Company Tax Representation Letter immediately prior to the Closing.
(r)   After consultation with Company Tax Counsel, the Company is not aware of any fact or circumstance which would or reasonably could prevent (i) Company Tax Counsel from delivering the Company Tax Opinion, assuming delivery to Company Tax Counsel of the Parent Tax Representation Letter and the Company Tax Representation Letter.
(s)   To the knowledge of the Company, all statements of fact contained in the Company Tax Opinion, and the Tax Representation Letters are true, accurate and complete in all material respects.
(t)   This Section 4.13 and, as applicable, Section 4.11 constitute the exclusive representations and warranties of the Company with respect to Tax matters.
4.14   Litigation.
(a)   Except as set forth in (i) Section 4.14(a)(i) of the Company Disclosure Schedules, as of the date of this Agreement, there are no pending material Actions and to the Company’s knowledge, no material Actions threatened in writing, to which any of the Company, its Subsidiaries, or any of their respective properties or assets or any of their respective officers, members, managers, trustees or directors is a party, in each case, solely as it relates to such Person’s role and/or duties at the Company and its Subsidiaries, (ii) Section 4.14(a)(ii) of the Company Disclosure Schedules, as of the date of this Agreement, there are no material judgments, convictions, consent decrees, injunctions, similar orders and settlement agreements involving (x) any of the Company, its Subsidiaries, or the Company Advisor or (y) any of the Company’s or its Subsidiaries’ respective properties or assets or any of their respective officers, members, managers, trustees or directors (in each case, with respect to this clause (ii)(y), solely as it relates to such Person’s role and/or duties at the Company and its Subsidiaries), entered into in the five (5) years prior to the date hereof or having a continuing effect on any of the Company, its Subsidiaries or their operations, and (iii) Section 4.14(a)(iii) of the Company Disclosure Schedules, as of the date of this Agreement, to the Company’s knowledge, there are no material pending Actions or material Actions threatened in writing to which the Company Advisor or any of its officers, members, managers, trustees or directors is a party.
(b)   Except as set forth on Section 4.14(b) of the Company Disclosure Schedules, as of the date of this Agreement, there are no written claims, requests, or assertions for indemnification or advancement of expenses by any Person, whether or not covered by insurance, pending against, or to the Company’s knowledge, threatened in writing against, the Company or any of its Subsidiaries.
4.15   Intellectual Property.
(a)   Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) the Company or the Subsidiaries of the Company own or are licensed or otherwise possess valid rights to use all Company Intellectual Property used in the conduct the business of the Company and its Subsidiaries as it is currently conducted, (ii) the conduct of the business of the Company and its Subsidiaries as it is currently conducted does not infringe, misappropriate or otherwise violate the Intellectual Property rights of any Person, (iii) there are no pending or, to the knowledge of the Company, threatened claims with respect to any of the Company

Intellectual Property rights owned by the Company or any Subsidiary of the Company, (iv) to the knowledge of the Company, no Person is currently infringing or misappropriating Company Intellectual Property and (v) the IT Assets do not contain any Malicious Code or Virus, and since December 31, 2019, there has been no unauthorized use, access, interruption, modification, and corruption of the IT Assets (or any information stored or contained therein). The Company and its Subsidiaries have taken reasonable measures to protect the confidentiality of trade secrets used in the businesses of each of the Company and its Subsidiaries as presently conducted, except where failure to do so would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(b)   Except as set forth in Section 4.15(b) of the Company Disclosure Schedules, none of the Company or any of its Subsidiaries own any Intellectual Property.
4.16   Real Property.   None of the Company nor any Subsidiary of the Company owns any real property. Neither the Company nor any Subsidiary of the Company has leased or subleased any real property and does not have any obligation to pay any rent or other fees for any real property other than as and to the extent disclosed in Section 4.16 of the Company Disclosure Schedules.
4.17   Material Contracts.
(a)   Section 4.17 of the Company Disclosure Schedules sets forth a true and complete list, as of the date of this Agreement, of:
(i)   other than Contracts providing for the acquisition, purchase, sale or divestiture of loans, debt securities and other financial instruments owned or entered into by the Company or any Subsidiary of the Company in the ordinary course of business, each Contract that involves a pending or contemplated merger, business combination, acquisition, purchase, sale or divestiture that requires the Company or any of its Subsidiaries to dispose of or acquire assets or properties with a fair market value in excess of $1,000,000;
(ii)   each Contract that grants any right of first refusal or right of first offer or that limits the ability of the Company, any Subsidiary of the Company or any of their respective Affiliates to own, operate, sell, transfer, pledge or otherwise dispose of any businesses, securities or assets (other than provisions requiring notice of or consent to assignment by any counterparty thereto);
(iii)   each Contract relating to outstanding Indebtedness (or commitments or guarantees in respect thereof) of the Company or any of its Subsidiaries (whether incurred, assumed, guaranteed or secured by any asset) in excess of $1,000,000, other than agreements solely among the Company and its wholly owned Subsidiaries;
(iv)   each Contract that involves or constitutes an interest rate cap, interest rate collar, interest rate swap or other Contract or agreement relating to a forward, swap or other hedging transaction of any type, whether or not entered into for bona fide hedging purposes;
(v)   each Contract containing any non-compete, exclusivity or most favored nation provision that materially restricts the ability of the Company or any of its Subsidiaries (including Parent or any of its Subsidiaries upon consummation of the Transactions) to compete in or engage in any line of business or with any Person or in any geographic area;
(vi)   each material partnership, joint venture, limited liability company or strategic alliance agreement to which the Company or a Subsidiary of the Company is a party (other than any such agreement solely between or among the Company and its wholly owned Subsidiaries);
(vii) each Contract (other than a Company Plan) between or among the Company or any Subsidiary of the Company, on the one hand, and the Company Advisor, or any officer, trustee, director, member, manager or Affiliate (other than a wholly owned Subsidiary of the Company) of the Company or any of its Subsidiaries, or of the Company Advisor, on the other hand;
(viii)   each Contract that obligates the Company or any of its Subsidiaries to indemnify any past or present trustees, directors, members, managers, officers, or employees of the Company or any of its Subsidiaries pursuant to which the Company or any of its Subsidiaries is the indemnitor;

(ix)   each vendor, supplier or third party consulting or similar Contract not otherwise described in this Section 4.17(a) that (A) cannot be voluntarily terminated pursuant to its terms within sixty (60) days after the Effective Time and (B) under which it is reasonably expected the Company or any of its Subsidiaries will be required to pay fees, expenses or other costs in excess of $500,000 following the Effective Time;
(x)   each Contract not otherwise described in this Section 4.17(a) with respect to the Company or any Subsidiary of the Company, other than a Company Plan, that would be material to the Company and its Subsidiaries, taken as a whole; and
(xi)   any Contract pursuant to which the Company or any of its Subsidiaries (A) has been granted or provided any ownership or other rights, or permitted any uses or other exploitation, of Intellectual Property or IT Assets (excluding Software governed by Off-the-Shelf Software Licenses), or (B) has granted or provided any rights, or permitted any uses of, or agreed to any covenant not to sue with respect to, any Company Intellectual Property or IT Assets (excluding Software governed by Off-the-Shelf Software Licenses).
(b)   Collectively, the Contracts set forth in Section 4.17(a) are herein referred to as the “Company Contracts.” Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, each Company Contract is legal, valid, binding and enforceable in accordance with its terms on the Company and each of its Subsidiaries that is a party thereto and, to the knowledge of the Company, each other party thereto, and is in full force and effect, subject, as to enforceability, to Creditors’ Rights. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries is in breach or default under any Company Contract nor, to the knowledge of the Company, is any other party to any such Company Contract in breach or default thereunder.
4.18   Insurance.
(a)   Section 4.18(a) of the Company Disclosure Schedules sets forth a true, correct and complete list of the insurance policies held by, or for the benefit of the Company and its Subsidiaries (collectively, the “Company Insurance Policies”), including the insurer under such policies and the type of and amount of coverage thereunder. Except as would not have or would not be reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) all Company Insurance Policies are in full force and effect as of the date hereof in accordance with their respective terms and such Company Insurance Policies (or extensions, renewals, or replacements thereof with comparable policies) shall be in full force and effect without interruption until the Closing Date, (ii) all premiums payable under the Company Insurance Policies prior to the date of this Agreement have been duly paid in full, (iii) the Company has not received written notice of any existing default or event which, with the giving of notice or lapse of time or both, would constitute a default, by any insured thereunder and (iv) there are no pending claims under which an insurer has made any reservation of rights or, since December 31, 2020, rejected to cover all or any portion of such claim.
(b)   Except as set forth in Section 4.18(b) of the Company Disclosure Schedules, to the knowledge of the Company, no written notice of cancellation or termination has been received with respect to any Company Insurance Policy.
(c)   Except as set forth in Section 4.18(c) of the Company Disclosure Schedules, as of the date of this Agreement, there is no pending material claim by the Company or any of its Subsidiaries against any insurance carrier under any Company Insurance Policy.
4.19   Certain Payments.   In the conduct of its business, to the Company’s knowledge, since December 31, 2019, none of the Company or any of its Subsidiaries or any of its trustees, directors, managers, members, officers, employers or agents, for or on behalf of any of the Company or its Subsidiaries, has (a) directly or indirectly, given, or agreed to give, any illegal gift, contribution, payment or similar benefit to any supplier, customer, governmental official or employee or other Person who was or was expected to be in a position to help or hinder any of the Company or its Subsidiaries or its business (or assist in connection with any actual or proposed transaction) or made, or agreed to make, any illegal contribution, or reimbursed any illegal political gift or contribution made by any other Person, to any candidate for federal, state, local or foreign public office or (b) established or maintained any unrecorded fund or asset or made any false entries on any books or records for the purpose of facilitating any of the matters set forth in clause (a) above.
4.20   Opinion of Financial Advisor.   The Special Committee has received an opinion from Moelis & Company LLC addressed to the Special Committee to the effect that, based upon and subject to the limitations, qualifications and assumptions set forth therein, as of the date of the opinion, the Merger Consideration, taken together with the portion of the Closing Dividend and other distributions payable with a record date prior to the close of business on the business day immediately prior to Closing Date expected to be paid with respect to each Company Common Share, to be received by the holders of Company Common Shares (other than the holders of Cancelled Shares) pursuant to this Agreement was fair, from a financial point of view, to such holders of Company Common Shares. The Company has provided, or will provide promptly following execution of this Agreement, to Parent, solely for informational purposes, a true, correct and complete copy of such opinion.
4.21   Brokers.   Except for the fees and expenses payable to Moelis & Company LLC, which shall be paid by the Company, no broker, investment banker, or other Person is entitled to any broker’s, finder’s or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Company or any of its Subsidiaries.
4.22   State Takeover Statute.   Assuming the representations and warranties set forth in Section 5.14 are true, correct and complete, neither the restrictions set forth in Subtitle 6 of Title 3 of the MGCL and Subtitle 7 of Title 3 of the MGCL nor any other Takeover Laws apply to this Agreement or any of the Transactions with respect to the Company and its Subsidiaries. The Company Board has taken all action necessary to render inapplicable to the Merger and the other Transactions: (a) the provisions of Subtitle 6 of Title 3 of the MGCL, (b) the provisions of Subtitle 7 of Title 3 of the MGCL and (c) to the extent applicable to the Company, any other Takeover Law. No other Takeover Laws are applicable to this Agreement, the Merger or the other Transactions.
4.23   Investment Company Act.   Neither the Company nor any of its Subsidiaries is, or as of immediately prior to the Effective Time will be, required to be registered as an investment company under the Investment Company Act.
4.24   No Additional Representations.
(a)   Except for the representations and warranties made in this Article IV, neither the Company nor any other Person makes any express or implied representation or warranty with respect to the Company or its Subsidiaries or their respective businesses, operations, assets, liabilities or conditions (financial or otherwise) in connection with this Agreement or the Transactions, and the Company hereby disclaims any such other representations or warranties. In particular, without limiting the foregoing disclaimer, neither the Company nor any other Person makes or has made any representation or warranty to Parent, Merger Sub, or any of their respective Affiliates or Representatives with respect to (i) any financial projection, forecast, estimate, budget or prospect information relating to the Company or any of its Subsidiaries or their respective properties, assets or businesses; or (ii) except for the representations and warranties made by the Company in this Article IV, any oral or written information (including such information provided in “data rooms”, “virtual data rooms” or their equivalents) presented, furnished or made available to Parent or Merger Sub or any of their respective Affiliates or Representatives in the course of their due diligence investigation of the Company, the negotiation of this Agreement or in the course of the Transactions.
(b)   Notwithstanding anything contained in this Agreement to the contrary, the Company acknowledges and agrees that none of Parent, Merger Sub or any other Person has made or is making, and the Company expressly disclaims reliance upon, any representations, warranties or statements relating to Parent or its Subsidiaries (including Merger Sub) whatsoever, express or implied, including any implied representation or warranty as to the accuracy or completeness of any information regarding Parent furnished or made available to the Company, or any of its Affiliates or Representatives, other than those representations, warranties or statements expressly given by Parent and Merger Sub in Article V, the Parent Disclosure Schedules or in any other document or certificate delivered by Parent or Merger Sub or their respective Affiliates in connection herewith. Without limiting the generality of the foregoing, the Company acknowledges that no representations or warranties are made with respect to any projections, forecasts, estimates, budgets or prospect information that may have been made available to the Company or any of its Affiliates or Representatives (including in certain “data rooms,” “virtual data rooms,” management presentations or in any other form in expectation of, or in connection with, the Merger or the other Transactions).
ARTICLE V
REPRESENTATION AND WARRANTIES OF PARENT AND MERGER SUB
Except as set forth in the disclosure schedules delivered by Parent and Merger Sub to the Company on or prior to the date of this Agreement (the “Parent Disclosure Schedules”) and except as disclosed in the Parent SEC Documents filed as of the date of this Agreement (including all exhibits and schedules thereto and documents incorporated by reference therein, but excluding any forward looking disclosures set forth in any “risk factors” section, any disclosures in any “forward looking statements” section and any other disclosures included therein to the extent they are predictive or forward looking in nature and provided that the Parent SEC Documents do not qualify the representations and warranties in Section 5.2), Parent and Merger Sub jointly and severally represent and warrant to the Company, as of the date hereof, as follows:
5.1   Organization, Standing and Power.   Each of Parent and its Subsidiaries (including Merger Sub) is, as applicable, a corporation, partnership or limited liability company duly organized, validly existing and, where relevant, in good standing under the Laws of its jurisdiction of incorporation or organization, with all requisite entity power and authority to own, lease and operate its properties and to carry on its business as now being conducted, other than where the failure to be so organized, validly existing or in good standing or to have such power or authority would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent (a “Parent Material Adverse Effect”). Each of Parent and its Subsidiaries is duly qualified or licensed to do business and, where relevant, is in good standing in each jurisdiction in which the business it is conducting, or the operation, ownership or leasing of its properties, makes such qualification, licensing or good standing necessary, other than where the failure to so qualify, be licensed or in good standing would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Parent and Merger Sub each has heretofore made available to the Company true, correct and complete copies of its Organizational Documents.
5.2   Capital Structure.
(a)   As of the date of this Agreement, the authorized capital stock of Parent consists of (i) 500,000,000 shares of Parent Common Stock and (ii) 50,000,000 shares of Parent Preferred Stock. At the close of business on November 27, 2024: (A) 168,530,704 shares of Parent Common Stock were issued and outstanding; (B) 4,934,678 shares of Parent Preferred Stock were issued and outstanding; (C) 4,720,210 shares of Parent Common Stock were reserved for issuance pursuant to the equity compensation plans of Parent (the “Parent Equity Plans”); (D) 951,369 shares of Parent Common Stock were subject to outstanding restricted stock awards granted under the Parent Equity Plans; (E) 2,449,823 shares of Parent Common Stock were reserved for issuance pursuant to issued and outstanding warrants or other rights to acquire Parent Common Stock; and (F) 722,721 shares of Parent Common Stock were reserved for issuance pursuant to issued and outstanding equity securities of the Subsidiaries of Parent that are convertible or redeemable into shares of Parent Common Stock.
(b)   All outstanding shares of Parent Capital Stock have been, and all shares of Parent Common Stock to be issued in connection with the Merger and all shares of Parent Common Stock potentially issuable pursuant to CVRs, when so issued in accordance with the terms of this Agreement or the CVR Agreement, as applicable, are or will be, as applicable, (i) duly authorized, validly issued, fully paid and nonassessable and are not subject to preemptive rights and (ii) issued and granted in compliance in all material respects with applicable state and federal securities Laws, the MGCL and the Organizational Documents of Parent. The Parent Common Stock to be issued pursuant to this Agreement or issuable pursuant to the CVR Agreement, when issued, will be (A) validly issued, fully paid and nonassessable and not subject to preemptive rights, (B) free and clear of any Liens and (C) issued in compliance in all material respects with (i) applicable securities Laws and other applicable Law and (ii) all requirements set forth in any applicable Contracts. Except as set forth in Section 5.2(b) of the Parent Disclosure Schedules, Parent owns, of record and beneficially, directly or indirectly, all of the issued and outstanding shares of capital stock of the Subsidiaries of Parent, and Parent owns all such capital stock free and clear of all Liens, other than Permitted Liens. The issued and outstanding shares of capital stock of, or other equity interests in, the Subsidiaries of Parent that are owned, of record and beneficially, directly or indirectly, by Parent are so owned free and clear of all Liens, other than Permitted Liens.
(c)   As of the close of business on November 27, 2024, except as set forth in this Section 5.2, and except for changes since November 27, 2024 resulting from the exercise of stock options outstanding at such date (and the issuance of shares thereunder), or stock grants or other awards granted, there were no outstanding: (i) shares of Parent Capital Stock, (ii) Voting Debt, (iii) securities of Parent or any Subsidiary of Parent convertible into or exchangeable or exercisable for shares of Parent Capital Stock or Voting Debt, (iv) contractual obligations of Parent or any Subsidiary of Parent to repurchase, redeem or otherwise acquire any shares of Parent Capital Stock or capital stock, membership interests, partnership interests, joint venture interests or other equity interests of any Subsidiary of Parent, or (v) subscriptions, options, warrants, calls, puts, rights of first refusal or other rights (including preemptive rights), commitments or agreements to which Parent or any Subsidiary of Parent is a party or by which it is bound, in any case, obligating Parent or any Subsidiary of Parent to (A) issue, deliver, transfer, sell, purchase, redeem or acquire, or cause to be issued, delivered, transferred, sold, purchased, redeemed or acquired, additional shares of Parent Capital Stock, any Voting Debt or other voting securities of Parent or (B) grant, extend or enter into any such subscription, option, warrant, call, put, right of first refusal or other similar right, commitment or agreement. There are no stockholder agreements, voting trusts or other agreements to which Parent is a party or by which it is bound relating to the voting of any shares of Parent Capital Stock.
(d)   As of the date of this Agreement, all of the outstanding membership interests of Merger Sub are validly issued, fully paid and nonassessable and are wholly owned by Parent.
(e)   All dividends or other distributions on the shares of Parent Capital Stock and any material dividends or other distributions on any securities of any Subsidiary of Parent which have been authorized or declared prior to the date hereof have been paid in full (except to the extent such dividends have been declared and are not yet due and payable).
5.3   Authority; No Violations; Approvals.
(a)   Each of Parent and Merger Sub has all requisite corporate power and authority to execute and deliver this Agreement and the CVR Agreement, as applicable, and to perform its obligations thereunder. The execution, delivery and performance of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the Transactions, including the consummation of the Merger, have been duly authorized by all necessary corporate action on the part of each of Parent and Merger Sub, subject to, with respect to consummation of the Merger, the filing of the Merger Certificate with, and acceptance for record by, the Delaware Secretary of State. The execution, delivery and performance of the CVR Agreement by Parent and the consummation by Parent of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of Parent. This Agreement has been duly executed and delivered by each of Parent and Merger Sub and, assuming the due and valid execution of this Agreement by the Company, constitutes a valid and binding obligation of each of Parent and Merger Sub enforceable against Parent and Merger Sub in accordance with its terms, subject, as to enforceability, to Creditors’ Rights. When the CVR Agreement has been duly executed and delivered by Parent, assuming the due and valid execution of such agreement by the Rights Agent, the CVR Agreement will constitute a valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, subject, as to enforceability, to Creditors’ Rights. The Parent Board, at a meeting duly called and held unanimously, (i) determined that this Agreement, the CVR Agreement and the Transactions, including the Parent Stock Issuance, are in the best interests of Parent and its stockholders and (ii) approved this Agreement, the CVR Agreement and the Transactions, including the Parent Stock Issuance. Parent, as the sole member of Merger Sub, has (i)(A) determined that this Agreement and the Transactions, including the Merger, are in the best interests of Merger Sub and (B) approved this Agreement and declared that the Transactions, including the Merger, are advisable, and (ii) executed a written consent pursuant to which it has authorized, adopted and approved this Agreement and the Transactions, including the Merger. Neither the Parent Board nor Parent, as the sole member of Merger Sub, has subsequently rescinded, modified or withdrawn any of the foregoing resolutions. No vote of the holders of Parent Capital Stock is necessary to approve the entry into this Agreement and the CVR Agreement or the consummation of the Transactions, including the Merger.
(b)   The execution and delivery of each of this Agreement and the CVR Agreement do not, and the consummation of the Transactions will not (with or without notice or lapse of time, or both) (i) contravene, conflict with or result in a violation of any provision of the Organizational Documents of either Parent or Merger Sub, (ii) result in a violation of, or default under, or acceleration of any material obligation or the loss of a material benefit under, or result in the creation of any Liens upon any of the properties or assets of Parent or any of its Subsidiaries under any provision of any Parent Contract to which Parent or any of its Subsidiaries is a party or by which Parent or Merger Sub or any of their respective Subsidiaries or their respective properties or assets are bound, or (iii) assuming the Consents referred to in Section 5.4 are duly and timely obtained or made, contravene, conflict with or result in a violation of any Law applicable to Parent or any of its Subsidiaries or any of their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such contraventions, conflicts, violations, defaults, acceleration, losses, or Liens that would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.
5.4   Consents.   No Consent from any Governmental Entity, is required to be obtained or made by Parent or any of its Subsidiaries in connection with the execution and delivery of this Agreement by Parent and Merger Sub or the CVR Agreement by Parent, or the consummation by Parent and Merger Sub of the Transactions, except for: (a) the filing with the SEC of (i) the Registration Statement, of which the Proxy Statement/Prospectus will be a part, and (ii) such reports under the Exchange Act and the Securities Act, and such other compliance with the Exchange Act and the Securities Act, as may be required in connection with this Agreement, the CVR Agreement and the Transactions; (b) the filing of the Merger Certificate with the Delaware Secretary of State pursuant to the DGCL; (c) filings as may be required under the rules and regulations of the NYSE; (d) such filings and approvals as may be required by any applicable state securities or “blue sky” laws; and (e) any such Consent that the failure to obtain or make would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.
5.5   SEC Documents.
(a)   Since December 31, 2022, Parent has filed or furnished with the SEC all forms, reports, schedules and statements required to be filed or furnished under the Securities Act or the Exchange Act, respectively (such forms, reports, schedules and statements, as amended, collectively, the “Parent SEC Documents”). As of their respective filing dates, or, if amended prior to the date hereof, as of the date of (and giving effect to) the last such amendment made prior to the date hereof, each of the Parent SEC Documents, complied as to form in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as the case may be, applicable to such Parent SEC Documents, and none of the Parent SEC Documents contained, when filed or, if amended prior to the date of this Agreement, as of the date of such amendment with respect to those disclosures that are amended, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.
(b)   The consolidated audited and unaudited interim financial statements of Parent included or incorporated by reference in the Parent SEC Documents, including all notes and schedules thereto, complied in all material respects, when filed or if amended prior to the date of this Agreement, as of the date of such amendment, with the rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP, applied on a consistent basis during the periods indicated (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Rule 10-01 of Regulation S-X of the SEC) and fairly present in all material respects in accordance with applicable requirements of GAAP (subject, in the case of the unaudited interim financial statements, to normal year-end audit adjustments) the consolidated financial position, results of operations, stockholders’ equity and cash flows of Parent and its Subsidiaries, as of the respective dates thereof and for the respective periods indicated therein (subject, in the case of unaudited interim financial statements, to absence of notes and normal year-end adjustments). Parent has not, since December 31, 2023, changed its accounting principles, practices or methods in a manner that would materially affect the consolidated assets, liabilities or results of operations of Parent and its Subsidiaries, except as required by GAAP or applicable Law. To the knowledge of Parent, as of the date hereof, none of the Parent SEC Documents is the subject of ongoing SEC review and Parent does not have outstanding and unresolved comments from the SEC with respect to any of the Parent SEC Documents.
(c)   Other than any off-balance sheet arrangements disclosed in the Parent SEC Documents filed or furnished prior to the date hereof, neither Parent nor any Subsidiary of Parent is a party to, or has any Contract to become a party to, any joint venture, off-balance sheet partnership or any similar contractual arrangement, including any off-balance sheet arrangements (as defined in Item 303(a) of Regulation S-K of the SEC) where the purpose of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, Parent in Parent’s published financial statements or any Parent SEC Documents.
(d)   Parent has established and maintains disclosure controls and procedures and a system of internal controls over financial reporting (as such terms are defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act) as required by the Exchange Act. From December 31, 2023 to the date of this Agreement, Parent’s auditors and the Parent Board have not been advised of (i) any significant deficiencies or material weaknesses in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect in any material respect Parent’s ability to record, process, summarize and report financial information or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in Parent’s internal controls over financial reporting, and, in each case, neither Parent nor any of its Affiliates or Representatives has failed to disclose such information to Parent’s auditors or the Parent Board.
5.6   Absence of Certain Changes or Events.
(a)   From January 1, 2024 through the date of this Agreement, there has not been any event, change, effect or development that, individually or in the aggregate, has had or would reasonably be expected to have a Parent Material Adverse Effect.
(b)   From January 1, 2024 through the date of this Agreement, except as for events giving rise to and the discussion and negotiation of this Agreement, Parent and each of its Subsidiaries have conducted their business in the ordinary course of business in all material respects.
5.7   Information Supplied.   None of the information supplied or to be supplied by Parent for inclusion or incorporation by reference in (a) the Registration Statement shall, at the time the Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading or (b) the Proxy Statement/Prospectus shall, at the date it is first mailed to the Company Shareholders and at the time of the Company Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement/Prospectus and the Registration Statement will comply as to form in all material respects with the relevant provisions of the Securities Act; provided, however, that no representation is made by Parent with respect to statements made therein based on information (i) supplied by the Company specifically for inclusion or incorporation by reference therein or (ii) not supplied by or on behalf of Parent and not obtained from or incorporated by reference to Parent’s filings with the SEC.
5.8   Parent Permits; Compliance with Applicable Law.
(a)   Parent and its Subsidiaries hold all permits, licenses, variances, exemptions, orders, franchises and approvals of all Governmental Entities necessary for the lawful conduct of their respective businesses (the “Parent Permits”), except where the failure to so hold would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Parent and its Subsidiaries are in compliance with the terms of the Parent Permits, except where the failure to so comply would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

Neither Parent nor any Subsidiary of Parent is in violation or breach of, or default under, any Parent Permit, nor has Parent or any Subsidiary of Parent received any claim or notice indicating that Parent or any Subsidiary of Parent is currently not in compliance with the terms of any Parent Permits, except where the failure to be in compliance with the terms of any Parent Permits would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.
(b)   The businesses of Parent and its Subsidiaries are not currently being conducted, and at no time since December 31, 2023 have been conducted, in violation of any applicable Law, except for violations that would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. As of the date of this Agreement, to the knowledge of Parent, no investigation or review by any Governmental Entity with respect to Parent or any of its Subsidiaries is pending or threatened, other than those the outcome of which would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.
5.9   Taxes.
(a)   Parent and each of its Subsidiaries has (i) duly and timely filed (or there have been filed on their behalf) with the appropriate Taxing Authority all U.S. federal, state, local Tax Returns and all other material Tax Returns required to be filed by them, taking into account any extensions of time properly obtained within which to file such Tax Returns, and all such Tax Returns were and are true, correct and complete in all material respects, and (ii) duly and timely paid in full (or there has been duly and timely paid in full on their behalf), or made adequate provisions for, all material amounts of Taxes required to be paid by them, other than Taxes that are not yet due and payable or that are being contested in good faith by appropriate Actions and for which adequate reserves have been established in accordance with GAAP.
(b)   Parent (i) for its taxable years commencing with its first taxable year ended December 31, 2011 and through and including its taxable year ended December 31, 2023 has been organized in conformity with the requirements for qualification as a REIT, has been subject to taxation as a REIT and has to its knowledge satisfied all requirements to qualify as a REIT in such years; (ii) has operated since January 1, 2024 until the date hereof in a manner consistent with the requirements for qualification and taxation as a REIT; (iii) intends to continue to operate in such a manner as to qualify as a REIT for its taxable year ending December 31, 2023 and thereafter; and (iv) to its knowledge is not subject to any pending challenges by, and has not received any written threats from, the IRS or any other Governmental Entity with respect to its qualification as a REIT.
(c)   Each of Parent’s Subsidiaries has been since the later of its acquisition or formation and continues to be treated for U.S. federal and state income Tax purposes as (i) a partnership (or a disregarded entity) and not as a corporation or an association or publicly traded partnership taxable as a corporation, (ii) a Qualified REIT Subsidiary, (iii) a Taxable REIT Subsidiary or (iv) a subsidiary REIT. Merger Sub has at all times been treated as disregarded as separate from Parent for U.S. federal income tax purposes.
(d)   Neither Parent nor any of its Subsidiaries holds any asset the disposition of which would be subject to (or to rules similar to) Section 337(d) or Section 1374 of the Code or the Treasury Regulations, nor has it disposed of any such asset during its current taxable year.
(e)   (i) There are no audits, investigations by any Governmental Entity or other Actions pending or, to the knowledge of Parent, threatened with regard to any material Taxes or Tax Returns of Parent or any of its Subsidiaries; (ii) no deficiency for Taxes of Parent or any of its Subsidiaries has been claimed, proposed or assessed in writing or, to the knowledge of Parent, threatened, by any Governmental Entity, which deficiency has not yet been settled except for such deficiencies which are being contested in good faith; (iii) neither Parent nor any of its Subsidiaries has waived any statute of limitations with respect to the assessment of material Taxes or agreed to any extension of time with respect to any material Tax assessment or deficiency for any open tax year (other than pursuant to extensions of time to file Tax Returns obtained in the ordinary course); (iv) neither Parent nor any of its Subsidiaries is currently the beneficiary of any extension of time within which to file any material Tax Return that remains unfiled; and (v) neither Parent nor any of its Subsidiaries has entered into any “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Tax Law).
(f)   Since Parent’s 2020 taxable year, neither Parent nor any of its Subsidiaries has incurred any liability for material Taxes under Sections 857(b), 857(f), 860(c) or 4981 of the Code. No event has occurred, and, to the knowledge of Parent, no condition or circumstance exists, which presents a material risk that any material amount of Tax described in the previous sentence will be imposed upon Parent or any of its Subsidiaries.
(g)   Parent and its Subsidiaries have complied, in all material respects, with all applicable Laws relating to the payment and withholding of Taxes (including withholding of Taxes pursuant to Sections 1441, 1442, 1445, 1446, 1471, 3102 and 3402 of the Code or similar provisions under any state and foreign Laws) and have duly and timely withheld and, in each case, have paid over to the appropriate Taxing Authority all material amounts required to be so withheld and paid over on or prior to the due date thereof under all applicable Laws.
(h)   There are no material Tax Liens upon any property or assets of Parent or any of its Subsidiaries except for Permitted Liens.
(i)   No request for a ruling, relief or advice in respect of material Taxes or material Tax Returns of the Company or any of its Subsidiaries is currently pending with any Governmental Entity and neither the Company nor any of its Subsidiaries has entered into any written agreement with a Taxing Authority with respect to any Taxes that is still in effect.
(j)   There are no Tax allocation, protection or sharing agreements or similar arrangements with respect to or involving Parent or any of its Subsidiaries, and after the Closing Date neither Parent nor any of its Subsidiaries shall be bound by any such Tax allocation or protection agreements or similar arrangements or have any liability thereunder for amounts due in respect of periods prior to the Closing Date, in each case, other than (i) agreements the principal subject matter of which does not relate to Taxes and (ii) any such agreements or arrangements solely between or among the Company or its Subsidiaries.
(k)   Neither Parent nor any of its Subsidiaries (i) has been a member of an affiliated group filing a consolidated U.S. federal income Tax Return or (ii) has any material liability for the Taxes of any Person (other than Parent or any of its Subsidiaries) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign Tax Law), as a transferee or successor, or otherwise.
(l)   Neither Parent nor any of its Subsidiaries has participated in any “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(2), or any corresponding, similar or analogous provision of state, local or non-U.S. Law.
(m)   Neither Parent nor any of its Subsidiaries (other than Taxable REIT Subsidiaries) has any earnings and profits attributable to such entity or any other corporation in any non-REIT year within the meaning of Section 857 of the Code.
(n)   Neither Parent nor any of its Subsidiaries has constituted either a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code in the two (2) years prior to the date of this Agreement.
(o)   Neither Parent nor any of its Subsidiaries knows of any fact, agreement, plan or other circumstance that would reasonably be expected to (i) prevent or preclude the Merger from qualifying for the Intended Tax Treatment or (ii) prevent or preclude Parent from making the representations in the Parent Tax Representation Letter.
(p)   As of the date hereof, the representations set forth in the Parent Tax Representation Letter are true and correct in all material respects.
(q)   Parent is not aware of any fact, agreement, plan or other circumstance, and has not taken or failed to take any action, which fact, agreement, plan, circumstance, action or omission would reasonably be expected to prevent or preclude Parent from delivering the Parent Tax Representation Letter immediately prior to the Closing.
(r)   After consultation with Parent Tax Counsel, Parent is not aware of any fact or circumstance which would or reasonably could prevent (i) Parent Tax Counsel from delivering the Parent Tax Opinion, assuming delivery to Parent Tax Counsel of the Parent Tax Representation Letter and the Company Tax Representation Letter.
(s)   To the knowledge of Parent, all statements of fact contained in the Parent Tax Opinion, and the Tax Representation Letters are true, accurate and complete in all material respects.
(t)   This Section 5.9 constitutes the exclusive representations and warranties of Parent with respect to Tax matters.
5.10   Litigation.   Except as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, there is no (a) Action pending, or, to the knowledge of Parent, threatened in writing against Parent or any of its Subsidiaries or any of their respective properties, rights or assets or (b) judgment, decree or injunction, or any material ruling or order, in each case, of any Governmental Entity or arbitrator outstanding against Parent or any of its Subsidiaries.
5.11   Brokers.   Except for the fees and expenses payable to Piper Sandler & Co., which shall be paid by Parent, no broker, investment banker, or other Person is entitled to any broker’s, finder’s or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Parent or any of its Subsidiaries.
5.12   State Takeover Statute.   Neither the restrictions set forth in Subtitle 6 of Title 3 of the MGCL and Subtitle 7 of Title 3 of the MGCL nor any other Takeover Laws apply to this Agreement or any of the Transactions with respect to Parent and its Subsidiaries. The Parent Board has taken all action necessary to render inapplicable to the Merger and the other Transactions: (a) the provisions of Subtitle 6 of Title 3 of the MGCL, (b) the provisions of Subtitle 7 of Title 3 of the MGCL and (c) to the extent applicable to Parent, any other Takeover Law. No other Takeover Laws are applicable to this Agreement, the Merger or the other Transactions.
5.13   Investment Company Act.   Neither Parent nor any of its Subsidiaries is, or as of immediately prior to the Effective Time will be, required to be registered as an investment company under the Investment Company Act.
5.14   Ownership of Company Common Shares.   Neither Parent nor any Subsidiary of Parent nor any of their respective affiliates or associates (as defined in Rule 12b-2 of the Exchange Act) beneficially owns, directly or indirectly, or has the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or the right to vote pursuant to any agreement, arrangement or understanding, any Company Common Shares or other securities convertible into, exchangeable for or exercisable for Company Common Shares or any securities of any Subsidiary of the Company and neither Parent nor any of its Subsidiaries has any rights to acquire any Company Common Shares except pursuant to this Agreement. Neither Parent nor any its Subsidiaries is an affiliate or associate (as defined in Rule 12b-2 of the Exchange Act) of the Company.
5.15   No Undisclosed Material Liabilities.   There are no liabilities of Parent or any of its Subsidiaries of any type, whether accrued, contingent, absolute, determined, determinable or otherwise, other than: (a) liabilities reflected or reserved against on the consolidated balance sheet of Parent dated as of December 31, 2023 (including the notes thereto) contained in the Parent SEC Documents filed or furnished prior to the date hereof; (b) liabilities incurred in the ordinary course of business subsequent to December 31, 2023; (c) liabilities incurred in connection with the preparation, negotiation and consummation of the Transactions; and (d) liabilities that would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect or a material adverse effect on the ability of Parent and its Subsidiaries to consummate the Transactions before the End Date.
5.16   Ownership of Company Common Shares.   Neither Parent nor any Subsidiary of Parent nor any of their respective affiliates or associates (as defined in Rule 12b-2 of the Exchange Act) beneficially owns, directly or indirectly, or has the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or the right to vote pursuant to any agreement, arrangement or understanding, any Company Common Shares or other securities convertible into, exchangeable for or exercisable for Company Common Shares or any securities of any Subsidiary of the Company and neither Parent nor any of its Subsidiaries has any rights to acquire any Company Common Shares except pursuant to this Agreement. Neither Parent nor any its Subsidiaries is an affiliate or associate (as defined in Rule 12b-2 of the Exchange Act) of the Company.
5.17   No Additional Representations.
(a)   Except for the representations and warranties made in this Article V, neither Parent nor any other Person makes any express or implied representation or warranty with respect to Parent or its Subsidiaries or their respective businesses, operations, assets, liabilities or conditions (financial or otherwise) in connection with this Agreement or the Transactions, and Parent hereby disclaims any such other representations or warranties. In particular, without limiting the foregoing disclaimer, neither Parent nor any other Person makes or has made any representation or warranty to the Company or any of its Affiliates or Representatives with respect to (i) any financial projection, forecast, estimate, budget or prospect information relating to Parent or any of its Subsidiaries or their respective properties, assets or businesses; or (ii) except for the representations and warranties made by Parent in this Article V, any oral or written information (including such information provided in “data rooms”, “virtual data rooms” or their equivalents) presented, furnished or made available to the Company or any of its Affiliates or Representatives in the course of their due diligence investigation of Parent, the negotiation of this Agreement or in the course of the Transactions.
(b)   Notwithstanding anything contained in this Agreement to the contrary, Parent acknowledges and agrees that none of the Company or any other Person has made or is making, and each of Parent and Merger Sub expressly disclaims reliance upon, any representations, warranties or statements relating to the Company or its Subsidiaries whatsoever, express or implied, including any implied representation or warranty as to the accuracy or completeness of any information regarding the Company furnished or made available to Parent, or any of its Affiliates or Representatives, other than those representations, warranties or statements expressly given by the Company in Article IV, the Company Disclosure Schedules or in any other document or certificate delivered by the Company or its Affiliates in connection herewith. Without limiting the generality of the foregoing, Parent acknowledges that no representations or warranties are made with respect to any projections, forecasts, estimates, budgets or prospect information that may have been made available to Parent or any of its Affiliates or Representatives (including in certain “data rooms,” “virtual data rooms,” management presentations or in any other form in expectation of, or in connection with, the Merger or the other Transactions).
ARTICLE VI
COVENANTS AND AGREEMENTS
6.1   Conduct of Company Business Pending the Merger.
(a)   Except (w) as set forth in Section 6.1(a) of the Company Disclosure Schedules, (x) as permitted or required by this Agreement, (y) as may be required by applicable Law or (z) as otherwise consented to by Parent in writing (which consent shall not be unreasonably withheld, delayed or conditioned), the Company covenants and agrees that, until the earlier of the Effective Time and the termination of this Agreement pursuant to Article VIII, (A) the Company shall, and shall cause each of its Subsidiaries to, use commercially reasonable efforts to (1) conduct its businesses in all material respects in the ordinary course consistent with past practice and (2) preserve substantially intact its present business organization and preserve its existing relationships with its key business relationships and (B) the Company shall maintain its status as a REIT; provided, however, that no action by the Company or its Subsidiaries with respect to the matters specifically addressed by any provision of Section 6.1(b) shall be deemed a breach of this sentence unless such action would constitute a breach of such provision of Section 6.1(b).

(b)   Except (w) as set forth in Section 6.1(b) of the Company Disclosure Schedules, (x) as permitted or required by this Agreement, (y) as may be required by applicable Law, or (z) as otherwise consented to by Parent in writing (which consent shall not be unreasonably withheld, delayed or conditioned), until the earlier of the Effective Time and the termination of this Agreement pursuant to Article VIII, the Company shall not, and shall not permit any of its Subsidiaries to:
(i)   (A) declare, set aside or pay any dividends on, or make any other distribution (whether in cash, stock, property or otherwise) in respect of any outstanding capital stock of, or other equity interests in, the Company or any of its Subsidiaries, except for (1) the Closing Dividend, (2) regular quarterly dividends payable in respect of the Company Common Shares consistent with past practice in an amount not to exceed $2 million in the aggregate (the amount of such dividends for which the record date is after the date hereof and at or prior to the Closing, the “Quarterly Dividend Amount” ), (3) dividends or other distributions to the Company by any directly or indirectly wholly owned Subsidiary of the Company, or (4) without duplication of the amounts described in clauses (2) and (3), any dividends or other distributions necessary for the Company to maintain its status as a REIT under the Code and avoid the imposition of income or excise Tax (including the Minimum Distribution Dividend); (B) split, combine or reclassify any capital stock of, or other equity interests in, the Company or any of its Subsidiaries (other than for transactions by a wholly owned Subsidiary of the Company); or (C) purchase, redeem or otherwise acquire, or offer to purchase, redeem or otherwise acquire, any capital stock of, or other equity interests in, the Company, except as required by the Organizational Documents of the Company or any Subsidiary of the Company or any Employee Benefit Plan of the Company, in each case, existing as of the date hereof (or granted following the date of this Agreement in accordance with the terms of this Agreement);
(ii)   offer, issue, deliver, grant or sell, or authorize or propose to offer, issue, deliver, grant or sell, any capital stock of, or other equity interests in, the Company or any of its Subsidiaries or any securities convertible into or exchangeable for, or any rights, warrants or options to acquire, any such capital stock or equity interests, other than the issuance or delivery of Company Common Shares upon the vesting or lapse of any restrictions on any Company Equity Award or other awards granted under the Company Equity Plans and outstanding on the date hereof;
(iii)   (A) amend the Company’s Organizational Documents, (B) amend the Organizational Documents of any of the Company’s Subsidiaries in a manner that would reasonably be expected to adversely impact Parent or prevent or delay the consummation of the Transactions, or (C) waive for any Person, or exempt any Person from, or establish or increase any Excepted Holder Limit (as defined in the Company’s Organizational Documents) for any Person with respect to, any of the restrictions on transfer and ownership of shares of beneficial interest of the Company set forth in the Company’s Organizational Documents;
(iv)   (A) merge, consolidate, combine or amalgamate with any Person other than the merger, consolidation, combination or amalgamation of a wholly owned Subsidiary of the Company with the Company or (B) acquire or agree to acquire (including by merging or consolidating with, purchasing any equity interest in or a substantial portion of the assets of, licensing, or any other manner), any assets or any business or any corporation, partnership, association or other business organization or division thereof, in each case other than in the ordinary course of business as currently conducted or transactions between the Company and a wholly owned Subsidiary of the Company or between or among wholly owned Subsidiaries of the Company;
(v)   sell, lease or otherwise dispose of, or agree to sell, lease or otherwise dispose of, any portion of its assets, other than sales, leases or dispositions of assets that, (A) if other in the ordinary course of business consistent with past practice, do not involve consideration in excess of $1,000,000 individually or $2,000,000 in the aggregate or (B) are required pursuant to a Contract in effect prior to the date of this Agreement;
(vi)   adopt a plan of complete or partial liquidation or dissolution of the Company or any of its Subsidiaries, other than such transactions among the Company and any wholly owned Subsidiary of the Company or between or among wholly owned Subsidiaries of the Company;

(vii) change in any material respect its accounting principles, practices or methods, except as required by GAAP or applicable Law;
(viii)   except (A) in the ordinary course of business consistent with past practice, (B) if required by Law or (C) if and to the extent necessary (1) to preserve the Company’s or any Subsidiary’s qualification as a REIT under the Code or (2) to qualify or preserve the status of any Subsidiary of the Company as a disregarded entity or partnership for U.S. federal income tax purposes or as a Qualified REIT Subsidiary or a Taxable REIT Subsidiary under the applicable provisions of Section 856 of the Code, as the case may be, make or change any material Tax election, adopt or change any Tax accounting period or material method of Tax accounting, file any amended Tax Return if the filing of such amended Tax Return would result in a material increase in the Taxes payable by the Company or any of its Subsidiaries, settle or compromise any material liability for Taxes or any Tax audit or other Action relating to a material amount of Taxes, enter into any closing or similar agreement with any Taxing Authority, surrender any right to claim a material refund of Taxes, or agree to any extension or waiver of the statute of limitations with respect to a material amount of Taxes;
(ix)   (A) pay or agree to pay to any trustee, director, member, manager, officer, or other individual service provider of the Company or any of its Subsidiaries any compensatory payment or benefit not required by any Company Plan existing as of the date hereof; (B) establish any new Employee Benefit Plan or amend any Company Plan in existence on the date of this Agreement if such amendment would have the effect of enhancing or increasing any benefits thereunder; or (C) grant any material increase in the compensation payable or to become payable to any of its trustees, directors, members, managers, officers or any other employees; provided, that no action will be a violation of this Section 6.1(b)(ix) if it is (1) taken pursuant to Section 3.2 or as permitted under Section 6.1(b)(ii), (2) taken in order to comply with applicable Law, or (3) required by, and taken pursuant to, a Company Plan in existence on the date of this Agreement;
(x)   make any loans, advances or capital contributions to, or investments in, any other Person, or amend, modify or waive any material rights under any loan or investment, except (A) for transactions involving Company Loans and Company Investments in the ordinary course of business (including funding of commitments made thereunder) or (B) for loans among the Company and its wholly owned Subsidiaries or among the Company’s wholly owned Subsidiaries;
(xi)   enter into any Contract that would be a Company Contract or modify, amend, terminate or assign, or waive or assign any rights under, any Company Contract in any material respect, except (A) in the ordinary course of business consistent with past practice and as would not prevent or materially delay the consummation of the Transactions, (B) entry into any agreements in connection with the making of loans as and to the extent permitted by Section 6.1(b)(x), and (C) any termination or renewal in accordance with the terms of any existing Company Contract that occurs automatically without any action (other than notice of renewal) by Company or any Subsidiary of the Company;
(xii)   settle, or offer or propose to settle, any Action (excluding any audit, claim or other Action in respect of Taxes);
(xiii)   place in custody or trust with, or otherwise deliver or commit to deliver to, any Person any amounts for the purpose of funding any indemnification obligations or advancing any expenses related to such indemnification obligations, in each case, other than such advancements or reimbursements that are required by the Advisor Agreement, the Indemnification Agreements or Organizational Documents of the Company;
(xiv)   take any action, or knowingly fail to take any action, which action or failure would reasonably be expected to cause the Company to fail to qualify as a REIT or any of its Subsidiaries to cease to be treated as any of (A) a partnership or disregarded entity for U.S. federal income tax purposes or (B) a Qualified REIT Subsidiary, a Taxable REIT Subsidiary or a subsidiary REIT under the applicable provisions of Section 856 of the Code, as the case may be;

(xv)   other than in the ordinary course of business consistent with past practice, make or agree to make any new capital expenditure or expenditures that, individually, is in excess of $1,000,000 or, in the aggregate, are in excess of $2,000,000;
(xvi)   other than in the ordinary course of business consistent with past practice, incur, create, assume, refinance, replace or prepay in any material respects the terms of any Indebtedness of the Company or any of its Subsidiaries or any derivative financial instruments or arrangements of the Company or any of its Subsidiaries, or issue or sell any debt securities or calls, options, warrants or other rights to acquire any debt securities (directly, contingently or otherwise); provided, that the foregoing shall not restrict (A) the incurrence of any Indebtedness among the Company and its wholly owned Subsidiaries or among the Company’s wholly owned Subsidiaries, or (B) guarantees by the Company of Indebtedness of its wholly owned Subsidiaries or guarantees by the wholly owned Subsidiaries of the Company of Indebtedness of the Company or any other wholly owned Subsidiaries of the Company, which Indebtedness is incurred in compliance with this clause (xvi);
(xvii)   enter into any new line of business;
(xviii)   take any action, or fail to take any action, which action or failure would reasonably be expected to cause the Company or any of the Subsidiaries of the Company to be required to be registered as an investment company under the Investment Company Act; or
(xix)   agree or enter into any arrangement or understanding to take any action that is prohibited by this Section 6.1(b).
(c)   Not earlier than seven (7) Business Days nor later than five (5) Business Days before the Closing, the Company shall deliver to Parent a good faith estimate of Company Transaction Expenses (such amount, the “Closing Company Transaction Expenses” ), with the amount of Closing Company Transaction Expenses updated by the Company as of immediately prior to the Closing.
(d)   Notwithstanding anything to the contrary set forth in this Agreement, nothing in this Agreement shall prohibit the Company or any of its Subsidiaries from taking any action, at any time or from time to time, that in the reasonable judgment of the Company, upon advice of counsel, is reasonably necessary for the Company to (i) maintain its qualification as a REIT under the Code for any period or portion thereof ending on or prior to the Effective Time, (ii) avoid incurring entity level income or excise Taxes under the Code or applicable state or local Law, including making dividend or other distribution payments to the Company Shareholders in accordance with this Agreement or otherwise or (iii) avoid being required to register as an investment company under the Investment Company Act; provided that prior to taking any action under this paragraph, the Company shall provide Parent with reasonable advance notice of any proposed action and shall in good faith discuss such proposed action with Parent.
6.2   Conduct of Parent Business Pending the Merger.
(a)   Except as (i) set forth in Section 6.2(a) of the Parent Disclosure Schedules, (ii) as permitted or required by this Agreement, (iii) as may be required by applicable Law or (iv) as otherwise consented to by the Company in writing (which consent shall not be unreasonably withheld, delayed or conditioned), Parent covenants and agrees that, until the earlier of the Effective Time and the termination of this Agreement pursuant to Article VIII, (A) Parent shall, and shall cause each of its Subsidiaries to, use commercially reasonable efforts to (1) conduct its businesses in all material respects in the ordinary course consistent with past practice and (2) preserve substantially intact its present business organization and preserve its existing relationships with its key customers, service providers, suppliers, business relationships, vendors and counterparties and (B) Parent shall maintain its status as a REIT; provided, however, that no action by Parent or its Subsidiaries with respect to the matters specifically addressed by any provision of Section 6.2(b) shall be deemed a breach of this sentence unless such action would also constitute a breach of such other provision of Section 6.2(b).
(b)   Except (i) as set forth in Section 6.2(b) of the Parent Disclosure Schedules, (ii) as permitted or required by this Agreement, (iii) as may be required by applicable Law or (iv) as otherwise consented to by the Company in writing (which consent shall not be unreasonably withheld, delayed or conditioned), until the earlier of the Effective Time and the termination of this Agreement pursuant to Article VIII, Parent shall not, and shall not permit any of its Subsidiaries to:
(i)   (A) declare, set aside or pay any dividends on, or make any other distribution (whether in cash, stock, property or otherwise) in respect of any outstanding capital stock of, or other equity interests in, Parent or any of its Subsidiaries, except for (1) regular quarterly dividends payable in respect of the Parent Common Stock consistent with past practice except to the extent that the Parent Board determines to modify its regular quarterly dividend rate payable in respect of the Parent Common Stock; (2) regular quarterly dividends payable in respect of the Parent Preferred Stock; (3) dividends or other distributions to Parent or any Subsidiary of Parent by any direct or indirect Subsidiary of Parent; or (4) without duplication of the amounts described in clauses (1), (2) and (3), dividends or other distributions necessary for Parent to maintain its status as a REIT under the Code and avoid the imposition of income or excise Tax (including the Minimum Distribution Dividend); or (B) split, combine or reclassify any capital stock of, or other equity interests in, Parent;
(ii)   amend Parent’s Organizational Documents or adopt any material change in the Organizational Documents of any of Parent’s Subsidiaries that would, in either case, reasonably be expected to prevent or materially delay the consummation of the Transactions;
(iii)   adopt a plan of complete or partial liquidation or dissolution of Parent;
(iv)   change in any material respect their material accounting principles, practices or methods that would materially affect the consolidated assets, liabilities or results of operations of Parent and its Subsidiaries, except as required by GAAP or applicable Law;
(v)   take any action, or fail to take any action, which action or failure would reasonably be expected to cause Parent to fail to qualify as a REIT or any of its Subsidiaries to cease to be treated as any of (A) a partnership or disregarded entity for U.S. federal income tax purposes or (B) a Qualified REIT Subsidiary, a Taxable REIT Subsidiary or a subsidiary REIT under the applicable provisions of Section 856 of the Code, as the case may be;
(vi)   take any action, or fail to take any action, which action or failure would reasonably be expected to cause Parent or any of its Subsidiaries to be required to be registered as an investment company under the Investment Company Act;
(vii)   issue any share of Parent Capital Stock or other equity security convertible into shares of Parent Capital Stock that would reasonably be expected to prevent or materially delay the consummation of the Transactions or require the approval of the holders of any shares of Parent Capital Stock; or
(viii)   agree or enter into any arrangement or understanding to take any action that is prohibited by this Section 6.2(b).
(c)   Notwithstanding anything to the contrary set forth in this Agreement, nothing in this Agreement shall prohibit Parent or its Subsidiaries from taking any action, at any time or from time to time, that in the reasonable judgment of Parent, upon advice of counsel, is reasonably necessary for Parent to (i) maintain its qualification as a REIT under the Code for any period or portion thereof ending on or prior to the Effective Time, (ii) avoid incurring entity level income or excise Taxes under the Code or applicable state or local Law or (iii) avoid being required to register as an investment company under the Investment Company Act; provided that prior to taking any action under this paragraph, Parent shall provide the Company with reasonable advance notice of any proposed action and shall in good faith discuss such proposed action with the Company.
6.3   No Solicitation by the Company.
(a)   From and after the date hereof until the earlier of the valid termination of this Agreement pursuant to Article VII and the Effective Time, the Company agrees that it shall, shall cause each of its Subsidiaries and its and their officers to, and shall instruct and use commercially reasonable efforts to cause its and their trustees, directors and other Representatives to immediately (i) cease any solicitations, discussions, negotiations or communications with any Person that may be ongoing with respect to any Company Competing Proposal (any such Persons and their Affiliates and Representatives being referred to as “Prior Company Bidders”); (ii) request the prompt return or destruction of all non-public information concerning the Company or any of its Subsidiaries previously furnished to any such Prior Company Bidder with whom a confidentiality agreement was entered into at any time within the one-year period immediately preceding the date hereof; (iii) cease providing any further information with respect to the Company or any Company Subsidiaries or any Company Competing Proposal to any such Prior Company Bidder; and (iv) terminate all access granted to any such Prior Company Bidder to any physical or electronic data room.
(b)   Except as otherwise permitted by this Section 6.3, from and after the date hereof until the earlier of the valid termination of this Agreement pursuant to Article VIII and the Effective Time, the Company shall not, shall cause each of its Subsidiaries and its and their respective officers not to, and shall instruct and use commercially reasonable efforts to cause its and their respective trustees, directors and other Representatives not to, directly or indirectly through another Person, (A) solicit, initiate, or knowingly encourage the making of a Company Competing Proposal, (B) in connection with any Company Competing Proposal, furnish any non-public information relating to the Company or any of its Subsidiaries and affording access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Company or any of its Subsidiaries to any third party (and such third party’s Representatives, including potential financing sources of such third party), (C) engage in any discussions or negotiations with any Person with respect to a Company Competing Proposal (it being understood and agreed that ministerial acts that are not otherwise prohibited by this Section 6.3(b) (such as answering unsolicited phone calls and informing Persons of the provisions of this Section 6.3(b)) will not be deemed to “solicit,” “encourage” or “engage” for purposes of, or otherwise constitute a violation of, this Section 6.3(b)), (D) withdraw, modify or qualify, or propose publicly to withdraw, modify or qualify, in a manner adverse to Parent, the Company Board Recommendation or publicly recommend the approval or adoption of, or publicly approve or adopt, any Company Competing Proposal, (E) enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, share purchase agreement, asset purchase agreement, share exchange agreement, option agreement or other similar definitive agreement (other than an Acceptable Confidentiality Agreement as provided in Section 6.3(c)(ii)) providing for a transaction that is the subject of a Company Competing Proposal or requiring the Company to abandon, terminate or fail to consummate the transactions contemplated by this Agreement, (F) fail to include the Company Board Recommendation in the Proxy Statement/Prospectus or any amendment or supplement thereto, or (G) fail publicly to reaffirm without qualification the Company Board Recommendation within ten (10) Business Days after the written request of Parent following a Company Competing Proposal that has been publicly announced (or such fewer number of days as remain prior to the Company Shareholders Meeting, as it may be adjourned or postponed), provided that the Company shall only be obligated to make such public reaffirmation once per publicly announced Company Competing Proposal and no more than once for each instance where there is a material modification to the financial terms of a Company Competing Proposal that is publicly announced (the taking of any action described in clauses (D), (F) or (G) of this Section 6.3(b) being referred to as a “Company Change of Recommendation”) .
(c)   Notwithstanding anything to the contrary in this Agreement, at any time prior to obtaining the Company Shareholder Approval, the Company and any of its Subsidiaries may, directly or indirectly, through any Representative:
(i)   seek clarification from (but not engage in negotiations with or provide non-public information to) any Person that has made a Company Competing Proposal that was not solicited at any time following the execution of this Agreement solely to clarify and understand the terms and conditions of such proposal to provide adequate information for the Company Board to make an informed determination under Section 6.3(c)(ii);
(ii)   engage in the activities prohibited by Sections 6.3(b)(B) and 6.3(b)(C) with any Person if (1) the Company receives a written, bona fide Company Competing Proposal from such Person that was not solicited at any time following the execution of this Agreement and (2) such Company Competing Proposal did not result from a material breach of the obligations set forth in this Section 6.3; provided, however, that (A) no non-public information that is prohibited from being furnished pursuant to Section 6.3(b) may be furnished to such Person or its Representative until the Company receives an executed Acceptable Confidentiality Agreement from such Person and (B) any non-public information concerning the Company or any of its Subsidiaries that is provided to such third party (or its Representatives) shall, to the extent not previously provided to Parent, be provided to Parent as promptly as reasonably practicable after providing it to such Person or its Representatives; provided, further, that prior to taking any such actions, the Company Board determines in good faith, after consultation with its financial advisors and outside legal counsel, that such Company Competing Proposal is, or is reasonably expected to lead to, a Company Superior Proposal; and
(iii)   in response to a bona fide written Company Competing Proposal from a third party that was not solicited at any time following the execution of this Agreement and did not result from a material breach of the obligations set forth in this Section 6.3, if the Company Board so chooses, cause the Company to effect a Company Change of Recommendation if prior to taking such action (A) the Company Board determines in good faith after consultation with its financial advisors and outside legal counsel that such Company Competing Proposal is a Company Superior Proposal (taking into account any adjustment to the terms and conditions of the Merger proposed by Parent in response to such Company Competing Proposal), and (B) the Company shall have given notice to Parent that the Company has received such proposal in accordance with Section 6.3(d), specifying the material terms and conditions of such proposal, and that the Company intends to effect a Company Change of Recommendation, and either (1) Parent shall not have proposed revisions to the terms and conditions of this Agreement prior to the fifth Business Day after the date on which such notice is given to Parent, or (2) if Parent within the period described in the foregoing clause (1) shall have proposed revisions to the terms and conditions of this Agreement, the Company Board, after consultation with its financial advisors and outside legal counsel, shall have determined in good faith that the Company Competing Proposal remains a Company Superior Proposal with respect to Parent’s revised proposal; provided, however, that each time material modifications to the financial terms of a Company Competing Proposal determined to be a Company Superior Proposal are made, the time period set forth in this clause (B) prior to which the Company may effect a Company Change of Recommendation or terminate this Agreement shall be extended for two (2) Business Days after notification of such change to Parent.
(d)   The Company shall notify Parent promptly after receipt of any Company Competing Proposal or any request for non-public information regarding the Company or any of its Subsidiaries by any third party that informs the Company that it is considering making, or has made, a Company Competing Proposal (in each case within 48 hours thereof). Such notice shall be made in writing and shall identify the Person making such Company Competing Proposal and indicate the material terms and conditions of any Company Competing Proposals or Inquiries, to the extent known. The Company shall also promptly notify Parent, in writing, if it enters into discussions or negotiations concerning any Company Competing Proposal or provides non-public information to any Person in each case in accordance with Section 6.3(c), notify Parent of any change to the financial and other material terms and conditions of any Company Competing Proposal and otherwise keep Parent reasonably informed of the status and terms of any Company Competing Proposal on a reasonably current basis, including by providing a copy of all written proposals, offers, drafts of proposed agreements or correspondence relating thereto. Neither the Company nor any Company Subsidiary shall, after the date of this Agreement, enter into any confidentiality agreement or similar agreement that would prohibit it from providing such information to Parent.
(e)   Notwithstanding anything in this Agreement to the contrary, the Company Board shall be permitted, at any time prior to the receipt of the Company Shareholder Approval, other than in response to a Company Competing Proposal (which is addressed in Section 6.3(c)(iii)), to make a Company Change of Recommendation in response to a Change in Circumstances if, prior to taking such action, (i) the Company Board determines in good faith, after consultation with outside legal counsel, that, in light of such Change in Circumstances, the failure to take such action would be inconsistent with its legal duties as trustees under applicable Law, (ii) the Company shall have given notice to Parent that the Company intends to effect a Company Change of Recommendation (which notice will reasonably describe the reasons for such Company Change of Recommendation, including the Change in Circumstances), and either (A) Parent shall not have proposed revisions to the terms and conditions of this Agreement prior to the fifth Business Day after the date on which such notice is given to Parent, or (B) if Parent within the period described in the foregoing clause (A) shall have proposed revisions to the terms and conditions of this Agreement, the Company Board, after consultation with its outside legal counsel, shall have determined in good faith that such proposed changes do not obviate the need for the Company Board to effect a Company Change of Recommendation and that, in light of such Change in Circumstances, the failure to make a Company Change of Recommendation would be reasonably expected to be inconsistent with its legal duties as trustees under applicable Law.
(f)   Nothing contained in this Agreement will prohibit the Company or the Company Board, directly or indirectly through its Representatives, from (i) taking and disclosing to the Company Shareholders a position contemplated by Rule 14e-2(a) or Item 1012(a) of Regulation M-A promulgated under the Exchange Act or (ii) making any disclosure to the Company Shareholders that is required by applicable Law or if the Company Board (acting on the recommendation of the Special Committee) determines, after consultation with its outside legal counsel, that the failure to make such disclosure would reasonably be expected to be inconsistent with the trustees’ duties under applicable Law (for the avoidance of doubt, it being agreed that the issuance by the Company or the Company Board of a “stop, look and listen” or similar statement of the type contemplated by Rule 14d-9(f) promulgated under the Exchange Act will not constitute a Company Change of Recommendation); provided, however, that neither the Company nor the Company Board will be permitted to recommend that the Company Shareholders tender any securities in connection with any tender offer or exchange offer that is a Company Competing Proposal or otherwise effect a Company Change of Recommendation with respect thereto, except as permitted by this Section 6.3.
(g)   From and after the date hereof until the earlier of the valid termination of this Agreement pursuant to Article VIII and the Effective Time, the Company shall not, and shall not permit any of its Subsidiaries to, terminate, waive, amend or modify any provision of any standstill or confidentiality agreement to which the Company or any of its Subsidiaries is a party, except solely to allow the applicable party to make a non-public Company Competing Proposal to the Company Board.
6.4   Preparation of Proxy Statement/Prospectus and Registration Statement.
(a)   Parent will promptly furnish to the Company such data and information relating to it, its Subsidiaries (including Merger Sub) and the holders of Parent Capital Stock, as the Company may reasonably request for the purpose of including such data and information in the Proxy Statement/Prospectus and any amendments or supplements thereto used by the Company to obtain the Company Shareholder Approval. The Company will promptly furnish to Parent such data and information relating to it, its Subsidiaries and the holders of Company Common Shares, as Parent may reasonably request for the purpose of including such data and information in the Registration Statement and any amendments or supplements thereto. Notwithstanding anything to the contrary, subject to compliance with the Securities Act, the proxy statement for the purpose of soliciting proxies from Company Shareholders for the matters to be acted upon at the Company Shareholders Meeting may be mailed to Company Shareholders prior to mailing Company Shareholders the prospectus for the shares of Parent Common Stock to be issued pursuant to the Transactions and shares of Parent Common Stock potentially issuable pursuant to the CVRs, provided that such prospectus is mailed to such Company Shareholders prior to the Company Shareholders Meeting.
(b)   Promptly following the date hereof, the Company and Parent shall cooperate in preparing a mutually acceptable Proxy Statement/Prospectus relating to the matters to be submitted to the holders of Company Common Shares at the Company Shareholders Meeting, and Parent shall use commercially reasonably efforts to prepare and file with the SEC the Registration Statement as promptly as practicable following the date of this Agreement. The Company and Parent shall each use commercially reasonable efforts to cause the Registration Statement to comply with the rules and regulations promulgated by the SEC and to respond promptly to any comments of the SEC or its staff. Parent and the Company shall each use its commercially reasonable efforts to cause the Registration Statement to become effective under the Securities Act as soon after such filing as practicable and Parent and the Company shall use commercially reasonable efforts to keep the Registration Statement effective as long as is necessary to consummate the Merger. Parent will advise the Company promptly after it receives any request by the SEC for amendment of the Registration Statement or oral or written comments thereon and proposed responses thereto or any request by the SEC for additional information and, in each case, promptly furnish to the Company copies of such request and/or communications. Parent shall use commercially reasonable efforts to cause all documents that it is responsible for filing with the SEC in connection with the Transactions to comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the Exchange Act. Notwithstanding the foregoing, prior to filing the Registration Statement (or any amendment or supplement thereto) or mailing the Proxy Statement/Prospectus (or any amendment or supplement thereto) or responding to any oral or written comments of the SEC or otherwise communicating with the SEC or its staff with respect to the Registration Statement, each of the Company and Parent will (i) provide the other with an opportunity to review and comment on such document or response (including the proposed final version of such document or response), (ii) provide the other with the opportunity to participate in any meeting with SEC staff, (iii) include in such document or response all comments reasonably proposed by the other and (iv) not file or mail such document or respond to or meet with the SEC prior to receiving the approval of the other, which approval shall not be unreasonably withheld, conditioned or delayed; provided, however, that with respect to documents filed by Parent that are incorporated by reference in the Registration Statement, this right of approval shall apply only with respect to information relating to the Company, its Subsidiaries and its Affiliates, their business, financial condition or results of operations or the transactions contemplated hereby; and provided, further, that the Company, in connection with any Company Change of Recommendation, may amend or supplement the Proxy Statement/Prospectus to effect such Company Change of Recommendation without the prior written consent of Parent.
(c)   Parent shall make all necessary filings with respect to the Merger and the other Transactions under the Securities Act and the Exchange Act and the applicable blue sky laws and the rules and regulations thereunder. Parent will advise the Company, promptly after it receives notice thereof, of the time when the Registration Statement has become effective, the issuance of any stop order, or the suspension of the qualification of the Parent Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction. Parent will use commercially reasonable efforts to have any such stop order or suspension lifted, reversed or otherwise terminated.
(d)   If at any time prior to the Effective Time, any information relating to Parent or the Company, or any of their respective Affiliates, officers, trustees or directors, should be discovered by Parent or the Company that should be set forth in an amendment or supplement to the Registration Statement and the Proxy Statement/Prospectus, so that such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other party and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by applicable Law, disseminated to the Company Shareholders.
6.5   Company Shareholders Meeting.   The Company shall take all action necessary in accordance with applicable Laws and the Organizational Documents of the Company to duly give notice of, convene and hold a meeting of its shareholders for the purpose of obtaining the Company Shareholder Approval, to be held as promptly as reasonably practicable following the effectiveness of the Registration Statement by the SEC. Except as permitted by Section 6.3, the Company shall, through the Company Board, recommend to the Company Shareholders that they vote in favor of the approval of the Merger and the other Transactions at the Company Shareholders Meeting and the Company Board shall solicit from the Company Shareholders proxies in favor of the approval of the Merger and the other Transactions, and the Proxy Statement/Prospectus shall include a statement to the effect that the Company Board has resolved to make the Company Board Recommendation. Notwithstanding anything to the contrary contained in this Agreement, the Company (i) shall be required to adjourn or postpone the Company Shareholders Meeting (A) to the extent necessary to ensure that any required supplement or amendment to the Proxy Statement/Prospectus is provided to the Company Shareholders, (B) if, as of the time for which the Company

Shareholders Meeting is scheduled, there are insufficient Company Common Shares represented (either in person or by proxy) to establish a quorum at such Company Shareholders Meeting, or (C) to permit compliance with the processes contemplated by Sections 6.3(c)(iii) and 6.3(e), and (ii) may adjourn or postpone the Company Shareholders Meeting if, as of the time for which the Company Shareholders Meeting is scheduled, there are insufficient Company Common Shares represented (either in person or by proxy) to obtain the Company Shareholder Approval. If requested by Parent, the Company shall promptly provide to Parent all voting tabulation reports relating to the Company Shareholders Meeting that have been prepared by the Company or the Company’s transfer agent, proxy solicitor or other Representative. Unless this Agreement has been terminated in accordance with Article VIII, the Company’s obligations to call, give notice of, convene and hold the Company Shareholders Meeting in accordance with this Section 6.5 shall not be limited or otherwise affected by the making, commencement, disclosure, announcement or submission of any Company Superior Proposal or Company Competing Proposal, or by any Company Change of Recommendation.
6.6   Access to Information.
(a)   Each party shall, and shall cause each of its Subsidiaries to, afford to the other party and its Representatives at the requesting party’s sole expense, during the period prior to the earlier of the Effective Time and the termination of this Agreement pursuant to the terms of Section 8.1, reasonable access, during normal business hours and upon reasonable prior notice, to the officers, any other employees, and offices of such party and its Subsidiaries and to their books, records, Contracts and documents and shall, and shall cause each of its Subsidiaries to, furnish reasonably promptly to the other party and its Representatives such information concerning its and its Subsidiaries’ business, properties, Contracts, records and personnel as such other party may reasonably request, including information about the Company’s financing, hedging activities, portfolio risk and portfolio activities. Each of the Company and Parent will use its commercially reasonable efforts to minimize any disruption to the businesses of the other party that may result from the requests for access, data and information hereunder. Notwithstanding the foregoing provisions of this Section 6.6(a), each party shall not be required to, or to cause any of its Subsidiaries to, grant access or furnish information to the other party or any of its Representatives to the extent that (i) such information is subject to an attorney/client privilege, the attorney work product doctrine or other legal privilege or (ii) such access or the furnishing of such information is prohibited by applicable Law or an existing Contract or agreement or a Contract or agreement entered into after the date of this Agreement in the ordinary course of business consistent with past practice. Each party agrees that it will not, and will cause its Representatives not to, use any information obtained pursuant to this Section 6.6(a) for any purpose unrelated to the consummation of the Transactions.
(b)   The Confidentiality Agreement dated as of December 16, 2022 between Parent, the Company, United Development Funding Income Fund V, a Maryland real estate investment trust, and the Company Advisor (the “Confidentiality Agreement”) shall survive the execution and delivery of this Agreement and shall apply to all information furnished thereunder or hereunder. All information provided to any party or its Representatives pursuant to or in connection with this Agreement is deemed to be “Evaluation Material” as defined under the Confidentiality Agreement.
(c)   Prior to the Closing, the Company shall use commercially reasonable efforts to cause the Company Advisor and each Affiliate of the Company Advisor to deliver to the Company all Contracts and records in the Company Advisor’s or any of its Affiliates’ possession or control to the extent (with respect to Contracts) they are Contracts to which the Company or any of its Subsidiaries is a party, and with respect to records, to the extent they pertain to the business of the Company and its Subsidiaries, provided that, for the avoidance of doubt, such records shall not include records that are the owned property of the Company Advisor and are not owned property of the Company or any of its Subsidiaries.
6.7   Reasonable Best Efforts.
(a)   Subject to the terms and conditions of this Agreement, each party will use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws to consummate the Merger and the other Transactions as soon as practicable after the date hereof, including (i) preparing and filing or otherwise providing, in consultation with the other party and as promptly as practicable and advisable after the date hereof, all documentation to effect all necessary applications, notices, petitions, filings, and other documents and to obtain as promptly as practicable all waiting period expirations or terminations, consents, clearances, waivers, licenses, orders, registrations, approvals, permits, and authorizations necessary or advisable to be obtained from any third party and/or any Governmental Entity in order to consummate the Merger or any of the other Transactions and (ii) taking all steps as may be necessary, subject to the limitations in this Section 6.7, to obtain all such waiting period expirations or terminations, consents, clearances, waivers, licenses, registrations, permits, authorizations, orders and approvals.
(b)   In connection with and without limiting the foregoing, each of the parties shall give any required notices to third parties, and each of the parties shall use, and cause each of their respective Subsidiaries and Affiliates to use, its reasonable best efforts to obtain any third-party consents that are necessary, proper or advisable to consummate the Merger. Each of the parties will furnish to the other such necessary information and reasonable assistance as the other may request in connection with the preparation of any required filings or submissions with any Governmental Entity and will cooperate in responding to any inquiry from a Governmental Entity, including promptly informing the other parties of such inquiry, consulting in advance before making any presentations or submissions to a Governmental Entity, and supplying each other with copies of all material correspondence, filings or communications between either party and any Governmental Entity with respect to this Agreement. To the extent reasonably practicable, the parties and their Representatives shall have the right to review in advance and each of the parties will consult the others on, all the information relating to the other and each of their Affiliates that appears in any filing made with, or written materials submitted to, any Governmental Entity in connection with the Merger and the other Transactions, except that confidential competitively sensitive business information may be redacted from such exchanges. To the extent reasonably practicable, none of the parties shall, nor shall they permit their respective Representatives to, participate independently in any meeting or engage in any substantive conversation with any Governmental Entity in respect of any filing, investigation or other inquiry without giving the other party prior notice of such meeting or conversation and, to the extent permitted by applicable Law, without giving the other parties the opportunity to attend or participate (whether by telephone or in person) in any such meeting with such Governmental Entity.
(c)   In connection with obtaining any approval or consent from any Person with respect to the Merger, neither the Company nor any Subsidiary of the Company shall pay or commit to pay to any Person whose approval or consent is being solicited any cash or other consideration, make any accommodation or commitment or incur any liability or other obligation to such Person without the prior written consent of Parent. The parties shall cooperate to obtain such consents.
6.8   Indemnification; Directors’ and Officers’ Insurance.
(a)   Without limiting any other rights that any Indemnified Person (as defined below) may have pursuant to the Company’s Organizational Documents, any employment agreement or any indemnification agreement in effect on the date hereof or otherwise, from and after the Effective Time, the Surviving Company shall, and Parent shall cause the Surviving Company to, indemnify, defend and hold harmless (i) each Person who is now, or has been at any time prior to the date of this Agreement or who becomes prior to the Effective Time, a trustee, director, member, manager, or officer of the Company or any of its Subsidiaries or is or was serving at the request of the Company or any of its Subsidiaries as a trustee, director, manager, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, Employee Benefit Plan, trust or other enterprise or (ii) the Company Advisor or any of its Affiliates (the “Indemnified Persons”) against and from all losses, claims, damages, costs, fines, penalties, expenses (including attorneys’ and other professionals’ fees and expenses), liabilities or judgments or amounts that are paid in settlement of, or incurred in connection with any threatened or actual Action to which such Indemnified Person is a party or is otherwise involved (including as a witness) based, in whole or in part, on or arising, in whole or in part, out of the fact that such Person is or was a trustee, director, member, manager, officer, agent (including the Company Advisor and its affiliates) or employee of the Company or any of its Subsidiaries or is or was serving at the request of the Company or any of its Subsidiaries as a trustee, director, manager, officer, employee or agent (including the Company Advisor and its affiliates) of another corporation, partnership, limited liability company, joint venture, Employee Benefit Plan, trust or other enterprise or by reason of anything done or not done by such Person in any such capacity, whether pertaining to any act or omission occurring or existing prior to, at or after the Effective Time and whether asserted or claimed prior to, at or after the Effective Time (“Indemnified Liabilities”), including all Indemnified Liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to, this Agreement or the Transactions, in each case, to the extent any such Indemnified Person would be entitled to be so indemnified by the Company or its Subsidiaries on the date hereof pursuant to agreements or arrangements in place, including indemnification agreements, Organizational Documents or otherwise, provided, however that the Surviving Company or Parent may require a written undertaking from such Indemnified Person to reimburse all such fees and expenses to the extent it is finally, judicially determined that such Indemnified Person is not entitled to indemnification for such fees and expenses with respect to such Indemnified Liabilities. Notwithstanding anything to the contrary set forth in this Agreement, Parent or the Surviving Company, as applicable, (i) shall not be liable for any settlement or compromise effected after the date hereof and prior to the Closing without their prior written consent and (ii) shall not have any obligation hereunder to any Indemnified Person to the extent it is finally, judicially determined that the Indemnified Person is not entitled to such indemnification or expense advancements, in which case the Indemnified Person shall promptly refund to Parent or the Surviving Company the amount of all such amounts theretofore advanced or indemnified pursuant hereto, if any.
(b)   Parent and the Surviving Company shall indemnify any Indemnified Person (including the Trust Indemnitees) against all reasonable costs and expenses (including reasonable attorneys’ fees and expenses), such amounts to be payable in advance upon request as provided in Section 6.8, relating to the enforcement of such Person’s rights under this Section 6.8 or under any Organizational Document or Contract in the event such Person is ultimately determined to be entitled to indemnification hereunder or thereunder.
(c)   The Surviving Company’s Organizational Documents shall incorporate the rights to indemnification set forth in Section 11.3 of the Declaration of Trust for such Persons entitled to such rights to indemnification as provided therein as of immediately prior to the Effective Time (the “Trust Indemnitees”). Parent and the Surviving Company shall not amend, repeal or otherwise modify any provision in the Organizational Documents of the Surviving Company or its Subsidiaries (or the Organizational Documents of any successors thereto) in any manner that would affect adversely the rights thereunder or under the Organizational Documents of the Surviving Company or any of its Subsidiaries (or the Organizational Documents of any successors thereto) of any Indemnified Person (including any Trust Indemnitee) to indemnification, exculpation and advancement except to the extent required by applicable Law. Parent shall, and shall cause the Surviving Company and its Subsidiaries (and any successors thereto) to, and the Surviving Company shall, fulfill and honor any indemnification, expense advancement or exculpation agreements (x) pursuant to any Indemnification Agreement (y) between the Company or any of its Subsidiaries and any Trust Indemnitee (including the rights to indemnification set forth in Section 11.3 of the Declaration of Trust), and (z) between the Company or any of its Subsidiaries and any of its trustees, directors, members, managers, officers or employees existing as of the date of this Agreement.
(d)   On or prior to the Closing Date, the Company shall put in place, and fully prepay immediately prior to the Effective Time, “tail” insurance policies (collectively, the “D&O Insurance”) with a claims period of at least six (6) years from the Effective Time from insurance carriers with the same or better credit ratings as the Company’s current insurance carriers with respect to directors’ and officers’ liability insurance in an amount and scope at least as favorable as the Company’s existing policies with respect to matters, acts or omissions existing or occurring at or prior to the Effective Time.
(e)   The provisions of this Section 6.8 (i) will survive consummation of the Merger; (ii) are intended to be for the benefit of, and will be enforceable by, each indemnified or insured party (including the Trust Indemnitees) to the extent of such indemnified or insured party’s interest therein, and his, her or its successors, heirs and estates, and (iii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such Person may have by Contract or otherwise.

(f)   In the event that Parent, the Surviving Company or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving company or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, in each such case, proper provisions shall be made so that the successors and assigns of Parent or the Surviving Company, as the case may be, shall assume the obligations set forth in this Section 6.8. Parent and the Surviving Company shall not sell, transfer, distribute or otherwise dispose of any of their assets or the assets of any Subsidiary in a manner that would reasonably be expected to render Parent or the Surviving Company unable to satisfy their obligations under this Section 6.8.
6.9   Transaction Litigation.   Each party shall give the other party notice of, and a reasonable opportunity to participate in the defense or settlement of any Action commenced or, to any party’s knowledge, threatened against, such party or any of its Affiliates or otherwise relating to, involving or affecting such party or any of its Affiliates, in each case, in connection with, arising from or otherwise relating to the Merger or any of the other Transactions (“Transaction Litigation”), and shall consider in good faith the other party’s advice with respect to such Transaction Litigation; provided, that the Company shall not agree to settle any Transaction Litigation without the prior written consent of Parent.
6.10   Treatment of Current Advisory Agreement.   On the date hereof, the Company and the Company Advisor have entered into the Termination Agreement, to which Parent is an express third party beneficiary, terminating the Current Advisory Agreement effective as of the Effective Time, and such termination shall be without any liability (except to the extent specifically set forth therein, including any provisions therein that survive termination in accordance with their terms) to the Company, any of its Subsidiaries, Parent, any Affiliate of Parent, or the Surviving Company. The Company has provided to Parent a true, correct and complete copy of the executed Termination Agreement. The Company shall not amend, modify or waive any rights under the Current Advisory Agreement or terminate, amend, modify or waive any rights under the Termination Agreement without Parent’s prior written consent. Notwithstanding anything herein to the contrary, in no event shall the Company pay the Company Advisor any amounts in excess of the amounts that are expressly required to be paid by the Company pursuant to the terms of the Current Advisory Agreement.
6.11   Treatment of CVR Agreement.   At or prior to the Effective Time, Parent shall deliver or cause to be delivered to the Company the CVR Agreement duly executed by the parties thereto.
6.12   Public Announcements.   The initial press release with respect to the execution of this Agreement shall be a joint press release to be reasonably agreed upon by the parties. From and after the date hereof, so long as this Agreement is in effect, neither the Company nor Parent, nor any of their respective controlled Affiliates or Subsidiaries, nor the Company Advisor, shall issue or cause the publication of any press release or other announcement with respect to the Merger or this Agreement without the prior consent of the other party (which consent shall not be unreasonably withheld, conditioned or delayed), unless (a) such party determines, after consultation with outside counsel, that it is required by applicable Law or the rules of any stock exchange upon which such party’s capital stock or other equity interests are traded to issue or cause the publication of any press release or other announcement with respect to the Transactions, including the Merger or this Agreement, in which event such party shall endeavor, on a basis reasonable under the circumstances, to provide a meaningful opportunity to the other party to review and comment upon such press release or other announcement and shall give due consideration to all reasonable additions, deletions or changes suggested thereto or (b) in the case of the Company, it deems it necessary or appropriate to issue or cause the publication of any press release or other announcement with respect to the Merger, this Agreement or the other Transactions in connection with or following a Company Competing Proposal or Company Change of Recommendation; provided, however, that each party and their respective controlled affiliates may make statements that are not inconsistent with previous press releases, public disclosures or public statements made by Parent and the Company in compliance with this Section 6.12.
6.13   Control of Business.   Without limiting in any way any party’s rights or obligations under this Agreement, nothing contained in this Agreement shall give any party, directly or indirectly, the right to control or direct the other party and their respective Subsidiaries’ operations prior to the Effective Time. Prior to the Effective Time, each of the parties shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries’ respective operations.

6.14   Transfer Taxes.   Parent and the Company shall cooperate to minimize the amount of Transfer Taxes. All Transfer Taxes incurred in connection with the Transactions shall be paid by Parent, whether levied on Parent or any other Person, and the Company shall cooperate with Merger Sub and Parent in preparing, executing and filing any Tax Returns with respect to such Transfer Taxes, including supplying in a timely manner a complete list of all real property and personal property interests held by the Company and any information with respect to such property that is reasonably necessary to complete such Tax Returns. The portion of the consideration to be received by holders of Company Common Shares in connection with the Merger that is allocable to the real property of the Company and its subsidiaries shall be determined by Parent in its reasonable discretion.
6.15   Notification.   The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, (a) of any notice or other communication received by such party from any Governmental Entity in connection with this Agreement, the Merger or the other Transactions, or from any Person alleging that the consent of such Person is or may be required in connection with the Merger or the other Transactions, if the subject matter of such communication or the failure of such party to obtain such consent could be material to the Company, the Surviving Company or Parent, (b) of any Transaction Litigation and (c) upon becoming aware of the occurrence or impending occurrence of any event or circumstance relating to it or any of the Subsidiaries of the Company or any of the Subsidiaries of Parent, respectively, which would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or a Parent Material Adverse Effect, as the case may be, or which would reasonably be expected to prevent or materially delay or impede the consummation of the Transactions; provided, however, that the delivery of any notice pursuant to this Section 6.15 shall not cure any breach of any representation or warranty requiring disclosure of such matter prior to the date of this Agreement or otherwise limit or affect the remedies available hereunder to any party. The failure to deliver any such notice shall not affect any of the conditions set forth in Article VII or give rise to any right to terminate under Article VIII.
6.16   Listing Application.   Parent shall take all actions necessary to cause the Parent Common Stock to be issued in the Merger (including in respect of the CVRs) to be approved for listing on the NYSE prior to the Effective Time, subject to official notice of issuance.
6.17   Closing Dividend Calculation.   At least five (5) Business Days prior to the anticipated Closing Date, the Company shall provide to Parent a detailed calculation of the Closing Dividend Amount (the “Closing Dividend Calculation”). Subject to Section 6.6, the Company shall provide reasonable and timely access to the work papers and other books and records, information and personnel as reasonably necessary for Parent to review the Closing Dividend Calculation. Within two (2) Business Days of receipt, Parent shall deliver to the Company either a written acceptance of the Closing Dividend Calculation or a statement setting forth any proposed adjustments to the Closing Dividend Calculation. If Parent proposes adjustments to the Closing Dividend Calculation, the parties shall work in good faith to resolve the differences and come to an agreed to Closing Dividend Amount. If Parent and the Company fail to reach such an agreement within two (2) Business Days of the Company’s receipt of Parent’s proposed adjustment, an independent accounting firm mutually acceptable to Parent and the Company shall make the final determination with respect to the Closing Dividend Amount. The costs and expenses of the independent accounting firm shall be split equally between the parties.
6.18   Tax Matters.
(a)   The Company shall (i) use its reasonable best efforts to obtain or cause to be provided, the opinions of counsel described in Section 7.2(d), Section 7.2(g) and Section 7.3(g), (ii) deliver to Alston & Bird LLP and Gibson, Dunn & Crutcher LLP an officer’s certificate in a form substantially similar to Exhibit B, dated as of the Closing Date and signed by an officer of the Company (the “Company Tax Representation Letter”), and (iii) deliver to Company REIT Counsel an officer’s certificate, dated as of the Closing Date and signed by an officer of the Company, containing representations as shall be reasonably necessary or appropriate to enable Company REIT Counsel to render the opinion described in Section 7.2(d) on the Closing Date.
(b)   Parent and Merger Sub shall (i) use their reasonable best efforts to obtain or cause to be provided, the opinions of counsel described in Section 7.2(g) and Section 7.3(d) and Section 7.3(g), (ii) deliver to Alston & Bird LLP and Gibson, Dunn & Crutcher LLP an officer’s certificate in a form substantially similar to Exhibit C, dated as of the Closing Date and signed by an officer of Parent (the “Parent Tax Representation Letter”), and (iii) deliver to Alston & Bird LLP an officer’s certificate, dated as of the Closing Date and signed by an officer of Parent, containing representations as shall be reasonably necessary or appropriate to enable Alston & Bird LLP to render the opinion described in Section 7.3(d) on the Closing Date.
(c)   Parent, the Company, and Merger Sub intend that the Merger qualify for the Intended Tax Treatment. Each of Parent, the Company, and Merger Sub (i) shall, and shall cause its respective Subsidiaries to, use its reasonable best efforts to cause the Merger to so qualify, (ii) shall file all Tax Returns consistent with, and take no position inconsistent with (whether in audits, Tax Returns or otherwise) such treatment, (iii) shall use their reasonable best efforts to take or cause to be taken any action reasonably necessary to ensure the receipt of the Tax Opinions and (iv) will cooperate with the tax counsel that are to render the Tax Opinions by providing appropriate representations as to factual matters on the Closing Date and the date of any Tax Opinions delivered in connection with the Form S-4, as applicable, including in the case of the Company, the representations in the Company Tax Representation Letter, and in the case of Parent, the representations in the Parent Tax Representation Letter.
(d)   None of Parent, the Company, or Merger Sub shall, nor shall they permit their Affiliates to, take any action, and Parent, the Company, and Merger Sub shall not, and shall ensure that their Affiliates do not, fail to take any action, which action or failure to act would prevent, preclude or impede the Merger from qualifying (or reasonably would be expected to cause the Merger to fail to qualify) for the Intended Tax Treatment.
(e)   Parent and the Company shall promptly notify the other if, at any time before the Effective Time, Parent or the Company, respectively, becomes aware of any fact or circumstance that could reasonably be expected to prevent, cause a failure of, preclude, or impede the Intended Tax Treatment. Each of Parent, the Company, and Merger Sub agrees to promptly notify all other parties of any challenge to the Intended Tax Treatment by any Governmental Entity.
(f)   Immediately prior to the Closing, the Company shall execute and deliver the Company Tax Representation Letter to Parent Tax Counsel and Company Tax Counsel.
(g)   Immediately prior to the Closing, Parent shall execute and deliver the Parent Tax Representation Letter to Parent Tax Counsel and Company Tax Counsel.
(h)   Each of Parent and the Company shall use its commercially reasonable efforts not to take or cause to be taken any action that would cause to be untrue (or fail to take or cause not to be taken any action which would cause to be untrue) any of the certifications, covenants, and representations included in the certificates described in this Section 6.18.
(i)   This Agreement (including any other agreements entered into pursuant to this Agreement) is hereby adopted as a “plan of reorganization” within the meaning of Treasury Regulations Sections 1.368-2(g) and 1.368-3(a).
6.19   Takeover Laws.   The parties shall use their respective reasonable best efforts (a) to take all action necessary so that no Takeover Law is or becomes applicable to the Merger or any of the other Transactions and (b) if any such Takeover Law is or becomes applicable to any of the foregoing, to take all action necessary so that the Merger and the other Transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to eliminate or minimize the effect of such Takeover Law on the Merger and the other Transactions.
6.20   Transition Services.   The parties shall work together with the Company Advisor to negotiate in good faith a customary transition services agreement (“TSA”) with respect to (a) the transition of data of the Company managed and/or held by the Company Advisor to Parent or its Affiliates and (b) certain services relating to the continued operations of the Company while data of the Company managed and/or held by the Company Advisor is transitioned to Parent or its Affiliates. The parties and the Company Advisor shall enter into the TSA, in a form mutually acceptable to the parties and the Company Advisor, prior to or concurrent with the Closing.

ARTICLE VII
CONDITIONS PRECEDENT
7.1   Conditions to Each Party’s Obligation to Consummate the Merger.   The respective obligation of each party to consummate the Merger is subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any or all of which may be waived jointly by the parties (in the case of the Company, acting on the recommendation of the Special Committee), in whole or in part, to the extent permitted by applicable Law:
(a)   Shareholder Approval.   The Company Shareholder Approval shall have been obtained in accordance with applicable Law and the Organizational Documents of the Company.
(b)   No Injunctions or Restraints.   No Governmental Entity having jurisdiction over any party shall have issued any order, decree, ruling, injunction or other Action that is in effect (whether temporary, preliminary or permanent) restraining, enjoining or otherwise prohibiting the consummation of the Merger and no Law (or interpretation thereof by a Governmental Entity) shall have been adopted that makes consummation of the Merger illegal or otherwise prohibited.
(c)   Registration Statement.   The Registration Statement shall have been declared effective by the SEC under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and remain in effect and no Action to that effect shall have been commenced or threatened.
7.2   Additional Conditions to Obligations of Parent and Merger Sub.   The obligations of Parent and Merger Sub to consummate the Merger are subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any or all of which may be waived exclusively by Parent, in whole or in part, to the extent permitted by applicable Law:
(a)   Representations and Warranties of the Company.   (i) The representations and warranties of the Company set forth in Section 4.2(a) and Section 4.3(a) shall be true and correct in all material respects as of the Closing Date, as though made on and as of the Closing Date (except that representations and warranties that speak as of a specified date shall have been true and correct in all material respects only as of such date), and (ii) all other representations and warranties of the Company set forth in Article IV of this Agreement shall be true and correct as of the Closing Date, as though made on and as of the Closing Date (except that representations and warranties that speak as of a specified date shall have been true and correct only as of such date), except where the failure of such representations and warranties to be so true and correct (without regard to qualification or exceptions contained therein as to “materiality” or “Company Material Adverse Effect”) would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(b)   Performance of Obligations of the Company.   The Company shall have performed, or complied with, in all material respects all agreements and covenants required to be performed or complied with by it under this Agreement on or prior to the Effective Time.
(c)   Compliance Certificate.   Parent shall have received a certificate of the Company signed by the chief executive officer of the Company, dated the Closing Date, confirming that the conditions in Sections 7.2(a) and (b) have been satisfied.
(d)   REIT Opinion.   Parent shall have received a written opinion of Gibson, Dunn & Crutcher LLP or other counsel to the Company reasonably acceptable to Parent (“Company REIT Counsel”), addressed to the Company and dated as of the Closing Date and in form and substance reasonably satisfactory to Parent, to the effect that, commencing with the Company’s taxable year ended December 31, 2021, the Company has been organized and, through the date hereof, operated in conformity with the requirements for qualification and taxation as a REIT under the Code, determined for this purpose as if the taxable year of the Company ended as of the Effective Time. Such opinion will be subject to customary exceptions, assumptions and qualifications and based on customary representations contained in an officer’s certificate executed by the Company, provided that Parent is given a reasonable opportunity to review such representations and finds them reasonably acceptable.

(e)   Absence of Company Material Adverse Effect.   Except as disclosed in Section 7.2(e) of the Company Disclosure Schedules, since the date of this Agreement, there shall not have been any event, change, effect or development that, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect, that is continuing.
(f)   Minimum Cash.   After giving effect to any distributions to holders of Company Common Shares permitted by Section 6.1(b)(i), immediately prior to the Effective Time (and without giving effect to the payment of the one-half of the cost of the D&O Insurance that constitutes a Parent Transaction Expense), the Company and its Subsidiaries shall have not less than the sum of (i) $15,000,000 of unrestricted consolidated cash and cash equivalents plus (ii) the amount of any Proceeds (as defined in the CVR Agreement) received by the Company or any of its Subsidiaries after September 30, 2024 and prior to the Closing.
(g)   Reorganization Opinion.   Parent shall have received the written opinion of its counsel, Alston & Bird LLP (“Parent Tax Counsel”), addressed to Parent and dated as of the Closing Date, to the effect that, on the basis of facts, representations and assumptions set forth or referred to in such opinion, (i) the Merger will qualify as a reorganization under, and with the meaning of, Section 368(a) of the Code, and (ii) the Company and Parent will each be a party to that reorganization with the meaning of Section 368(b) of the Code (the “Parent Tax Opinion”). In rendering such opinion, Alston & Bird LLP may rely upon the Parent Tax Representation Letter and the Company Tax Representation Letter. Parent shall have received a copy of the Company Tax Opinion. The condition set forth in this Section 7.2(g) shall not be waivable after receipt of the Company Shareholder Approval, unless further shareholder approval is obtained with appropriate disclosure. The condition set forth in this Section 7.2(g) shall not be waivable after receipt of the Company Shareholder Approval, unless further shareholder approval is obtained with appropriate disclosure.
7.3   Additional Conditions to Obligations of the Company.   The obligation of the Company to consummate the Merger is subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any or all of which may be waived exclusively by the Company (acting on the recommendation of the Special Committee), in whole or in part, to the extent permitted by applicable Law:
(a)   Representations and Warranties of Parent and Merger Sub.   (i) The representations and warranties of Parent and Merger Sub set forth in Section 5.2(a) and Section 5.3(a) shall be true and correct in all material respects as of the Closing Date, as though made on and as of the Closing Date (except that representations and warranties that speak as of a specified date shall have been true and correct in all material respects only as of such date), and (ii) all other representations and warranties of Parent and Merger Sub set forth in Article V of this Agreement shall be true and correct as of the Closing Date, as though made on and as of the Closing Date (except that representations and warranties that speak as of specified date shall have been true and correct only as of such date), except where the failure of such representations and warranties to be so true and correct (without regard to qualification or exceptions contained therein as to “materiality” or “Parent Material Adverse Effect”) would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.
(b)   Performance of Obligations of Parent and Merger Sub.   Parent and Merger Sub each shall have performed, or complied with, in all material respects all agreements and covenants required to be performed or complied with by them under this Agreement at or prior to the Effective Time.
(c)   Compliance Certificate.   The Company shall have received a certificate of Parent signed by an executive officer of Parent, dated the Closing Date, confirming that the conditions in Sections 7.3(a) and (b) have been satisfied.
(d)   REIT Opinion.   The Company shall have received a written opinion of Alston & Bird LLP, dated as of the Closing Date and in form and substance reasonably satisfactory to the Company, to the effect that, commencing with Parent’s taxable year ended December 31, 2017, Parent has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code and its actual method of operation has enabled Parent to meet, through the Effective Time, the requirements for qualification and taxation as a REIT under the Code, and that its past, current and intended future organization and operations will permit Parent to continue to qualify for taxation as a REIT under the Code for its taxable year which includes the Effective Time and thereafter. Such opinion will be subject to customary exceptions, assumptions and qualification and based on customary representations contained in officer’s certificates executed by Parent, provided that the Company is given a reasonable opportunity to review such representations and finds them reasonably acceptable.
(e)   Listing; Classification.   The shares of Parent Common Stock to be issued in the Merger (including shares of Parent Common Stock issuable pursuant to CVRs) shall have been approved for listing on the NYSE, subject to official notice of issuance.
(f)   Absence of Parent Material Adverse Effect.   Except as disclosed in Section 7.3(f) of the Parent Disclosure Schedules, since the date of this Agreement, there shall not have been any event, change, effect or development that, individually or in the aggregate, has had or would reasonably be expected to have a Parent Material Adverse Effect, that is continuing.
(g)   Reorganization Opinion.   The Company shall have received the written opinion of its counsel, Gibson, Dunn & Crutcher LLP (“Company Tax Counsel”), addressed to the Company and dated as of the Closing Date, to the effect that, on the basis of facts, representations and assumptions set forth or referred to in such opinion, (i) the Merger will qualify as a reorganization under, and with the meaning of, Section 368(a) of the Code, and (ii) the Company and Parent will each be a party to that reorganization with the meaning of Section 368(b) of the Code (the “Company Tax Opinion”, and together with the Parent Tax Opinion, the “Tax Opinions”). In rendering such opinion, Gibson, Dunn & Crutcher LLP may rely upon the Parent Tax Representation letter and the Company Tax Representation Letter. The Company shall have received a copy of the Parent Tax Opinion. The condition set forth in this Section 7.3(g) shall not be waivable after receipt of the Company Shareholder Approval, unless further shareholder approval is obtained with appropriate disclosure.
(h)   CVR Agreement.   The CVR Agreement shall have been executed and become effective as of the Effective Time.
(i)   Closing Dividend.   The Closing Dividend shall have been paid in full.
7.4   Frustration of Closing Conditions.   None of the parties may rely, either as a basis for not consummating the Merger or for terminating this Agreement, on the failure of any condition set forth in Section 7.1, 7.2 or 7.3, as the case may be, to be satisfied if such failure was caused by such party’s breach in any material respect of any provision of this Agreement.
ARTICLE VIII
TERMINATION
8.1   Termination.   This Agreement may be terminated and the Merger and the other Transactions contemplated hereby may be abandoned at any time prior to the Effective Time, whether (except as expressly set forth below) before or after the Company Shareholder Approval has been obtained:
(a)   by mutual written consent of the Company and Parent;
(b)   by either the Company (upon the approval of the Special Committee) or Parent:
(i)   if any Governmental Entity of competent jurisdiction shall have issued a final and nonappealable order, decree, ruling or injunction or taken any other action permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger, or if there shall have been adopted prior to the Effective Time any Law that permanently makes the consummation of the Merger illegal or otherwise permanently prohibited;
(ii)   if the Merger shall not have been consummated on or before 5:00 p.m. New York, New York time on April 15, 2025 (such date being the “End Date”); provided, that, if the Registration Statement is declared effective by the SEC after February 14, 2025 and on or before April 15, 2025, the End Date shall be sixty (60) days following the date the Registration Statement is declared effective by the SEC; provided, however, that the right to terminate this Agreement under this Section 8.1(b)(ii) shall not be available to any party whose breach of any representation, warranty, covenant or agreement contained in this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date;
(iii)   in the event of a breach by the other party of any covenant or other agreement contained in this Agreement or if any representation and warranty of the other party contained in this Agreement fails to be true, correct and complete which (x) would give rise to the failure of a condition set forth in Section 7.2(a) or (b) or Section 7.3(a) or (b), as applicable, if it were continuing as of the Closing Date and (y) cannot be or has not been cured (or is incapable of becoming true or does not become true) by the earlier of (1) the End Date and (2) the date that is thirty (30) days after the giving of written notice to the breaching party of such breach or failure to be true, correct and complete and the basis for such notice (a “Terminable Breach”); provided, however, that the terminating party is not then in Terminable Breach of any representation, warranty, covenant or other agreement contained in this Agreement; or
(iv)   if the Company Shareholder Approval shall not have been obtained upon a vote held at a duly held Company Shareholders Meeting;
(c)   by Parent, prior to receipt of the Company Shareholder Approval, if the Company, the Company Board or the Special Committee thereof shall have effected a Company Change of Recommendation, whether or not pursuant to and in accordance with Section 6.3(c)(iii) or Section 6.3(e); or
(d)   by the Company (upon approval by the Special Committee), prior to receipt of the Company Shareholder Approval, in order to authorize the entry into an Alternative Acquisition Agreement (other than an Acceptable Confidentiality Agreement) in connection with a Company Superior Proposal in accordance with Section 6.3(c) (with such agreement being entered into substantially concurrently with the termination of this Agreement); provided, however, that such termination shall not be effective unless the Company concurrently therewith pays or causes to be paid the Company Termination Fee in accordance with Section 8.3(c).
8.2   Notice of Termination; Effect of Termination.
(a)   A terminating party shall provide written notice of termination to the other party specifying with particularity the reason for such termination and any termination shall be effective immediately upon delivery of such written notice to the other party.
(b)   In the event of termination of this Agreement by any party as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of any party except with respect to this Section 8.2, Section 6.6(b), Section 8.3 and Articles I and IX, which sections and articles shall not terminate; provided, however, that notwithstanding anything to the contrary herein, no such termination shall relieve any party from liability for any damages (including but not limited to, in the case of the Company, the recovery by the Company of damages based on the consideration that would have been payable to the Company Shareholders, which shall be deemed to be damages of the Company and recoverable by the Company) for a Willful and Material Breach of any covenant, agreement or obligation hereunder, or as provided in the Confidentiality Agreement, in which case the aggrieved party shall be entitled to all rights and remedies available at law or in equity, except in instances where a Termination Fee or Expense Reimbursement is paid to Parent pursuant to Section 8.3.
8.3   Expenses and Other Payments.
(a)   Except as otherwise provided in this Section 8.3, each party shall pay its own expenses incident to preparing for, entering into and carrying out this Agreement and the consummation of the Transactions, whether or not the Merger shall be consummated.
(b)   If either party terminates this Agreement pursuant to Section 8.1(b)(iv), then the Company shall pay, or cause to be paid to, Parent the Expense Reimbursement pursuant to the procedures set forth in Section 8.4 no later than two (2) Business Days after notice of termination of this Agreement.

(c)   If (1) Parent terminates this Agreement pursuant to Section 8.1(c), then the Company shall pay, or cause to be paid to, Parent the Termination Fee pursuant to the procedures set forth in Section 8.4 no later than two (2) Business Days after notice of termination of this Agreement, (2) the Company terminates this Agreement pursuant to Section 8.1(d), then the Company shall pay Parent the Termination Fee pursuant to the procedures set forth in Section 8.4 concurrently with notice of termination of this Agreement, or (3) either party terminates this Agreement pursuant to Section 8.1(b)(iv) following any Company Change of Recommendation, then the Company shall pay, or cause to be paid to, Parent the Termination Fee pursuant to the procedures set forth in Section 8.4 no later than two (2) Business Days after notice of termination of this Agreement.
(d)   If (i) Parent or the Company terminates this Agreement pursuant to Section 8.1(b)(iv), (ii) on or before the date of the Company Shareholders Meeting a Company Competing Proposal shall have been publicly announced or publicly disclosed and not withdrawn prior to such date, and (iii) within twelve (12) months after the date of such termination, the Company or any Subsidiary of the Company enters into a definitive agreement with respect to any Company Competing Proposal or consummates any Company Competing Proposal, then the Company shall pay, or cause to be paid to, Parent the Termination Fee pursuant to the procedures set forth in Section 8.4, within two (2) Business Days of the earlier of the Company’s entering into such definitive agreement or consummation of such Company Competing Proposal. For purposes of this Section 8.3(d), any reference in the definition of Company Competing Proposal to “20%” or “80%” shall be deemed to be a reference to “50%.”
(e)   In no event shall Parent be entitled to receive more than one payment of a Termination Fee or an Expense Reimbursement. The parties agree that the agreements contained in this Section 8.3 are an integral part of the Transactions, and that, without these agreements, the parties would not enter into this Agreement. If the Company fails promptly to pay any amount due by it pursuant to this Section 8.3, interest shall accrue on such amount from the date such payment was required to be paid pursuant to the terms of this Agreement until the date of payment at the rate of 12% per annum. If, in order to obtain such payment, Parent commences an Action that results in judgment for Parent for such amount, the Company shall pay Parent its out-of-pocket costs and expenses (including reasonable attorneys’ fees and expenses) incurred in connection with such Action, in an amount not to exceed $1,000,000 in the aggregate. The parties agree that the monetary remedies set forth in this Section 8.3 and the specific performance remedies set forth in Section 9.10 shall be the sole and exclusive remedies of Parent and Merger Sub against the Company and its Subsidiaries and any of their respective former, current or future general or limited partners, stockholders, managers, members, Representatives or Affiliates for any loss suffered as a result of the failure of the Merger to be consummated, and upon payment of such amounts, none of the Company and its Subsidiaries or any of their respective former, current or future general or limited partners, stockholders, managers, members, Representatives or Affiliates shall have any further liability or obligation relating to or arising out of this Agreement or the Transactions.
8.4   Payment of Amount or Expense.
(a)   Upon determination that the Company is obligated to pay Parent the Termination Fee or Expense Reimbursement, the Company shall pay Parent directly in cash by wire transfer of immediately available funds (to an account designated by Parent) an amount equal to the lesser of (i) the Termination Fee or Expense Reimbursement and (ii) the maximum amount that can be paid to Parent without causing Parent to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code determined as if the payment of such amount did not constitute income described in Sections 856(c)(2)(A) through (H) or 856(c)(3)(A) through (I) of the Code (the “Qualifying Income”), as determined by Parent’s independent certified public accountants. In the event that any portion of the Termination Fee or Expense Reimbursement cannot be paid directly to Parent pursuant to clause (i) of the preceding sentence, the Company shall deposit into escrow with an escrow agent selected by the Company (the “Escrow Agent”) and on such terms (subject to Section 8.4(b)) as shall be mutually agreed upon by the Company, Parent and the Escrow Agent (the agreement effecting such deposit, the “Escrow Agreement”) an amount in cash equal to the Termination Fee or Expense Reimbursement, less any amounts paid directly to Parent pursuant to clause (ii) of the preceding sentence (the amount of such deficit, the “Deficit Amount”). The payment or deposit into escrow of the Deficit Amount pursuant to this Section 8.4(a) shall be made at the time the Company is obligated to pay Parent such amount pursuant to Section 8.3 by wire transfer.

(b)   The Escrow Agreement shall provide that the Deficit Amount in escrow or any portion thereof shall not be released to Parent unless the Escrow Agent receives any one or combination of the following: (i) a letter from Parent’s independent certified public accountants indicating the maximum amount that can be paid by the Escrow Agent to Parent without causing Parent to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code determined as if the payment of such amount did not constitute Qualifying Income, or a subsequent letter from Parent’s accountants revising that amount, in which case the Escrow Agent shall release such amount to Parent, or (ii) a letter from Parent’s counsel indicating that Parent received a ruling from the IRS holding that the receipt by Parent of the Deficit Amount should either constitute Qualifying Income or should be excluded from gross income within the meaning of Sections 856(c)(2) and (3) of the Code (or alternatively, indicating that Parent’s outside counsel has rendered a legal opinion to the effect that the receipt by Parent of the Termination Fee or Expense Reimbursement should either constitute Qualifying Income or should be excluded from gross income within the meaning of Sections 856(c)(2) and (3) of the Code), in which case the Escrow Agent shall release the Deficit Amount to Parent. The Escrow Agreement shall also provide that any portion of the Deficit Amount held in escrow for five (5) years shall be released by the Escrow Agent to the Company, and the Company shall have no obligation to make any further payments to Parent, notwithstanding that such Deficit Amount has not been paid as of such date nor any other provision of this Agreement. The Company shall not bear any cost of or bear any liability resulting from the Escrow Agreement, and Parent shall indemnify the Company for any such costs or liabilities assessed on the Company.
ARTICLE IX
GENERAL PROVISIONS
9.1   Disclosure Schedules Definitions.   All capitalized terms in the Company Disclosure Schedules and the Parent Disclosure Schedules shall have the meanings ascribed to them herein (including in Annex A) except as otherwise defined therein.
9.2   Survival.   Except as otherwise provided in this Agreement, none of the representations, warranties, agreements and covenants contained in this Agreement will survive the Closing; provided, however, the agreements of the parties in Section 6.8 and Articles I, II, III and IX will survive the Closing. The Confidentiality Agreement shall (i) survive execution of this Agreement in accordance with its terms and (ii) terminate as of the Effective Time.
9.3   Notices.   All notices, requests and other communications to any party under, or otherwise in connection with, this Agreement shall be in writing and shall be deemed to have been duly given (a) if delivered in person; (b) if transmitted by electronic mail (“e-mail”) (but only if confirmation of receipt of such e-mail is requested and received); or (c) if transmitted by national overnight courier, in each case as addressed as follows:
(i)
if to Parent or Merger Sub, to:

Ready Capital Corporation
1251 Avenue of the Americas, 50th Floor
New York, NY 10020
Attention: Andrew Ahlborn
E-mail: aahlborn@waterfallam.com
with a required copy to (which copy shall not constitute notice):
Alston & Bird LLP
90 Park Avenue
New York, NY 10016
Attention: Michael Kessler, David E. Brown, Jr.
michael.kessler@alston.com;
david.brown@alston.com

(ii)
if to the Company, to:

United Development Funding IV
2201 W Royal Lane, Suite 240
Irving, Texas 75063
Attention: James P. Kenney
jkenney@star-plex.com
with a required copy to (which copy shall not constitute notice):
Gibson, Dunn & Crutcher LLP
1700 M Street NW
Washington, D.C. 20037
Attention: Stephen Glover; Evan D’Amico; James Springer
siglover@gibsondunn.com;
edamico@gibsondunn.com;
jspringer@gibsondunn.com
9.4   Rules of Construction.
(a)   Each of the parties acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this Agreement and that it has executed the same with the advice of independent counsel. Each party and its counsel cooperated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto exchanged between the parties shall be deemed the work product of the parties and may not be construed against any party by reason of its preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against any party that drafted it is of no application and is hereby expressly waived.
(b)   The inclusion of any information in the Company Disclosure Schedules or Parent Disclosure Schedules shall not be deemed an admission or acknowledgment, in and of itself and solely by virtue of the inclusion of such information in the Company Disclosure Schedules or Parent Disclosure Schedules, as applicable, that such information is required to be listed in the Company Disclosure Schedules or Parent Disclosure Schedules, as applicable, that such items are material to the Company and its Subsidiaries, taken as a whole, or Parent and its Subsidiaries, taken as a whole, as the case may be, or that such items have resulted in a Company Material Adverse Effect or a Parent Material Adverse Effect. The headings, if any, of the individual sections of each of the Parent Disclosure Schedules and Company Disclosure Schedules are inserted for convenience only and shall not be deemed to constitute a part thereof or a part of this Agreement. The Company Disclosure Schedules and Parent Disclosure Schedules are arranged in sections corresponding to the Sections of this Agreement merely for convenience, and the disclosure of an item in one Section of the Company Disclosure Schedules or Parent Disclosure Schedules, as applicable, as an exception to a particular representation or warranty shall be deemed adequately disclosed as an exception with respect to all other representations or warranties to the extent that the relevance of such item to such representations or warranties is reasonably apparent from such item, notwithstanding the presence or absence of an appropriate Section of the Company Disclosure Schedules or Parent Disclosure Schedules with respect to such other representations or warranties or an appropriate cross reference thereto.
(c)   The specification of any dollar amount in the representations and warranties or otherwise in this Agreement or in the Company Disclosure Schedules or Parent Disclosure Schedules is not intended and shall not be deemed to be an admission or acknowledgment of the materiality of such amounts or items, nor shall the same be used in any dispute or controversy between the parties to determine whether any obligation, item or matter (whether or not described herein or included in any schedule) is or is not material for purposes of this Agreement.
(d)   All references in this Agreement to Annexes, Exhibits, Schedules, Articles, Sections, subsections and other subdivisions refer to the corresponding Annexes, Exhibits, Schedules, Articles, Sections, subsections and other subdivisions of this Agreement unless expressly provided otherwise. Titles appearing at the beginning of any Articles, Sections, subsections or other subdivisions of this

Agreement are for convenience only, do not constitute any part of such Articles, Sections, subsections or other subdivisions, and shall be disregarded in construing the language contained therein. The words “this Agreement,” “herein,” “hereby,” “hereunder” and “hereof” and words of similar import, refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The words “this Section,” “this subsection” and words of similar import, refer only to the Sections or subsections hereof in which such words occur. The word “including” (in its various forms) means “including, without limitation.” Pronouns in masculine, feminine or neuter genders shall be construed to state and include any other gender and words, terms and titles (including terms defined herein) in the singular form shall be construed to include the plural and vice versa, unless the context otherwise expressly requires. Unless the context otherwise requires, all defined terms contained herein shall include the singular and plural and the conjunctive and disjunctive forms of such defined terms. Unless the context otherwise requires, all references to a specific time shall refer to New York, New York time.
(e)   In this Agreement, except as the context may otherwise require, references to: (i) any agreement (including this Agreement), contract, statute or regulation are to the agreement, contract, statute or regulation as amended, modified, supplemented, restated or replaced from time to time (in the case of an agreement or contract, to the extent permitted by the terms thereof and, if applicable, by the terms of this Agreement); (ii) any Governmental Entity include any successor to that Governmental Entity; (iii) any applicable Law refers to such applicable Law as amended, modified, supplemented or replaced from time to time (and, in the case of statutes, include any rules and regulations promulgated under such statute) and references to any section of any applicable Law or other law include any successor to such section; and (iv) “days” mean calendar days.
9.5   Counterparts.   This Agreement may be executed in two or more counterparts, including via facsimile or email in “portable document format” (.pdf) form transmission, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. The exchange of a fully executed Agreement (in counterparts or otherwise) by electronic transmission in pdf format or by facsimile shall be sufficient to bind the parties to the terms and conditions of this Agreement.
9.6   Entire Agreement; Third Party Beneficiaries.
(a)   This Agreement (together with the Confidentiality Agreement, the other Transaction Agreements and any other documents and instruments executed pursuant hereto) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.
(b)   Except for the provisions of Article III and Section 6.8 (which from and after the Effective Time is intended for the benefit of, and shall be enforceable by, the Persons referred to therein and by their respective heirs and representatives), nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the parties any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.
9.7   Governing Law; Venue; Waiver of Jury Trial.
(a)   THIS AGREEMENT, AND ALL CLAIMS OR CAUSES OF ACTION (WHETHER IN CONTRACT OR TORT) THAT MAY BE BASED UPON, ARISE OUT OF OR RELATE TO THIS AGREEMENT, OR THE NEGOTIATION, EXECUTION OR PERFORMANCE OF THIS AGREEMENT, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MARYLAND, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.
(b)   THE PARTIES IRREVOCABLY SUBMIT TO THE JURISDICTION OF THE CIRCUIT COURT OF BALTIMORE CITY, MARYLAND AND TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE STATE OF MARYLAND AND ANY APPELLATE COURTS THEREOF (COLLECTIVELY, THE “CHOSEN COURTS”) IN ANY ACTION OR PROCEEDING THAT ARISES IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS AGREEMENT AND THE DOCUMENTS

REFERRED TO IN THIS AGREEMENT OR IN RESPECT OF THE TRANSACTIONS, AND HEREBY WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR INTERPRETATION OR ENFORCEMENT HEREOF OR ANY SUCH DOCUMENT THAT IT IS NOT SUBJECT THERETO OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN THE CHOSEN COURTS OR THAT VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS AGREEMENT OR ANY SUCH DOCUMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND THE PARTIES IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION, SUIT OR PROCEEDING SHALL BE HEARD AND DETERMINED EXCLUSIVELY BY SUCH CHOSEN COURTS. IN ANY SUCH JUDICIAL PROCEEDING, EACH OF THE PARTIES FURTHER CONSENTS TO THE ASSIGNMENT OF ANY PROCEEDING IN THE CIRCUIT COURT FOR BALTIMORE CITY, MARYLAND TO THE BUSINESS AND TECHNOLOGY CASE MANAGEMENT PROGRAM PURSUANT TO MARYLAND RULE 16-205 (OR ANY SUCCESSOR THEREOF). THE PARTIES HEREBY CONSENT TO AND GRANT ANY SUCH CHOSEN COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH SUCH ACTION, SUIT OR PROCEEDING IN THE MANNER PROVIDED IN SECTION 9.3 OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW SHALL BE VALID AND SUFFICIENT SERVICE THEREOF.
(c)   EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (II) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER; (III) SUCH PARTY MAKES THE FOREGOING WAIVER VOLUNTARILY AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 9.7.
9.8   Severability.   If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Merger is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the Merger is fulfilled to the extent possible.
9.9   Assignment.   Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties (whether by operation of law or otherwise) without the prior written consent of the other party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns. Any purported assignment in violation of this Section 9.9 shall be void.
9.10   Remedies; Specific Performance.
(a)   Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by Law or equity upon such party and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

(b)   The parties agree that irreparable damage, for which monetary damages would not be an adequate remedy, would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached by the parties. Prior to the termination of this Agreement pursuant to Section 8.1, it is accordingly agreed that the parties shall be entitled to an injunction or injunctions, or any other appropriate form of specific performance or equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction, in each case in accordance with this Section 9.10, this being in addition to any other remedy to which they are entitled under the terms of this Agreement at law or in equity.
(c)   This parties’ rights in this Section 9.10 are an integral part of the Transactions and each party accordingly agrees not to raise any objections to the availability of the equitable remedy of specific performance to prevent or restrain breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of such party under this Agreement all in accordance with the terms of this Section 9.10. Each party further agrees that no other party or any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 9.10, and each party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument. If prior to the End Date, any party hereto brings an Action to enforce specifically the performance of the terms and provisions hereof by any other party, the End Date shall automatically be extended by such other time period established by the court presiding over such Action.
9.11   Amendment.   This Agreement may be amended by the parties, by action taken or authorized by their respective Boards (in the case of the Company Board, acting on the recommendation of the Special Committee) at any time before or after approval of the Merger by the Company Shareholders, but, after any such approval, no amendment shall be made which by law would require the further approval by the Company Shareholders without first obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.
9.12   Extension; Waiver.   At any time prior to the Effective Time, either the Company (acting on the recommendation of the Special Committee), on the one hand, and Parent and Merger Sub, on the other hand, may, to the extent legally allowed and except as otherwise set forth herein, (a) extend the time for the performance of any of the obligations or acts of the other party hereunder; (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto; and (c) waive compliance with any of the agreements or conditions of the other party contained herein. Notwithstanding the foregoing, no failure or delay by the Company, on the one hand, or Parent and Merger Sub, on the other hand, in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder. No agreement on the part of a party to any such extension or waiver shall be valid unless set forth in an instrument in writing signed on behalf of such party.
9.13   No Recourse.   All claims, obligations, liabilities or causes of action (whether in contract or in tort, in law or in equity, or granted by statute) that may be based upon, in respect of, arise under, out of or by reason of, be connected with or relate in any manner to this Agreement or any other ancillary agreement or the negotiation, execution or performance of this Agreement or any other ancillary agreement (including any representation or warranty made in, in connection with or as an inducement to this Agreement), may be made only against (and are those solely of) the parties to this Agreement or the applicable ancillary agreement. No Person who is not a party to this Agreement, including any current, former or future trustee, Representative or Affiliate of any party, or any current, former or future trustee, Representative or Affiliate of any of the foregoing (collectively, “Non-Party Affiliates”), shall have any liability (whether in contract or in tort, in law or in equity, or granted by statute) for any claims, obligations, liabilities or causes of action arising under, out of, in connection with or related in any manner to this Agreement or such other ancillary agreement, as applicable, or based on, in respect of or by reason of this Agreement or such other ancillary agreement, as applicable, or its negotiation, execution, performance or breach, and, to the maximum extent permitted by Law, each party hereby waives and releases all such claims, obligations, liabilities and causes of action against any such Non-Party Affiliates. Without limiting the foregoing, to the maximum extent permitted by Law, (a) each party hereby waives and releases any and all rights, claims, demands or causes of action that may otherwise be available at law or in equity, or granted by statute, to avoid or disregard the entity form of a party or otherwise impose liability of a party on any Non-Party Affiliate, whether granted by statute or based on theories of equity, agency, control, instrumentality, alter ego, domination, sham, single business enterprise, piercing the veil, unfairness, under-capitalization or otherwise, and (b) each party disclaims any reliance upon any Non-Party Affiliates with respect to the performance of this Agreement or any other ancillary agreement or any representation or warranty made in, in connection with or as an inducement to this Agreement or any other ancillary agreement. Each Non-Party Affiliate is intended to be an express third-party beneficiary of this Section 9.13 and may specifically enforce its terms.
[Signature Pages Follow]

IN WITNESS WHEREOF, each party hereto has caused this Agreement to be signed by its respective officer thereunto duly authorized, all as of the date first written above.
READY CAPITAL CORPORATION
By:
/s/ Andrew Ahlborn

Name: Andrew Ahlborn
Title:  Chief Financial Officer
RC MERGER SUB IV, LLC
By:
/s/ Andrew Ahlborn

Name: Andrew Ahlborn
Title:  Authorized Person
[Signature Page to Agreement and Plan of Merger]

UNITED DEVELOPMENT FUNDING IV
By:
/s/ James Kenney

Name: James Kenney
Title:  Chief Executive Officer
[Signature Page to Agreement and Plan of Merger]

ANNEX A
Certain Definitions
“Acceptable Confidentiality Agreement” means a confidentiality agreement containing limitations on the use and disclosure of nonpublic information furnished to such Person by or on behalf of the Company that are no less favorable to the Company in the aggregate than the terms of the Confidentiality Agreement, as determined by the Company Board in good faith after consultation with its outside legal counsel; provided, however, that such confidentiality agreement shall not (a) be required to include any “standstill” provision in such confidentiality agreement, (b) prohibit compliance by the Company with the provisions of Section 6.3 or (c) provide for an exclusive right to negotiate with the Company.
“Action” means any actual or threatened claim (including a claim of a violation of applicable Law), action, audit, demand, suit, proceeding, investigation or other proceeding at law or in equity or order or ruling, in each case whether civil, criminal, administrative, investigative or otherwise and whether or not such claim, action, audit, demand, suit, proceeding, investigation or other proceeding or order or ruling results in a formal civil or criminal litigation or regulatory action (other than office actions and similar notices or proceedings in connection with the prosecution of applications for registration or issuance of Intellectual Property).
“Affiliate” means, with respect to any Person, any other Person directly or indirectly, controlling, controlled by, or under common control with, such Person, through one or more intermediaries or otherwise.
“beneficial ownership,” including the correlative term “beneficially owning,” has the meaning ascribed to such term in Section 13(d) of the Exchange Act.
“Business Day” means a day that is not a Saturday or Sunday or other day on which banks in the State of New York are authorized or obligated to be closed.
“Change in Circumstances” means any fact, event, change, development or circumstance not known or reasonably foreseeable by the Company Board as of the date hereof, which fact, event, change, development or circumstance becomes known to the Company Board prior to the Company Shareholder Approval; provided, however, that in no event shall any of the following constitute a Change in Circumstances: (i) the receipt, existence or terms of a Company Competing Proposal, or any inquiry, indication of interest, proposal or offer that could reasonably be expected to lead to a Company Competing Proposal; or (ii) the fact (in and of itself) that the Company meets or exceeds any internal or published forecasts or projections for any period (but the underlying causes or contributing factors resulting in the Company meeting or exceeding such forecasts or projections shall not be excluded from being considered a Change in Circumstances).
“Closing Dividend Amount” means an amount up to but not exceeding the sum of (i) $75,000,000 minus (ii) the Quarterly Dividend Amount minus (ii) such further amount as may be necessary to assure satisfaction of the condition set forth in Section 7.2(f).
“Company Advisor” means UMTH General Services, L.P., a Delaware limited partnership.
“Company Capital Shares” means Company Common Shares and Company Preferred Shares.
“Company Competing Proposal” means any proposal, inquiry, offer or indication of interest relating to any transaction or series of related transactions (other than transactions with Parent or any of its Subsidiaries) involving: (i) any acquisition or purchase by any Person or group, directly or indirectly, of more than 20% of any class of outstanding voting or equity securities of the Company, or any tender offer or exchange offer that, if consummated, would result in any Person or group beneficially owning more than 20% of any class of outstanding voting or equity securities of the Company; (ii) any merger, consolidation, share exchange, business combination, joint venture, recapitalization, reorganization or other similar transaction involving the Company and a Person or group pursuant to which the Company Shareholders immediately preceding such transaction hold less than 80% of the equity interests in the surviving or resulting entity of such transaction; or (iii) any sale, lease (other than in the ordinary course of business), exchange, transfer or other disposition to a Person or group of more than 20% of the consolidated assets of the Company and its Subsidiaries (measured by the fair market value thereof).

A-A-1

“Company Equity Plans” means the United Development Funding IV Advisor Equity Plan, the United Development Funding IV Equity Plan and the United Development Funding IV Non- Executive Trustee Stock Plan.
“Company Financial Statements” means (i) the audited consolidated balance sheet and statements of operations, shareholders’ equity and cash flows of the Company, including the notes thereto, as of and for each of the fiscal years ended December 31, 2023 and 2022 and (ii) the unaudited consolidated balance sheets, statements of income and statements of cash flows as of and for the interim fiscal period ended on September 30, 2024 (the Financial Statements contained in clause (ii), the “Company Interim Financial Statements”).
“Company Intellectual Property” means the Company Owned Intellectual Property and the Company Licensed Intellectual Property.
“Company Licensed Intellectual Property” means all Intellectual Property that is owned by a third party but used, accessed, licensed, sublicensed, sold or otherwise exploited by the Company or any of its Subsidiaries in connection with the businesses of the Company or any of its Subsidiaries as previously conducted, or currently conducted by the Company or any of its Subsidiaries.
“Company Outstanding Share Number” means the sum of (i) the number of Company Common Shares issued and outstanding (excluding any Cancelled Shares) as of the Determination Date plus (ii) the number of Company Common Shares issuable upon exercise or exchange of the Company Equity Awards that shall vest effective as of immediately prior to the Effective Time, in accordance with Section 3.2(c).
“Company Owned Intellectual Property” means any and all Intellectual Property owned by the Company or its Subsidiaries (i) that are, to the extent related to the business of the Company or its Subsidiaries as previously conducted or currently conducted by the Company or any of its Subsidiaries, owned or purported to be owned (in whole or in part) by or on behalf of the Company or any of its Subsidiaries, or (ii) other than Company Licensed Intellectual Property, that are used or held for use in the conduct of the Business as previously conducted or currently conducted by the Company or any of its Subsidiaries.
“Company Shareholder Approval” means the approval of the Merger and the other Transactions by the affirmative vote of the holders of at least a majority of the outstanding Company Common Shares entitled to vote on the Merger in accordance with the MRL and the Organizational Documents of the Company.
“Company Superior Proposal” means a bona fide Company Competing Proposal (with references to 20% being deemed replaced with references to 50% and references to 80% being deemed to be replaced with references to 50%) by a third party, which the Company Board (acting on the recommendation of the Special Committee) determines in good faith after consultation with the Company’s outside legal and financial advisors and after taking into account relevant legal, financial, regulatory, estimated timing of consummation and other aspects of such proposal and the Person or group making such proposal, would, if consummated in accordance with its terms, result in a transaction more favorable to the Company Shareholders than the Transactions.
“Company Transaction Expenses” means the cumulative expenses incurred by the Company or any of its Subsidiaries in connection with the Transactions, in each case, unpaid prior to the Effective Time or that would become payable upon and as a result of the consummation of the Closing, including (i) all fees and expenses for services rendered to the Company by financial and legal advisers, financial printer, consultant, transfer agent and virtual data room provider with respect to the drafting, negotiation, execution and delivery of this Agreement and any ancillary agreements and the consummation of the Transactions, (ii) all severance, retention, “change of control,” “success” or other similar bonus payments triggered (excluding “double trigger” benefits or arrangements) as a result of the consummation of the transactions contemplated by this Agreement (including the employer portion of any payroll taxes with respect to any of the foregoing) and payable or reimbursable by the Company, (iii) any payments required to be made by the Company in connection with a pre-Closing settlement of Transaction Litigation by the Company pursuant to Section 6.9, (iv) any fees to be paid to the Company Advisor pursuant to the Termination Agreement, and (v) one-half of the cost of the D&O Insurance; provided, however, that notwithstanding anything herein to the contrary,

A-A-2

Company Transaction Expenses shall not include the one-half of the cost of the D&O Insurance that constitutes a Parent Transaction Expense. For the avoidance of doubt, any expense included in Parent Transaction Expenses shall be excluded from Company Transaction Expenses.
“Consent” means any approval, consent, ratification, clearance, permission, waiver, or authorization.
“Contract” means any contract, agreement, lease, sublease, license, sublicense, sales order or purchase order.
“control” and its correlative terms, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by Contract or otherwise.
“Current Advisory Agreement” means the Advisory Agreement, dated as of May 29, 2014, as amended, by and among the Company and the Company Advisor.
“Custodian Agreements” means, collectively, the (a) Custodial Agreement, dated November 29, 2024, by and between the Company and U.S. National Association and (b) Custodial Agreement, dated November 29, 2024, by and between USF IV Acquisitions, L.P. and U.S. National Association
“CVR” means the contingent value rights issued pursuant to the CVR Agreement.
“Employee Benefit Plan” of any Person means any “employee benefit plan” (within the meaning of Section 3(3) of ERISA, regardless of whether such plan is subject to ERISA), and any personnel policy (oral or written), equity option, restricted equity, equity purchase plan, equity compensation plan, phantom equity or appreciation rights plan, collective bargaining agreement, bonus plan or arrangement, incentive award plan or arrangement, vacation or holiday pay policy, retention or severance pay plan, policy or agreement, deferred compensation agreement or arrangement, change in control, hospitalization or other medical, dental, vision, accident, disability, life or other insurance, executive compensation or supplemental income arrangement, consulting agreement, employment agreement, retirement plan, and any other employee benefit plan, agreement, arrangement, program, practice, or understanding for any present or former director, employee, contractor of the Person, or any individual performing services for the Company or any of its Subsidiaries.
“Employment Matters” means all matters relating to the employment or engagement of labor or workers, including matters relating to discrimination or harassment in employment; terms and conditions of employment; termination of employment; wages; overtime classification; pay transparency; hours; meal and rest breaks; employee leave requirements; child labor; occupational safety and health; plant closings; mass layoffs; employee whistle-blowing; immigration and employment eligibility verification; employee privacy; pay transparency; employee training; employee wage statements; biometric screening of employees; use of artificial intelligence and automated decision-making regarding employees and applicants; defamation; background checks and other consumer reports regarding employees and applicants; employment practices; negligent hiring or retention; affirmative action and other employment-related obligations on federal contractors and subcontractors; prevailing wages; classification of employees, consultants and independent contractors; labor relations; collective bargaining; unemployment insurance; the collection and payment of withholding and/or social security taxes and any similar tax; and workers’ compensation.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.
“ERISA Affiliate” means any entity which together with the Company, would be treated as a single employer under Code Section 414 or ERISA Section 4001(b).
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
“Exchange Ratio” means 0.416.
“Expense Reimbursement” means actual Parent Transaction Expenses incurred, not to exceed $1,000,000.

A-A-3

“Governmental Entity” means any court, governmental, regulatory or administrative agency or commission or other governmental authority or instrumentality, domestic or foreign.
“group” has the meaning ascribed to such term in Section 13(d) of the Exchange Act.
“Indebtedness” of any Person means, without duplication: (i) indebtedness of such Person for borrowed money; (ii) obligations of such Person evidenced by bonds, debentures, notes or similar instruments; (iii) obligations of such Person to pay the deferred purchase or acquisition price for any property or services of such Person or as the deferred purchase price of a business or assets; (iv) obligations in respect of repurchase agreements, “dollar roll” transactions and similar financing arrangements; (v) reimbursement obligations of such Person in respect of drawn letters of credit or similar instruments issued or accepted by banks and other financial institutions for the account of such Person; (vi) obligations of such Person under a lease to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP; and (vii) indebtedness of others as described in clauses (i) through (vi) above guaranteed by such Person; but Indebtedness does not include accounts payable to trade creditors, or accrued expenses arising in the ordinary course of business consistent with past practice, in each case, that are not yet due and payable, or are being disputed in good faith, and the endorsement of negotiable instruments for collection in the ordinary course of business.
“Indemnification Agreements” means those certain indemnification agreements, dated as of November 25, 2024, by and between the Company and each of those persons set forth in Section 1.1 of the Company Disclosure Schedules.
“Intellectual Property” means any and all proprietary and intellectual property rights, under the applicable Law of any jurisdiction or rights under international treaties, both statutory and common law rights, including all: (a) patents and applications for the same, and continuations, continuations-in-part, divisionals, reexaminations, and reissues thereof, and all patents and applications claiming priority from or claiming priority to any of the foregoing; (b) trademarks, service marks, trade names, product names, brand names, slogans, logos, trade dress and other identifiers of source, and registrations and applications for registrations directed to any of the foregoing (including all goodwill associated with any foregoing); (c) copyrightable works of authorship, copyright rights therein, and copyright registrations and applications to register any of the foregoing; (d) Internet domain names, Internet protocol addresses, URLs and other electronic identifiers; and (e) trade secrets.
“Investment Company Act” means the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.
“IRS” means the U.S. Internal Revenue Service.
“IT Assets” means all of the Software, computer hardware, computer systems, databases, networks, platforms, peripherals, workstations, routers, hubs, switches, circuits, servers and other information technology equipment and related infrastructure, which, in each case, are used, held for use, operated, owned or controlled by the Company or any of its Subsidiaries.
“knowledge” means the actual knowledge, after due inquiry, of (i) in the case of the Company, the individuals listed in Section 1.2(a) of the Company Disclosure Schedules and (ii) in the case of Parent, the individuals listed in Section 1.2(a) of the Parent Disclosure Schedules.
“Law” means any law, rule, regulation, ordinance, code, judgment, order, treaty, convention, governmental directive or other legally enforceable requirement, U.S. or non-U.S., of any Governmental Entity, including common law.
“Lien” means any lien, pledge, hypothecation, mortgage, deed of trust, security interest, conditional or installment sale agreement, encumbrance, option, right of first refusal, easement, right of way, encroachment, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, or any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset), whether voluntarily incurred or arising by operation of Law.

A-A-4

“Malicious Code” means any “time bomb,” “Trojan horse,” “back door,” “worm,” virus, malware, spyware, or other device or code designed or intended to damage, destroy, or prevent the access to or use of any data or file without the user’s consent (except, for the avoidance of doubt, license keys and other code intended to limit access to or use of such Software to an authorized user).
“Material Adverse Effect” means, when used with respect to any Person, any fact, circumstance, occurrence, state of fact, effect, change, event or development that, individually or in the aggregate, materially adversely affects (i) the financial condition, business, assets, properties or results of operations of such Person and its Subsidiaries, taken as a whole, or (ii) the ability of such Person and its Subsidiaries to consummate the Transactions before the End Date; provided, however, that no effect (by itself or when aggregated or taken together with any and all other effects) resulting from, arising out of, attributable to, or related to any of the following shall be deemed to be or constitute a “Material Adverse Effect,” and no effect (by itself or when aggregated or taken together with any and all other such effects) directly or indirectly resulting from, arising out of, attributable to, or related to any of the following shall be taken into account when determining whether a “Material Adverse Effect” has occurred or may, would or could occur: (a) general economic conditions (or changes in such conditions) or conditions in the global economy generally; (b) conditions (or changes in such conditions) in the securities markets (including the mortgage backed securities markets), credit markets, currency markets or other financial markets, including (I) changes in interest rates and changes in exchange rates for the currencies of any countries and (II) any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any securities exchange or over-the-counter market; (c) conditions (or changes in such conditions) in any industry or industries in which the Person operates (including changes in general market prices and regulatory changes affecting the industry); (d) political conditions (or changes in such conditions) or acts of war, sabotage, terrorism, acts of God, epidemics, pandemics or disease outbreaks (including any actions or events resulting therefrom) (including any escalation or general worsening of any such acts of war, sabotage, terrorism, acts of God, epidemics, pandemics or disease outbreaks (including actions or events resulting therefrom)); (e) earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires, other natural disasters or other weather conditions; (f) changes in Law or other legal or regulatory conditions, or the interpretation thereof, or changes in GAAP or other accounting standards (or the interpretation thereof); (g) except for purposes of Sections 4.3(b) and 5.3(b), the announcement of this Agreement or the pendency or consummation of the transactions contemplated hereby, (h) any actions taken or failure to take action, in each case, at the request or consent of another party to this Agreement; (i) except for purposes of Sections 4.3(b) and 5.3(b), compliance with the terms of, or the taking of any action expressly required by, this Agreement; or (j) any changes in such Person’s stock price or the trading volume of such Person’s stock, or any failure by such Person to meet any analysts’ estimates or expectations of such Person’s revenue, earnings or other financial performance or results of operations for any period, or any failure by such Person or any of its Subsidiaries to meet any internal budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations (it being understood that the facts or occurrences giving rise to or contributing to such changes or failures may constitute, or be taken into account in determining whether there has been or will be, a Material Adverse Effect); except to the extent such effects resulting from, arising out of, attributable to or related to the matters described in the foregoing clauses (a) through (f) materially disproportionately adversely affect such Person and its Subsidiaries, taken as a whole, as compared to other Persons that conduct business in the regions in the world and in the industries in which such Person and its Subsidiaries conduct business (in which case, the incremental adverse effects (if any) shall be taken into account when determining whether a “Material Adverse Effect” has occurred or may, would or could occur solely to the extent they are disproportionate).
“Minimum Distribution Dividend” means such amount, if any, with respect to any taxable year of the Company ending on or prior to the Closing Date, which is required to be paid by the Company prior to the Effective Time to (i) satisfy the distribution requirements set forth in Section 857(a) of the Code and (ii) avoid, to the extent possible, the imposition of income tax under Section 857(b) of the Code and the imposition of excise tax under Section 4981 of the Code.
“NYSE” means the New York Stock Exchange.
“Off-the-Shelf Software License” means non-exclusive licenses of unmodified, off-the-shelf (as such term is commonly understood) commercially available Software solely for the internal use of the Company

A-A-5

or any of its Affiliates pursuant to shrink-wrap or click-through license agreements under non-discriminatory pricing terms on a retail basis.
“Organizational Documents” means (i) with respect to a trust, the declaration of trust and bylaws thereof, (ii) with respect to a corporation, the charter or certificate of incorporation, as applicable, and bylaws thereof, (iii) with respect to a limited liability company, the certificate of formation or articles of organization, as applicable, and the operating or limited liability company agreement thereof, (iv) with respect to a partnership, the certificate of formation and the partnership agreement, and (v) with respect to any other Person the organizational, constituent and/or governing documents and/or instruments of such Person.
“other party” means (i) when used with respect to the Company, Parent and Merger Sub and (ii) when used with respect to Parent or Merger Sub, the Company.
“Parent Capital Stock” means Parent Common Stock and Parent Preferred Stock.
“Parent Common Stock” means the common stock of Parent, par value $ 0.0001 per share.
“Parent Preferred Stock” means the preferred stock, $0.0001 par value per share, of Parent, including the 6.25% Series C Cumulative Convertible Preferred Stock, $0.0001 par value per share, of Parent and the 6.50% Series E Cumulative Redeemable Preferred Stock, $0.0001 par value per share, of Parent.
“Parent Transaction Expenses” means (i) the cumulative expenses incurred or expected to be incurred or paid by Parent or any of its Subsidiaries in connection with the Transactions, in each case, at or prior to the Effective Time, including all fees and expenses for services rendered to Parent by financial and legal advisers, financial printer, consultants, transfer agent and virtual data room provider with respect to the drafting, negotiation, execution and delivery of this Agreement and any ancillary agreements and the consummation of the Transactions; and (ii) one-half of the cost of the D&O Insurance.
“party” or “parties” means a party or the parties to this Agreement, except as the context may otherwise require.
“Permitted Lien” means any Lien (i) for Taxes or governmental assessments, charges or claims of payment not yet delinquent or that are being contested in good faith by appropriate proceedings, (ii) relating to any Indebtedness incurred in the ordinary course of business consistent with past practice; (iii) which is a carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other similar Lien arising by operation of Law in the ordinary course of business for amounts not yet delinquent, (iv) which is not material in amount and would not reasonably be expected to materially interfere with the ordinary conduct of the business of the Company and its Subsidiaries as currently conducted or materially impair the use, occupancy, value or marketability of the applicable property, (v) which is a statutory or common law Lien or encumbrance to secure landlords, lessors or renters under leases or rental agreements, or (vi) which is imposed on the underlying fee interest in real property subject to a lease.
“Person” means any individual, corporation, partnership, limited partnership, limited liability company, group (including a “person” as defined in Section 13(d)(3) of the Exchange Act), trust, association or other entity or organization (including any Governmental Entity or a political subdivision, agency or instrumentality of a Governmental Entity).
“Representatives” means, with respect to any Person, the officers, directors, employees, accountants, consultants, agents, legal counsel, financial advisors and other representatives of such Person.
“SEC” means the United States Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
“Software” means all (i) computer software programs (whether in source code, object code, firmware, middle ware or other format), and all versions, updates, revisions, improvements, and modifications of any of the foregoing, including systems, software, applications software (including mobile apps), software made available as a service (SaaS), programming tools, scripts, and interfaces; (ii) libraries and computer

A-A-6

databases; and (iii) all documentation (including designs, descriptions, schematics, flow charts, specifications, developers notes, comments, annotations, user manuals, systems manuals and training materials) related to any of the foregoing.
“Subsidiary” means, with respect to a Person, any Person, whether incorporated or unincorporated, of which (i) at least 50% of the securities or ownership interests having by their terms ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions, (ii) a general partner interest or (iii) a managing member interest, is directly or indirectly owned or controlled by the subject Person or by one or more of its respective Subsidiaries.
“Takeover Law” means any “fair price,” “moratorium,” “control share acquisition,” “business combination” or other takeover or anti-takeover statute or similar statute enacted under applicable Law.
“Tax” or “Taxes” means any and all U.S. federal, state, local and non-U.S. taxes, assessments, levies, duties, tariffs, imposts and other similar charges and fees imposed by any Governmental Entity, including income, franchise, windfall or other profits, gross receipts, property, sales, use, net worth, capital stock, payroll, employment, social security, workers’ compensation, unemployment compensation, excise, withholding, ad valorem, stamp, transfer, value-added, occupation, environmental, disability, real property, personal property, registration, alternative or add-on minimum or estimated tax, unclaimed property (regardless of whether denominated under applicable Law), including any interest, penalty, additions to tax or additional amounts imposed with respect thereto, whether disputed or not.
“Tax Returns” means any return, report, certificate, claim for refund, election, estimated tax filing, statement or declaration filed or required to be filed with any Taxing Authority, including any schedule or attachment thereto, and including any amendments thereof.
“Taxing Authority” means any Governmental Entity having jurisdiction in matters relating to Tax matters.
“Termination Fee” means a cash amount equal to $4,000,000; provided, however, that if there is a payment of the Expense Reimbursement by the Company, the Termination Fee shall be reduced by the amount of the Expense Reimbursement paid by the Company.
“Transaction Agreements” means this Agreement and each other agreement to be executed and delivered in connection herewith and therewith.
“Transfer Taxes” means any stock transfer, real estate transfer, controlling interest transfer, documentary, stamp, recording, sales and other similar Taxes (including interest, penalties and additions to any such Taxes); provided, for the avoidance of doubt, that Transfer Taxes shall not include any income, franchise or similar Taxes arising from the Transactions.
“Treasury Regulations” means the income tax regulations, including any temporary regulations, from time to time promulgated under the Code.
“Virus” means any computer code intentionally designed to disrupt, disable, or harm in any manner the operation of any Software or hardware or to allow a third party to have access to the user’s computer or network without such user’s authority.
“Voting Debt” of a Person means bonds, debentures, notes or other Indebtedness having the right to vote (or convertible into securities having the right to vote) on any matters on which stockholders of such Person may vote.
“Willful and Material Breach” shall mean, with respect to any party hereto, a material breach by such party that is a consequence of an act or failure to take an act by the breaching party with the knowledge that the taking of such act (or the failure to take such act) would constitute a breach of this Agreement.

A-A-7

EXHIBIT A
TERMINATION AGREEMENT
[See Attached]

A-A-8

Exhibit A to Merger Agreement
TERMINATION AGREEMENT
This TERMINATION AGREEMENT (this “Agreement”) is made and entered into on November 29, 2024, by and between United Development Funding IV, a Maryland real estate investment trust (the “Company”), and UMTH General Services, L.P., a Delaware limited partnership (“Advisor”). The Company and Advisor are each individually referred to herein as a “Party,” and collectively as the “Parties.” Capitalized terms used, but not defined herein, shall have the same meaning as set forth in the Advisory Agreement or the Merger Agreement (each as defined below), as applicable.
WHEREAS, contemporaneously with the entry into this Agreement, the Company, Ready Capital Corporation, a Maryland corporation (“Parent”), and RC Merger Sub IV, LLC, a Delaware limited liability company and a wholly owned subsidiary of Parent (“Merger Sub”), entered into that certain Agreement and Plan of Merger, dated as of the date hereof, (the “Merger Agreement”), pursuant to which it is contemplated that the Company will merge with and into Merger Sub, with Merger Sub being the surviving entity of the merger (the “Merger”); and
WHEREAS, in connection with the Merger and the other transactions contemplated by the Merger Agreement, the Parties desire, subject to the terms and conditions set forth herein, to terminate that certain Advisory Agreement, dated May 29, 2014, by and between Company and Advisor (the “Advisory Agreement”) effective as of the Closing.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending legally to be bound, hereby agree as follows:
1.
Termination of Advisory Agreement; Survival of Certain Provisions.

(a)
Termination.   Concurrent with and effective upon the Closing, pursuant to Section 4.02(i) of the Advisory Agreement, the Advisory Agreement shall automatically terminate (the “Termination”); provided, however, that the following provisions of the Advisory Agreement shall survive the Termination and shall continue to remain in full force and effect: (i) Section 3.01(a) (Base Management Fee), solely to the extent of any accrued Base Management Fees due to the Advisor as of the Closing and remaining unpaid following the Closing, as further described on Exhibit “A;” (ii) Section 3.02 (Expenses), solely to the extent of any unreimbursed expenses due to the Advisor as of the Closing and remaining unpaid following the Closing, as further described on Exhibit “A;” (iii) Section 4.03 (Payments to and Duties of Advisor upon Termination) (subject to the terms hereof); and (iv) Section 5.02 (Indemnification by Advisor). For the avoidance of doubt, no fees provided for in the Advisory Agreement (including, without limitation, under Sections 3.01 (a), (b), (c), (d), (e), and (f) of the Advisory Agreement) shall be payable to the Advisor following the Closing, except solely to the extent set forth in this Section 1(a) and on Exhibit “A.” For the further avoidance of doubt, Section 5.01 (Indemnification by Trust) of the Advisory Agreement shall not survive the Termination and shall not be binding upon any Person following the Termination.

(b)
Waiver of Notice and Consent Requirement.   Each of the Company and the Advisor hereby agree that this Agreement constitutes all required notice of, and consent to, termination of the Advisory Agreement pursuant to the terms of the Advisory Agreement,

(c)
Effectiveness; Termination.   The Parties acknowledge and agree that this Agreement is effective as of and conditional upon the Closing. If the Merger Agreement is terminated pursuant to the terms thereof prior to the Closing, this Agreement shall automatically be void and of no further force or effect and the Advisory Agreement shall continue in full force and effect.

2.
Representations and Warranties.   Each Party represents and warrants on its own behalf that:

(a)
the execution, delivery and performance by the Party of this Agreement is within its powers and has been duly authorized by all necessary action on its part;

A-A-9

(b)
this Agreement constitutes the legal, valid and binding agreement of the Party, enforceable against it in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors’ rights generally and subject to general principles of equity; and

(c)
The execution, delivery and performance by the Party of this Agreement does not and will not contravene or conflict with or constitute a violation of any provision of applicable law or any contract, agreement, indenture or other instrument binding on Party or any of its assets.

3.
Further Assurances.   The Parties shall cooperate with each other and shall execute and deliver, or cause to be delivered, all other instruments and shall take all other actions that any Party hereto may reasonably request from time to time in order to effectuate the provisions hereof.

4.
Entire Agreement; Amendment.

(a)
This Agreement (together with the Merger Agreement and the Advisory Agreement) represents the complete understanding between the Parties as to the subject matter hereof and is without any warranties or undertakings of any kind other than as expressly set forth herein, if any.

(b)
Any amendment or modification to this Agreement shall be effective only if in writing and signed by each Party. Each of the Parties agree that Parent shall be an express third-party beneficiary of this Agreement. The Parties further agree that, as of the date hereof, the Parties may not (i) amend, modify or waive any rights under the Advisory Agreement or (ii) subject to Section 1(c) of this Agreement, terminate, amend, modify or waive any rights under this Agreement, in each case, without Parent’s prior written consent.

5.
Successors and Assigns.   This Agreement may not be assigned (including by operation of law) without the prior written consent of the other Parties hereto. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.

6.
Governing Law.   This Agreement and all disputes, controversies or matters related to or arising out of this Agreement or the subject matter of this Agreement shall be governed by the laws of the State of Delaware, without regard to its conflict of laws rules.

7.
Severability.   Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, and, for purposes of such jurisdiction, such provision or portion thereof shall be struck from the remainder of this Agreement, which shall remain in full force and effect. This Agreement shall be reformed, construed and enforced in such jurisdiction so as to best give effect to the intent of the Parties under this Agreement.

8.
Waiver of Jury Trial.   EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (II) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER; (III) SUCH PARTY MAKES THE FOREGOING WAIVER VOLUNTARILY AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION.

9.
Headings.   All headings herein are inserted only for convenience and ease of reference and are not to be considered in the interpretation of any provision of this Agreement.

A-A-10

10.
Counterparts.   This Agreement may be executed and delivered by each Party in separate counterparts, each of which when so executed and delivered shall be deemed an original and all of which taken together shall constitute one and the same Agreement. This Agreement may be executed by facsimile, pdf scan, or other form of electronic signature.

Remainder of page intentionally left blank.

A-A-11

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives as of the date first set forth above.
COMPANY
United Development Funding IV
By:

Name:
Title:
ADVISOR
UMTH General Services, L.P.
By: UMT SERVICES, INC., its general partner
By:

Name:
Title:
[Signature Page to Termination Agreement]

A-A-12

EXHIBIT A
FEES AND EXPENSES
1.   Base Management Fees accrued and payable to Advisor pursuant to Section 3.01(a) of the Advisory Agreement for periods prior to the date of the Closing, prorated for the month in which the Closing occurs, including all days in such month up to, but not including, the date of Closing.
2.   Reimbursable expenses payable to Advisor pursuant to Section 3.02 of the Advisory Agreement for periods prior to the date of the Closing, prorated for the month in which the Closing occurs, including all days in such month up to, but not including, the date of Closing.

A-A-13

EXHIBIT B
COMPANY TAX REPRESENTATION LETTER
[See Attached]

A-A-14

Exhibit B to Merger Agreement
UNITED DEVELOPMENT FUND IV
TAX REPRESENTATION LETTER
[•], 2024
Alston & Bird LLP
950 F Street NW
Washington DC 20004
Gibson, Dunn & Crutcher LLP
1700 M. St NW
Washington, DC 20036
Ladies and Gentlemen:
In connection with the opinions (the “Opinions”) to be delivered by Alston & Bird LLP (“Alston & Bird”) and Gibson, Dunn & Crutcher LLP (“Gibson Dunn”) in connection with Sections 7.2(g) and 7.3(g) of that certain Agreement and Plan of Merger and Reorganization, dated as of November 29, 2024 (as amended or modified through the date hereof, the “Agreement”), by and among Ready Capital Corporation, a Maryland corporation (“Parent”), RC Merger Sub IV, LLC, a Delaware limited liability company and wholly owned subsidiary of Parent (“Merger Sub”), and United Development Funding IV, a Maryland corporation (the “Company”), pursuant to which the Company will merge with and into Merger Sub, with Merger Sub continuing as the surviving company (the “Surviving Company”), regarding certain U.S. federal income tax consequences of the Merger (as defined in the Agreement), you have requested certain representations from the Company. This letter is being provided to you in response to that request. All capitalized terms used but not defined herein shall have the meaning specified, either directly or by reference, in the Agreement. Except as otherwise provided, all “section” references are to the Internal Revenue Code of 1986, as amended (the “Code”), and all “Treasury Regulations section” references are to the Treasury Regulations promulgated under the Code.
Recognizing and acknowledging that Alston & Bird and Gibson Dunn will rely on the representations and statements set forth in this letter in delivering their respective Opinions, and that the Opinions will be based on an assumption that all of the representations and statements set forth herein are true, accurate, and complete in all respects without regard to any qualification for knowledge, belief, intent, or otherwise, the undersigned officer of the Company hereby represents and certifies, on behalf of the Company, that the statements and representations contained herein are true, correct and complete in all respects as of the date hereof, and will be true, correct and complete in all respects through the subsequent periods specified herein:
1.
The undersigned is authorized to make all of the representations set forth herein on behalf of the Company. The undersigned is familiar with the matters set forth herein and has made such investigations of factual matters as the undersigned has deemed reasonably necessary for the purpose of making the representations and statements herein.

2.
The information and facts relating to the Merger and all related transactions (including all representations, warranties, covenants and undertakings) set forth in the Agreement and the Contingent Value Rights Agreement, dated as of [•], 2024 by and among Parent, Computershare Inc. and its affiliate Computershare Trust Company N.A. (the “CVR Agreement,” together with the Agreement, the “Transaction Agreements”) and the registration statement of Parent on Form S-4, including the joint proxy statement/prospectus contained therein, originally filed with the Securities and Exchange Commission on [•], 2024 (Registration No. [•]) as amended from time to time through the date hereof, (the “Registration Statement”) insofar as such information relates to (i) the Company and (ii) the plans or intentions of the Company, are true, correct and complete in all material respects.

3.
The Transaction Agreements (including exhibits and schedules thereto), the Registration Statement and the other documents described in the Registration Statement represent the entire understanding of Parent, Merger Sub and the Company with respect to the Merger, and there are no other

A-A-15

written or oral agreements regarding the Merger other than those expressly referred to in the Transaction Agreements, the Registration Statement and the other documents described in the Registration Statement. The Merger will be consummated solely in compliance with (i) the Transaction Agreements, (ii) the [Maryland General Corporation Law] and (iii) the descriptions contained in the Registration Statement. The Company has no plan or intention to waive or modify, and has not waived or modified, any of the material terms or conditions in the Transaction Agreements. The Merger will be effected for the business reasons described in the Registration Statement.
4.
The Transaction Agreements, the transactions contemplated therein, and the Merger Consideration were arrived at as a result of arm’s length negotiations between the Board of Directors of Parent and the Board of Directors of the Company.

5.
The aggregate fair market value of the Parent Common Stock received at the Effective Time (excluding any Parent Common Stock exchanged, transferred, or otherwise disposed of in connection with a Specified Transaction) will be at least 40 percent of the fair market value of the sum of (i) the Merger Consideration and (ii) the Closing Dividend to be received by the holders of Company Common Shares.1

6.
The aggregate number of shares of Parent Common Stock received at the Effective Time (excluding any Parent Common Stock exchanged, transferred, or otherwise disposed of in connection with a Specified Transaction) will be at least 50 percent of the total number of Parent Common Stock to be received by the holders of Company Common Shares (a) at the Effective Time and (b) pursuant to the CVR Agreement.

7.
The fair market value of Parent Common Stock to be received by each holder of Company Common Stock pursuant to the Transaction Agreements will be approximately equal to the fair market value of Company Common Stock surrendered in the exchange, as determined by arm’s length negotiations between the management of the Company and the management of the Parent (acting on the recommendations of the Board of Directors of Parent).

8.
To the Company’s knowledge, neither Parent nor any Parent Related Person (i) has any plan, intention, or obligation to redeem, reacquire, or purchase after the Merger, directly or indirectly (including through partnerships or through third parties), any Parent Common Stock issued to former Company stockholders in the Merger or pursuant to the CVR Agreement, except for Open Market Purchases or (ii) has acquired, or will acquire, or will have at the time of the Merger any plan or intention to acquire, directly or indirectly, any Company Common Shares, other than pursuant to the Agreement.

9.
Except in connection with the Closing Dividend, none of the Company or any person related (within the meaning of Treasury Regulations section 1.368-1(e)(4)) to the Company (a “Company Related Person”) nor any person acting as an intermediary for the Company or a Company Related Person, in connection with or in contemplation of the Merger, or otherwise as part of a plan of which the Merger are a part, has participated, or will participate, in a purchase, redemption or other acquisition of, or in any distributions with respect to, any Company Common Shares or has paid or, will pay, any amount to, or on behalf of, any Company stockholder in connection with any sale, redemption or other disposition of any Company Common Shares or Parent Common Stock.

1
For purposes of this representation, “Specified Transaction” means any dividend, distribution, redemption, share buyback, share repurchase, or acquisition, directly or indirectly (whether through derivative transactions, such as equity swaps, that would have the economic effect of a transfer, or otherwise), by Parent or any person related (within the meaning of Treasury Regulations section 1.368-1(e)(4)) to Parent (a “Parent Related Person”) either (a) in connection with the Merger or (b) as part of a plan of which the Merger is a part; in each case, other than (i) any fractional Parent Shares deemed to be issued and redeemed for cash in the Merger and (ii) purchases on the open market as part of a program, which purchases and program satisfy the requirements of Revenue Ruling 99-58, 1999-2 C.B. 701 (“Open Market Purchases”).

A-A-16

10.
There is no understanding between Parent or any person related to Parent, on the one hand, and the Company, any person related to the Company or any of their respective stockholders, on the other hand, that any Company stockholder’s ownership of Parent stock issued in the Merger or pursuant to the CVR Agreement would be transitory.

11.
No holder of Company Common Shares will receive in exchange for Company Common Shares, directly or indirectly, any consideration from Parent other than the Merger Consideration pursuant to the Transaction Agreements and in connection with the Merger.

12.
Except as otherwise provided in the Agreement, Parent, Merger Sub, the Company and the stockholders of the Company will each pay their respective expenses, if any, incurred in connection with the Merger. None of the Company or, to the knowledge of Parent, the Parent or Merger Sub, will reimburse any holder of Company Common Shares for any obligation of such holder in connection with the Merger.

13.
There is no indebtedness existing between Parent or any of its subsidiaries (including Merger Sub), on the one hand, and the Company or any of its subsidiaries, on the other hand, that was issued, acquired, or will be settled at a discount.

14.
Prior to the Effective Time, to the Company’s knowledge, neither Parent nor any of its Subsidiaries will own any Company Common Shares or any rights to acquire any shares of Company Common Shares (other than the right to acquire Company Common Shares pursuant to the Agreement).

15.
The Company conducts a “historic business” for purposes of Treasury Regulations section 1.368-1(d). The Company has not sold, transferred or otherwise disposed of, and will not sell, transfer or otherwise dispose of, any of its assets in a manner that would prevent Parent (or a member of its “qualified group” as defined in Treasury Regulations section 1.368-1(d)(4)(ii)) from, following the Merger, continuing the “historic business” of the Company or using a “significant portion” of the Company’s “historic business assets” in a business, in each case as such terms are used in Treasury Regulations section 1.368-1(d).

16.
The Company is a real estate investment trust within the meaning of section 368(a)(2)(F).

17.
The Company is not or will not be at the time of the Merger under the jurisdiction of a court in a title 11 or similar case within the meaning of section 368(a)(3)(A).

18.
None of the compensation received (or to be received) by any stockholder-employee of the Company will be separate consideration for, or allocable to, any Company Common Shares held by such stockholder-employee; none of the Parent Common Stock received in the Merger or pursuant to the CVR Agreement by any stockholder-employees was (or will be) separate consideration for, or allocable to, any employment agreement; and the compensation paid (or to be paid) to any stockholder-employees of the Company was (or will be) for services actually rendered or to be rendered and was (or will be) commensurate with amounts paid to third parties bargaining at arm’s-length for similar services.

19.
The Company will not (and will cause its affiliates and subsidiaries, including, after the Merger, the Company, not to) take any position on any U.S. federal, state or local income or franchise tax return, or take any other tax reporting position, that is inconsistent with the treatment of the Merger qualifying as a “reorganization” within the meaning of section 368(a) and the Treasury Regulations promulgated thereunder, except to the extent required by a “determination” (as defined in section 1313(a)(1) or any comparable provision of applicable state or local income or franchise tax law). To the knowledge of the Company, there are no facts, circumstances or plans that, either alone or in combination, would reasonably be expected to prevent the Merger from qualifying as a “reorganization” within the meaning of section 368(a).

20.
To the Company’s knowledge, neither Parent nor any Parent Related Person owns, directly or indirectly, nor have they owned during the past five years, any stock of the Company.

21.
To the Company’s knowledge, neither the Company or any Company Related Person owns, directly or indirectly, nor have they owned during the past five years, any stock of the Parent.

A-A-17

The undersigned acknowledges that the Opinions will be (i) based on the accuracy of the facts, representations, and covenants set forth herein, all of which will be assumed to be true, correct and complete without regard to any qualification as to knowledge or belief, on the accuracy of the Form S-4 and on the accuracy of the facts, representations, and covenants and the satisfaction of the covenants and obligations contained in the Transaction Agreements and the other documents related thereto and (ii) subject to certain limitations and qualifications including that they may not be relied upon if any such facts, representations, or covenants are not accurate or if any such covenants or obligations are not satisfied.
The undersigned recognizes that the Opinions will not address any tax consequences of the Merger or any action taken in connection therewith except as expressly set forth in the Opinions.
The undersigned hereby undertakes to promptly and timely inform Alston & Bird and Gibson Dunn if the undersigned should have reason to believe that any of the facts, representations, or covenants herein become untrue, incorrect or incomplete.
[Remainder of page intentionally left blank]

A-A-18

Very truly yours,
United Development Fund IV
Name:
Title:
Signature:

A-A-19

EXHIBIT C
PARENT TAX REPRESENTATION LETTER
[See Attached]

A-A-20

Exhibit C to Merger Agreement
READY CAPITAL CORPORATION
TAX REPRESENTATION LETTER
[•], 2024
Alston & Bird LLP
950 F Street NW
Washington DC 20004
Gibson, Dunn & Crutcher LLP
1700 M. St NW
Washington, DC 20036
Ladies and Gentlemen:
In connection with the opinions (the “Opinions”) to be delivered by Alston & Bird LLP (“Alston & Bird”) and Gibson, Dunn & Crutcher LLP (“Gibson Dunn”) in connection with Sections 7.2(g) and 7.3(g) of that certain Agreement and Plan of Merger, dated as of November 29, 2024 (as amended or modified through the date hereof, the “Agreement”), by and among Ready Capital Corporation, a Maryland corporation (“Parent”), RC Merger Sub IV, LLC, a Delaware limited liability company and wholly owned subsidiary of Parent (“Merger Sub”), and United Development Funding IV, a Maryland corporation (the “Company”), pursuant to which the Company will merge with and into Merger Sub, with Merger Sub continuing as the surviving company (the “Surviving Company”), regarding certain U.S. federal income tax consequences of the Merger (as defined in the Agreement), you have requested certain representations from Parent and Merger Sub. This letter is being provided to you in response to that request. All capitalized terms used but not defined herein shall have the meaning specified, either directly or by reference, in the Agreement. Except as otherwise provided, all “section” references are to the Internal Revenue Code of 1986, as amended (the “Code”), and all “Treasury Regulations section” references are to the Treasury Regulations promulgated under the Code.
Recognizing and acknowledging that Alston & Bird and Gibson Dunn will rely on the representations and statements set forth in this letter in delivering their respective Opinions, and that the Opinions will be based on an assumption that all of the representations and statements set forth herein are true, accurate, and complete in all respects without regard to any qualification for knowledge, belief, intent, or otherwise, the undersigned officer of Parent hereby represents and certifies, on behalf of Parent and Merger Sub, that the statements and representations contained herein are true, correct and complete in all respects as of the date hereof, and will be true, correct and complete in all respects through the subsequent periods specified herein:
22.
The undersigned is authorized to make all of the representations set forth herein on behalf of Parent and Merger Sub. The undersigned is familiar with the matters set forth herein and has made such investigations of factual matters as the undersigned has deemed reasonably necessary for the purpose of making the representations and statements herein.

23.
The information and facts relating to the Merger and all related transactions (including all representations, warranties, covenants and undertakings) set forth in the Agreement and the Contingent Value Rights Agreement, dated as of [•], 2024 by and among Parent, Computershare Inc. and its affiliate Computershare Trust Company N.A. (the “CVR Agreement,” and together with the Agreement, the “Transaction Agreements”) and the registration statement of Parent on Form S-4, including the joint proxy statement/prospectus contained therein, originally filed with the Securities and Exchange Commission on [•], 2024 (Registration No. [•]) as amended from time to time through the date hereof, (the “Registration Statement”) insofar as such information relates to (i) Parent and Merger Sub and (ii) the plans or intentions of Parent and Merger Sub, are true, correct and complete in all material respects.

24.
The Transaction Agreements (including exhibits and schedules thereto), the Registration Statement and the other documents described in the Registration Statement represent the entire understanding of Parent, Merger Sub and the Company with respect to the Merger, and there are no other

A-A-21

written or oral agreements regarding the Merger other than those expressly referred to in the Transaction Agreements, the Registration Statement and the other documents described in the Registration Statement. The Merger will be consummated solely in compliance with (i) the Transaction Agreements, (ii) the [Maryland General Corporation Law] and (iii) the descriptions contained in the Registration Statement. Parent and Merger Sub have no plan or intention to waive or modify, and have not waived or modified, any of the material terms or conditions in the Transaction Agreements. The Merger will be effected for the business reasons described in the Registration Statement.
25.
The Transaction Agreements, the transactions contemplated therein, and the Merger Consideration were arrived at as a result of arm’s length negotiations between the Board of Directors of Parent and the Board of Directors of the Company.

26.
The aggregate fair market value of the Parent Common Stock received at the Effective Time (excluding any Parent Common Stock exchanged, transferred, or otherwise disposed of in connection with a Specified Transaction) will be at least 40 percent of the fair market value of the sum of (i) the Merger Consideration and (ii) the Closing Dividend to be received by the holders of Company Common Shares.1

27.
The aggregate number of shares of Parent Common Stock received at the Effective Time (excluding any Parent Common Stock exchanged, transferred, or otherwise disposed of in connection with a Specified Transaction) will be at least 50 percent of the total number of Parent Common Stock to be received by the holders of Company Common Shares (a) at the Effective Time and (b) pursuant to the CVR Agreement.

28.
The fair market value of Parent Common Stock to be received by each holder of Company Common Stock pursuant to the Transaction Agreements will be approximately equal to the fair market value of Company Common Stock surrendered in the exchange, as determined by arm’s length negotiations between the management of the Company and the management of the Parent (acting on the recommendations of the Board of Directors of Parent).

29.
Neither Parent nor any Parent Related Person (i) has any plan, intention, or obligation to redeem, reacquire, or purchase after the Merger, directly or indirectly (including through partnerships or through third parties), any Parent Common Stock issued to former Company stockholders in the Merger or pursuant to the CVR Agreement, except for Open Market Purchases or (ii) has acquired, or will acquire, or will have at the time of the Merger any plan or intention to acquire, directly or indirectly, any Company Common Shares, other than pursuant to the Agreement.

30.
Except in connection with the Closing Dividend, to the knowledge of Parent, none of the Company or any person related (within the meaning of Treasury Regulations section 1.368-1(e)(4)) to the Company (a “Company Related Person”) nor any person acting as an intermediary for the Company or a Company Related Person, in connection with or in contemplation of the Merger, or otherwise as part of a plan of which the Merger are a part, has participated, or will participate, in a purchase, redemption or other acquisition of, or in any distributions with respect to, any Company Common Shares or has paid or, will pay, any amount to, or on behalf of, any Company stockholder in connection with any sale, redemption or other disposition of any Company Common Shares or Parent Common Stock.

1
For purposes of this representation, “Specified Transaction” means any dividend, distribution, redemption, share buyback, share repurchase, or acquisition, directly or indirectly (whether through derivative transactions, such as equity swaps, that would have the economic effect of a transfer, or otherwise), by Parent or any person related (within the meaning of Treasury Regulations section 1.368-1(e)(4)) to Parent (a “Parent Related Person”) either (a) in connection with the Merger or (b) as part of a plan of which the Merger is a part; in each case, other than (i) any fractional Parent Shares deemed to be issued and redeemed for cash in the Merger and (ii) purchases on the open market as part of a program, which purchases and program satisfy the requirements of Revenue Ruling 99-58, 1999-2 C.B. 701 (“Open Market Purchases”).

A-A-22

31.
Any shares of Parent Common Stock which are purchased in the open market pursuant to Parent’s Share Repurchase Program will be purchased through a broker for the prevailing market price, and Parent will not know the identity of a seller of shares of Parent Common Stock, nor will the seller of shares of Parent Common Stock know that Parent is the buyer.

32.
There is no understanding between Parent or any person related to Parent, on the one hand, and the Company, any person related to the Company or any of their respective stockholders, on the other hand, that any Company stockholder’s ownership of Parent stock issued in the Merger or pursuant to the CVR Agreement would be transitory.

33.
In connection with the Merger, no dividends or distributions will be made to the former Company stockholders by Parent other than regular, normal dividends or distributions made to all Parent stockholders.

34.
No holder of Company Common Shares will receive in exchange for Company Common Shares, directly or indirectly, any consideration from Parent other than the Merger Consideration pursuant to the Transaction Agreements and in connection with the Merger.

35.
Parent has no plan or intention (i) to merge the Company with or into another corporation or entity (other than Parent or an entity that is disregarded as separate from Parent for U.S. federal income tax purposes); (ii) to sell, transfer or otherwise dispose of the membership interests of the Company; or (iii) to cause the Company to sell, distribute, transfer or otherwise dispose of any of its assets following the Merger (except for (a) dispositions of such assets made in the ordinary course of business and/or (b) transfers permitted by section 368(a)(2)(C) or Treasury Regulations section 1.368-2(k)).

36.
Except as otherwise provided in the Agreement, Parent, Merger Sub, the Company and the stockholders of the Company will each pay their respective expenses, if any, incurred in connection with the Merger. None of the Parent, Merger Sub or to the knowledge of Parent, the Company, will reimburse any holder of Company Common Shares for any obligation of such holder in connection with the Merger.

37.
There is no indebtedness existing between Parent or any of its subsidiaries (including Merger Sub), on the one hand, and the Company or any of its subsidiaries, on the other hand, that was issued, acquired, or will be settled at a discount.

38.
Prior to the Effective Time, neither Parent nor any of its Subsidiaries will own any Company Common Shares or any rights to acquire any shares of Company Common Shares (other than the right to acquire Company Common Shares pursuant to the Agreement).

39.
Following the Merger, Parent (or a member of its “qualified group” as defined in Treasury Regulations section 1.368-1(d)(4)(ii)) will continue the “historic business” of the Company or use a “significant portion” of the Company’s “historic business assets” in a business, in each case as such terms are used in Treasury Regulations section 1.368-1(d).

40.
Although Parent evaluates the performance of its business lines and synergies between existing and acquired business lines on an ongoing basis, Merger Sub has no current plan or intention to, and Parent has no current plan or intention to cause the Surviving Company to, sell, exchange, transfer or otherwise dispose of any of its assets as part of a plan with the Merger, except (i) for dispositions made in the ordinary course of business, (ii) for distributions to Parent, or (iii) for transfers described in Treasury Regulations Section 1.368- 2(k), in each case, following the Effective Time.

41.
Parent has no plan or intention to take any of the following actions following the Effective Time: (i) liquidate; (ii) merge with or into another corporation or entity; (iii) cause the Surviving Company to merge with or into any corporation or other entity (other than Parent or one of its Subsidiaries in a transaction that is described in Treasury Regulations Section 1.368-2(k) or is otherwise disregarded for U.S. federal income Tax purposes); or (iv) sell, exchange, transfer or otherwise dispose of any of the equity interests in the Surviving Company (other than to Parent or one of its

A-A-23

Subsidiaries in a transaction that is described in Treasury Regulations Section 1.368-2(k) or is otherwise disregarded for U.S. federal income Tax purposes).
42.
Parent is a real estate investment trust within the meaning of section 368(a)(2)(F).

43.
Parent is not or will not be at the time of the Merger under the jurisdiction of a court in a title 11 or similar case within the meaning of section 368(a)(3)(A).

44.
To the knowledge of Parent, none of the compensation received (or to be received) by any stockholder-employee of the Company will be separate consideration for, or allocable to, any Company Common Shares held by such stockholder-employee; none of the Parent Common Stock received in the Merger or pursuant to the CVR Agreement by any stockholder-employees was (or will be) separate consideration for, or allocable to, any employment agreement; and the compensation paid (or to be paid) to any stockholder-employees of the Company was (or will be) for services actually rendered or to be rendered and was (or will be) commensurate with amounts paid to third parties bargaining at arm’s-length for similar services.

45.
Merger Sub is, at all times since its formation has been, and at all times through and including the Effective Time will be, disregarded as separate from Parent for U.S. federal income tax purposes.

46.
Parent will comply with all reporting and record-keeping requirements applicable to the Merger which are prescribed by the Code, by Treasury Regulations thereunder, or by forms, instructions, or other publications of the Internal Revenue Service, including the record-keeping and information filing requirements prescribed by Treasury Regulations Section 1.368-3.

47.
Parent will not (and will cause its affiliates and subsidiaries, including, after the Merger, the Company, not to) take any position on any U.S. federal, state or local income or franchise tax return, or take any other tax reporting position, that is inconsistent with the treatment of the Merger qualifying as a “reorganization” within the meaning of section 368(a) and the Treasury Regulations promulgated thereunder, except to the extent required by a “determination” (as defined in section 1313(a)(1) or any comparable provision of applicable state or local income or franchise tax law). To the knowledge of Parent, there are no facts, circumstances or plans that, either alone or in combination, would reasonably be expected to prevent the Merger from qualifying as a “reorganization” within the meaning of section 368(a).

48.
To Parent’s knowledge, neither Parent nor any Parent Related Person owns, directly or indirectly, nor have they owned during the past five years, any stock of the Company.

49.
To Parent’s knowledge, neither the Company or any Company Related Person owns, directly or indirectly, nor have they owned during the past five years, any stock of the Parent.

The undersigned acknowledges that the Opinions will be (i) based on the accuracy of the facts, representations, and covenants set forth herein, all of which will be assumed to be true, correct and complete without regard to any qualification as to knowledge or belief, on the accuracy of the Form S-4 and on the accuracy of the facts, representations, and covenants and the satisfaction of the covenants and obligations contained in the Transaction Agreements and the other documents related thereto and (ii) subject to certain limitations and qualifications including that they may not be relied upon if any such facts, representations, or covenants are not accurate or if any such covenants or obligations are not satisfied.
The undersigned recognizes that the Opinions will not address any tax consequences of the Merger or any action taken in connection therewith except as expressly set forth in the Opinions.
The undersigned hereby undertakes to promptly and timely inform Alston & Bird and Gibson Dunn if the undersigned should have reason to believe that any of the facts, representations, or covenants herein become untrue, incorrect or incomplete.
[Remainder of page intentionally left blank]

A-A-24

Very truly yours,
Ready Capital Corporation
Name:
Title:
Signature:

A-A-25

EXHIBIT D
FORM OF CONTINGENT VALUE RIGHTS AGREEMENT
[See Attached]

A-A-26

Exhibit D to Merger Agreement
CONTINGENT VALUE RIGHTS AGREEMENT
THIS CONTINGENT VALUE RIGHTS AGREEMENT, dated as of [•] (this “Agreement”), is entered into by and among Ready Capital Corporation, a Maryland corporation (“Parent”) and Computershare Inc., a Delaware corporation (“Computershare”) and its affiliate Computershare Trust Company, N.A., a federally chartered trust company (together with Computershare, the “Rights Agent”).
RECITALS
WHEREAS, Parent is a Maryland corporation operating as a real estate investment trust within the meaning, and under the provisions, of Sections 856 through 860 of the Code for U.S. federal income tax purposes;
WHEREAS, Parent, RC Merger Sub IV, LLC, a Delaware limited liability company and a wholly owned Subsidiary of Parent (“Merger Sub”), and United Development Fund IV, a Maryland real estate investment trust (“UDF”), entered into an Agreement and Plan of Merger, dated as of November 29, 2024 (as it may be amended or supplemented from time to time pursuant to the terms thereof, the “Merger Agreement”);
WHEREAS, pursuant to, and subject to the terms and conditions of, the Merger Agreement, the parties intended that Parent acquire UDF by means of the merger of UDF with and into Merger Sub, pursuant to which the holders of UDF’s common shares of beneficial interest will be entitled to receive Merger Consideration (as defined in the Merger Agreement) that includes CVRs (as defined herein);
WHEREAS, the parties intend, for U.S. federal income tax purposes, that this Agreement, together with the Merger Agreement, be, and is hereby adopted as, part of a “plan of reorganization” for purposes of Sections 354, 361 and 368 of the Code and Treasury Regulations Section 1.368-2(g); and
WHEREAS, the parties intend to set forth the manner and basis upon which Holders (as defined herein) will hold, and potentially become entitled to receive payments in respect of, CVRs.
NOW, THEREFORE, in consideration of the foregoing and the consummation of the transactions referred to above, Parent and the Rights Agent agree, for the equal and proportionate benefit of all Holders, as follows:
1.   DEFINITIONS
1.1   Definitions.   Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Merger Agreement. As used in this Agreement, the following terms shall have the following meanings:
“Acquiror” has the meaning set forth in Section 6.3.
“Acting Holder Dispute Notice” has the meaning set forth in Section 2.4(b).
“Acting Holders” means, at the time of determination, Holders of at least 30% of the outstanding CVRs as set forth on the CVR Register.
“Advance” means, in respect of any Covered Loan, any disbursement of funds made by (or on behalf of) UDF or any of its Subsidiaries (prior to the date hereof) or Parent or any of its Subsidiaries (on or after the date hereof) (it being understood that any interest or fees on a Covered Loan that have been capitalized and treated as principal of such Covered Loan after the date hereof will not be considered to have been such a disbursement of funds) in accordance with the loan agreement or other instrument governing such Covered Loan (as such may be amended from time to time).
“Advisor Litigation Matter” has the meaning set forth on Schedule A hereto.
“Affiliate” of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control”

A-A-27

(including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.
“Aggregate CVR Consideration” means, with respect to any CVR Accrual Period, an amount (expressed in Dollars) equal to the product of (i) 60% and (ii) the Net Distributable Proceeds, if any, for such CVR Accrual Period. Under no circumstances can the Aggregate CVR Consideration for any CVR Accrual Period be less than zero.
“Assignee” has the meaning set forth in Section 6.3.
“Business Day” means any day except Saturday, Sunday or any other day on which commercial banks located in New York are authorized or required by Law to be closed for business.
“Catch-Up Dividend Amount” has the meaning set forth in Section 2.5(b).
“Code” means the Internal Revenue Code of 1986, as amended, including the rules and regulations thereunder.
“Collateral Pledge” has the meaning set forth in Section 2.8(a).
“Covered Loan” means a Company Loan that is listed and more particularly described in Exhibit A hereto.
“Covered Portfolio” means the portfolio of Covered Loans.
“CVR” or “CVRs” means the contingent rights of the Holders to receive, with respect to any CVR Accrual Period, shares of Parent Common Stock (and cash in lieu of any fractional shares of Parent Common Stock and, if so elected by Parent, cash equal to any Catch-Up Dividend Amount) pursuant to this Agreement.
“CVR Accrual Period” means each of (i) the period beginning on October 1, 2024, and ending on December 31, 2025 (the “Initial CVR Accrual Period”) and (ii) the three years ending December 31 subsequent to the Initial CVR Accrual Period.
“CVR Consideration” means, with respect to each CVR Accrual Period, the Per CVR Consideration payable to Holders in respect of such CVR Accrual Period.
“CVR Notice” has the meaning set forth in Section 2.4(b).
“CVR Register” has the meaning set forth in Section 2.3(b).
“Designation Notice” has the meaning set forth in Section 2.4(b).
“Dispute Notice” has the meaning set forth in Section 2.4(b).
“Dollars” or “US$” means dollars in lawful currency of the United States of America.
“DTC” means The Depository Trust Company or any successor thereto.
“Equity Award CVR” means a CVR issued to a Holder in respect of a Company Equity Award pursuant to Section 3.2 of the Merger Agreement.
“Event of Default” has the meaning set forth in Section 5.1.
“Funds” has the meaning set forth in Section 3.2(q).
“Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of Law), or any arbitrator, court or tribunal of competent jurisdiction.

A-A-28

“Holder” means any Person in whose name a CVR is registered in the CVR Register at the applicable time.
“ICC” has the meaning set forth in Section 6.6.
“Issuance Date” means the date that is the later of (i) twenty five (25) Business Days following the date of a CVR Notice or (ii) if a Dispute Notice is delivered on a timely basis in respect of such CVR Notice, ten (10) Business Days following the date on which all disputed items in such Dispute Notice are finally resolved pursuant to Section 6.6.
“Legal Costs” has the meaning set forth on Schedule A hereto.
“Listed Matter” has the meaning set forth on Schedule A hereto.
“Litigation Adjustments” has the meaning set forth on Schedule A hereto.
“Loss” has the meaning set forth in Section 3.2(h).
“Net Distributable Proceeds” means, in respect of any CVR Accrual Period, an amount equal to the sum of (i) all Proceeds received during such CVR Accrual Period minus (ii) the amount of any Parent Priority Proceeds for such CVR Accrual Period minus (iii) the amount of any Litigation Adjustments for such CVR Accrual Period; provided that any Litigation Adjustments in a CVR Accrual Period that would result in a negative Net Distributable Proceeds amount for such CVR Accrual Period shall be excluded for purposes of such CVR Accrual Period and such excess amounts shall instead be treated as, and shall increase the amount of, Litigation Adjustments for the immediately following CVR Accrual Period.
“Officer’s Certificate” means a certificate signed by the chief executive officer, president, chief financial officer, any vice president, the controller, the treasurer or the secretary, in each case of Parent, in his or her capacity as such an officer, and delivered to the Rights Agent.
“Parent Common Stock” means the common stock of Parent, par value $0.0001 per share.
“Parent Dispute Notice” has the meaning set forth in Section 2.4(b).
“Parent Party” means each of Parent and its Subsidiaries (including, following the date hereof, the Surviving Company and its Subsidiaries).
“Parent Priority Proceeds” means, in respect of any CVR Accrual Period, an amount equal to the lesser of (i) all Proceeds received during such CVR Accrual Period and (ii) the Parent Priority Recovery Amount as of the first day of such CVR Accrual Period.
“Parent Priority Recovery Amount” means, in respect of any CVR Accrual Period, the greater of (i) the sum of $ 13,291,655.72 plus the amount of any Advances on Covered Loans after September 30, 2024 minus the cumulative amount of any Parent Priority Proceeds received in the period between September 30, 2024 and the end of such CVR Accrual Period and (ii) zero.
“Parent Share Value” means, for any Issuance Date, the most recent publicly reported tangible book value per share of Parent Common Stock immediately preceding such Issuance Date.
“Per CVR Consideration” has the meaning set forth in Section 2.4(a).
“Per CVR Consideration Amount” means, for any CVR Accrual Period, an amount (expressed in Dollars) equal to the quotient (rounded to the nearest one ten-thousandth) obtained by dividing (i) the Aggregate CVR Consideration for such CVR Accrual Period by (ii) the initial number of CVRs.
“Permitted Transfer” means a transfer of CVRs (a) upon death of a Holder by will or intestacy; (b) by instrument to an inter vivos or testamentary trust in which the CVRs are to be passed to beneficiaries upon the death of the settlor; (c) pursuant to a court order; (d) by operation of law (including by consolidation or merger) or without consideration in connection with the dissolution, liquidation or termination of any corporation, limited liability company, partnership or other entity; (e) in the case of CVRs held in book-entry or other similar nominee form, from a nominee to a beneficial owner (through an intermediary if applicable) or from a nominee to another nominee for the same beneficial owner, to the extent allowable by

A-A-29

DTC; (f) a transfer from a participant’s account in a tax-qualified employee benefit plan to the participant or to such participant’s account in a different tax-qualified employee benefit plan or to a tax-qualified individual retirement account for the benefit of such participant; (g) to Parent or its Affiliates for any or no consideration; or (h) as provided in Section 2.6.
“Person” or “person” means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association, or other entity.
“Proceeds” means, in respect of any CVR Accrual Period, an amount (expressed in Dollars) equal to the sum, without duplication, of (i) all cash proceeds received by the UDF or its Subsidiaries or a Parent Party during such CVR Accrual Period in respect of any Covered Loan (whether designated as principal, interest or fees, and whether received from the borrower thereunder or any other Person, including upon the disposal (whether by sale, transfer, assignment, participation or otherwise) thereof, but excluding any amounts received by a Parent Party with respect to borrower deposits that are not freely usable by Parent Party), less (ii) any third-party out-of-pocket expenses reasonably incurred by any Parent Party in connection therewith (but excluding any fees or expenses payable by any Parent Party related to management or similar advisory services provided to the Parent Parties).
“Rights Agent” means the Rights Agent named in the first paragraph of this Agreement, until a successor Rights Agent becomes such pursuant to the applicable provisions of this Agreement, and thereafter “Rights Agent” shall mean such successor Rights Agent.
“Rules” has the meaning set forth in Section 6.6.
“Subsidiary” means any corporation, partnership, trust, limited liability company or other non-corporate business enterprise in which the applicable Person holds, directly or indirectly, stock or other equity ownership interests representing more than 50% of the voting power of all outstanding stock or equity ownership interests of such entity.
“Tax” or “Taxes” means any and all U.S. federal, state, local and non-U.S. taxes, assessments, levies, duties, tariffs, imposts and other similar charges and fees imposed by any Governmental Authority, including income, franchise, windfall or other profits, gross receipts, property, sales, use, net worth, capital stock, payroll, employment, social security, workers’ compensation, unemployment compensation, excise, withholding, ad valorem, stamp, transfer, value-added, occupation, environmental, disability, real property, personal property, registration, alternative or add-on minimum or estimated tax, or unclaimed property (regardless of whether denominated under applicable Law), including any interest, penalty, additions to tax or additional amounts imposed with respect thereto, whether disputed or not.
1.2   Rules of Construction.   For purposes of this Agreement, the parties hereto agree that: (a) whenever the context requires, the singular number shall include the plural, and vice versa; (b) the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders; (c) the word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and does not simply mean “if”; (d) the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation;” (e) the meaning assigned to each capitalized term defined and used in this Agreement is equally applicable to both the singular and the plural forms of such term, and words denoting any gender include all genders; (f) where a word or phrase is defined in this Agreement, each of its other grammatical forms has a corresponding meaning unless the context otherwise requires; (g) a reference to any specific Law or to any provision of any Law includes any amendment to, and any modification, re-enactment or successor thereof, any legislative provision substituted therefor and all rules, regulations and statutory instruments issued thereunder or pursuant thereto; (h) references to any agreement or Contract are to that agreement or Contract as amended, modified or supplemented; (i) they have been represented by legal counsel during the negotiation and execution and delivery of this Agreement and therefore waive the application of any Law, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document; and (j) the word “or” shall not be exclusive (i.e., “or” shall be deemed to mean “and/or”) unless the subjects of the conjunction are mutually exclusive.

A-A-30

The headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.
2.   CONTINGENT VALUE RIGHTS
2.1   CVRs.   The CVRs represent the contingent rights of Holders to receive CVR Consideration, in each case pursuant to, on the terms provided in, and in accordance with, this Agreement.
2.2   Initial Holders; CVRs Non-Transferable.
(a)   The initial Holders shall be determined pursuant to the terms of the Merger Agreement. Parent shall furnish or cause to be furnished to the Rights Agent in such form as Parent receives from UDF’s transfer agent (or other agent performing similar services for UDF), the names and addresses of the initial Holders within thirty (30) Business Days of the Effective Time. The CVR Register initially will show one CVR position for Cede & Co representing all CVRs issued in respect of the Company Common Shares held by DTC on behalf of the street holders of the Company Common Shares as of immediately prior to the Effective Time. The Rights Agent will have no responsibility whatsoever directly to the street holders or DTC participants with respect to transfers of CVRs unless and until such CVRs are transferred into the name of such street holders or DTC participants in accordance with Section 2.3 of this Agreement. With respect to any payments of CVR Consideration to be made under Section 2.4 below or any other provision of this Agreement, the Rights Agent will accomplish the distribution of such CVR Consideration to any street holders of CVRs by making a single distribution to DTC. The Rights Agent will have no responsibilities whatsoever with regards to distribution of CVR Consideration by DTC to such street holders or DTC participants. In the case of Equity Award CVRs, such CVRs shall initially be registered in the name and address of the holder thereof as set forth in the records of UDF at the Effective Time and in a denomination determined pursuant to the terms of the Merger Agreement and the terms of such Company Equity Award.
(b)   The CVRs may not be sold, assigned, transferred, pledged, encumbered or in any other manner transferred or disposed of, in whole or in part, other than through a Permitted Transfer. Any such sale, assignment, transfer, pledge, encumbrance or disposal that is not a Permitted Transfer shall be void ab initio and of no effect.
2.3   Registration; Registration of Transfer; Change of Address.
(a)   The CVRs shall be recorded on the CVR Register in book-entry form. No Holder shall be entitled to any certificates evidencing any CVRs.
(b)   Subject to the receipt by the Rights Agent of the information described in Section 2.2(a), the Rights Agent shall keep a register (the “CVR Register”) for the purpose of (i) identifying the Holders of CVRs and (ii) registering CVRs and Permitted Transfers thereof.
(c)   Subject to the restrictions on transferability set forth in Section 2.2, every request made to transfer a CVR must be in writing and accompanied by a written instrument of transfer and other documentation reasonably requested by the Rights Agent in form reasonably satisfactory to the Rights Agent pursuant to its guidelines, which may include, if applicable, a guaranty of signature by an “eligible guarantor institution” that is a member or participant in the Securities Transfer Agents Medallion Program (a “Medallion Guarantee”), duly executed by the Holder thereof, the Holder’s attorney duly authorized in writing, the Holder’s personal representative or the Holder’s survivor, as applicable, and setting forth in reasonable detail the circumstances relating to the transfer. Upon receipt of such written notice, the Rights Agent shall, subject to its reasonable determination that the transfer instrument is in proper form, notify Parent that it has received such written notice. Upon receipt of such notice from the Rights Agent, Parent shall determine whether the transfer otherwise complies with the other terms and conditions of this Agreement (including the provisions of Section 2.2), and if the Parent so reasonably determines that it does so comply, Parent shall instruct the Rights Agent in writing to register the transfer of the CVRs in the CVR Register and notify Parent of the same. No service charge shall be made for any registration of transfer of a CVR, but Parent and the Rights Agent may require payment of a sum sufficient to cover any stamp or other Tax or charge that is imposed in

A-A-31

connection with any such registration of transfer. The Rights Agent shall have no duty or obligation to take any action under any section of this Agreement that requires the payment by a Holder of a CVR of applicable Taxes or charges unless and until the Rights Agent is reasonably satisfied that all such Taxes or charges have been paid. All duly transferred CVRs registered in the CVR Register shall be the valid obligations of Parent, and shall entitle the transferee to the same benefits and rights under this Agreement as those held immediately prior to the transfer by the transferor. No transfer of a CVR shall be valid unless and until registered in the CVR Register in accordance with this Agreement.
(d)   A Holder may make a written request to the Rights Agent to change such Holder’s address of record in the CVR Register. The written request must be duly executed by the Holder. Upon receipt of such written request, the Rights Agent is hereby authorized to, and shall promptly, record the change of address in the CVR Register.
2.4   CVR Consideration.
(a)   If the Aggregate Consideration Amount for a CVR Accrual Period is greater than zero, then, on the Issuance Date for such CVR Accrual Period, Parent will issue and deliver to the Holders, in respect of each outstanding CVR, a number of shares of Parent Common Stock equal to the quotient (rounded to the nearest one ten-thousandth) equal to (i) the Per CVR Consideration Amount divided by (ii) the Parent Share Value (together with any additional shares of Parent Common Stock or cash to be paid pursuant to Section 2.5(b) and any cash being paid in lieu of a fractional share, the “Per CVR Consideration”). No fractional shares of Parent Common Stock shall be issued in respect of any CVRs, and any Holder that is entitled to receive a fraction of a share of Parent Common Stock (taking into account all CVRs held by such Holder) shall instead receive cash with respect to any fractional share of Parent Common Stock in an amount equal to the product of (x) such fractional part of a share of Parent Common Stock multiplied by (y) the average of the volume weighted average prices of one share of Parent Common Stock for the five (5) consecutive trading days immediately prior to the Issuance Date. For the avoidance of doubt, if the Aggregate Consideration Amount for any CVR Accrual Period is less than or equal to $0, then Parent shall have no obligation to issue or deliver any CVR Consideration in respect of such CVR Accrual Period.
(b)   Not later than twenty (20) Business Days following the end of each CVR Accrual Period, Parent shall deliver to the Rights Agent a written notice (the “CVR Notice”) setting forth a computation of the Aggregate CVR Consideration and, if the Aggregate CVR Consideration is greater than $0, computations of the Per CVR Consideration Amount and the Per CVR Consideration, in substantially the form attached hereto as Exhibit B, together with an Officer’s Certificate certifying such computations. The Rights Agent shall promptly, and in any event within five (5) Business Days of receipt of a CVR Notice, send each Holder at its registered address a copy of such CVR Notice.
(c)   Within thirty (30) Business Days of the delivery of the CVR Notice, the Acting Holders may deliver to Parent (with a copy to the Rights Agent) a written notice (a “Dispute Notice”) stating that the Acting Holders dispute the accuracy of the CVR Notice, setting forth the basis for such dispute and, in reasonable detail, those items and amounts as to which the Acting Holders disagree, and the Acting Holders shall be deemed to have agreed with all other items and amounts contained in the CVR Notice. Within five (5) days after receipt of a Dispute Notice, (i) Parent and the Acting Holders shall jointly designate a nationally recognized independent valuation expert to make a binding determination only as to the matters in dispute as specified in the Dispute Notice and if such parties fail to make a designation, jointly by an independent valuation expert selected by Parent and an independent valuation expert selected by the Acting Holder (the “Valuation Expert”) and (ii) Parent shall give written notice of such designation to the Rights Agent. The Valuation Expert will, under the terms of its engagement, as an expert and not an arbitrator, be required to render its written decision with respect to such disputed items and amounts within twenty (20) Business Days from the date of such appointment. The Valuation Expert shall deliver to Parent, the Acting Holders and the Rights Agent a written report setting forth its adjustments, if any, to the CVR Notice based on the Valuation Expert’s determination, solely with respect to the disputed items and amounts in accordance with this Agreement, and such report shall include the calculations supporting such adjustments; provided, that for each item set forth in the Dispute Notice, the Valuation Expert shall assign a value for each such item no greater than the higher amount, and no less than the lower amount, calculated or set forth in the CVR Notice or the

A-A-32

Dispute Notice with respect to such item, as the case may be. The Valuation Expert shall have no power to amend or supplement the terms of this Agreement or the Merger Agreement or act ex aequo et bono. The Valuation Expert’s report shall be final, conclusive, and binding on the parties hereto and the Holders, shall not be subject to further review by any court, and no party or Holder nor any of their respective Affiliates or Representatives may seek recourse to any courts, other tribunals or otherwise, other than to enforce the determination of the Valuation Expert. The fees and expenses of the Valuation Expert for purposes of this Section 2.4(b) shall be borne solely by Parent.
(d)   In the event that the Acting Holders do not deliver a Dispute Notice to Parent during such twenty (20) Business Day period, the Holders shall be deemed to have accepted the accuracy of the CVR Notice, and the calculations of the CVR Consideration (if any) set forth therein shall be final, conclusive and binding upon the parties and the Holders.
(e)   On the Issuance Date, Parent shall deliver to the Rights Agent the CVR Consideration (other than CVR Consideration payable in respect of Company Equity Awards), along with any letters of instruction reasonably required by the Rights Agent. The Rights Agent shall promptly, and in any event within ten (10) Business Days of receipt of the CVR Consideration, subsequently deliver the CVR Consideration to the applicable Holders at their respective registered addresses in accordance with this Agreement. Notwithstanding the foregoing, with respect to any CVR Consideration that is payable in respect of Equity Award CVRs, Parent shall, as soon as reasonably practicable following the payment date applicable under this Section 2.4(e) (but in any event no later than March 15 of the calendar year following the calendar year in which the applicable CVR Accrual Period concluded), or shall cause an Affiliate thereof (including the Surviving Company) to, pay such amount, through Parent’s or such Affiliate’s payroll system, or, if applicable, issue the number of shares of Parent Common Stock for distribution by the Rights Agent, in either case, as described in this Section 2.4, to the applicable holders of Equity Award CVRs.
(f)   Each of Parent and the Rights Agent shall be entitled to deduct or withhold, or cause to be deducted or withheld, from any payments made pursuant to this Agreement such amounts as are required to be deducted or withheld therefrom under the Code, the U.S. Treasury Regulations thereunder, or any other applicable Tax law, as may be reasonably determined by Parent (or the Surviving Company or an applicable successor in the case of payments in respect of Equity Award CVRs) or the Rights Agent, as applicable. Prior to making any Tax withholdings or causing any Tax withholdings to be made with respect to any Holder (other than amounts due to Holders in respect of Equity Award CVRs), the Rights Agent shall (if directed by the Parent) use commercially reasonable efforts to solicit from such Holder an IRS Form W-9 or other applicable Tax form in order to provide a reasonable opportunity for the Holder to provide such Tax forms to avoid or reduce such withholding amounts, and delivery of CVR Consideration to such Holder may be reasonably delayed in order to gather such necessary Tax forms. The Rights Agent shall, if timely instructed by the Parent, promptly and timely remit, or cause to be remitted, any amounts it withholds in respect of Taxes to the appropriate Governmental Authority. To the extent any amounts are deducted or withheld and properly and timely remitted to the appropriate Governmental Authority, such amounts shall be treated for all purposes under this Agreement and the Merger Agreement as having been paid to the Holder to whom such amounts would otherwise have been paid, and, to the extent required by applicable Law, Parent shall deliver (or shall cause the Rights Agent to deliver) to the Holder to whom such amounts would otherwise have been paid an Internal Revenue Service Form 1099, an Internal Revenue Service Form W-2 or other reasonably acceptable evidence of such withholding. In the event any such deduction and withholding are required to be made in respect of any Parent Common Stock includible in any CVR Consideration to be received by any Holder in respect of Equity Award CVRs, Parent (or the Surviving Company or an applicable successor) may satisfy such deduction and withholding by reducing the number of shares of Parent Common Stock to which such Holder otherwise would be entitled under this Agreement by a number of shares equal to (x) the dollar amount of such deduction and withholding divided by (y) the Parent Share Value. To the extent any amounts are so deducted and withheld in accordance with the previous sentence, such amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of whom such deduction and withholding was made, and Parent shall use commercially reasonable efforts to, or shall use commercially reasonable efforts to cause the Rights Agent to, take all commercially reasonable actions that may be necessary to ensure that any amounts so withheld in

A-A-33

respect of Taxes are timely remitted to the appropriate Governmental Entity. All amounts paid in respect of each Equity Award CVR under this Agreement shall be treated for all U.S. federal and applicable state and local income Tax purposes as wages in the year in which the applicable payment is made (and not upon the receipt of such Equity Award CVR). With respect to any such Tax withholdings on payments of such Equity Award CVRs, any such withholding shall be made, or caused to be made, by Parent through Parent’s, the Surviving Company’s or its applicable Affiliate’s payroll system.
(g)   If any CVR Consideration delivered to the Rights Agent for payment to Holders remains undistributed to any Holders on the date that is six (6) months after the Issuance Date, Parent shall be entitled to require the Rights Agent to deliver to Parent or its designee any CVR Consideration which had been made available to the Rights Agent and not disbursed to the Holders (including, all interest and other income received by the Rights Agent in respect of all funds made available to it), and, thereafter, such Holders shall be entitled to payment from Parent (subject to abandoned property, escheat and other similar Law and Section 2.4(f)) as general creditors thereof with respect to the CVR Consideration that may be payable.
(h)   Neither Parent, the Rights Agent nor any of their Affiliates shall be liable to any Holder for any CVR Consideration delivered to a public official pursuant to any abandoned property, escheat or other similar Law. If, despite Parent’s and/or the Rights Agent’s commercially reasonable efforts to deliver any CVR Consideration to the applicable Holder, such CVR Consideration has not been paid prior to two (2) years after the Issuance Date (or immediately prior to such earlier date on which such CVR Consideration would otherwise escheat to or become the property of any Governmental Authority), such CVR Consideration will, to the extent permitted by applicable Law, become the property of Parent, free and clear of all claims or interest of any Person previously entitled thereto. In addition to and not in limitation of any other indemnity obligation herein, Parent agrees to indemnify and hold harmless the Rights Agent with respect to any liability, penalty, cost or expense the Rights Agent may incur or be subject to in connection with transferring such property to Parent or a public office.
(i)   The parties intend to treat the CVR Consideration for all U.S. federal and applicable state and local income Tax purposes as additional Merger Consideration paid at the Effective Time pursuant to the Merger Agreement and pursuant to a “plan of reorganization” for purposes of Sections 354, 361 and 368 of the Code and Treasury Regulations Section 1.368-2(g).
(j)   The parties intend that each Equity Award CVR is exempt from or in compliance with Section 409A of the Code, and this Agreement shall be interpreted and administered in accordance therewith. None of the parties to this Agreement nor any of their employees, directors or representatives shall have any liability to a Holder or transferee or other Person in respect of Section 409A of the Code. Each payment of CVR Consideration is intended to constitute a separate payment for purposes of Treasury Regulation Section 1.409A-2(b)(2). The parties hereby acknowledge and agree that any CVR Consideration paid out beyond the fifth (5th) anniversary of the Closing Date shall be paid only if such CVR Consideration is subject to a substantial risk of forfeiture under Section 409A of the Code and shall constitute “short-term deferrals” within the meaning of Treasury Regulations Section  1.409A-1(b)(4).
(k)   The CVR Consideration shall be equitably adjusted to reflect the effect of any stock split, reverse stock split, stock dividend (including any dividend or other distribution of securities convertible into Parent Common Stock, as applicable), subdivision, reorganization, reclassification, recapitalization, combination, exchange of equity interests or other like change with respect to the number of shares of Parent Common Stock outstanding after delivery of the CVR Notice and prior to the relevant Issuance Date.
2.5   No Voting, Dividends or Interest; No Equity or Ownership Interest.
(a)   The CVRs shall not represent any equity or ownership interest in Parent or in the Surviving Company or any other constituent company in the Merger or any of their respective Subsidiaries or Affiliates. The CVRs shall not have any voting, dividend or distribution rights, and interest shall not accrue on any amounts payable on or in respect of the CVRs to any Holder.

A-A-34

(b)   Notwithstanding the provisions of Section 2.5(a), as a component of the CVR Consideration to which such Holder is entitled to receive, a Holder shall be entitled to receive, without interest, (i) an amount in cash equal to the amount of any dividends or other distributions paid with respect to the shares of Parent Common Stock represented by the number of whole shares of Parent Common Stock received by such Holder in respect of such Holder’s Per CVR Consideration Amount and having a record date on or after the Effective Time and a payment date prior to the relevant Issuance Date (the “Catch-up Dividend Amount”) or (ii) at Parent’s sole election (which election shall be made separately for each CVR Accrual Period), (x) a number of shares of Parent Common Stock equal to the quotient (rounded to the nearest one ten-thousandth) obtained by dividing (A) the Catch-Up Dividend Amount by (B) the Parent Share Value (with cash being paid in lieu of any fractional shares of Parent Common Stock in an amount equal to the product of (I) such fractional part of a share of Parent Common Stock multiplied by (II) the average of the volume weighted average prices of one share of Parent Common Stock for the five (5) consecutive trading days immediately prior to the Issuance Date) and (y) at the appropriate payment date or as promptly as practicable thereafter, the amount of any dividends or other distributions payable with respect to such shares of Parent Common Stock and having a record date prior to the Issuance Date and a payment date on or after the relevant Issuance Date.
2.6   Ability to Abandon CVR.   A Holder may at any time, at such Holder’s option, abandon any or all of such Holder’s remaining rights in a CVR by transferring such CVR to Parent or any of its Affiliates without consideration therefor. Nothing in this Agreement shall prohibit Parent or any of its Affiliates from offering to acquire or acquiring any CVRs for consideration from the Holders, in private transactions or otherwise, in their sole discretion. Parent shall promptly notify Rights Agent of any CVRs acquired by Parent or any of its Affiliates, and each such acquired CVRs shall be automatically deemed extinguished and no longer outstanding for purposes of the definition of Acting Holders.
2.7   Books and Records; Segregation of Covered Portfolio; Quarterly Reporting.
(a)   Parent shall, and shall cause its Affiliates to, keep true, complete and accurate records in sufficient detail with respect to the Covered Portfolio to enable the Rights Agent and the Acting Holders and their consultants and professional advisors to confirm the applicable CVR Consideration payable to each Holder hereunder in accordance with the terms specified in this Agreement.
(b)   Parent shall use commercially reasonable efforts to avoid commingling the Covered Portfolio with other assets of Parent and its Subsidiaries that are not part of the Covered Portfolio, including holding the Covered Portfolio in separate subsidiaries from those that hold assets that are not part of the Covered Portfolio; provided, that Parent shall have the flexibility to make such adjustments as it believes are required to maintain its qualification as a REIT or to preserve any exemption under the Investment Company Act of 1940.
(c)   Within forty-five (45) days after the end of each calendar quarter ending after the date of this Agreement and before the end of each CVR Accrual Period, Parent shall prepare and deliver to the Rights Agent a written report, in such form as Parent shall determine, summarizing the performance of, and significant activity in, the Covered Portfolio during such calendar quarter; provided, that such report shall be provided for information purposes only, and shall have no bearing on the determination of, and may not be used as a basis for determining, the amount of CVR Consideration.
2.8   Certain Actions.
(a)   Covered Portfolio.   Commencing upon the Effective Time and continuing until the termination of this Agreement, (i) neither Parent nor any of its Affiliates shall take any action that is intended primarily to reduce the amount of any CVR Consideration or restrict Parent’s ability to issue or pay any of the CVR Consideration hereunder, and (ii) Parent shall use, and shall cause its Affiliates to use, commercially reasonable efforts to realize Proceeds from the Covered Portfolio; provided, that nothing in this Section 2.8(a) shall require Parent or any of its Affiliates to take or refrain from taking, or prohibit Parent or any of its Affiliates from taking or refraining from taking, any of the following actions: (x) liquidating or disposing of a Covered Loan or any interests therein; (y) negotiating with borrowers or other counterparties with respect to any matters relating to any Covered Loan or related collateral pledges thereto (the “Collateral Pledges”), including agreeing or failing to agree to

A-A-35

compromise or amend the terms of, or effect a discounted payoff of, any Covered Loan or release of any Collateral Pledge; or (z) initiating or maintaining any Action seeking collection of, or any other remedies relating to, any Covered Loan or Collateral Pledge.
(b)   Listed Matters.   Parent shall be entitled to fully control the management and disposition of any Listed Matters from and after the Effective Time solely with respect to any Parent Party (but excluding, for the avoidance of doubt, any Indemnified Person, any Trustee Indemnitee and the Company Advisor), including with respect to the defense, negotiation or settlement thereof, and all decisions relating thereto.
3.   THE RIGHTS AGENT
3.1   Certain Duties and Responsibilities.   The Rights Agent shall not have any liability for any actions taken, suffered or omitted to be taken in connection with this Agreement, except to the extent of its fraud, gross negligence, bad faith or willful or intentional misconduct (each as determined by a final non-appealable judgment of a court of competent jurisdiction).
3.2   Certain Rights of the Rights Agent.   Parent hereby appoints the Rights Agent to act as rights agent for Parent in accordance with the express terms and conditions set forth in this Agreement, and the Rights Agent hereby accepts such appointment. The Rights Agent shall act hereunder solely as agent for Parent and shall not assume any obligations or relationship of agency or trust with any of the Holders. The Rights Agent shall not have any duty or responsibility in the case of the receipt of any written demand from any Holders with respect to any action, default or Event of Default by Parent, including, without limiting the generality of the foregoing, any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise or to make any demand upon Parent. The Rights Agent undertakes to perform such duties and only such duties as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Rights Agent. In addition:
(a)   the Rights Agent may rely and shall be protected and held harmless by Parent in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order or other paper or document believed by it in the absence of bad faith to be genuine and to have been signed or presented by the proper party or parties;
(b)   whenever the Rights Agent shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Rights Agent may rely upon an Officer’s Certificate, which certificate shall be full authorization and protection to the Rights Agent, and the Rights Agent shall, in the absence of fraud, gross negligence, bad faith or willful or intentional misconduct on its part (each as determined by a final non-appealable judgment of a court of competent jurisdiction), incur no liability and be held harmless by Parent for or in respect of any action taken, suffered or omitted to be taken by it under the provisions of this Agreement in reliance upon such certificate;
(c)   the Rights Agent may engage and consult with counsel of its selection and the advice of such counsel or any opinion of counsel shall be full and complete authorization and protection of the Rights Agent, and the Rights Agent shall be held harmless by Parent in respect of any action taken, suffered or omitted by it hereunder in the absence of bad faith and in reliance thereon;
(d)   the permissive rights of the Rights Agent to do things enumerated in this Agreement shall not be construed as a duty;
(e)   the Rights Agent shall not be required to give any note or surety in respect of the execution of such powers or otherwise in respect of the premises;
(f)   the Rights Agent shall not be liable for or by reason of, and shall be held harmless by Parent with respect to any of the statements of fact or recitals contained in this Agreement or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by Parent only;
(g)   the Rights Agent shall have no liability and shall be held harmless by Parent in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution and delivery

A-A-36

hereof by the Rights Agent and the enforceability of this Agreement against the Rights Agent assuming the due execution and delivery hereof by Parent); nor shall it be responsible for any breach by Parent of any covenant or condition contained in this Agreement;
(h)   Parent agrees to indemnify the Rights Agent for, and hold the Rights Agent harmless from and against, any loss, liability, claim, demands, damage, suits, judgment, fine, penalty or expense (including the reasonable expenses and counsel fees and other disbursements) (each, a “Loss”) arising out of or in connection with the execution, acceptance, administration, exercise and performance by the Rights Agent of its duties hereunder, including the reasonable out-of-pocket costs and expenses of defending Rights Agent against any Loss, unless such Loss has been determined by a final, non-appealable judgment of a court of competent jurisdiction to be a result of Rights Agent’s fraud, gross negligence, bad faith or willful misconduct. The reasonable costs and expenses incurred by the Rights Agent in enforcing this right of indemnification shall be paid by Parent;
(i)   Parent agrees (i) to pay the fees and expenses of the Rights Agent in connection with this Agreement as agreed upon in writing by the Rights Agent and Parent on or prior to the date hereof, and (ii) without limiting the foregoing (i), (x) to reimburse the Rights Agent for all Taxes and governmental charges, reasonable documented out-of-pocket expenses and other charges of any kind and nature incurred by the Rights Agent in the execution of this Agreement (other than Taxes imposed on or measured by the Rights Agent’s net income and franchise or similar Taxes imposed on it (in lieu of net income Taxes)), and to (y) reimburse the Rights Agent for all reasonable and necessary out-of-pocket expenses (including legal expenses) paid or incurred by it in connection with the administration by the Rights Agent of its duties hereunder;
(j)   no provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it;
(k)   notwithstanding anything in this Agreement to the contrary, (i) the Rights Agent shall not be liable for special, punitive, indirect, incidental or consequential loss or damages of any kind whatsoever (including, without limitation, lost profits), even if the Rights Agent has been advised of the likelihood of such loss or damages, and regardless of the form of action, and (ii) any liability of the Rights Agent under this Agreement, whether in contract, or in tort, or otherwise, will be limited to the aggregate amount of fees (but not reimbursed expenses) paid or payable by Parent to the Rights Agent during the twelve (12) months immediately preceding the event for which recovery from the Rights Agent is being sought;
(l)   the Rights Agent will not be deemed to have knowledge of any event of which it was supposed to receive notice hereunder but has not received written notice of such event, and the Rights Agent will not incur any liability for failing to take action in connection therewith, in each case, unless and until it has received such notice in writing in accordance with Section 6.1;
(m)   in the event the Rights Agent reasonably believes any ambiguity or uncertainty exists hereunder or in any notice, instruction, direction, request or other communication, paper or document received by the Rights Agent hereunder, the Rights Agent shall, as soon as practicable, provide notice to Parent, and the Rights Agent, may, in its sole discretion, refrain from taking any action, and shall be fully protected and shall not be liable in any way to Parent or any Holder or any other Person for refraining from taking such action, unless the Rights Agent receives written instructions from Parent or such Holder or other Person which eliminate such ambiguity or uncertainty to the reasonable satisfaction of the Rights Agent;
(n)   the Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorney or agents and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorney or agents or for any loss to Parent resulting from any such act, default, neglect or misconduct, absent willful misconduct, bad faith or gross negligence (each as determined by a final non-appealable judgment of a court of competent jurisdiction) in the selection and continued employment thereof;

A-A-37

(o)   the Rights Agent may rely on and be fully authorized and protected in acting or failing to act upon (i) any guaranty of signature by an “eligible guarantor institution” that is a member or participant in the Securities Transfer Agents Medallion Program or other comparable “signature guarantee program” or insurance program in addition to, or in substitution for, the foregoing; or (ii) any law, act, regulation or any interpretation of the same even though such law, act, or regulation may thereafter have been altered, changed, amended or repealed;
(p)   unless otherwise specifically prohibited by the terms of this Agreement, the Rights Agent and any stockholder, affiliate, member, director, officer, agent, representative or employee of the Rights Agent may buy, sell or deal in any of the securities of Parent or become pecuniarily interested in any transaction in which Parent may be interested, or contract with or lend money to Parent or otherwise act as fully and freely as though it were not the Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent or any such stockholder, affiliate, director, member, officer, agent, representative or employee from acting in any other capacity for Parent or for any other Person;
(q)   the obligations of Parent and the rights of the Rights Agent under this Section 3.2, Section 3.1, and Section 2.4(h) shall survive the expiration of the CVRs and the termination of this Agreement and the resignation, replacement or removal of the Rights Agent; and
(r)   All funds received by the Rights Agent under this Agreement that are to be distributed or applied by the Rights Agent in the performance of services hereunder (the “Funds”) shall be held by Computershare as agent for Parent and deposited in one or more bank accounts to be maintained by Computershare in its name as agent for Parent. Until paid pursuant to the terms of this Agreement, Computershare will hold the Funds through such accounts in: (a) funds backed by obligations of, or guaranteed by, the United States of America; (b) debt or commercial paper obligations rated A-1 or P-1 or better by S&P Global Inc. (“S&P”) or Moody’s Investors Service, Inc. (“Moody’s”), respectively; (c) Government and Treasury backed AAA-rated Fixed NAV money market funds that comply with Rule 2a-7 of the Investment Company Act of 1940, as amended; or (d) short term certificates of deposit, bank repurchase agreements, and bank accounts with commercial banks with Tier 1 capital exceeding $1 billion, or with an investment grade rating by S&P (LT Local Issuer Credit Rating), Moody’s (Long Term Rating) and Fitch Ratings, Inc. (LT Issuer Default Rating) (each as reported by Bloomberg Finance L.P.). The Rights Agent shall have no responsibility or liability for any diminution of the Funds that may result from any deposit made by the Rights Agent in accordance with this paragraph, including any losses resulting from a default by any bank, financial institution or other third party. The Rights Agent may from time to time receive interest, dividends or other earnings in connection with such deposits. The Rights Agent shall not be obligated to pay such interest, dividends or earnings to Parent, any holder or any other party.
3.3   Resignation and Removal; Appointment of Successor.
(a)   The Rights Agent may resign at any time by giving written notice thereof to Parent specifying a date when such resignation shall take effect, which notice shall be sent at least thirty (30) days prior to the date so specified, and such resignation will be effective on the date so specified. Parent has the right to remove the Rights Agent at any time by specifying a date when such removal shall take effect but no such removal shall become effective until a successor Rights Agent has been appointed and accepted such appointment in accordance with Section 3.4. Notice of such removal shall be given by Parent to the Rights Agent, which notice shall be sent at least thirty (30) days prior to the date so specified.
(b)   Any Person into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any Person resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any Person succeeding to the stock transfer or other stockholder services business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto. The purchase of all or substantially all of the Rights Agent’s assets employed in the performance of the transfer agent activities shall be deemed a merger or consolidation for purposes of this Section 3.3(b). If the Rights Agent provides notice of its intent to resign, is removed or becomes incapable of acting, Parent shall, as soon as is reasonably

A-A-38

practicable, appoint a qualified successor Rights Agent who shall be a stock transfer agent of national reputation or the corporate trust department of a commercial bank. The successor Rights Agent so appointed shall, forthwith upon its acceptance of such appointment in accordance with Section 3.4, become the successor Rights Agent.
(c)   Parent shall give notice of each resignation and each removal of a Rights Agent and each appointment of a successor Rights Agent by mailing written notice of such event by first-class mail to the Holders as their names and addresses appear in the CVR Register. Each notice shall include the name and address of the successor Rights Agent. If Parent fails to send such notice within ten (10) Business Days after acceptance of appointment by a successor Rights Agent, the successor Rights Agent shall cause the notice to be mailed at the expense of Parent. Failure to give any notice provided for in this Section 3.3, however, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.
3.4   Acceptance of Appointment by Successor.   Every successor Rights Agent appointed hereunder shall execute, acknowledge and deliver to Parent and to the retiring Rights Agent an instrument accepting such appointment and a counterpart of this Agreement, and thereupon such successor Rights Agent, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Rights Agent. On request of Parent or the successor Rights Agent, the retiring Rights Agent shall execute and deliver an instrument transferring to the successor Rights Agent all the rights, powers, trusts and duties of the retiring Rights Agent, except such rights which survive its resignation or removal under the terms hereunder.
4.   AMENDMENT
4.1   Amendments without Consent of Holders.
(a)   Without the consent of any of the Holders, the Rights Agent and Parent, at any time and from time to time, may enter into one or more amendments hereto for any of the following purposes:
(i)   to evidence the succession of another Person as a successor Rights Agent and the assumption by any such successor of the covenants and obligations of the Rights Agent herein;
(ii)   to add to the covenants of Parent such further covenants, restrictions, conditions or provisions as Parent shall consider to be for the protection of the Holders; provided that, in each case, such provisions do not adversely affect the interests of the Holders;
(iii)   to cure any ambiguity, to correct or supplement any provision herein that may be defective or inconsistent with any other provision herein or in the Merger Agreement, or to make any other provisions with respect to matters or questions arising under this Agreement; provided that, in each case, such provisions do not adversely affect the interests of the Holders;
(iv)   as may be necessary or appropriate to ensure that the CVRs are not subject to registration under the Securities Act, the Exchange Act or any applicable state securities or “blue sky” laws and to ensure that the CVRs are not subject to any similar registration or prospectus requirement under applicable securities laws outside the United States;
(v)   to evidence the assignment of this Agreement by Parent as provided in Section 6.3; or
(vi)   any other amendments hereto for the purpose of adding, eliminating or changing any provisions of this Agreement, unless such addition, elimination or change is adverse to the interests of the Holders.
(b)   Without the consent of any Holder (other than the Holder of interests affected by this Section 4.1(b)), Parent and the Rights Agent, at any time and from time to time, may enter into one or more amendments thereto to reduce the number of CVRs, to the extent that any Holder agrees to renounce such Holder’s rights under this Agreement in accordance with Section 6.4 or to transfer CVRs to Parent pursuant to Section 2.6.

A-A-39

(c)   Promptly after the execution by Parent and the Rights Agent of any amendment pursuant to the provisions of this Section 4.1, Parent shall mail (or cause the Rights Agent to mail) a notice thereof by first class mail to the Holders at their addresses as they appear on the CVR Register, setting forth such amendment.
4.2   Amendments with Consent of Holders.
(a)   Subject to Section 4.1 (which amendments pursuant to Section 4.1 may be made without the consent of any of the Holders), with the written consent of the Holders of at least 50% of the outstanding CVRs, Parent and the Rights Agent may enter into one or more amendments hereto for the purpose of adding, eliminating or changing any provisions of this Agreement, even if such addition, elimination or change is materially adverse to the interest of the Holders.
(b)   Promptly after the execution by Parent and the Rights Agent of any amendment pursuant to the provisions of this Section 4.2, Parent shall mail (or cause the Rights Agent to mail) a notice thereof by first class mail to the Holders at their addresses as they appear on the CVR Register, setting forth such amendment.
4.3   Execution of Amendments.   Prior to executing any amendment permitted by this Section 4, the Rights Agent shall be entitled to receive, and shall be fully protected in relying upon, an opinion of counsel selected by Parent (and at Parent’s sole expense) stating that the execution of such amendment is authorized or permitted by this Agreement. The Rights Agent may, but is not obligated to, enter into any such amendment that affects the Rights Agent’s own rights, powers, obligations, protections, immunities, trusts or duties under this Agreement or otherwise, and the Rights Agent shall not be bound by amendments not executed by it.
4.4   Effect of Amendments.   Upon the execution of any amendment under this Section 4, this Agreement shall be modified in accordance therewith, such amendment shall form a part of this Agreement for all purposes and every Holder shall be bound thereby.
5.   REMEDIES OF THE HOLDERS
5.1   Event of Default.
(a)   “Event of Default” with respect to the CVRs, means any material default in the performance, or breach in any material respect, of any covenant or warranty of Parent hereunder (other than a default in whose performance or whose breach is elsewhere in this Section 5.1 specifically dealt with, but including such material breaches or defaults of the Rights Agent in the performance of its duties hereunder, which for the purposes of this section shall constitute an Event of Default of the Parent), and continuance of such default or breach for a period of thirty (30) days after a written notice specifying such default or breach and requiring it to be remedied is given, which written notice states that it is a “Notice of Default” hereunder and is sent by registered or certified mail to Parent (with a copy to the Rights Agent) by the Acting Holders (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of Law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any Governmental Authority).
(b)   Without limiting the remedies available to the Acting Holders pursuant to a proceeding in accordance with Section 6.6, any amount that has been determined in accordance with Section 6.6 to have been due and payable pursuant to this Agreement to a Holder shall be subject to interest on such amount from the date such payment was required to be made until the date of payment at an interest rate of 12% per annum (such aggregate interest payable to the Holders, the “Interest Payment”).
(c)   If an Event of Default described above occurs and is continuing (and has not been cured or waived), then, and in each and every such case, the Acting Holders by notice in writing to Parent and the Rights Agent, may, but are not obligated to, commence an arbitration proceeding to protect the rights of the Holders, including to obtain payment for any amounts then due and payable, pursuant to Section 6.6. It is further acknowledged and agreed that the Parent shall promptly advance (when requested) the reasonable, documented out-of-pocket costs and expense of one outside law firm to represent the Acting Holders in any dispute arising out of this Section 5.1 and that the Holders shall

A-A-40

have no liability to or obligations to reimburse Parent for such advancements, regardless of the outcome of such arbitration proceeding.
(d)   The foregoing provisions of this Section 5.1, however, are subject to the condition that if, at any time after the Acting Holders shall have commenced such arbitration proceeding, and before any award shall have been obtained, Parent shall pay or shall deposit with the Rights Agent all CVR Consideration and a sum sufficient to pay all other amounts (inclusive of the Interest Payment) which shall have become due and such amount as shall be sufficient to cover reasonable compensation to the Rights Agent, its agents, attorneys and counsel, and all Events of Default under this Agreement shall have been cured, waived or otherwise remedied as provided herein, then and in every such case the Acting Holders, by written notice to Parent and to the Rights Agent, may waive all defaults that are the subject of such arbitration proceeding, but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default.
5.2   Arbitration Proceedings for Enforcement.   If an Event of Default has occurred, has not been waived and is continuing, the Acting Holders may, in their discretion proceed to protect and enforce the rights vested in them by this Agreement by commencing arbitration proceedings pursuant to Section 6.6.
5.3   Arbitration Proceedings Initiated by Holders.   Except as set forth in this Section 5.3, no Holders of any CVRs shall have any right under this Agreement to commence arbitration proceedings under or with respect to this Agreement, or for the appointment of a Rights Agent, receiver, liquidator, custodian or other similar official, for any other remedy hereunder. Subject to Section 6.6, the Acting Holders shall have the right under this Agreement to commence arbitration proceedings under or with respect to this Agreement. Notwithstanding any other provision in this Agreement, the right of any Holder of any CVR to receive payment of the amounts that a CVR Notice indicates are payable in respect of such CVR on or after the applicable due date, or to commence arbitration proceedings for the enforcement of any such payment on or after such due date, shall not be impaired or affected without the consent of such Holder.
5.4   Control by Acting Holders.   The Acting Holders shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Holders, or exercising any power conferred on the Holders by this Agreement; provided that such direction shall not be otherwise than in accordance with Law and the provisions of this Agreement.
6.   OTHER PROVISIONS OF GENERAL APPLICATION
6.1   Notices to the Rights Agent and Parent.   Any notice or other communication required or permitted to be delivered to Parent or the Rights Agent under this Agreement shall be in writing and shall be deemed properly delivered, given and received (a) upon receipt when delivered by hand, (b) when sent if sent by registered mail or by courier or express delivery service, (c) except in the case of the Rights Agent, if sent by email transmission prior to 6:00 p.m. recipient’s local time, upon transmission when transmission is confirmed or (d) except in the case of the Rights Agent, if sent by email transmission after 6:00 p.m. recipient’s local time and receipt is confirmed, the Business Day following the date of transmission; provided, that in each case the notice or other communication is sent to the physical address or email address, as applicable, set forth beneath the name of such party below (or to such other physical address or email address as such party shall have specified in a written notice given to the other party):
If to the Rights Agent, to it at:
Computershare Inc.
Computershare Trust Company, N.A.
150 Royall Street
Canton, MA 02021
Attention: Relationship Manager Legal Department

A-A-41

with a copy (which shall not constitute notice) to:
Computershare Inc.
Computershare Trust Company, N.A.
150 Royall Street
Canton, MA 02021
Attention: Legal Department
If to Parent, to it at:
Ready Capital Corporation
1251 Avenue of the Americas, 50th Floor
New York, NY 10020
Attention: Andrew Ahlborn
Email: aahlborn@waterfallam.com
with a copy (which shall not constitute notice) to:
Alston & Bird LLP
90 Park Avenue,
New York, NY 10016
Attention: Michael Kessler, David Brown
Email: michael.kessler@alston.com, david.brown@alston.com
The Rights Agent or Parent may specify a different address or email address by giving notice in accordance with this Section 6.1.
6.2   Notice to Holders.   Where this Agreement provides for notice to Holders, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid or, if applicable, transmitted through the facilities of DTC in accordance with DTC’s procedures, to each Holder affected by such event, at the Holder’s address as it appears in the CVR Register, not later than the latest date, and not earlier than the earliest date, if any, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders.
6.3   Parent Successors and Assigns.   Parent may not assign this Agreement without the consent of the Acting Holders, except Parent may assign (a) in its sole discretion and without the consent of any other Person, any or all of its rights, interests and obligations hereunder to one or more of its Affiliates (each, an “Assignee”), provided that the Assignee agrees to assume and be bound by all of the terms and conditions of this Agreement, and provided, further, that in connection with any assignment to an Assignee, Parent shall agree to remain liable for the performance by each Assignee of obligations of Parent hereunder, with such Assignee substituted for Parent under this Agreement, and (b) this Agreement in its entirety without the consent of any other Person to its successor in interest in connection with the sale of all or substantially all of its assets or of its stock, or in connection with a merger, acquisition or similar transaction (such successor in interest, the “Acquiror”). This Agreement will be binding upon, inure to the benefit of and be enforceable by Parent’s successors, Acquiror and each Assignee. Each reference to “Parent” in this Agreement shall be deemed to include Parent’s successors, Acquiror and all Assignees. Each of Parent’s successors, Acquirors and Assignees shall, by a supplemental contingent equity rights agreement or other instrument supplemental hereto, executed and delivered to the Rights Agent, expressly assume payment of amounts on all of the CVRs and the performance of every obligation, agreement and covenant of this Agreement on the part of Parent to be performed or observed. The Rights Agent may not assign this Agreement without Parent’s written consent. Any attempted assignment of this Agreement or any such rights in violation of this Section 6.3 shall be void and of no effect.
6.4   No Third-Party Beneficiaries.   Nothing in this Agreement, express or implied, shall give to any Person (other than the Rights Agent, Parent, Parent’s successors and Assignees, the Holders and the Holders’ successors and assigns pursuant to a Permitted Transfer, each of whom is intended to be, and is, a third-party beneficiary hereunder) any benefit or any legal or equitable right, remedy or claim under this Agreement or under any covenant or provision herein contained, all such covenants and provisions being for the sole benefit of the Rights Agent, Parent, Parent’s successors and Assignees, and the Holders. The Holders of

A-A-42

CVRs shall have no rights except the contractual rights as are expressly set forth in this Agreement and the Merger Agreement. Notwithstanding anything to the contrary contained herein, any Holder or Holder’s successor or assign pursuant to a Permitted Transfer may at any time agree to renounce, in whole or in part, whether or not for consideration, such Holder’s rights under this Agreement by written notice to the Rights Agent and Parent, which notice, if given, shall be irrevocable, and Parent may, in its sole discretion, at any time offer consideration to Holders in exchange for their agreement to irrevocably renounce their rights, in whole or in part, hereunder.
6.5   Governing Law.   This Agreement, the CVRs and all actions arising under or in connection herewith and therewith (whether based in contract, tort, or otherwise) shall be governed by, and construed in accordance with, the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Any action or proceeding arising out of or relating to this Agreement or any of the CVRs involving the Rights Agent or to which the Rights Agent is a party shall be conducted exclusively in the state or federal courts sitting in or for the Borough of Manhattan in the City and State of New York.
6.6   Arbitration.   Any dispute, controversy or claim (including any claim for breach hereof) based upon, relating to or arising out of this Agreement or any transaction contemplated hereby (other than a dispute, controversy or claim asserted against or by the Rights Agent to the extent pertaining to the Rights Agent’s rights, immunities, liabilities, duties, responsibilities or obligations hereunder, and other than matters that are the subject of a Dispute Notice, which shall be resolved in the manner described in Section 2.4(b)) shall be resolved by binding arbitration conducted in accordance with the Rules of Arbitration (“Rules”) of the International Chamber of Commerce (the “ICC”). The arbitration shall be conducted by a panel of three arbitrators, each of whom shall be independent and a lawyer or retired judge with at least fifteen years’ experience in the real estate industry and with mergers and acquisitions. No later than fifteen (15) days after an arbitration proceeding is commenced under this Section 6.6, Parent shall nominate one arbitrator and the Holder (or, if more than one Holder is a party to the arbitration proceeding, all such Holders collectively) shall nominate one arbitrator, and the two so nominated arbitrators shall select the third arbitrator. If the two arbitrators cannot or fail to agree upon the third arbitrator within fifteen (15) days of their confirmation by the ICC, the third arbitrator shall be appointed by the ICC in accordance with the Rules. The arbitration shall be administered by the ICC acting through its International Court of Arbitration. The arbitration shall be conducted in the English language and the seat, or place, of the arbitration shall be the city of New York, New York. Hearings shall be conducted in New York, New York, or at such other location as mutually agreed by Parent and the Holder or Holders that are party to the arbitration proceeding. The arbitration award shall be final, conclusive, binding and non-appealable and shall not be subject to further review by any court. The arbitrator shall have no power to amend or supplement the terms of this Agreement or the Merger Agreement or act ex aequo et bono. Judgment upon the award may be entered in any court having jurisdiction thereof. Unless otherwise specified herein, each party shall bear his, her or its own costs of any such arbitration or investigation in respect of any dispute. Any award payable in favor of the Holders or the Rights Agent as a result of arbitration shall be distributed to the Holders on a pro rata basis, based on the number of CVRs held by each Holder. For clarity, the Rights Agent shall not have any duties or obligations to commence any arbitration proceeding pursuant to this Section 6.6.
6.7   Severability.   Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If a final judgment of a court of competent jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit such term or provision, to delete specific words or phrases or to replace such term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be valid and enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term or provision. Notwithstanding the foregoing, if any illegal, void, unenforceable or replaced provision shall adversely affect the rights, immunities,

A-A-43

liabilities, duties or obligations of the Rights Agent, the Rights Agent shall be entitled to resign immediately upon written notice to Parent.
6.8   Termination.   This Agreement shall be terminated and of no force or effect, the parties hereto shall have no liability hereunder (other than with respect to monies due and owing by Parent to Rights Agent), and no payments shall be required to be made, upon the later to occur of (a) the date that is six (6) months after the date of the CVR Notice in respect of the last CVR Accrual Period and (b) the date on which all CVR Consideration is delivered to Holders (other than holders of Equity Award CVRs) in accordance with this Agreement. Notwithstanding the foregoing, no such termination shall affect any rights or obligations accrued prior to the effective date of such termination or Sections 2.4(h), 3.1, 3.2, 5.1, 5.2, 5.3, 5.4, 6.4, 6.5, 6.6, 6.7, 6.8, 6.9, 6.11 or this Section 6.12, which shall survive the termination of this Agreement, or the resignation, replacement or removal of the Rights Agent.
6.9   Force Majeure.   Notwithstanding anything to the contrary contained herein, the Rights Agent will not be liable for any delays or failures in performance resulting from acts beyond its reasonable control including, without limitation, acts of God, epidemic, pandemic, terrorist acts, shortage of supply, breakdowns or malfunctions, interruptions or malfunction of computer facilities, or loss of data due to power failures or mechanical difficulties with information storage or retrieval systems, labor difficulties, war, or civil unrest.
6.10   Further Assurances.   The Company shall perform, acknowledge and deliver or cause to be performed, acknowledged and delivered all such further and other acts, documents, instruments and assurances as may be reasonably required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.
6.11   Confidentiality.   The Rights Agent and Parent agree that all books, records, information and data pertaining to the business of the other party, including inter alia, personal, non-public holder information, which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement including the fees for services hereunder shall remain confidential, and shall not be voluntarily disclosed to any other person, except as may be required by law, including, without limitation, pursuant to subpoenas from state or federal government authorities (e.g., in divorce and criminal actions).
6.12   Entire Agreement; Counterparts.   As among the Holders and Parent, this Agreement, the Merger Agreement (including its Exhibits and Schedules, including Disclosure Schedules) and the other Ancillary Documents constitute the entire agreement and supersede all contemporaneous and prior agreements and understandings, both written and oral, among or between any of the parties hereto, with respect to the subject matter hereof and thereof. As it relates to the Rights Agent, this Agreement constitutes the entire agreement and supersedes all contemporaneous and prior agreements and understandings, both written and oral, among or between any of the parties hereto, with respect to the subject matter hereof and thereof. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. A signature to this Agreement transmitted electronically shall have the same authority, effect, and enforceability as an original signature. The exchange of a fully executed Agreement (in counterparts or otherwise) by PDF shall be sufficient to bind the parties hereto to the terms and conditions of this Agreement.
[Remainder of Page Intentionally Left Blank]

A-A-44

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its duly authorized officers as of the day and year first above written.
READY CAPITAL CORPORATION
By:

Name:
Title:
COMPUTERSHARE INC. and
COMPUTERSHARE TRUST COMPANY, N.A.,
jointly as Rights Agent
By:

Name:
Title:

A-A-45

Schedule A
Litigation Adjustments
For purposes of this Agreement, “Litigation Adjustments” shall mean, for any CVR Accrual Period (or any portion thereof) following the Effective Time, an amount equal to the sum of:
(a)
The monetary costs payable during such CVR Accrual Period by UDF or any of its Subsidiaries with respect to the settlement of a Listed Matter (including any indemnification obligations of the Surviving Company or any of its Subsidiaries pursuant to any indemnification agreement or the Organizational Documents of UDF related to such Listed Matter, including the Advisor Litigation Matter); plus

(b)
The monetary costs and/or monetary penalties payable during such CVR Accrual Period by any Parent Party in any finally determined judgment in connection with a Listed Matter (including any indemnification obligations of the Surviving Company or any of its Subsidiaries pursuant to any indemnification agreement or the Organizational Documents of UDF related to such Listed Matter, including the Advisor Litigation Matter); plus

(c)
All reasonable and documented out-of-pocket legal fees and expenses incurred during such CVR Accrual Period by a Parent Party in connection with a Listed Matter; plus

(d)
All amounts advanced to any Person by a Parent Party pursuant to indemnification or advancement obligations of the Surviving Company or any of its Subsidiaries pursuant to any indemnification agreement or the Organizational Documents of UDF related to any Listed Matter, including the Advisor Litigation Matter, in connection with a Listed Matter;

provided, that any amounts set forth in clauses (a) through (d) shall not be duplicative of any other amount included in the Litigation Adjustments during such CVR Accrual Period or in any other CVR Accrual Period; provided, further, that any amounts set forth above in clauses (a) through (d) shall be net of any amounts received in such CVR Accrual Period by Parent or any of its Subsidiaries (including the Surviving Company) from any insurance policy relating to or covering such Litigation Adjustments or Listed Matter.
For the avoidance of doubt, (x) any cost, expense, settlement, indemnification obligation or penalty incurred or payable by any Parent Party, UDF (and following the Effective Time, the Surviving Company) or its Subsidiaries related to any Action prior to or following the Closing that is not a Listed Matter shall not constitute a Litigation Adjustment and (y) any amounts set forth in clauses (a) through (d) incurred prior to the Effective Time shall not constitute a Litigation Adjustment.
For purposes of this Schedule A:
(a)
The “Advisor Litigation Matter” means NexPoint Diversified Real Estate Trust, et al. v. UMTH General Services, L.P., et al., No. DC-22-09833 (Tex. Dist. Ct. Dallas Cnty., filed Aug. 17, 2022).

(b)
“Listed Matters” means, collectively, the following post-Closing matters:

(i)
NexPoint Advisors, L.P v. United Development Funding IV, et al., No. 048-320795-20 (Tex. Dist. Ct. Tarrant Cnty., filed Oct. 9, 2020).

(ii)
Megatel Homes LLC, et al. v. Moayedi et al., No. 3:20-cv-00688-L-BT (N.D. Tex., filed Mar. 20, 2020).

(iii)
The Advisor Litigation Matter.

(iv)
UDF, et.al. v. Hayman Capital, et al., No. CC-17-06253-B (Tex. Dist. Ct. Dallas Count, filed Nov. 17, 2017).

(v)
Nexpoint Real Estate Opportunities LLC v. United Development Funding IV, et al., No. 24-C-23-004497 (Baltimore City Cir. Ct., filed June 2021).

(vi)
Transaction Litigation (as defined in the Merger Agreement).

EXHIBIT A
Covered Loans
The following Company Loans, as the same have been, and may in the future be, amended, modified and supplemented from time to time:
1.
UDF IV Loan #5035 — Terracina, originally owing from Woods Chinn Chapel, Ltd., a Texas limited partnership to UDF IV, assumed by CTMGT, LLC, a Texas limited liability company, effective as of May 30, 2023;

2.
UDF IV Loan #5100 — Frontier; originally owing from CTMGT Frontier 80, LLC, a Texas limited liability company to UDF IV, assumed by CTMGT, LLC, a Texas limited liability company, effective as of May 30, 2023;

3.
UDF IV Loan #5106 — Steeplechase; owing from CTMGT Turbeville, LLC, a Texas limited liability company to UDF IV;

4.
UDF IV Loan #5052- Barcelona, originally owing from CTMGT Barcelona, LLC, a Texas limited liability company to UDF IV, assumed by CTMGT, LLC, a Texas limited liability company, effective as of May 30, 2023; and

5.
UDF IV Loan #5068 — Erwin Farms, owing from CTMGT Erwin Farms, LLC, a Texas limited liability company to UDF IV.

EXHIBIT B
Form of CVR Notice
Computershare Trust Company, N.A.
150 Royall Street
Canton, MA 02021
Attn: Relationship Manager Legal Department
Re:
CVR Notice

Reference is made to the Contingent Equity Rights Agreement, dated as of [           ] (the “CVR Agreement”), between Ready Capital Corporation (“Parent”) and Computershare Inc., a Delaware corporation (“Computershare”) and its affiliate Computershare Trust Company, N.A., a federally chartered trust company (together with Computershare, the “Rights Agent”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the CVR Agreement.
As set forth in Exhibit A hereto, and in accordance with Section 2.4(a) of the CVR Agreement, Parent has calculated the the Aggregate CVR Consideration to be $[•], the Parent Share Value to be $[•], the Per CVR Consideration Amount to be $[•], and the Per CVR Consideration to be [•] shares of Parent Common Stock [and $[•] in cash]. This notice constitutes the written notice required by Section 2.4(b) of the CVR Agreement.
For your reference, Exhibit B1 sets forth the underlying calculations and support with respect to the information set forth in Exhibit A.
Very truly yours,
READY CAPITAL CORPORATION
By:

Name: Andrew Ahlborn
Title:  Chief Financial Officer

1
To include a breakdown of receipts, costs, and underlying calculations that tie to the definitions used to calculate Aggregate CVR Consideration, as set forth in Section 1.1.

EXHIBIT A
Aggregate CVR Consideration:
$[•]
Parent Share Value:
$[•]
Per CVR Consideration Amount:
$[•]
Per CVR Consideration:
[•] shares of Parent Common Stock [and $[•] in cash]

Annex B
November 30, 2024
Special Committee of the Board of Trustees
United Development Funding IV
2201 W Royal Lane, Suite 240
Irving, Texas 75063
Members of the Special Committee of the Board of Trustees:
You have requested our opinion as to the fairness, from a financial point of view, to the holders of common shares of beneficial interest, par value $0.01 per share (each, a “Company Common Share”), of United Development Funding IV (the “Company”) of the Consideration (as defined below) to be received by such holders pursuant to the Agreement and Plan of Merger (the “Agreement”) to be entered into among Ready Capital Corporation (the “Acquiror”), RC Merger Sub IV, LLC, a wholly owned subsidiary of the Acquiror (the “Acquisition Sub”), and the Company. As more fully described in the Agreement, the Company will be merged with and into the Acquisition Sub (the “Transaction”) and each issued and outstanding Company Common Share, other than Company Common Shares held by the Acquiror, the Acquisition Sub or the Company, will be converted into the right to receive (i) 0.416 of a share (the “Exchange Ratio”) of common stock, par value $0.0001 per share (the “Acquiror Common Stock”), of the Acquiror (the “Stock Consideration”) plus (ii) a number of contingent value rights (each, a “CVR”) equal to the Exchange Ratio, in each case, representing the contingent right to periodically receive a number of shares, if any, of Acquiror Common Stock determined pursuant to, and at the times established by, the Contingent Value Rights Agreement (the “CVR Agreement”) to be entered into by and among the Acquiror, Computershare Inc. and Computershare Trust Company, N.A., as Rights Agent (the “CVR Consideration”). In addition, we understand that, as described in the Agreement, the Company will declare and pay a special dividend (the “Closing Dividend”) to the record holders of Company Common Shares on or before the close of business on the business day immediately prior to the consummation of the Transaction in an aggregate amount up to the Closing Dividend Amount (as defined in and calculated pursuant to the Agreement). The Stock Consideration, the CVR Consideration and the portion of the Closing Dividend Amount and other distributions payable with respect to each Company Common Share are together referred to as the “Consideration”.
In arriving at our opinion, we have, among other things: (i) reviewed certain publicly available business and financial information, including, in the case of Acquiror, publicly available research analysts’ financial forecasts, relating to the Company and the Acquiror; (ii) reviewed certain internal information relating to the business, earnings, cash flow, assets, liabilities and prospects of the Company furnished to us by the Company, including financial forecasts provided to or discussed with us by the management of the Company (including assumptions regarding the probability, timing and amounts of any consideration that may become payable pursuant to the CVR Agreement); (iii) reviewed certain internal information relating to the business, earnings, cash flow, assets, liabilities and prospects of the Acquiror furnished to us by the Acquiror, including financial forecasts provided to or discussed with us by the management of the Acquiror; (iv) reviewed information regarding the capitalization of the Company furnished to us
399 Park Avenue | 4th Floor | New York, NY 10022

by the Company and the capitalization of the Acquiror furnished to us by the Acquiror; (v) reviewed a due diligence report prepared by a third party service provider with respect to certain investments held by the Acquiror and the Company (the “Diligence Report”); (vi) reviewed certain internal information relating to cost savings, synergies and related expenses and certain pro forma effects, in each case expected to result from the Transaction (the “Expected Synergies”) furnished to us by the Company; (vii) conducted discussions with members of the senior managements and representatives of the Company and the Acquiror concerning the information described in clauses (i) through (vi) of this paragraph, as well as the businesses and prospects of the Company and the Acquiror generally; (viii) reviewed the reported prices and trading activity for the Acquiror Common Stock; (ix) reviewed publicly available financial and stock market data of certain other companies in lines of business that we deemed relevant; (x) reviewed the financial terms of certain other transactions that we deemed relevant; (xi) reviewed a draft, dated November 24, 2024, of the Agreement; (xii) reviewed a draft dated November 29, 2024 of the CVR Agreement; (xiii) participated in certain discussions and negotiations among representatives of the Company and the Acquiror and their advisors; and (xiv) conducted such other financial studies and analyses and took into account such other information as we deemed appropriate.
In connection with our analysis and opinion, we have relied on the information supplied to, discussed with or reviewed by us as being complete and accurate in all material respects. We have not independently verified any such information (or assumed any responsibility for the independent verification of any such information). In particular, we are not experts in the evaluation of loans and have not reviewed or analyzed any individual loans or the potential performance thereof. We have also relied on the representation of the Company’s management that such information provided by them does not contain any material misstatement of fact or omit to state any material fact necessary to make the statements therein not misleading. We have relied upon, without independent verification, the assessment of the Company and its legal, tax, regulatory and accounting advisors with respect to legal, tax, regulatory and accounting matters. With respect to the financial forecasts (including with respect to cash flows related to the CVRs) and the Expected Synergies referred to above, we have assumed that they have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company or the Acquiror, as the case may be, as to the future performance of the Company, the Acquiror and the combined company, as applicable, including with respect to the probability, timing and amounts of any consideration that may become payable pursuant to the CVR Agreement. We also have assumed that the future financial results and the Expected Synergies will be achieved at the times and in the amounts projected. We express no views as to the reasonableness of any financial forecasts or the Expected Synergies or the assumptions on which they are based. In addition, we have not made any independent evaluation or appraisal of any of the assets or liabilities (contingent, derivative, off-balance-sheet, or otherwise) of the Company or the Acquiror, nor have we been furnished with any such evaluation or appraisal.
We express no view or opinion with respect to the timing, conditions for payment, or amounts of payments pursuant to the CVR Agreement, including, without limitation, the likelihood of satisfaction of such conditions or what the Parent Share Value (as defined in the CVR Agreement) will be at any time. We have further assumed, at your direction, that the sum of the aggregate Closing Dividend Amount and other distributions with respect to Company Common Shares with a record date after the date hereof and prior to the close of business on the business day immediately prior to the consummation of the Transaction will be approximately $75 million in the aggregate (or approximately $2.44 per share).
Our opinion does not address the Company’s underlying business decision to effect the Transaction or the relative merits of the Transaction as compared to any alternative business strategies or transactions that might be available to the Company. Our opinion does not address any legal, regulatory, tax or accounting matters. We have not been asked to, nor do we, offer any opinion as to any terms of the Agreement or the CVR Agreement or any aspect or implication of the Transaction (including the form or terms of the CVR with respect to transferability or otherwise), except for the fairness of the Consideration from a financial point of view to the holders of Company Common Shares. Our opinion relates to the relative values of the Company and the Acquiror (taking into account the CVR Consideration and Closing Dividend Amount and other distributions payable with respect to Company Common Shares with a record date after the date hereof and prior to the close of business on the business day immediately prior to the consummation of the Transaction). We express no opinion as to what the value or tangible book value of Acquiror Common Stock actually will be when issued pursuant to the Transaction or, if applicable, the CVR Agreement or the prices at which Company Common Shares or Acquiror Common Stock may trade at any time. We are not expressing any opinion as to fair value, viability or the solvency of the Company or the Acquiror following closing of the Transaction (or the impact of the Transaction thereon). In rendering this opinion, we have assumed that the final executed forms of the Agreement and CVR Agreement will not differ in any material respect from the drafts that we have reviewed, that the Transaction will be consummated in accordance with its terms without any waiver or modification that could be material to our analysis, that the Closing Dividend will be declared and paid to each holder of record of Company Common Shares on or before the close of business on the business day immediately prior to the consummation of the Transaction as described in the Agreement, that the representations and warranties of each party set forth in the Agreement are accurate and correct, and that the parties to the Agreement and CVR Agreement will comply with all the material terms thereof. We have assumed that all governmental, regulatory or other consents or approvals necessary for the completion of the Transaction will be obtained, except to the extent that could not be material to our analysis. In addition, representatives of the Company have advised us, and we have assumed, that the Transaction will qualify as a tax-free reorganization for federal income tax purposes. We have not been authorized to solicit and have not solicited indications of interest in a possible transaction with the Company from any party.
Our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof, and we assume no responsibility to update this opinion for developments after the date hereof.
We have acted as your financial advisor in connection with the Transaction and will receive a fee for our services, the principal portion of which is contingent upon the consummation of the Transaction. We also became entitled to a fee upon having substantially completed our work in connection with the delivery of our opinion, regardless of the conclusion reached herein. Our affiliates, employees, officers and partners may at any time own securities (long or short) of the Company and the Acquiror. In the two years prior to the date hereof, except for providing investment banking services to the Company in connection with the Transaction, we have not provided investment banking or other services to the Company. In the two years prior to the date hereof, we have not provided investment banking or other services to the Acquiror, NexPoint Advisors, L.P, UMTH General Services, L.P. or Waterfall Asset Management, LLC, and have not received fees for any such services during such period. In the future we may provide investment banking or other services to the Acquiror, the Company and their respective affiliates and would expect to receive compensation for such services.
This opinion is for the use and benefit of the Special Committee of the Board of Trustees of the Company (solely in its capacity as such) in its evaluation of the Transaction. This opinion does not constitute a recommendation as to how any holder of securities should vote or act with respect to the Transaction or any other matter. This opinion does not address the fairness of the Transaction or any aspect or implication thereof to, or any other consideration of or relating to, the holders of any class of securities, creditors or other constituencies of the Company, other than the fairness of the Consideration from a financial point of view to the holders of Company Common Shares. In addition, we do not express any opinion as to the fairness of the amount or nature of any compensation to be received by any officers, directors or employees of any parties to the Transaction or their respective affiliates or external managers, or any class of such persons, relative to the Consideration or otherwise. This opinion was approved by a Moelis & Company LLC fairness opinion committee.
Based upon and subject to the foregoing, it is our opinion that, as the date hereof, the Consideration to be received by holders of Company Common Shares in the Transaction is fair from a financial point of view to such holders.
Very truly yours,
/s/ Moelis & Company LLC
MOELIS & COMPANY LLC

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 20.
INDEMNIFICATION OF OFFICERS AND DIRECTORS

Maryland law permits a Maryland corporation to include in its charter a provision eliminating the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty that was established by a final judgment and was material to the cause of action. The Ready Capital Charter contains a provision that eliminates the liability of Ready Capital’s directors and officers to the maximum extent permitted by Maryland law.
The MGCL requires Ready Capital (unless the Ready Capital Charter provides otherwise, which it does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity. The MGCL permits Ready Capital to indemnify Ready Capital’s present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to or in which they may be made or threatened to be made a party or witness by reason of their service in those or other capacities unless it is established that:
•
the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;

•
the director or officer actually received an improper personal benefit in money, property or services; or

•
in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under the MGCL, Ready Capital may not indemnify a director or officer in a suit by Ready Capital or in Ready Capital’s right in which the director or officer was adjudged liable to Ready Capital, or in a suit in which the director or officer was adjudged liable on the basis that personal benefit was improperly received, unless, in either case, a court orders indemnification and then only for expenses.
In addition, the MGCL permits Ready Capital to advance reasonable expenses to a director or officer upon Ready Capital’s receipt of:
•
a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by Ready Capital; and

•
a written undertaking by the director or officer or on the director’s or officer’s behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director or officer did not meet the standard of conduct.

The Ready Capital Charter authorizes Ready Capital to obligate itself, and the Ready Capital Bylaws obligate Ready Capital, to the fullest extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:
•
any present or former director or officer who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity; or

•
any individual who, while a director or officer of Ready Capital and at Ready Capital’s request, serves or has served as a director, officer, partner, manager, member or trustee of another corporation, real estate investment trust, partnership, limited liability company, venture, trust, employee benefit plan or any other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity.

The rights to indemnification and advancement of expenses provided by the Ready Capital Charter and Ready Capital Bylaws vest immediately upon the election of a director or officer. The Ready Capital Charter and Ready Capital Bylaws also permit Ready Capital to, with the approval of the Ready Capital

Board, indemnify and advance expenses to any person who served a predecessor of Ready Capital in any of the capacities described above and any employee or agent of Ready Capital or a predecessor of Ready Capital.
Ready Capital has entered into indemnification agreements with each of its directors and officers that provide for indemnification to the maximum extent permitted by Maryland law.
Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling Ready Capital for liability arising under the Securities Act, Ready Capital has been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
ITEM 21.
EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

A list of the exhibits included as part of this registration statement is set forth in the Exhibit Index that follows the signature page to this registration statement and is incorporated herein by reference.
ITEM 22.
UNDERTAKINGS

(a)
The undersigned registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(5)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)
Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)
Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

The registrant undertakes that every prospectus: (i) that is filed pursuant to the immediately preceding paragraph, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(d)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.
The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.
The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.
EXHIBIT INDEX
Exhibit No.	Description
2.1†	Agreement and Plan of Merger, dated as of November 29, 2024, by and among Ready Capital Corporation, RC Merger Sub IV, LLC, and United Development Funding IV (attached as Annex A to the proxy statement/prospectus that forms a part of this registration statement).
3.1	Articles of Amendment and Restatement of ZAIS Financial Corp. (incorporated by reference to Exhibit 3.1 of the Registrant’s Form S-11, as amended (Registration No. 333-185938)).
3.2	Articles Supplementary of ZAIS Financial Corp. (incorporated by reference to Exhibit 3.2 of the Registrant’s Form S-11, as amended (Registration No. 333-185938)).
3.3	Articles of Amendment and Restatement of Sutherland Asset Management Corporation (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed on November 4, 2016).
3.4	Articles of Amendment of Ready Capital Corporation (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed on September 26, 2018).
3.5	Articles Supplementary to the Articles of Amendment of Ready Capital Corporation designating the shares of 6.25% Series C Cumulative Convertible Preferred Stock, $0.0001 par value per share (incorporated by reference to Exhibit 3.7 to the Registrant’s Registration Statement on Form 8-A filed on March 19, 2021).
3.6	Articles Supplementary to the Articles of Amendment of Ready Capital Corporation designating the shares of 6.50% Series E Cumulative Redeemable Preferred Stock, $0.0001 par value per share (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on June 10, 2021).
3.7	Articles Supplementary to the Articles of Amendment of Ready Capital Corporation
designating the shares of Class B-1 Common Stock, $0.0001 par value per share, Class B-2
Common Stock, $0.0001 par value per share, Class B-3 Common Stock, $0.0001 par value per share, and Class B-4 Common Stock, $0.0001 par value per share (incorporated by reference to
Exhibit 4.8 to the Registration Statement on Form S-3 filed with the SEC on March 21, 2022).
3.8	Amended and Restated Bylaws of Ready Capital Corporation (incorporated by reference to Exhibit 3.2 of the Registrant’s Form 8-K filed on September 26, 2018).
3.9	Certificate of Notice, dated May 11, 2022, relating to the automatic conversion of the Class B-1
Common Stock, $0.0001 par value per share, Class B-2 Common Stock, $0.0001 par value per share, Class B-3 Common Stock, $0.0001 par value per share, and Class B-4 Common Stock,
$0.0001 par value per share, into Common Stock, $0.0001 par value per share (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K filed on May 10, 2022).

Exhibit No.	Description
3.10	Articles Supplementary to the Articles of Amendment of Ready Capital Corporation
reclassifying and designating the Class B-1 Common Stock, $0.0001 par value per share,
Class B-2 Common Stock, $0.0001 par value per share, Class B-3 Common Stock, $0.0001 par value per share, and Class B-4 Common Stock, $0.0001 par value per share, as Common Stock,
$0.0001 par value per share (incorporated by reference to Exhibit 3.2 to the Registrant’s
Form 8-K filed on May 10, 2022).
4.1	Indenture, dated February 13, 2017, by and among ReadyCap Holdings, LLC, as issuer, Sutherland Asset Management Corporation, Sutherland Partners, L.P., Sutherland Asset I, LLC and ReadyCap Commercial, LLC, each as guarantors, and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 of the Registrant’s Current Report on Form 8-K filed February 13, 2017).
4.2	First Supplemental Indenture, dated February 13, 2017, by and among ReadyCap Holdings,
LLC, as issuer, Sutherland Asset Management Corporation, Sutherland Partners, L.P.,
Sutherland Asset I, LLC, ReadyCap Commercial, LLC, each as guarantors and U.S. Bank
National Association, as trustee and as collateral agent, including the form of 7.5% Senior
Secured Notes due 2022 and the related guarantees (incorporated by reference to Exhibit 4.2 of the Registrant’s Current Report on Form 8-K filed February 13, 2017)
4.3	Indenture, dated as of August 9, 2017, by and between Sutherland Asset Management Corporation and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.2 of the Registrant’s Current Report on Form 8-K filed August 9, 2017)
4.4	Second Supplemental Indenture, dated as of April 27, 2018, by and between Sutherland Asset Management Corporation and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.2 of the Registrant’s Current Report on Form 8-K filed April 27, 2018)
4.5	Third Supplemental Indenture, dated as of February 26, 2019, by and between Ready Capital Corporation and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.7 of the Registrant’s Current Report on Form 10-K filed March 13, 2019)
4.6	Amendment No. 1, dated as of February 26, 2019, to the First Supplemental Indenture, dated as of August 9, 2017, by and between Ready Capital Corporation and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.8 of the Registrant’s Current Report on Form 10-K filed March 13, 2019)
4.7	Amendment No. 1, dated as of February 26, 2019, to the Second Supplemental Indenture,
dated as of April 27, 2018, by and between Ready Capital Corporation and U.S. Bank National
Association, as trustee (incorporated by reference to Exhibit 4.9 of the Registrant’s Annual
Report on Form 10-K filed March 13, 2019).
4.8	Fourth Supplemental Indenture, dated as of July 22, 2019, by and between Ready Capital Corporation and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.3 of the Registrant’s Current Report on Form 8-K filed July 22, 2019)
4.9	Fifth Supplemental Indenture, dated as of February 10, 2021, by and between Ready Capital Corporation and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.3 of the Registrant’s Current Report on Form 8-K filed February 10, 2021)
4.10	Sixth Supplemental Indenture, dated as of December 21, 2021, by and between Ready Capital Corporation and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.3 of the Registrant’s Current Report on Form 8-K filed December 21, 2021)
4.11	Seventh Supplemental Indenture, dated as of April 18, 2022, by and between Ready Capital Corporation and U.S. Bank Trust Company, National Association, as trustee (incorporated by reference to Exhibit 4.3 of the Registrant’s Current Report on Form 8-K filed April 18, 2022).

Exhibit No.	Description
4.12	Eighth Supplemental Indenture, dated as of July 25, 2022, by and between Ready Capital
Corporation and U.S. Bank Trust Company, National Association, as trustee (incorporated by reference to Exhibit 4.3 of the Registrant’s Current Report on Form 8-K filed on July 25, 2022).
4.13	Ninth Supplemental Indenture, dated as of December 10, 2024, by and between Ready Capital
Corporation and U.S. Bank Trust Company, National Association, as trustee (incorporated by reference to Exhibit 4.3 of the Registrant’s Current Report on Form 8-K filed on December 10,
2024).
4.14	Specimen Common Stock Certificate of Ready Capital Corporation (incorporated by reference to Exhibit 4.1 to the Registrant’s Form S-4 filed on December 13, 2018).
4.15	Specimen Preferred Stock Certificate representing the shares of 6.25% Series C Cumulative
Convertible Preferred Stock, $0.0001 par value per share (incorporated by reference to
Exhibit 4.13 of the Registrant’s Registration Statement on Form 8-A filed on March 19, 2021).
4.16	Specimen Preferred Stock Certificate representing the shares of 6.50% Series E Cumulative Redeemable Preferred Stock, $0.0001 par value per share (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on June 10, 2021).
5.1**	Opinion of Alston & Bird LLP regarding the legality of the securities being registered.
8.1*	Opinion of Alston & Bird LLP regarding tax matters.
8.2*	Opinion of Gibson, Dunn & Crutcher LLP regarding tax matters.
21.1**	List of Subsidiaries of Ready Capital Corporation.
23.1**	Consent of Alston & Bird LLP (included in Exhibit 5.1).
23.2*	Consent of Alston & Bird LLP (included in Exhibit 8.1).
23.3*	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 8.2).
23.4*	Consent of Deloitte & Touche LLP, independent registered public accounting firm.
23.5*	Consent of Moss Adams LLP, independent registered public accounting firm.
24.1**	Powers of Attorney (included on the signature pages of this registration statement).
99.1*	Consent of Moelis & Company LLC.
99.2*	Form of Proxy Solicited by the Board of Trustees of United Development Fundings IV.
107**	Filing Fee table

†
Pursuant to Item 601(b)(2) of Regulation S-K, disclosure schedules have been omitted. Ready Capital agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.

*
Filed herewith.

**
Previously filed.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on January 6, 2025.
READY CAPITAL CORPORATION
By:
/s/ THOMAS E. CAPASSE

Thomas E. Capasse
Chairman of the Board, Chief Executive Officer and Chief Investment Officer
POWER OF ATTORNEY
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in their respective capacities and on the date indicated.
Signature	Title	Date
/s/ THOMAS E. CAPASSE Thomas E. Capasse	Chairman of the Board, Chief Executive Officer and Chief Investment Officer (principal executive officer)	January 6, 2025
* Andrew Ahlborn	Chief Financial Officer (principal accounting and financial officer)	January 6, 2025
* Jack J. Ross	President and Director	January 6, 2025
* Meredith Marshall	Director	January 6, 2025
* Todd M. Sinai	Director	January 6, 2025
* J. Mitchell Reese	Director	January 6, 2025
* Gilbert Nathan	Director	January 6, 2025
* Dominique Mielle	Director	January 6, 2025
By: /s/ THOMAS E. CAPASSE Thomas E. Capasse Attorney-in-Fact